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Financial Statements.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(c)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

PlainsCapital Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

         The board of directors of each of Hilltop Holdings Inc. ("Hilltop") and PlainsCapital Corporation ("PlainsCapital") have agreed to a strategic business combination of Hilltop and PlainsCapital pursuant to the terms of an Agreement and Plan of Merger, dated May 8, 2012, which we refer to as the merger agreement. If we complete the merger, PlainsCapital will merge with and into Meadow Corporation, a wholly owned subsidiary of Hilltop, and PlainsCapital will become a subsidiary of Hilltop.

         In the merger, each share of PlainsCapital common stock will be converted into (i) 0.776 shares of Hilltop common stock, subject to certain adjustments, and (ii) $9.00 in cash, subject to certain adjustments. The value of the merger consideration will fluctuate with the market price of Hilltop common stock and may fluctuate if the number of outstanding shares of PlainsCapital common stock changes, and will not be known at the time you vote on the merger. Hilltop common stock is currently quoted on the New York Stock Exchange under the symbol "HTH." On August 1, 2012, the last practicable trading day before the date of this joint proxy statement/prospectus, the merger consideration of $9.00 in cash and 0.776 Hilltop shares represented approximately $17.148 in value for each share of PlainsCapital common stock. We urge you to obtain current market quotations for Hilltop common stock.

         Each outstanding option to purchase shares of PlainsCapital common stock will vest in full and will be entitled to receive the merger consideration with respect to the underlying shares of PlainsCapital common stock, less the applicable exercise price and withholding taxes. Each outstanding PlainsCapital restricted stock unit and share of PlainsCapital restricted common stock will vest in full and will be converted into the right to receive the merger consideration less applicable withholding taxes. Each share of PlainsCapital Series C preferred stock will be converted into one share of preferred stock of Hilltop having the same rights and preferences as the PlainsCapital Series C preferred stock.

         Hilltop and PlainsCapital will each hold a special meeting of shareholders to consider the proposed merger and certain related matters. We cannot complete the merger unless the shareholders of both Hilltop and PlainsCapital approve the respective proposals related to the merger. The U.S. Department of the Treasury ("U.S. Treasury"), which holds all of the currently issued and outstanding PlainsCapital Series C preferred stock, is not entitled to and is not being requested to vote at the PlainsCapital special meeting.

         Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend your company's special meeting, we urge you to vote your shares as promptly as possible by (1) accessing the internet site listed on your proxy card, (2) calling the toll-free number listed on your proxy card, or (3) signing and returning all proxy cards that you receive and returning them in the postage-paid envelopes provided, so that your shares may be represented and voted at the Hilltop or PlainsCapital special meeting, as applicable. You may revoke your proxy at any time before the vote at your company's respective special meeting by following the procedures outlined in the accompanying joint proxy statement/prospectus.

         We look forward to the successful combination of Hilltop and PlainsCapital.

JEREMY B. FORD	ALAN B. WHITE
Chief Executive Officer	Chairman and Chief Executive Officer
Hilltop Holdings Inc.	PlainsCapital Corporation

         The obligations of Hilltop and PlainsCapital to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. More information about Hilltop, PlainsCapital, the special meetings, the merger agreement and the merger is contained in the accompanying joint proxy statement/prospectus. Hilltop and PlainsCapital encourage you to read the entire joint proxy statement/prospectus carefully, including the section titled "Risk Factors" beginning on page 30.

         Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the Hilltop common stock to be issued under this document or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The securities to be issued in the merger are not savings and deposit accounts and are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

         The date of this document is August 3, 2012, and it is first being mailed to Hilltop shareholders and PlainsCapital shareholders on or about August 6, 2012.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 20, 2012

To the shareholders of PlainsCapital Corporation:

        On September 20, 2012, PlainsCapital Corporation ("PlainsCapital") will hold a special meeting of shareholders in Dallas, Texas at 10:00 a.m., local time, at PlainsCapital's conference facility located at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219, to consider and vote upon the following matters:

  •
  a proposal to adopt and approve the Agreement and Plan of Merger, dated as of May 8, 2012, by and among Hilltop Holdings Inc., Meadow Corporation, a wholly owned subsidiary of Hilltop, and PlainsCapital, as such agreement may be amended from time to time (the "merger proposal");

  •
  a proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital's named executive officers in connection with the merger (the "compensation proposal"); and

  •
  a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal (the "PlainsCapital adjournment proposal").

        The approval by PlainsCapital's shareholders of the merger proposal is required for the completion of the merger described in this joint proxy statement/prospectus.

        PlainsCapital will transact no other business at the PlainsCapital special meeting except such business as may properly be brought before the PlainsCapital special meeting or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the PlainsCapital special meeting.

        The PlainsCapital board of directors has fixed the close of business on August 3, 2012, as the record date for the PlainsCapital special meeting. Only PlainsCapital shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting.

        Approval of the merger proposal requires the affirmative vote of a majority of shares of PlainsCapital common stock outstanding on the record date for the PlainsCapital special meeting. The compensation proposal and the PlainsCapital adjournment proposal will be approved if they receive the affirmative vote of the holders of at least a majority of the shares of PlainsCapital common stock represented in person or by proxy at the PlainsCapital special meeting and entitled to vote on each such proposal.

        Your vote is important. Whether or not you plan to attend the PlainsCapital special meeting, we urge you to vote your shares as promptly as possible by (1) accessing the internet site listed on your proxy card, (2) calling the toll-free number listed on your proxy card, or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the PlainsCapital special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the voting instructions furnished by the record holder.

        The PlainsCapital board of directors unanimously recommends that PlainsCapital shareholders vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the PlainsCapital adjournment proposal.

By Order of the Board of Directors

Alan B. White
 Chairman and Chief Executive Officer

Dallas, Texas
August 3, 2012

REFERENCES TO ADDITIONAL INFORMATION

        This document incorporates by reference important business and financial information about Hilltop from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document, other than certain exhibits to those documents, free of charge through the Securities and Exchange Commission website (http://www.sec.gov) or by requesting them in writing or by telephone from Hilltop at the following address:

Hilltop Holdings Inc.
200 Crescent Court, Suite 1330
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 855-2177

        You will not be charged for any of these documents that you request. Hilltop shareholders and PlainsCapital shareholders requesting documents should do so by September 13, 2012, in order to receive them before their respective special meetings.

        Investors may also consult Hilltop's or PlainsCapital's websites for more information concerning the merger described in this document. Hilltop's website is www.hilltop-holdings.com. PlainsCapital's website is www.plainscapital.com. Information included on these websites is not incorporated by reference into this document.

        You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated August 3, 2012, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Hilltop shareholders or PlainsCapital shareholders nor the issuance by Hilltop of shares of Hilltop common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding PlainsCapital has been provided by PlainsCapital and information contained in this document regarding Hilltop has been provided by Hilltop.

        See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus.

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QUESTIONS AND ANSWERS

        The following are answers to certain questions that you may have regarding the Hilltop special meeting or the PlainsCapital special meeting. We urge you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this document.

Q:
Why am I receiving this document?

A:
The Hilltop and PlainsCapital boards of directors are using this document to solicit proxies of Hilltop and PlainsCapital shareholders in connection with the merger agreement entered into among Hilltop, PlainsCapital, and Meadow Corporation, a wholly owned subsidiary of Hilltop, and certain related matters. In addition, we are using this document as a prospectus for PlainsCapital shareholders because Hilltop is offering shares of its common stock to be issued in exchange for shares of PlainsCapital common stock in the merger.

Q:
What are holders of Hilltop common stock being asked to vote on?

A:
Holders of Hilltop common stock are being asked to vote on a proposal to approve the issuance of Hilltop common stock to PlainsCapital shareholders in connection with the merger (the "share issuance proposal"), a proposal to approve the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the "Equity Incentive Plan proposal"), a proposal to approve the adoption of the Hilltop Holdings Inc. Annual Incentive Plan (the "Annual Incentive Plan proposal") and a proposal to approve the adjournment of the Hilltop special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the share issuance proposal (the "Hilltop adjournment proposal").

Q:
What are holders of PlainsCapital common stock being asked to vote on?

A:
PlainsCapital shareholders are being asked to vote on a proposal to adopt and approve the merger agreement (the "merger proposal"), a proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital's named executive officers in connection with the merger (the "compensation proposal"), and a proposal to approve the adjournment of the PlainsCapital special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal (the "PlainsCapital adjournment proposal").

Q:
What will holders of PlainsCapital common stock receive in the merger?

A:
If the merger is completed, holders of PlainsCapital common stock will receive (i) 0.776 shares of Hilltop common stock, subject to certain adjustments, and (ii) $9.00 in cash, subject to certain adjustments, for each share of PlainsCapital common stock that they hold immediately prior to the merger. No fractional shares of Hilltop common stock will be issued in connection with the merger. A holder of PlainsCapital common stock who otherwise would have received a fraction of a share of Hilltop common stock will instead receive an amount in cash reflecting the market value of the fractional shares of Hilltop common stock at the date of the closing of the merger, rounded to the nearest cent.

Q:
Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:
The value of the merger consideration may fluctuate between the date of this joint proxy statement/prospectus and your company's special meeting, and your company's special meeting and the completion of the merger based upon the market value for Hilltop common stock and changes in the number of shares of PlainsCapital common stock outstanding. In the merger, PlainsCapital

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  shareholders will receive cash and a fraction of a share of Hilltop common stock for each share of PlainsCapital common stock they hold. Any fluctuation in the market price of Hilltop stock after the special meeting will change the value of the shares of Hilltop common stock that PlainsCapital shareholders will receive. In addition, the aggregate merger consideration payable by Hilltop will not increase in the event that additional shares of PlainsCapital common stock are issued or become outstanding following the execution of the merger agreement, other than in connection with certain equity awards. As a result, if additional shares of PlainsCapital common stock are issued or become outstanding, the per share merger consideration will decrease.

Q:
When do you expect to complete the merger?

A:
We currently expect to complete the merger prior to the end of 2012. However, we cannot assure you when or if the merger will occur. We must, among other things, first obtain the required approvals of Hilltop shareholders and PlainsCapital shareholders at their respective special meetings and the required regulatory approvals described below in "The Merger—Regulatory Approvals Required for the Merger."

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, shares of Hilltop common stock will not be issued, and holders of PlainsCapital common stock will not receive any consideration for their shares, in connection with the merger. Instead, PlainsCapital will remain an independent company. Under specified circumstances in connection with the termination of the merger agreement, including circumstances involving a change in recommendation by either party's board of directors or failure to receive required shareholder approvals, Hilltop or PlainsCapital may be required to pay the other a termination fee of $17.5 million, or PlainsCapital may be required to pay Hilltop $5 million in respect of Hilltop's expenses in connection with the merger agreement.

Q:
When and where is the Hilltop special meeting?

A:
The Hilltop special meeting will be held at the Crescent Club at 200 Crescent Court, 17th Floor, Dallas, Texas 75201 on September 20 at 10:00 a.m. local time.

Q:
When and where is the PlainsCapital special meeting?

A:
The PlainsCapital special meeting will be held at PlainsCapital's conference facility located at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219 on September 20 at 10:00 a.m. local time.

Q:
How do I vote?

A:
If you are a shareholder of record of PlainsCapital as of the record date for the PlainsCapital special meeting or a shareholder of Hilltop as of the record date for the Hilltop special meeting, you may vote by:

  •
  accessing the internet website specified on your proxy card;

  •
  calling the toll-free number specified on your proxy card; or

  •
  signing the enclosed proxy card and returning it in the postage-paid envelope provided.

  You may also cast your vote in person at your respective company's special meeting. If you hold Hilltop common stock or PlainsCapital common stock in "street name" through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented at your special meeting. Shareholders that hold shares through a bank, broker, or other nominee who wish to vote at their respective company's special meeting will need to obtain a "legal proxy" from the record holder.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult to obtain the necessary quorum to hold your company's respective special meeting. In addition, we cannot complete the merger without obtaining the necessary vote of Hilltop shareholders in favor of the share issuance proposal and of PlainsCapital shareholders in favor of the merger proposal.

Q:
How does the Hilltop board of directors recommend that I vote?

A:
The Hilltop board of directors unanimously recommends that you vote "FOR" the share issuance proposal, "FOR" the Equity Incentive Plan proposal, "FOR" the Annual Incentive Plan proposal, and "FOR" the Hilltop adjournment proposal.

Q:
How does the PlainsCapital board of directors recommend that I vote?

A:
The PlainsCapital board of directors unanimously recommends that you vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the PlainsCapital adjournment proposal.

Q:
What constitutes a quorum for the Hilltop special meeting?

A:
The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Hilltop common stock entitled to vote at the Hilltop special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instructions are given.

Q:
What constitutes a quorum for the PlainsCapital special meeting?

A:
The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of PlainsCapital common stock entitled to vote at the PlainsCapital special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instructions are given.

Q:
What is the vote required to approve each proposal at the Hilltop special meeting?

A:
Approval of each of (i) the share issuance proposal, (ii) the Equity Incentive Plan proposal and (iii) the Annual Incentive Plan proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock voting on that proposal, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting. Approval of the Hilltop adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock represented in person or by proxy at the Hilltop special meeting and entitled to vote on the proposal.

Q:
What is the vote required to approve each proposal at the PlainsCapital special meeting?

A:
Approval of the merger proposal requires the affirmative vote of a majority of shares of PlainsCapital common stock outstanding on the record date for the PlainsCapital special meeting. The compensation proposal and the PlainsCapital adjournment proposal will be approved if they receive the affirmative vote of the holders of at least a majority of the shares of PlainsCapital common stock represented in person or by proxy at the PlainsCapital special meeting and entitled to vote on each such proposal.

Q:
What will happen if PlainsCapital's shareholders do not approve, on an advisory (non-binding) basis, the compensation payable to PlainsCapital's named executive officers in connection with the merger?

A:
The vote on the compensation proposal is a vote separate and apart from the vote to approve the merger agreement. You may vote for the compensation proposal and against the merger proposal, and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either PlainsCapital or Hilltop. Accordingly, because PlainsCapital is contractually obligated to pay the compensation, if the merger were completed, the compensation would be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote.

Q:
If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares will not be voted, which will have the effect described below.

Q:
What if I abstain from voting or fail to instruct my broker?

A:
If you are a holder of Hilltop common stock and you abstain from voting or fail to instruct your broker to vote your shares, it will have no effect on the proposals to be voted on at the Hilltop special meeting. However, if you fail to vote your shares, your failure to do so may make it more difficult for Hilltop to meet the NYSE requirement that the total votes cast on each of such proposals (including abstentions) represent a majority of the shares of Hilltop common stock outstanding as of the record date for the Hilltop special meeting.

  If you are a holder of PlainsCapital common stock and you abstain from voting or fail to instruct your broker to vote your shares, it will have the same effect as a vote against the merger proposal. An abstention or broker non-vote will have no effect on the compensation proposal or the PlainsCapital adjournment proposal.

Q:
Can I attend the Hilltop special meeting and vote my shares in person?

A:
Yes. All Hilltop shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Hilltop special meeting. Holders of record of Hilltop common stock can vote in person at the Hilltop special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Hilltop special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a statement from your bank, broker or other record holder confirming your ownership of shares as of the record date for the Hilltop special meeting. In addition, you must bring a form of personal photo identification with you in order to be admitted. Hilltop reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Hilltop special meeting is prohibited without Hilltop's express written consent.

  Regardless of whether you plan to attend the Hilltop special meeting, we recommend that you vote your shares early by internet, telephone or mail to ensure that a quorum exists at the Hilltop special meeting and to ensure that your vote will be counted if you later choose not to attend the Hilltop special meeting. You may revoke any previously submitted proxy and vote your shares in person at the Hilltop special meeting.

Q:
Can I attend the PlainsCapital special meeting and vote my shares in person?

A:
Yes. All PlainsCapital shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the PlainsCapital special meeting. Holders of record of PlainsCapital common stock can vote in person at the PlainsCapital special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the PlainsCapital special meeting, you must hold your shares in your own name or have a statement from your bank, broker or other record holder confirming your ownership of shares as of the record date for the PlainsCapital special meeting. In addition, you must bring a form of personal photo identification with you in order to be admitted. PlainsCapital reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the PlainsCapital special meeting is prohibited without PlainsCapital's express written consent.

  Regardless of whether you plan to attend the PlainsCapital special meeting, we recommend that you vote your shares early by internet, telephone or mail to ensure that a quorum exists at the PlainsCapital special meeting and to ensure that your vote will be counted if you later choose not to attend the PlainsCapital special meeting. You may revoke any previously submitted proxy and vote your shares in person at the PlainsCapital special meeting.

Q:
What do I do if I want to change or revoke my vote?

A:
You may revoke your proxy and change your vote at any time before your company's respective special meeting, or earlier deadline specified in the proxy card, by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable special meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the special meeting and voting in person. Your attendance at the applicable special meeting, however, will not automatically revoke your proxy unless you vote again at the special meeting. We provide additional information on changing your vote under the headings "The Hilltop Special Meeting—Proxies" and "The PlainsCapital Special Meeting—Proxies" included elsewhere in this joint proxy statement/prospectus.

Q:
Am I entitled to exercise dissenters' rights as a PlainsCapital shareholder?

A:
If you wish to exercise dissenters' rights and receive the fair value of your PlainsCapital shares in cash instead of the merger consideration described in this joint proxy statement/prospectus, your shares must be voted against approval of the merger proposal, and you must follow other procedures in accordance with applicable Texas law. If you return a signed proxy without voting instructions or with instructions to vote "FOR" the merger agreement, your shares will be automatically voted in favor of the merger agreement and you will lose dissenters' rights. If you return a signed proxy with instructions to "ABSTAIN" from the merger proposal, you will also lose dissenters' rights. Thus, if you wish to dissent and you execute and return a proxy, you must specify that your shares are to be voted "AGAINST" with respect to approval of the merger. For additional information on exercising dissenters' rights, see "The Merger—Dissenters' Rights" included elsewhere in this joint proxy statement/prospectus.

Q:
What if some or all of my PlainsCapital shares are held in the ESOP?

A:
If you are a participant in the PlainsCapital Corporation Employees' Stock Ownership Plan (the "ESOP"), then you may be receiving this material because of the common stock held for you in the ESOP. In that case, you should use the enclosed proxy card to instruct the ESOP trustees how to vote those shares. Return your proxy card, which serves as your voting instructions to the ESOP trustees, as described on the card itself. To allow sufficient time for voting by the ESOP trustees, your ESOP voting instructions must be received no later than September 17, 2012 at 5:00 p.m, Central time. PlainsCapital's transfer agent will tabulate the ESOP voting instructions it receives and provide aggregate ESOP voting instructions to the ESOP trustees. The ESOP trustees will vote the shares in accordance with such instructions and the terms of the ESOP. Your ESOP voting instructions are confidential and will not be disclosed to PlainsCapital. Please note that you will not be able to vote the shares of common stock held for you in the ESOP in person at the PlainsCapital special meeting, as these shares may only be voted by the ESOP trustees.

  The ESOP trustees may vote the shares held for you even if you do not direct them how to vote. The ESOP trustees will vote any shares held in the ESOP for which they do not timely receive instructions in their own, or the ESOP committee's, discretion and in accordance with the ESOP plan documents.

  If your shares of common stock are held by you in both your record name and in the ESOP, you may use the same enclosed proxy card to vote the shares held in your record name and to direct the ESOP trustees to vote the shares held for you in the ESOP. You must timely return the enclosed proxy card to direct the vote of the shares held for you in the ESOP.

Q:
Should I send in my PlainsCapital stock certificates now?

A:
No. PlainsCapital shareholders with shares represented by stock certificates should not send PlainsCapital stock certificates with their proxy cards. After the merger is completed, holders of PlainsCapital common stock certificates will be mailed a transmittal form with instructions on how to exchange their PlainsCapital stock certificates for the merger consideration. Shares of PlainsCapital common stock held in book-entry form will automatically be exchanged for the merger consideration.

Q:
What if I cannot find my stock certificates?

A:
There will be a procedure for you to receive the merger consideration in the merger, even if you have lost one or more of your PlainsCapital stock certificates. This procedure, however, may take time to complete. In order to ensure that you will be able to receive the merger consideration promptly after the merger is completed, if you cannot locate your PlainsCapital stock certificates after looking for them carefully, we urge you to contact PlainsCapital's transfer agent, Continental Stock Transfer & Trust Company, as soon as possible and follow the procedure they explain to you for replacing your PlainsCapital stock certificates. Continental Stock Transfer & Trust Company can be reached at (212) 509-4000, extension 237, or on its website at http://www.continentalstock.com, or you can write to them at the following address:

  Continental Stock Transfer & Trust Co.
  17 Battery Place
  New York, New York 10004

Q:
Whom should I call with questions?

A:
Hilltop shareholders should contact Hilltop by telephone at (214) 855-2177 or D.F. King & Co., Inc., Hilltop's proxy solicitor, collect at (212) 269-5550 or toll-free at (800) 859-8511. PlainsCapital shareholders should call PlainsCapital at (214) 252-4155.

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SUMMARY

        This summary highlights selected information from this document. It may not contain all of the information that is important to you. We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions. See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies (page 72)

Hilltop Holdings Inc.

        Hilltop is a holding company that endeavors to identify and execute attractive acquisitions and business combinations. Hilltop also provides fire and homeowners insurance to low value dwellings and manufactured homes, primarily in Texas and other areas of the south through its wholly owned property and casualty insurance holding company, NLASCO, Inc., or NLASCO. Hilltop acquired NLASCO in January 2007. NLASCO operates through its wholly owned subsidiaries, National Lloyds Insurance Company, or NLIC, and American Summit Insurance Company, or ASIC.

        Hilltop's common stock is listed on the New York Stock Exchange under the symbol "HTH."

        Hilltop's principal office is located at 200 Crescent Court, Suite 1330, Dallas, Texas 75201, and its telephone number at that location is (214) 855-2177. Hilltop's internet address is www.hilltop-holdings.com. Additional information about Hilltop and its subsidiaries is included in documents incorporated by reference in this document. See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus.

PlainsCapital Corporation

        PlainsCapital is a Texas-based and Dallas-headquartered financial holding company registered under the Bank Holding Company Act of 1956 (as amended, the "Bank Holding Company Act"), as amended by the Gramm-Leach-Bliley Act of 1999 (the "Gramm-Leach-Bliley Act"), and was incorporated in 1987. Historically, the majority of PlainsCapital's net income has been derived from its wholly owned bank subsidiary, PlainsCapital Bank. PlainsCapital Bank provides business and consumer banking services from offices located throughout central, north and west Texas. PlainsCapital Bank's subsidiaries have specialized areas of expertise that allow it to provide an array of financial products and services, such as mortgage origination and financial advisory services. As of March 31, 2012, on a consolidated basis, PlainsCapital had total assets of approximately $5.8 billion, total deposits of approximately $4.2 billion, total loans, including loans held for sale, of approximately $4.2 billion, and shareholders' equity of approximately $539.1 million.

        PlainsCapital's principal executive offices are located at 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219, and its telephone number at that location is (214) 252-4000. PlainsCapital's internet address is www.plainscapital.com. Additional information about PlainsCapital and its subsidiaries can be found below in the section titled "Information About the Companies—PlainsCapital Corporation."

Meadow Corporation

        Meadow Corporation is a Maryland corporation and a wholly owned subsidiary of Hilltop. Meadow Corporation was formed in May 2012 for the purpose of effecting the merger. Meadow Corporation has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

Risk Factors (page 30)

        An investment in shares of Hilltop common stock involves risks, some of which are related to the merger. In considering the merger, you should carefully consider the information about these risks set forth under "Risk Factors" beginning on page 30, together with the other information included or incorporated by reference or in this joint proxy statement/prospectus.

The Merger (page 193)

        If the merger is completed, each share of PlainsCapital common stock, par value $0.01 per share, issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $9.00 in cash and 0.776 of a share of Hilltop common stock, subject to certain adjustments if PlainsCapital issues additional shares of its common stock other than pursuant to the exercise of certain equity awards which were outstanding on the date of the merger agreement. We refer to this cash and stock consideration as the merger consideration. No fractional shares of Hilltop common stock will be issued in connection with the merger. A holder of PlainsCapital common stock who otherwise would have received a fraction of a share of Hilltop common stock will instead receive an amount in cash rounded to the nearest cent. For example, if you hold 10 shares of PlainsCapital common stock and the merger consideration is not adjusted, you will receive $90.00 and seven shares of Hilltop common stock and a cash payment instead of the 0.76 shares of Hilltop common stock that you otherwise would have received.

        The value of the merger consideration may fluctuate between the date of each company's special meeting and the completion of the merger based upon the market value for Hilltop common stock and certain changes in the number of shares of PlainsCapital common stock outstanding. Any fluctuation in the market price of Hilltop stock after the date of the special meetings will change the value of the shares of Hilltop common stock that PlainsCapital shareholders will receive. In addition, the aggregate merger consideration payable by Hilltop will not increase in the event that additional shares of PlainsCapital common stock are issued or become outstanding following the execution of the merger agreement, other than in connection with certain equity awards as permitted in the merger agreement. As a result, if additional shares of PlainsCapital common stock are issued or become outstanding other than pursuant to certain equity awards, the per share merger consideration will decrease. For information about the historical prices of Hilltop common stock, see "Market Prices and Dividends of Hilltop Common Stock."

        The merger agreement governs the merger. The merger agreement is included in this joint proxy statement/prospectus as Annex A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.

Recommendation of the Board of Directors of Hilltop (page 199)

        Hilltop's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Hilltop and its shareholders and has unanimously approved the merger and the merger agreement. Hilltop's board of directors unanimously recommends that Hilltop shareholders vote "FOR" the approval of the share issuance proposal, the Equity Incentive Plan proposal, the Annual Incentive Plan proposal and the Hilltop adjournment proposal. For the factors considered by Hilltop's board of directors in reaching its decision to approve the merger agreement, see "The Merger—Hilltop's Reasons for the Merger; Recommendation of the Hilltop Board of Directors."

Recommendation of the Board of Directors of PlainsCapital (page 197)

        PlainsCapital's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of

PlainsCapital and its shareholders and has unanimously approved the merger and the merger agreement. PlainsCapital's board of directors unanimously recommends that PlainsCapital shareholders vote "FOR" the merger proposal, the compensation proposal and the PlainsCapital adjournment proposal. For the factors considered by PlainsCapital's board of directors in reaching its decision to approve the merger agreement, see "The Merger—PlainsCapital's Reasons for the Merger; Recommendation of the PlainsCapital Board of Directors."

Opinions of Financial Advisors (page 200 and page 208)

  Opinion of Financial Advisor to PlainsCapital

        On May 8, 2012, J.P. Morgan Securities LLC ("J.P. Morgan"), PlainsCapital's financial advisor in connection with the merger, rendered its oral opinion to PlainsCapital's board of directors, which was subsequently confirmed in a written opinion dated the same date, that, as of such date and based upon and subject to the various factors, assumptions and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of PlainsCapital common stock in the proposed merger was fair, from a financial point of view, to such holders.

        The full text of J.P. Morgan's opinion, dated May 8, 2012, is attached as Annex B to this joint proxy statement/prospectus. You should read the opinion in its entirety for a discussion of, among other things, the assumptions made, procedures followed, matters considered and any limitations on the review undertaken by J.P. Morgan in rendering its opinion.

        J.P. Morgan's written opinion is addressed to the PlainsCapital board of directors, is directed only to the merger consideration to be paid in the merger and does not constitute a recommendation to any PlainsCapital shareholder as to how such shareholder should vote with respect to the merger or any other matter.

        For further information, see "The Merger—Opinion of PlainsCapital's Financial Advisor."

  Opinion of Financial Advisor to Hilltop

        On May 8, 2012, Stephens Inc. ("Stephens"), Hilltop's financial advisor in connection with the merger, rendered its oral opinion to Hilltop's board of directors, which was subsequently confirmed in a written opinion dated the same date, that as of such date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the cash and stock consideration to be paid by Hilltop pursuant to the merger agreement was fair, from a financial point of view, to Hilltop.

        The full text of Stephens' opinion, dated May 8, 2012, is attached as Annex C to this joint proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and limitations upon the review undertaken by Stephens in rendering its opinion.

        Stephens' opinion is addressed to Hilltop's board of directors and the opinion is not a recommendation as to how any shareholder of Hilltop should vote with respect to the merger or any other matter or as to any action that a shareholder should take relating to the merger.

        The opinion addresses only the fairness of the cash and stock consideration to be paid by Hilltop from a financial point of view and does not address the merits of the underlying decision by Hilltop to enter into the merger agreement, the merits of the merger as compared to other alternatives potentially available to Hilltop or the relative effects of any alternative transaction in which Hilltop might engage. Stephens will receive a fee for its services, portions of which have been paid, and a significant portion of which will be payable upon consummation of the merger.

        For further information, see "The Merger—Opinion of Hilltop's Financial Advisor."

What Holders of PlainsCapital Stock Options and Other Equity-Based Awards Will Receive (page 233)

        If the merger is completed, each outstanding stock option to acquire shares of PlainsCapital common stock will immediately vest in full and, subject to the execution of a stock-based award surrender agreement, the holder of a PlainsCapital stock option will be entitled to receive the merger consideration with respect to each share of PlainsCapital common stock underlying such option, less the exercise price and the applicable withholding taxes.

        If the merger is completed, each share of PlainsCapital restricted stock and each PlainsCapital restricted stock unit will vest in full and, subject to the execution of a stock-based award surrender agreement, the holders of such restricted stock or restricted stock units will be entitled to receive the merger consideration with respect to such equity award, less applicable withholding taxes.

        If the merger is completed, each share of PlainsCapital Non-Cumulative Perpetual Preferred Stock, Series C (the "Series C preferred stock") will be converted into a share of a new series of Hilltop's preferred stock with equivalent rights and preferences.

Hilltop Will Hold Its Special Meeting on September 20, 2012 (page 50)

        The Hilltop special meeting will be held on September 20, 2012, at 10:00 a.m., local time at the Crescent Club at 200 Crescent Court, 17th Floor, Dallas, Texas 75201. The purpose of the special meeting is to vote on:

  •
  a proposal to approve the issuance of Hilltop common stock to PlainsCapital shareholders in connection with the merger (the "share issuance proposal");

  •
  a proposal to approve the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the "Equity Incentive Plan proposal");

  •
  a proposal to approve the adoption of the Hilltop Holdings Inc. Annual Incentive Plan (the "Annual Incentive Plan proposal"); and

  •
  a proposal to approve the adjournment of the Hilltop special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Hilltop special meeting to approve the share issuance proposal (the "Hilltop adjournment proposal").

        Only holders of record of Hilltop common stock at the close of business on August 3, 2012 will be entitled to vote at the Hilltop special meeting. Each share of Hilltop common stock is entitled to one vote on each proposal to be considered at the Hilltop special meeting.

        As of the record date for the Hilltop special meeting, there were 56,363,647 shares of Hilltop common stock outstanding and entitled to vote at the Hilltop special meeting. As of the record date for the Hilltop special meeting, to the knowledge of Hilltop, directors and executive officers of Hilltop (including the shares owned by Diamond A Financial, L.P. discussed below) had the right to vote approximately 16,910,159 shares of Hilltop common stock, or approximately 30% of the outstanding shares of Hilltop common stock entitled to vote at the special meeting. We currently expect that each of these individuals will vote their shares of Hilltop common stock in favor of the proposals to be presented at the Hilltop special meeting.

        Diamond A Financial, L.P., a limited partnership whose sole general partner is Gerald J. Ford, Chairman of the Hilltop board of directors, has entered into a voting and support agreement with PlainsCapital. Pursuant to such agreement, Diamond A Financial has agreed to vote all of its shares of Hilltop common stock in favor of the share issuance proposal and certain related matters, subject to certain exceptions. As of the record date for the Hilltop special meeting and to the knowledge of Hilltop, Diamond A Financial owned and had the ability to vote approximately 15,048,102 shares of Hilltop common stock, or approximately 26.7% of the outstanding shares of Hilltop common stock entitled to vote at the special meeting.

        Approval of each of (i) the share issuance proposal, (ii) the Equity Incentive Plan proposal and (iii) the Annual Incentive Plan proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock voting on that proposal, provided that the total votes cast on such proposal (including abstentions) must represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting. Approval of the Hilltop adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock represented in person or by proxy at the Hilltop special meeting and entitled to vote on the proposal.

PlainsCapital Will Hold Its Special Meeting on September 20, 2012 (page 66)

        The PlainsCapital special meeting will be held on September 20, 2012, at 10:00 a.m., local time, at PlainsCapital's conference facility located at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219. The purpose of the PlainsCapital special meeting is to vote on:

  •
  a proposal to adopt and approve the merger agreement as such agreement may be amended from time to time (the "merger proposal");

  •
  a proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital's named executive officers that is based on or otherwise relates to the merger (the "compensation proposal"); and

  •
  a proposal to approve the adjournment of the PlainsCapital special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the PlainsCapital special meeting to approve the merger proposal (the "PlainsCapital adjournment proposal").

        Only holders of record of PlainsCapital common stock at the close of business on August 3, 2012 will be entitled to vote at the PlainsCapital special meeting. Each share of PlainsCapital common stock is entitled to one vote on each proposal to be considered at the PlainsCapital special meeting.

        As of the record date for the PlainsCapital special meeting, there were 34,462,390 shares of PlainsCapital common stock outstanding and entitled to vote at the PlainsCapital special meeting. As of the record date for the PlainsCapital special meeting, to the knowledge of PlainsCapital, directors and executive officers of PlainsCapital (including those parties who have entered into voting agreements with Hilltop, as discussed below) may be deemed to have had voting power over approximately 6,321,870 shares of PlainsCapital common stock, or approximately 18.3% of the outstanding shares of PlainsCapital common stock entitled to vote at the PlainsCapital special meeting. We currently expect that each of these individuals will vote their shares of PlainsCapital common stock in favor of the proposals to be presented at the PlainsCapital special meeting.

        Alan B. White, Chairman and Chief Executive Officer of PlainsCapital, and certain entities controlled by him, and Hill A. Feinberg, a director of PlainsCapital and Chief Executive Officer of First Southwest Holdings, LLC, a wholly owned subsidiary of PlainsCapital ("First Southwest"), have each entered into a voting and support agreement with Hilltop. Pursuant to such agreements, each such shareholder has agreed to vote all of their shares of PlainsCapital common stock in favor of the merger proposal and related matters, subject to certain exceptions. As of the record date for the PlainsCapital special meeting and to the knowledge of PlainsCapital, the shareholders party to these agreements owned and had the ability to vote approximately 4,944,083 shares of PlainsCapital common stock, or approximately 14.3% of the outstanding shares of PlainsCapital common stock entitled to vote at the PlainsCapital special meeting.

        Approval of the merger proposal requires the affirmative vote of a majority of shares of PlainsCapital common stock outstanding on the record date for the PlainsCapital special meeting. The compensation proposal and the PlainsCapital adjournment proposal will be approved if they receive the affirmative vote of the holders of at least a majority of the shares of PlainsCapital common stock represented in person or by proxy at the PlainsCapital special meeting and entitled to vote on each such proposal.

The Merger is Intended to Be Tax-Free to Holders of PlainsCapital Common Stock as to the Shares of Hilltop Common Stock They Receive (page 251)

        The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and it is a condition to the respective obligations of Hilltop and PlainsCapital to complete the merger that each of Hilltop and PlainsCapital receives a legal opinion to that effect. Accordingly, a PlainsCapital common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the shares of Hilltop common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of PlainsCapital common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a holder of shares of PlainsCapital common stock generally will recognize gain or loss with respect to cash received instead of fractional shares of Hilltop common stock that the PlainsCapital common shareholder would otherwise be entitled to receive. For further information, please refer to "United States Federal Income Tax Consequences of the Merger."

        The United States federal income tax consequences described above may not apply to all holders of PlainsCapital common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

PlainsCapital's Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page 223)

        PlainsCapital shareholders should be aware that some of PlainsCapital's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of PlainsCapital shareholders generally. These interests and arrangements may create potential conflicts of interest. PlainsCapital's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that PlainsCapital's shareholders vote in favor of approving the merger proposal and the compensation proposal. For purposes of all of the PlainsCapital agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change of control.

        These interests include the following:

  •
  Upon completion of the merger, the board of directors of Hilltop will include members selected by the pre-merger board of directors of PlainsCapital, as described under "The Merger—Hilltop Board of Directors Following Completion of the Merger."

  •
  Alan B. White and Jerry L. Schaffner each entered into retention agreements with Hilltop and Meadow Corporation that will become effective on the consummation of the merger, superseding their current employment agreements with PlainsCapital. The new retention agreements set forth the titles for each of Messrs. White and Schaffner and provide for ongoing base salary, annual bonus opportunity, discretionary equity grants, severance and a payment upon termination of employment that is in respect of amounts that would otherwise be owed in connection with a termination of employment pursuant to the applicable executive's current employment agreement.

  •
  PlainsCapital previously entered into employment agreements with each of its executive officers (including employment agreements with Messrs. White and Schaffner that will be superseded by the retention agreements described above) that provide for enhanced severance upon certain qualifying terminations of employment in connection with a change in control.

  •
  Messrs. White, Schaffner and Huffines participate in the PlainsCapital Supplemental Executive Pension Plan ("SEPP"). On May 8, 2012, PlainsCapital Bank amended the SEPP to eliminate additional service crediting for participants who have their employment terminated in connection with the merger and to clarify certain benefits that are creditable upon termination of the SEPP prior to December 31, 2012. It is anticipated that the SEPP will be terminated in connection with completion of the merger, with all accrued amounts (including all accruals in respect of 2012) to be paid to SEPP participants within 30 days of the completion of the merger.

  •
  All outstanding PlainsCapital equity awards will vest in connection with the merger and each holder will receive merger consideration in exchange for the vested equity awards.

  •
  Each present and former director, officer and employee of PlainsCapital and its subsidiaries (when acting in such capacity) will be indemnified to the fullest extent permitted by law for any acts arising out of or pertaining to matters existing or occurring at or prior to the closing of the merger. Hilltop will also provide director and officer liability insurance with respect to claims arising from facts or events occurring before the completion of the merger or, at PlainsCapital's option, PlainsCapital may purchase a "tail" policy for directors' and officers' liability insurance.

        For further information, see the discussion in "The Merger—Interests of Certain Directors and Executive Officers in the Merger" included elsewhere in this joint proxy statement/prospectus.

PlainsCapital Shareholders Dissenters' Rights (page 219)

        Under the Texas Business Organization Code, or "TBOC," PlainsCapital shareholders have the right to demand appraisal of their shares of common stock in connection with the merger and to receive, in lieu of the merger consideration, payment in cash, for the fair value of their shares of PlainsCapital common stock as determined by an appraiser selected in a Texas state court proceeding. Any shareholder electing to exercise dissenters' rights must vote against the merger proposal and must comply with the provisions of Section 10.356 of the TBOC in order to perfect its rights of dissent and appraisal. Strict compliance with the statutory procedures is required to perfect dissenters' rights. The procedures to be followed by dissenting shareholders are described below in "The Merger—Dissenters' Rights."

Regulatory Approvals Required for the Merger (page 222)

        Hilltop and PlainsCapital have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Texas Department of Banking, among others. Hilltop has filed applications and notifications to obtain the required regulatory approvals.

        We are not aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. Any such additional approvals or actions may not be obtained.

Conditions that Must be Satisfied or Waived for the Merger to Occur (page 243)

        Currently, Hilltop and PlainsCapital expect to complete the merger by the end of 2012. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived.

These conditions include, among others, approval of the merger by PlainsCapital's shareholders, approval of the share issuance proposal by Hilltop's shareholders and the receipt of certain required regulatory approvals, including approval of the Federal Reserve Board.

        Neither Hilltop nor PlainsCapital can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a further discussion of the conditions to the completion of the merger, see "The Merger Agreement—Conditions to Completion of the Merger."

Termination of the Merger Agreement (page 244)

        The merger agreement can be terminated at any time prior to the completion of the merger by mutual consent, or by either party in the following circumstances:

  •
  a governmental entity that must grant a required regulatory approval has denied approval and such denial has become final, or an injunction or legal prohibition against the transaction becomes final and nonappealable;

  •
  the merger has not been consummated by December 31, 2012;

  •
  the other party breaches any of its covenants or agreements under the merger agreement in a manner that would cause the closing conditions not to be satisfied and which is not cured by the earlier of December 31, 2012 or 30 days following written notice of the breach (provided that the terminating party is not also in material breach of any of its obligations under the merger agreement);

  •
  either or both of Hilltop's shareholders or PlainsCapital's shareholders fail to approve the share issuance proposal or the merger proposal, respectively; or

  •
  the other party's board of directors withdraws or materially and adversely modifies its recommendation with respect to the transactions contemplated by the merger agreement or recommends an alternative acquisition proposal.

Expenses and Termination Fees (page 245)

        In general, each of Hilltop and PlainsCapital will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement. However, the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus, and all filing and other fees paid to the Securities and Exchange Commission (the "SEC") in connection with the merger, will be borne equally by Hilltop and PlainsCapital.

        Upon termination of the merger agreement under specified circumstances, including circumstances involving a change in recommendation by either party's board of directors or failure to receive required shareholder approvals, Hilltop or PlainsCapital may be required to pay the other a termination fee of $17.5 million.

        PlainsCapital will be required to pay the termination fee to Hilltop under the following circumstances:

  •
  if (i) a third party makes a takeover proposal that is publicly disclosed or made known to PlainsCapital management and is not withdrawn, (ii) the merger agreement is later terminated because the merger has not been consummated by December 31, 2012, and the approval of the merger proposal has not been obtained by such date, or because PlainsCapital's shareholders fail to approve the merger proposal, or because PlainsCapital breaches its covenants under the merger agreement in a manner that would cause the closing conditions not to be satisfied and which is not cured, and (iii) PlainsCapital consummates or enters into a definitive agreement with respect to a takeover proposal within 12 months after termination; or

  •
  if PlainsCapital's board of directors withdraws or materially and adversely modifies its recommendation or recommends an alternative PlainsCapital acquisition proposal and Hilltop terminates the merger agreement as a result.

        Hilltop will be required to pay the termination fee to PlainsCapital under the following circumstances:

  •
  if the merger agreement is terminated because Hilltop's shareholders fail to approve the share issuance proposal; or

  •
  if Hilltop's board of directors withdraws or materially and adversely modifies its recommendation or recommends an alternative Hilltop acquisition proposal and PlainsCapital terminates the merger agreement as a result.

        If Hilltop terminates the merger agreement because the PlainsCapital shareholders fail to approve the merger proposal and the termination fee is not required to be paid, PlainsCapital will be required to pay Hilltop $5 million in respect of Hilltop's expenses in connection with the merger agreement.

Hilltop Board of Directors Following Completion of the Merger (page 219)

        Under the merger agreement, upon completion of the merger, Hilltop and its board of directors have agreed to take all actions necessary so that, at the effective time of the Merger, the board of directors of Hilltop will consist of members selected by the pre-merger board of directors of Hilltop and members selected by the pre-merger board of directors of PlainsCapital, with the number of members selected by the pre-merger board of directors of PlainsCapital to be one less in number than the number of members selected by the pre-merger board of directors of Hilltop.

        In addition, upon completion of the merger, the board of directors of Hilltop will include, in addition to its existing committees, an Executive Committee of five members, including three individuals selected from the pre-merger members of the board of directors of Hilltop and two individuals selected from the pre-merger members of the board of directors of PlainsCapital who will be designated to the board of directors of Hilltop. Mr. White will initially serve as Chairman of the Executive Committee of the board of directors of Hilltop.

PlainsCapital Directors Expected to be Appointed to Hilltop Board of Directors Following Completion of the Merger (page 219)

        The individuals from the pre-merger board of directors of PlainsCapital to be elected to the board of directors of Hilltop following the merger will include Mr. White, and have otherwise not yet been determined.

The Rights of PlainsCapital Shareholders Will Change as a Result of the Merger (page 255)

        The rights of PlainsCapital shareholders will change as a result of the merger due to differences in Hilltop's and PlainsCapital's governing documents. The rights of PlainsCapital shareholders are governed by Texas law and by PlainsCapital's certificate of formation and bylaws, each as amended to date (which we refer to as PlainsCapital's articles of incorporation and bylaws, respectively). Upon the completion of the merger, the rights of PlainsCapital shareholders will be governed by Maryland law and Hilltop's articles of incorporation and bylaws.

        See "Comparison of Shareholders' Rights" included elsewhere in this joint proxy statement/prospectus for a description of the material differences in shareholder rights under each of the Hilltop and PlainsCapital governing documents.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HILLTOP

        Set forth below is certain consolidated financial data of Hilltop as of and for the years ended December 31, 2007 through December 31, 2011 and as of and for the three months ended March 31, 2012 and 2011. The results of operations for the three months ended March 31, 2012 and 2011 are not necessarily indicative of the results of operations for the full year or any other interim period. Hilltop management prepared the unaudited consolidated information as of and for the three months ended March 31, 2012 and 2011 on the same basis as it prepared Hilltop's audited consolidated financial statements as of and for the year ended December 31, 2011. In the opinion of Hilltop management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Hilltop's consolidated financial statements and related notes included in Hilltop's Annual Report on Form 10-K for the year ended December 31, 2011 and Hilltop's Quarterly Report on Form 10-Q for the three months ended March 31, 2012, which are incorporated by reference in this document and from which this information is derived. See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(unaudited)		(in thousands, except per share data)
Income Statement Data:
Direct premium written	$40,741	$37,241	$155,054	$139,290	$131,309	$132,642	$122,708
Net premium written	37,562	33,701	141,737	121,691	114,743	113,285	118,357
Net premium earned	35,155	30,932	134,048	117,192	115,153	115,247	96,804
Net investment income	3,259	2,081	10,538	7,664	6,458	27,143	24,829
Net realized gain (loss)	21	19	817	137	307	(45,992)	3,205
Other income, net	1,711	1,625	6,785	6,744	6,917	6,147	6,445

Total revenue	40,146	34,657	152,188	131,737	128,835	102,545	131,283

Loss and loss adjustment expense	22,542	16,004	96,734	70,943	70,295	80,435	52,074
Policy acquisition and other underwriting expense	12,915	11,985	58,008	53,378	52,333	53,726	42,397
Interest expense	2,139	2,176	8,985	8,971	9,668	10,528	11,539

Total expenses	39,600	32,470	163,727	133,292	132,296	144,689	106,010

(Loss) income from continuing operations before federal income tax	546	2,187	(11,540)	(1,555)	(3,461)	(42,144)	25,273
Federal income taxes (expense) benefit	(203)	(777)	5,009	1,007	1,349	19,559	(10,635)

Net (loss) income	$343	$1,410	$(6,531)	$(548)	$(2,112)	$(22,585)	$14,638

Selected Balance Sheet Data:
Total investments	219,521	144,502	224,200	148,965	129,968	138,568	191,024
Total assets	924,310	941,565	925,424	939,641	1,040,752	1,048,770	1,085,491
Total liabilities	273,013	287,493	270,042	286,586	256,975	257,315	261,306
Shareholders' equity	651,297	654,072	655,382	653,055	783,777	791,455	824,185
Other Data:
Loss and loss adjustment expense ratio	64.1%	51.7%	72.2%	60.5%	61.0%	69.8%	53.8%
Policy acquisition and other underwriting expense less agency expense ratio	35.5%	37.3%	34.0%	36.0%	35.7%	35.6%	29.2%
Combined ratio	99.6%	89.0%	106.2%	96.5%	96.8%	105.4%	83.0%
Statutory surplus	$120,899	$122,375	$118,708	$119,297	$117,063	$108,478	$124,892
Statutory premiums to surplus ratio	116.3%	101.1%	119.4%	102.0%	98.0%	104.4%	94.8%
Per Share Data:
Basic (loss) earnings per share attributable to common shareholders	$0.01	$0.02	$(0.12)	$(0.24)	$(0.22)	$(0.58)	$5.10
Weighted average shares outstanding—basic	56,499	56,496	56,499	56,492	56,474	56,453	55,421
Diluted (loss) earnings per share attributable to common shareholders	$0.01	$0.02	$(0.12)	$(0.24)	$(0.22)	$(0.58)	$5.02
Weighted average shares outstanding—diluted	56,555	56,496	56,511	56,492	56,474	56,453	56,326
Book value per common share	$11.56	$11.58	$11.60	$11.56	$11.77	$11.91	$12.49
Tangible book value per share common share	$10.97	$10.97	$11.01	$10.95	$11.13	$11.24	$11.79
Cash Dividends Declared per Share of Unit:
Series A preferred stock dividends	$—	$—	$—	$1.24	$2.06	$2.06	$2.06

Hilltop Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

        Hilltop presents two measures in its selected financial data that are not measures of financial performance recognized by GAAP.

        "Tangible book value per common share" is defined as total shareholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets, divided by total common shares outstanding. "Tangible common equity to tangible assets" is defined as total shareholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets divided by total assets reduced by goodwill and other intangible assets.

        These measures are important to investors interested in changes from period to period in tangible common equity per share exclusive of changes in intangible assets. For companies that have engaged in business combinations, purchase accounting can result in the recording of significant amounts of goodwill and other intangible assets related to those transactions.

        You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures. The following table reconciles these non-GAAP financial measures for Hilltop to the most comparable GAAP financial measures, "book value per common share" and "Hilltop shareholders' equity to total assets" (in thousands, except per share data):

	As of March 31,		As of December 31,
	2012	2011	2011	2010	2009	2008	2007
Book value per common share	$11.56	$11.58	$11.60	$11.56	$11.77	$11.91	$12.49
Effect of goodwill and intangible assets per common share	$(0.58)	$(0.61)	$(0.59)	$(0.61)	$(0.64)	$(0.67)	$(0.70)
Tangible book value per share common share	$10.97	$10.97	$11.01	$10.95	$11.13	$11.24	$11.79
Hilltop Holdings Inc. shareholders' equity	$651,297	$654,072	$655,383	$653,055	$783,777	$791,455	$824,185
Less: preferred stock	—	—	—	—	119,108	119,108	119,108
Less: goodwill and intangible assets, net	32,753	34,198	33,062	34,587	36,229	37,990	39,493

Tangible common equity	618,544	619,874	622,321	618,468	628,440	634,357	665,584
Total assets	924,310	941,565	925,425	939,641	1,040,752	1,048,770	1,085,491
Less: goodwill and intangible assets, net	32,753	34,198	33,062	34,587	36,229	37,990	39,493

Tangible assets	891,557	907,367	892,363	905,054	1,004,523	1,010,780	1,045,998

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF PLAINSCAPITAL

        Set forth below is certain consolidated financial data of PlainsCapital as of and for the years ended December 31, 2007 through December 31, 2011 and as of and for the three months ended March 31, 2012 and 2011. The results of operations for the three months ended March 31, 2012 and 2011 are not necessarily indicative of the results of operations for the full year or any other interim period. PlainsCapital management prepared the unaudited consolidated information as of and for the three months ended March 31, 2012 and 2011 on the same basis as it prepared PlainsCapital's audited consolidated financial statements as of and for the year ended December 31, 2011. In the opinion of PlainsCapital management, this unaudited consolidated information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with PlainsCapital's consolidated financial statements and related notes for the year ended December 31, 2011 and PlainsCapital's unaudited consolidated financial statements and related notes for the three months ended March 31, 2012, which are included in this document and from which this information is derived.

	Three Months Ended March 31		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(unaudited)		(in thousands, except per share data)
Income Statement Data:
Total interest income	$56,556	$52,003	$219,443	$218,425	$202,823	$193,392	$220,895
Total interest expense	7,347	9,578	36,512	38,725	42,464	66,069	104,805

Net interest income	49,209	42,425	182,931	179,700	160,359	127,323	116,090
Provision for loan losses	2,221	6,500	21,757	83,226	66,673	22,818	5,517

Net interest income after provision for loan losses	46,988	35,925	161,174	96,474	93,686	104,505	110,573
Total noninterest income	150,106	85,340	477,758	432,183	334,908	119,066	84,281
Total noninterest expense	164,102	109,041	554,018	480,046	382,191	185,983	150,815

Income from continuing operations before income taxes	32,992	12,224	84,914	48,611	46,403	37,588	44,039
Federal income tax provision	11,254	4,508	30,068	15,412	14,855	13,027	14,904

Net income	21,738	7,716	54,846	33,199	31,548	24,561	29,135
Less: Net income attributable to noncontrolling interest	481	122	1,650	790	220	437	543

Net income attributable to PlainsCapital Corporation	21,257	7,594	53,196	32,409	31,328	24,124	28,592
Dividends on preferred stock and other	1,094	1,400	7,488	5,569	5,704	—	—

Income applicable to PlainsCapital Corporation common shareholders	20,163	6,194	45,708	26,840	25,624	24,124	28,592
Less: income applicable to participating securities	702	217	1,670	976	953	—	—

Income applicable to PlainsCapital Corporation common shareholders for basic earnings per common share	$19,461	$5,977	$44,038	$25,864	$24,671	$24,124	$28,592

Per Share Data:
Net income—basic	$0.61	$0.19	$1.39	$0.82	$0.79	$0.92	$1.10
Weighted average shares outstanding—basic	31,843,784	31,625,519	31,649,566	31,476,675	31,259,995	26,117,934	26,012,250
Net income—diluted	$0.59	$0.18	$1.36	$0.80	$0.77	$0.92	$1.09
Weighted average shares outstanding—diluted	33,924,350	33,523,518	33,492,717	33,547,896	33,352,858	26,256,165	26,195,211
Book value per common share	$13.26	$11.33	$12.70	$11.33	$10.66	$9.99	$8.97
Tangible book value per common share	$11.79	$9.79	$11.21	$9.76	$9.02	$8.82	$7.54
Dividends per common share	$0.06	$0.05	$0.24	$0.20	$0.20	$0.20	$0.19

 PlainsCapital Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

        PlainsCapital presents two measures in its selected financial data that are not measures of financial performance recognized by GAAP.

        "Tangible book value per common share" is defined as PlainsCapital's total shareholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets, divided by total common shares outstanding. "Tangible common equity to tangible assets" is defined as PlainsCapital's total shareholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets divided by total assets reduced by goodwill and other intangible assets.

        These measures are important to investors interested in changes from period to period in tangible common equity per share exclusive of changes in intangible assets. For companies such as PlainsCapital that have engaged in business combinations, purchase accounting can result in the recording of significant amounts of goodwill and other intangible assets related to those transactions.

        You should not view this disclosure as a substitute for results determined in accordance with GAAP, and PlainsCapital's disclosure is not necessarily comparable to that of other companies that use non-GAAP measures. The following table reconciles these non-GAAP financial measures to the most comparable GAAP financial measures, "book value per common share" and "PlainsCapital Corporation shareholders' equity to total assets" (in thousands, except per share data):

	As of March 31,		As of December 31,
	2012	2011	2011	2010	2009	2008	2007
Book value per common share	$13.26	$11.33	$12.70	$11.33	$10.66	$9.99	$8.97
Effect of goodwill and intangible assets per share	$(1.47)	$(1.54)	$(1.49)	$(1.57)	$(1.64)	$(1.17)	$(1.43)
Tangible book value per common share	$11.79	$9.79	$11.21	$9.76	$9.02	$8.82	$7.54
PlainsCapital Corporation shareholders' equity	$539,133	$447,851	$517,031	$446,491	$422,500	$399,815	$233,890
Less: preferred stock	114,068	89,399	114,068	89,193	88,400	87,631	—
Less: goodwill and intangible assets, net	46,877	48,807	47,265	49,321	51,496	36,568	37,307

Tangible common equity	378,188	309,645	355,698	307,977	282,604	275,616	196,583
Total assets	5,787,557	5,404,364	5,700,020	5,313,405	4,570,769	3,951,996	3,182,863
Less: goodwill and intangible assets, net	46,877	48,807	47,265	49,321	51,496	36,568	37,307

Tangible assets	5,740,680	5,355,557	5,652,755	5,264,084	4,519,273	3,915,428	3,145,556
Equity to assets	9.32%	8.29%	9.07%	8.40%	9.24%	10.12%	7.35%
Tangible common equity to tangible assets	6.59%	5.78%	6.29%	5.85%	6.25%	7.04%	6.25%

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Hilltop and PlainsCapital after giving effect to the merger and the issuance of Hilltop common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2012 is presented as if the merger with PlainsCapital had occurred on March 31, 2012. The unaudited pro forma condensed combined income statements for the year ended December 31, 2011 and the three months ended March 31, 2012 are presented as if the merger had occurred on January 1, 2011. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. Hilltop is the acquirer for accounting purposes. Hilltop has not had sufficient time to completely evaluate the significant identifiable long-lived tangible and identifiable intangible assets of PlainsCapital. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

        A final determination of the acquisition consideration and fair values of PlainsCapital's assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of PlainsCapital that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.

        In connection with the plan to integrate the operations of Hilltop and PlainsCapital following the completion of the merger, Hilltop anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, could be incurred. Hilltop is not able to determine the timing, nature, and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges could affect the results of operations of Hilltop and PlainsCapital, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Transaction-related expenses estimated at $13.1 million are not included in the unaudited pro forma condensed combined income statements.

        The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

  •
  changes in the trading price for Hilltop's common stock;

  •
  net cash used or generated in PlainsCapital's operations between the signing of the merger agreement and completion of the merger;

  •
  the timing of the completion of the merger;

  •
  other changes in PlainsCapital's net assets that occur prior to completion of the merger, which could cause material differences in the information presented below; and

  •
  changes in the financial results of the combined company, which could change the future discounted cash flow projections.

        The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

  •
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  Hilltop's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, included in Hilltop's Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  PlainsCapital's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, included in this joint proxy statement/prospectus beginning on page F-1;

  •
  Hilltop's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2012 included in Hilltop's Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

  •
  PlainsCapital's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2012, included in this joint proxy statement/prospectus beginning on page F-1; and

  •
  other information pertaining to Hilltop and PlainsCapital contained in or, with respect to Hilltop, incorporated by reference into this joint proxy statement/prospectus. See "Selected Consolidated Historical Financial Data of Hilltop" and "Selected Consolidated Historical Financial Data of PlainsCapital" included elsewhere in this joint proxy statement/prospectus.

HILLTOP HOLDINGS INC. UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AS OF MARCH 31, 2012

	Historical
			Pro Forma Adjustments	Pro Forma Combined
	Hilltop	PlainsCapital			Notes
	(In thousands)
Assets:
Cash, cash equivalents, and amounts due from banks	$579,639	$244,864	$(336,840)	$487,663	A
Federal funds sold and securities purchased under agreements to resell	—	19,858	—	19,858
Investments in securities:
Trading	—	66,804	—	66,804
Available for sale	162,961	616,609	(4,061)	775,509	B
Held to maturity	—	175,647	6,090	181,737	C

Total investments in securities	162,961	859,060	2,029	1,024,050
Other investments	56,560	—	—	56,560
Loans	—	3,269,255	(86,588)	3,182,667	D
Loans held for sale	—	853,801	—	853,801
Broker-dealer and clearing organization receivables	—	196,990	—	196,990
Premiums receivable	25,197	—	—	25,197
Fee award receivable	—	17,706	—	17,706
Deferred acquisition costs	19,395	—	—	19,395
Reinsurance recoverable	25,932	—	—	25,932
Intangible assets	8,765	10,997	75,903	95,665	E
Goodwill	23,988	35,880	176,452	236,320	F
Property and equipment	2,139	92,335	26,430	120,904	G
Other real estate owned	—	23,590	(9,015)	14,575	H
Other assets	19,734	163,221	47,832	230,787	I

Total assets	$924,310	$5,787,557	$(103,797)	$6,608,070

Liabilities:
Deposits	$—	$4,168,776	$7,073	$4,175,849	J
Broker-dealer and clearing organization payables	—	220,012	—	220,012
Short-term borrowings	—	606,774	—	606,774
Reserve for losses and loss adjustment expenses	47,861	—	—	47,861
Unearned premiums	82,796	—	—	82,796
Notes payable	131,450	51,828	—	183,278
Junior subordinated debentures	—	67,012	—	67,012
Other liabilities	10,906	132,193	31,896	174,995	K

Total liabilities	273,013	5,246,595	38,969	5,558,577

Stockholders' Equity:
Preferred stock	—	114,068	—	114,068	L
Common stock	564	32	241	837	M
Additional paid-in capital	917,165	159,835	126,764	1,203,764	N
Accumulated other comprehensive income	10,582	4,857	(4,857)	10,582	O
Accumulated earnings (deficit)	(277,014)	262,411	(266,984)	(281,587)	P
Unearned ESOP shares	—	(2,070)	2,070	—	Q

Total stockholders' equity before noncontrolling interest	651,297	539,133	(142,766)	1,047,664
Noncontrolling interest	—	1,829	—	1,829

Total stockholders' equity	651,297	540,962	(142,766)	1,049,493

Total liabilities and stockholders' equity	$924,310	$5,787,557	$(103,797)	$6,608,070

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

HILLTOP HOLDINGS INC. UNAUDITED PRO FORMA CONDENSED COMBINED
INCOME STATEMENT FOR THE THREE MONTHS ENDED MARCH 31, 2012

	Historical
			Pro Forma Adjustments	Pro Forma Combined
	Hilltop	PlainsCapital			Notes
	(In thousands, except per share data)
Interest income:
Loans, including fees	$—	$48,600	$982	$49,582	R
Net investment and other interest income	3,259	7,956	(202)	11,013	S

Total interest income	3,259	56,556	780	60,595
Interest expense:
Deposits	—	5,265	—	5,265
Short-term borrowings	—	428	—	428
Notes payable	2,139	723	—	2,862
Junior subordinated debentures	—	648	—	648
Other interest expense	—	283	—	283

Total interest expense	2,139	7,347	—	9,486
Net interest income	1,120	49,209	780	51,109
Provision for loan losses	—	2,221	342	2,563	T

Net interest income after provision for loan losses	1,120	46,988	438	48,546
Noninterest income:
Net gains from sale of loans	—	99,718	—	99,718
Mortgage loan origination fees	—	18,325	—	18,325
Investment advisory and securities brokerage fees and commissions	—	24,595	—	24,595
Net premiums earned	35,155	—	—	35,155
Other noninterest income	1,732	7,468	—	9,200

Total noninterest income	36,887	150,106	—	186,993
Noninterest expense:
Loss and loss adjustment expenses	22,542	—	—	22,542
Policy acquisition and other underwriting expenses	12,915	—	—	12,915
Employees' compensation and benefits	2,220	105,774	—	107,994
Occupancy & equipment	271	17,082	—	17,353
General and administrative and other expenses	(486)	41,246	3,407	44,167	U

Total noninterest expense	37,461	164,102	3,407	204,970
Income before income tax expense	546	32,992	(2,969)	30,569
Income tax expense	203	11,254	(1,069)	10,388	V

Net Income	343	21,738	(1,900)	20,181
Less: net income attributable to noncontrolling interest	—	481	—	481
Less: dividends on preferred stock and other	—	1,094	—	1,094

Net income attributable to common stockholders	$343	$20,163	$(1,900)	$18,606

Net income per share attributable to common stockholders:
Basic	$0.01	$0.61		$0.22
Diluted	$0.01	$0.59		$0.22
Weighted average common shares outstanding:
Basic	56,499	32,991	(5,670)	83,820
Diluted	56,555	33,924	(6,603)	83,876

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

HILLTOP HOLDINGS INC. UNAUDITED PRO FORMA CONDENSED COMBINED
INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical
			Pro Forma Adjustments	Pro Forma Combined
	Hilltop	PlainsCapital			Notes
	(In thousands, except per share data)
Interest income:
Loans, including fees	$—	$180,209	$3,457	$183,666	R
Net investment and other interest income	10,538	39,234	(808)	48,964	S

Total interest income	10,538	219,443	2,648	232,629
Interest expense:
Deposits	—	28,172	—	28,172
Short-term borrowings	—	1,700	—	1,700
Notes payable	8,985	3,141	—	12,126
Junior subordinated debentures	—	2,502	—	2,502
Other interest expense	—	997	—	997

Total interest expense	8,985	36,512	—	45,497
Net interest income	1,553	182,931	2,648	187,132
Provision for loan losses	—	21,757	(12,757)	9,000	T

Net interest income after provision for loan losses	1,553	161,174	15,405	178,132
Noninterest income:
Net gains from sale of loans	—	293,469	—	293,469
Mortgage loan origination fees	—	72,351	—	72,351
Investment advisory and securities brokerage fees and commissions	—	92,101	—	92,101
Net premiums earned	134,048	—	—	134,048
Other noninterest income	7,602	19,837	—	27,439

Total noninterest income	141,650	477,758	—	619,408
Noninterest expense:
Loss and loss adjustment expenses	96,734	—	—	96,734
Policy acquisition and other underwriting expenses	47,425	—	—	47,425
Employees' compensation and benefits	7,714	348,121	—	355,835
Occupancy & equipment	958	64,682	—	65,640
General and administrative and other expenses	1,911	141,215	12,880	156,006	U

Total noninterest expense	154,743	554,018	12,880	721,641
Income before income tax expense	(11,540)	84,914	2,525	75,899
Income tax expense	(5,009)	30,068	909	25,968	V

Net Income	(6,531)	54,846	1,616	49,931
Less: net income attributable to noncontrolling interest	—	1,650	—	1,650
Less: dividends on preferred stock and other	—	7,488	—	7,488

Net income attributable to common stockholders	$(6,531)	$45,708	$1,616	$40,793

Net income per share attributable to common stockholders:
Basic	$(0.12)	$1.39		$0.49
Diluted	$(0.12)	$1.36		$0.49
Weighted average common shares outstanding:
Basic	56,499	32,851	(5,530)	83,820
Diluted	56,511	33,493	(6,172)	83,832

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined balance sheet as of March 31, 2012 and the unaudited pro forma condensed combined income statements for the three months ended March 31, 2012 and the year ended December 31, 2011 are based on the historical financial statements of Hilltop and PlainsCapital after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies.

        The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

        Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, Hilltop and PlainsCapital will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

        The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2.     Preliminary Estimated Acquisition Consideration

        On May 8, 2012, Hilltop entered into a definitive agreement and plan of merger with PlainsCapital and Meadow Corporation, pursuant to which PlainsCapital will merge with and into Meadow Corporation and become a subsidiary of Hilltop. The purchase consideration to PlainsCapital shareholders includes approximately 27.3 million shares of Hilltop common stock, 114,068 shares of Hilltop preferred stock, and approximately $317 million of cash. At the closing (as defined in the merger agreement) each outstanding share of PlainsCapital common stock will be converted into the right to receive 0.776 shares of Hilltop common stock and $9.00 in cash (collectively, the "Merger Consideration"), subject to certain adjustments. Each outstanding and unexercised option to purchase shares of PlainsCapital common stock will vest in full and the holder thereof will be entitled to receive the Merger Consideration in respect of each share of PlainsCapital common stock underlying such stock option, less the applicable exercise price and withholding taxes. Each outstanding PlainsCapital restricted stock unit and share of PlainsCapital restricted common stock will vest in full and will be converted into the right to receive the Merger Consideration, less applicable withholding taxes. Each share of PlainsCapital Series C preferred stock will be converted into one share of preferred stock of Hilltop having the same rights, preferences, privileges, voting powers, limitations, and restrictions as the PlainsCapital Series C preferred stock.

        Based on PlainsCapital's estimated shares of common stock and equity awards outstanding as of August 3, 2012, and assuming that all equity awards are vested and exercised as of the closing of the merger, the preliminary estimated acquisition consideration is as follows (in thousands):

Preliminary Estimated Acquisition Consideration

Number of shares of PlainsCapital common stock outstanding at March 31, 2012	32,255
Escrow common shares expected to be issued prior to closing of the merger(1)	1,042
Restricted stock units that will vest upon closing of the merger	939
Restricted shares that will vest upon closing of the merger	453
Stock options that will vest and be exercised prior to closing of the merger	519

Total PlainsCapital common stock upon closing of the merger	35,208
Per share exchange ratio	0.776

Number of shares of Hilltop common stock—as exchanged	27,321
Multiplied by Hilltop common stock price on August 1, 2012	$10.50

Estimated fair value of Hilltop common stock issued		$286,872
Estimated fair value of Hilltop preferred stock issued		114,068
Estimated cash distribution to PlainsCapital common stockholders(2)		316,870

Total Preliminary Estimated Acquisition Consideration		$717,810

(1)
Escrow common shares expected to be issued represent the estimated number of PlainsCapital shares that will be released from escrow and delivered to former First Southwest stockholders under the terms of its December 2008 merger agreement with PlainsCapital and is based on the estimated fair value of certain auction rate securities.

(2)
The estimated cash distribution to PlainsCapital common shareholders equals the cash portion of the Merger Consideration of $9.00, multiplied by the total PlainsCapital common stock upon closing of the merger.

3.     Preliminary Estimated Acquisition Consideration Allocation

        Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of PlainsCapital based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

        The allocation of the estimated acquisition consideration is preliminary because the proposed merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until Hilltop management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of the Hilltop share price at the closing of the transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

        The total preliminary estimated acquisition consideration as shown in the table above is allocated to PlainsCapital's tangible and intangible assets and liabilities as of March 31, 2012 based on their preliminary estimated fair values as follows (in thousands):

  Preliminary Estimated Acquisition Consideration Allocation

Cash, cash equivalents, and amounts due from banks	$230,470
Federal funds sold and securities purchased under agreements to resell	19,858
Investment securities	861,089
Loans held for sale	853,801
Loans	3,182,667
Broker-dealer and clearing organization receivables	196,990
Fee award receivable	17,706
Property and equipment	118,765
Other real estate owned	14,575
Other assets	210,050
Deposits	(4,175,849)
Broker-dealer and clearing organization payables	(220,012)
Short-term borrowings	(606,774)
Notes payable	(51,828)
Junior subordinated debentures	(67,012)
Other liabilities	(164,089)
Noncontrolling interest	(1,829)
Intangible assets	86,900
Goodwill	212,332

Preliminary Estimated Acquisition Consideration	$717,810

        Approximately $86.9 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

        Identifiable intangible assets.    The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or "ASC 820." ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows (dollar amounts in thousands):

		Estimated Useful Life (Years)
Core deposit intangible	$42,700	9
Customer contracts and relationships	14,500	14
Non-compete agreements	14,100	5
Trademarks and trade names	12,000	23
Internally-developed software	3,600	3

Total intangible assets	$86,900

        Goodwill.    Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

4.     Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

        The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated, and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the merger.

        The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments which Hilltop, as the acquirer for accounting purposes, will acquire from PlainsCapital. The descriptions related to these preliminary adjustments are as follows (in thousands):

Balance Sheet

A	Adjustments to cash
	To reflect cash used to purchase outstanding shares of PlainsCapital	$(316,870)
	To reflect cash proceeds to PlainsCapital from assumed stock option exercises, immediately prior to closing of the merger	5,374
	To reflect cash paid by PlainsCapital to settle executive compensation obligations	(12,267)
	To reflect cash used to pay estimated transaction costs of Hilltop	(5,577)
	To reflect cash used to pay estimated transaction costs of PlainsCapital	(7,500)

		$(336,840)

B	Adjustment to available for sale investments
	To reflect estimated fair value at acquisition date	$(4,061)
C	Adjustment to held to maturity investments
	To reflect estimated fair value at acquisition date	$6,090
D	Adjustment to loans
	To reflect estimated fair value at acquisition date	$(86,588)
E	Adjustments to intangible assets
	To eliminate PlainsCapital historical acquired intangible assets	$(10,997)
	To record the estimated fair value of acquired identifiable intangible assets	86,900

		$75,903

F	Adjustments to goodwill
	To eliminate PlainsCapital historical acquired goodwill	$(35,880)
	To reflect the goodwill associated with the PlainsCapital acquisition	212,332

		$176,452

G	Adjustment to property and equipment
	To reflect estimated fair value at acquisition date	$26,430
H	Adjustment to other real estate owned
	To reflect estimated fair value at acquisition date	$(9,015)
I	Adjustments to other assets
	To reflect acquired current tax recoverable from estimated transaction costs of PlainsCapital	$1,350
	To reflect current tax recoverable from estimated transaction costs of Hilltop	1,004
	To reflect deferred tax asset changes resulting from pro forma adjustments	45,478

		$47,832

J	Adjustment to deposits
	To reflect estimated fair value at acquisition date	$7,073
K	Adjustments to other liabilities
	To eliminate contingent liability related to First Southwest escrow shares	$(13,273)
	To reflect liability for change in control payments due under existing contracts	13,404
	To reflect cash paid by PlainsCapital to settle executive compensation obligations	(12,267)
	To reflect liability for indemnification reserve	5,000
	To reflect deferred tax liability changes resulting from pro forma adjustments	39,032

		$31,896

L	Adjustments to preferred stock
	To eliminate PlainsCapital historical preferred stock	$(114,068)
	To reflect the issuance of Hilltop preferred stock, at fair value	114,068

		$—

M	Adjustments to common stock
	To eliminate PlainsCapital historical common stock	$(32)
	To reflect the issuance of Hilltop common stock to PlainsCapital shareholders	273

		$241

N	Adjustments to additional paid-in capital
	To eliminate PlainsCapital historical additional paid-in capital	$(159,835)
	To reflect the issuance of Hilltop common stock to PlainsCapital shareholders	286,599

		$126,764

O	Adjustment to accumulated other comprehensive income
	To eliminate PlainsCapital historical accumulated other comprehensive income	$(4,857)
P	Adjustments to accumulated deficit
	To eliminate PlainsCapital retained earnings	$(262,411)
	To reflect estimated transactions costs of Hilltop, net of tax	(4,573)

		$(266,984)

Q	Adjustment to unearned ESOP shares
	To reflect vesting of PlainsCapital unearned ESOP shares	$2,070

        Pursuant to the acquisition method of accounting, the final acquisition consideration will be based on the price of Hilltop's common stock immediately prior to the effective time of the merger. A 20% difference in per share price at the closing of the merger compared to the amount used in these unaudited pro forma condensed combined financial statements would increase or decrease total acquisition consideration and goodwill by approximately $57 million.

Income Statements

		Three Months Ended March 31, 2012	Year Ended December 31, 2011
R	Adjustment to loan interest income
	To reflect amortization of loan discounts resulting from loan fair value pro forma adjustment	$982	$3,457
S	Adjustment to net investment and other interest income
	To reflect foregone interest resulting from pro forma cash adjustments	$(202)	$(808)
T	Adjustment to provision for loan losses
	To reflect changes to loan loss provision	$342	$(12,757)
U	Adjustments to general and administrative and other expenses
	To eliminate PlainsCapital historical amortization expense	$(388)	$(2,100)
	To reflect amortization of acquired intangible assets	2,600	10,200
	To reflect additional depreciation expense resulting from property and equipment pro forma adjustment	1,195	4,780

		$3,407	$12,880

V	Adjustment to income tax expense
	To reflect the income tax effect of pro forma adjustments R - U at Hilltop's estimated combined statutory tax rate of 36%	$(1,069)	$909

        Note that the estimated transaction costs included as part of the unaudited pro forma condensed combined balance sheet as of March 31, 2012, have not been included in the above unaudited pro forma condensed combined income statements.

5.     Earnings per Common Share

        Unaudited pro forma earnings per common share for the three months ended March 31, 2012 and for the year ended December 31, 2011 have been calculated using Hilltop's historic weighted average common shares outstanding plus the common shares assumed to be issued to PlainsCapital shareholders per the merger agreement.

        The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the three months ended March 31, 2012 and the year ended December 31, 2011 (in thousands, except per share data).

	Three Months Ended March 31, 2012		Year Ended December 31, 2011
	Basic	Diluted	Basic	Diluted
Pro forma net income	$18,606	$18,606	$40,793	$40,793
Weighted average common shares outstanding:
Historic Hilltop	56,499	56,555	56,499	56,511
Common shares issued to PlainsCapital	27,321	27,321	27,321	27,321

Pro forma	83,820	83,876	83,820	83,832

Pro forma net income per common share	$0.22	$0.22	$0.49	$0.49

UNAUDITED COMPARATIVE PER SHARE DATA

        The following table sets forth for Hilltop common stock and PlainsCapital common stock certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the merger and the planned conversion of the outstanding PlainsCapital Series C preferred stock into shares of a new series of Hilltop preferred stock with equivalent rights and preferences as if such transactions had been effective on the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2011, in the case of the net income and dividends declared data.

        The unaudited pro forma per share data in the tables assume that the merger is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the combined company's results of operations. The unaudited pro forma condensed combined financial statement adjustments record the assets and liabilities of PlainsCapital at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. See "Unaudited Pro Forma Condensed Combined Financial Statements" included elsewhere in this joint proxy statement/prospectus. The information in the following table is based on, and should be read together with, the historical financial information that Hilltop presented in its prior filings with the SEC and that Hilltop and PlainsCapital have included in this joint proxy statement/prospectus. See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus.

        The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods nor is it indicative of the results of operations in future periods or the future financial position of the combined company. The Comparative Per Share Data Table for the three months ended March 31, 2012 and the year ended December 31, 2011 combines the historical income per share data of Hilltop and subsidiaries and PlainsCapital and subsidiaries after giving effect to the transactions contemplated by the merger agreement as if such transactions had become effective on January 1, 2011. The unaudited pro forma adjustments are based upon available information and certain assumptions that Hilltop management believes are reasonable. Upon completion of the merger, the operating results of PlainsCapital will be reflected in the consolidated financial statements of Hilltop on a prospective basis.

	Hilltop Historical	PlainsCapital Historical	Pro Forma Combined	Per Equivalent PlainsCapital Share(2)
Income (loss) from operations for the year ended December 31, 2011:
Basic earnings (loss) per share	$(0.12)	$1.39	$0.49	$0.38
Diluted earnings (loss) per share	$(0.12)	$1.36	$0.49	$0.38
Dividends paid for the year ended December 31, 2011:	$—	$0.24	$0.10	$0.08
Book value per share as of December 31, 2011:	$11.60	$12.70	N/A	N/A
Tangible book value per share as of December 31, 2011:	$11.01	$11.21	N/A	N/A
Income from operations for the three months ended March 31, 2012:
Basic earnings per share	$0.01	$0.61	$0.22	$0.17
Diluted earnings per share	$0.01	$0.59	$0.22	$0.17
Dividends paid for the three months ended March 31, 2012:	$—	$0.06	$0.02	$0.02
Book value per share as of March 31, 2012:	$11.56	$13.26	$11.16	$8.66
Tangible book value per share as of March 31, 2012(1):	$10.97	$11.79	$7.19	$5.58

(1)
Please see "—Hilltop Non-GAAP to GAAP Reconciliation and Mangement's Explanation of Non-GAAP Financial Measures" and "—PlainsCapital Non-GAAP to GAAP Reconciliation and Mangement's Explanation of Non-GAAP Financial Measures" for a reconciliation of each company's tangible book value per common share to book value per common share.

(2)
The per equivalent PlainsCapital share data is based only on the 0.776 shares of Hilltop common stock to be issued to PlainsCapital shareholders as the stock portion of the merger consideration for each share of PlainsCapital common stock and does not give effect to the $9.00 in cash to be received by PlainsCapital shareholders as the cash portion of the merger consideration for each share of PlainsCapital common stock.

 RECENT DEVELOPMENTS

        On August 3, 2012, PlainsCapital announced its results of operations for the quarter ended June 30, 2012. The following is a summary of PlainsCapital's unaudited results for the three and six months ended June 30, 2012 and 2011. This summary is not intended to be a comprehensive statement of PlainsCapital's unaudited financial results for these periods. Full financial results will be included in PlainsCapital's Quarterly Report on Form 10-Q for the period ended June 30, 2012.

        The following table presents certain data from PlainsCapital's consolidated results of operations for the three and six months ended June 30, 2012 and 2011 (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net interest income	$49,985	$45,185	$99,194	$87,610
Provision for loan losses	3,419	7,238	5,640	13,738
Noninterest income	168,419	107,589	318,525	192,929
Noninterest expense	172,791	121,930	336,893	230,971

Income before income taxes	42,194	23,606	75,186	35,830
Income tax provision	15,962	7,992	27,216	12,500

Consolidated net income	$26,232	$15,614	$47,970	$23,330

Diluted earnings per common share	$0.72	$0.42	$1.32	$0.60

Dividends per common share	$0.06	$0.05	$0.12	$0.10

        PlainsCapital announced consolidated net income for the second quarter of 2012 of $26.2 million, a 68% increase over its second quarter 2011 earnings of $15.6 million. On a per share basis, earnings were $0.72 per diluted common share for the three months ended June 30, 2012, compared to $0.42 per diluted common share reported for the quarter ended a year earlier. Consolidated net income for the six months ended June 30, 2012 was $48.0 million, a 106% increase over earnings of $23.3 million for the six months ended June 30, 2011. On a per share basis, earnings were $1.32 per diluted share for the first six months of 2012, compared to $0.60 per diluted share reported for the six-month period ended June 30, 2011. Returns on average assets and average shareholders' equity for the six months ended June 30, 2012 were 1.63% and 17.38%, respectively, compared to 0.87% and 10.28% for the six months ended June 30, 2011.

        Net interest income increased $4.8 million for the second quarter of 2012, from $45.2 million in the second quarter of 2011 to $50.0 million in the second quarter of 2012, and $11.6 million for the six months ended June 30, 2012, from $87.6 million in the first half of 2011 to $99.2 million in the first half of 2012. The increase for both periods was due to increases in average loan volumes within PlainsCapital's banking segment and decreases in market interest rates paid on deposits.

        The provision for loan losses was $3.4 million and $5.6 million for the three and six months ended June 30, 2012, respectively. Provision for loan losses decreased by $3.8 million for the second quarter of 2012 and $8.1 million for the six months ended June 30, 2012 compared with the corresponding periods in 2011. The decrease was primarily a result of a decrease in non-performing loans during the first half of 2012 compared with the first half of 2011 resulting from the improving economic and financial environment for banking in Texas.

        Noninterest income was $168.4 million for the second quarter of 2012 compared with $107.6 million for the second quarter of 2011, an increase of $60.8 million. Noninterest income was $318.5 million for the six months ended June 30, 2012 compared with $192.9 million for the six months ended June 30, 2011, an increase of $125.6 million. The increase for both periods was primarily due to increased mortgage loan origination volume, which increased 58% during the second quarter of 2012 and 67% during the six months ended June 30, 2012 compared with the corresponding periods in 2011. The increased mortgage loan origination volume resulted from PrimeLending's efforts to add staff and open mortgage banking offices in recent years, in addition to a more favorable interest rate environment in the first half of 2012, compared to the same period in 2011. The increased mortgage origination volume led to higher combined net gains on the sale of mortgage loans and mortgage loan origination fees during the first half of 2012. PrimeLending expects its rate of mortgage loan origination volume growth to moderate throughout the remainder of 2012.

        Noninterest expense was $172.8 million for the second quarter of 2012 compared with $121.9 million for the second quarter of 2011, an increase of $50.9 million. Noninterest expense was $336.9 million for the six months ended June 30, 2012, compared with $231.0 million for the same period in 2011, an increase of $105.9 million. The largest component of the increase was employees' compensation and benefits, which increased primarily due to higher variable costs for commissions incurred by the mortgage origination segment as a result of an increase in the volume of mortgage loan originations during the first half of 2012 compared with the first half of 2011.

        The following table presents certain balance sheet data for PlainsCapital as of June 30, 2012 and December 31, 2011 (in millions):

	June 30, 2012	December 31, 2011
Total assets	$5,846	$5,700
Loans, including loans held for sale	4,272	4,127
Deposits	3,953	4,246
PlainsCapital Corporation shareholders' equity	562	517

        As of June 30, 2012, on a consolidated basis, PlainsCapital had total assets of approximately $5.8 billion, total loans, including loans held for sale, of approximately $4.3 billion, and shareholders' equity of approximately $0.6 billion. PlainsCapital had deposits of $4.0 billion at June 30, 2012, a decrease of $293 million compared with December 31, 2011. The decrease in deposits was due primarily to PlainsCapital's decision to replace certain maturing time deposits with lower cost sources of funding, including advances from the Federal Home Loan Bank.

        As of June 30, 2012, PlainsCapital exceeded all regulatory capital requirements with a total capital to risk weighted assets ratio of 14.34%, Tier 1 capital to risk weighted assets ratio of 12.87% and a Tier 1 capital to average assets, or leverage, ratio of 10.17%.

RISK FACTORS

        In addition to the other information included and incorporated by reference in this document, Hilltop shareholders should consider the matters described below in determining whether to approve the issuance of Hilltop common stock to PlainsCapital shareholders as contemplated by the merger agreement and PlainsCapital shareholders should consider the matters described below in determining whether to adopt and approve the merger agreement.

Risk Factors Relating to the Merger

         Because the market price of Hilltop common stock will fluctuate and the per share merger consideration may be adjusted, PlainsCapital shareholders cannot be sure of the value of the merger consideration they will receive.

        Upon completion of the merger, each share of PlainsCapital common stock will be converted into merger consideration consisting of $9.00 in cash and 0.776 of a share of Hilltop common stock, subject to certain adjustments. The market value of the merger consideration may vary from the closing price of Hilltop common stock on the date we announced the merger, on the date that this document was mailed to PlainsCapital shareholders, on the date of the special meeting of the PlainsCapital shareholders and on the date we complete the merger and thereafter. Any change in the market price of Hilltop common stock prior to completion of the merger will affect the market value of the merger consideration that PlainsCapital shareholders will receive upon completion of the merger. In addition, the aggregate merger consideration payable by Hilltop will not increase in the event that additional shares of PlainsCapital common stock are issued or become outstanding following the execution of the merger agreement, other than in connection with certain equity awards. As a result, if additional shares of PlainsCapital common stock are issued or become outstanding other than as permitted in the merger agreement, the per share merger consideration will decrease. Accordingly, at the time of the special meeting, PlainsCapital shareholders will not know or be able to calculate the value of the merger consideration they would receive upon completion of the merger. Neither company is permitted to terminate the merger agreement or resolicit the vote of its shareholders solely because of changes in the market price of Hilltop's common stock, and there will be no adjustment to the merger consideration for changes in such market price. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control. We urge you to obtain current market quotations for shares of Hilltop common stock before you vote your shares at the PlainsCapital special meeting.

         We may fail to realize all of the anticipated benefits of the merger.

        The success of the merger will depend, in part, on our ability to successfully combine the Hilltop and PlainsCapital organizations. If we are not able to achieve this objective, the anticipated benefits of the merger may not be realized fully or at all or may take longer than expected to be realized.

        Hilltop and PlainsCapital have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the acquisition of PlainsCapital by Hilltop could result in the loss of key employees and the disruption of each company's ongoing businesses. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. It is also possible that clients, customers, depositors and counterparties of PlainsCapital could choose to discontinue their relationships with the combined company post-merger because they prefer doing business with an independent company or for any other reason, which would adversely affect the future performance of the combined company. Transition efforts between the two companies will also divert management attention and resources. These transition matters could have an adverse effect on each of

PlainsCapital and Hilltop during the pre-merger period and for an undetermined period after consummation of the merger.

         The results of operations of Hilltop after the merger may be affected by factors different from those currently affecting the results of operations of Hilltop and PlainsCapital.

        The businesses of Hilltop and PlainsCapital differ in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company's common stock may be affected by factors different from those currently affecting the independent results of operations of Hilltop and PlainsCapital. For a discussion of the business of Hilltop and of certain factors to consider in connection with Hilltop's business, see "Information About the Companies—Hilltop Holdings Inc." and the documents incorporated by reference in this document and referred to under "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus. For a discussion of the business of PlainsCapital and of certain factors to consider in connection with PlainsCapital's business, see "Information About the Companies—PlainsCapital Corporation" included elsewhere in this joint proxy statement/prospectus and the consolidated financial statements of PlainsCapital beginning on page F-1 of this joint proxy statement/prospectus.

         The merger agreement limits Hilltop's and PlainsCapital's ability to pursue an alternative transaction and requires Hilltop or PlainsCapital to pay a termination fee of $17.5 million under limited circumstances relating to alternative acquisition proposals.

        The merger agreement prohibits Hilltop and PlainsCapital from soliciting, initiating, endorsing or knowingly encouraging or facilitating certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See "The Merger Agreement—No Solicitation" included elsewhere in this joint proxy statement/prospectus. The merger agreement also provides for the payment by Hilltop or PlainsCapital of a termination fee in the amount of $17.5 million in the event that the other party terminates the merger agreement for certain reasons involving a material and adverse change in the recommendation of Hilltop's or PlainsCapital's board of directors, a failure of Hilltop's shareholders to approve the share issuance proposal or a termination of the merger agreement in certain circumstances followed by an acquisition of PlainsCapital by a third party. These provisions may discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of PlainsCapital or Hilltop from considering or proposing such an acquisition. Furthermore, if the merger agreement is terminated and PlainsCapital's board of directors seeks another party to acquire PlainsCapital, PlainsCapital shareholders cannot be certain that PlainsCapital will be able to find a party willing to pay the equivalent or greater consideration than that which Hilltop has agreed to pay in the merger. See "The Merger Agreement—Termination Fee" included elsewhere in this joint proxy statement/prospectus.

         The fairness opinions that Hilltop and PlainsCapital have obtained from Stephens and J.P. Morgan, respectively, have not been, and are not expected to be, updated to reflect any changes in circumstances that may have occurred since the signing of the merger agreement.

        The fairness opinions issued to Hilltop and PlainsCapital by Stephens and J.P. Morgan, which are Hilltop's and PlainsCapital's respective financial advisors, regarding the fairness, from a financial point of view, of the consideration to be paid in connection with the merger, speak only as of May 8, 2012. Changes in the operations and prospects of Hilltop or PlainsCapital, general market and economic conditions and other factors which may be beyond the control of Hilltop and PlainsCapital, and on which the fairness opinions were based, may have altered the value of Hilltop or PlainsCapital or the market price of shares of Hilltop common stock as of the date of this document, or may alter such values and market price by the time the merger is completed. Stephens and J.P. Morgan do not have any obligation to update, revise or reaffirm their respective opinions to reflect subsequent developments, and have not done so. For a description of the opinions that Hilltop and PlainsCapital received from their respective financial advisors, please refer to "The Merger—Opinion of Hilltop's Financial Advisor" included elsewhere in this joint proxy statement/prospectus and "The Merger—Opinion of PlainsCapital's Financial Advisor" included elsewhere in this joint proxy statement/prospectus. For a description of the other factors considered by Hilltop's board of directors in determining to approve the merger, please refer to "The Merger—Hilltop's Reasons for the Merger; Recommendation of the Hilltop Board of Directors" included elsewhere in this joint proxy statement/prospectus. For a description of the other factors considered by PlainsCapital's board of directors in determining to approve the merger, please refer to "The Merger—PlainsCapital's Reasons for the Merger; Recommendation of the PlainsCapital Board of Directors" included elsewhere in this joint proxy statement/prospectus.

         The merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the combined company following the merger.

        Before the merger may be completed, various approvals or consents must be obtained from the Federal Reserve Board, the Texas Department of Banking and various other securities, antitrust, and other regulatory authorities. These government entities may impose conditions on the completion of the merger or require changes to the terms of the merger. Although Hilltop and PlainsCapital do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger.

         Hilltop's ability to engage in nonbanking activities may be adversely affected if it is unable to obtain financial holding company status.

        Hilltop's existing insurance activities, which are conducted through NLASCO, its wholly owned subsidiary, and certain of PlainsCapital's existing activities, including its merchant banking activities, will be deemed impermissible activities for Hilltop under the Bank Holding Company Act as of the closing of the merger, and must be terminated or disposed of by the expiration of a two-year grace period or any extensions granted thereof. While these activities may be continued if Hilltop is able to elect to become a financial holding company under the Bank Holding Company Act, Hilltop may be unable to satisfy the financial holding company requirements prior to the expiration of the grace period, and activities, businesses or investments that would be permissible for a financial holding company but not for a bank holding company will need to be terminated or disposed of. This could adversely affect the business, results of operations or financial position of the combined company following the merger.

         PlainsCapital will be subject to business uncertainties, and Hilltop and PlainsCapital are subject to contractual restrictions while the merger is pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on PlainsCapital and consequently on Hilltop. These uncertainties may impair PlainsCapital's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with PlainsCapital to seek to change existing business relationships with PlainsCapital. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty or a desire not to remain with the business, Hilltop's business following the merger could be negatively impacted.

        In addition, the merger agreement restricts Hilltop and PlainsCapital from making certain acquisitions and taking other specified actions until the merger occurs without the consent of the other party. These restrictions may prevent Hilltop and PlainsCapital from pursuing attractive business opportunities that may arise prior to the completion of the merger. See "The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Completion of the Merger" included elsewhere in this joint proxy statement/prospectus for a description of the restrictive covenants applicable to Hilltop and PlainsCapital.

        In addition, PlainsCapital's or Hilltop's businesses may be indirectly adversely affected by the failure to pursue other beneficial opportunities due to the focus of management on the merger. Further, if the merger agreement is terminated because the PlainsCapital shareholders fail to approve the merger proposal and the termination fee is not otherwise payable pursuant to the merger agreement, PlainsCapital will be required to pay $5 million to Hilltop in respect of Hilltop's expenses in connection with the merger agreement.

         The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the price of Hilltop common stock and the value of PlainsCapital common stock to decline.

        The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approvals of the Hilltop and PlainsCapital shareholders. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, Hilltop and PlainsCapital may terminate the merger agreement under certain circumstances even if the merger is approved by PlainsCapital and Hilltop shareholders, including if the merger has not been completed on or before December 31, 2012 or if either party's board of directors recommends in favor of an alternative acquisition proposal. If Hilltop and PlainsCapital do not complete the merger, the trading price of Hilltop common stock on the NYSE and the value of PlainsCapital common stock may decline to the extent that the current prices reflect a market assumption that the merger will be completed. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of Hilltop or PlainsCapital. For more information on closing conditions to the merger agreement, see "The Merger Agreement—Conditions to Completion of the Merger" included elsewhere in this joint proxy statement/prospectus.

         Current Hilltop shareholders and PlainsCapital shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

        Current Hilltop shareholders have the right to vote in the election of the Hilltop board of directors and on other matters affecting Hilltop. Current PlainsCapital shareholders have the right to vote in the election of the PlainsCapital board of directors and on other matters affecting PlainsCapital. Immediately after the merger is completed, it is expected that, on a fully diluted basis, current Hilltop shareholders will own approximately 67%, and current PlainsCapital shareholders will own approximately 33%, of the outstanding shares of Hilltop common stock. As a result of the merger, current Hilltop shareholders will have less influence on the management and policies of Hilltop post-merger than they currently have, and current PlainsCapital shareholders will have less influence on the management and policies of Hilltop post-merger than they currently have with respect to PlainsCapital.

         Current PlainsCapital shareholders may not receive dividends on the Hilltop common stock that they receive in the merger.

        Hilltop has not historically paid cash dividends on its common stock. Hilltop has agreed to cause its board of directors to consider a policy for the payment of dividends on the Hilltop common stock, subject to applicable law, and taking into account the level of dividends historically paid on the PlainsCapital common stock. However, any decision to approve such a policy, and any future declaration of dividends, will be at the discretion of the Hilltop board of directors and will depend on Hilltop's results of operations, financial condition, capital requirements, regulatory contractual restrictions, business strategy and other factors that the Hilltop board of directors deems relevant at that time. Current PlainsCapital shareholders may not continue to receive dividends on their common stock as holders of Hilltop common stock following completion of the merger at the same level as they receive today, or at all.

         The financial analyses and forecasts considered by Hilltop and PlainsCapital and their respective financial advisors may not be realized, which may adversely affect the market price of Hilltop shares following the merger.

        In performing their financial analyses and rendering their opinions regarding the fairness, from a financial point of view, of the merger consideration set forth in the merger agreement, each of the respective financial advisors to Hilltop and PlainsCapital independently reviewed and relied on, among other things, internal standalone and pro forma financial analyses and forecasts as separately provided to each respective financial advisor by Hilltop or PlainsCapital. See the sections titled "The Merger—Certain Hilltop Prospective Financial Information" included elsewhere in this joint proxy statement/prospectus and "The Merger—Certain PlainsCapital Prospective Financial Information" included elsewhere in this joint proxy statement/prospectus. The financial advisors assumed, at the direction of the board of directors of PlainsCapital (in the case of J.P. Morgan) and of Hilltop (in the case of Stephens Inc.), that such financial information was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PlainsCapital and Hilltop as to the future performance of their respective companies and that such future financial results will be achieved at the times and in the amounts projected by management of PlainsCapital and Hilltop. These analyses and forecasts were prepared by, or as directed by, the managements of Hilltop and PlainsCapital and were also considered by the board of directors of each of Hilltop and PlainsCapital. None of these analyses or forecasts was prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, generally accepted accounting principles in the U.S. ("GAAP"), statutory accounting principles ("SAP") or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Hilltop and PlainsCapital. Accordingly, Hilltop's and/or PlainsCapital's financial condition or results of operations may not be consistent with those set forth in such analyses and forecasts. Worse financial results could have a material adverse effect on the market price of Hilltop common stock following the merger.

         Some of the executive officers and directors of PlainsCapital have interests in seeing the merger completed that are different from, or in addition to, those of the other PlainsCapital shareholders. Therefore, some of the executive officers and directors of PlainsCapital may have a conflict of interest in recommending the proposals being voted on at the PlainsCapital special meeting.

        The executive officers of PlainsCapital may have arrangements that provide them with interests in the merger that are different from, or in addition to, those of shareholders of PlainsCapital generally. These interests include, among others, continued service by current PlainsCapital executive officers as executive officers of Hilltop or PlainsCapital following the merger, and payments to current PlainsCapital executive officers in connection with the merger. These interests may influence the executive officers of PlainsCapital to support or approve the proposals to be presented at the PlainsCapital special meeting.

        In addition, certain directors of PlainsCapital may have interests in the merger that are different from, or in addition to, those of shareholders of PlainsCapital generally, including the accelerated vesting of certain equity awards and service as a director of Hilltop following the merger. These interests may influence the directors of PlainsCapital to support or approve the proposals to be presented at the PlainsCapital special meeting.

        See "The Merger—Interests of Certain Directors and Executive Officers in the Merger" included elsewhere in this joint proxy statement/prospectus for a more detailed description of these interests.

         The completion of the merger may trigger change in control provisions in certain agreements to which PlainsCapital is a party.

        The completion of the merger may trigger change in control provisions in certain agreements to which PlainsCapital is a party. Such agreements include a line of credit provided by and term notes issued to JPMorgan Chase Bank, N.A. under which PlainsCapital's subsidiary, PlainsCapital Bank, had an aggregate of $39.5 million in indebtedness as of March 31, 2012. If PlainsCapital and Hilltop are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements (including terminating the agreements or seeking monetary penalties). Even if PlainsCapital or Hilltop is able to obtain waivers, the counterparties may demand a fee for such waivers or seek to renegotiate the agreements on materially less favorable terms than those currently in place.

         The shares of Hilltop common stock to be received by PlainsCapital shareholders as a result of the merger will have different rights from the shares of PlainsCapital common stock.

        Upon completion of the merger, PlainsCapital shareholders will become Hilltop shareholders and their rights as shareholders will be governed by the Hilltop charter and the Hilltop bylaws. The rights associated with PlainsCapital common stock are different from the rights associated with Hilltop common stock. See "Comparison of Shareholders' Rights" included elsewhere in this joint proxy statement/prospectus for a discussion of the different rights associated with Hilltop common stock.

         Termination of the merger agreement could negatively impact PlainsCapital and/or Hilltop.

        If the merger agreement is terminated, there may be various consequences. For example, PlainsCapital's or Hilltop's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. A termination of the merger agreement may also damage the reputations and franchise values of Hilltop and PlainsCapital. If the merger agreement is terminated and PlainsCapital's board of directors seeks another merger or business combination, PlainsCapital shareholders cannot be certain that PlainsCapital will be able to find a party willing to pay the equivalent or greater consideration than that which Hilltop has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, PlainsCapital may be required to pay $5 million to Hilltop in respect of Hilltop's expenses in connection with the merger agreement or pay Hilltop a termination fee of $17.5 million, or Hilltop may be required to pay PlainsCapital a termination fee of $17.5 million.

         The combined company expects to incur substantial expenses related to the merger.

        The combined company expects to incur substantial expenses in connection with completing the merger and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although Hilltop and PlainsCapital have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the completion of the merger. As a result of these expenses, both Hilltop and PlainsCapital expect to take charges against their earnings before and after the completion of the merger. The charges taken in connection with the merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.

         If completed, the merger may not produce its anticipated results, and Hilltop and PlainsCapital may be unable to combine their operations in the manner expected.

        Hilltop and PlainsCapital entered into the merger agreement with the expectation that the merger will result in various benefits. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether the Hilltop and PlainsCapital organizations can be combined in an efficient, effective and timely manner.

        It is possible that the transition process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company's ongoing businesses, controls, procedures, policies and compensation arrangements, any of which could adversely affect the combined company's ability to achieve the anticipated benefits of the merger. The combined company's results of operations could also be adversely affected by any issues attributable to either company's operations that arise or are based on events or actions that occur prior to the closing of the merger. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The transition process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company's future business, financial condition, operating results and prospects.

         The merger may not be accretive to earnings and may cause dilution to Hilltop's earnings per share, which may negatively affect the market price of Hilltop's common stock.

        Hilltop currently anticipates that the merger will be accretive to earnings in the first full year following the completion of the merger, after factoring in synergies and excluding costs to achieve synergies and other one-time costs related to the merger. This expectation is based on preliminary estimates that are subject to change. If such estimates change or prove to be inaccurate, the merger may not be accretive to earnings. Hilltop also could encounter additional transaction and integration-related costs, may fail to realize all of the benefits anticipated in the merger or be subject to other factors that affect preliminary estimates. Any of these factors could cause a decrease in Hilltop's adjusted earnings per share or decrease or delay the expected accretive effect of the merger and contribute to a decrease in the price of Hilltop's common stock.

         If the merger is consummated, Hilltop will become a bank holding company pursuant to the Bank Holding Company Act and its operations will be limited to activities permissible by bank holding companies.

        A bank holding company ("BHC") is subject to ongoing supervision, regulation, examination and enforcement by the Federal Reserve. This Federal Reserve jurisdiction also extends to any company that is directly or indirectly controlled by a BHC, such as subsidiaries and other companies in which the BHC has a controlling investment. If the merger is consummated, Hilltop will become a BHC and any legal entity that is deemed to control Hilltop also will be required to become a BHC.

        It is a policy of the Federal Reserve that a BHC should serve as a source of financial and managerial strength to the depository institutions that it controls. In furtherance thereof, the regulators may require certain financial and other actions by a BHC in support of controlled depository institutions including raising and contributing capital, even if such actions are not in the best interests of the BHC or its shareholders. The types of activities and investments that can be conducted, directly or indirectly, by a BHC are limited by applicable law to those that are generally related to the banking business. A BHC is generally not permitted to engage in commercial, manufacturing or industrial activities. The Gramm-Leach-Bliley Act expanded the universe of activities and investments permissible for those BHCs that meet certain criteria to qualify as a "financial holding company" that Hilltop intends to seek to meet. In general, a financial holding company may engage in activities that are (i) financial in nature or incidental to such financial activity or (ii) complementary to a financial activity. Permissible activities for a financial holding company include the activities permissible for a BHC, as well as: insurance agency and underwriting activities; financial, investment or economic advisory services; underwriting, dealing in or making a market in securities; and limited investing in non-financial companies subject to various restrictions. Because, upon consummation of the merger, Hilltop will become a BHC, regulators could require Hilltop to take certain financial and other actions in support of PlainsCapital Bank even if such actions are not in the best interests of the combined company or its shareholders and the activities and investments of Hilltop will be limited in the future as described above.

         If the merger fails to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, PlainsCapital shareholders may be required to recognize additional gain or loss on the exchange of their shares of PlainsCapital common stock in the merger for U.S. federal income tax purposes.

        Hilltop and PlainsCapital have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Hilltop nor PlainsCapital intends to request any ruling from the Internal Revenue Service as to the tax consequences of the exchange of shares of PlainsCapital common stock for shares of Hilltop common stock in the merger. If the merger fails to qualify as a reorganization, a PlainsCapital shareholder would generally recognize gain or loss for U.S. federal income tax purposes on each share of PlainsCapital common stock exchanged in the merger in an amount equal to the difference between that shareholder's basis in such share and the sum of the amount of the cash and the fair market value of the shares of Hilltop common stock the PlainsCapital shareholder receives or may receive in exchange for each such share of PlainsCapital common stock. You are urged to consult with your own tax advisor regarding the proper reporting of the amount and timing of such gain or loss. See "United States Federal Income Tax Consequences of the Merger" elsewhere in this joint proxy statement/prospectus.

         The unaudited pro forma financial statements included in this document are presented for illustrative purposes only and may not be an indication of the combined company's financial condition or results of operations following the merger.

        The unaudited pro forma financial statements contained in this document are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company's financial condition or results of operations following the merger for several reasons. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company's financial condition or results of operations following the merger. Any potential decline in the combined company's financial condition or results of operations may cause significant variations in the stock price of the combined company.

Risk Factors Relating to PlainsCapital's Business

         An adverse change in real estate market values may result in losses and otherwise adversely affect the profitability of the combined company following the merger.

        As of December 31, 2011, approximately 40% of PlainsCapital's loan portfolio was comprised of loans with real estate as the primary component of collateral. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. The negative developments in the financial industry and economy as a whole over the past several years have adversely affected real estate market values generally and in PlainsCapital's market areas in Texas specifically and may continue to decline. A decline in real estate values could further impair the value of PlainsCapital's collateral and PlainsCapital's ability to sell the collateral upon any foreclosure. In the event of a default with respect to any of these loans, the amounts PlainsCapital receives upon sale of the collateral may be insufficient to recover the outstanding principal and interest on the loan. As a result, the profitability and financial condition of the combined company following the merger may be adversely affected by a further decrease in real estate market values.

         PlainsCapital's allowance for loan losses may not be adequate to cover actual losses.

        As a lender, PlainsCapital is exposed to the risk that it could sustain losses because borrowers, guarantors, and related parties may fail to perform in accordance with the terms of their loans. PlainsCapital has historically addressed this risk by maintaining an allowance for loan losses in an amount intended to cover management's estimate of losses inherent in the loan portfolio. As a result of the merger, the combined company will be required under generally accepted accounting principles to estimate the fair value of the loan portfolio after the consummation of the merger and write the portfolio down to that estimate. For most loans, this will mean computing the net present value of estimated cash flows to be received from borrowers. PlainCapital's allowance for loan losses that had been maintained will be eliminated in this accounting. A new allowance for loan losses will be established for loans made subsequent to consummation of the merger and for any subsequent decrease in the estimate of cash flows to be received from the loans held.

        The estimate of fair value as of the consummation of the merger will be based on economic conditions at such time and on management's projections regarding both future economic conditions and the ability of PlainsCapital Bank's borrowers to continue to repay their loans. However, if management's assumptions and projections prove to be incorrect, the estimate of fair value may be higher than the actual fair value and the combined company may suffer losses in excess of those estimated. Further, the allowance for loan losses established for new loans or for revised estimates may prove to be inadequate to cover actual losses, especially if economic conditions worsen.

        While management will endeavor to estimate fair value and the allowance to cover current losses, no underwriting and credit monitoring policies and procedures that the combined company could adopt to address credit risk could provide complete assurance that there will not be unexpected losses. These losses could have a material adverse effect on the combined company's business, financial condition, results of operations and cash flows. In addition, federal regulators periodically evaluate the adequacy of the allowance for loan losses and may require the combined company to increase its provision for loan losses or recognize further loan charge-offs based on judgments different from those of management.

         Negative developments in the financial industry and the domestic and international credit markets during the past several years may adversely affect our operations and results.

        The U.S. and global economies have suffered a dramatic downturn during the past several years, which has negatively impacted many industries, including the financial industry. Although economic conditions have improved, certain sectors, such as real estate and manufacturing, remain weak and unemployment remains high.

        As a result, commercial as well as consumer loan portfolio performances deteriorated at many financial institutions and have only recently begun to rebound, and the competition for deposits and quality loans has increased significantly. In addition, the values of real estate collateral supporting many commercial loans and home mortgages declined, which contributed to a greater degree of loan defaults. Financial institutions were also particularly impacted by the lack of liquidity and loss of confidence in the financial sector. These factors collectively had a negative impact on PlainsCapital's business, financial condition and results of operations. While market conditions are improving, there is no clear indication of the magnitude of any improvement, or its sustainability. Concerns about the European Union's sovereign debt crisis and the soundness of its banking system have also caused uncertainty for financial markets globally. Should these market conditions worsen or the U.S. or global economies suffer a future downturn, the credit quality of PlainsCapital's loan portfolio and the results of operations and financial condition of the combined company following the merger could be adversely affected.

        In response to some of these concerns, and with the intent of preventing future crises, the federal government adopted significant new laws and regulations relating to financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). Numerous other actions have been taken by the Federal Reserve Board, the U.S. Congress, the U.S. Department of the Treasury ("U.S. Treasury"), the FDIC, the SEC and others to address financial stability, and neither PlainsCapital nor Hilltop can predict the full effect of these actions or any future regulatory reforms. Negative developments in the financial industry and the domestic and international credit markets, and the impact of new or future legislation in response to those developments, may negatively impact PlainsCapital's operations by restricting its business operations, including its ability to originate or sell loans, price financial products and services and attract and retain experienced personnel, and adversely impact the combined company's financial performance.

         PlainsCapital's geographic concentration may magnify the adverse effects and consequences of any regional or local economic downturn.

        PlainsCapital conducts its banking operations primarily in Texas. Substantially all of the real estate loans in PlainsCapital's loan portfolio are secured by properties located in Texas, with more than 75% secured by properties located in the Dallas/Fort Worth and Austin/San Antonio markets as of December 31, 2011. Likewise, substantially all of the real estate loans in PlainsCapital's loan portfolio are made to borrowers who live and conduct business in Texas. In addition, mortgage origination fee income is dependent to a significant degree on economic conditions in Texas and California. During 2011, approximately 26% and 16% by dollar volume of PlainsCapital's mortgage loans originated were collateralized by properties located in Texas and California, respectively. PlainsCapital's businesses are affected by general economic conditions such as inflation, recession, unemployment and many other factors beyond its control. Adverse economic conditions in Texas may result in a reduction in the value of the collateral securing PlainsCapital's loans. Any regional or local economic downturn that affects Texas or existing or prospective property or borrowers in Texas may affect PlainsCapital and its profitability more significantly and more adversely than its competitors that are less geographically concentrated.

         PlainsCapital's business is subject to interest rate risk, and fluctuations in interest rates may adversely affect the earnings, capital levels and overall results of the combined company following the merger.

        The majority of PlainsCapital's assets are monetary in nature and, as a result, PlainsCapital is subject to significant risk from changes in interest rates. Changes in interest rates may impact PlainsCapital's net interest income as well as the valuation of its assets and liabilities. PlainsCapital's earnings are significantly dependent on its net interest income, which is the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings. PlainsCapital expects to periodically experience "gaps" in the interest rate sensitivities of its assets and liabilities, meaning that either its interest-bearing liabilities will be more sensitive to changes in market interest rates than its interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to PlainsCapital's position, this "gap" may work against it, and the earnings of the combined company may be adversely affected.

        An increase in the general level of interest rates may also, among other things, adversely affect the demand for loans and PlainsCapital's ability to originate loans. In particular, if mortgage interest rates increase, the demand for residential mortgage loans and the refinancing of residential mortgage loans will likely decrease, which will have an adverse effect on PlainsCapital's income generated from mortgage origination activities. Conversely, a decrease in the general level of interest rates, among other things, may lead to prepayments on PlainsCapital's loan and mortgage-backed securities portfolios and increased competition for deposits. Accordingly, changes in the general level of market interest rates may adversely affect PlainsCapital's net yield on interest-earning assets, loan origination volume and its overall results.

        Market interest rates are affected by many factors outside of PlainsCapital's control, including inflation, recession, unemployment, money supply, and international disorder and instability in domestic and foreign financial markets. PlainsCapital may not be able to accurately predict the likelihood, nature and magnitude of such changes or how and to what extent such changes may affect its business. PlainsCapital also may not be able to adequately prepare for, or compensate for, the consequences of such changes. Any failure to predict and prepare for changes in interest rates, or adjust for the consequences of these changes, may adversely affect the earnings and capital levels and overall results of the combined company following the merger.

         PlainsCapital is subject to extensive supervision and regulation that could restrict its activities and impose financial requirements or limitations on the conduct of its business and limit its ability to generate income.

        PlainsCapital is subject to extensive federal and state regulation and supervision, including that of the Federal Reserve Board, the Texas Department of Banking, the FDIC, the Consumer Financial Protection Bureau ("CFPB"), the SEC and Financial Industry Regulatory Authority ("FINRA"). Banking regulations are primarily intended to protect depositors' funds, federal deposit insurance funds and the banking system as a whole, not shareholders. Likewise, regulations promulgated by FINRA are primarily intended to protect customers of broker-dealer businesses rather than shareholders. These regulations affect PlainsCapital's lending practices, capital structure, investment practices, dividend policy and growth, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, damages, civil money penalties or reputational damage, which could have a material adverse effect on the business, financial condition and results of operations of the combined company following the merger. There can be no assurance that such violations will not occur.

        The U.S. Congress and federal regulatory agencies frequently revise banking and securities laws, regulations and policies. On July 21, 2010, President Obama signed into law the Dodd-Frank Act, which significantly alters the regulation of financial institutions and the financial services industry. The Dodd-Frank Act establishes the CFPB and requires the CFPB and other federal agencies to implement many provisions of the Dodd-Frank Act. PlainsCapital expects that several aspects of the Dodd-Frank Act may affect its business, including, without limitation, increased capital requirements, increased mortgage regulation, restrictions on proprietary trading in securities, restrictions on investments in hedge funds and private equity funds, executive compensation restrictions and disclosure and reporting requirements. At this time, it is difficult to predict the extent to which the Dodd-Frank Act or the resulting rules and regulations will affect PlainsCapital's business. Compliance with these new laws and regulations likely will result in additional costs, which could be significant and may adversely impact the results of operations, financial condition, and liquidity of the combined company following the merger.

        During the second quarter of 2010, PlainsCapital Bank received its 2008 CRA Performance Evaluation from the Federal Reserve Board. The Federal Reserve Board lowered PlainsCapital Bank's overall Community Reinvestment Act ("CRA") rating from "satisfactory" to "needs to improve" as a result of alleged fair lending issues associated with PlainsCapital's mortgage origination segment in prior years. In the fourth quarter of 2011, PlainsCapital Bank received the results of its current CRA Performance Evaluation, which returned PlainsCapital Bank's CRA rating to "satisfactory." During such time as PlainsCapital Bank's CRA rating was "needs to improve," PlainsCapital could not commence new activities that were "financial in nature" or acquire companies engaged in these activities. In addition, a CRA rating of less than "satisfactory" adversely affected PlainsCapital Bank's ability to establish new branches. If PlainsCapital Bank fails to maintain its "satisfactory" rating, it would again be subject to these restrictions on its activities, acquisitions and ability to establish new branches.

        Neither PlainsCapital nor Hilltop can predict whether or in what form any other proposed regulations or statutes will be adopted or the extent to which PlainsCapital's business may be affected by any new regulation or statute. Such changes could subject PlainsCapital's business to additional costs, limit the types of financial services and products it may offer and increase the ability of non-banks to offer competing financial services and products, among other things.

         The combined company may be unable to increase or maintain its level of qualified small business lending, which could subject the combined company to higher dividend rates on its outstanding preferred stock.

        On September 27, 2011, PlainsCapital sold approximately $114.1 million of its Series C Preferred Stock to the Secretary of the Treasury pursuant to the Small Business Lending Fund (the "SBLF"), and such preferred stock will be exchanged for preferred stock of Hilltop in connection with the merger. The SBLF encourages participant banks to increase their lending to small businesses by offering banks reduced dividend rates on the senior preferred shares they issued to the Secretary of the Treasury if they meet certain thresholds of increased small business lending. If PlainsCapital and the combined company following the merger do not increase their qualified lending to small businesses from its "baseline" level, the combined company could become subject to higher dividend rates and penalties in the future. Until December 31, 2013, the dividend rate the combined company will pay on any outstanding shares of such preferred stock will fluctuate on a quarterly basis between one percent (1%) and five percent (5%) per annum, based upon changes in the level of qualified small business lending by PlainsCapital Bank against its baseline. From January 1, 2014 through March 26, 2016, if PlainsCapital and the combined company have not sufficiently increased their small business lending, the combined company may become subject to a dividend rate as high as seven percent (7%) per annum, and may be required to pay a dividend rate penalty of 0.5% per quarter. Beginning March 27, 2016, the dividend rate on any outstanding shares of such preferred stock will be fixed at nine percent (9%) per annum. The future demands for additional lending are unclear and uncertain, and the combined company's ability to make qualifying small business loans depends on a number of factors, many of which may be outside of its control. These factors include, among other things, general economic conditions, demand for loans, the effectiveness of its marketing efforts, the ability of borrowers to meet its lending standards, competition from other lenders, the lending policies of its competitors and regulatory restrictions. If PlainsCapital and the combined company fail to increase their level of qualified small business lending from the applicable baseline, the resulting increase in the dividend rate on the preferred stock could increase the combined company's cost of capital and adversely affect its results of operations and financial condition.

         PlainsCapital's banking segment is subject to funding risks associated with its high deposit concentration and reliance on brokered deposits.

        As of December 31, 2011, PlainsCapital's fifteen largest depositors, excluding First Southwest, its indirect wholly owned subsidiary, accounted for 20.24% of its total deposits, and its five largest depositors, excluding First Southwest, accounted for 12.38% of its total deposits. Brokered deposits as of December 31, 2011 accounted for 10.06% of PlainsCapital's total deposits. Loss of one or more of the largest customers of PlainsCapital Bank, a significant decline in PlainsCapital's deposit balances due to ordinary course fluctuations related to these customers' businesses, or a loss of a significant amount of PlainsCapital's brokered deposits could adversely affect PlainsCapital's liquidity. Additionally, such circumstances could require PlainsCapital to raise deposit rates in an attempt to attract new deposits, or purchase federal funds or borrow funds on a short-term basis at higher rates, which would adversely affect the results of operations of the combined company. Under applicable regulations, if PlainsCapital Bank were no longer "well capitalized," PlainsCapital Bank would not be able to accept brokered deposits without the approval of the FDIC.

         The combined company will be subject to losses due to fraudulent and negligent acts.

        PlainsCapital's business is subject to potential losses resulting from fraudulent activities. PlainsCapital's banking segment is subject to the risk that its customers may engage in fraudulent activities, including fraudulent access to legitimate customer accounts or the use of a false identity to open an account, or the use of forged or counterfeit checks for payment. The banking segment is subject to the risk of higher than expected charge-offs for loans it holds to maturity on its balance sheet if its borrowers supply fraudulent information. Such types of fraud may be difficult to prevent or detect, and PlainsCapital may not be able to recover losses caused by such activities. Any such losses could have a material adverse effect on PlainsCapital's business, financial condition and operating results.

        PlainsCapital's mortgage origination segment relies heavily upon information supplied by third parties including the information contained in the loan application, property appraisal, title information and employment and income documentation. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the investment value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, another third party or one of PlainsCapital's employees, PlainsCapital generally bears the risk of loss associated with the misrepresentation. A mortgage loan subject to a material misrepresentation is typically unsalable to investors in the secondary market. If PlainsCapital has already sold the loan when the material misrepresentation is discovered, then the loan is subject to repurchase, but PlainsCapital will often instead agree to indemnify the purchaser for any losses arising from such loan because, in the general course of business, PlainsCapital does not seek to hold for investment the mortgage loans it originates. Even though PlainsCapital may have rights against persons and entities who made or knew about the misrepresentation, such persons and entities are often difficult to locate, and it is often difficult to collect any monetary losses that PlainsCapital has suffered from them. If PlainsCapital experiences a significant number of such fraudulent or negligent acts, the business, financial condition, liquidity and results of operations of the combined company following the merger could be significantly harmed. Neither PlainsCapital nor Hilltop can assure you that PlainsCapital has detected or will detect all misrepresented information in its loan originations.

        First Southwest engages in the underwriting of municipal and other tax-exempt and taxable debt securities. As an underwriter, First Southwest may be liable jointly and severally under federal, state and foreign securities laws for false and misleading statements concerning the securities, or the issuer of the securities, that it underwrites. First Southwest is sometimes brought into lawsuits in connection with its correspondent clearing business based on actions of its correspondents. In addition, First Southwest may act as a fiduciary in other capacities. Liability under such laws or under common law fiduciary principles could have a material adverse effect on the business, financial condition, liquidity and results of operations of the combined company.

         PlainsCapital's mortgage origination segment is subject to investment risk on loans that it originates.

        PlainsCapital intends to sell, and not hold for investment, all residential mortgage loans that it originates through PrimeLending. At times, however, PrimeLending may originate a loan or execute an interest rate lock commitment ("IRLC") with a customer pursuant to which it agrees to originate a mortgage loan on a future date at an agreed-upon interest rate without having identified a purchaser for such loan or the loan underlying such IRLC. An identified purchaser may also decline to purchase a loan for a variety of reasons. In these instances, PrimeLending will bear interest rate risk on an IRLC until, and unless, it is able to find a buyer for the loan underlying such IRLC and the risk of investment on a loan until, and unless, it is able to find a buyer for such loan. In addition, if a customer defaults on a mortgage payment shortly after the loan is originated, the purchaser of the loan may have a put right, whereby the purchaser can require PrimeLending to repurchase the loan at the full amount that it paid. During periods of market downturn, PrimeLending has at times chosen to hold mortgage loans when the identified purchasers have declined to purchase such loans because it could not obtain an acceptable substitute bid price for such loan. The failure of mortgage loans that PrimeLending holds on its books to perform adequately will have a material adverse effect on the financial condition, liquidity and results of operations of the combined company.

         First Southwest is subject to various risks associated with the securities industry, particularly those impacting the public finance industry.

        PlainsCapital's financial advisory business, conducted primarily through First Southwest, is subject to uncertainties that are common in the securities industry. These uncertainties include:

  •
  intense competition in the public finance and other sectors of the securities industry;

  •
  the volatility of domestic and international financial, bond and stock markets;

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  extensive governmental regulation;

  •
  litigation; and

  •
  substantial fluctuations in the volume and price level of securities.

        As a result, the revenues and operating results of PlainsCapital's financial advisory segment may vary significantly from quarter to quarter and from year to year. Unfavorable financial or economic conditions could reduce the number and size of transactions in which PlainsCapital provides financial advisory, underwriting and other services. Disruptions in fixed income and equity markets could lead to a decline in the volume of transactions executed for customers and therefore, to declines in revenues from commissions and clearing services. First Southwest is much smaller and has much less capital than many competitors in the securities industry. During the recent market downturn, First Southwest's business has been, and could continue to be, adversely affected in many ways. In addition, First Southwest is an operating subsidiary of PlainsCapital Bank, which means that its activities are limited to those that are permissible for PlainsCapital Bank.

         Financial markets are susceptible to disruptive events that may lead to little or no liquidity for auction rate bonds.

        As of December 31, 2011, PlainsCapital Bank held in its securities portfolio auction rate bonds backed by pools of student loans under the Federal Family Education Loan Program with approximately $107.3 million in face value and an estimated fair market value of $90.7 million. These auction rate bonds were acquired by PlainsCapital Bank in connection with PlainsCapital's acquisition of First Southwest at the end of 2008. The market for auction rate securities began experiencing disruptions in late 2007 through the failure of auctions for auction rate securities issued by leveraged closed-end funds, municipal governments, state instrumentalities and student loan companies backed by pools of student loans guaranteed by the U.S. Department of Education. These conditions will likely continue until either these securities are restructured or refunded or a liquid secondary market re-emerges for these securities. If PlainsCapital Bank were forced to sell these securities, the results of operations of the combined company could be adversely affected. The estimated fair value of these auction rate bonds may further decline and require write-downs and losses as additional market information is obtained or in the event the current market conditions continue or worsen, in which case, the results of operations of the combined company would be adversely affected.

         A decline in the market for advisory services could adversely affect the combined company's business and results of operations.

        First Southwest has historically earned a significant portion of its revenues from advisory fees paid to it by its clients, in large part upon the successful completion of the client's transaction. Financial advisory revenues from First Southwest's public finance group represented the largest component of First Southwest's net revenues for the year ended December 31, 2011. Unlike other investment banks, First Southwest earns most of its revenues from its advisory fees and, to a lesser extent, from other business activities such as commissions and underwriting. New issuances in the municipal market by cities, counties, school districts, state and other governmental agencies, airports, healthcare institutions, institutions of higher education and other clients that First Southwest's public finance group serves can be subject to significant fluctuations based on factors such as changes in interest rates, property tax bases, budget pressures on certain issuers caused by uncertain economic times and other factors. PlainsCapital expects that First Southwest's reliance on advisory fees will continue for the foreseeable future, and a decline in public finance advisory engagements or the market for advisory services generally would have an adverse effect on the business and results of operations of the combined company.

         Negative publicity regarding PlainsCapital, or financial institutions in general, could damage the reputation and adversely impact the business and results of operations of the combined company.

        The combined company's ability to attract and retain customers and conduct its business could be adversely affected to the extent its reputation is damaged. Reputational risk, or the risk to the business of the combined company, earnings and capital from negative public opinion regarding the combined company, or financial institutions in general, is inherent in the combined company's business. Adverse perceptions concerning the combined company's reputation could lead to difficulties in generating and maintaining accounts as well as in financing them. In particular, negative perceptions concerning the combined company's reputation could lead to decreases in the level of deposits that consumer and commercial customers and potential customers choose to maintain with PlainsCapital. Negative public opinion could result from actual or alleged conduct in any number of activities or circumstances, including, lending or foreclosure practices; sales practices; corporate governance and potential conflicts of interest; ethical failures or fraud, including alleged deceptive or unfair lending or pricing practices; regulatory compliance; protection of customer information; cyber-attacks, whether actual, threatened, or perceived; negative news about the combined company or the financial institutions industry generally; and general company performance; or from actions taken by government regulators and community organizations in response to such activities or circumstances. The negative publicity surrounding such activities or circumstances could adversely affect the combined company's reputation and brand image. Furthermore, the combined company's failure to address, or the perception that it has failed to address, these issues appropriately could impact the combined company's ability to keep and attract customers and/or employees and could expose it to litigation and/or regulatory action, which could have an adverse effect on the business and results of operations of the combined company.

         An interruption in, or cybersecurity breach of, PlainsCapital's information systems may result in a loss of customer business or subject the combined company to financial liability.

        PlainsCapital relies heavily on communications and information systems to conduct its business. Any failure or interruption or breach in security of these systems, including those that could result from planned changes, upgrades and maintenance of these systems, could result in failures or disruptions in PlainsCapital's customer relationship management, securities trading, general ledger, deposits, servicing or loan origination systems. If such failures or interruptions occur, PlainsCapital may not be able to adequately address them in a timely fashion or at all. The occurrence of any failures or interruptions could result in a loss of customer business, impose substantial costs and expenses upon PlainsCapital, such as for new internal use software, reimbursements to customers, reissuing debit cards, other remedial measures and applicable insurance deductibles, expose PlainsCapital to civil litigation and possible financial liability and could have a material adverse effect on the public relations, reputation, results of operations and financial condition of the combined company.

         Changes in government monetary policies may have an adverse effect on the combined company's earnings.

        PlainsCapital's earnings are affected by domestic economic conditions and the monetary and fiscal policies of the U.S. government and its agencies. The monetary policies of the Federal Reserve Board have had, and are likely to continue to have, an important impact on the operating results of financial institutions through its power to implement national monetary policy in order to, among other things, curb inflation or combat a recession. The monetary policies of the Federal Reserve Board affect the levels of bank loans, investments and deposits through its control over the issuance of U.S. government securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which member banks are subject. Neither PlainsCapital nor Hilltop can predict the nature or impact of future changes in monetary and fiscal policies, and any such changes may have an adverse effect upon the combined company's liquidity, capital resources and results of operations.

         PlainsCapital faces strong competition from other financial institutions and financial service companies, which may adversely affect the operations and financial condition of the combined company.

        PlainsCapital's banking and mortgage origination businesses face vigorous competition from banks and other financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services than PlainsCapital. PlainsCapital also competes with other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies, insurance companies and governmental organizations, each of which may offer more favorable financing than PlainsCapital is able to provide. In addition, some of PlainsCapital's non-bank competitors are not subject to the same extensive regulations that govern PlainsCapital. The banking business in Texas, particularly in the Austin, Dallas/Fort Worth, Lubbock and San Antonio metropolitan and surrounding areas, has become increasingly competitive over the past several years, and PlainsCapital expects the level of competition it faces to further increase. PlainsCapital's profitability depends on our ability to compete effectively in these markets. This competition may reduce or limit PlainsCapital's margins on banking services, reduce its market share and adversely affect the results of operations and financial condition of the combined company.

        Additionally, the financial advisory and investment banking industries are intensely competitive industries and will likely remain competitive. PlainsCapital's financial advisory business competes directly with numerous other financial advisory and investment banking firms, broker-dealers and banks, including large national and major regional firms and smaller niche companies, some of whom are not broker-dealers and, therefore, not subject to the broker-dealer regulatory framework. In addition to competition from firms currently in the industry, there has been increasing competition from others offering financial services, including automated trading and other services based on technological innovations. First Southwest competes on the basis of a number of factors, including the quality of advice and service, innovation, reputation and price. Many of First Southwest's competitors in the investment banking industry have a greater range of products and services, greater financial and marketing resources, larger customer bases, greater name recognition, more managing directors to serve their clients' needs, greater global reach and more established relationships with their customers than First Southwest. Additionally, some of First Southwest's competitors have reorganized or plan to reorganize from investment banks into bank holding companies which may provide them with a competitive advantage. These larger and better capitalized competitors may be more capable of responding to changes in the investment banking market, to compete for skilled professionals, to finance acquisitions, to fund internal growth and to compete for market share generally. Increased pressure created by any current or future competitors, or by First Southwest's competitors collectively, could materially and adversely affect our business and results of operations. Increased competition may result in reduced revenue and loss of market share. Further, as a strategic response to changes in the competitive environment, First Southwest may from time to time make certain pricing, service or marketing decisions that also could materially and adversely affect the business and results of operations of the combined company.

         PlainsCapital's mortgage origination business is subject to seasonal fluctuations and fluctuations in interest rates, and, as a result, its results of operations for any given quarter may not be indicative of the results that may be achieved for the full fiscal year.

        PlainsCapital's mortgage origination business is subject to several variables that can impact loan origination volume, including seasonal and interest rate fluctuations. It typically experiences increased loan origination volume from purchases of homes during the spring and summer, when more people tend to move and buy or sell homes. In addition, an increase in the general level of interest rates may, among other things, adversely affect the demand for mortgage loans and PlainsCapital's ability to originate mortgage loans. In particular, if mortgage interest rates increase, the demand for residential mortgage loans and the refinancing of residential mortgage loans will likely decrease, which will have an adverse effect on PlainsCapital's mortgage origination activities. Conversely, a decrease in the general level of interest rates, among other things, may lead to increased competition for mortgage loan origination business. As a result of these variables, PlainsCapital's results of operations for any single quarter are not necessarily indicative of the results that may be achieved for a full fiscal year.

         PlainsCapital is subject to claims and litigation that could have a material adverse effect on the business of the combined company.

        PlainsCapital faces significant legal risks in the business segments in which it operates, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions remains high. These risks often are difficult to assess or quantify, and their existence and magnitude often remain unknown for substantial periods of time. Substantial legal liability or significant regulatory action against the combined company or any of its subsidiaries (including PlainsCapital) could have a material adverse effect on the results of operations of the combined company or cause significant reputational harm to it, which could seriously harm the business and prospects of the combined company. Further, regulatory inquiries and subpoenas, other requests for information, or testimony in connection with litigation may require incurrence of significant expenses, including fees for legal representation and fees associated with document production. These costs may be incurred even if PlainsCapital is not a target of the inquiry or a party to the litigation. Any financial liability or reputational damage could have a material adverse effect on PlainsCapital's business, which, in turn, could have a material adverse effect on the financial condition and results of operations of the combined company. Specifically, First Southwest is involved in legal proceedings related to the procurement of guaranteed investment contracts and other investment products for the reinvestment of bond proceeds by municipalities.

         PlainsCapital may be subject to environmental liabilities in connection with the foreclosure on real estate assets securing its loan portfolio.

        Hazardous or toxic substances or other environmental hazards may be located on the real estate that secures PlainsCapital's loans. If PlainsCapital acquires such properties as a result of foreclosure, or otherwise, it could become subject to various environmental liabilities. For example, PlainsCapital could be held liable for the cost of cleaning up or otherwise addressing contamination at or from these properties. PlainsCapital could also be held liable to a governmental entity or third party for property damage, personal injury or other claims relating to any environmental contamination at or from these properties. In addition, PlainsCapital could be held liable for costs relating to environmental contamination at or from our current or former properties. PlainsCapital may not detect all environmental hazards associated with these properties. If PlainsCapital ever became subject to significant environmental liabilities, the business, financial condition, liquidity and results of operations of the combined company could be harmed.

         PlainsCapital's medium-sized business target market may have fewer financial resources to weather a downturn in the economy.

        PlainsCapital targets its business development and marketing strategy primarily to serve the banking and financial services needs of businesses with an annual revenue between $5 million and $250 million. These medium-sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions adversely impact these businesses within Texas, the results of operations and financial condition of the combined company may be adversely affected.

Other Risk Factors of Hilltop

        Hilltop's business is and will be subject to the risks described above. In addition, Hilltop is, and will continue to be, subject to the risks described in Hilltop's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus for the location of information incorporated by reference in this joint proxy statement/prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This document contains or incorporates by reference a number of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial conditions, results of operations, earnings outlook and prospects of Hilltop, PlainsCapital and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential," "possible" or other similar expressions which identify these forward-looking statements and appear in a number of places in this joint proxy statement/prospectus (and the documents to which we refer you in this joint proxy statement/prospectus) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers.

        The forward-looking statements involve certain risks and uncertainties. The ability of either Hilltop or PlainsCapital to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual events or results to differ materially from such forward-looking statements include those set forth under "Risk Factors" included elsewhere in this joint proxy statement/prospectus, as well as, among others, the following:

  •
  those discussed and identified in public filings with the SEC made by Hilltop;

  •
  fluctuations in the market price of Hilltop common stock and the related effect on the market value of the merger consideration that common shareholders will receive upon completion of the merger;

  •
  business uncertainties and contractual restrictions while the merger is pending;

  •
  the possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all;

  •
  the terms of the proposed merger may need to be modified to satisfy such approvals or conditions;

  •
  the anticipated benefits from the proposed merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate;

  •
  the ability to promptly and effectively combine the businesses of PlainsCapital and Hilltop;

  •
  reputational risks and the reaction of the companies' respective customers to the merger;

  •
  diversion of management time on merger related issues;

  •
  changes in general economic, market and business conditions;

  •
  changes in asset quality and credit risk and risks associated with concentrations in real estate related loans;

  •
  the inability to sustain revenue and earnings;

  •
  changes in interest rates and capital markets and the value of securities held;

  •
  inflation;

  •
  customer borrowing, repayment, investment and deposit practices;

  •
  the introduction, withdrawal, success and timing of business initiatives;

  •
  changes in accounting policies;

  •
  technology changes;

  •
  competitive conditions; and

  •
  the impact, extent and timing of actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Act.

        Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

        All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Hilltop or PlainsCapital or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, Hilltop and PlainsCapital undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE HILLTOP SPECIAL MEETING

        The Hilltop board of directors is using this document to solicit proxies from the holders of shares of Hilltop common stock for use at the Hilltop special meeting.

        Together with this document, Hilltop is also sending you a notice of the special meeting and a form of proxy that is solicited by the Hilltop board of directors. The Hilltop special meeting will be held on September 20, 2012, at 10:00 a.m., local time at the Crescent Club at 200 Crescent Court, 17th Floor, Dallas, Texas 75201.

Matters to be Considered

        At the Hilltop special meeting, Hilltop will ask its shareholders to consider and vote on:

  •
  a proposal to approve the issuance of Hilltop common stock to PlainsCapital shareholders in connection with the merger (the "share issuance proposal");

  •
  a proposal to approve the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the "Equity Incentive Plan proposal");

  •
  a proposal to approve the adoption of the Hilltop Holdings Inc. Annual Incentive Plan (the "Annual Incentive Plan proposal"); and

  •
  a proposal to approve the adjournment of the Hilltop special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Hilltop special meeting to approve the share issuance proposal (the "Hilltop adjournment proposal").

Proxies

        Each copy of this document mailed to holders of Hilltop common stock is accompanied by a form of proxy with instructions for voting by mail, by telephone or through the internet. If you hold stock in your name as a shareholder of record and are voting by mail, you should complete and return all proxy cards that you receive to ensure that your vote is counted at the Hilltop special meeting, or at any adjournment or postponement of the Hilltop special meeting, regardless of whether you plan to attend in person. You may also vote your shares by telephone or through the internet. Information and applicable deadlines for voting by telephone or through the internet are set forth in the enclosed proxy card.

        If you hold your stock in "street name" through a bank, broker or other nominee, you must direct your bank, broker or nominee to vote in accordance with the instructions you have received from your bank, broker or nominee.

        If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to Corey G. Prestidge, General Counsel and Secretary of Hilltop, or by attending the special meeting in person, notifying the Secretary, and voting by ballot at the special meeting. If you have voted your shares by telephone or through the internet, you may revoke your prior telephone or internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or internet vote.

        Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying the Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

  Hilltop Holdings Inc.
  200 Crescent Court, Suite 1330
  Dallas, Texas 75201
  Attn: Corey G. Prestidge, General Counsel & Secretary

        If your shares are held in "street name" by a bank, broker or other nominee, you should follow the instructions of your bank, broker or nominee regarding the revocation of proxies.

        All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone.

        If you sign and return your proxy card, but make no specification on your proxy card as to how you want your shares voted your proxy will be voted "FOR" approval of the share issuance proposal, "FOR" approval of the Equity Incentive Plan proposal, "FOR" approval of the Annual Incentive Plan proposal and "FOR" approval of the Hilltop adjournment proposal. In accordance with to the Hilltop bylaws, business to be conducted at the Hilltop special meeting will be limited to the objects stated in Hilltop's notice of the special meeting.

Solicitation of Proxies

        Hilltop will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Hilltop will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of Hilltop common stock and secure their voting instructions. Hilltop will reimburse the record holders for their reasonable expenses in taking those actions. Hilltop has also made arrangements with D.F. King & Co., Inc. to assist it in soliciting proxies and has agreed to pay them $12,000, plus reasonable expenses for these services. If necessary, Hilltop may use several of its regular employees, who will not be specially compensated, to solicit proxies from Hilltop shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Record Date

        The close of business on August 3, 2012 has been fixed as the record date for determining the Hilltop shareholders entitled to receive notice of and to vote at the Hilltop special meeting. At that time, 56,363,647 shares of Hilltop common stock were outstanding, held by approximately 166 holders of record.

Quorum

        In order to conduct business at the Hilltop special meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting, either in person or by proxy. To have a quorum at the Hilltop special meeting requires the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Vote Required

        Approval of each of (i) the share issuance proposal, (ii) the Equity Incentive Plan proposal and (iii) the Annual Incentive Plan proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock voting on that proposal, provided that the total votes cast on the proposal (including abstentions) must represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting. Approval of the Hilltop adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock represented in person or by proxy at the Hilltop special meeting and entitled to vote on the proposal. Each holder of Hilltop common stock will be entitled to one vote per share on each of the proposals presented at the Hilltop annual meeting.

        The Hilltop board of directors urges Hilltop shareholders to promptly vote by: (1) accessing the internet site listed in the proxy card instructions if voting through the internet; (2) calling the toll-free number listed in the proxy card instructions if voting by telephone; or (3) completing, dating, and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope. If you hold your stock in "street name" through a bank or broker, please vote by following the voting instructions of your bank or broker.

        Shareholders will vote at the meeting by ballot. Votes properly cast at the meeting, in person or by proxy, will be tallied by Hilltop's inspector of election. As of the record date, there were 56,363,647 shares of Hilltop common stock outstanding and entitled to vote at the Hilltop special meeting.

        As of the record date, to the knowledge of Hilltop, directors and executive officers of Hilltop (including shares held by Diamond A Financial, L.P. as discussed below) had the right to vote approximately 16,910,159 shares of Hilltop common stock, or approximately 30% of the outstanding shares of Hilltop common stock entitled to vote at the special meeting. We currently expect that each of these individuals will vote their shares of Hilltop common stock in favor of the proposals to be presented at the special meeting.

        Diamond A Financial, L.P., a limited partnership whose sole general partner is Gerald J. Ford, Chairman of the Hilltop board of directors, has entered into a voting and support agreement with PlainsCapital. Pursuant to such agreement, Diamond A Financial has agreed to vote all of its shares of Hilltop common stock in favor of the share issuance proposal and certain related matters, subject to certain exceptions. As of the record date for the Hilltop special meeting and to the knowledge of Hilltop, Diamond A Financial owned and had the ability to vote approximately 15,048,102 shares of Hilltop common stock, or approximately 26.7% of the outstanding shares of Hilltop common stock entitled to vote at the special meeting.

Recommendation of the Hilltop Board of Directors

        The Hilltop board of directors has unanimously adopted and approved the merger agreement and the transactions it contemplates, including the merger. The Hilltop board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Hilltop and its shareholders and recommends that you vote "FOR" the share issuance proposal, "FOR" the Equity Incentive Plan proposal, "FOR" the Annual Incentive Plan proposal and "FOR" the Hilltop adjournment proposal. See "The Merger—Hilltop's Reasons for the Merger; Recommendation of the Hilltop Board of Directors" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the Hilltop board of directors' recommendation.

Attending the Special Meeting

        All holders of Hilltop common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. If you hold your Hilltop shares in an account at a brokerage firm or bank, your name will not appear on our shareholder list. Please bring an account statement or a letter from your broker showing your Hilltop shareholdings. Please show this documentation at the meeting registration desk to attend the meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda.

 PROPOSALS SUBMITTED TO HILLTOP SHAREHOLDERS

Issuance of Hilltop Common Stock in Connection with the Merger (Proposal 1)

        This joint proxy statement/prospectus is being furnished to Hilltop shareholders as part of the solicitation of proxies by the Hilltop board of directors for use at the Hilltop special meeting to consider and vote on the proposal to issue Hilltop common stock in connection with the merger as contemplated by the merger agreement. IF HILLTOP SHAREHOLDERS FAIL TO APPROVE THE ISSUANCE OF HILLTOP COMMON STOCK IN CONNECTION WITH THE MERGER AS CONTEMPLATED BY THE MERGER AGREEMENT, THE MERGER CANNOT BE COMPLETED. Holders of Hilltop common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        The merger agreement provides that Hilltop will issue shares of Hilltop common stock in the merger. Upon the completion of the merger, each share of PlainsCapital common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $9.00 in cash and 0.776 of a share of Hilltop common stock, subject to certain adjustments if PlainsCapital issues additional shares of its common stock other than pursuant to the exercise of certain equity awards outstanding on the date of the merger agreement. The exchange ratio will not be adjusted to reflect changes in the market prices of Hilltop common stock or PlainsCapital common stock prior to closing.

        Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain shareholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. If we complete the merger, we estimate that Hilltop would issue or reserve for issuance approximately 27.3 million shares of Hilltop common stock in connection with the merger, including shares reserved for issuance under various equity plans. On an as-converted basis, the aggregate number of shares of Hilltop common stock that Hilltop will issue in the merger will exceed 20% of the shares of Hilltop common stock outstanding before such issuance, and for this reason Hilltop must obtain the approval of Hilltop shareholders for the issuance of shares of Hilltop common stock to holders of PlainsCapital common stock in connection with the merger.

        Approval of the share issuance proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock voting on the proposal, provided that the total votes cast on the proposal (including abstentions) must represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting. Therefore, assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the approval of the share issuance proposal. However, it may make it more difficult for Hilltop to meet the NYSE requirement that the total votes cast on such proposal (including abstentions) represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting.

        The Hilltop board of directors recommends that its shareholders vote "FOR" the issuance of Hilltop common stock to the shareholders of PlainsCapital in connection with the merger.

 Approval of the Adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (Proposal 2)

        Hilltop is asking its shareholders to approve the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan ("Equity Incentive Plan"). The Equity Incentive Plan was adopted, subject to shareholder approval, by the Hilltop board of directors on August 2, 2012.

        The following is a summary of the material terms of the Equity Incentive Plan. The full text of the Equity Incentive Plan is attached as Annex F to this joint proxy statement/prospectus, and the following summary is qualified in its entirety by reference to the terms of the Equity Incentive Plan. Shareholders are urged to review the Equity Incentive Plan before determining how to vote on this proposal.

        Hilltop shareholders are being asked to approve the Equity Incentive Plan, including the performance criteria described below and the issuance of shares of common stock to eligible participants in accordance with the Equity Incentive Plan, in order to assist Hilltop in meeting the purposes set forth below, to provide Hilltop with additional flexibility to grant equity awards to its expanded employee population, including the approximately 3,500 employees of PlainsCapital who will become employees of Hilltop if the merger is consummated, and to permit Hilltop to design incentive awards that are eligible to meet the requirements of "performance-based" compensation under Section 162(m) of the Code.

        Under Section 162(m) of the Code, Hilltop is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to a "covered employee" (within the meaning of Section 162(m) of the Code), subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) of the Code is exempt from this limitation. The Equity Incentive Plan sets forth a list of alternative performance goals, the attainment of which may determine the degree of payout and/or vesting with respect to awards that are designed to qualify for the performance-based exception to Section 162(m) of the Code. Under the Equity Incentive Plan, the committee may grant awards in a manner that qualifies them for the exemption for performance-based compensation, or it may grant awards that do not qualify for the exemption. The applicable conditions of the performance-based compensation exemption include, among others, a requirement that the shareholders of Hilltop approve the material terms of the Equity Incentive Plan.

        Hilltop believes the Equity Incentive Plan will help Hilltop to focus directors, officers and other employees and consultants on business performance that creates shareholder value, to encourage innovative approaches to the business of Hilltop, to encourage ownership of Hilltop common stock by directors, officers and other employees and consultants and to continue to attract and retain employees in a competitive labor market, which is essential to Hilltop's long-term growth and success.

Summary of the Equity Incentive Plan

        General.    Awards granted under the Equity Incentive Plan may be in the form of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. The Equity Incentive Plan provides that awards may be made under the Equity Incentive Plan for ten years.

        Administration.    Under the terms of the Equity Incentive Plan, the Equity Incentive Plan will be administered by the Hilltop board of directors or, if the Hilltop board so elects, by the Compensation Committee or such other committee of the Hilltop board of directors as may be designated by the Hilltop board of directors and which consists entirely of two or more "outside directors" within the meaning of Section 162(m) of the Code and who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Unless and until the Hilltop board of directors designates a committee to administer the Equity Incentive Plan, the Equity Incentive Plan will be administered by the Hilltop board of directors (which will hereinafter be referred to in this summary as the "Committee").

        Under the terms of the Equity Incentive Plan, the Committee can make rules and regulations and establish such procedures for the administration of the Equity Incentive Plan as it deems appropriate. Any determination made by the Committee under the Equity Incentive Plan will be made in the sole discretion of the Committee and such determinations will be final and binding on all persons.

        Shares Available; Individual Share Limits.    The Equity Incentive Plan provides that the aggregate number of shares of Hilltop common stock that may be subject to awards under the Equity Incentive Plan cannot exceed 4,000,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. No participant may be granted, in each case during any calendar year, performance-based equity awards intended to qualify under Section 162(m) of the Code (other than stock options and SARs) covering in excess of 500,000 shares or stock options and SARs covering in excess of 750,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 2,000,000.

        If the Equity Incentive Plan is approved by Hilltop shareholders, no new awards may be granted under the 2003 Hilltop Equity Incentive Plan (the "Prior Plan"). However, awards previously granted and outstanding under the Prior Plan will remain in full force and effect under such Prior Plan according to their respective terms and dividend equivalents may continue to be issued under the Prior Plan in respect of awards granted under such Prior Plan which are outstanding as of the Effective Date.

        Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the Equity Incentive Plan. Shares withheld by or delivered to us to satisfy the exercise price of stock options or tax withholding obligations with respect to any award granted under the Equity Incentive Plan will nonetheless be deemed to have been issued under the Equity Incentive Plan.

        Eligibility.    The Equity Incentive Plan provides for awards to the directors, officers, employees and consultants of the company and its subsidiaries and affiliates and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the company or its subsidiaries or affiliates. As of the date of this joint proxy statement/prospectus, there were approximately 3,500 directors, officers and employees eligible to participate in the Equity Incentive Plan. Hilltop's current executive officers and each of Hilltop's directors are among the individuals eligible to receive awards under the Equity Incentive Plan.

        Stock Options.    Subject to the terms and provisions of the Equity Incentive Plan, stock options to purchase shares of Hilltop common stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Stock options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the Equity Incentive Plan, the Committee determines the number of stock options granted to each recipient. Each stock option grant will be evidenced by a stock option agreement that specifies the stock option exercise price, whether the stock options are intended to be incentive stock options or nonqualified stock options, the duration of the stock options, the number of shares to which the stock options pertain and such additional limitations, terms and conditions as the Committee may determine.

        The Committee determines the exercise price for each stock option granted, except that the stock option exercise price may not be less than 100 percent of the fair market value of a share of Hilltop common stock on the date of grant. As of August 1, 2012, the fair market value (as that term is defined under the Equity Incentive Plan) of a share of Hilltop common stock was $10.50. All stock options granted under the Equity Incentive Plan will expire no later than ten years from the date of grant. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by the Committee. The granting of a stock option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of a stock option and the registration of shares of Hilltop common stock in the recipient's name.

        Stock Appreciation Rights.    The Committee in its discretion may grant SARs under the Equity Incentive Plan. SARs may be "tandem SARs," which are granted in conjunction with a stock option, or "free-standing SARs," which are not granted in conjunction with a stock option. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of Hilltop common stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a Free-Standing SAR shall not be less than 100% of the fair market value of a share of Hilltop common stock on the date of grant.

        A tandem SAR may be granted at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

        Each SAR will be evidenced by an award agreement that specifies the base price, the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the Committee may determine. The company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Hilltop common stock, cash or a combination of stock and cash as set forth in the award agreement relating to the SARs. SARs are not transferable except by will or the laws of descent and distribution or, with respect to SARs that are not granted in "tandem" with a stock option, as expressly permitted by the Committee.

        Restricted Stock.    The Equity Incentive Plan provides for the award of shares of Hilltop common stock that are subject to forfeiture and restrictions on transferability as set forth in the Equity Incentive Plan, the applicable award agreement and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

        Restricted Stock Units.    The Equity Incentive Plan authorizes the Committee to grant restricted stock units. Restricted stock units are not shares of Hilltop common stock and do not entitle the recipients to the rights of a shareholder, although the award agreement may provide for rights with respect to dividend equivalents. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the Equity Incentive Plan prior to their vesting. Restricted stock units will be settled in cash, shares of Hilltop common stock, or a combination thereof as provided in the applicable award agreement, in an amount based on the fair market value of Hilltop common stock on the settlement date.

        Performance Units.    The Equity Incentive Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of Hilltop common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by the Committee in granting the performance unit and may be paid in cash, shares of Hilltop common stock, other property or a combination thereof. The maximum value of cash, shares or other property that may be paid to a participant pursuant to a performance unit intended to be a qualified performance-based award under Section 162(m) of the Code in any calendar year is $10,000,000. Any terms relating to the termination of a participant's employment shall be set forth in the applicable award agreement.

        Other Stock-Based Awards.    The Equity Incentive Plan also provides for the award of shares of Hilltop common stock and other awards that are valued by reference to Hilltop common stock, including unrestricted stock, dividend equivalents and convertible debentures.

        Performance Goals.    The Equity Incentive Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the Equity Incentive Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code:

  •
  such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the company or any one or more subsidiaries, divisions, business units or business segments of the company either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies);

  •
  the performance goals may be adjusted as determined by the Committee in a manner consistent with Section 162(m) of the Code and the terms of the Equity Incentive Plan; and

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  such performance goals will be set by the Committee within the time period and other requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

        Change in Control.    In the event of a "change in control" of Hilltop (as defined in the Equity Incentive Plan and described below), unless determined otherwise by the Committee, (i) all outstanding stock options and SARs shall become fully vested and exercisable, (ii) all restrictions on any restricted stock, restricted stock units or other stock-based awards that are not subject to performance goals shall lapse, and such awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (iii) all restrictions on any restricted stock, restricted stock units, performance units or other stock-based awards that are subject to performance goals shall lapse and be deemed to be achieved at the level set forth in the applicable award agreement, and such awards shall become free of all restrictions and become fully vested and transferable, in each case, to the extent set forth in the applicable award agreement. The Committee shall establish such terms and conditions as may be required to permit a participant to exercise a stock option or SAR that shall terminate in connection with the change in control.

        For the purposes of the Equity Incentive Plan, a "change in control" will be deemed to occur upon:

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  the acquisition by any individual, entity or group of "beneficial ownership" (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 33% or more (on a fully diluted basis) of either (a) the outstanding shares of Hilltop's common stock or (b) the combined voting power of Hilltop's then outstanding voting securities, with each of clauses (a) and (b) subject to certain exceptions, such as acquisitions from Hilltop, or acquisitions by an employee benefit plan of Hilltop, a corporation controlled by Hilltop or an individual entity or group who currently holds or controls 10% of Hilltop's common stock;

  •
  a majority of the directors who constituted Hilltop's board of directors at the time the Equity Incentive Plan was adopted are replaced by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent directors then on the board of directors;

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  consummation of a merger, consolidation or sale of all or substantially all of Hilltop's assets, other than a transaction in which all or substantially all of the shareholders of Hilltop receive 50% or more of the stock of the company resulting from the transaction, at least a majority of the board of directors of the resulting corporation were members of the incumbent board, and after which no individual, entity or group owns 33% or more of the stock of the resulting corporation, who did not own such stock immediately before the transaction; or

  •
  approval by Hilltop's shareholders of Hilltop's complete dissolution or liquidation.

        Amendment.    The Hilltop board of directors or the Committee may amend, alter, or discontinue the Equity Incentive Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the participant with respect to a previously granted award without such participant's consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the company's shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

        The following is a summary of certain federal income tax consequences of awards made under the Equity Incentive Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Equity Incentive Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

        Nonqualified Stock Options.    A participant will not recognize taxable income at the time of grant of a nonqualified stock option, and Hilltop will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Hilltop generally will be entitled to a corresponding deduction.

        Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Hilltop will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and Hilltop generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

        SARs.    A participant will not recognize taxable income at the time of grant of a SAR, and Hilltop will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and Hilltop generally will be entitled to a corresponding deduction.

        Restricted Stock.    A participant will not recognize taxable income at the time of grant of shares of restricted stock, and Hilltop will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. Hilltop is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, and Hilltop will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Restricted Stock Units.    A participant will not recognize taxable income at the time of grant of a restricted stock unit, and Hilltop will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by Hilltop, and Hilltop will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Performance Units.    A participant will not recognize taxable income at the time of grant of performance units, and Hilltop will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by Hilltop, and Hilltop will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Section 162(m) Limitations.    As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Equity Incentive Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the Committee to grant other awards designed to qualify for this exception. However, the Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the company.

        The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Equity Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Equity Incentive Plan.

New Plan Benefits

        It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Equity Incentive Plan if the Equity Incentive Plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Equity Incentive Plan had been in effect.

Required Vote

        Approval of the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan and the material terms of the performance goals thereunder requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock voting on the proposal, provided that the total votes cast on the proposal (including abstentions) must represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting. Therefore, assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the approval of the Equity Incentive Plan proposal. However, it may make it more difficult for Hilltop to meet the NYSE requirement that the total votes cast on such proposal (including abstentions) represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting.

        The Hilltop board of directors unanimously recommends that its shareholders vote "FOR" the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan and the material terms of the performance goals thereunder.

Equity Compensation Plan Information

        The following table sets forth as of December 31, 2011, information concerning Hilltop's equity compensation plans, including the number of shares issued and available for issuance under our plans, options, warrants and rights; weighted average exercise price of outstanding options, warrants and rights; and the number of securities remaining available for future issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders*	700,000	$8.32	423,831

Total	700,000	$8.32	423,831

  *
  Excludes shares of restricted stock granted, as all of these shares are vested. No exercise price is required to be paid upon the vesting of the restricted shares of common stock granted. These shares are issuable under the Hilltop 2003 equity incentive plan, which provides for the grant of equity-based incentives, including restricted shares of Hilltop common stock, stock options, grants of shares and other equity-based awards, to Hilltop's directors, officers and other employees and those of Hilltop's subsidiaries selected by Hilltop's Compensation Committee for participation in the 2003 equity incentive plan. At inception, 1,992,387 shares were authorized for grant pursuant to this plan. All shares outstanding, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. No participant in Hilltop's 2003 equity incentive plan may be granted awards in any fiscal year covering more than 500,000 shares of Hilltop common stock. Assuming completion of the transaction between Hilltop and PlainsCapital, no new awards will be granted under the equity incentive plans maintained by PlainsCapital.

Approval of the Adoption of the Hilltop Holdings Inc. 2012 Annual Incentive Plan (Proposal 3)

        Hilltop is asking its shareholders to approve the adoption of the Hilltop Holdings Inc. Annual Incentive Plan (the "Annual Incentive Plan"). The Annual Incentive Plan was adopted, subject to shareholder approval, by the board of directors on August 2, 2012.

        The following is a summary of the material terms of the Annual Incentive Plan. The full text of the Annual Incentive Plan is attached as Annex G to this joint proxy statement/prospectus, and the following summary is qualified in its entirety by reference to the terms of the Annual Incentive Plan. Capitalized terms used in this proposal are defined in the Annual Incentive Plan. In the event of any inconsistency between the Annual Incentive Plan and this summary, the Annual Incentive Plan will control. Hilltop shareholders are urged to review the Annual Incentive Plan before determining how to vote on this proposal.

        Hilltop shareholders are being asked to approve the Annual Incentive Plan, including the performance criteria described below, in order to assist Hilltop in meeting the purposes set forth below and to permit Hilltop to design annual incentive awards that are eligible to meet the requirements of "performance-based" compensation under Section 162(m) of the Code. Under Section 162(m) of the Code, Hilltop is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to a "covered employee" (within the meaning of Section 162(m) of the Code), subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) of the Code is exempt from this limitation. The Annual Incentive Plan sets forth a list of alternative performance goals, the attainment of which may determine the degree of payout with respect to awards that are designed to qualify for the performance-based exception to Section 162(m) of the Code. The applicable conditions of the performance-based compensation exemption include, among others, a requirement that the shareholders of the Hilltop approve the material terms, including the performance goals, of the Annual Incentive Plan.

Summary of the Annual Incentive Plan

Purpose

        The purposes of the Annual Incentive Plan are to reward executives whose performance during the fiscal year enabled Hilltop to achieve favorable business results and to assist Hilltop in attracting and retaining executives. The Annual Incentive Plan is designed to allow the Committee to grant awards that focus the executive's efforts on the achievement of specific goals in support of the company's business strategy.

Eligible Employees

        The Compensation Committee selects executives who are eligible to receive awards under the Annual Incentive Plan and who will be participants in the Annual Incentive Plan during any performance period in which they may earn an award. Eligible employees include each officer of Hilltop (as such term is used in Section 16 of the Securities Exchange Act of 1934, as amended) and any other executive of Hilltop or any of its subsidiaries as determined by the Compensation Committee.

Performance Goals

        The Annual Incentive Plan provides that, in order to meet the performance-based compensation exception under Section 162(m) of the Code, performance goals shall be established by the Compensation Committee for each performance period. The performance goals applicable to awards granted pursuant to the Annual Incentive Plan may provide for a targeted level or levels of achievement using one or more of the following measures: stock price, earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, premium growth, investment income, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital in each case, with respect to the company or any one or more of its subsidiaries, divisions, business units or business segments. The performance goals may be based on absolute target numbers or relative results in one or more such categories compared to a prior period or to the performance of one or more other companies (including an index covering multiple companies). The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Hilltop's financial statements, notes to the financial statements, management's discussion and analysis or other Hilltop filings with the SEC, provided that such adjustment does not violate Section 162(m) of the Code.

Incentive Award Payment

        Determination of Award Amounts; Maximum Award Limit.    After the performance period ends, the Compensation Committee will determine the payment amount of individual awards based on the achievement of the applicable previously designated performance goal(s), provided that no payment to any individual participant based on the achievement of these goal(s) may be greater than $10,000,000 in any fiscal year of the company.

        Payment Eligibility.    Unless determined otherwise by the Compensation Committee, participants generally must be actively employed on the date final awards are approved by the Compensation Committee, as applicable.

        Form of Payment.    Awards are paid to participants in cash, provided that the Compensation Committee, in its discretion, may determine for any performance period that all or a portion of awards to one or more participants will instead be paid in shares of (or equity awards in respect of) Hilltop common stock, which shares or awards would be granted under the applicable Hilltop equity plan and have such terms and conditions as may be determined by the Compensation Committee.

        Timing of Payment.    Awards are paid as soon as practicable after the end of the performance period, but in no event more than two and a half months after the end of the calendar year with respect to which the award was earned, unless the Compensation Committee determines to defer payment of all or a portion of an award (including by electing to pay all or a portion of an award in the form of equity awards), or the Participant has submitted a timely election to defer receipt of all or a portion of the award in accordance with a deferred compensation plan approved by the Compensation Committee.

Administration; Amendment and Termination

        The Annual Incentive Plan is interpreted and administered by the Compensation Committee. The Annual Incentive Plan will be interpreted and construed in a manner so as to cause payments intended to constitute performance-based compensation under Section 162(m) of the Code to qualify as performance-based compensation under Section 162(m) of the Code. The Annual Incentive Plan may be amended or terminated at any time for any reason by the Compensation Committee. Shareholder approval will be obtained in connection with any amendment for which shareholder approval is necessary.

Unfunded Plan; Participants are General Creditors

        Award amounts are paid from Hilltop's general funds and participants are considered unsecured general creditors with no special or prior right to any of Hilltop's assets for payments under the Annual Incentive Plan. Nothing in the Annual Incentive Plan is intended to create a trust for the benefit of any participant or to create a fiduciary relationship between Hilltop and any participant with respect to any of Hilltop's assets.

Tax Withholding

        Awards paid under the Annual Incentive Plan are subject to all applicable withholding taxes.

Section 162(m) of the Code

        The following is a summary of certain federal income tax consequences to the company of awards made under the Annual Incentive Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of particular circumstances. This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Annual Incentive Plan.

        If an award under the Annual Incentive Plan is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and Hilltop will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Section 162(m) of the Code limits the deductibility of certain compensation of Hilltop's chief executive officer and the three other highest paid executive officers (other than the chief financial officer). Compensation paid to such an officer during a year in excess of $1 million that does not satisfy the performance-based exception under Section 162(m) of the Code would not be deductible on Hilltop's federal income tax return for that year. It is intended that compensation attributable to awards payable under the Annual Incentive Plan will be eligible to qualify as performance-based compensation under Section 162(m) of the Code. However, the Compensation Committee reserves the right to grant bonus awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all bonus awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the company.

New Plan Benefits

        Except for with respect to Alan B. White, the amount of awards payable under the Annual Incentive Plan, if any, to any participant is not determinable as awards have not yet been determined under the Annual Incentive Plan. Participation in the Annual Incentive Plan does not guarantee the payment of an award, and all awards under the Annual Incentive Plan are discretionary and subject to approval by Hilltop's Compensation Committee, as described above. Mr. White, who will be an executive officer of Hilltop following the completion of merger, has a guaranteed minimum bonus set forth in his retention agreement. The retention agreement provides that if a certain specified performance threshold is obtained, Mr. White will be guaranteed an annual bonus equal to no less than the average bonus paid in respect of the three most recently completed calendar years (which is currently approximately $535,000).

Required Vote

        Approval of the adoption of the Hilltop Holdings Inc. 2012 Annual Incentive Plan and the material terms of the performance goals thereunder requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock voting on the proposal, provided that the total votes cast on the proposal (including abstentions) must represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting. Therefore, assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the approval of the Annual Incentive Plan proposal. However, it may make it more difficult for Hilltop to meet the NYSE requirement that the total votes cast on such proposal (including abstentions) represent a majority of the shares of Hilltop common stock outstanding on the record date for the Hilltop special meeting.

        The Hilltop board of directors unanimously recommends that its shareholders vote "FOR" the adoption of the Hilltop Holdings Inc. 2012 Annual Incentive Plan and the material terms of the performance goals thereunder.

Approval of the Adjournment or Postponement of the Hilltop Special Meeting (Proposal 4)

        The Hilltop special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the share issuance proposal.

        If, at the Hilltop special meeting, the number of shares of Hilltop common stock present or represented and voting in favor of the share issuance proposal is insufficient to approve such proposal, Hilltop intends to move to adjourn the Hilltop special meeting in order to solicit additional proxies for such proposal. In accordance with the Hilltop bylaws, a vote to approve the proposal to adjourn the Hilltop special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Hilltop special meeting to adopt the share issuance proposal may be taken in the absence of a quorum. Hilltop does not intend to call a vote on this proposal if the share issuance proposal has been approved at the Hilltop special meeting.

        In this proposal, Hilltop is asking its shareholders to authorize the holder of any proxy solicited by the Hilltop board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the Hilltop special meeting to another time and place for the purpose of soliciting additional proxies. If Hilltop shareholders approve this adjournment proposal, Hilltop could adjourn the Hilltop special meeting and any adjourned session of the Hilltop special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Hilltop shareholders who have previously voted.

        Approval of the Hilltop adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock represented in person or by proxy at the Hilltop special meeting and entitled to vote on the proposal.

        The Hilltop board of directors recommends that holders of Hilltop common stock vote "FOR" the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the share issuance proposal.

THE PLAINSCAPITAL SPECIAL MEETING

        This section contains information about the special meeting of PlainsCapital shareholders that has been called to consider, adopt and approve the merger agreement.

        Together with this document, PlainsCapital is also sending you a notice of the PlainsCapital special meeting and a form of proxy that is solicited by the PlainsCapital board of directors. The PlainsCapital special meeting will be held on September 20, 2012, at 10:00 a.m., local time, at PlainsCapital's conference facility located at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219.

Matters to be Considered

        At the PlainsCapital special meeting, holders of PlainsCapital common stock as of the record date will be asked to vote on:

  •
  a proposal to adopt and approve the merger agreement as such agreement may be amended from time to time (the "merger proposal");

  •
  a proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital's named executive officers that is based on or otherwise relates to the merger (the "compensation proposal"); and

  •
  a proposal to approve the adjournment of the PlainsCapital special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the PlainsCapital special meeting to approve the merger proposal (the "PlainsCapital adjournment proposal").

Proxies

        Each copy of this document mailed to holders of PlainsCapital common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you may complete, sign, date and mail your proxy card in the enclosed postage paid return envelope as soon as possible, vote by telephone by calling the toll-free number listed on the PlainsCapital proxy card, vote by accessing the internet site listed on the PlainsCapital proxy card or vote in person at the PlainsCapital special meeting. If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker to vote in accordance with the instruction form included with these materials and forwarded to you by your bank or broker. This voting instruction form provides instructions for voting. To vote using the proxy card you must sign, date and return it in the enclosed postage-paid envelope. Instructions on how to vote by telephone or by the internet are included with your proxy card.

        If you are a holder of record, to change your vote, you must:

  •
  mail a new signed proxy card with a later date to PlainsCapital;

  •
  vote by calling the toll-free number listed on the PlainsCapital proxy card or accessing the internet site listed on the PlainsCapital proxy card by 6:00 p.m., Central time on September 19, 2012; or

  •
  attend the PlainsCapital special meeting and vote in person.

        If you wish to revoke rather than change your vote, you must send a written, signed revocation to PlainsCapital Corporation, 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219, Attn: Scott J. Luedke, General Counsel and Secretary, which must be received prior to the exercise of the proxy. You must include your control number.

        If you hold shares in street name and wish to change or revoke your vote, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker or other holder of record to see your voting options.

        All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" approval of the PlainsCapital adjournment proposal.

        PlainsCapital shareholders with shares represented by stock certificates should not send PlainsCapital stock certificates with their proxy cards. After the merger is completed, holders of PlainsCapital common stock certificates will be mailed a transmittal form with instructions on how to exchange their PlainsCapital stock certificates for the merger consideration. Shares of PlainsCapital common stock held in book-entry form will automatically be exchanged for the merger consideration.

ESOP Voting Instructions

        If you are a participant in PlainsCapital's Employees' Stock Ownership Plan (the "ESOP"), then you may be receiving this material because of the common stock held for you in the ESOP. In that case, you should use the enclosed proxy card to instruct the ESOP trustees how to vote those shares. Return your proxy card, which serves as your voting instructions to the ESOP trustees, as described on the card itself. To allow sufficient time for voting by the ESOP trustees, your ESOP voting instructions must be received no later than September 17, 2012 at 5:00 p.m. Central time. PlainsCapital's transfer agent will tabulate the ESOP voting instructions it receives and provide aggregate ESOP voting instructions to the ESOP trustees. The ESOP trustees will vote the shares in accordance with such instructions and the terms of the ESOP. Please note that you will not be able to vote the shares of common stock held for you in the ESOP in person at the special meeting as these shares may only be voted by the ESOP trustees.

        The ESOP trustees may vote the shares held for you even if you do not direct them how to vote. The ESOP trustees will vote any shares held in the ESOP for which they do not timely receive instructions in their own, or the ESOP committee's, discretion and in accordance with the ESOP plan documents.

        If your shares of common stock are held by you in both your record name and in the ESOP, you may use the same enclosed proxy card to vote the shares held in your record name and to direct the ESOP trustees to vote the shares held for you in the ESOP. You must timely return the enclosed proxy card to direct the vote of the shares held for you in the ESOP.

 Solicitation of Proxies

        PlainsCapital will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, PlainsCapital will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of PlainsCapital common stock and secure their voting instructions. PlainsCapital will reimburse the record holders for their reasonable expenses in taking those actions. PlainsCapital has also made arrangements with Morrow & Co., LLC to assist PlainsCapital in soliciting proxies and has agreed to pay Morrow & Co., LLC $5,500 plus a fixed rate for each shareholder contacted and reasonable fees and expenses. If necessary, PlainsCapital may use several of its regular employees, who will not be specially compensated, to solicit proxies from PlainsCapital shareholders, either personally or by telephone, facsimile, letter or other electronic means.

 Record Date

        The close of business on August 3, 2012 has been fixed as the record date for determining the PlainsCapital shareholders entitled to receive notice of and to vote at the PlainsCapital special meeting. At that time, 34,462,390 shares of PlainsCapital common stock were outstanding, held by approximately 980 holders of record.

Quorum

        In order to conduct business at the PlainsCapital special meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting, either in person or by proxy. To have a quorum at the special meeting requires the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

        You are entitled to one vote for each share of PlainsCapital common stock you held as of the record date. Holders of shares of PlainsCapital preferred stock are not entitled to vote on the adoption and approval of the merger agreement or otherwise at the PlainsCapital special meeting.

Vote Required

        Approval of the merger proposal requires the affirmative vote of a majority of the shares of PlainsCapital common stock outstanding on the record date for the PlainsCapital special meeting. Because the affirmative vote of the holders of at least a majority of the shares of PlainsCapital common stock outstanding on the record date for the PlainsCapital special meeting is needed to approve the merger proposal, an abstention or a broker non-vote will have the effect of a vote against the merger proposal. Approval of each of the compensation proposal and the PlainsCapital adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of PlainsCapital common stock represented in person or by proxy at the PlainsCapital special meeting. An abstention or broker non-vote will have no effect on the compensation proposal or the PlainsCapital adjournment proposal. Each holder of PlainsCapital common stock will be entitled to one vote per share on each of the proposals presented at the PlainsCapital annual meeting.

        The PlainsCapital board of directors urges PlainsCapital shareholders to promptly vote by: (1) completing, signing, dating and mailing your proxy card in the enclosed postage paid return envelope as soon as possible; (2) calling the toll-free number listed on the PlainsCapital proxy card; or (3) accessing the internet site listed on the PlainsCapital proxy card. If you hold your stock in "street name" through a bank or broker, please direct your bank or broker to vote in accordance with the instruction form included with these materials and forwarded to you by your bank or broker.

        As of the record date, to the knowledge of PlainsCapital, directors and executive officers of PlainsCapital may be deemed to have had voting power over approximately 6,321,870 shares of PlainsCapital common stock (including the shares held by the shareholders subject to the voting agreements described below), or approximately 18.3% of the outstanding shares of PlainsCapital common stock entitled to vote at the special meeting. We currently expect that each of these individuals will vote their shares of PlainsCapital common stock in favor of the proposals to be presented at the special meeting.

        Alan B. White, Chairman and Chief Executive Officer of PlainsCapital, and certain entities controlled by him, and Hill A. Feinberg, a director of PlainsCapital and Chief Executive Officer of First Southwest, a wholly owned subsidiary of PlainsCapital, have each entered into a voting and support agreement with Hilltop. Pursuant to such agreements, each such shareholder has agreed to vote all of their shares of PlainsCapital common stock in favor of the merger proposal and related matters, subject to certain exceptions. As of the record date for the PlainsCapital special meeting and to the knowledge of PlainsCapital, the shareholders party to these agreements owned and had the ability to vote approximately 4,944,083 shares of PlainsCapital common stock, or approximately 14.3% of the outstanding shares of PlainsCapital common stock entitled to vote at the PlainsCapital special meeting.

 Recommendation of the PlainsCapital Board of Directors

        The PlainsCapital board of directors has unanimously approved the merger agreement and the transactions it contemplates, including the merger. See "The Merger—PlainsCapital's Reasons for the Merger; Recommendation of the PlainsCapital Board of Directors" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the PlainsCapital board of directors' recommendation.

        The PlainsCapital board of directors recommends that you vote your shares as follows:

  •
  "FOR" the adoption and approval of the merger agreement;

  •
  "FOR" the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to PlainsCapital's named executive officers that is based on or otherwise relates to the merger; and

  •
  "FOR" the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger proposal.

Attending the Special Meeting

        All holders of PlainsCapital common stock, including holders of record and shareholders who hold their stock through banks, brokers, nominees or any other holder of record, are invited to attend the PlainsCapital special meeting. Only shareholders of record on the record date can vote in person at the PlainsCapital special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the PlainsCapital special meeting. If you plan to attend the PlainsCapital special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted. PlainsCapital reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

 PROPOSALS SUBMITTED TO PLAINSCAPITAL SHAREHOLDERS

Adoption and Approval of the Merger Agreement (Proposal 1)

        This joint proxy statement/prospectus is being furnished to PlainsCapital shareholders as part of the solicitation of proxies by the PlainsCapital board of directors for use at the PlainsCapital special meeting to consider and vote on the proposal to adopt and approve the merger agreement. IF PLAINSCAPITAL SHAREHOLDERS FAIL TO ADOPT AND APPROVE THE MERGER AGREEMENT, THE MERGER CANNOT BE COMPLETED. Holders of PlainsCapital common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        After careful consideration, the PlainsCapital board of directors determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of PlainsCapital and its shareholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. See "The Merger—PlainsCapital's Reasons for the Merger; Recommendation of the PlainsCapital Board of Directors" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the PlainsCapital board of directors' recommendation.

        Approval of the merger proposal requires the affirmative vote of a majority of the shares of PlainsCapital common stock outstanding on the record date for the PlainsCapital special meeting.

        The PlainsCapital board of directors recommends that its shareholders vote "FOR" the adoption and approval of the merger agreement. For a discussion of interests of PlainsCapital's directors and executive officers in the merger that may be different from, or in addition to, the interest of PlainsCapital's shareholders generally, see "The Merger—Interests of Certain Directors and Executive Officers in the Merger" included elsewhere in this joint proxy statement/prospectus.

Non-Binding Advisory Vote Approving Compensation (Proposal 2)

        The Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require PlainsCapital to provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of PlainsCapital that is based on or otherwise relates to the merger. Information required by Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described herein, is presented under the heading "The Merger—Compensation."

        Accordingly, PlainsCapital is requesting that holders of PlainsCapital common stock approve the following resolution:

  "RESOLVED, that the shareholders of PlainsCapital Corporation approve, on a non-binding advisory basis, the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger, as disclosed in the joint proxy statement/prospectus relating to the PlainsCapital special meeting in the table titled "Golden Parachute Compensation" pursuant to Item 402(t) of Regulation S-K, including the associated narrative discussion."

        Approval of this proposal is not a condition to completion of the merger. While the PlainsCapital board of directors intends to consider the vote resulting from this proposal, the vote is advisory, and therefore not binding on PlainsCapital or on Hilltop or the board of directors or the compensation committees of PlainsCapital or Hilltop. Accordingly, such compensation, including amounts that PlainsCapital is contractually obligated to pay, could still be payable regardless of the outcome of this advisory vote, subject only to the conditions applicable thereto.

        The affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of PlainsCapital common stock represented in person or by proxy at the special meeting entitled to be voted and voted for or against the proposal is required to approve the compensation proposal.

        The PlainsCapital board of directors recommends that its shareholders vote "FOR" the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to PlainsCapital's named executive officers that is based on or otherwise relates to the merger.

Approval of the Adjournment or Postponement of the PlainsCapital Special Meeting (Proposal 3)

        The PlainsCapital special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal.

        If, at the PlainsCapital special meeting, the number of shares of PlainsCapital common stock present or represented and voting in favor of the merger proposal is insufficient to approve such proposal, PlainsCapital intends to move to adjourn the PlainsCapital special meeting in order to solicit additional proxies for the adoption and approval of the merger agreement. In accordance with the PlainsCapital bylaws, a vote to approve the proposal to adjourn the PlainsCapital special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the PlainsCapital special meeting to approve the merger proposal may be taken in the absence of a quorum. PlainsCapital does not intend to call a vote on this proposal if the merger proposal has been approved at the PlainsCapital special meeting.

        In this proposal, PlainsCapital is asking its shareholders to authorize the holder of any proxy solicited by the PlainsCapital board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the PlainsCapital special meeting to another time and place for the purpose of soliciting additional proxies. If PlainsCapital shareholders approve this adjournment proposal, PlainsCapital could adjourn the PlainsCapital special meeting and any adjourned session of the PlainsCapital special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from PlainsCapital shareholders who have previously voted.

        Approval of the PlainsCapital adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of PlainsCapital common stock represented in person or by proxy at the PlainsCapital special meeting and entitled to vote on the proposal.

        The PlainsCapital board of directors recommends that holders of PlainsCapital common stock vote "FOR" the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement.

INFORMATION ABOUT THE COMPANIES

Hilltop Holdings Inc.

        Hilltop is a holding company that endeavors to identify and execute attractive acquisitions and business combinations. As of March 31, 2012, Hilltop had approximately $528 million aggregate available cash and cash equivalents that may be used for this purpose, of which approximately $317 million is expected to be paid to PlainsCapital shareholders in connection with the merger. No assurances can be given that Hilltop will be able to consummate the merger with PlainsCapital, identify additional suitable business combinations, or successfully integrate or operate PlainsCapital or any other business that may be acquired in the future.

        On July 29, 2011, Hilltop extended SWS Group, Inc. ("SWS") a $50 million term loan, which bears interest at 8% per annum, is prepayable by SWS subject to certain conditions after three years, and has a maturity of five years. SWS issued Hilltop a warrant to purchase 8,695,652 shares of SWS common stock, $0.10 par value per share, exercisable at a price of $5.75 per share subject to anti-dilution adjustments. Additionally, Hilltop has purchased 1,475,387 shares of SWS common stock on the open market. If the warrant were fully exercised, Hilltop would beneficially own 24.5% of SWS.

        Hilltop also provides fire and homeowners insurance to low value dwellings and manufactured homes, primarily in Texas and other areas of the south through its wholly owned property and casualty insurance holding company, NLASCO, Inc. ("NLASCO"). Hilltop acquired NLASCO in January 2007. NLASCO operates through its wholly-owned subsidiaries, National Lloyds Insurance Company ("NLIC") and American Summit Insurance Company ("ASIC").

        NLASCO targets underserved markets that require underwriting expertise that many larger carriers have been unwilling to develop given the relatively small volume of premiums produced by local agents. Within these markets, NLASCO attempts to capitalize on its superior local knowledge to identify profitable underwriting opportunities. NLASCO believes that it distinguishes itself from competitors by delivering products that are not provided by many larger carriers, providing a high level of customer service and responding quickly to the needs of its agents and policyholders. NLASCO applies a high level of selectivity in the risks it underwrites and uses a risk-adjusted return approach to capital allocation, which NLASCO believes allows it to generate underwriting profits.

        NLIC and ASIC carry a financial strength rating of "A" (Excellent) by A.M. Best. An "A" rating is the third highest of 16 rating categories used by A.M. Best. Many insurance buyers, agents and brokers use the ratings assigned by A.M. Best and other rating agencies to assist them in assessing the financial strength and overall quality of the companies from which they purchase insurance. This rating is intended to provide an independent opinion of an insurer's ability to meet its obligations to policyholders and is not an evaluation directed at investors. This rating assignment is subject to the ability to meet A.M. Best's expectations as to performance and capitalization on an ongoing basis, including with respect to management of liabilities for losses and loss adjustment expenses, and is subject to revocation or revision at any time at the sole discretion of A.M. Best.

        Hilltop's common stock is listed on the NYSE under the symbol "HTH."

        Hilltop's principal office is located at 200 Crescent Court, Suite 1330, Dallas, Texas 75201, and its telephone number at that location is (214) 855-2177. Hilltop's internet address is www.hilltop-holdings.com. Additional information about Hilltop and its subsidiaries is included in documents incorporated by reference in this document. See "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus.

 Meadow Corporation

        Meadow Corporation is a Maryland corporation and a wholly owned subsidiary of Hilltop. Meadow Corporation was formed in May 2012 for the purpose of effecting the merger. Meadow Corporation has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

PlainsCapital Corporation

Business

  Overview

        PlainsCapital is a Texas-based and Dallas-headquartered financial holding company registered under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act, and was incorporated in 1987. Historically, the majority of PlainsCapital's net income has been derived from its wholly owned bank subsidiary, PlainsCapital Bank. PlainsCapital Bank provides business and consumer banking services from offices located throughout central, north and west Texas. PlainsCapital Bank's subsidiaries have specialized areas of expertise that allow it to provide an array of financial products and services such as mortgage origination and financial advisory services. As of March 31, 2012, on a consolidated basis, PlainsCapital had total assets of approximately $5.8 billion, total deposits of approximately $4.2 billion, total loans, including loans held for sale, of approximately $4.2 billion, and shareholders' equity of approximately $539.1 million.

  Geographic Dispersion of PlainsCapital's Deposits and Loan Portfolio

        As of March 31, 2012, PlainsCapital had approximately $4.2 billion in deposits. The following table summarizes PlainsCapital's deposit portfolio as of March 31, 2012 (dollar amounts in thousands).

	March 31, 2012
	West Texas(1)	DFW(2)	Central/South(3)	Other(4)	Total
Demand deposits	$135,888	$93,473	$47,977	$53,299	$330,637
NOW accounts	82,464	39,974	4,851	503	127,792
Money market deposit accounts	653,059	1,153,648	293,240	11,640	2,111,587
Brokered money market deposit accounts	—	—	—	224,243	224,243
Other savings deposits	40,379	51,212	80,392	1,639	173,622
Time deposits under $100,000	117,176	81,992	7,303	48	206,519
Time deposit of $100,000 or more	240,051	524,146	63,886	21	828,104
Brokered time deposits	—	—	—	166,272	166,272

Total deposits	$1,269,017	$1,944,445	$497,649	$457,665	$4,168,776

Percentage of total deposits	30.4%	46.6%	12.0%	11.0%	100.0%

(1)
"West Texas" consists of deposits originated in Lubbock, Texas.

(2)
"DFW" primarily consists of deposits originated in Dallas, Texas and Fort Worth, Texas.

(3)
"Central/South" primarily consists of deposits originated in Austin, Texas and San Antonio, Texas.

(4)
"Other" consists of deposits that are not managed on a regional basis.

        The following table summarizes PlainsCapital's loans held for investment as of March 31, 2012 (dollar amounts in thousands).

	March 31, 2012
	West Texas(1)	DFW(2)	Central/South(3)	Other(4)	Total
Commercial and industrial
Commercial	$306,733	$871,307	$286,858	$—	$1,464,898
Lease financing	—	—	—	29,425	29,425
Securities (including margin loans)	809	261	2,557	311,203	314,830
Real estate	242,024	634,768	335,480	—	1,212,272
Construction and land development	18,576	165,491	97,780	—	281,847
Consumer	13,996	8,698	4,698	—	27,392

Total loans	$582,138	$1,680,525	$727,373	$340,628	$3,330,664

Percentage of total loans	17.5%	50.5%	21.8%	10.2%	100.0%

(1)
"West Texas" consists of loans originated from Lubbock, Texas.

(2)
"DFW" primarily consists of loans originated in Dallas, Texas and Fort Worth, Texas.

(3)
"Central/South" primarily consists of loans originated from Austin, Texas and San Antonio, Texas.

(4)
"Other" consists of margin loans held by First Southwest and lease financing.

  Business Segments

        PlainsCapital operates in three business segments: banking, mortgage origination and financial advisory. For more financial information about each of these business segments, see "Information about the Companies—Management's Discussion and Analysis" included elsewhere in this joint proxy statement/prospectus. See also Note 24 in the notes to PlainsCapital's audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009, and Note 17 to the unaudited consolidated financial statements for the three months ended March 31, 2012 and 2011, included elsewhere in this joint proxy statement/prospectus.

  Banking

        The operations of PlainsCapital Bank comprise PlainsCapital's banking segment. As of March 31, 2012, PlainsCapital's banking segment had approximately $5.2 billion in assets and total deposits of approximately $4.2 billion. The primary source of PlainsCapital's deposits is residents and businesses located in the Texas markets it serves.

        Business Banking.    PlainsCapital's business banking customers primarily consist of agribusiness, energy, health care, institutions of higher education, real estate (including construction and land development) and wholesale/retail trade companies. PlainsCapital provides these customers with extensive banking services such as Internet banking, business check cards and other add-on services as determined on a customer-by-customer basis. PlainsCapital's treasury management services, which are designed to reduce the time, burden and expense of collecting, transferring, disbursing and reporting cash, are also available to PlainsCapital's business customers. PlainsCapital offers these business customers lines of credit, equipment loans and leases, letters of credit, agricultural loans, commercial real estate loans and other loan products.

        The table below sets forth a distribution of the banking segment's business loans, by type, and all other loans as of March 31, 2012 (dollar amounts in thousands).

	March 31, 2012
	Amount	% of Total Loans
Loans:
Commercial and industrial
Commercial	$1,464,898	38.6%
Lease financing	27,963	0.7%
Subsidiary warehouse lines	784,627	20.6%
Real estate	1,210,668	31.9%
Construction and land development	281,847	7.4%

Total business loans	3,770,003	99.2%
All other loans	31,020	0.8%

Total loans	$3,801,023	100.0%

        Commercial and industrial loans are primarily made within PlainsCapital's market areas in Texas and are underwritten on the basis of the borrower's ability to service the debt from income. In general, commercial and industrial loans involve more credit risk than residential and commercial mortgage loans and, therefore, usually yield a higher return. The increased risk in commercial and industrial loans results primarily from the type of collateral securing these loans, which typically includes commercial real estate, accounts receivable, equipment and inventory. Additionally, increased risk arises from the expectation that commercial and industrial loans generally will be serviced principally from the operations of the business, and those operations may not be successful. Historical trends have shown these types of loans to have higher delinquencies than mortgage loans. As a result of the additional risk and complexity associated with commercial and industrial loans, such loans require more thorough underwriting and servicing than loans to individuals. To manage these risks, PlainsCapital's policy is to attempt to secure commercial and industrial loans with both the assets of the borrowing business and other additional collateral and guarantees that may be available. In addition, depending on the size of the credit, PlainsCapital actively monitors certain fiscal measures of the borrower, including cash flow, collateral value and other appropriate credit factors. PlainsCapital also has processes in place to analyze and evaluate on a regular basis its exposure to industries, products, market changes and economic trends.

        PlainsCapital Bank also offers term financing on commercial real estate properties that include retail, office, multi-family, industrial, warehouse and non-owner occupied single family residences. Commercial mortgage lending can involve high principal loan amounts, and the repayment of these loans is dependent, in large part, on a borrower's on-going business operations or on income generated from the properties that are leased to third parties. As a general practice, PlainsCapital Bank requires its commercial mortgage loans to be secured with first lien positions on the underlying property, to generate adequate equity margins, to be serviced by businesses operated by an established management team, and to be guaranteed by the principals of the borrower. PlainsCapital Bank seeks lending opportunities where cash flow from the collateral provides adequate debt service coverage and/or the guarantor's net worth is comprised of assets other than the project being financed.

        PlainsCapital Bank offers construction financing for (i) commercial, retail, office, industrial, warehouse and multi-family developments, (ii) residential developments and (iii) single family residential properties. Loans to finance these transactions are generally secured by first liens on the underlying real property. PlainsCapital generally requires that the subject property of a construction loan for commercial real estate be pre-leased. PlainsCapital Bank conducts periodic completion inspections, either directly or through an agent, prior to approval of periodic draws on these loans. Construction loans involve additional risks because loan funds are advanced upon the security of a project under construction, and the project is of uncertain value prior to its completion. Because of uncertainties inherent in estimating construction costs, the market value of the completed project and the effects of governmental regulation on real property, it can be difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. As a result of these uncertainties, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If PlainsCapital Bank is forced to foreclose on a project prior to completion, it may not be able to recover the entire unpaid portion of the loan. Additionally, it may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

        In addition to the real estate lending activities described above, a portion of PlainsCapital Bank's real estate portfolio consists of single family residential mortgage loans typically collateralized by owner occupied properties located in its market areas. These residential mortgage loans are generally secured by a first lien on the underlying property and have maturities of five years or less. Longer term mortgage financing is provided for certain customers within PlainsCapital Bank's private banking group. As of March 31, 2012, PlainsCapital Bank had approximately $214.7 million in one-to-four family residential loans, which represented 5.65% of its total loans held for investment.

        Personal Banking.    PlainsCapital Bank offers a broad range of personal banking products and services for individuals. Similar to PlainsCapital Bank's business banking operations, PlainsCapital Bank also provides its personal banking customers with a variety of add-on features such as check cards, safe deposit boxes, Internet banking, bill pay, overdraft privilege services, gift cards and access to automated teller machine ("ATM") facilities throughout the U.S. PlainsCapital Bank offers a variety of deposit accounts to its personal banking customers including savings, checking, interest-bearing checking, money market and certificates of deposit.

        PlainsCapital Bank offers loans to individuals for personal, family and household purposes, including lines of credit, home improvement loans, home equity loans, credit cards and loans for purchasing and carrying securities. As of March 31, 2012, PlainsCapital Bank had approximately $31.0 million of loans for these purposes, which are shown in the previous table as "All other loans."

        Wealth and Investment Management.    PlainsCapital Bank's private banking team personally assists high net worth individuals and their families with their banking needs, including depository, credit, asset management, and trust and estate services. PlainsCapital Bank offers trust and asset management services in order to assist these customers in managing, and ultimately transferring, their wealth. PlainsCapital Bank's wealth management services provide personal trust, investment management and employee benefit plan administration services, including estate planning, management and administration, investment portfolio management, employee benefit accounts and individual retirement accounts.

  Mortgage Origination

        PlainsCapital's mortgage origination segment operates through a wholly owned subsidiary of PlainsCapital Bank, PrimeLending. Founded in 1986, PrimeLending is a residential mortgage originator licensed to originate and close loans in 50 states and the District of Columbia. As of March 31, 2012, it operated from 270 locations in 37 states, originating approximately 25% of its mortgages from its Texas locations and approximately 17% of its mortgages from locations in California. In addition to the Dallas market, PrimeLending also serves other Texas markets, including Austin, Fort Worth, Houston and San Antonio. The mortgage lending business is subject to seasonality, as PrimeLending typically experiences increased loan origination volume from purchases of homes during the spring and summer, when more people tend to move and buy or sell homes, and the overall demand for mortgage loans is driven largely by the applicable interest rates at any given time.

        PrimeLending handles loan processing, underwriting and closings in-house. Mortgage loans originated by PrimeLending are funded through a warehouse line of credit maintained with PlainsCapital Bank. PrimeLending sells substantially all mortgage loans it originates to various investors in the secondary market, servicing released, although it may retain servicing in limited circumstances. As these mortgage loans are sold in the secondary market, PrimeLending pays down its warehouse line of credit with PlainsCapital Bank. Loans sold are subject to certain standard indemnification provisions with investors, including the repurchase of loans sold and the repayment of sales proceeds to investors under certain conditions.

        PlainsCapital's mortgage lending underwriting strategy, driven in large measure by secondary market investor standards, seeks to originate substantially only conforming loans. PlainsCapital's underwriting practices include:

  •
  granting loans on a sound and collectible basis;

  •
  obtaining a balance between maximum yield and minimum risk;

  •
  ensuring that primary and secondary sources of repayment are adequate in relation to the amount of the loan; and

  •
  ensuring that each loan is properly documented and, if appropriate, adequately insured.

        In addition to its branch office network, PrimeLending, through PrimeLending Ventures, LLC, has established various "affiliated business arrangements" to originate residential mortgages for customers of referring business partners and for other customers not associated with business partners. As of March 31, 2012, PrimeLending Ventures, LLC had thirteen affiliated business arrangements.

        Since its inception, PrimeLending has grown from originating approximately $80 million in mortgage loans annually with a staff of 20 individuals to originating approximately $8.8 billion in loans in 2011 and employing approximately 2,400 persons as of March 31, 2012. PrimeLending offers a variety of loan products catering to the specific needs of borrowers, including 30-year and 15-year fixed rate conventional mortgages, adjustable rate mortgages, jumbo loans, Federal Housing Administration (FHA) and Veteran Affairs (VA) loans, permanent construction financing, relocation programs and refinancing options. Mortgage loans originated by PrimeLending are secured by a first lien on the underlying property. PrimeLending does not currently originate subprime loans (defined as loans to borrowers having a Fair Isaac Corporation (FICO) score lower than 620 or that do not comply with applicable agency or investor-specific underwriting guidelines).

  Financial Advisory

        PlainsCapital's financial advisory segment operates through First Southwest and, until its sale in July 2012, included Hester Capital Management, LLC ("Hester Capital"). Through First Southwest, PlainsCapital serves families, trusts, endowments, foundations and other non-profit entities, retirement plans, public funds, local governments, public agencies, financial institutions and high net worth investors. PlainsCapital provides these customers with a diverse group of services such as investment advisory, investment banking, underwriting, asset management, arbitrage rebate, continuing disclosure for municipal clients and benefit plan services.

        Acquisition of First Southwest.    Pursuant to the merger agreement between PlainsCapital and First Southwest Holdings, Inc., dated as of November 7, 2008, as amended (the "First Southwest Merger Agreement"), PlainsCapital acquired First Southwest, which currently operates as PlainsCapital's wholly owned subsidiary. Upon completion of the merger on December 31, 2008, PlainsCapital issued to former stockholders of First Southwest 5,092,677 shares of PlainsCapital common stock and substitute stock options to purchase 285,366 shares of PlainsCapital common stock and placed additional shares of PlainsCapital common stock into escrow to satisfy earnout provisions contained in the First Southwest Merger Agreement, as described below.

        Pursuant to the earnout provisions in the First Southwest Merger Agreement, PlainsCapital placed 1,697,430 shares of PlainsCapital common stock into escrow. In addition, one quarter of the shares of PlainsCapital common stock issuable pursuant to the substitute stock options issued to the former stockholders of First Southwest Holdings, Inc. are subject to the earnout provisions of the First Southwest Merger Agreement and will be held in escrow if exercised prior to January 31, 2013. As of May 25, 2012, 38,849 shares underlying such substitute stock options have been delivered into escrow pursuant to the exercise of such substitute stock options, for a total of 1,736,279 shares of PlainsCapital common stock held in escrow, and up to an additional 14,116 shares of PlainsCapital common stock underlying additional substitute stock options could be held in escrow if the related substitute stock options are exercised prior to January 31, 2013.

        The percentage of shares to be released from escrow and distributed to former First Southwest Holdings, Inc. stockholders will be determined based upon the valuation of certain auction rate bonds held by First Southwest Holdings, Inc. prior to the merger (or to be repurchased from investors following the closing of the merger) as of December 31, 2012 or, if applicable, the aggregate sales price of such auction rate bonds prior to such date. The release of the escrowed shares will be further adjusted for certain specified losses, if any, during the earnout period and any excess dividend payments. The First Southwest Merger Agreement provides that if the value or aggregate sales price, as applicable, of the auction rate bonds is less than 80% of the face value of the auction rate bonds, no shares of PlainsCapital common stock will be distributed from escrow to former First Southwest stockholders. If the value or aggregate sales price of the auction rate bonds falls between 80% and 90% of face value, former First Southwest stockholders will receive an increasing portion of the shares held in escrow. If the value or aggregate sales price of the auction rate bonds equals or exceeds 90% of face value, former First Southwest shareholders will receive all of the shares held in escrow subject to certain specified losses, if any. Any shares issued out of escrow will be accounted for as additional acquisition cost. In connection with the merger, the First Southwest Merger Agreement was amended to provide for the substitution of the merger consideration for the shares of PlainsCapital common stock currently held in escrow.

        First Southwest is a diversified investment banking firm and a registered broker-dealer with the SEC and FINRA. First Southwest's primary focus is on providing public finance services.

        The operating subsidiary of First Southwest was founded in 1946 in Dallas, Texas and, as of March 31, 2012, employed approximately 400 people and maintained 22 locations nationwide, nine of which are in Texas. As of March 31, 2012, First Southwest maintained $85.8 million in equity capital and had more than 1,600 public sector clients. As of March 31, 2012, it had consolidated assets of approximately $643.8 million.

        First Southwest has five primary lines of business: (i) public finance, (ii) capital markets, (iii) correspondent clearing services, (iv) asset management and (v) corporate finance.

        Public Finance.    First Southwest's public finance group represents its largest department. This group advises cities, counties, school districts, utility districts, tax increment zones, special districts, state agencies and other governmental entities nationwide. In addition, the group provides specialized advisory and investment banking services for airports, convention centers, healthcare institutions, institutions of higher education, housing, industrial development agencies, toll road authorities, and public power and utility providers.

        Capital Markets.    Through its capital markets group, First Southwest trades fixed income securities to support sales and other customer activities, underwrites tax-exempt and taxable fixed income securities and trades equities on an agency basis on behalf of its retail and institutional clients. In addition, First Southwest provides asset and liability management advisory services to community banks.

        Correspondent Clearing Services.    The correspondent clearing services group offers omnibus and fully disclosed clearing services to FINRA member firms for trade executing, clearing and back office services. Services are provided to approximately 70 correspondent firms.

        Asset Management.    First Southwest Asset Management is an investment advisor registered under the Investment Advisors Act of 1940, providing state and local governments with advice and assistance with respect to arbitrage rebate compliance, portfolio management and local government investment pool administration. In the area of arbitrage rebate, First Southwest Asset Management advises municipalities with respect to the emerging regulations relating to arbitrage rebates. Further, First Southwest Asset Management assists governmental entities with the complexities of investing public funds in the fixed income markets. As an investment adviser registered with the SEC, First Southwest Asset Management promotes cash management-based investment strategies that seek to adhere to the standards imposed by the fiduciary responsibilities of investment officers of public funds. As of March 31, 2012, First Southwest Asset Management served as administrator for local government investment pools totaling approximately $8.9 billion, investment manager of approximately $7.0 billion in short-term fixed income portfolios of municipal governments and investment advisor for approximately $5.3 billion invested by municipal governments.

        Corporate Finance.    First Southwest's corporate finance group provides focused and tailored investment banking services to institutions and corporations. These services include capital raising, advisory services and corporate restructuring.

        Hester Capital.    PlainsCapital acquired a majority interest in Hester Capital in 2003. Hester Capital is an investment advisor registered under the Investment Advisors Act of 1940 and primarily serves clients in Austin, Dallas and Fort Worth. It specializes in investment portfolio management services for private clients, including families, trusts and estates; endowments, foundations and other non-profit entities; retirement plans; businesses; and public funds. Hester Capital manages equity, fixed income and balanced portfolios using defined investment objectives and guidelines established with each client. The investment management services offered by Hester Capital involve managing and overseeing investment portfolios containing liquid assets of at least $1.0 million. As of March 31, 2012, Hester Capital had assets under management of approximately $1.1 billion. In July 2012, PlainsCapital sold, at approximately carrying value, all of its controlling membership interest in Hester Capital to an unrelated third party. The operations of Hester Capital were not significant to PlainsCapital or to PlainsCapital's financial advisory segment.

  Competition

        PlainsCapital faces significant competition with respect to the business segments in which PlainsCapital operates and the geographic markets PlainsCapital serves. PlainsCapital's lending and mortgage origination competitors include commercial banks, savings banks, savings and loan associations, credit unions, finance companies, pension trusts, mutual funds, insurance companies, mortgage bankers and brokers, brokerage and investment banking firms, asset-based non-bank lenders, government agencies and certain other non-financial institutions. Competition for deposits and in providing lending and mortgage origination products and services to businesses in PlainsCapital's market area is intense and pricing is important. Additionally, other factors encountered in competing for savings deposits are convenient office locations and rates offered. Direct competition for savings deposits also comes from other commercial bank and thrift institutions, money market mutual funds and corporate and government securities that may offer more attractive rates than insured depository institutions are willing to pay. Competition for loans includes such additional factors as interest rate, loan origination fees and the range of services offered by the provider.

        PlainsCapital also faces significant competition for financial advisory services on a number of factors such as price, perceived expertise, range of services, and local presence. PlainsCapital's financial advisory business competes directly with numerous other financial advisory and investment banking firms, broker-dealers and banks, including large national and major regional firms and smaller niche companies, some of whom are not broker-dealers and, therefore, are not subject to the broker-dealer regulatory framework. Many of PlainsCapital's competitors have substantially greater financial resources, lending limits and larger branch networks than PlainsCapital does, and offer a broader range of products and services.

  Employees

        As of March 31, 2012, PlainsCapital employed approximately 3,500 persons, substantially all of whom are full-time. None of PlainsCapital's employees are represented by any collective bargaining unit or a party to any collective bargaining agreement.

  Government Supervision and Regulation

  General

        PlainsCapital, PlainsCapital Bank, PrimeLending, First Southwest and PlainsCapital's other nonbanking subsidiaries are subject to extensive regulation under federal and state laws. The regulatory framework is intended primarily for the protection of customers and clients of PlainsCapital's financial advisory services, depositors, borrowers, the insurance funds of the FDIC and SIPC and the banking system as a whole, and not for the protection of PlainsCapital's shareholders or creditors. In many cases, the applicable regulatory authorities have broad enforcement power over bank holding companies, banks and their subsidiaries, including the power to impose substantial fines and other penalties for violations of laws and regulations. The following discussion describes the material elements of the regulatory framework that applies to PlainsCapital and its subsidiaries. References in this joint proxy statement/prospectus to applicable statutes and regulations are brief summaries thereof, do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations.

        Recent Regulatory Developments.    New regulations and statutes are regularly proposed and/or adopted that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of financial institutions operating and doing business in the United States. Certain of these recent proposals and changes are described below.

        On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act aims to restore responsibility and accountability to the financial system by significantly altering the regulation of financial institutions and the financial services industry. Most of the provisions contained in the Dodd-Frank Act have delayed effective dates. Full implementation of the Dodd-Frank Act will require many new rules to be issued by federal regulatory agencies over the next several years, which will profoundly affect how financial institutions will be regulated in the future. The ultimate effect of the Dodd-Frank Act and its implementing regulations on the financial services industry in general, and on PlainsCapital in particular, is uncertain at this time.

        The Dodd-Frank Act, among other things:

  •
  Established the CFPB, an independent organization within the Federal Reserve which has the authority to promulgate consumer protection regulations applicable to all entities offering consumer financial products or services, including banks. The CFPB has broad rule-making authority for a wide range of consumer protection laws, including the authority to prohibit "unfair, deceptive or abusive" acts and practices;

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  Established the Financial Stability Oversight Council, tasked with the authority to identify and monitor institutions and systems which pose a systemic risk to the financial system, and to impose standards regarding capital, leverage, liquidity, risk management, and other requirements for financial firms;

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  Changed the base for FDIC insurance assessments;

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  Increased the minimum reserve ratio for the Deposit Insurance Fund from 1.15% to 1.35% (the FDIC subsequently increased it by regulation to 2.00%);

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  Permanently increased the deposit insurance coverage amount from $100,000 to $250,000;

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  Directed the Federal Reserve Board to establish interchange fees for debit cards pursuant to a restrictive "reasonable and proportional cost" per transaction standard;

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  Limits the ability of banking organizations to sponsor or invest in private equity and hedge funds and to engage in proprietary trading in a provision known as the "Volcker Rule";

  •
  Grants the U.S. government authority to liquidate or take emergency measures with respect to troubled nonbank financial companies that fall outside the existing resolution authority of the FDIC, including the establishment of an orderly liquidation fund;

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  Increases regulation of asset-backed securities, including a requirement that issuers of asset-backed securities retain at least 5% of the risk of the asset-backed securities;

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  Increases regulation of consumer protections regarding mortgage originations, including originator compensation, minimum repayment standards, and prepayment consideration; and

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  Establishes new disclosure and other requirements relating to executive compensation and corporate governance.

        In November 2009, the Federal Reserve Board adopted amendments to its Regulation E, effective July 1, 2010, that prohibit financial institutions from charging clients overdraft fees on ATMs and one-time debit card transactions, unless a consumer consents, or opts in, to the overdraft service for those types of transactions. Pursuant to the adopted regulation, consumers must opt in to an overdraft service in order for the financial institution to collect overdraft fees. If a consumer does not opt in, any ATM transaction or debit that overdraws the consumer's account will be denied. Overdrafts on the payment of checks and regular electronic bill payments are not covered by this rule. Before opting in, the consumer must be provided a notice that explains the financial institution's overdraft services, including the fees associated with the service, and the consumer's choices. Financial institutions must provide consumers who do not opt in with the same account terms, conditions and features (including pricing) that they provide to consumers who do opt in.

        On June 21, 2010, the Federal Reserve Board, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the FDIC jointly issued comprehensive final guidance on incentive compensation policies (the "Incentive Compensation Guidance") intended to ensure that the incentive compensation policies of banking organizations do not undermine the safety and soundness of such organizations by encouraging excessive risk-taking. The Incentive Compensation Guidance sets expectations for banking organizations concerning their incentive compensation arrangements and related risk-management, control and governance processes. The Incentive Compensation Guidance, which covers all employees that have the ability to materially affect the risk profile of an organization, either individually or as part of a group, is based upon three primary principles: (i) balanced risk-taking incentives, (ii) compatibility with effective controls and risk management, and (iii) strong corporate governance. Any deficiencies in compensation practices that are identified may be incorporated into the organization's supervisory ratings, which can affect its ability to make acquisitions or perform other actions. In addition, under the Incentive Compensation Guidance, a banking organization's federal supervisor may initiate enforcement action if the organization's incentive compensation arrangements pose a risk to the safety and soundness of the organization.

        On April 14, 2011, the Federal Reserve Board and various other federal agencies published a notice of proposed rulemaking implementing provisions of the Dodd-Frank Act that would require reporting of incentive-based compensation arrangements by a covered financial institution and prohibit incentive-based compensation arrangements at a covered financial institution that provide excessive compensation or that could expose the institution to inappropriate risks that could lead to material financial loss. The Dodd-Frank Act defines "covered financial institution" to include, among other entities, a depository institution or depository institution holding company that has $1 billion or more in assets. There are enhanced requirements for institutions with more than $50 billion in assets. The proposed rule states that it is consistent with the Incentive Compensation Guidance.

        On February 28, 2012, the CFPB published a notice and request for information concerning "Impacts of Overdraft Programs on Consumers" where the agency is reviewing existing regulations and supervisory guidance issued by various regulators pertaining to the use of overdraft programs by financial institutions and seeking information from the public on the impact of overdraft programs on consumers.

        On May 4, 2012, the SEC approved a notice for release by the Municipal Securities Rulemaking Board (the "MSRB") describing enhanced disclosures and other obligations by dealers who underwrite municipal securities offerings. The MSRB notice, which takes effect on August 2, 2012, is intended to increase the protection of municipal issuers mandated by the Dodd-Frank Act. An underwriter is required to provide specific and robust disclosure to a municipal issuer regarding the underwriter's role, compensation, and conflicts of interest and regarding the financing structure. Additionally, the MSRB notice specifies compensation and fair pricing guidelines for underwriters to follow. Implementation of the MSRB notice may require underwriters to revise and formalize disclosure procedures and modify their approach to complex municipal financings.

        On June 7, 2012, the Federal Reserve Board released notices of proposed rulemaking to implement the Basel Committee on Banking Supervision's ("BCBS") final texts of reforms on capital generally referred to as "Basel III" and to implement certain aspects of the "standardized approach" in the BCBS's final text on risk-based capital generally referred to as "Basel II." For more information see "—PlainsCapital Corporation—Basel III."

        PlainsCapital cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which PlainsCapital's business may be affected by any new regulation or statute.

  PlainsCapital Corporation

        PlainsCapital Corporation is a legal entity separate and distinct from PlainsCapital Bank and its other subsidiaries. PlainsCapital is a financial holding company registered under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act. Accordingly, it is subject to supervision, regulation and examination by the Federal Reserve Board. The Dodd-Frank Act, Gramm-Leach-Bliley Act, the Bank Holding Company Act and other federal laws subject financial and bank holding companies to particular restrictions on the types of activities in which they may engage and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

        Regulatory Restrictions on Dividends; Source of Strength.    It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

        Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve Board policy, a holding company may not be inclined to provide it. As discussed below, a bank holding company, in certain circumstances, could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

        Scope of Permissible Activities.    Under the Bank Holding Company Act, PlainsCapital generally may not acquire a direct or indirect interest in, or control of more than 5% of, the voting shares of any company that is not a bank or bank holding company. Additionally, the Bank Holding Company Act may prohibit PlainsCapital from engaging in activities other than those of banking, managing or controlling banks or furnishing services to, or performing services for, its subsidiaries, except that it may engage in, directly or indirectly, certain activities that the Federal Reserve Board has determined to be closely related to banking or managing and controlling banks as to be a proper incident thereto. In approving acquisitions or the addition of activities, the Federal Reserve Board considers, among other things, whether the acquisition or the additional activities can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh such possible adverse effects as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. With respect to interstate acquisitions, the Dodd-Frank Act amends the Bank Holding Company Act by raising the standard by which interstate bank acquisitions are permitted from a standard that the acquiring bank holding company be adequately capitalized and adequately managed, to the higher standard of being well capitalized and well managed.

        Notwithstanding the foregoing, the Gramm-Leach-Bliley Act, effective March 11, 2000, eliminated the barriers to affiliations among banks, securities firms, insurance companies and other financial service providers and permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. The Gramm-Leach-Bliley Act defines "financial in nature" to include: securities underwriting; dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. Prior to enactment of the Dodd-Frank Act, regulatory approval was not required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that were financial in nature or incidental to activities that were financial in nature, as determined by the Federal Reserve Board. Effective July 21, 2010, however, the Dodd-Frank Act requires the approval of the Federal Reserve Board when a financial holding company engages in a transaction where the total consolidated assets to be acquired by the financial holding company exceed $10 billion.

        Under the Gramm-Leach-Bliley Act, a bank holding company may become a financial holding company by filing a declaration with the Federal Reserve Board if each of its subsidiary banks is "well capitalized" under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is "well managed", and has at least a "satisfactory" rating under the CRA. The Dodd-Frank Act underscores the criteria for becoming a financial holding company by amending the Bank Holding Company Act to require that bank holding companies be "well capitalized" and "well managed" in order to become financial holding companies. PlainsCapital became a financial holding company on March 23, 2000.

        Safe and Sound Banking Practices.    Bank holding companies are not permitted to engage in unsafe and unsound banking practices. The Federal Reserve Board's Regulation Y, for example, generally requires a holding company to give the Federal Reserve Board prior notice of any redemption or repurchase of its equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the company's consolidated net worth. In addition, bank holding companies are required to consult with the Federal Reserve Board prior to making any redemption or repurchase, even within the foregoing parameters. The Federal Reserve Board may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. Depending upon the circumstances, the Federal Reserve Board could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

        The Federal Reserve Board has broad authority to prohibit activities of bank holding companies and their nonbanking subsidiaries that represent unsafe and unsound banking practices or that constitute violations of laws or regulations, and can assess civil money penalties for certain activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1.375 million for each day the activity continues. In addition, the Dodd-Frank Act authorizes the Federal Reserve Board to require reports from and examine bank holding companies and their subsidiaries, and to regulate functionally regulated subsidiaries of bank holding companies.

        Anti-tying Restrictions.    Subject to various exceptions, bank holding companies and their affiliates are generally prohibited from tying the provision of certain services, such as extensions of credit, to certain other services offered by a bank holding company or its affiliates.

        Capital Adequacy Requirements.    The Federal Reserve Board has adopted a system using risk-based capital guidelines to evaluate the capital adequacy of bank holding companies. Under the guidelines, a risk weight factor of 0% to 100% is assigned to each category of assets based generally on the perceived credit risk of the asset class. The risk weights are then multiplied by the corresponding asset balances to determine a "risk-weighted" asset base. At least half of the risk-based capital must consist of core (Tier 1) capital, which is comprised of:

  •
  common shareholders' equity (includes common stock and any related surplus, undivided profits, disclosed capital reserves that represent a segregation of undivided profits and foreign currency translation adjustments, excluding changes in other comprehensive income (loss));

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  certain noncumulative perpetual preferred stock and related surplus; and

  •
  minority interests in the equity capital accounts of consolidated subsidiaries (excludes goodwill and various intangible assets).

        The remainder, supplementary (Tier 2) capital, may consist of:

  •
  allowance for loan losses, up to a maximum of 1.25% of risk-weighted assets;

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  certain perpetual preferred stock and related surplus;

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  hybrid capital instruments;

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  perpetual debt;

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  mandatory convertible debt securities;

  •
  term subordinated debt;

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  intermediate term preferred stock; and

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  certain unrealized holding gains on equity securities.

        Total capital is the sum of Tier 1 and Tier 2 capital. The guidelines require a minimum ratio of total capital to total risk-weighted assets of 8.0% (of which at least 4.0% is required to consist of Tier 1 capital elements). As of March 31, 2012, PlainsCapital's ratio of Tier 1 capital to total risk-weighted assets was 12.56% and PlainsCapital's ratio of total capital to total risk-weighted assets was 14.04%.

        In addition to the risk-based capital guidelines, the Federal Reserve Board uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio is a company's Tier 1 capital divided by its average total consolidated assets. PlainsCapital is required to maintain a leverage ratio of 4.0%, and, as of March 31, 2012, PlainsCapital's leverage ratio was 9.79%.

        The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

        The Dodd-Frank Act directs federal banking agencies to establish minimum leverage capital requirements and minimum risk-based capital requirements for insured depository institutions, depository institution holding companies, and nonbank financial companies supervised by the Federal Reserve Board. These minimum capital requirements may not be less than the "generally applicable leverage and risk-based capital requirements" applicable to insured depository institutions, in effect applying the same leverage and risk-based capital requirements that apply to insured depository institutions to most bank holding companies. The Dodd-Frank Act, for the first time, embeds in the law a leverage capital requirement as opposed to leaving it to the regulators to use a risk-based capital requirement. However, it is left to the discretion of the agencies to set the leverage ratio requirement through the rulemaking process.

        BASEL III.    In December 2010 and January 2011, the BCBS published the final texts of reforms on capital and liquidity generally referred to as "Basel III." For banks in the United States, among the most significant provisions of Basel III concerning capital are the following:

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  a minimum ratio of common equity tier 1 ("CET1") to risk-weighted assets reaching 4.5%, plus an additional 2.5% as a capital conservation buffer, by 2019 after a phase-in period;

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  a minimum ratio of Tier 1 capital to risk-weighted assets reaching 6.0%, plus the additional 2.5% capital conservation buffer, by 2019 after a phase-in period;

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  a minimum ratio of total capital to risk-weighted assets reaching 8.0%, plus the additional 2.5% capital conservation buffer, by 2019 after a phase-in period;

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  an additional countercyclical capital buffer to be imposed by applicable banking regulators periodically at their discretion, with advance notice;

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  restrictions on capital distributions and discretionary bonuses applicable when capital ratios fall within the buffer zone;

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  application of most adjustments to capital to CET1 as opposed to 50%/50% to Tier 1 and Tier 2 capital under the existing guidelines, removal of the existing filter from regulatory capital measurements for unrealized gains and losses accumulated from available for sale securities recorded in accumulated other comprehensive income/loss, and deduction from common equity of deferred tax assets that depend on future profitability to be realized;

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  increased capital requirements for counterparty credit risk relating to over-the-counter derivatives, repos and securities financing activities; and

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  for capital instruments issued on or after January 13, 2013 (other than common equity), a loss-absorbency requirement such that the instrument must be written off or converted to common equity if a trigger event occurs, either pursuant to applicable law or at the direction of the banking regulator. A trigger event is an event under which the banking entity would become nonviable without the write-off or conversion, or without an injection of capital from the public sector. The issuer must maintain authorization to issue the requisite shares of common equity if conversion were required.

        The Basel III provisions on liquidity include complex criteria establishing: (i) a method to ensure that a bank maintains adequate unencumbered, high quality liquid assets to meet its liquidity needs for 30 days under a severe liquidity stress scenario; and (ii) a method to promote more medium and long-term funding of assets and activities, using a one-year horizon.

        On June 7, 2012, the Federal Reserve Board released notices of proposed rulemaking (the "NPRs") to implement the capital reforms of Basel III and to implement certain aspects of the "standardized approach" in the BCBS's final text on risk-based capital generally referred to as "Basel II."

        The NPR implementing the Basel III capital framework for the most part follows the BCBS's Basel III final texts. Most of the Basel III provisions, including the application of a CET1 requirement, the revised definitions of other components of capital, and higher minimum capital ratios, would apply to all banks and bank holding companies other than small bank holding companies (defined as those with $500 million or less in total assets), with phase-in periods that generally track Basel III.

        Although the Basel III NPR does not specify an effective date or implementation date, it contemplates that implementation will coincide with the Basel III implementation schedule, which commences on January 1, 2013.

        The NPR implementing certain aspects of Basel II would revise the standards in the existing Basel I-based capital rules, which the NPRs refer to as the "general risk-based capital requirements," for all banks and bank holding companies, other than small bank holding companies, effective January 1, 2015. When the federal banking agencies considered Basel II and in 2007 adopted portions of Basel II for U.S. banks, they adopted only the advanced internal ratings-based approach to credit risk and the advanced approach for operational risks, and applied them only to certain large or internationally active banks. Basel II also included a standardized approach that is considerably more risk-sensitive than the Basel I-based general risk-based capital requirements and is not dependent upon internal models but is heavily dependent upon credit ratings. In 2008, the federal banking agencies proposed, as an option but not a requirement for U.S. banks that are not subject to the advanced approaches of Basel II, an approach based upon the Basel II standardized approach, but the agencies never proceeded with it.

        The proposed revisions in the NPR expand upon the initial endeavors from 2008 but with important differences, including mandatory application as opposed to optional application, and in view of the prohibition in Section 939A of Dodd-Frank on the use of credit ratings, replacement of the Basel II standardized approach's heavy reliance on credit ratings with non-ratings-based alternatives. Key features of the standardized approach NPR include the following:

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  expanding the risk-weighting categories from the current four categories (0%, 20%, 50% and 100%) to a much larger and more risk-sensitive number of categories, depending on the nature of the assets, generally ranging from 0% for U.S. government and agency securities, to 600% for certain equity exposures, and resulting in higher risk weights for a variety of asset categories, including many residential mortgages and certain commercial real estate. Specifics include:

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  for residential mortgage exposures, the current approach of a 50% risk weight for high-quality seasoned mortgages and a 100% risk-weight for all other mortgages is replaced with a matrix resulting in a risk weight of 35%, 50%, 75%, 100%, 150% or 200% depending upon the mortgage's loan-to-value ratio and whether the mortgage is a category 1 residential mortgage exposure (defined by reference to eight criteria that include a 30-year maximum term and preclude negative amortization, balloon payments and increases in the annual rate of interest of more than 2 percentage points in any 12-month period and 6 percentage points over the life of the exposure) versus category 2 residential mortgage exposures (which are all other mortgages); and

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    assigning a 150% risk-weighting to certain commercial real estate exposures that currently receive a 100% risk weight but that are high volatility commercial real estate exposures;

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  changing the treatment of certain off-balance sheet exposures and over-the-counter derivative contracts that could increase their risk weighting; and

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  implementing the requirement of Section 939A of the Dodd-Frank Act that regulations not use credit ratings by, among other things, where applicable, adopting a definition of "investment grade" for determining the risk weight of corporate exposures that is based on an approach that the Office of the Comptroller of the Currency implemented in its investment securities regulations; namely, treating an exposure as investment grade if the obligor "has adequate capacity to meet financial commitments for the projected life of the asset or exposure," with the "adequate capacity" test being met if "the risk of [the obligor's] default is low and the full and timely repayment of principal and interest is expected."

        The standardized approach NPR is contemplated to become effective on January 1, 2015, with an option for early adoption.

        Although Basel III is described as a "final text," it is subject to the resolution of certain issues and to further guidance and modification, as well as to adoption by United States banking regulators. The United States banking regulators have not proposed rules implementing the liquidity standards of Basel III and have not determined to what extent they will apply to United States banks that are not large, internationally active banks.

        PlainsCapital continues to monitor all developments related to Basel III.

        Imposition of Liability for Undercapitalized Subsidiaries.    Bank regulators are required to take "prompt corrective action" to resolve problems associated with insured depository institutions whose capital declines below certain levels. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. The capital restoration plan will not be accepted by the regulators unless each company having control of the undercapitalized institution guarantees the subsidiary's compliance with the capital restoration plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy.

        The aggregate liability of the holding company of an undercapitalized bank is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to cause the institution to be "adequately capitalized." The bank regulators have greater power in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends, or might be required to consent to a consolidation or to divest the troubled institution or other affiliates.

        Acquisitions by Bank Holding Companies.    The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider, among other things, the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors. In addition, the Dodd-Frank Act requires the Federal Reserve Board to consider "the risk to the stability of the U.S. banking or financial system" when evaluating acquisitions of banks and nonbanks under the Bank Holding Company Act.

        Control Acquisitions.    The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, would, under the circumstances set forth in the presumption, constitute acquisition of control of such company.

        In addition, an entity is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of PlainsCapital's outstanding common stock, or otherwise obtaining control or a "controlling influence" over PlainsCapital.

        Emergency Economic Stabilization Act of 2008 and the Small Business Jobs Act of 2010.    The U.S. Congress, the U.S. Treasury and the federal banking regulators have taken broad action since early September 2008 to address volatility in the U.S. banking system. The Emergency Economic Stabilization Act of 2008 ("EESA") authorized the U.S. Treasury to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-backed securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in the Troubled Asset Relief Program ("TARP"). The Dodd-Frank Act reduced the TARP authorization contained in the EESA to $475 billion.

        The stated purpose of TARP was to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. The U.S. Treasury allocated $250 billion towards the TARP Capital Purchase Program. Under the Capital Purchase Program, the U.S. Treasury purchased debt or equity securities from eligible participating institutions. TARP also provided for the direct purchases or guarantees of troubled assets of financial institutions.

        On December 19, 2008, PlainsCapital sold 87,631 shares of its Fixed Rate Cumulative Perpetual Stock, Series A ("Series A Preferred Stock") and a warrant to purchase, upon net exercise, 4,382 shares of PlainsCapital's Fixed Rate Cumulative Perpetual Stock, Series B ("Series B Preferred Stock") to the U.S. Treasury for approximately $87.6 million pursuant to the Capital Purchase Program. The U.S. Treasury immediately exercised its warrant on December 19, 2008, and PlainsCapital issued the underlying shares of Series B Preferred Stock to the U.S. Treasury. As a participant in the Capital Purchase Program, PlainsCapital was subject to executive compensation limits and other restrictions until September 27, 2011 when PlainsCapital entered into and consummated a repurchase letter agreement with the U.S. Treasury to repurchase all 87,631 outstanding shares of its Series A Preferred Stock and 4,382 outstanding shares of its Series B Preferred Stock.

        On September 27, 2011, PlainsCapital also entered into a Securities Purchase Agreement with the Secretary of the Treasury (the "Purchase Agreement") pursuant to which PlainsCapital issued 114,068 shares of PlainsCapital's newly designated Series C Preferred Stock, having a liquidation value of $1,000 per share, for a total purchase price of $114,068,000. The proceeds used to redeem and repurchase the Series A and Series B Preferred Stock arose out of the issuance of the Series C Preferred Stock, which was issued pursuant to the SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

        The Series C Preferred Stock qualifies as Tier 1 capital and is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning January 1,

2012. The dividend rate, as a percentage of the liquidation amount, fluctuates on a quarterly basis during the first 10 quarters the Series C Preferred Stock is outstanding, based upon changes in the level of "Qualified Small Business Lending" ("QSBL") at PlainsCapital Bank. The dividend rate for the initial dividend period (which ended September 30, 2011) was five percent (5%). For the second through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum based upon the increase in QSBL as compared to baseline. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the level of QSBL compared to the baseline, and, if the level of the Bank's QSBL has not increased from its baseline, PlainsCapital will be required to pay a quarterly lending incentive fee of 0.5%. After four and one half years from the issuance of the Series C Preferred Stock, the dividend rate will increase to nine percent (9%).

        The Series C Preferred Stock may be redeemed at any time at PlainsCapital's option, at a redemption price of 100 percent of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to approval of the Federal Reserve Board.

        American Recovery and Reinvestment Act of 2009.    The American Recovery and Reinvestment Act of 2009 (the "ARRA") was enacted on February 17, 2009. The ARRA includes a wide variety of programs intended to stimulate the U.S. economy and provide for extensive infrastructure, energy, health and education needs. In addition, the ARRA imposed certain new executive compensation and corporate governance obligations on all current and future TARP participants, until the institution has redeemed the preferred stock issued to the U.S. Treasury, which TARP participants are now permitted to do under the ARRA without regard to the three-year holding period and without the need to raise new capital, subject to approval of its primary federal regulator. The executive compensation restrictions under the ARRA are more stringent than those imposed under the Capital Purchase Program.

        The ARRA also sets forth additional corporate governance obligations for TARP participants, including requirements for the Secretary of the Treasury to establish standards that provide for semi-annual meetings of compensation committees of the board of directors to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such compensation plans. TARP participants are further required by the ARRA to have in place company-wide policies regarding excessive or luxury expenditures, to permit non-binding shareholder "say-on-pay" proposals to be included in proxy materials, and to provide written certifications by the chief executive officer and chief financial officer with respect to compliance with the foregoing. PlainsCapital is no longer subject to the ARRA provisions applicable to TARP participants for the period beginning September 27, 2011.

        Office of the Special Master for TARP Executive Compensation.    On June 15, 2009, the U.S. Treasury adopted and made effective an Interim Final Rule, which implemented and further expanded the limitations and restrictions imposed on executive compensation and corporate governance by the Capital Purchase Program and EESA, as amended by the ARRA. Pursuant to the Interim Rule, the U.S. Treasury established the Office of the Special Master for TARP Executive Compensation. The Interim Rule grants broad power to the Special Master to review the compensation structures and payments of, and to independently issue advisory opinions to, those institutions that have participated in the Capital Purchase Program with respect to compensation structures and payments made by those institutions during the period that the institution received financial assistance under TARP. If the Special Master finds that a TARP participant's compensation structure or payments that it has made to its employees are inconsistent with the purposes of the EESA or TARP, or otherwise contrary to the public interest, the Special Master may negotiate with the TARP participant and the subject employee for appropriate reimbursements to the TARP participant or the federal government. PlainsCapital is no longer subject to the TARP provisions for the period beginning September 27, 2011.

        Governmental Monetary Policies.    PlainsCapital's earnings are affected by domestic economic conditions and the monetary and fiscal policies of the U.S. government and its agencies. The monetary policies of the Federal Reserve Board have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board affect the levels of bank loans, investments and deposits through its influence over the issuance of U.S. government securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which member banks are subject. PlainsCapital cannot predict the nature or impact of future changes in monetary and fiscal policies.

  PlainsCapital Bank

        PlainsCapital Bank is subject to various requirements and restrictions under the laws of the United States, and to regulation, supervision and regular examination by the Texas Department of Banking. PlainsCapital Bank, as a state member bank, is also subject to regulation and examination by the Federal Reserve Board. As a bank with less than $10 Billion in assets, PlainsCapital Bank became subject to the regulations issued by the CFPB on July 21, 2011, although the Federal Reserve Board continues to examine PlainsCapital Bank for compliance with federal consumer protection laws. PlainsCapital Bank is also an insured depository institution and, therefore, subject to regulation by the FDIC, although the Federal Reserve Board is PlainsCapital Bank's primary federal regulator. The Federal Reserve Board, the Texas Department of Banking and the FDIC have the power to enforce compliance with applicable banking statutes and regulations. Such requirements and restrictions include requirements to maintain reserves against deposits, restrictions on the nature and amount of loans that may be made and the interest that may be charged thereon and restrictions relating to investments and other activities of PlainsCapital Bank. In July 2010, the FDIC voted to revise its Memorandum of Understanding with the primary federal regulators to enhance the FDIC's existing backup authorities over insured depository institutions that the FDIC does not directly supervise. As a result, PlainsCapital Bank may be subject to increased supervision by the FDIC.

        Restrictions on Transactions with Affiliates.    Transactions between PlainsCapital Bank and its nonbanking affiliates, including PlainsCapital, are subject to Section 23A of the Federal Reserve Act. In general, Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for loans to affiliated parties. It also limits the amount of advances to third parties that are collateralized by the securities or obligations of PlainsCapital or its subsidiaries. Among other changes, the Dodd-Frank Act expands the definition of "covered transactions" and clarifies the amount of time that the collateral requirements must be satisfied for covered transactions, and amends the definition of "affiliate" in Section 23A to include "any investment fund with respect to which a member bank or an affiliate thereof is an investment advisor." This amendment will not be effective, however, until July 21, 2012 at the earliest.

        Affiliate transactions are also subject to Section 23B of the Federal Reserve Act which generally requires that certain transactions between PlainsCapital Bank and its affiliates be on terms substantially the same, or at least as favorable to PlainsCapital Bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons. The Federal Reserve Board has also issued Regulation W, which codifies prior regulations under Sections 23A and 23B of the Federal Reserve Act and interpretive guidance with respect to affiliate transactions.

        Loans to Insiders.    The restrictions on loans to directors, executive officers, principal shareholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the Federal Reserve Board may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions. The Dodd-Frank Act amends the statutes placing limitations on loans to insiders by including credit exposures to the person arising from a derivatives transaction, repurchase agreement, reverse repurchase agreement, securities lending transaction, or securities borrowing transaction between the member bank and the person within the definition of an extension of credit. This amendment will not be effective, however, until July 21, 2012 at the earliest.

        Restrictions on Distribution of Subsidiary Bank Dividends and Assets.    Dividends paid by PlainsCapital Bank have provided a substantial part of PlainsCapital's operating funds and for the foreseeable future it is anticipated that dividends paid by PlainsCapital Bank to PlainsCapital will continue to be PlainsCapital's principal source of operating funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid by PlainsCapital Bank. Pursuant to the Texas Finance Code, a Texas banking association may not pay a dividend that would reduce its outstanding capital and surplus unless it obtains the prior approval of the Texas Banking Commissioner. Additionally, the FDIC and the Federal Reserve Board have the authority to prohibit Texas state banks from paying a dividend when they determine the dividend would be an unsafe or unsound banking practice. As a member of the Federal Reserve System, PlainsCapital Bank must also comply with the dividend restrictions with which a national bank would be required to comply. Those provisions are generally similar to those imposed by the state of Texas. Among other things, the federal restrictions require that if losses have at any time been sustained by a bank equal to or exceeding its undivided profits then on hand, no dividend may be paid.

        In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as PlainsCapital) or any shareholder or creditor thereof.

        Branching.    The establishment of a branch must be approved by the Texas Department of Banking and the Federal Reserve Board, which consider a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers.

        Interstate Branching.    Effective June 1, 1997, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 amended the Federal Deposit Insurance Act and certain other statutes to permit state and national banks with different home states to merge across state lines, with approval of the appropriate federal banking agency, unless the home state of a participating bank had passed legislation prior to May 31, 1997 expressly prohibiting interstate mergers. Under the Riegle-Neal Act amendments, once a state or national bank has established branches in a state, that bank may establish and acquire additional branches at any location in the state at which any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. If a state opted out of interstate branching within the specified time period, no bank in any other state may establish a branch in the state which has opted out, whether through an acquisition or de novo. Under the Dodd-Frank Act, de novo interstate branching by national banks is permitted if, under the laws of the state where the branch is to be located, a state bank chartered in that state would have been permitted to establish a branch.

        Prompt Corrective Action.    The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") in which all institutions are placed. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

        An institution that is categorized as "undercapitalized," "significantly undercapitalized" or "critically undercapitalized" is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to various limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets at the time it became undercapitalized or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. The regulations also establish procedures for downgrading an institution to a lower capital category based on supervisory factors other than capital.

        FDIC Insurance Assessments.    The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) "well capitalized;" (2) "adequately capitalized;" or (3) "undercapitalized." These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

        In 2009, the FDIC adopted a final rule requiring a special assessment on insured institutions as part of its effort to rebuild the FDIC deposit insurance fund ("DIF"). The FDIC administers the DIF, and all insured depository institutions are required to pay assessments to the FDIC that fund the DIF. The Dodd-Frank Act broadens the base for FDIC insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution during the assessment period. On February 7, 2011, the FDIC issued a final rule implementing revisions to the assessment system mandated by the Dodd-Frank Act. The new regulation was effective April 1, 2011 and was reflected in the June 30, 2011 FDIC DIF balance and the invoices for assessments due September 30, 2011. Accruals for DIF assessments were $4.8 million, $6.3 million and $6.3 million in 2011, 2010 and 2009, respectively.

        The FDIC is required to maintain at least a designated reserve ratio of the DIF to insured deposits in the United States. The Dodd-Frank Act requires the FDIC to assess insured depository institutions to achieve a DIF ratio of at least 1.35% by September 30, 2020. Pursuant to its authority in the Dodd-Frank Act, the FDIC on December 20, 2010, published a final rule establishing a higher long-term target DIF ratio of greater than 2%. As a result of the ongoing instability in the economy and the failure of other U.S. insured depository institutions, the DIF ratio is currently below the required targets, and the FDIC has adopted a restoration plan that will result in substantially higher deposit insurance assessments for all depository institutions over the coming years. Deposit insurance assessment rates are subject to change by the FDIC and will be impacted by the overall economy and the stability of the banking industry as a whole. The FDIC will notify PlainsCapital Bank concerning an assessment rate that PlainsCapital will be charged for the assessment period. As a result of the new regulations, PlainsCapital expects to incur higher annual deposit insurance assessments, which could have a significant adverse impact on PlainsCapital's financial condition and results of operations.

        The Dodd-Frank Act permanently increased the standard maximum deposit insurance amount from $100,000 to $250,000. The FDIC insurance coverage limit applies per depositor, per insured depository institution for each account ownership category.

        The Dodd-Frank Act institutes, for all insured depository institutions, unlimited deposit insurance on noninterest-bearing transaction accounts for the period from December 31, 2010 through December 31, 2012 for all depositors, including consumers, businesses and government entities. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to a depositor's other deposit accounts held at an FDIC-insured institution up to the permissible limit of $250,000.

        Community Reinvestment Act.    The CRA requires, in connection with examinations of financial institutions, that federal banking regulators (in PlainsCapital Bank's case, the Federal Reserve Board) evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate-income neighborhoods. These facts are also considered in evaluating mergers, acquisitions and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on PlainsCapital Bank. Additionally, PlainsCapital Bank must publicly disclose the terms of various CRA-related agreements.

        During the second quarter of 2010, PlainsCapital Bank received its 2008 CRA Performance Evaluation from the Federal Reserve. Despite "high satisfactory" or "outstanding" ratings on the various components of the CRA rating, the Federal Reserve lowered PlainsCapital Bank's overall CRA rating from "satisfactory" to "needs to improve" as a result of alleged fair lending issues associated with PlainsCapital's mortgage origination segment in prior years. In the fourth quarter of 2011, PlainsCapital Bank received the results of its current CRA Performance Evaluation, which returned PlainsCapital Bank's CRA rating to "satisfactory." During such time as PlainsCapital Bank's CRA rating was "needs to improve," PlainsCapital could not commence new activities that were "financial in nature" or acquire companies engaged in these activities. In addition, a CRA rating of less than "satisfactory" adversely affected PlainsCapital Bank's ability to establish new branches.

        Privacy.    Under the Gramm-Leach-Bliley Act, financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer or when the financial institution is jointly sponsoring a product or service with a nonaffiliated third party. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing to consumers. PlainsCapital Bank and all of its subsidiaries have established policies and procedures to assure compliance with all privacy provisions of the Gramm-Leach-Bliley Act.

        Federal Laws Applicable to Credit Transactions.    The loan operations of PlainsCapital Bank are also subject to federal laws applicable to credit transactions, such as the:

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  Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

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  Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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  Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

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  Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies and preventing identity theft;

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  Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

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  Service Members Civil Relief Act, which amended the Soldiers' and Sailors' Civil Relief Act of 1940, governing the repayment terms of, and property rights underlying, secured obligations of persons in military service;

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  Dodd-Frank Act, which established the CFPB, an independent entity within the Federal Reserve, dedicated to promulgating and enforcing consumer protection laws applicable to all entities offering consumer financial services or products; and

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  rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

        Other Regulations.    Interest and other charges collected or contracted for by PlainsCapital Bank are subject to state usury laws and federal laws concerning interest rates.

        Federal Laws Applicable to Deposit Operations.    The deposit operations of PlainsCapital Bank are subject to the:

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  Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

  •
  Truth in Savings Act, which requires PlainsCapital Bank to disclose the terms and conditions on which interest is paid and fees are assessed in connection with deposit accounts; and

  •
  Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of ATMs and other electronic banking services. The Dodd-Frank Act amends the Electronic Funds Transfer Act to, among other things, give the Federal Reserve Board the authority to establish rules regarding interchange fees charged for electronic debit transactions by payment card issuers having assets over $10 billion and to enforce a new statutory requirement that such fees be reasonable and proportional to the actual cost of a transaction to the issuer.

        Capital Requirements.    The Federal Reserve Board and the Texas Department of Banking monitor the capital adequacy of PlainsCapital Bank by using a combination of risk-based guidelines and leverage ratios. The agencies consider PlainsCapital Bank's capital levels when taking action on various types of applications and when conducting supervisory activities related to the safety and soundness of individual banks and the banking system.

        Under the regulatory capital guidelines, PlainsCapital Bank must maintain a total risk-based capital to risk-weighted assets ratio of at least 8.0%, a Tier 1 capital to risk-weighted assets ratio of at least 4.0%, and a Tier 1 capital to average total assets ratio of at least 4.0% (3.0% for banks receiving the highest examination rating) to be considered "adequately capitalized." See the discussion herein under "The FDIC Improvement Act." As of March 31, 2012, PlainsCapital Bank's ratio of total risk-based capital to risk-weighted assets was 13.75%, PlainsCapital Bank's ratio of Tier 1 capital to risk-weighted assets was 12.50% and PlainsCapital Bank's ratio of Tier 1 capital to average total assets was 9.74%.

        See also "Information About the Companies—PlainsCapital Corporation—Government Supervision and Regulation—PlainsCapital Corporation—Basel III."

        FIRREA.    The Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, includes various provisions that affect or may affect PlainsCapital Bank. Among other matters, FIRREA generally permits bank holding companies to acquire healthy thrifts as well as failed or failing thrifts. FIRREA removed certain cross marketing prohibitions previously applicable to thrift and bank subsidiaries of a common holding company. Furthermore, a multi-bank holding company may now be required to indemnify the DIF against losses it incurs with respect to such company's affiliated banks, which in effect makes a bank holding company's equity investments in healthy bank subsidiaries available to the FDIC to assist such company's failing or failed bank subsidiaries.

        In addition, pursuant to FIRREA, any depository institution that has been chartered less than two years, is not in compliance with the minimum capital requirements of its primary federal banking regulator, or is otherwise in a troubled condition must notify its primary federal banking regulator of the proposed addition of any person to its board of directors or the employment of any person as a senior executive officer of the institution at least 30 days before such addition or employment becomes effective. During such 30-day period, the applicable federal banking regulatory agency may disapprove of the addition of or employment of such director or officer. PlainsCapital Bank is not subject to any such requirements. FIRREA also expanded and increased civil and criminal penalties available for use by the appropriate regulatory agency against certain "institution affiliated parties" primarily including: (i) management, employees and agents of a financial institution; and (ii) independent contractors such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs and who caused or are likely to cause more than minimum financial loss to or a significant adverse effect on the institution, who knowingly or recklessly violate a law or regulation, breach a fiduciary duty or engage in unsafe or unsound practices. Such practices can include the failure of an institution to timely file required reports or the submission of inaccurate reports. Furthermore, FIRREA authorizes the appropriate banking agency to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets or take other action as determined by the ordering agency to be appropriate.

        The FDIC Improvement Act.    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), made a number of reforms addressing the safety and soundness of the deposit insurance system, supervision of domestic and foreign depository institutions, and improvement of accounting standards. This statute also limited deposit insurance coverage, implemented changes in consumer protection laws and provided for least-cost resolution and prompt regulatory action with regard to troubled institutions.

        FDICIA requires every bank with total assets in excess of $500 million to have an annual independent audit made of PlainsCapital Bank's financial statements by a certified public accountant to verify that the financial statements of PlainsCapital Bank are presented in accordance with generally accepted accounting principles and comply with such other disclosure requirements as prescribed by the FDIC.

        FDICIA also places certain restrictions on activities of banks depending on their level of capital. FDICIA divides banks into five different categories, depending on their level of capital. Under regulations adopted by the FDIC, a bank is deemed to be "well capitalized" if it has a total Risk-Based Capital Ratio of 10.0% or more, a Tier 1 Capital Ratio of 6.0% or more, a Leverage Ratio of 5.0% or more, and the bank is not subject to an order or capital directive to meet and maintain a certain capital level. Under such regulations, a bank is deemed to be "adequately capitalized" if it has a total Risk-Based Capital Ratio of 8.0% or more, a Tier 1 Capital Ratio of 4.0% or more and a Leverage Ratio of 4.0% or more (unless it receives the highest composite rating at its most recent examination and is not experiencing or anticipating significant growth, in which instance it must maintain a Leverage Ratio of 3.0% or more). Under such regulations, a bank is deemed to be "undercapitalized"

if it has a total Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0% or a Leverage Ratio of less than 4.0%. Under such regulations, a bank is deemed to be "significantly undercapitalized" if it has a Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0% and a Leverage Ratio of less than 3.0%. Under such regulations, a bank is deemed to be "critically undercapitalized" if it has a Leverage Ratio of less than or equal to 2.0%. In addition, the FDIC has the ability to downgrade a bank's classification (but not to "critically undercapitalized") based on other considerations even if the bank meets the capital guidelines. According to these guidelines, PlainsCapital Bank was classified as "well capitalized" as of March 31, 2012.

        In addition, if a bank is classified as "undercapitalized," the bank is required to submit a capital restoration plan to the federal banking regulators. Pursuant to FDICIA, an "undercapitalized" bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the federal banking regulators of a capital restoration plan for the bank.

        Furthermore, if a bank is classified as "undercapitalized," the federal banking regulators may take certain actions to correct the capital position of the bank; if a bank is classified as "significantly undercapitalized" or "critically undercapitalized," the federal banking regulators would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring: sales of new securities to bolster capital, improvements in management, limits on interest rates paid, prohibitions on transactions with affiliates, termination of certain risky activities and restrictions on compensation paid to executive officers. If a bank is classified as "critically undercapitalized," FDICIA requires the bank to be placed into conservatorship or receivership within 90 days, unless the federal banking regulators determine that other action would better achieve the purposes of FDICIA regarding prompt corrective action with respect to undercapitalized banks.

        The capital classification of a bank affects the frequency of examinations of the bank and impacts the ability of the bank to engage in certain activities and affects the deposit insurance premiums paid by such bank. Under FDICIA, the federal banking regulators are required to conduct a full-scope, on-site examination of every bank at least once every 12 months. An exception to this rule is made, however, that provides that banks (i) with assets of less than $100 million, (ii) that are categorized as "well capitalized," (iii) that were found to be well managed and composite rating was outstanding and (iv) have not been subject to a change in control during the last 12 months, need only be examined once every 18 months.

        The Basel III NPR released on June 7, 2012, would amend the prompt corrective action categories to, among other things:

  •
  introduce a CET1 to risk-weighted assets requirement at each level (other than critically undercapitalized), with the required CET1 ratio being 6.5% for well-capitalized status;

  •
  increase the minimum Tier 1 capital to risk-weighted assets requirement for each category, with the minimum Tier 1 capital ratio for well-capitalized status being 8% (as compared to the current 6%); and

  •
  eliminate the current provision that provides that a bank with a composite supervisory rating of 1 may have a 3% leverage ratio and still be well capitalized.

        Brokered Deposits.    Under FDICIA, banks may be restricted in their ability to accept brokered deposits, depending on their capital classification. "Well capitalized" banks are permitted to accept brokered deposits, but all banks that are not "well capitalized" are not permitted to accept such deposits. The FDIC may, on a case-by-case basis, permit banks that are "adequately capitalized" to accept brokered deposits if the FDIC determines that acceptance of such deposits would not constitute an unsafe or unsound banking practice with respect to the bank. As of March 31, 2012, PlainsCapital Bank was "well capitalized" and therefore not subject to any limitations with respect to its brokered deposits. Brokered deposits are the subject of a study under the Dodd-Frank Act.

        Federal limitations on activities and investments.    The equity investments and activities, as a principle of FDIC-insured state-chartered banks, are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank.

        Check Clearing for the 21st Century Act.    The Check Clearing for the 21st Century Act, also known as Check 21, gives "substitute checks," such as a digital image of a check and copies made from that image, the same legal standing as the original paper check.

        Federal Home Loan Bank System.    The Federal Home Loan Bank, or FHLB, system, of which PlainsCapital Bank is a member, consists of 12 regional FHLBs governed and regulated by the Federal Housing Finance Board. The FHLBs serve as reserve or credit facilities for member institutions within their assigned regions. The reserves are funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB system. The FHLBs make loans (i.e., advances) to members in accordance with policies and procedures established by the FHLB and the boards of directors of each regional FHLB.

        As a system member, according to currently existing policies and procedures, PlainsCapital Bank is entitled to borrow from the FHLB of its respective region and is required to own a certain amount of capital stock in the FHLB. PlainsCapital Bank is in compliance with the stock ownership rules with respect to such advances, commitments and letters of credit and home mortgage loans and similar obligations. All loans, advances and other extensions of credit made by the FHLB to PlainsCapital Bank are secured by a portion of the respective mortgage loan portfolio, certain other investments and the capital stock of the FHLB held by PlainsCapital Bank.

        Anti-terrorism and Money Laundering Legislation.    PlainsCapital Bank is subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 (the "USA PATRIOT Act"), the Bank Secrecy Act and rules and regulations of the Office of Foreign Assets Control. These statutes and related rules and regulations impose requirements and limitations on specific financial transactions and account relationships intended to guard against money laundering and terrorism financing. PlainsCapital Bank has established a customer identification program pursuant to Section 326 of the USA PATRIOT Act and the Bank Secrecy Act, and otherwise has implemented policies and procedures intended to comply with the foregoing rules.

  PrimeLending

        PrimeLending and PlainsCapital Bank are subject to the rules and regulations of the CFPB, FHA, VA, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and Government National Mortgage Association with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities. Those rules and regulations, among other things, prohibit discrimination and establish underwriting guidelines which include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts, and, with respect to VA loans, fix maximum interest rates. Mortgage origination activities are subject to, among others, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which, among other things, prohibit discrimination and require the disclosure of certain basic information to borrowers concerning credit terms and settlement costs. PrimeLending and PlainsCapital Bank are also subject to regulation by the Texas Department of Banking with respect to, among other things, the establishment of maximum origination fees on certain types of mortgage loan products. PrimeLending and PlainsCapital Bank will also be subject to the provisions of the Dodd-Frank Act. Among other things, the Dodd-Frank Act established the CFPB and provides mortgage reform provisions regarding a customer's ability to repay, restrictions on variable-rate lending, loan officers' compensation, risk retention, and new disclosure requirements. The additional regulatory requirements affecting PlainsCapital's mortgage origination operations will result in increased compliance costs and may impact revenue.

        The federal financial institution regulatory agencies recently published the final rule implementing the registration requirements of the Secure and Fair Enforcement for Mortgage Licensing Act of 2008 (the "SAFE Act") effective October 1, 2010. The SAFE Act requires mortgage loan originators who are employees of regulated institutions (including banks and certain of their subsidiaries) to register with the Nationwide Mortgage Licensing System and Registry (the "Registry"), a database established by the Conference of State Bank Supervisors and the American Association of Residential Mortgage Regulators to support the licensing of mortgage loan originators by each state. As part of this registration process, mortgage loan originators must furnish the Registry with certain information and fingerprints in order to run a background check. The SAFE Act generally prohibits employees of a regulated financial institution from originating residential mortgage loans without first registering with the Registry. Financial institutions must also adopt policies and procedures to ensure compliance with the SAFE Act.

        On August 16, 2010, the Federal Reserve Board published a final rule on loan originator compensation, pursuant to the Dodd-Frank Act, which prohibits certain compensation payments to loan originators and the practice of steering consumers to loans not in their interest when it will result in greater compensation for a loan originator. This final rule was effective on April 1, 2011, but the Federal Reserve Board noted in the final rule that the CFPB may clarify the rule in the future pursuant to the CFPB's authority granted under the Dodd-Frank Act. In addition, the Dodd-Frank Act directed the Federal Reserve Board to promulgate regulations requiring lenders and securitizers to retain an economic interest in the credit risk relating to loans the lender sells and other asset-backed securities that the securitizer issues if the loans have not complied with the ability to repay standards spelled out in the Dodd-Frank Act and its implementing regulations. The risk retention requirement has not become effective to date but is expected to be 5%, subject to increase or decrease by regulation. Final regulations have not yet been issued.

        On March 2, 2011, the Federal Reserve Board published a final rule implementing a provision in the Dodd-Frank Act that provides a separate, higher rate threshold for determining when the escrow requirements apply to higher-priced mortgage loans that exceed the maximum principal obligation eligible for purchase by Freddie Mac.

  First Southwest

        First Southwest Company ("FSC") is a broker-dealer registered with the SEC, FINRA, all 50 U.S. states, the District of Columbia and Puerto Rico. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally FINRA, the Municipal Securities Rulemaking Board and national securities exchanges. These self-regulatory organizations adopt rules (which are subject to approval by the SEC) for governing the industry and for guiding the securities commissions in the states in which a broker-dealer conducts business. FSC is a member of, and is primarily subject to regulation, supervision and regular examination by, FINRA.

        The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, capital structure, record keeping and the conduct of directors, officers and employees. Broker-dealers are also subject to the privacy and anti-money laundering laws and regulations discussed previously. Additional legislation, changes in rules promulgated by the SEC and by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules often directly affect the method of operation and profitability of broker-dealers. The SEC and the self-regulatory organizations may conduct administrative proceedings that can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees.

The principal purpose of regulation and discipline of broker-dealers is the protection of clients and the securities markets rather than protection of creditors and shareholders of broker-dealers.

        Limitation on Businesses.    The businesses that FSC may conduct are limited by its agreements with, and its oversight by, FINRA. Participation in new business lines, including trading of new products or participation on new exchanges or in new countries often requires governmental and/or exchange approvals, which may take significant time and resources. In addition, FSC is an operating subsidiary of PlainsCapital Bank, which means its activities are further limited by those that are permissible for PlainsCapital Bank. As a result, FSC may be prevented from entering new businesses that may be profitable in a timely manner, if at all.

        Net Capital Requirements.    The SEC, FINRA and various other regulatory agencies have stringent rules and regulations with respect to the maintenance of specific levels of net capital by regulated entities. Rule 15c3-1 of the Exchange Act (the "Net Capital Rule") requires that a broker-dealer maintain minimum net capital. Generally, a broker-dealer's net capital is net worth plus qualified subordinated debt less deductions for non-allowable (or non-liquid) assets and other operational charges. As of March 31, 2012, FSC was in compliance with applicable net capital requirements.

        The SEC and FINRA impose rules that require notification when net capital falls below certain predefined criteria. These rules also dictate the ratio of debt-to-equity in the regulatory capital composition of a broker-dealer, and constrain the ability of a broker-dealer to expand its business under certain circumstances. If a firm fails to maintain the required net capital, it may be subject to suspension or revocation of registration by the applicable regulatory agency, and suspension or expulsion by these regulators could ultimately lead to the firm's liquidation. Additionally, the Net Capital Rule and certain FINRA rules impose requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to and approval from the SEC and FINRA for certain capital withdrawals.

        Securities Investor Protection Corporation.    FSC is required by federal law to belong to the SIPC, whose primary function is to provide financial protection for the customers of failing brokerage firms. SIPC provides protection for clients up to $500,000, of which a maximum of $250,000 may be in cash.

        Changing Regulatory Environment.    The regulatory environment in which FSC operates is subject to frequent change. Its business, financial condition and operating results may be adversely affected as a result of new or revised legislation or regulations imposed by the U.S. Congress, the SEC or other U.S. and state governmental regulatory authorities, or FINRA. FSC's business, financial condition and operating results also may be adversely affected by changes in the interpretation and enforcement of existing laws and rules by these governmental authorities. In the current era of heightened regulation of financial institutions, FSC can expect to incur increasing compliance costs, along with the industry as a whole.

  Properties

        As of March 31, 2012, PlainsCapital's banking segment conducted business at 36 locations, including two operations centers. PlainsCapital's principal executive offices are located at

2323 Victory Avenue, Suite 1400, Dallas, Texas, in space leased by PlainsCapital. In addition to PlainsCapital's principal office, PlainsCapital Bank operates the following banking locations:

	Owned	Leased	Total
Locations in Lubbock market	7	7	14
Locations in Dallas/Fort Worth market	0	14	14
Locations in Austin market	0	5	5
Locations in San Antonio market	0	3	3

Total	7	29	36

        PlainsCapital has options to renew leases at most locations.

        As of March 31, 2012, PlainsCapital's mortgage origination segment conducted business at 270 locations in 37 states. Each of these locations is leased by PrimeLending.

        As of March 31, 2012, PlainsCapital's financial advisory segment conducted business at 24 locations in 11 states and the District of Columbia. Each of these offices is leased by First Southwest, one of its subsidiaries, or Hester Capital.

Legal Proceedings

        In November 2006, FSC received subpoenas from the SEC and the U.S. Department of Justice (the "DOJ") in connection with an investigation of possible antitrust and securities law violations, including bid-rigging, in the procurement of guaranteed investment contracts and other investment products for the reinvestment of bond proceeds by municipalities. The investigation is industry-wide and includes approximately 30 or more firms, including some of the largest U.S. investment firms.

        As a result of these SEC and DOJ investigations into industry-wide practices, FSC was initially named as a co-defendant in cases filed in several different federal courts by various state and local governmental entities suing on behalf of themselves and a purported class of similarly situated governmental entities and a similar set of lawsuits filed by various California local governmental entities suing on behalf of themselves and a purported class of similarly situated governmental entities. All claims asserted against FSC in these purported class actions were subsequently dismissed. However, the plaintiffs in these purported class actions have filed amended complaints against other entities, and FSC is identified in these complaints not as a defendant, but as an alleged co-conspirator with the named defendants.

        Additionally, as a result of these SEC and DOJ investigations into industry-wide practices, FSC has been named as a defendant in 20 individual lawsuits. These lawsuits have been brought by several California public entities and two New York non-profit corporations that do not seek to certify a class. The Judicial Panel on Multidistrict Litigation has transferred these cases to the United States District Court, Southern District of New York. The California plaintiffs allege violations of Section 1 of the Sherman Act and the California Cartwright Act. The New York plaintiffs allege violations of Section 1 of the Sherman Act and the New York Donnelly Act. The allegations against FSC are very limited in scope. FSC has filed answers in each of the twenty lawsuits denying the allegations and asserting several affirmative defenses. FSC intends to defend itself vigorously in these individual actions. The relief sought is unspecified monetary damages.

        Like other financial institutions, PlainsCapital is subject to various federal, state and local laws and regulations relating to environmental matters. Under these laws and regulations, PlainsCapital could be held liable for costs relating to environmental contamination at or from properties that secure PlainsCapital's loan portfolio. With respect to PlainsCapital's borrower's properties, the potential liabilities may far exceed the original amount of the loan made by PlainsCapital and secured by the property. Currently, PlainsCapital is not a defendant in any environmental legal proceeding.

Market Price of and Dividends on PlainsCapital's Common Equity and Related Shareholder Matters

  Market Information

        There is currently no established public trading market or publicly available quotations for PlainsCapital's common stock. As of August 2, 2012, there were 34,462,390 shares of PlainsCapital's common stock outstanding and held of record by approximately 980 holders (inclusive of those brokerage firms, clearing houses, banks and other nominee holders, holding common stock for clients, with each such nominee being considered as one holder). Such outstanding shares of PlainsCapital common stock include 2,377,809 shares that participate in dividends but are not defined as outstanding under generally accepted accounting principles.

        PlainsCapital has a second class of authorized common stock, no shares of which are outstanding. Unless otherwise stated herein, references herein to PlainsCapital's "common stock" refer to PlainsCapital's Original Common Stock (as defined in PlainsCapital's certificate of formation) and not to the "Common Stock" (as defined in PlainsCapital's certificate of formation), none of which is outstanding.

  Dividends

        Subject to the restrictions discussed below, PlainsCapital's shareholders are entitled to receive dividends when, as, and if declared by PlainsCapital's board of directors out of funds legally available for that purpose. In each of the first and second quarters of 2012, PlainsCapital paid a cash dividend of $0.06 per share of common stock. In the fourth quarter of 2011, PlainsCapital paid a cash dividend of $0.09 per share of common stock. For each of the fifteen completed quarters before the fourth quarter of 2011, PlainsCapital paid a cash dividend of $0.05 per share of PlainsCapital's common stock. PlainsCapital's board of directors exercises discretion with respect to whether PlainsCapital will pay dividends and the amount of such dividend, if any. Factors that affect PlainsCapital's ability to pay dividends on PlainsCapital's common stock in the future (if the merger is not completed) include, without limitation, PlainsCapital's earnings and financial condition, liquidity and capital resources, the general economic and regulatory climate, PlainsCapital's ability to service any equity or debt obligations senior to PlainsCapital's common stock and other factors deemed relevant by PlainsCapital's board of directors.

        Under the terms of the Series A Preferred Stock and Series B Preferred Stock issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program, PlainsCapital was obligated to pay a 5% per annum cumulative dividend on the stated value of the Series A Preferred Stock and a 9% per annum cumulative dividend on the stated value of the Series B Preferred Stock until PlainsCapital redeemed the Series A Preferred Stock and Series B Preferred Stock, respectively, on September 27, 2011. During such time as the Series A Preferred Stock and Series B Preferred Stock was outstanding, PlainsCapital was prevented from, among other things, increasing the amount of PlainsCapital's regular quarterly dividends paid on PlainsCapital's common stock without the consent of the U.S. Treasury.

        On September 27, 2011, PlainsCapital sold approximately $114.1 million of PlainsCapital's Series C Preferred Stock to the Secretary of the Treasury pursuant to the SBLF. The terms of the Series C Preferred Stock provide for the payment of non-cumulative dividends on a quarterly basis beginning January 1, 2012. The dividend rate, as a percentage of the liquidation amount, fluctuates while the Series C Preferred Stock is outstanding based upon changes in the level of "qualified small business lending" ("QSBL") by PlainsCapital Bank from its average level of QSBL at each of the four quarter ends leading up to June 30, 2010. See "Information About the Companies—Management's Discussion and Analysis." As long as shares of Series C Preferred Stock remain outstanding, PlainsCapital may not pay dividends to its common shareholders (nor may PlainsCapital repurchase or redeem any shares of its common stock) during any quarter in which PlainsCapital fails to declare and pay dividends on the Series C Preferred Stock and for the next three quarters following such failure. In addition, under the terms of the Series C Preferred Stock, PlainsCapital may only declare and pay dividends on its common stock (or repurchase shares of its common stock) if, after payment of such dividend, the dollar amount of PlainsCapital's Tier 1 capital would be at least ninety percent (90%) of Tier 1 capital as of September 27, 2011, excluding any charge-offs and redemptions of the Series C Preferred Stock, or the "Tier 1 Dividend Threshold." The Tier 1 Dividend Threshold is subject to reduction, beginning January 1, 2014, based upon the extent by which, if at all, the QSBL at September 30, 2013 has increased over the baseline.

        As a holding company, PlainsCapital is ultimately dependent upon its subsidiaries to provide funding for its operating expenses, debt service and dividends. Various banking laws limit the payment of dividends and other distributions by PlainsCapital Bank to PlainsCapital, and may therefore limit PlainsCapital's ability to pay dividends on PlainsCapital's common stock. If required payments on PlainsCapital's outstanding junior subordinated debentures held by PlainsCapital's unconsolidated subsidiary trusts are not made or suspended, PlainsCapital may be prohibited from paying dividends on its common stock. Regulatory authorities could impose administratively stricter limitations on the ability of PlainsCapital Bank to pay dividends to PlainsCapital if such limits were deemed appropriate to preserve certain capital adequacy requirements.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table sets forth information as of December 31, 2011 with respect to compensation plans under which shares of PlainsCapital's common stock may be issued. Additional information concerning PlainsCapital's stock-based compensation plans is presented in Note 15, Stock-Based Compensation, in the notes to PlainsCapital's consolidated financial statements for the years ended December 31, 2011, 2010 and 2009.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	647,053	(1)	$10.04	(2)	4,000,000	(3)
Equity compensation plans not approved by security holders	590,149	(4)	—	(5)	248,687	(6)

Total	1,237,202		$10.04	(5)	4,248,687

(1)
Includes 59,310 shares of common stock issuable upon exercise of outstanding stock options that were issued to the former option holders of First Southwest in conjunction with PlainsCapital's acquisition of First Southwest.

(2)
The options identified in footnote (1) have a weighted-average exercise price of $7.49 per share.

(3)
Represents shares available for issuance under the 2009 Long-Term Incentive Plan, dated July 16, 2009, as amended on November 10, 2011, which permits the issuance of incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other awards.

(4)
Represents shares that may be issued pursuant to restricted stock units outstanding under the 2010 Long-Term Incentive Plan, dated March 18, 2010 (the "2010 Plan").

(5)
The shares identified in footnote (4) as underlying restricted stock units are deliverable upon vesting, without payment of additional consideration, and are therefore excluded from the weighted-average exercise price calculation.

(6)
Represents shares available for issuance under the 2010 Plan, which permits the issuance of nonqualified stock options, restricted stock, stock appreciation rights, restricted stock units and other awards until March 18, 2012.

Selected Financial Data

        The following selected financial data is derived from PlainsCapital's audited consolidated financial statements as of and for the five years ended December 31, 2011 and PlainsCapital's unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2012 and 2011. The following financial data should be read in conjunction with "Information About the Companies—Management's Discussion and Analysis" included elsewhere in this joint proxy statement/prospectus, and the consolidated financial statements and related notes for the three years ended December 31, 2011 included elsewhere in this joint proxy statement/prospectus. The operating results and financial condition of First Southwest are included in the tables below from January 1, 2009 and December 31, 2008, respectively, following its acquisition by PlainsCapital (in thousands, except per share data and weighted average shares outstanding):

	As of and for the Three Months Ended March 31,		As of and for the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Income Statement Data:
Total interest income	$56,556	$52,003	$219,443	$218,425	$202,823	$193,392	$220,895
Total interest expense	7,347	9,578	36,512	38,725	42,464	66,069	104,805

Net interest income	49,209	42,425	182,931	179,700	160,359	127,323	116,090
Provision for loan losses	2,221	6,500	21,757	83,226	66,673	22,818	5,517

Net interest income after provision for loan losses	46,988	35,925	161,174	96,474	93,686	104,505	110,573
Total noninterest income	150,106	85,340	477,758	432,183	334,908	119,066	84,281
Total noninterest expense	164,102	109,041	554,018	480,046	382,191	185,983	150,815

Income from continuing operations before income taxes	32,992	12,224	84,914	48,611	46,403	37,588	44,039
Federal income tax provision	11,254	4,508	30,068	15,412	14,855	13,027	14,904

Net income	21,738	7,716	54,846	33,199	31,548	24,561	29,135
Less: Net income attributable to noncontrolling interest	481	122	1,650	790	220	437	543

Net income attributable to PlainsCapital Corporation	21,257	7,594	53,196	32,409	31,328	24,124	28,592
Dividends on preferred stock and other	1,094	1,400	7,488	5,569	5,704	—	—

Income applicable to PlainsCapital Corporation common shareholders	20,163	6,194	45,708	26,840	25,624	24,124	28,592
Less: income applicable to participating securities	702	217	1,670	976	953	—	—

Income applicable to PlainsCapital Corporation common shareholders for basic earnings per common share	$19,461	$5,977	$44,038	$25,864	$24,671	$24,124	$28,592

Per Share Data:
Net income—basic	$0.61	$0.19	$1.39	$0.82	$0.79	$0.92	$1.10
Weighted average shares outstanding—basic	31,843,784	31,625,519	31,649,566	31,476,675	31,259,995	26,117,934	26,012,250
Net income—diluted	$0.59	$0.18	$1.36	$0.80	$0.77	$0.92	$1.09
Weighted average shares outstanding—diluted	33,924,350	33,523,518	33,492,717	33,547,896	33,352,858	26,256,165	26,195,211

	As of and for the Three Months Ended March 31,		As of and for the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Book value per common share	$13.26	$11.33	$12.70	$11.33	$10.66	$9.99	$8.97
Tangible book value per common share	$11.79	$9.79	$11.21	$9.76	$9.02	$8.82	$7.54
Dividends per common share	$0.06	$0.05	$0.24	$0.20	$0.20	$0.20	$0.19
Balance Sheet Data(1):
Total assets	$5,787,557	$5,404,364	$5,700,020	$5,313,405	$4,570,769	$3,951,996	$3,182,863
Loans held for sale	853,801	482,627	776,372	477,711	432,202	198,866	100,015
Investment securities	859,060	1,039,838	839,753	865,080	545,737	385,327	191,175
Loans, net of unearned income	3,330,664	2,985,660	3,351,167	3,138,170	3,071,769	2,965,619	2,597,362
Allowance for loan losses	(61,409)	(65,940)	(67,495)	(65,169)	(52,092)	(40,672)	(26,517)
Goodwill and intangible assets, net	46,877	48,807	47,265	49,321	51,496	36,568	37,307
Total deposits	4,168,776	4,112,190	4,246,206	3,918,459	3,278,039	2,926,099	2,393,354
Capital lease obligations	12,008	11,579	12,121	11,693	12,128	8,651	3,994
Notes payable	51,828	62,195	54,966	63,776	68,550	151,014	40,256
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012	67,012	51,548
PlainsCapital Corporation shareholders' equity	539,133	447,851	517,031	446,491	422,500	399,815	233,890
Performance Ratios:
Return on average shareholders' equity	16.29%	6.87%	11.27%	7.44%	7.50%	7.61%	12.98%
Return on average assets	1.50%	0.57%	0.98%	0.65%	0.71%	0.68%	0.95%
Net interest margin (taxable equivalent)(2)	3.75%	3.46%	3.71%	3.95%	4.00%	4.17%	4.27%
Efficiency ratio(3)	82.33%	85.34%	83.85%	78.45%	77.17%	75.93%	75.40%
Asset Quality Ratios:
Total nonperforming assets to total loans and other real estate	2.79%	3.79%	3.16%	3.61%	2.88%	1.96%	0.92%
Allowance for loan losses to nonperforming loans	88.90%	76.29%	89.62%	77.61%	75.47%	86.87%	153.81%
Allowance for loan losses to total loans	1.84%	2.21%	2.01%	2.08%	1.70%	1.37%	1.02%
Net charge-offs to average loans outstanding(4)	1.00%	0.77%	0.63%	2.34%	1.82%	0.37%	0.16%
Capital Ratios:
Leverage ratio	9.79%	8.76%	9.67%	8.96%	9.45%	12.71%	8.06%
Tier 1 risk-based capital ratio	12.56%	12.58%	12.54%	12.10%	12.10%	12.83%	8.99%
Total risk-based capital ratio	14.04%	14.26%	14.05%	13.78%	13.90%	14.53%	10.67%
Equity to assets ratio	9.32%	8.29%	9.07%	8.40%	9.24%	10.12%	7.35%
Dividend payout ratio(5)	10.19%	27.48%	17.93%	25.32%	26.40%	22.02%	17.26%
Tangible common equity to tangible assets	6.59%	5.78%	6.29%	5.85%	6.25%	7.04%	6.25%

(1)
Includes First Southwest as of December 31, 2008.

(2)
Net interest income divided by average interest-earning assets.

(3)
Noninterest expenses divided by the sum of total noninterest income and net interest income for the year.

(4)
Average loans outstanding exclude loans held for sale.

(5)
Total dividends to common shares paid divided by income applicable to PlainsCapital Corporation common shareholders for the year.

PlainsCapital Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

        PlainsCapital presents two measures in its selected financial data that are not measures of financial performance recognized by GAAP.

        "Tangible book value per common share" is defined as PlainsCapital's total shareholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets, divided by total common shares outstanding. "Tangible common equity to tangible assets" is defined as PlainsCapital's total shareholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets divided by total assets reduced by goodwill and other intangible assets.

        These measures are important to investors interested in changes from period to period in tangible common equity per share exclusive of changes in intangible assets. For companies such as PlainsCapital that have engaged in business combinations, purchase accounting can result in the recording of significant amounts of goodwill and other intangible assets related to those transactions.

        You should not view this disclosure as a substitute for results determined in accordance with GAAP, and PlainsCapital's disclosure is not necessarily comparable to that of other companies that use non-GAAP measures. The following table reconciles these non-GAAP financial measures to the most comparable GAAP financial measures, "book value per common share" and "PlainsCapital Corporation shareholders' equity to total assets" (in thousands, except per share data):

	As of March 31,		As of December 31,
	2012	2011	2011	2010	2009	2008	2007
Book value per common share	$13.26	$11.33	$12.70	$11.33	$10.66	$9.99	$8.97
Effect of goodwill and intangible assets per share	$(1.47)	$(1.54)	$(1.49)	$(1.57)	$(1.64)	$(1.17)	$(1.43)
Tangible book value per common share	$11.79	$9.79	$11.21	$9.76	$9.02	$8.82	$7.54
PlainsCapital Corporation shareholders' equity	$539,133	$447,851	$517,031	$446,491	$422,500	$399,815	$233,890
Less: preferred stock	114,068	89,399	114,068	89,193	88,400	87,631	—
Less: goodwill and intangible assets, net	46,877	48,807	47,265	49,321	51,496	36,568	37,307

Tangible common equity	378,188	309,645	355,698	307,977	282,604	275,616	196,583
Total assets	5,787,557	5,404,364	5,700,020	5,313,405	4,570,769	3,951,996	3,182,863
Less: goodwill and intangible assets, net	46,877	48,807	47,265	49,321	51,496	36,568	37,307

Tangible assets	5,740,680	5,355,557	5,652,755	5,264,084	4,519,273	3,915,428	3,145,556
Equity to assets	9.32%	8.29%	9.07%	8.40%	9.24%	10.12%	7.35%
Tangible common equity to tangible assets	6.59%	5.78%	6.29%	5.85%	6.25%	7.04%	6.25%

 Supplementary Financial Information

        The following tables present unaudited consolidated interim financial information for the three months ended March 31, 2012 and for each quarter in the years ended December 31, 2011 and 2010 (in thousands, except per share data):

Three Months Ended March 31, 2012
Interest income	$56,556
Interest expense	7,347

Net interest income	49,209
Provision for loan losses	2,221
Noninterest income	150,106
Noninterest expense	164,102

Income before taxes	32,992
Income tax provision	11,254

Net income	21,738
Less: Net income attributable to noncontrolling interest	481

Net income attributable to PlainsCapital Corporation	$21,257

Earnings (loss) per common share
Basic	$0.61
Diluted	$0.59

	Year Ended December 31, 2011
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest income	$56,469	$56,253	$54,718	$52,003
Interest expense	8,341	9,060	9,533	9,578

Net interest income	48,128	47,193	45,185	42,425
Provision for loan losses	3,519	4,500	7,238	6,500
Noninterest income	148,923	135,906	107,589	85,340
Noninterest expense	170,926	152,121	121,930	109,041

Income before taxes	22,606	26,478	23,606	12,224
Income tax provision	8,353	9,215	7,992	4,508

Net income	14,253	17,263	15,614	7,716
Less: Net income attributable to noncontrolling interest	774	570	184	122

Net income attributable to PlainsCapital Corporation	$13,479	$16,693	$15,430	$7,594

Earnings (loss) per common share
Basic	$0.37	$0.40	$0.43	$0.19
Diluted	$0.37	$0.39	$0.42	$0.18

	Year Ended December 31, 2010
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest income	$53,948	$56,117	$56,052	$52,308
Interest expense	9,426	9,914	9,750	9,635

Net interest income	44,522	46,203	46,302	42,673
Provision for loan losses	29,577	20,449	10,245	22,955
Noninterest income	133,157	121,398	102,196	75,432
Noninterest expense	141,973	128,973	116,340	92,760

Income before taxes	6,129	18,179	21,913	2,390
Income tax provision (benefit)	(84)	7,900	7,016	580

Net income	6,213	10,279	14,897	1,810
Less: Net income attributable to noncontrolling interest	218	202	246	124

Net income attributable to PlainsCapital Corporation	$5,995	$10,077	$14,651	$1,686

Earnings (loss) per common share
Basic	$0.14	$0.27	$0.40	$0.01
Diluted	$0.13	$0.26	$0.40	$0.01

        The income tax benefit reported in the fourth quarter of 2010 includes a tax benefit of $2.0 million. The tax benefit resulted from reconciling and adjusting PlainsCapital's deferred tax accounts to cumulative book-tax basis differences in various assets and liabilities. The tax benefit related primarily to PlainsCapital's lease financing business. The effects of the total benefit primarily related to years prior to 2008 and were not material to the financial position, results of operations or cash flows of PlainsCapital in any previously reported year.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Management's Discussion and Analysis

        The following discussion is intended to help the reader understand PlainsCapital's results of operations and financial condition. This Management's Discussion and Analysis of Financial Condition and Results of Operations is provided as a supplement to, and should be read in conjunction with, (i) PlainsCapital's accompanying unaudited condensed consolidated financial statements and notes thereto for the three months ended March 31, 2012, and (ii) PlainsCapital's accompanying audited consolidated financial statements and notes thereto for the year ended December 31, 2011. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. PlainsCapital's results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under "Risk Factors." See "Cautionary Statement Regarding Forward-Looking Statements" included elsewhere in this joint proxy statement/prospectus.

  Overview

        PlainsCapital is a Texas corporation and a financial holding company registered under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act. As of March 31, 2012, on a consolidated basis, PlainsCapital had total assets of approximately $5.8 billion, total deposits of approximately $4.2 billion, total loans, including loans held for sale, of approximately $4.2 billion, and shareholders' equity of approximately $539.1 million. PlainsCapital Bank, one of PlainsCapital's wholly owned subsidiaries, provides a broad array of financial products and services, including commercial banking, personal banking, wealth management and treasury management, from offices located throughout central, north and west Texas. In addition to PlainsCapital Bank, PlainsCapital has various subsidiaries with specialized areas of expertise that also offer an array of financial products and services such as mortgage origination and financial advisory services.

        PlainsCapital generates revenue from net interest income and from noninterest income. Net interest income represents the difference between the income earned on PlainsCapital's assets, including PlainsCapital's loans and investment securities, and PlainsCapital's cost of funds, including the interest paid on the deposits and borrowings that are used to support its assets. Net interest income is a significant contributor to PlainsCapital's operating results. Fluctuations in interest rates, as well as the amounts and types of interest-earning assets and interest-bearing liabilities PlainsCapital holds, affect net interest income. During the first quarter of 2012, PlainsCapital generated $49.2 million in net interest income, compared with $42.4 million in the first quarter of 2011. Net interest margin is a measure of net interest income as a percentage of average interest-earning assets. PlainsCapital's taxable equivalent net interest margin was 3.75% for the first quarter of 2012, as compared to 3.46% for the first quarter of 2011.

        The other component of PlainsCapital's revenue is noninterest income, which is primarily comprised of the following:

  (i)
  Net gains from sale of loans and mortgage loan origination fees.    Through PlainsCapital's wholly owned subsidiary, PrimeLending, PlainsCapital generates noninterest income by originating and selling mortgage loans. During the first quarter of 2012, PlainsCapital generated $118.0 million in combined net gains from sale of loans and mortgage loan origination fees, a 91.55% increase over the first quarter of 2011. In recent years, PrimeLending added staff and opened mortgage banking offices on an opportunistic basis. This increase in staff has led to increased market share and a higher volume of mortgage originations during the first quarter of 2012, compared to the same period in 2011. In addition, a more favorable interest rate environment contributed to the higher volume of mortgage originations. Total dollar volume of mortgage loan originations increased 78.91% in the first quarter of 2012 compared to the first quarter of 2011.

  (ii)
  Investment advisory fees and commissions and securities brokerage fees and commissions.    Through PlainsCapital's wholly owned subsidiary, First Southwest, PlainsCapital provides public finance advisory and various investment banking and brokerage services. PlainsCapital generated $24.6 million and $18.2 million in investment advisory fees and commissions and securities brokerage fees and commissions during the first quarter of 2012 and 2011, respectively. Activity in the public finance market improved during the first quarter of 2012, leading to an increase in public finance advisory revenues.

        In the aggregate, PlainsCapital generated $150.1 million and $85.3 million in noninterest income during the first quarter of 2012 and 2011, respectively. The increase in noninterest income was primarily due to an increase in net gains on the sale of mortgage loans. Noninterest income represented 75.31% and 66.79% of net revenues (net interest income plus noninterest income) during the first quarter of 2012 and the first quarter of 2011, respectively.

        PlainsCapital also incurs noninterest expenses in the operation of its businesses. PlainsCapital's businesses engage in labor intensive activities and, consequently, employees' compensation and benefits represent the majority of PlainsCapital's noninterest expenses. Employees' compensation and benefits were 64.46% and 60.85% of total noninterest expense for the first quarter of 2012 and 2011, respectively.

  Segment and Related Information

        PlainsCapital has three reportable segments that are organized primarily by the core products offered to the segments' respective customers. The banking segment includes the operations of PlainsCapital Bank. The operations of PrimeLending comprise the mortgage origination segment. The financial advisory segment is comprised of First Southwest and, until its sale in July 2012, included Hester Capital. The principal subsidiaries of First Southwest are FSC, a broker-dealer registered with the SEC and FINRA, and First Southwest Asset Management, Inc., a registered investment advisor under the Investment Advisors Act of 1940.

        PlainsCapital's reportable segments also serve as reporting units for the purpose of testing its goodwill for impairment. PlainsCapital does not believe that PlainsCapital's reporting units are currently at risk of failing the Step One impairment test prescribed in the Goodwill Subtopic of the FASB Accounting Standards Codification.

  How PlainsCapital Generates Revenue

        PlainsCapital derives its revenue and net income primarily from its banking segment and the mortgage origination segment, while the remainder is generated from the financial advisory segment. The relative share of total revenue provided by PlainsCapital's banking and mortgage origination segments fluctuates depending on market conditions, and operating results for the mortgage origination segment tend to be more volatile than operating results for its banking segment.

        The banking segment primarily provides business banking and personal banking products and services and generates revenue from its portfolio of earning assets. PlainsCapital Bank's results of operations are primarily dependent on net interest income. The banking segment also derives revenue from other sources, including service charges on customer deposit accounts and trust fees.

        The mortgage origination segment offers a variety of loan products from offices in 37 states and generates revenue predominantly from selling loans in the secondary market and from fees charged on the origination of those loans.

        PlainsCapital generates the remainder of its revenue from financial advisory services. The majority of revenues in the financial advisory segment are generated from fees and commissions earned from investment advisory and securities brokerage services at First Southwest.

  Three Months Ended March 31, 2012 and 2011

  Operating Results

        Net income for the first quarter of 2012 was $21.3 million, or $0.59 per diluted share, compared to $7.6 million, or $0.18 per diluted share, for the first quarter of 2011.

        The changes in PlainsCapital's net income during the periods described above are primarily attributable to the factors listed below (in thousands):

Increase (Decrease) in Net Income
Three Months Ended March 31, 2012 v. 2011
Net interest income	$6,784
Provision for loan losses	4,279
Net gains from sale of loans and mortgage loan origination fees	56,417
Investment advisory and brokerage fees and commissions	6,398
Employees' compensation and benefits	(39,428)
Other noninterest expenses	(15,633)
All other (including tax effects)	(5,154)

$13,663

        PlainsCapital considers the ratios shown in the table below to be key indicators of its performance:

	Three Months Ended March 31, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2011
Return on average shareholders' equity	16.29%	11.27%	6.87%
Return on average assets	1.50%	0.98%	0.57%
Net interest margin (taxable equivalent)	3.75%	3.71%	3.46%
Leverage ratio	9.79%	9.67%	8.76%

        The return on average shareholders' equity ratio is calculated by dividing annualized net income by average shareholders' equity for the period. The return on average assets ratio is calculated by dividing annualized net income by average total assets for the period. Net interest margin is calculated by dividing annualized net interest income (taxable equivalent) by average interest-earning assets. The leverage ratio is discussed in the "Liquidity and Capital Resources" section below.

  Net Interest Income

        The following table summarizes the components of net interest income (in thousands):

	Three Months Ended March 31,
			Variance
	2012	2011	2012 v. 2011
Interest income
Loans, including fees	$48,600	$42,204	$6,396
Securities	3,412	4,606	(1,194)
Securities—tax exempt	2,475	2,387	88
Federal funds sold and securities purchased under agreements to resell	86	1,092	(1,006)
Interest-bearing deposits with banks	173	314	(141)
Other	1,810	1,400	410

Total interest income	56,556	52,003	4,553
Interest expense
Deposits	5,265	7,528	(2,263)
Notes payable and other borrowings	2,082	2,050	32

Total interest expense	7,347	9,578	(2,231)

Net interest income	$49,209	$42,425	$6,784

        Net interest income increased $6.8 million in the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily due to the increase in loan volume within the banking segment and is discussed further under the heading "Lines of Business" below.

  Noninterest Income

        Noninterest income was $150.1 million in the first quarter of 2012 compared with $85.3 million in the first quarter of 2011, an increase of $64.8 million. The increase was primarily due to increased mortgage loan origination volume, which increased 78.91% in the first quarter of 2012 compared with the first quarter of 2011. The increased mortgage loan origination volume resulted from PrimeLending's efforts to add staff and open mortgage banking offices in recent years, in addition to a more favorable interest rate environment in the first quarter of 2012, compared to the same period in 2011. The increased mortgage origination volume led to higher combined net gains on the sale of mortgage loans and mortgage loan origination fees during the first quarter of 2012.

  Noninterest Expense

        The following table summarizes noninterest expense for the periods indicated below (in thousands):

	Three Months Ended March 31,
			Variance
	2012	2011	2012 v. 2011
Noninterest expense
Employees' compensation and benefits	$105,774	$66,346	$39,428
Occupancy and equipment, net	17,082	15,398	1,684
Professional services	8,175	6,046	2,129
Deposit insurance premium	996	1,856	(860)
Repossession and foreclosure, net of recoveries	5,918	1,880	4,038
Other	26,157	17,515	8,642

Total noninterest expense	$164,102	$109,041	$55,061

        Noninterest expense increased $55.1 million for the first quarter of 2012 compared with the first quarter of 2011. The largest components of the increase were employees' compensation and benefits, other expenses and repossession and foreclosure, net of recoveries.

        Employees' compensation and benefits increased $39.4 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily attributable to increased costs in the mortgage origination segment from the hiring of additional staff in recent years. The additional staff, coupled with an increase in the volume of mortgage loan originations during the first quarter of 2012 compared with the first quarter of 2011, resulted in the mortgage origination segment incurring higher variable costs for commissions, as well as higher fixed costs for salaries and employee benefits.

        Other expenses increased $8.6 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily attributable to a higher number of loans originated in the mortgage origination segment where the customer chose to accept a higher interest rate on the loan in return for PrimeLending's payment of the customer's closing costs, which PrimeLending expensed as unreimbursed closing costs. PrimeLending's unreimbursed closing costs for the first quarter of 2012 increased both as result of an increase in the volume of mortgage loans originated as well as an increase in the percentage of customers who chose this option, which percentage has tended to increase as interest rates have approached historical lows.

        Repossession and foreclosure, net of recoveries, increased $4.0 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily attributable to valuation adjustments to the fair value of other real estate owned.

  Lines of Business

        The following table presents income before taxes by segment for the three months ended March 31, 2012 and 2011 (in thousands):

	Three Months Ended March 31,
	2012	2011
Banking segment	$21,142	$13,215
Mortgage Origination segment	10,445	(392)
Financial Advisory segment	1,405	(743)
Intercompany eliminations	—	144

Income before taxes	$32,992	$12,224

  Banking Segment

        The following table summarizes the results for the banking segment for the indicated periods (in thousands):

	Three Months Ended March 31,
			Variance
	2012	2011	2012 v. 2011
Net interest income	$48,399	$40,475	$7,924
Provision for loan losses	2,083	6,500	(4,417)
Noninterest income	9,591	7,329	2,262
Noninterest expense	34,765	28,089	6,676

Income before taxes	$21,142	$13,215	$7,927

        Income before taxes was $21.1 million for the first quarter of 2012, an increase of $7.9 million compared to the first quarter of 2011. The increase was due primarily to an increase in net interest income and a decrease in the provision for loan losses, partially offset by an increase in noninterest expense.

        Net interest income increased $7.9 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was due primarily to increased interest income on the loan portfolio, resulting from higher average loan volumes compared with the first quarter of 2011.

        Provision for loan losses decreased by $4.4 million for the first quarter of 2012 compared with the first quarter of 2011. The decrease in the provision for loan losses was primarily due to lower levels of non-performing loans in the first quarter of 2012.

        Noninterest income increased $2.3 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily attributable to increases in the fair value of securities acquired in satisfaction of a debt previously contracted and currently classified as trading securities.

        Noninterest expense increased $6.7 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily due to increases in employees' compensation and benefits.

        The following table summarizes the changes in the banking segment's net interest income for the periods indicated below, including the component changes in the volume of average interest-earning assets and interest-bearing liabilities and changes in the rates earned or paid on those items (in thousands):

	Three Months Ended March 31, 2012 v. 2011
	Change Due To(1)
	Volume	Yield/Rate	Change
Interest income
Loans	$7,990	$(577)	$7,413
Investment securities(2)	(1,088)	(210)	(1,298)
Federal funds sold and securities purchased under agreements to resell	(394)	(48)	(442)
Interest-bearing deposits in other financial institutions	(132)	(12)	(144)
Other	3	6	9

Total interest income(2)	6,379	(841)	5,538
Interest expense
Deposits	247	(2,568)	(2,321)
Notes payable and other borrowings	(29)	(10)	(39)

Total interest expense	218	(2,578)	(2,360)

Net interest income(2)	$6,161	$1,737	$7,898

(1)
Changes attributable to both volume and yield/rate are included in yield/rate.

(2)
Taxable equivalent.

        Taxable equivalent net interest income increased $7.9 million for the first quarter of 2012 compared with the first quarter of 2011. Increases in the volume of interest-earning assets, primarily loans, increased taxable equivalent net interest income by $6.4 million, while increases in the volume of interest-bearing liabilities, primarily deposits, reduced taxable equivalent net interest income by $0.2 million. Changes in the yields earned on interest-earning assets decreased taxable equivalent net interest income by $0.8 million, primarily due to lower yields on the loan portfolio and the investment securities portfolio. Changes in rates paid on interest-bearing liabilities increased taxable equivalent net interest income by $2.6 million, primarily due to a decrease in market interest rates on deposits during the first quarter of 2012 compared with prevailing market rates during the first quarter of 2011.

        The tables below provide additional details regarding the banking segment's net interest income (dollars in thousands):

	Three Months Ended March 31, 2012			Three Months Ended March 31, 2011
	Average Outstanding Balance	Interest Earned or Paid	Annualized Yield or Rate	Average Outstanding Balance	Interest Earned or Paid	Annualized Yield or Rate
Assets
Interest-earning assets
Loans, gross(1)	$3,685,972	$48,833	5.33%	$3,096,778	$41,420	5.42%
Investment securities—taxable	545,090	3,174	2.33%	746,426	4,369	2.34%
Investment securities—non-taxable(2)	239,347	3,157	5.28%	232,948	3,260	5.60%
Federal funds sold and securities purchased under agreements to resell	9,118	26	1.15%	53,646	468	3.54%
Interest-bearing deposits in other financial institutions	260,047	166	0.26%	447,402	310	0.28%
Other	15,209	154	4.05%	14,932	145	3.88%

Interest-earning assets, gross	4,754,783	55,510	4.70%	4,592,132	49,972	4.41%
Allowance for loan losses	(66,489)			(63,888)

Interest-earning assets, net	4,688,294			4,528,244
Noninterest-earning assets	501,162			462,541

Total assets	$5,189,456			$4,990,785

Liabilities and Shareholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$3,914,421	5,251	0.54%	$3,792,341	7,572	0.81%
Notes payable and other borrowings	376,048	321	0.34%	408,673	360	0.36%

Total interest-bearing liabilities(3)	4,290,469	5,572	0.52%	4,201,014	7,932	0.77%
Noninterest-bearing liabilities
Noninterest-bearing deposits	244,809			222,363
Other liabilities	63,689			34,292

Total liabilities	4,598,967			4,457,669
Shareholders' equity	590,489			533,116

Total liabilities and shareholders' equity	$5,189,456			$4,990,785

Net interest income(2)		$49,938			$42,040

Net interest spread(2)			4.18%			3.64%
Net interest margin(2)			4.22%			3.71%

(1)
Average loans include non-accrual loans.

(2)
Taxable equivalent adjustments are based on a 35% tax rate. The adjustment to interest income was $1.1 million for each of the three months ended March 31, 2012 and 2011.

(3)
Excludes the allocation of interest expense on PlainsCapital debt totaling $0.5 million each for the first quarter of 2012 and 2011, respectively.

        The banking segment's net interest margin shown above exceeds PlainsCapital's consolidated net interest margin. PlainsCapital's consolidated net interest margin includes the yields and costs associated with certain items within interest-earning assets and interest-bearing liabilities in the financial advisory segment, as well as the borrowing costs of PlainsCapital at the holding company level, both of which reduce PlainsCapital's consolidated net interest margin.

  Mortgage Origination Segment

        The following table summarizes the results for the mortgage origination segment for the indicated periods (in thousands):

	Three Months Ended March 31,
			Variance
	2012	2011	2012 v. 2011
Net interest income (expense)	$(5,510)	$(3,584)	$(1,926)
Noninterest income	118,082	61,674	56,408
Noninterest expense	102,127	58,482	43,645

Income (loss) before taxes	$10,445	$(392)	$10,837

        Mortgage loan origination volumes are shown in the following table (in millions):

	Three Months Ended March 31,
			Variance
	2012	2011	2012 v. 2011
Mortgage loan origination volume	$2,757	$1,541	$1,216

        In recent years, PrimeLending has added staff and opened mortgage banking offices on an opportunistic basis. This increase in staff has led to increased market share and a higher volume of mortgage loan originations in the first quarter of 2012 compared to the first quarter of 2011. In addition, a more favorable interest rate environment contributed to the higher volume of mortgage originations. While PrimeLending expects to continue to grow and increase its market share in 2012, PrimeLending anticipates its growth will primarily be generated from loans originated by existing mortgage bankers rather than through the addition of new mortgage bankers.

        The mortgage lending business is subject to variables that can impact loan origination volume, including seasonal and interest rate fluctuations. PrimeLending typically experiences increased loan origination volume from purchases of homes during the spring and summer, when more people tend to move and buy or sell homes. A decrease in interest rates tends to result in increased refinancings. During the first quarter of 2012, home purchases and refinancings by dollar volume were 54.64% and 45.36%, respectively, of total mortgage loan origination volume. For the first quarter of 2011, home purchases and refinancings by dollar volume were 67.93% and 32.07%, respectively, of total mortgage loan origination volume. PrimeLending's home purchase volume in relation to its total volume is greater than the national market average, primarily as a result of its focus on builder and realtor relationships.

        Income (loss) before taxes was $10.4 million for the first quarter of 2012, an increase of $10.8 million compared with the first quarter of 2011. The increase was due primarily to an increase in noninterest income, partially offset by an increase in noninterest expense. Employees' compensation and benefits and other expenses accounted for the majority of the increase in noninterest expense.

        Noninterest income increased $56.4 million for the first quarter of 2012 compared with the first quarter of 2011. The increase in noninterest income, which is comprised of net gains on the sale of loans and mortgage origination fees, was due to higher volumes of mortgage loan originations. Mortgage loan origination volume increased $1.216 billion, or 78.91%, in the first quarter of 2012 compared with the first quarter of 2011.

        Employees' compensation and benefits increased $32.9 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was attributable to increased staffing levels to address growing compliance and information technology needs, additional mortgage origination offices, higher loan origination volumes and higher commission costs due to higher loan origination volumes subject to commissions.

        Other expenses increased $8.5 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was primarily attributable to a higher number of loans originated in the mortgage origination segment where the customer chose to accept a higher interest rate on the loan in return for PrimeLending's payment of the customer's closing costs, which PrimeLending expensed as unreimbursed closing costs. PrimeLending's unreimbursed closing costs for the first quarter of 2012 increased both as a result of an increase in the volume of mortgage loans originated as well as an increase in the percentage of customers who chose this option, which percentage has tended to increase as interest rates have approached historical lows.

  Financial Advisory Segment

        The following table summarizes the results for the financial advisory segment for the indicated periods (in thousands):

	Three Months Ended March 31,
			Variance
	2012	2011	2012 v. 2011
Net interest income	$3,097	$2,782	$315
Provision for loan losses	138	—	138
Noninterest income	25,858	19,191	6,667
Noninterest expense	27,412	22,716	4,696

Income (loss) before taxes	$1,405	$(743)	$2,148

        Income (loss) before taxes was $1.4 million for the first quarter of 2012, an increase of $2.1 million compared with the first quarter of 2011. The increase was due primarily to the increase in noninterest income, partially offset by an increase in noninterest expense.

        The majority of noninterest income is generated from fees and commissions earned from investment advisory and securities brokerage activities, which increased $6.7 million for the first quarter of 2012 compared with the first quarter of 2011. The increase was attributable to increased activity in the public finance market during the first quarter of 2012 that resulted in higher public finance advisory revenues.

        Noninterest expense increased $4.7 million for the first quarter of 2012 compared with the first quarter of 2011. Employees' compensation and benefits accounted for the majority of the increase in noninterest expense primarily due to increases in compensation costs that vary with noninterest income, which increased in the first quarter of 2012 compared with the first quarter of 2011.

  Financial Condition

        The following discussion contains a more detailed analysis of PlainsCapital's financial condition as of March 31, 2012 and as compared to December 31, 2011.

  Securities Portfolio

        The securities portfolio plays a role in the management of PlainsCapital Bank's interest rate sensitivity and generates additional interest income. In addition, the securities portfolio is used to meet collateral requirements for public and trust deposits, securities sold under agreements to repurchase and other purposes. The available for sale securities portfolio serves as a source of liquidity. Historically, PlainsCapital Bank's policy has been to invest primarily in securities of the U.S. government and its agencies, obligations of municipalities in the State of Texas and other high grade fixed income securities to minimize credit risk. In connection with PlainsCapital's acquisition of First Southwest, PlainsCapital purchased a portfolio of auction rate bonds for which an active market does not currently exist.

        The securities portfolio consists of three major components: trading securities, securities available for sale and securities held to maturity. Trading securities are carried at fair market value, marked to market through operations and primarily held at First Southwest, which as a broker-dealer is required to carry its securities at fair value. These trading securities are used to support sales, underwriting and other customer activities. Securities that may be sold in response to changes in market interest rates, changes in securities' prepayment risk, increases in loan demand, general liquidity needs and other similar factors are classified as available for sale and are carried at estimated fair value, with unrealized gains and losses recorded in accumulated other comprehensive income. Securities are classified as held to maturity based on the intent and ability of management, at the time of purchase, to hold such securities to maturity. These securities are carried at amortized cost. The table below summarizes PlainsCapital's securities portfolio (in thousands):

	March 31, 2012	December 31, 2011
Trading securities, at fair value	$66,804	$58,957
Securities available for sale, at fair value
U.S. government agencies
Bonds	243,269	183,850
Mortgage-backed securities	35,947	36,270
Collateralized mortgage obligations	218,295	262,078
States and political subdivisions	73,580	74,344
Auction rate bonds	45,518	44,544

	616,609	601,086
Securities held to maturity, at amortized cost
U.S. government agencies
Mortgage-backed securities	6,135	6,639
Collateralized mortgage obligations	14,459	15,974
States and political subdivisions	109,704	111,924
Auction rate bonds	45,349	45,173

	175,647	179,710

Total securities portfolio	$859,060	$839,753

        PlainsCapital had a net unrealized gain of $6.4 million related to the available for sale investment portfolio as of March 31, 2012, net of an unrealized loss of $1.0 million related to auction rate securities. PlainsCapital had a net unrealized gain of $6.8 million related to the available for sale investment portfolio as of December 31, 2011, net of an unrealized loss of $2.0 million related to auction rate securities upon which the credit-related portion of an other-than-temporary impairment ("OTTI") has been previously recognized in earnings.

        The market value of securities held to maturity as of March 31, 2012 was $8.8 million above book value. As of December 31, 2011, market value of held to maturity securities was $9.0 million above book value.

        PlainsCapital holds securities issued by Access to Loans for Learning Student Loan Corporation that exceed 10% of PlainsCapital's shareholders' equity. The aggregate carrying value and aggregate estimated market value of the securities as of March 31, 2012, were $90.9 million and $91.2 million, respectively.

  Loan Portfolio

        Consolidated loans held for investment are detailed in the table below (in thousands) and classified by type:

	March 31, 2012	December 31, 2011
Commercial and industrial
Commercial	$1,464,898	$1,473,564
Lease financing	29,425	32,604
Securities (including margin loans)	314,830	319,895
Real estate	1,212,272	1,221,726
Construction and land development	281,847	273,949
Consumer	27,392	29,429

Loans, gross	3,330,664	3,351,167
Allowance for loan losses	(61,409)	(67,495)

Loans, net	$3,269,255	$3,283,672

  Banking Segment

        The loan portfolio constitutes the major earning asset of the banking segment and typically offers the best alternative for obtaining the maximum interest spread above the banking segment's cost of funds. The overall economic strength of the banking segment generally parallels the quality and yield of its loan portfolio. The banking segment's total loans, net of the allowance for loan losses, were $3.7 billion as of both March 31, 2012 and December 31, 2011. The banking segment's loan portfolio includes warehouse lines of credit extended to PrimeLending and First Southwest. Advances under these lines of credit were $0.8 billion and $0.7 billion as of March 31, 2012 and December 31, 2011, respectively, and are eliminated from net loans on PlainsCapital's consolidated balance sheet.

        The banking segment does not generally participate in syndicated loan transactions and has no foreign loans in its portfolio. As of March 31, 2012, the banking segment had loan concentrations (loans to borrowers engaged in similar activities) that exceeded 10% of total loans in its real estate loan portfolio. The areas of concentration within PlainsCapital Bank's real estate portfolio were construction and land development loans and non-construction commercial real estate loans. As of March 31, 2012, construction and land development loans were 8% of total loans, while non-construction commercial real estate loans were 27% of total loans. The banking segment's loan concentrations were within regulatory guidelines as of March 31, 2012.

  Mortgage Origination Segment

        The loan portfolio of the mortgage origination segment consists of loans held for sale, primarily single-family residential mortgages funded through PrimeLending, and pipeline loans, which are loans in various stages of the application process, but not yet closed and funded. Pipeline loans may not close if potential borrowers elect in their sole discretion not to proceed with the loan application. Total loans held for sale were $852.8 million and $775.3 million as of March 31, 2012 and December 31, 2011, respectively.

        The components of the mortgage origination segment's loans held for sale and pipeline loans are shown in the following table (in thousands):

	March 31, 2012	December 31, 2011
Loans held for sale
Unpaid principal balance	$828,584	$752,796
Fair value adjustment	24,167	22,515

	$852,751	$775,311

Pipeline loans
Unpaid principal balance	$869,766	$687,890
Fair value adjustment	10,526	10,096

	$880,292	$697,986

        The fair value adjustment made to the unpaid principal balance of pipeline loans shown in the previous table reflects assumptions regarding projected loan closing rates.

  Financial Advisory Segment

        The loan portfolio of the financial advisory segment consists primarily of margin loans to customers and correspondents. These loans are collateralized by the securities purchased or by other securities owned by the clients and, because of collateral coverage ratios, are believed to present minimal collectibility exposure. Additionally, these loans are subject to a number of regulatory requirements as well as First Southwest's internal policies. The financial advisory segment's total loans, net of the allowance for loan losses, were $311.5 million and $317.0 million as of March 31, 2012 and December 31, 2011, respectively. The decrease was primarily attributable to decreased borrowings in margin accounts held by First Southwest customers and correspondents.

  Allowance for Loan Losses

        The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses inherent in the existing portfolio of loans held for investment. PlainsCapital's management has responsibility for determining the level of the allowance for loan losses, subject to review by the Audit Committee of PlainsCapital's board of directors and the Directors' Loan Review Committee of PlainsCapital Bank's board of directors.

        It is PlainsCapital's management's responsibility at the end of each quarter, or more frequently as deemed necessary, to analyze the level of the allowance for loan losses to ensure that it is appropriate for the estimated credit losses in the portfolio consistent with the Receivables and Contingencies Topics of the ASC. Estimated credit losses are the probable current amount of loans that PlainsCapital will be unable to collect given facts and circumstances as of the evaluation date. When management determines that a loan, or portion thereof, is uncollectible, the loan, or portion thereof, is charged off against the allowance for loan losses. Any subsequent recovery of charged-off loans is added back to the allowance for loan losses.

        PlainsCapital has developed a methodology that seeks to determine an allowance within the scope of the Receivables and Contingencies Topics of the ASC. Each of the loans that has been determined to be impaired is within the scope of the Receivables Topic and is individually evaluated for impairment using one of three impairment measurement methods as of the evaluation date: (1) the present value of expected future discounted cash flows on the loan, (2) the loan's observable market price, or (3) the fair value of the collateral if the loan is collateral dependent. Specific reserves are provided in

PlainsCapital's estimate of the allowance based on the measurement of impairment under these three methods, except for collateral dependent loans, which require the fair value method. All non-impaired loans are within the scope of the Contingencies Topic. Estimates of loss for the Contingencies Topic are calculated based on historical loss experience by loan portfolio segment adjusted for changes in trends, conditions, and other relevant factors that affect repayment of loans as of the evaluation date. While historical loss experience provides a reasonable starting point for the analysis, historical losses, or recent trends in losses, are not the sole basis upon which to determine the appropriate level for the allowance for loan losses. Management considers recent qualitative or environmental factors that are likely to cause estimated credit losses associated with the existing portfolio to differ from historical loss experience, including but not limited to: changes in lending policies and procedures; changes in underwriting standards; changes in economic and business conditions and developments that affect the collectibility of the portfolio; the condition of various market segments; changes in the nature and volume of the portfolio and in the terms of loans; changes in lending management and staff; changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified or graded loans; changes in the loan review system; changes in the value of underlying collateral for collateral-dependent loans; and any concentrations of credit and changes in the level of such concentrations.

        PlainsCapital designs its loan review program to identify and monitor problem loans by maintaining a credit grading process, ensuring that timely and appropriate changes are made to the loans with assigned risk grades and coordinating the delivery of the information necessary to assess the appropriateness of the allowance for loan losses. Loans are evaluated for impairment when: (i) payments on the loan are delayed, typically by 90 days or more (unless the loan is both well secured and in the process of collection), (ii) the loan becomes classified, (iii) the loan is being reviewed in the normal course of the loan review scope, or (iv) the loan is identified by the servicing officer as a problem. PlainsCapital reviews on an individual basis all loan relationships over $0.2 million that exhibit probable or observed credit weaknesses, the top 25 loan relationships by dollar amount in each market PlainsCapital serves, and additional relationships necessary to achieve adequate coverage of PlainsCapital's various lending markets.

        Homogeneous loans, such as consumer installment loans, residential mortgage loans and home equity loans, are not individually reviewed and are generally risk graded at the same levels. The risk grade and reserves are established for each homogeneous pool of loans based on the expected net charge-offs from current trends in delinquencies, losses or historical experience and general economic conditions. As of March 31, 2012, PlainsCapital had no material delinquencies in these types of loans.

        The allowance is subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance. While PlainsCapital believes it has an appropriate allowance for PlainsCapital's existing portfolio as of March 31, 2012, additional provisions for losses on existing loans may be necessary in the future. PlainsCapital recorded net charge-offs in the amount of $8.3 million for the first quarter of 2012 and $5.7 million for the first quarter of 2011. In the first quarter of 2012, the partial charge-off of a single loan relationship, which had been previously reserved, accounted for over half of PlainsCapital's total net charge-offs. PlainsCapital's allowance for loan losses totaled $61.4 million as of March 31, 2012 and $67.5 million as of December 31, 2011. The ratio of the allowance for loan losses to total loans held for investment as of March 31, 2012 and December 31, 2011 was 1.84% and 2.01%, respectively, reflecting lower levels of non-performing loans.

        Provisions for loan losses are charged to operations to record the total allowance for loan losses at a level deemed appropriate by the banking segment's management based on such factors as the volume and type of lending it conducted, the amount of non-performing loans and related collateral security, the present level of the allowance for loan losses, the results of recent regulatory examinations, generally accepted accounting principles, general economic conditions and other factors related to the ability to collect loans in its portfolio.

        The provision for loan losses, primarily in the banking segment, was $2.2 million for the first quarter of 2012, a decrease of $4.3 million compared with the first quarter of 2011. The decrease was primarily a result of a decrease in non-performing loans during the first quarter of 2012 compared with the first quarter of 2011.

        The following table presents the activity in PlainsCapital's allowance for loan losses for the dates indicated (dollars in thousands). Substantially all of the activity shown below occurred within the banking segment:

	Three Months Ended March 31, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2011
Balance at beginning of period	$67,495	$65,169	$65,169
Provisions charged to operating expenses	2,221	21,757	6,500
Recoveries of loans previously charged off
Commercial and industrial	459	3,887	206
Real estate	17	280	149
Construction and land development	1	205	5
Consumer	15	102	17

Total recoveries	492	4,474	377

Loans charged off
Commercial and industrial	3,982	9,978	4,055
Real estate	163	4,817	417
Construction and land development	4,637	8,877	1,571
Consumer	17	233	63

Total charge-offs	8,799	23,905	6,106

Net charge-offs	(8,307)	(19,431)	(5,729)

Balance at end of period	$61,409	$67,495	$65,940

Net charge-offs to average loans outstanding	1.00%	0.63%	0.77%

        The distribution of the allowance for loan losses among loan types and the percentage of the loans for that type to gross loans, excluding unearned income, are presented in the table below (dollars in thousands).

	March 31, 2012		December 31, 2011
	Reserve	% of Gross Loans	Reserve	% of Gross Loans
Commercial and industrial	$35,781	54.32%	$38,196	54.49%
Real estate (including construction and land development)	25,506	44.86%	28,971	44.63%
Consumer	122	0.82%	328	0.88%

Total	$61,409	100.00%	$67,495	100.00%

  Potential Problem Loans

        Potential problem loans consist of loans that are performing in accordance with contractual terms but for which management has concerns about the ability of an obligor to continue to comply with repayment terms because of the obligor's potential operating or financial difficulties. Management monitors these loans and reviews their performance on a regular basis. As of March 31, 2012, PlainsCapital had seven credit relationships totaling $4.5 million of potential problem loans. As of December 31, 2011, PlainsCapital had $5.3 million of potential problem loans. Potential problem loans contain potential weaknesses that could improve, persist or further deteriorate. If such potential weaknesses persist without improving, the loan is subject to downgrade, typically to substandard, in three to six months.

  Non-Performing Assets

        The following table presents PlainsCapital's components of non-performing assets at the dates indicated (dollars in thousands):

	March 31, 2012	December 31, 2011	March 31, 2011
Loans accounted for on a non-accrual basis
Commercial and industrial	$15,427	$16,690	$10,628
Lease financing	877	1,561	5,352
Real estate	33,139	31,223	12,109
Construction and land development	19,635	25,841	58,328
Consumer	—	—	11

	$69,078	$75,315	$86,428

Non-performing loans as a percentage of total loans	1.65%	1.82%	2.49%

Other Real Estate Owned	$23,590	$30,254	$18,847

Other repossessed assets	$1,017	$1,165	$8,737

Non-performing assets	$93,685	$106,734	$114,012

Non-performing assets as a percentage of total assets	1.62%	1.87%	2.11%

Loans past due 90 days or more and still accruing	$—	$—	$9

Troubled debt restructurings included in accruing loans	$4,356	$9,388	$14,353

        As of March 31, 2012, total non-performing assets decreased $13.0 million to $93.7 million, compared with $106.7 million as of December 31, 2011, primarily due to a decrease in non-accrual loans and Other Real Estate Owned. Non-accrual loans were $69.1 million as of March 31, 2012 and $75.3 million as of December 31, 2011. The decrease in the level of non-accrual loans reflects charge-offs of non-accrual loans. Of these non-accrual loans, $15.4 million were characterized as commercial and industrial loans as of March 31, 2012, a decrease of $1.3 million compared with December 31, 2011. The commercial and industrial loans included three loan relationships in a variety of industries with an aggregate balance of approximately $11.6 million and secured by accounts receivable and inventory.

        Non-accrual loans also included $33.1 million characterized as real estate loans as of March 31, 2012, including six commercial real estate loan relationships totaling approximately $25.2 million and secured by occupied single family residential property, occupied commercial real estate, occupied industrial property, retail space, and a hotel.

        Non-accrual loans as of March 31, 2012 also included $19.6 million characterized as construction and land development loans. Three loan relationships account for approximately $17.6 million of the non-performing construction and land development loans. Collateral securing the loans includes residential land developments and unimproved land.

        As of March 31, 2012, troubled debt restructurings totaled $29.5 million, of which $4.3 million were included in accruing loans and $25.2 million were reported in non-accrual loans.

        Other Real Estate Owned decreased $6.7 million to $23.6 million as of March 31, 2012 compared with $30.3 million as of December 31, 2011. The decrease was primarily due to valuation adjustments to the fair value of Other Real Estate Owned, principally adjustments to foreclosed properties from two loan relationships. As of March 31, 2012, Other Real Estate Owned included a single parcel of unimproved land with a fair value, less cost to sell, of $16.1 million.

        Additional interest income that would have been recorded if the non-accrual loans had been current and performing during the three months ended March 31, 2012 totaled $0.8 million and $1.0 million for the three months ended March 31, 2011.

  Borrowings

        PlainsCapital's borrowings as of March 31, 2012 and December 31, 2011 are shown in the table below (in thousands):

			Variance
	March 31, 2012	December 31, 2011
			2012 v. 2011
Short-term borrowings	606,774	$476,439	$130,335
Notes payable	51,828	54,966	(3,138)
Junior subordinated debentures	67,012	67,012	—
Capital lease obligations	12,008	12,121	(113)

	$737,622	$610,538	$127,084

        Short-term borrowings consist of federal funds purchased, securities sold under agreements to repurchase, borrowings at the FHLB and short-term bank loans. The $130.3 million increase in short-term borrowings as of March 31, 2012 compared with December 31, 2011 was due primarily to increases in borrowings of $83.5 million under repurchase agreements and $50.0 million under the FHLB resulting from decreases in deposits.

        Notes payable is comprised of borrowings under term notes and a revolving line of credit with JPMorgan Chase Bank, N.A. and nonrecourse notes owed by First Southwest. The agreements underlying the JPMorgan Chase Bank, N.A. debt include certain restrictive covenants, including limitations on the ability to incur additional debt, limitations on the disposition of assets and requirements to maintain various financial ratios, including a non-performing asset ratio, at acceptable levels. As of March 31, 2012, PlainsCapital Bank's non-performing asset ratio was in compliance with the non-performing asset ratio covenant. As of March 31, 2012, PlainsCapital had two revolving lines of credit with JPMorgan Chase Bank, N.A., one of which had an outstanding principal balance of $5.0 million and was fully advanced, and the second of which was available to PrimeLending, had availability of $1.0 million and had not been drawn against.

  Years ended December 31, 2011, 2010 and 2009

  Operating Results

        Net income for the year ended December 31, 2011 was $53.2 million, or $1.36 per diluted share, compared with $32.4 million, or $0.80 per diluted share, for the year ended December 31, 2010, and $31.3 million, or $0.77 per diluted share, for the year ended December 31, 2009.

        The changes in PlainsCapital's earnings during the periods described above are primarily attributable to the factors listed below (in thousands):

	Increase (Decrease) in Net Income
	Year Ended December 31,
	2011 v. 2010	2010 v. 2009
Net interest income	$3,231	$19,341
Provision for loan losses	61,469	(16,553)
Net gains from sale of loans and mortgage loan origination fees	56,032	89,660
Investment advisory and brokerage fees and commissions	(9,414)	6,423
Employees' compensation and benefits	(48,835)	(58,619)
Other noninterest expenses	(25,137)	(39,236)
All other (including tax effects)	(16,559)	65

	$20,787	$1,081

        PlainsCapital consider the ratios shown in the table below to be key indicators of PlainsCapital's performance:

	Year Ended December 31,
	2011	2010	2009
Return on average shareholders' equity	11.27%	7.44%	7.50%
Return on average assets	0.98%	0.65%	0.71%
Net interest margin (taxable equivalent)	3.71%	3.95%	4.00%
Leverage ratio	9.67%	8.96%	9.45%

        The return on average shareholders' equity ratio is calculated by dividing net income by average shareholders' equity for the period. The return on average assets ratio is calculated by dividing net income by average total assets for the period. Net interest margin is calculated by dividing net interest income (taxable equivalent) by average interest-earning assets. The leverage ratio is discussed under the heading "Liquidity and Capital Resources" below.

  Net Interest Income

        The following table summarizes the components of net interest income (in thousands):

	Year Ended December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Interest income
Loans, including fees	$180,209	$183,657	$180,119	$(3,448)	$3,538
Securities: taxable	18,632	17,697	9,461	935	8,236
Securities: tax-exempt	9,750	9,224	7,494	526	1,730
Federal funds sold and securities purchased under agreements to resell	3,119	1,720	90	1,399	1,630
Interest-bearing deposits with banks	945	823	259	122	564
Other	6,788	5,304	5,400	1,484	(96)

Total interest income	219,443	218,425	202,823	1,018	15,602
Interest expense
Deposits	28,172	29,586	32,137	(1,414)	(2,551)
Notes payable and other borrowings	8,340	9,139	10,327	(799)	(1,188)

Total interest expense	36,512	38,725	42,464	(2,213)	(3,739)

Net interest income	$182,931	$179,700	$160,359	$3,231	$19,341

        Net interest income increased $3.2 million in 2011 compared with 2010. The increase in net interest income in 2011 was primarily due to reduced interest expense caused by a decrease in market interest rates compared to prevailing market interest rates during 2010. Net interest income increased $19.3 million in 2010 compared with 2009, which was due primarily to volume growth in PlainsCapital Bank's loan and investment securities portfolios and, to a lesser extent, reduced interest expenses in the banking segment compared with 2009.

  Noninterest Income

        Noninterest income was $477.8 million in 2011 compared with $432.2 million in 2010, an increase of $45.6 million. Noninterest income increased by $97.3 million for the year ended December 31, 2010 to $432.2 million compared with $334.9 million in 2009. The increase for both periods was primarily due to increased mortgage loan origination volume, which increased 13.45% in 2011 compared with 2010 and increased 34.79% in 2010 compared with 2009. The increased mortgage loan origination volume, which resulted from PrimeLending's efforts to add staff and open mortgage banking offices at PrimeLending in recent years, led to higher net gains on the sale of mortgage loans in both periods.

  Noninterest Expense

        The following table summarizes noninterest expense for the periods indicated below (in thousands):

	Year Ended December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Noninterest expense
Employees' compensation and benefits	$348,121	$299,286	$240,667	$48,835	$58,619
Occupancy and equipment, net	64,682	59,013	50,992	5,669	8,021
Professional services	30,425	29,874	23,783	551	6,091
Deposit insurance premium	4,834	6,304	6,295	(1,470)	9
Repossession and foreclosure, net of recoveries	14,868	9,175	5,716	5,693	3,459
Other	91,088	76,394	54,738	14,694	21,656

Total noninterest expense	$554,018	$480,046	$382,191	$73,972	$97,855

        Noninterest expense in 2011 increased $74.0 million compared with the year ended December 31, 2010. Noninterest expense in 2010 increased $97.9 million compared with the year ended December 31, 2009. The largest components of these increases were employees' compensation and benefits and other expenses.

        Employees' compensation and benefits increased $48.8 million for the year ended December 31, 2011 compared with 2010 and $58.6 million for the year ended December 31, 2010 compared with 2009. The increase for both periods was primarily attributable to increased costs in the mortgage origination segment. In recent years, PrimeLending has added staff on an opportunistic basis. This increased staffing resulted in increased market share that led to an increase in the dollar volume of mortgage loan originations of 13.45% and 34.79% during 2011 and 2010, respectively, compared to the prior year. As a result, the mortgage origination segment incurred higher variable costs for commissions, as well as higher fixed costs for salaries and employee benefits.

        Other expenses increased $14.7 million in 2011 compared with 2010. Other expenses increased $21.7 million in 2010 compared with 2009. The increase in both periods was primarily attributable to increased unreimbursed closing costs in the mortgage origination segment resulting from increased mortgage loan originations and additional customers choosing a higher interest rate on their mortgage loans rather than paying origination and other required loan fees at closing.

        Occupancy and equipment expenses, net of rental income, increased $5.7 million in 2011 compared with the year ended December 31, 2010. Occupancy and equipment expenses, net of rental income, increased $8.0 million in 2010 compared with the year ended December 31, 2009. The increase for both periods was primarily attributable to the continued opening of additional mortgage banking offices at PrimeLending.

  Lines of Business

        The following table presents income before taxes by segment for the indicated periods (in thousands):

	Year Ended December 31,
	2011	2010	2009
Banking segment	$53,630	$15,804	$11,243
Mortgage Origination segment	23,708	24,072	27,479
Financial Advisory segment	7,049	8,663	7,613
Intercompany eliminations	527	72	68

Income before taxes	$84,914	$48,611	$46,403

  Banking Segment

        The following table summarizes the results for the banking segment for the indicated periods (in thousands):

	Year Ended December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Net interest income	$174,773	$175,506	$157,180	$(733)	$18,326
Provision for loan losses	22,000	82,592	66,673	(60,592)	15,919
Noninterest income	28,448	37,464	22,685	(9,016)	14,779
Noninterest expense	127,591	114,574	101,949	13,017	12,625

Income before taxes	$53,630	$15,804	$11,243	$37,826	$4,561

        Income before taxes was $53.6 million for the year ended December 31, 2011, an increase of $37.8 million compared with 2010. The increase was due primarily to the decrease in the provision for loan losses. Income before taxes was $15.8 million for the year ended December 31, 2010, an increase of $4.6 million compared with 2009. The increase was primarily due to the increase in net interest income, partially offset by the increase in the provision for loan losses.

        Net interest income decreased $0.7 million in 2011 compared with the year ended December 31, 2010. The decrease was due primarily to decreased interest income on the loan portfolio, resulting from lower yields on the loan portfolio compared with the year ended December 31, 2010. Net interest income increased $18.3 million in 2010 compared with the year ended December 31, 2009. The increase was due primarily to increased interest income on the investment securities and loan portfolios, resulting from volume growth in both portfolios and to a lesser extent, reduced interest expenses compared with the year ended December 31, 2009.

        Provision for loan losses decreased by $60.6 million in 2011 compared with the year ended December 31, 2010. The decrease was primarily a result of a decrease in loan charge-offs and lower levels of non-performing loans during 2011 compared with the year ended December 31, 2010. Provision for loan losses increased $15.9 million in 2010 compared with the year ended December 31, 2009. The increase was primarily a result of a significant increase in non-performing loans and loan charge-offs due to challenging economic conditions during 2010.

        Noninterest income decreased $9.0 million in 2011 compared with the year ended December 31, 2010. In 2011, the banking segment recorded a credit-related other-than-temporary impairment of $5.3 million on certain auction rate bonds held by PlainsCapital Bank. In addition, intercompany financing charges for the year ended December 31, 2011 have decreased compared with 2010. Noninterest income increased $14.8 million in 2010 compared with the year ended December 31, 2009. The increase was due primarily to an increase in intercompany financing charges.

        Noninterest expense increased $13.0 million in 2011 compared with the year ended December 31, 2010, and $12.6 million in 2010 compared with the year ended December 31, 2009. The increase in both periods was due primarily to increased employees' compensation and benefits costs and repossession and foreclosure expenses, particularly costs associated with other real estate owned.

        The following table summarizes the changes in the banking segment's net interest income for the periods indicated below, including the component changes in the volume of average interest-earning assets and interest-bearing liabilities and changes in the rates earned or paid on those items (in thousands):

	Years Ended December 31,
	2011 v. 2010			2010 v. 2009
	Change Due To(1)			Change Due To(1)
	Volume	Yield/Rate	Change	Volume	Yield/Rate	Change
Interest income
Loans	$(416)	$(5,844)	$(6,260)	$6,111	$(1,782)	$4,329
Investment securities(2)	10,302	(8,901)	1,401	9,115	1,102	10,217
Federal funds sold and securities purchased under agreements to resell	105	455	560	13	139	152
Interest-bearing deposits in other financial institutions	399	(290)	109	541	32	573
Other	(233)	197	(36)	(79)	95	16

Total interest income(2)	10,157	(14,383)	(4,226)	15,701	(414)	15,287
Interest expense
Deposits	3,791	(5,237)	(1,446)	6,922	(9,433)	(2,511)
Notes payable and other borrowings	(1,362)	(1,782)	(3,144)	(948)	(1,075)	(2,023)

Total interest expense	2,429	(7,019)	(4,590)	5,974	(10,508)	(4,534)

Net interest income(2)	$7,728	$(7,364)	$364	$9,727	$10,094	$19,821

(1)
Changes attributable to both volume and yield/rate are included in yield/rate.

(2)
Taxable equivalent.

        Taxable equivalent net interest income increased $0.4 million in 2011 compared with 2010. Changes in the yields earned on interest-earning assets decreased taxable equivalent net interest income by $14.4 million, primarily due to lower yields on the loan portfolio and the investment securities portfolio. Yields on loans decreased due to significant pay downs on higher-yielding real estate and commercial loans. Yields on investment securities were lower due to a number of factors, including reinvestment of proceeds from sales and principal repayments at lower rates, which reflected declining market rates across the range of alternatives for reinvestment, and higher premium amortization on mortgage-backed securities and collateralized mortgage obligations. Changes in rates paid on interest-bearing liabilities increased taxable equivalent net interest income by $7.0 million, primarily due to a decrease in market interest rates on deposits during 2011 compared with prevailing market rates during 2010. Increases in the volume of interest-earning assets, primarily investment securities, increased taxable equivalent net interest income by $10.1 million, while increases in the volume of interest-bearing liabilities, primarily deposits, reduced taxable equivalent net interest income by $2.4 million.

        Taxable equivalent net interest income increased $19.8 million in 2010 compared with 2009. Increases in the volume of interest-earning assets, primarily investment securities and loans, increased taxable equivalent net interest income by $15.7 million. Changes in rates paid on interest-bearing liabilities increased taxable equivalent net interest income by $10.5 million, primarily due to a decrease in market interest rates on deposits compared with prevailing market rates in 2010. Increases in the volume deposits, reduced taxable equivalent net interest income by $6.0 million.

        The table below provides additional details regarding the banking segment's net interest income (dollars in thousands):

	Year Ended December 31,
	2011			2010			2009
	Average Outstanding Balance	Interest Earned or Paid	Annualized Yield or Rate	Average Outstanding Balance	Interest Earned or Paid	Annualized Yield or Rate	Average Outstanding Balance	Interest Earned or Paid	Annualized Yield or Rate
Assets
Interest-earning assets
Loans, gross(1)	$3,316,880	$178,320	5.38%	$3,324,370	$184,580	5.55%	$3,215,367	$180,251	5.61%
Investment securities—taxable	665,744	17,843	2.68%	443,040	17,058	3.85%	227,345	9,228	4.06%
Investment securities—non-taxable(2)	239,679	13,167	5.49%	210,695	12,551	5.96%	203,479	10,164	5.00%
Federal funds sold and securities purchased under agreements to resell	34,333	802	2.34%	23,968	242	1.01%	20,947	90	0.43%
Interest-bearing deposits in other financial institutions	328,382	914	0.28%	219,564	805	0.37%	65,858	232	0.35%
Other	14,065	576	4.10%	22,738	612	2.69%	26,220	596	2.27%

Interest-earning assets, gross	4,599,083	211,622	4.60%	4,244,375	215,848	5.09%	3,759,216	200,561	5.34%
Allowance for loan losses	(66,546)			(52,624)			(35,244)

Interest-earning assets, net	4,532,537			4,191,751			3,723,972
Noninterest-earning assets	489,122			466,634			501,393

Total assets	$5,021,659			$4,658,385			$4,225,365

Liabilities and Shareholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$3,859,116	28,249	0.73%	$3,422,256	29,695	0.87%	$2,816,814	32,206	1.14%
Notes payable and other borrowings	325,644	1,242	0.38%	472,281	4,386	0.93%	554,252	6,409	1.16%

Total interest-bearing liabilities(3)	4,184,760	29,491	0.70%	3,894,537	34,081	0.88%	3,371,066	38,615	1.15%
Noninterest-bearing liabilities
Noninterest-bearing deposits	238,748			192,438			143,374
Other liabilities	46,167			38,161			191,979

Total liabilities	4,469,675			4,125,136			3,706,419
Shareholders' equity	551,984			533,249			518,946

Total liabilities and shareholders' equity	$5,021,659			$4,658,385			$4,225,365

Net interest income(2)		$182,131			$181,767			$161,946

Net interest spread(2)			3.90%			4.21%			4.19%
Net interest margin(2)			3.96%			4.28%			4.31%

(1)
Average loans include non-accrual loans. The banking segment would have recognized an additional $3.2 million, $4.4 million and $4.6 million of interest income in 2011, 2010 and 2009, respectively, if non-accrual loans had been current and performing.

(2)
Taxable equivalent adjustments are based on a 35% tax rate. The adjustment to interest income was $4.4 million, $4.1 million and $3.1 million for 2011, 2010 and 2009, respectively.

(3)
Excludes the allocation of interest expense on PlainsCapital Corporation debt totaling $3.0 million, $2.2 million and $1.7 million for 2011, 2010 and 2009, respectively.

        The banking segment's net interest margin shown above exceeds PlainsCapital's consolidated net interest margin. PlainsCapital's consolidated net interest margin includes the yields and costs associated with certain items within interest-earning assets and interest-bearing liabilities in the financial advisory segment, as well as the borrowing costs of PlainsCapital at the holding company level, both of which reduce PlainsCapital's consolidated net interest margin.

  Deposits

        The banking segment's major source of funds and liquidity is its deposit base. Deposits provide funding for its investment in loans and securities. Interest paid for deposits must be managed carefully to control the level of interest expense and overall net interest margin.

        The composition of the deposit base (time deposits versus interest-bearing demand deposits and savings) is constantly changing due to the banking segment's needs and market conditions. Overall, average deposits in 2011 were $483.2 million higher than average deposits in 2010. Average noninterest-bearing demand deposits in 2011 increased $46.3 million from 2010 levels and average interest-bearing demand deposits increased $267.1 million compared with 2010. The increases in deposits reflect the increasing amounts of cash held by individuals and businesses in response to an uncertain economic outlook.

        Average deposits in 2010 increased $654.5 million compared with 2009. Average noninterest-bearing demand deposits in 2010 increased $49.1 million from 2009 levels and average interest-bearing demand deposits increased $440.5 million compared with 2009.

        The table below presents the banking segment's average balances of deposits and the average rates paid on those deposits for the indicated periods (dollars in thousands):

	Year Ended December 31,
	2011		2010		2009
	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid
Noninterest-bearing demand deposits	$238,748	—	$192,438	—	$143,374	—
Interest-bearing demand deposits	2,149,662	0.26%	1,882,603	0.35%	1,442,072	0.45%
Savings deposits	202,018	0.55%	167,280	0.74%	130,991	1.12%
Certificates of deposit	1,349,133	1.55%	1,246,475	1.71%	1,122,631	2.09%
Foreign branch deposits	158,303	0.34%	125,898	0.45%	121,120	0.66%

	$4,097,864	0.69%	$3,614,694	0.82%	$2,960,188	1.09%

        The maturity of interest-bearing time deposits of $100,000 or more as of December 31, 2011 is set forth in the table below (in thousands):

Months to maturity:
3 months or less	$226,361
3 months to 6 months	170,897
6 months to 12 months	158,205
Over 12 months	285,374

$840,837

        The banking segment experienced growth of $22.9 million in interest-bearing time deposits of $100,000 or more for the year ended December 31, 2011 compared with 2010. As of December 31, 2011, there were $555.5 million in interest-bearing time deposits scheduled to mature within one year. During 2010, interest-bearing time deposits of $100,000 or more increased by $133.0 million compared with 2009.

  Mortgage Origination Segment

        The following table summarizes the results for the mortgage origination segment for the indicated periods (in thousands):

	Year Ended December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Net interest income (expense)	$(16,260)	$(21,791)	$(7,048)	$5,531	$(14,743)
Provision for loan losses	(23)	634	—	(657)	634
Noninterest income	365,426	309,298	219,107	56,128	90,191
Noninterest expense	325,481	262,801	184,580	62,680	78,221

Income before taxes	$23,708	$24,072	$27,479	$(364)	$(3,407)

        Mortgage loan origination volumes are shown in the following table (in millions):

	Year Ended December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Mortgage loan origination volume	$8,787	$7,745	$5,746	$1,042	$1,999

        In recent years, PrimeLending has expanded into new markets through hiring individual, as well as groups of, mortgage bankers as opportunities arise. As a result of this growth strategy, PrimeLending's mortgage loan origination volume increased in both 2011 and 2010 and PrimeLending has increased its share of the national market for mortgage loan originations. While PrimeLending expects to continue to grow and increase its market share in 2012, PrimeLending anticipates its growth will primarily be generated from loans originated by recently hired mortgage bankers rather than through the addition of new mortgage bankers.

        The mortgage lending business is subject to seasonality, as PrimeLending typically experiences increased loan origination volume from purchases of homes during the spring and summer, when more people tend to move and buy or sell homes. During 2011, home purchases and refinancings by dollar volume were 66.89% and 33.11%, respectively, of total mortgage loan origination volume. For the year ended December 31, 2010, home purchases and refinancings by dollar volume were 41.87% and 58.13%, respectively, of total mortgage loan origination volume. PrimeLending's home purchase volume in relation to its total volume is greater than the national market average, as a result of the geographic concentration of its mortgage bankers and its focus on builder and realtor relationships.

        Income before taxes was $23.7 million for the year ended December 31, 2011, a decrease of $0.4 million compared with the year ended December 31, 2010. The decrease was due primarily to the increase in noninterest expense, partially offset by an increase in noninterest income. Employees' compensation and benefits and other expenses accounted for the majority of the increase in noninterest expense. The increase in noninterest income was due to higher volumes of mortgage loan originations that resulted in increased combined income from gain on sale of loans and mortgage origination fees.

        Income before taxes was $24.1 million for the year ended December 31, 2010, a decrease of $3.4 million compared with the year ended December 31, 2009. The decrease was due primarily to increases in net interest expense and noninterest expense, partially offset by an increase in noninterest income. Employees' compensation and benefits and other expenses accounted for the majority of the increase in noninterest expense. The increase in noninterest income was due to higher volumes of mortgage loan originations that resulted in increased combined income from gain on sale of loans and mortgage origination fees.

        Net interest expense decreased $5.5 million in 2011 compared with 2010 and increased $14.7 million in 2010 compared with 2009. The changes in net interest expense were primarily due to increases in other interest expense, which related primarily to changes in intercompany financing costs, which were $11.7 million, $17.0 million and $5.1 million in 2011, 2010 and 2009, respectively.

        Noninterest income increased $56.1 million, or 18.15% in 2011 compared with 2010, and $90.2 million, or 41.16% in 2010 compared with 2009. Mortgage loan origination volume increased $1.042 billion, or 13.45% between 2011 and 2010, and $1.999 billion, or 34.79%, between 2010 and 2009. Noninterest income increased at a higher rate in both 2011 and 2010 than origination volume primarily as a result of customers choosing a higher interest rate on their loans rather than paying origination and other required loan closing fees. This choice by customers has the effect of increasing total noninterest income, because investors place a higher premium on loans with higher interest rates when other terms of the loan are similar. This choice also has the effect of increasing unreimbursed closing costs.

        Employees' compensation and benefits increased $45.0 million in 2011 compared with 2010, and $48.8 million in 2010 compared with 2009. During both 2011 and 2010, the increases were attributable to increased staffing levels to address growing compliance and information technology needs, additional mortgage origination offices, higher loan origination volumes and higher commission costs due to higher loan origination volumes subject to commissions.

        Other expenses increased $15.0 million in 2011 compared with 2010, and $19.0 million in 2010 compared with 2009. The increase for both periods was primarily attributable to increased unreimbursed closing costs and occupancy expenses resulting from PrimeLending's expansion into new markets.

  Financial Advisory Segment

        The following table summarizes the results for the financial advisory segment for the indicated periods (in thousands):

	Year Ended December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Net interest income	$12,519	$8,863	$4,996	$3,656	$3,867
Provision for loan losses	(220)	—	—	(220)	—
Noninterest income	96,304	103,075	98,944	(6,771)	4,131
Noninterest expense	101,994	103,275	96,327	(1,281)	6,948

Income before taxes	$7,049	$8,663	$7,613	$(1,614)	$1,050

        Income before taxes was $7.0 million in 2011, a decrease of $1.6 million compared with the year ended December 31, 2010. The decrease was due primarily to decreases in noninterest income, partially offset by an increase in net interest income. Income before taxes was $8.7 million in 2010, an increase of $1.1 million compared with the year ended December 31, 2009. The increase was due primarily to the increase in net revenue, partially offset by the increase in noninterest expense.

        Net interest income increased $3.7 million in 2011 compared with the year ended December 31, 2010, and $3.9 million in 2010 compared with the year ended December 31, 2009. The increase for both periods resulted from higher levels of securities lending activity, higher customer margin loan balances and from an increased level of securities used to support sales, underwriting, and other customer activities.

        The majority of noninterest income is generated from fees and commissions earned from investment advisory and securities brokerage activities, which decreased $6.8 million in 2011 compared with the year ended December 31, 2010. The decrease was attributable to a significant slowing of activity in the public finance market during the first half of 2011 that resulted in lower public finance advisory revenues. This slowing of activity was industry-wide and resulted from factors such as volatile interest rates, reduced property tax bases and budget pressures on certain tax-exempt issuers caused by uncertainty in the economy. Noninterest income increased $4.1 million in 2010 compared with the year ended December 31, 2009, which was primarily due to increases in fees and commissions earned from investment advisory and securities brokerage activities.

        Noninterest expense decreased $1.3 million in 2011 compared with the year ended December 31, 2010. Employees' compensation and benefits accounted for the majority of the decrease in noninterest expense primarily due to reductions in compensation costs that vary with noninterest income, which declined in 2011 compared with 2010. Noninterest expense increased $6.9 million in 2010 compared with the year ended December 31, 2009. The increase was due primarily to employees' compensation and benefits, which was $3.8 million higher in 2010 than in 2009 due to higher noninterest revenue production during 2010.

  Financial Condition

        The following discussion contains a more detailed analysis of PlainsCapital's financial condition for the years ended December 31, 2011, 2010 and 2009.

  Securities Portfolio

        The securities portfolio plays a role in the management of PlainsCapital Bank's interest rate sensitivity and generates additional interest income. In addition, the securities portfolio is used to meet collateral requirements for public and trust deposits, securities sold under agreements to repurchase and other purposes. The available for sale securities portfolio serves as a source of liquidity. Historically, PlainsCapital Bank's policy has been to invest primarily in securities of the U.S. government and its agencies, obligations of municipalities in the State of Texas and other high grade fixed income securities to minimize credit risk. In connection with PlainsCapital's acquisition of First Southwest, PlainsCapital purchased a portfolio of auction rate bonds for which an active market does not currently exist.

        The securities portfolio consists of three major components: trading securities, securities available for sale and securities held to maturity. Trading securities are carried at fair market value, marked to market through operations and primarily held at First Southwest, which as a broker-dealer is required to carry its securities at fair value. These trading securities are used to support sales, underwriting and other customer activities. Securities that may be sold in response to changes in market interest rates, changes in securities' prepayment risk, increases in loan demand, general liquidity needs and other similar factors are classified as available for sale and are carried at estimated fair value, with unrealized gains and losses recorded in accumulated other comprehensive income. Securities are classified as held to maturity based on the intent and ability of management, at the time of purchase, to hold such securities to maturity. These securities are carried at amortized cost. The table below summarizes PlainsCapital's securities portfolio (in thousands):

	December 31,
	2011	2010	2009
Trading securities, at fair value	$58,957	$18,931	$24,183
Securities available for sale, at fair value
U.S. government agencies
Bonds	183,850	29,959	—
Mortgage-backed securities	36,270	18,844	28,014
Collateralized mortgage obligations	262,078	507,769	145,361
States and political subdivisions	74,344	34,210	9,612
Auction rate bonds	44,544	22,454	44,554

	601,086	613,236	227,541
Securities held to maturity, at amortized cost
U.S. government agencies
Mortgage-backed securities	6,639	10,369	16,963
Collateralized mortgage obligations	15,974	28,169	50,533
States and political subdivisions	111,924	120,348	120,818
Auction rate bonds	45,173	74,027	105,699

	179,710	232,913	294,013

Total securities portfolio	$839,753	$865,080	$545,737

        PlainsCapital had a net unrealized gain of $6.8 million related to the available for sale investment portfolio as of December 31, 2011, net of an unrealized loss of $2.0 million related to auction rate securities upon which the credit-related portion of an OTTI of $5.3 million has been recognized as a reduction in earnings. PlainsCapital had a net unrealized loss of $1.3 million and $1.1 million as of December 31, 2010 and December 31, 2009, respectively.

        The market value of securities held to maturity as of December 31, 2011 was $9.0 million above book value. As of December 31, 2010, market value of held to maturity securities was $4.2 million below book value. The market value of held to maturity securities was $0.9 million above book value as of December 31, 2009.

        PlainsCapital holds securities issued by Access to Loans for Learning Student Loan Corporation that exceed 10% of PlainsCapital's shareholders' equity. The aggregate carrying value and aggregate estimated market value of the securities as of December 31, 2011 were $89.7 million and $90.7 million, respectively.

        The following table sets forth the estimated maturities of securities not held for trading. Contractual maturities may be different (dollar amounts in thousands, yields are tax-equivalent):

	December 31, 2011
	One Year Or Less	One Year to Five Years	Five Years to Ten Years	Greater Than Ten Years	Total
U.S. government agencies
Bonds
Amortized cost	$—	$10,000	$30,623	$142,568	$183,191
Fair value	—	10,125	30,735	142,990	183,850
Weighted average yield	0.00%	1.25%	2.85%	2.51%	2.50%
Mortgage-backed securities
Amortized cost	125	10,654	21,202	8,555	40,536
Fair value	137	11,310	22,621	9,382	43,450
Weighted average yield	6.59%	5.33%	4.17%	4.93%	4.65%
Collateralized mortgage obligations
Amortized cost	96,218	167,179	—	13,455	276,852
Fair value	95,584	168,735	—	14,064	278,383
Weighted average yield	0.70%	3.04%	0.00%	4.41%	2.28%
States and political subdivisions
Amortized cost	—	6,146	18,796	156,761	181,703
Fair value	—	6,288	19,673	167,506	193,467
Weighted average yield	0.00%	4.49%	6.51%	7.04%	6.91%
Auction rate bonds
Amortized cost	—	—	—	91,715	91,715
Fair value	—	—	—	90,672	90,672
Weighted average yield	0.00%	0.00%	0.00%	1.45%	1.45%
Total securities portfolio
Amortized cost	$96,343	$193,979	$70,621	$413,054	$773,997
Fair value	95,721	196,458	73,029	424,614	789,822
Weighted average yield	0.70%	3.11%	4.22%	4.11%	3.44%

  Loan Portfolio

        Consolidated loans held for investment are detailed in the table below (in thousands) and classified by type:

	December 31,
	2011	2010	2009	2008	2007
Commercial and industrial
Commercial	$1,473,564	$1,299,654	$1,264,735	$1,260,609	$1,027,559
Lease financing	32,604	50,216	78,088	101,902	148,780
Securities (including margin loans)	319,895	289,351	152,145	129,638	4,696
Real estate	1,221,726	1,112,402	1,125,134	837,071	676,354
Construction and land development	273,949	343,920	402,876	585,820	704,321
Consumer	29,429	42,627	48,791	50,579	35,652

Loans, gross	3,351,167	3,138,170	3,071,769	2,965,619	2,597,362
Allowance for loan losses	(67,495)	(65,169)	(52,092)	(40,672)	(26,517)

Loans, net	$3,283,672	$3,073,001	$3,019,677	$2,924,947	$2,570,845

  Banking Segment

        The loan portfolio constitutes the major earning asset of the banking segment and typically offers the best alternative for obtaining the maximum interest spread above the banking segment's cost of funds. The overall economic strength of the banking segment generally parallels the quality and yield of its loan portfolio. The banking segment's total loans, net of the allowance for loan losses, were $3.7 billion, $3.3 billion and $3.3 billion as of December 31, 2011, 2010 and 2009, respectively. The banking segment's loan portfolio includes warehouse lines of credit extended to PrimeLending and First Southwest that aggregated $0.7 billion, $0.5 billion and $0.4 billion as of December 31, 2011, 2010 and 2009, respectively and are eliminated from net loans on PlainsCapital's consolidated balance sheet.

        The banking segment does not generally participate in syndicated loan transactions and has no foreign loans in its portfolio. As of December 31, 2011, the banking segment had loan concentrations (loans to borrowers engaged in similar activities) that exceeded 10% of total loans in its real estate loan portfolio. The areas of concentration within PlainsCapital Bank's real estate portfolio were construction and land development loans and non-construction commercial real estate loans. As of December 31, 2011, construction and land development loans were 8% of total loans, while non-construction commercial real estate loans were 27% of total loans. The banking segment's loan concentrations were within regulatory guidelines as of December 31, 2011.

        The following table provides information regarding the maturities of the banking segment's commercial and real estate loans held for investment, excluding unearned income (in thousands). Non-accrual commercial and real estate loans, included in the table below, were $72.3 million as of December 31, 2011:

	December 31, 2011
	Due Within One Year	Due From One To Five Years	Due After Five Years	Total
Commercial and industrial	$1,006,287	$365,196	$100,844	$1,472,327
Real estate (including construction and land development)	304,630	685,650	506,390	1,496,670

Total	$1,310,917	$1,050,846	$607,234	$2,968,997

Fixed rate loans	$1,094,965	$1,015,943	$605,566	$2,716,474
Floating rate loans	215,952	34,903	1,668	252,523

Total	$1,310,917	$1,050,846	$607,234	$2,968,997

        In the table above, floating rate loans that have reached their applicable rate floor or ceiling are classified as fixed rate loans rather than floating rate loans. The majority of floating rate loans carry an interest rate tied to The Wall Street Journal Prime Rate, as published in The Wall Street Journal.

  Mortgage Origination Segment

        The loan portfolio of the mortgage origination segment consists of loans held for sale, primarily single-family residential mortgages funded through PrimeLending, and pipeline loans, which are loans in various stages of the application process, but not yet closed and funded. Pipeline loans may not close if potential borrowers elect in their sole discretion not to proceed with the loan application. Total loans held for sale were $775.3 million, $476.4 million and $430.8 million as of December 31, 2011, 2010 and 2009, respectively.

        The components of the mortgage origination segment's loans held for sale and pipeline loans are shown in the following table (in thousands):

	December 31,
	2011	2010	2009
Loans held for sale
Unpaid principal balance	$752,796	$465,342	$419,473
Fair value adjustment	22,515	11,100	11,287

	$775,311	$476,442	$430,760

Pipeline loans
Unpaid principal balance	$687,890	$442,270	$256,285
Fair value adjustment	10,096	274	(512)

	$697,986	$442,544	$255,773

  Financial Advisory Segment

        The loan portfolio of the financial advisory segment consists primarily of margin loans to customers and correspondents. These loans are collateralized by the securities purchased or by other securities owned by the clients and, because of collateral coverage ratios, are believed to present minimal collectibility exposure. Additionally, these loans are subject to a number of regulatory requirements as well as First Southwest's internal policies. The financial advisory segment's total loans, net of the allowance for loan losses, were $317.0 million, $286.7 million and $154.1 million as of December 31, 2011, 2010 and 2009, respectively. The increase for both periods is primarily attributable to increased borrowings in margin accounts held by First Southwest customers and correspondents.

  Allowance for Loan Losses

        The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses inherent in the existing portfolio of loans held for investment. PlainsCapital's management has responsibility for determining the level of the allowance for loan losses, subject to review by the Audit Committee of PlainsCapital's board of directors and the Directors' Loan Review Committee of PlainsCapital Bank's board of directors.

        It is PlainsCapital's management's responsibility at the end of each quarter, or more frequently as deemed necessary, to analyze the level of the allowance for loan losses to ensure that it is appropriate for the estimated credit losses in the portfolio consistent with the Interagency Policy Statement on the Allowance for Loan and Lease Losses and the Receivables and Contingencies Topics of the ASC. Estimated credit losses are the probable current amount of loans that PlainsCapital will be unable to collect given facts and circumstances as of the evaluation date. When management determines that a loan, or portion thereof, is uncollectible, the loan, or portion thereof, is charged off against the allowance for loan losses. Any subsequent recovery of charged-off loans is added back to the allowance for loan losses.

        PlainsCapital has developed a methodology that seeks to determine an allowance within the scope of the Receivables and Contingencies Topics of the ASC. Each of the loans that has been determined to be impaired is within the scope of the Receivables Topic and is individually evaluated for impairment using one of three impairment measurement methods as of the evaluation date: (1) the present value of expected future discounted cash flows on the loan, (2) the loan's observable market price, or (3) the fair value of the collateral if the loan is collateral dependent. Specific reserves are provided in PlainsCapital's estimate of the allowance based on the measurement of impairment under these three methods, except for collateral dependent loans, which require the fair value method. All non-impaired loans are within the scope of the Contingencies Topic. Estimates of loss for the Contingencies Topic are calculated based on historical loss experience by loan portfolio segment adjusted for changes in trends, conditions, and other relevant factors that affect repayment of loans as of the evaluation date. While historical loss experience provides a reasonable starting point for the analysis, historical losses, or recent trends in losses, are not the sole basis upon which to determine the appropriate level for the allowance for loan losses. Management considers recent qualitative or environmental factors that are likely to cause estimated credit losses associated with the existing portfolio to differ from historical loss experience, including but not limited to: changes in lending policies and procedures; changes in underwriting standards; changes in economic and business conditions and developments that affect the collectibility of the portfolio; the condition of various market segments; changes in the nature and volume of the portfolio and in the terms of loans; changes in lending management and staff; changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified or graded loans; changes in the loan review system; changes in the value of underlying collateral for collateral-dependent loans; and any concentrations of credit and changes in the level of such concentrations.

        PlainsCapital designs its loan review program to identify and monitor problem loans by maintaining a credit grading process, ensuring that timely and appropriate changes are made to the loans with assigned risk grades and coordinating the delivery of the information necessary to assess the appropriateness of the allowance for loan losses. Loans are evaluated for impairment when: (i) payments on the loan are delayed, typically by 90 days or more (unless the loan is both well secured and in the process of collection), (ii) the loan becomes classified, (iii) the loan is being reviewed in the normal course of the loan review scope, or (iv) the loan is identified by the servicing officer as a problem. PlainsCapital reviews on an individual basis all loan relationships over $0.5 million that exhibit probable or observed credit weaknesses, the top 25 loan relationships by dollar amount in each market PlainsCapital serves, and additional relationships necessary to achieve adequate coverage of PlainsCapital's various lending markets.

        Homogeneous loans, such as consumer installment loans, residential mortgage loans and home equity loans, are not individually reviewed and are generally risk graded at the same levels. The risk grade and reserves are established for each homogeneous pool of loans based on the expected net charge-offs from current trends in delinquencies, losses or historical experience and general economic conditions. As of December 31, 2011, PlainsCapital had no material delinquencies in these types of loans.

        The allowance is subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance. While PlainsCapital believes it has an appropriate allowance for its existing portfolio as of December 31, 2011, additional provisions for losses on existing loans may be necessary in the future. PlainsCapital recorded net charge-offs in the amount of $19.4 million for the year ended December 31, 2011, $70.1 million for the year ended December 31, 2010 and $55.3 million for the year ended December 31, 2009. The reduction in net charge-offs in 2011 compared with 2010 and 2009 levels reflects reductions in the level of non-performing loans, which had increased significantly during 2010 and 2009 due to weak economic conditions in PlainsCapital's primary markets. PlainsCapital's allowance for loan losses totaled $67.5 million, $65.2 million and $52.1 million as of December 31, 2011, 2010 and 2009, respectively. The ratio of the allowance for loan losses to total loans held for investment as of December 31, 2011, 2010 and 2009 was 2.01%, 2.08% and 1.70%, respectively.

        Provisions for loan losses are charged to operations to record the total allowance for loan losses at a level deemed appropriate by the banking segment's management based on such factors as the volume and type of lending it conducted, the amount of non-performing loans and related collateral security, the present level of the allowance for loan losses, the results of recent regulatory examinations, generally accepted accounting principles, general economic conditions and other factors related to the ability to collect loans in its portfolio.

        The provision for loan losses, primarily in the banking segment, was $21.8 million for the year ended December 31, 2011, a decrease of $61.5 million compared with December 31, 2010. The decrease was primarily a result of a decrease in net charge-offs of $50.7 million in 2011 compared with 2010. The provision for loan losses for the year ended December 31, 2010 was $83.2 million, an increase of $16.5 million compared with December 31, 2009. The increase was primarily a result of a significant increase in non-performing loans and net charge-offs due to weak economic conditions in PlainsCapital's primary markets during 2010 and 2009.

        The following table presents the activity in PlainsCapital's allowance for loan losses for the dates indicated (dollars in thousands). Substantially all of the activity shown below occurred within the banking segment:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Balance at beginning of period	$65,169	$52,092	$40,672	$26,517	$24,722
Provisions charged to operating expenses	21,757	83,226	66,673	22,818	5,517
Recoveries of loans previously charged off
Commercial and industrial	3,887	760	911	1,635	985
Real estate	280	2	94	—	114
Construction and land development	205	917	32	29	100
Consumer	102	121	47	51	231

Total recoveries	4,474	1,800	1,084	1,715	1,430

Loans charged off
Commercial and industrial	9,978	42,874	48,450	10,025	4,176
Real estate	4,817	9,272	2,987	305	143
Construction and land development	8,877	19,511	3,586	1,095	697
Consumer	233	292	1,314	233	136

Total charge-offs	23,905	71,949	56,337	11,658	5,152

Net charge-offs	(19,431)	(70,149)	(55,253)	(9,943)	(3,722)

Allowance for losses on margin loans from FSW acquisition	—	—	—	1,280	—

Balance at end of period	$67,495	$65,169	$52,092	$40,672	$26,517

Net Charge-offs to average loans outstanding	0.63%	2.34%	1.82%	0.37%	0.16%

        The distribution of the allowance for loan losses among loan types and the percentage of the loans for that type to gross loans, excluding unearned income, are presented in the table below (dollars in thousands).

	December 31,
	2011		2010		2009		2008		2007
	Reserve	% of Gross Loans	Reserve	% of Gross Loans	Reserve	% of Gross Loans	Reserve	% of Gross Loans	Reserve	% of Gross Loans
Commercial and industrial	$38,196	54.49%	$41,687	52.23%	$30,974	48.66%	$30,073	50.31%	$9,861	45.44%
Real estate (including construction and land development)	28,971	44.63%	22,959	46.41%	12,357	49.74%	4,928	47.97%	2,348	53.17%
Consumer	328	0.88%	523	1.36%	469	1.60%	377	1.72%	257	1.39%
Unallocated	—		—		8,292		5,294		14,051

Total	$67,495	100.00%	$65,169	100.00%	$52,092	100.00%	$40,672	100.00%	$26,517	100.00%

  Potential Problem Loans

        Potential problem loans consist of loans that are performing in accordance with contractual terms but for which management has concerns about the ability of an obligor to continue to comply with repayment terms because of the obligor's potential operating or financial difficulties. Management monitors these loans and reviews their performance on a regular basis. As of December 31, 2011, PlainsCapital had seven credit relationships totaling $5.3 million of potential problem loans. As of December 31, 2010, PlainsCapital had $43.6 million of potential problem loans. The decrease is attributable to improvement in the overall quality of the loan portfolio primarily due to an improving economy and is reflected in the improvement seen in other indicators of loan portfolio quality. Potential problem loans contain potential weaknesses that could improve, persist or further deteriorate. If such potential weaknesses persist without improving, the loan is subject to downgrade, typically to substandard, in three to six months.

  Non-Performing Assets

        The following table presents PlainsCapital's components of non-performing assets at the dates indicated (dollars in thousands):

	December 31,
	2011	2010	2009	2008	2007
Loans accounted for on a non-accrual basis
Commercial and industrial	$16,690	$12,259	$38,592	$32,919	$9,953
Lease financing	1,561	6,028	3,835	1,388	1,955
Real estate	31,223	8,035	10,279	5,149	2,773
Construction and land development	25,841	57,622	16,317	6,870	2,534
Consumer	—	27	—	492	25

	$75,315	$83,971	$69,023	$46,818	$17,240

Non-performing loans as a percentage of total loans	1.82%	2.32%	1.97%	1.48%	0.64%

Other Real Estate Owned	$30,254	$23,968	$17,531	$9,637	$6,355

Other repossessed assets	$1,165	$6,365	$2,538	$1,925	$317

Non-performing assets	$106,734	$114,304	$89,092	$58,380	$23,912

Non-performing assets as a percentage of total assets	1.87%	2.15%	1.95%	1.48%	0.78%

Loans past due 90 days or more and still accruing	$—	$466	$150	$3,928	$1,263

Troubled debt restructurings included in accruing loans	$9,388	$28,160	$18,402	$—	$—

        As of December 31, 2011, total non-performing assets decreased $7.6 million to $106.7 million compared with $114.3 million as of December 31, 2010, primarily due to a decrease in non-accrual loans, partially offset by the increase in Other Real Estate Owned. Non-accrual loans were $75.3 million as of December 31, 2011 and $84.0 million as of December 31, 2010. The decrease in the level of non-accrual loans reflects both charge-offs of non-accrual loans and the transfer of collateral, consisting of unimproved land with a fair value, less cost to sell, of $19.1 million that related to a single loan relationship, to other real estate owned. Of these non-accrual loans, $16.7 million were characterized as commercial and industrial loans as of December 31, 2011, an increase of $4.4 million from December 31, 2010. The commercial and industrial loans included five loan relationships in a variety of industries with an aggregate balance of approximately $14.8 million and secured by accounts receivable and inventory.

        Non-accrual loans also included $31.2 million characterized as real estate loans as of December 31, 2011, including five commercial real estate loan relationships totaling approximately $22.7 million and secured by occupied single family residential property, occupied commercial real estate, occupied industrial property, and a hotel.

        Non-accrual loans as of December 31, 2011 also included $25.8 million characterized as construction and land development loans. Four loan relationships account for approximately $24.4 million of the non-performing construction and land development loans. Collateral securing the loans includes residential land developments and unimproved land.

        As of December 31, 2011, troubled debt restructurings totaled $37.1 million, of which $9.4 million were included in accruing loans and $27.7 million were reported in non-accrual loans.

        Other Real Estate Owned increased $6.3 million to $30.3 million as of December 31, 2011 compared with $24.0 million as of December 31, 2010. The increase was primarily due to repossession of collateral consisting of unimproved land with a fair value, less cost to sell, of $19.1 million that related to a single loan relationship during the year ended December 31, 2011, partially offset by reductions of $13.9 million due to disposals of previously repossessed properties related to more than 30 loan relationships. As of December 31, 2011, Other Real Estate Owned included $27.9 million of commercial real estate property consisting of this parcel of unimproved land, single family residences under development and $2.4 million of residential lots at various levels of completion.

        Total non-performing assets increased $25.2 million to $114.3 million as of December 31, 2010 compared with December 31, 2009, primarily due to an increase in non-accrual construction and land development loans. The construction and land development loans included six loan relationships in a variety of industries with an aggregate balance of approximately $55.0 million. Collateral securing the loans includes commercial land developments, residential land developments and unimproved land.

        As of December 31, 2010, troubled debt restructurings totaled $80.7 million, of which $28.2 million were included in accruing loans and $52.5 million were reported in non-accrual loans.

        Other Real Estate Owned increased $6.5 million to $24.0 million as of December 31, 2010 compared with 2009. This included $21.6 million of commercial real estate property consisting of single family residences under development and $2.4 million of residential lots at various stages of completion. The increase in Other Real Estate Owned was due primarily to the economic downturn affecting the housing market.

        Additional interest income that would have been recorded if the non-accrual loans had been current and performing during the years ended December 31, 2011, 2010 and 2009 totaled $3.2 million, $4.4 million, and $4.6 million, respectively.

  Borrowings

        PlainsCapital's borrowings as of December 31, 2011, 2010 and 2009 are shown in the table below (in thousands):

	December 31,
				Variance
	2011	2010	2009	2011 v. 2010	2010 v. 2009
Short-term borrowings	$476,439	$582,134	$488,078	$(105,695)	$94,056
Notes payable	54,966	63,776	68,550	(8,810)	(4,774)
Junior subordinated debentures	67,012	67,012	67,012	—	—
Capital lease obligations	12,121	11,693	12,128	428	(435)

	$610,538	$724,615	$635,768	$(114,077)	$88,847

        Short-term borrowings consist of federal funds purchased, securities sold under agreements to repurchase, borrowings at the FHLB and short-term bank loans. The $105.7 million decrease in short-term borrowings as of December 31, 2011 compared with December 31, 2010 was due primarily to decreases in borrowings of $170.1 million under repurchase agreements resulting from increases in deposits. The $94.0 million increase in short-term borrowings as of December 31, 2010 compared with December 31, 2009 was due primarily to increased borrowings of $244.3 million under repurchase agreements.

        Notes payable is comprised of borrowings under term notes and a revolving line of credit with JPMorgan Chase Bank, N.A. and nonrecourse notes owed by First Southwest. In July 2011, the loan agreements between PlainsCapital and JPMorgan Chase Bank, N.A. governing PlainsCapital's existing line of credit and term notes were amended (the "July 2011 Amendments"). The July 2011 Amendments converted PlainsCapital's $17.7 million revolving line of credit to a term note, extended the maturity of PlainsCapital's remaining line of credit and term notes expiring July 31, 2011 to July 31, 2012 and, where applicable, decreased the acceptable non-performing asset ratio for PlainsCapital Bank from 4.50% to 4.00%, effective beginning September 30, 2011. As of December 31, 2011, PlainsCapital Bank's non-performing asset ratio was in compliance with the non-performing asset ratio covenant. As of December 31, 2011, PlainsCapital's revolving line of credit with JPMorgan Chase Bank, N.A. had an outstanding principal balance of $5.0 million and was fully advanced.

  Liquidity and Capital Resources

        Liquidity refers to the measure of PlainsCapital's ability to meet PlainsCapital's customers' short-term and long-term deposit withdrawals and anticipated and unanticipated increases in loan demand without penalizing earnings. Interest rate sensitivity involves the relationships between rate-sensitive assets and liabilities and is an indication of the probable effects of interest rate fluctuations on PlainsCapital's net interest income. PlainsCapital discusses its management of interest rate and other risks under the heading "Quantitative and Qualitative Disclosures about Market Risk" included elsewhere in this joint proxy statement/prospectus.

        PlainsCapital Bank's asset and liability group is responsible for continuously monitoring PlainsCapital Bank's liquidity position to ensure that assets and liabilities are managed in a manner that will meet PlainsCapital Bank's short-term and long-term cash requirements. Funds invested in short-term marketable instruments, the continuous maturing of other interest-earning assets, cash flows from self-liquidating investments such as mortgage-backed securities and collateralized mortgage obligations, the possible sale of available for sale securities, and the ability to securitize certain types of loans provide sources of liquidity from an asset perspective. The liability base provides sources of liquidity through deposits and the maturity structure of short-term borrowed funds. For short-term liquidity needs, PlainsCapital Bank utilizes federal fund lines of credit with correspondent banks, securities sold under agreements to repurchase, borrowings from the Federal Reserve and borrowings under lines of credit with other financial institutions. For intermediate liquidity needs, PlainsCapital Bank utilizes advances from the FHLB. To supply liquidity over the longer term, PlainsCapital Bank has access to brokered certificates of deposit, term loans at the FHLB and borrowings under lines of credit with other financial institutions.

        As of March 31, 2012, $114.1 million of PlainsCapital's Series C Preferred Stock was outstanding under the SBLF program. The Series C Preferred Stock has an aggregate liquidation preference of approximately $114.1 million and qualifies as Tier 1 Capital for regulatory purposes.

        The terms of the Series C Preferred Stock provide for the payment of non-cumulative dividends on a quarterly basis beginning January 1, 2012. The dividend rate, as a percentage of the liquidation amount, fluctuates while the Series C Preferred Stock is outstanding based upon changes in the level of

"qualified small business lending" ("QSBL") by PlainsCapital Bank from its average level of QSBL at each of the four quarter ends leading up to June 30, 2010 (the "Baseline") as follows:

Dividend Period
		Unaudited Annualized Dividend Rate
Beginning	Ending
September 27, 2011	September 30, 2011	5.000%
October 1, 2011	December 31, 2011	3.779%
January 1, 2012	March 31, 2012	3.829%
April 1, 2012	June 30, 2012	2.427%
July 1, 2012	September 30, 2012	2.626%(1)
October 1, 2012	December 31, 2013	1.000% to 5.000%(2)
January 1, 2014	March 26, 2016	1.000% to 7.000%(3)
March 27, 2016	Redemption	9%(4)

(1)
Subject to confirmation by the U.S. Treasury.

(2)
Between October 1, 2012 and December 31, 2013, the dividend rate will adjust quarterly in such range based upon the level of percentage change in QSBL between the end of the quarter ending before the most recently completed quarter and the Baseline.

(3)
Between January 1, 2014 and March 26, 2016, the dividend rate will be fixed at a rate in such range based upon the level of percentage change in QSBL between September 30, 2013 and the Baseline.

(4)
Beginning on March 27, 2016, the dividend rate will be fixed at nine percent (9%) per annum.

        Until March 2016, the dividend rate will generally decrease if PlainsCapital increases its level of QSBL from the Baseline and increase if PlainsCapital decreases its level of QSBL from the Baseline, subject to certain limitations described in the Certificate of Designations.

        PlainsCapital is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements may prompt certain actions by regulators that, if undertaken, could have a direct material adverse effect on PlainsCapital's financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, PlainsCapital must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. PlainsCapital's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        As of March 31, 2012, PlainsCapital exceeded all regulatory capital requirements with a total capital to risk weighted assets ratio of 14.04%, Tier 1 capital to risk weighted assets ratio of 12.56% and a Tier 1 capital to average assets, or leverage, ratio of 9.79%. As of March 31, 2012, PlainsCapital Bank was also considered to be "well-capitalized." PlainsCapital discusses regulatory capital requirements in more detail in Note 11 to PlainsCapital's unaudited consolidated interim financial statements.

        Cash and cash equivalents (consisting of cash and due from banks and federal funds sold), totaled $259.9 million as of March 31, 2012, a decrease of $209.6 million from $469.5 million as of March 31, 2011. Cash and cash equivalents (consisting of cash and due from banks and federal funds sold), totaled $347.2 million as of December 31, 2011, a decrease of $12.1 million from $359.3 million as of December 31, 2010.

        Deposit flows, calls of investment securities and borrowed funds, and prepayments of loans and mortgage-backed securities are strongly influenced by interest rates, general and local economic conditions and competition in the marketplace. These factors reduce the predictability of the timing of these sources of funds.

        Cash used in operations during the first quarter of 2012 was $126.1 million, a decrease in cash flow of $84.7 million compared with the first quarter of 2011. Cash used in operations during 2011 was $144.8 million, a decrease in cash flow of $219.4 million compared with 2010. Cash used by operations increased during both periods primarily due to an increase in the net cash used in the mortgage origination segment's operations.

        PlainsCapital uses cash primarily to originate loans and purchase securities for its investment portfolio. As of March 31, 2012, PlainsCapital's loan portfolio increased by $349.5 million compared to March 31, 2011. During the first quarter of 2012, the amount of cash used by lending activities increased by $133.0 million compared with the first quarter of 2011. On the other hand, PlainsCapital's investment securities portfolio decreased by $180.8 million as of March 31, 2012 compared to March 31, 2011. Cash used in PlainsCapital's investment activities included net purchases of securities in its investment portfolio during the first quarter of 2012, which were $13.3 million compared to net purchases of $159.1 million during the first quarter of 2011. PlainsCapital Bank did not sell any securities during the first quarter of 2012 or 2011, respectively.

        During 2011, PlainsCapital's loan portfolio increased by $210.7 million and the amount of cash used by lending activities increased by $95.9 million compared with 2010. On the other hand, PlainsCapital's investment securities portfolio decreased by $25.3 million during 2011 compared with 2010. Cash provided in PlainsCapital's investment activities included net proceeds from securities transactions in its investment portfolio during 2011, which were $60.0 million compared to net purchases of $323.0 million during 2010. The increase in net proceeds from securities transactions during 2011 resulted from the sales, maturities and principal reductions of both municipal securities and collateralized mortgage obligations. PlainsCapital Bank sold approximately $223.5 million and $191.8 million of available for sale securities during the years ended December 31, 2011 and 2010, respectively.

        Cash provided by financing activities during the first quarter of 2012 was $47.6 million, a decrease in cash provided of $52.3 million compared with the first quarter of 2011. The decrease in cash provided was due primarily to a net decrease in deposits during the first quarter of 2012 compared with the first quarter of 2011. This was partially offset by a net increase in short-term borrowings during the first quarter of 2012. Cash provided by financing activities during 2011 was $223.1 million, a decrease in cash provided of $510.1 million compared with 2010. The decrease in cash provided was due primarily to a slower net increase in deposits during 2011 compared to the net increase in deposits during 2010. During 2010, cash held by individuals and businesses in bank deposits increased in response to an uncertain economic outlook.

        PlainsCapital had deposits of $4.2 billion as of March 31, 2012, a decrease of $77.4 million compared with December 31, 2011. Deposit flows are affected by the level of market interest rates, the interest rates and products offered by competitors, the volatility of equity markets and other factors. Within the deposits portfolio, money market deposits, demand deposits and NOW accounts increased by $21.4 million, $12.0 million and $10.4 million, respectively during the first quarter of 2012. This was partially offset by a decrease in noninterest-bearing demand deposits, brokered time deposits and time deposits over $100,000, which decreased $63.8 million, $36.2 million and $12.7 million, respectively. PlainsCapital had deposits of $4.2 billion as of December 31, 2011, an increase of $327.7 million from $3.9 billion as of December 31, 2010. Deposit flows are affected by the level of market interest rates, the interest rates and products offered by competitors, the volatility of equity markets and other factors. Within the deposits portfolio, money market deposits, noninterest-bearing demand deposits and

NOW accounts increased by $673.4 million, $72.5 million and $55.6 million, respectively in 2011. This was partially offset by a decrease in brokered time deposits and brokered money market deposits, which decreased $198.9 million and $150.0 million, respectively.

        PlainsCapital Bank's 15 largest depositors, excluding its indirect wholly owned subsidiary, First Southwest, accounted for approximately 20.91% of PlainsCapital Bank's total deposits, and PlainsCapital Bank's five largest depositors, excluding First Southwest, accounted for approximately 12.37% of PlainsCapital Bank's total deposits as of March 31, 2012. The loss of one or more of PlainsCapital's largest customers, or a significant decline in the deposit balances due to ordinary course fluctuations related to these customers' businesses, could adversely affect PlainsCapital's liquidity and might require PlainsCapital to raise deposit rates to attract new deposits, purchase federal funds or borrow funds on a short-term basis to replace such deposits. PlainsCapital has not experienced any liquidity issues to date with respect to brokered deposits or PlainsCapital's other large balance deposits, and PlainsCapital believes alternative sources of funding are available to more than compensate for the loss of one or more of these customers.

        PrimeLending funds the mortgage loans it originates through a warehouse line of credit of up to $1.0 billion maintained with PlainsCapital Bank. As of March 31, 2012, PrimeLending had outstanding borrowings of $775.4 million against the warehouse line of credit. PrimeLending sells substantially all mortgage loans it originates to various investors in the secondary market with servicing released. As these mortgage loans are sold in the secondary market, PrimeLending pays down its warehouse line of credit with PlainsCapital Bank. In addition, PrimeLending has an available line of credit with an unrelated commercial bank of up to $1.0 million. As of March 31, 2012, PrimeLending had no borrowings under this line of credit.

        FSC relies on its equity capital, short-term bank borrowings, interest-bearing and non-interest-bearing client credit balances, correspondent deposits, securities lending arrangements, repurchase agreement financings and other payables to finance its assets and operations. FSC has credit arrangements with unrelated commercial banks of up to $215.0 million, which are used to finance securities owned, securities held for correspondent accounts and receivables in customer margin accounts. These credit arrangements are provided on an "as offered" basis and are not committed lines of credit. As of March 31, 2012, FSC had borrowed approximately $99.2 million under these credit arrangements.

        The following table presents information regarding PlainsCapital's contractual obligations (in thousands) as of December 31, 2011. Payments for borrowings do not include interest. Payments related to leases are based on actual payments specified in the underlying contracts:

	Payments Due by Period
	1 year or Less	More than 1 Year but Less than 3 Years	3 Years or More but Less than 5 Years	5 Years or More	Total
Contractual obligations
Short-term borrowings	$476,439	$—	$—	$—	$476,439
Long-term debt obligations	27,530	8,200	6,150	80,098	121,978
Capital lease obligations	1,029	2,143	2,195	11,774	17,141
Operating lease obligations	16,454	25,965	18,802	39,618	100,839

Total	$521,452	$36,308	$27,147	$131,490	$716,397

  Impact of Inflation and Changing Prices

        PlainsCapital's financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States, which presently require PlainsCapital to measure financial position and operating results primarily in terms of historic dollars. Changes in the relative value of money due to inflation or recession are generally not considered. The primary effect of inflation on the operations of PlainsCapital is reflected in increased operating costs. In management's opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not necessarily change at the same rate or in the same magnitude as the inflation rate. Interest rates are highly sensitive to many factors that are beyond the control of PlainsCapital, including changes in the expected rate of inflation, the influence of general and local economic conditions and the monetary and fiscal policies of the U.S. government, its agencies and various other governmental regulatory authorities.

  Off-Balance Sheet Arrangements; Commitments; Guarantees

        In the normal course of business, PlainsCapital enters into various transactions, which, in accordance with accounting principles generally accepted in the United States, are not included in PlainsCapital's consolidated balance sheets. PlainsCapital enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and standby letters of credit, which involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in PlainsCapital's consolidated balance sheets.

        PlainsCapital enters into contractual loan commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Substantially all of PlainsCapital's commitments to extend credit are contingent upon customers maintaining specific credit standards until the time of loan funding. PlainsCapital minimizes PlainsCapital's exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures. PlainsCapital assesses the credit risk associated with certain commitments to extend credit and have recorded a liability related to such credit risk in PlainsCapital's consolidated financial statements.

        Standby letters of credit are written conditional commitments issued by PlainsCapital to guarantee the performance of a customer to a third party. In the event the customer does not perform in accordance with the terms of the agreement with the third party, PlainsCapital would be required to fund the commitment. The maximum potential amount of future payments PlainsCapital could be required to make is represented by the contractual amount of the commitment. If the commitment is funded, PlainsCapital would be entitled to seek recovery from the customer. PlainsCapital's policies generally require that standby letter of credit arrangements contain security and debt covenants similar to those contained in loan agreements.

        In the normal course of business, FSC executes, settles and finances various securities transactions that may expose FSC to off-balance sheet risk in the event that a customer or counterparty does not fulfill its contractual obligations. Examples of such transactions include the sale of securities not yet purchased by customers or for the account of FSC, clearing agreements between FSC and various clearinghouses and broker-dealers, secured financing arrangements that involve pledged securities, and when-issued underwriting and purchase commitments.

  Critical Accounting Policies and Estimates

        PlainsCapital's accounting policies are integral to understanding the results reported. PlainsCapital's accounting policies are described in detail in Note 1 to PlainsCapital's audited consolidated financial statements for the fiscal years ended December 31, 2011, 2010 and 2009, which are included herein. You are encouraged to read in its entirety Note 1 to PlainsCapital's audited consolidated financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 for additional insight into management's approach and methodology in estimating the allowance for loan losses. PlainsCapital believes that of its significant accounting policies, the allowance for loan losses and the valuation of certain investments may involve a higher degree of judgment and complexity.

        The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. Loans are charged to the allowance when the loss is confirmed or when a determination is made that a probable loss has occurred on a specific loan. Recoveries are credited to the allowance at the time of recovery. Throughout the year, management estimates the probable level of losses to determine whether the allowance for credit losses is appropriate to absorb losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for loan losses and credited to the allowance for loan losses in order to adjust the allowance to a level determined to be appropriate to absorb losses. Management's judgment regarding the appropriateness of the allowance for loan losses involves the consideration of current economic conditions and their estimated effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the ability to collect certain loans, management also considers the fair value of any underlying collateral. The amount ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond PlainsCapital's control. For additional discussion of allowance for loan losses and provisions for loan losses, see the section titled "—Allowance for Loan Losses."

        PlainsCapital holds auction rate bonds for which an active market does not currently exist. Accordingly, PlainsCapital utilizes the work of a third-party valuation specialist to estimate the fair value of the auction rate bonds on a quarterly basis. PlainsCapital developed inputs for the valuation using the terms of the auction rate bonds, market interest rates, asset appropriate credit transition matrices and recovery rates, and assumptions regarding the term to maturity of the auction rate bonds. PlainsCapital incurred OTTI on certain of the auction rate bonds in 2011. PlainsCapital determined the amount of the OTTI by evaluating the historical and projected performance of the underlying collateral, the extent of government guarantees related to the collateral, expenses associated with the trust that issued the auction rate bonds, expected cash flows from the auction rate bonds and other factors. For additional discussion of the auction rate bonds, please see Notes 1, 2 and 21 to PlainsCapital's audited consolidated financial statements for the fiscal years ended December 31, 2011, 2010 and 2009.

  Quantitative and Qualitative Disclosures About Market Risk

        Some of the information below contains forward-looking statements. The primary objective of the following information is to provide forward-looking quantitative and qualitative information about PlainsCapital's potential exposure to market risks. The disclosure is not meant to be a precise indicator of expected future losses, but rather an indicator of reasonably possible losses, and therefore PlainsCapital's actual results may differ from any of the following projections. This forward-looking information provides an indicator of how PlainsCapital views and manages its ongoing market risk exposures.

        PlainsCapital is engaged primarily in the business of investing funds obtained from deposits and borrowings in interest-earning loans and investments, and PlainsCapital's primary component of market risk is interest rate risk volatility. Consequently, PlainsCapital's earnings depend to a significant extent on its net interest income, which is the difference between interest income on loans and investments and PlainsCapital's interest expense on deposits and borrowing. To the extent that PlainsCapital's interest-bearing liabilities do not reprice or mature at the same time as its interest-bearing assets, PlainsCapital is subject to interest rate risk and corresponding fluctuations in net interest income.

        Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The magnitude of the change in earnings and market value of equity resulting from interest rate changes is impacted by the time remaining to maturity on fixed-rate obligations, the contractual ability to adjust rates prior to maturity, competition, the general level of interest rates and customer actions. PlainsCapital's objective is to measure the effect of interest rate changes on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income.

        There are several common sources of interest rate risk that must be effectively managed if there is to be minimal impact on PlainsCapital's earnings and capital. Repricing risk arises largely from timing differences in the pricing of assets and liabilities. Reinvestment risk refers to the reinvestment of cash flows from interest payments and maturing assets at lower or higher rates. Basis risk exists when different yield curves or pricing indices do not change at precisely the same time or in the same magnitude such that assets and liabilities with the same maturity are not all affected equally. Yield curve risk refers to unequal movements in interest rates across a full range of maturities.

        PlainsCapital has employed asset/liability management policies that attempt to manage PlainsCapital's interest-earning assets and interest-bearing liabilities, thereby attempting to control the volatility of net interest income, without having to incur unacceptable levels of credit or investment risk. PlainsCapital manages its exposure to interest rates by structuring its balance sheet in the ordinary course of business. In addition, the asset/liability management policies permit the use of various derivative instruments to manage interest rate risk or hedge specified assets and liabilities. PlainsCapital manages its interest rate sensitivity position consistent with PlainsCapital's established asset/liability management policies.

        An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market interest rates. The management of interest rate risk is performed by analyzing the maturity and repricing relationships between interest-earning assets and interest-bearing liabilities at specific points in time ("GAP") and by analyzing the effects of interest rate changes on net interest income over specific periods of time by projecting the performance of the mix of assets and liabilities in varied interest rate environments. Interest rate sensitivity reflects the potential effect on net interest income resulting from a movement in interest rates. A company is considered to be asset sensitive, or have a positive GAP, when the amount of its interest-earning assets maturing or repricing within a given period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a company is considered to be liability sensitive, or have a negative GAP, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of its interest-earning assets also maturing or repricing within that time period. During a period of rising interest rates, a negative GAP would tend to affect net interest income adversely, while a positive GAP would tend to result in an increase in net interest income. During a period of falling interest rates, a negative GAP would tend to result in an increase in net interest income, while a positive GAP would tend to affect net interest income adversely. However, it is PlainsCapital's intent to achieve a proper balance so that incorrect rate forecasts should not have a significant impact on earnings.

  As of December 31, 2011

        Interest rate sensitivity analysis presents the amount of assets and liabilities that are estimated to reprice through specified periods. The interest rate sensitivity analysis in the table below reflects changes in banking segment earnings and costs resulting from changes in assets and liabilities on December 31, 2011 that will either be repriced in accordance with market rates, mature or are estimated to mature early within the periods indicated. This is a one-day position that is continually changing and is not necessarily indicative of PlainsCapital's position at any other time.

        As illustrated in the table below, the banking segment is asset sensitive overall. Loans that adjust daily or monthly to the Wall Street Journal Prime rate comprise a large percentage of interest sensitive assets and are the primary cause of the banking segment's asset sensitivity. To help neutralize interest rate sensitivity, the banking segment has kept the terms of most of its borrowings under one year (dollars in thousands):

	December 31, 2011
	3 Months or Less	> 3 Months to 1 Year	> 1 Year to 3 Years	> 3 Years to 5 Years	> 5 Years	Total
Interest sensitive assets:
Loans	$2,536,258	$476,521	$383,038	$97,160	$257,878	$3,750,855
Securities	140,164	135,322	85,322	20,070	399,918	780,796
Federal funds sold and securities purchased under agreements to resell	2,542	—	—	—	—	2,542
Other interest sensitive assets	238,453	—	—	—	—	238,453

Total interest sensitive assets	2,917,417	611,843	468,360	117,230	657,796	4,772,646
Interest sensitive liabilities:
Interest bearing checking	$1,509,730	$—	$—	$—	$—	$1,509,730
Savings	171,088	—	—	—	—	171,088
Time deposits	749,095	369,594	62,100	4,485	74,844	1,260,118
Notes payable & other borrowings	347,797	733	2,085	1,119	7,946	359,680

Total interest sensitive liabilities	2,777,710	370,327	64,185	5,604	82,790	3,300,616

Interest sensitivity gap	$139,707	$241,516	$404,175	$111,626	$575,006	$1,472,030

Cumulative interest sensitivity gap	$139,707	$381,223	$785,398	$897,024	$1,472,030

Percentage of cumulative gap to total interest sensitive assets	2.93%	7.99%	16.46%	18.80%	30.84%

        The positive GAP in the interest rate sensitivity analysis indicates that banking segment net interest income would generally rise if rates increase. Because of inherent limitations in interest rate sensitivity analysis, the banking segment uses multiple interest rate risk measurement techniques. Simulation analysis is used to subject the current repricing conditions to rising and falling interest rates in increments and decrements of 1%, 2% and 3% to determine the effect on net interest income changes for the next 12 months. The banking segment also measures the effects of changes in interest rates on market value of equity by discounting projected cash flows of deposits and loans. Market value changes in the investment portfolio are estimated by discounting future cash flows and using duration analysis. Investment security prepayments are estimated using current market information. PlainsCapital believes the simulation analysis presents a more accurate picture than the GAP analysis. Simulation analysis recognizes that deposit products may not react to changes in interest rates as quickly or with the same magnitude as earning assets contractually tied to a market rate index. The sensitivity to changes in market rates varies across deposit products. Also, unlike GAP analysis, simulation analysis takes into account the effect of embedded options in the securities and loan portfolios as well as any off-balance-sheet derivatives.

        The table below shows the estimated impact of increases of 1%, 2% and 3% and a decrease of 0.5% in interest rates on net interest income and on market value of portfolio equity for the banking segment as of December 31, 2011 (dollars in thousands):

December 31, 2011
	Changes in Net Interest Income		Changes in Market Value of Equity
Change in Interest Rates (basis points)
	Amount	Percent	Amount	Percent
+300	$11,240	5.81%	$122,562	22.92%
+200	$3,871	2.00%	$93,436	17.48%
+100	$(1,571)	(0.81)%	$52,987	9.91%
-50	$287	0.15%	$(39,108)	(7.31)%

        The projected changes in net interest income and market value of equity to changes in interest rates as of December 31, 2011 were in compliance with established internal policy guidelines. These projected changes are based on numerous assumptions of growth and changes in the mix of assets or liabilities.

        The historically low level of interest rates, combined with the existence of rate floors that are in effect for a significant portion of the loan portfolio, are projected to cause yields on the banking segment's earning assets to rise more slowly than increases in market interest rates. As a result, in a rising interest rate environment, the banking segment's interest rate margins are projected to compress until the rise in market interest rates is sufficient to allow the banking segment's loan portfolio to reprice above applicable rate floors.

  As of March 31, 2012

        Interest rate sensitivity analysis presents the amount of assets and liabilities that are estimated to reprice through specified periods. The interest rate sensitivity analysis in the table below reflects changes in banking segment earnings and costs resulting from changes in assets and liabilities on March 31, 2012 that will either be repriced in accordance with market rates, mature or are estimated to mature early within the periods indicated. This is a one-day position that is continually changing and is not necessarily indicative of PlainsCapital's position at any other time.

        As illustrated in the table below, the banking segment is asset sensitive overall. Loans that adjust daily or monthly to the Wall Street Journal Prime rate comprise a large percentage of interest sensitive assets and are the primary cause of the banking segment's asset sensitivity. To help neutralize interest rate sensitivity, the banking segment has kept the terms of most of its borrowings under one year (dollars in thousands):

	March 31, 2012
	3 Months or Less	> 3 Months to 1 Year	> 1 Year to 3 Years	> 3 Years to 5 Years	> 5 Years	Total
Interest sensitive assets:
Loans	$2,662,262	$401,403	$369,235	$109,506	$258,628	$3,801,034
Securities	137,177	99,950	87,241	21,235	446,653	792,256
Federal funds sold and securities purchased under agreements to resell	15,025	—	—	—	—	15,025
Other interest sensitive assets	166,884	—	—	—	—	166,884

Total interest sensitive assets	2,981,348	501,353	456,476	130,741	705,281	4,775,199
Interest sensitive liabilities:
Interest bearing checking	$1,602,946	$—	$—	$—	$—	$1,602,946
Savings	173,622	—	—	—	—	173,622
Time deposits	760,919	300,939	55,103	9,284	74,650	1,200,895
Notes payable & other borrowings	406,850	726	2,066	1,108	7,871	418,621

Total interest sensitive liabilities	2,944,337	301,665	57,169	10,392	82,521	3,396,084

Interest sensitivity gap	$37,011	$199,688	$399,307	$120,349	$622,760	$1,379,115

Cumulative interest sensitivity gap	$37,011	$236,699	$636,006	$756,355	$1,379,115

Percentage of cumulative gap to total interest sensitive assets	0.78%	4.96%	13.32%	15.84%	28.88%

        The positive GAP in the interest rate sensitivity analysis indicates that banking segment net interest income would generally rise if rates increase. Because of inherent limitations in interest rate sensitivity analysis, the banking segment uses multiple interest rate risk measurement techniques. Simulation analysis is used to subject the current repricing conditions to rising and falling interest rates in increments and decrements of 1%, 2% and 3% to determine the effect on net interest income changes for the next 12 months. The banking segment also measures the effects of changes in interest rates on market value of equity by discounting projected cash flows of deposits and loans. Market value changes in the investment portfolio are estimated by discounting future cash flows and using duration analysis. Investment security prepayments are estimated using current market information. PlainsCapital believes the simulation analysis presents a more accurate picture than the GAP analysis. Simulation analysis recognizes that deposit products may not react to changes in interest rates as quickly or with the same magnitude as earning assets contractually tied to a market rate index. The sensitivity to changes in market rates varies across deposit products. Also, unlike GAP analysis, simulation analysis takes into account the effect of embedded options in the securities and loan portfolios as well as any off-balance-sheet derivatives.

        The table below shows the estimated impact of increases of 1%, 2% and 3% and a decrease of 0.5% in interest rates on net interest income and on market value of portfolio equity for the banking segment as of March 31, 2012 (dollars in thousands):

March 31, 2012
	Changes in Net Interest Income		Changes in Market Value of Equity
Change in Interest Rates (basis points)
	Amount	Percent	Amount	Percent
+300	$2,069	1.03%	$66,014	11.22%
+200	$(3,077)	(1.53)%	$54,896	9.33%
+100	$(4,971)	(2.48)%	$39,633	6.73%
-50	$617	0.31%	$(34,857)	(5.92)%

        The projected changes in net interest income and market value of equity to changes in interest rates as of March 31, 2012 were in compliance with established internal policy guidelines. These projected changes are based on numerous assumptions of growth and changes in the mix of assets or liabilities.

        The historically low level of interest rates, combined with the existence of rate floors that are in effect for a significant portion of the loan portfolio, are projected to cause yields on the banking segment's earning assets to rise more slowly than increases in market interest rates. As a result, in a rising interest rate environment, the banking segment's interest rate margins are projected to compress until the rise in market interest rates is sufficient to allow the banking segment's loan portfolio to reprice above applicable rate floors.

PlainsCapital Management

Directors

        The following table sets forth the name, age, position(s) and class of each director currently serving on PlainsCapital's board of directors as of August 2, 2012:

Name	Age	Positions	Class
Alan B. White	63	Director, Chairman and Chief Executive Officer of PlainsCapital	I
Hill A. Feinberg	65	Director, Chief Executive Officer of First Southwest	II
James R. Huffines	61	Director, President and Chief Operating Officer of PlainsCapital	II
Charlotte Jones Anderson	46	Director	I
Tracy A. Bolt	48	Director	I
Lee Lewis	60	Director	III
Andrew J. Littlefair	51	Director	II
Michael T. McGuire	47	Director	III
A. Haag Sherman	46	Director	III
Robert C. Taylor, Jr.	64	Director	II

        When considering whether directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of PlainsCapital's business and structure, the Nominating and Corporate Governance Committee focused primarily on the information discussed in each of the directors' individual biographies set forth below. Each of PlainsCapital's directors exhibits collegiality, honesty and integrity. Additional qualities of each of PlainsCapital's directors are discussed in the biographical information below.

        Alan B. White.    Mr. White is one of PlainsCapital's founders and has served as Chairman and Chief Executive Officer of PlainsCapital since 1987. Mr. White also serves as Chairman of the Executive Committee and is on the board of directors of PlainsCapital Bank, PrimeLending, First Southwest and various other subsidiaries. Mr. White received his Bachelors of Business Administration in finance at Texas Tech University. Mr. White's current charitable and civic service includes serving as Chairman of the North Texas Super Bowl Committee as well as a member of the Cotton Bowl Athletic Association Board of Directors, the MD Anderson Cancer Center Living Legend Committee and the Dallas Citizens Council. He was also the founding chairman of the Texas Tech School of Business Chief Executive's Roundtable; the former Chairman of the Texas Tech Board of Regents, the Covenant Health System Board of Trustees, the Methodist Hospital System Board of Trustees and the Red Raider Club; and a member of the Texas Tech University President's Council.

        Mr. White's knowledge of PlainsCapital's business and industry resulting from his lengthy tenure as PlainsCapital's Chairman and Chief Executive Officer aids him in efficiently and effectively identifying and executing PlainsCapital's strategic priorities.

        Hill A. Feinberg.    Mr. Feinberg has served as Chairman and Chief Executive Officer of First Southwest since 1991 and was appointed to serve as one of PlainsCapital's directors on December 31, 2008 in conjunction with PlainsCapital's acquisition of First Southwest. Shareholders elected Mr. Feinberg as a director at PlainsCapital's 2009 and 2010 annual meetings of shareholders. Prior to joining First Southwest, Mr. Feinberg was a senior managing director at Bear Stearns & Co. Mr. Feinberg is a past chairman of the Municipal Securities Rulemaking Board, the self-regulatory organization with responsibility for authoring the rules that govern the municipal securities activities of registered brokers. Mr. Feinberg also is a member of the board of directors of Energy XXI (Bermuda) Limited, a public company, and serves as the non-executive chairman of the board of directors of General Cryogenics, Inc.

        Mr. Feinberg has extensive knowledge and experience concerning PlainsCapital's financial advisory segment and the industry in which it operates through his extended period of service to First Southwest.

        James R. Huffines.    Mr. Huffines has served as PlainsCapital's President and Chief Operating Officer since November 2010 and was elected as a director in May 2011. Prior to that, Mr. Huffines served as the Chairman of the Central and South Texas region of PlainsCapital Bank, a position he held since joining PlainsCapital in 2001. Mr. Huffines also serves on the board of directors of PlainsCapital Bank, PrimeLending, First Southwest and various other subsidiaries. Mr. Huffines holds a Bachelor of Business Administration in finance from the University of Texas. He serves on the board of Energy Future Holdings (formerly TXU Corp.), and is the chairman of its audit committee. In addition, Mr. Huffines previously served as chairman of the University of Texas System Board of Regents for over four years. Mr. Huffines also participates in many community and business organizations, including serving as a member of the advisory board of Texas Lyceum; the board of trustees of the Bob Bullock Texas State History Museum Foundation; the executive committee of the Chancellor's Council at the University of Texas System; and a member of the Texas Philosophical Society.

        Mr. Huffines' significant banking and managerial experience and service as a director of a publicly traded company in a non-banking industry provide unique insights and experience to PlainsCapital's board of directors.

        Charlotte Jones Anderson.    Ms. Anderson has served as a director of PlainsCapital since September 2009 and serves on the Nominating and Corporate Governance Committee. She currently serves as executive vice president brand management and president of charities for the Dallas Cowboys Football Club, Ltd., a National Football League team. She has worked in various capacities for the Dallas

Cowboys organization since 1990. A native of Little Rock, Arkansas, Ms. Anderson is a graduate of Stanford University where she earned a Bachelor of Science degree in Human Biology. Ms. Anderson is actively involved with a number of charitable and philanthropic organizations, including The Boys and Girls Clubs of America (regional trustee), the Salvation Army (board of directors), The Rise School (board of directors), the Southwest Medical Foundation (board of directors), the Dallas Symphony (board of directors), and the President's Advisory Counsel for The Dallas Center for Performing Arts Foundation.

        Ms. Anderson has significant managerial and executive officer experience with large entrepreneurial businesses and provides PlainsCapital's board of directors with the perspective of one of PlainsCapital's significant customers.

        Tracy A. Bolt.    Mr. Bolt has served as a director of PlainsCapital since September 2009. He is Chairman of the Audit Committee and serves on the Compensation Committee and the Executive Committee. Mr. Bolt co-founded in 1994 Hartman Leito & Bolt, LLP, an accounting and consulting firm based in Fort Worth, Texas, where he serves as a partner and is a member of the firm's executive and compensation committees. Mr. Bolt holds a Bachelor of Science and Master of Science from the University of North Texas, and he is a certified public accountant. He currently serves as a business advisor to numerous management teams, public and private company boards, not for profit organizations and trusts.

        Mr. Bolt has significant experience concerning accounting matters that is essential to PlainsCapital's board of directors' oversight responsibilities.

        Lee Lewis.    Mr. Lewis has served as a director of PlainsCapital since 1989. He currently serves as the chief executive officer of, Lee Lewis Construction, Inc., a construction firm based in Lubbock, Texas that he founded in 1976. Mr. Lewis graduated from Texas Tech University and is a member of the American General Contractors Association, West Texas Chapter, the Chancellors Council for the Texas Tech University System, and the Red Raider Club.

        Through his prior service on PlainsCapital's board of directors, Mr. Lewis has many years of knowledge of PlainsCapital and the challenges and opportunities that PlainsCapital are presented. The background of Mr. Lewis as a manager of a Texas-based company also provides unique insight to the board of directors.

        Andrew J. Littlefair.    Mr. Littlefair has served as a director of PlainsCapital since September 2009 and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. He is a co-founder of Clean Energy Fuels Corp., a provider of compressed and liquefied natural gas in the United States and Canada that is publicly traded on the NASDAQ Global Select Market and has served as that company's President, Chief Executive Officer and a director since 2001. From 1996 to 2001, Mr. Littlefair served as president of Pickens Fuel Corp., and from 1987 to 1996, he served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan administration as a staff assistant to the President. He is currently chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles. From 2007 through 2010, Mr. Littlefair served as a director of Westport Innovations Inc., a global provider of natural gas engine and fuel systems technology. He earned a Bachelor of Arts in Political Science from the University of Southern California.

        Mr. Littlefair has significant experience serving as a chief executive officer and as a director of publicly traded companies and provides the board of directors with the perspective of a significant customer.

        Michael T. McGuire.    Mr. McGuire has served as a director of PlainsCapital since September 2009 and serves on the Nominating and Corporate Governance Committee and the Audit Committee.

Mr. McGuire currently serves as president of Andrews Distributing Company, a beverage distribution company, and has served on that company's leadership team since July 2002. Mr. McGuire previously worked at EMC Corporation, a Fortune 500 technology company. Mr. McGuire earned his undergraduate degree in Marketing from Boston College's Carroll School of Management, and graduated with highest honors from Southern Methodist University's Executive MBA Program at the Cox School of Business in 2005 with a concentration in finance. He is a member of the national MBA honors association Beta Gamma Sigma.

        Mr. McGuire has extensive business experience with large, entrepreneurial business organizations and provides the board of directors with the perspectives of certain of PlainsCapital's significant customers.

        A. Haag Sherman.    Mr. Sherman has served as a director of PlainsCapital since September 2009. He is Chairman of the Compensation Committee and serves on the Audit Committee and the Executive Committee. Mr. Sherman co-founded, and is a partner and non-executive vice chairman of, Salient Partners, L.P., an investment firm based in Houston, Texas. Mr. Sherman has served in various executive capacities with Salient Partners since 2002, including Chief Executive Officer and Chief Investment Officer. Mr. Sherman serves on the board of directors of The Endowment Fund complex, Salient Absolute Return Fund complex, Salient MLP & Energy Infrastructure Fund (NYSE: SMF) and Blue Dolphin Energy Company (Nasdaq: BDCO). Mr. Sherman is an honors graduate of the University of Texas School of Law and a cum laude graduate of Baylor University. He is a certified public accountant and a member of the State Bar of Texas.

        Mr. Sherman has significant experience concerning accounting matters that is essential to PlainsCapital's board of directors' oversight responsibilities.

        Robert C. Taylor, Jr.    Mr. Taylor has served as a director of PlainsCapital since 1997. He is Chairman of the Nominating and Corporate Governance Committee and serves on the Audit Committee and the Executive Committee. Mr. Taylor has been engaged in the wholesale distribution business in Lubbock, Texas since 1971. In February 2009, Mr. Taylor was appointed to serve as chief executive officer for United Supermarkets, LLC, a retail grocery business in Texas since 1915. Prior to that appointment, Mr. Taylor served as the vice president of manufacturing and supply chain for United Supermarkets since 2007. Mr. Taylor was appointed to the board of directors of United Supermarkets in November 2011. From 2002 to 2007, Mr. Taylor was the president of R.C. Taylor Distributing, Inc., a business engaged in the business of supplying general merchandise, candy and tobacco to retail outlets in West Texas and Eastern New Mexico. Mr. Taylor is a 1971 graduate of Texas Tech University. He is chairman of the Lubbock Downtown Tax Increment Finance Redevelopment Committee, serves on the Texas Tech Chancellors Advisory Board, and serves on the Advisory Board for the Rawls College of Business at Texas Tech University.

        Through his service on PlainsCapital's board of directors, Mr. Taylor has many years of knowledge of PlainsCapital and the challenges and opportunities that PlainsCapital faces. In addition, his experience as a manager of a Texas-based company provides unique insights to PlainsCapital's board of directors.

        There are no family relationships between any of PlainsCapital's directors or executive officers.

Director Independence

        PlainsCapital's Corporate Governance Guidelines provide that PlainsCapital's board of directors shall be composed of a majority of directors who meet the criteria for independence required by the rules of the New York Stock Exchange.

        In making its annual review on director independence, the board of directors considered transactions and relationships between each director and any member of his or her immediate family and PlainsCapital. The board of directors considered that five directors it determined to be independent—Ms. Anderson and Messrs. Bolt, Littlefair, McGuire and Taylor—have, or a member of their immediate family or an affiliated company in which they are employed or in which they are a principal equity holder has, received loans from PlainsCapital Bank in the ordinary course of business that PlainsCapital's board of directors did not view as compensation. In the opinion of PlainsCapital's management, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by PlainsCapital Bank with other unaffiliated persons and do not involve more than normal risk of collectability. In addition, the board of directors considered transactions between PlainsCapital Bank and Clean Energy Finance, Inc., a subsidiary of Clean Energy Fuels Corp., a company for which Mr. Littlefair serves as a director and president and chief executive officer. Mr. Littlefair also beneficially owns approximately 2.15% of Clean Energy Fuels Corp. In late 2011 and the first six months of 2012, PlainsCapital Bank purchased, in a series of transactions, an aggregate of approximately $0.6 million and $3.2 million, respectively, in original principal amount of promissory notes issued by unaffiliated third parties from Clean Energy Finance, Inc. Although purchased at a premium to the outstanding principal balance on the notes, at the time of purchase, the interest rates on the notes exceeded the market rates charged by PlainsCapital Bank on similar-type loans that it originated. Clean Energy Finance, Inc. performs the servicing on the notes at no cost to PlainsCapital Bank and sold the notes with recourse to Clean Energy Finance, Inc. in the event of default. The aggregate payments of the purchase prices in these transactions constituted less than 2% of the consolidated gross revenues of each of Clean Energy Fuels Corp. and PlainsCapital in 2011 and were made in the ordinary course of business in arms-length transactions. Mr. Littlefair did not have a direct financial interest in any of the transactions with Clean Energy Finance, Inc.

        Based upon these standards and the review and consideration of the foregoing information and other information contained herein, PlainsCapital's board of directors has affirmatively determined that the following members of the board of directors are independent: Charlotte Jones Anderson, Tracy A. Bolt, Andrew J. Littlefair, Michael T. McGuire, A. Haag Sherman and Robert C. Taylor, Jr.

Involvement in Certain Legal Proceedings

        There are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party adverse to PlainsCapital or has a material interest adverse to PlainsCapital.

Certain Transactions and Relationships

        PlainsCapital Bank has had, and may be expected to have in the future, lending relationships in the ordinary course of business with PlainsCapital's directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. In the opinion of PlainsCapital's management, the lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to PlainsCapital and do not involve more than normal collection risk or present other unfavorable features.

        In 2007, PlainsCapital Bank contracted with Cowboys Stadium, L.P., a company affiliated with the employer of Ms. Anderson, one of PlainsCapital's directors, and that is beneficially owned by Ms. Anderson and certain of her immediate family members, for the 20-year lease of a suite at Cowboys Stadium beginning in 2009. Pursuant to the lease agreement, PlainsCapital Bank has agreed to pay Cowboys Stadium, L.P. annual payments of $500,000, subject to possible annual escalations, not to exceed 3% per year, beginning with the tenth year of the lease.

        PlainsCapital Bank is party to two capital lease agreements with entities controlled by Pryor Blackwell, a member of PlainsCapital's board of directors during 2009 who did not stand for reelection at the March 18, 2009 annual meeting of shareholders, pursuant to which PlainsCapital Bank leases a facility in Weatherford, Texas and a facility in Dallas, Texas for its banking operations. The aggregate amounts of the lease payments under the capital lease agreements in 2009, 2010, 2011 and the first six months of 2012 were $0.7 million, $0.7 million, $0.7 million and $0.4 million, respectively.

        During 2009, 2010, 2011 and the first six months of 2012, PlainsCapital paid Lee Lewis Construction, Inc., a construction company owned and operated by Lee Lewis, one of PlainsCapital's directors, $0.1 million, $0.4 million, $0.4 million and $0, respectively, for certain construction services.

        Until March 18, 2009, each of Messrs. Craig Hester, James Huffines, George McCleskey, John Owens, and DeWayne Pierce served as both a director and a PlainsCapital employee. Mr. Huffines was appointed as an executive officer in November 2010. During 2009 and through the first six months of 2012, Dawn Robinson, the daughter of Roseanna McGill, a former named executive officer, served as Senior Vice President, National Production Manager of PrimeLending. During 2009 and through the first six months of 2012, Lee Ann White, the wife of Alan B. White, PlainsCapital's Chairman and Chief Executive Officer, served as PlainsCapital's Senior Vice President, Director of Public Relations. During 2009 and through the first six months of 2012, Kale Salmans, the son of Todd Salmans, President and Chief Executive Officer of PrimeLending, served as a Regional Manager of PrimeLending. Pursuant to PlainsCapital's employment arrangements with these individuals, PlainsCapital paid an aggregate of approximately $3.9 million, $3.4 million, $3.4 million and $1.5 million as compensation for their services as employees during 2009, 2010, 2011 and the first six months of 2012, respectively. Such amounts exclude pay for Mr. Huffines for years, any part of which he served as an executive officer.

        Mr. Huffines, PlainsCapital's President and Chief Operating Officer and one of PlainsCapital's directors, currently serves as a director, and owns approximately 11.6%, of Hester Capital. During each of three fiscal years 2010, 2011 and 2012 and the period from January 1, 2012 until its sale in July 2012, Hester Capital generated less than 1% of PlainsCapital's consolidated net income. PlainsCapital does not believe that Mr. Huffines has a material direct or indirect interest in any transactions between PlainsCapital or any of its subsidiaries and Hester Capital. On June 25, 2012, PlainsCapital entered into an agreement to sell all of its membership interest in Hester Capital to an unaffiliated third party, which transaction was completed in July 2012.

        The merger may be deemed to be a related party transaction. For a description of interests in the merger of directors and executive officers of PlainsCapital, see "The Merger—Interests of Certain Directors and Executive Officers."

        PlainsCapital has adopted a Code of Business Conduct and Ethics that applies to all of its employees and directors, its subsidiaries and certain persons performing services for PlainsCapital. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations.

        Pursuant to the Code of Business Conduct and Ethics, if a potential conflict of interest would constitute a "related party transaction," then the terms of the proposed transaction must be reported in writing to PlainsCapital's Chief Executive Officer, President, Executive Vice President—Chief Compliance Officer, or General Counsel, who must then refer, if necessary, the matter to the Audit Committee for approval. Generally, a related party transaction is a transaction that includes a director or executive officer, directly or indirectly, and PlainsCapital that exceeds $120,000 in amount, exclusive of employee compensation and director fees.

Compensation Committee Interlocks and Insider Participation

        Mr. White, PlainsCapital's Chairman and Chief Executive Officer, Mr. Martin, PlainsCapital's Executive Vice President and Chief Financial Officer, Mr. Huffines, a director and PlainsCapital's President and Chief Operating Officer, and Mr. Schaffner, President and Chief Executive Officer of PlainsCapital Bank, each serve as a director of First Southwest, a wholly owned subsidiary of PlainsCapital. Hill A. Feinberg serves as the Chief Executive Officer of First Southwest and on the board of directors of PlainsCapital. Since September 17, 2009, PlainsCapital's Compensation Committee has been comprised of independent directors, has reviewed and set the compensation of each of Messrs. White, Martin, Feinberg, Huffines and Schaffner and does not believe that these interlocks pose any risks that are likely to have a material adverse effect on PlainsCapital.

Executive Officers

        PlainsCapital's executive officers are appointed by the board of directors and hold office until their successors are chosen and qualify. The following table sets forth the name, age and position(s) of each of PlainsCapital's executive officers as of August 2, 2012:

Name	Age	Position
Alan B. White	63	Director, Chairman and Chief Executive Officer of PlainsCapital
Hill A. Feinberg	65	Director, Chairman and Chief Executive Officer of First Southwest
James R. Huffines	61	Director, President and Chief Operating Officer of PlainsCapital
John A. Martin	64	Executive Vice President, Chief Financial Officer of PlainsCapital
Todd L. Salmans	63	President and Chief Executive Officer of PrimeLending
Jerry L. Schaffner	54	President and Chief Executive Officer of PlainsCapital Bank

        The biographies of PlainsCapital's executive officers are as follows:

        Alan B. White.    Please see the biography of Mr. White under the heading "—Directors."

        Hill A. Feinberg.    Please see the biography of Mr. Feinberg under the heading "—Directors."

        James R. Huffines.    Please see the biography of Mr. Huffines under the heading "—Directors."

        John A. Martin.    Mr. Martin has served as PlainsCapital's Executive Vice President and Chief Financial Officer since November 15, 2010. Mr. Martin also serves on the board of directors of PlainsCapital Bank, PrimeLending, First Southwest and various other subsidiaries. Prior to joining PlainsCapital, Mr. Martin most recently served as executive vice president and chief financial officer of Family Bancorp, Inc. and its subsidiary, San Antonio National Bank, from April 2010 until October 2010. Before joining Family Bancorp, from 2009 to 2010, Mr. Martin served as a consultant to community banks, providing strategic planning services. Beginning in 2005, Mr. Martin served as chief financial officer of Texas Regional Bancshares, Inc. and later served as director of financial planning and analysis for BBVA Compass after its acquisition of Texas Regional Bancshares in 2006. Prior to joining Texas Regional Bancshares, Mr. Martin was a partner with Smith Frankhauser Voigt & Watson, PLLC, an accounting firm with a specialization in banking. Mr. Martin attended the University of Texas, where he received his Bachelor of Business Administration. Mr. Martin is also a licensed Certified Public Accountant in the State of Texas.

        Todd L. Salmans.    Mr. Salmans currently serves as the President and Chief Executive Officer of PrimeLending, a position he has held since January 1, 2011. As President and Chief Executive Officer, Mr. Salmans is responsible for the strategic direction and day-to-day management of PrimeLending, including financial performance, compliance, business development, board and strategic partner communications and team development. He also serves as a member of PrimeLending's board of directors. Mr. Salmans joined PrimeLending in 2006 as Executive Vice President and Chief Operating

Officer, with responsibility over daily operations, loan processing and sales. He was promoted to President in April 2007. Mr. Salmans has over 30 years of experience in the mortgage banking industry. Prior to joining PrimeLending, he served as regional executive vice president of CTX/Centex, regional senior vice president of Chase Manhattan/Chase Home Mortgage Corp., and regional senior vice president of First Union National Bank/First Union Mortgage Corp. Mr. Salmans is currently a board member of the Texas Mortgage Bankers Association.

        Jerry L. Schaffner.    Mr. Schaffner serves as the President and Chief Executive Officer of PlainsCapital Bank. He currently serves as a director of PlainsCapital Bank, PrimeLending, First Southwest and various other subsidiaries, and previously served as a director of PlainsCapital from 1993 until March 2009. Mr. Schaffner has over 25 years of banking experience and joined PlainsCapital in 1988 as part of its original management group. He received his Bachelor of Business Administration in finance from Texas Tech University. Mr. Schaffner is a licensed Texas real estate broker.

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis should be read in conjunction with the "Summary Compensation Table" and related tables that are presented elsewhere in this joint proxy statement/prospectus.

  Introduction and Summary

        The purpose of this Compensation Discussion and Analysis is to provide information about each material element of compensation that PlainsCapital paid or awarded to, or that is earned by: (i) the person who served as PlainsCapital's principal executive officer during fiscal 2011; (ii) the persons who served as PlainsCapital's principal financial officer during fiscal 2011; and (iii) PlainsCapital's three most highly compensated executive officers, other than PlainsCapital's principal executive officer or principal financial officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2011 with compensation during fiscal 2011 of $100,000 or more (the "Named Executive Officers"), and to explain the numerical and related information contained in the tables presented elsewhere in this joint proxy statement/prospectus. For PlainsCapital's 2011 fiscal year, PlainsCapital's Named Executive Officers were:

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  Alan B. White, Chairman and Chief Executive Officer of PlainsCapital;

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  John A. Martin, Executive Vice President and Chief Financial Officer of PlainsCapital;

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  Hill A. Feinberg, Director and Chief Executive Officer of First Southwest;

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  James R. Huffines, President and Chief Operating Officer of PlainsCapital;

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  Todd L. Salmans, President and Chief Executive Officer of PrimeLending; and

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  Jerry L. Schaffner, President and Chief Executive Officer of PlainsCapital Bank.

        On January 1, 2011, Todd L. Salmans began serving as Chief Executive Officer of PrimeLending. Although not a "named executive officer" under the rules of the SEC, PlainsCapital has included Jerry L. Schaffner as such in this Compensation Discussion and Analysis and the executive compensation tables to provide a fuller understanding of PlainsCapital's compensation philosophies and objectives.

  2011 Performance

        PlainsCapital's results improved in 2011 compared to 2010. The improvement in PlainsCapital's performance primarily resulted from PlainsCapital's taking advantage of improved conditions in the markets in which it operates and an improvement in the credit quality of PlainsCapital's loans.

Significant achievements in 2011 include the following, which are discussed in more detail in PlainsCapital's annual report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 16, 2012:

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  PlainsCapital increased earnings in 2011 to $53.2 million, or $1.36 per diluted share, compared to $32.4 million, or $0.80 per diluted share in 2010.

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  PlainsCapital achieved a 11.27% return on average shareholders' equity in 2011 compared to 7.44% in 2010.

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  PlainsCapital achieved a 0.98% return on average assets in 2011 compared to 0.65% in 2010.

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  Loans, including loans held for sale, increased 14.2% as of December 31, 2011, compared to December 31, 2010.

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  Deposits increased 8.4% as of December 31, 2011, compared to December 31, 2010.

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  Credit quality improved in 2011 as reflected by a 72.3% reduction in net charge-offs and a 73.9% reduction in the provision for loan losses compared to the year ended December 31, 2010.

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  On September 27, 2011, PlainsCapital redeemed the Series A Preferred Stock and Series B Preferred Stock issued on December 19, 2008 to the U.S. Treasury under the TARP Capital Purchase Program. The repayment was made after the sale to the U.S. Treasury of PlainsCapital's Series C Preferred Stock pursuant to the SBLF program.

  Compensation Philosophy and Objectives

        PlainsCapital has developed a compensation program for its Named Executive Officers designed to meet the following goals:

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  align the interest of executives and employees with those of PlainsCapital's shareholders;

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  reward performance and further the long-term interests of PlainsCapital's shareholders;

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  attract, motivate and retain executives and employees with competitive compensation for PlainsCapital's industry and the labor markets in which PlainsCapital operates;

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  build and encourage ownership by PlainsCapital's employees of PlainsCapital's shares;

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  balance PlainsCapital's short-term and long-term strategic goals;

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  mitigate risk and comply with applicable laws and regulations, including those of the Dodd-Frank Act; and

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  account for factors unique to each business line of PlainsCapital.

        In addition to the foregoing, PlainsCapital's compensation program takes into account a variety of factors unique to its organizational structure and business. PlainsCapital's senior executive team manages an enterprise significantly more complex than a traditional bank holding company. Each of PlainsCapital's three distinct business lines has a different area of focus and competes in different industries. In particular, PlainsCapital follows a decentralized approach to compensation, giving senior management the necessary discretion within their business lines to compensate professionals and staff consistent with industry norms for that business segment. In addition, each of these business lines is regulated by different regulators (in some cases, multiple regulators) and has different capital requirements and compensation structures. Therefore, professionals within the financial advisory business segment are compensated differently than those of the banking segment, given the differences in the industries in which the financial advisory segment and the banking segment compete. Senior management of PlainsCapital must have an understanding of each of these industries, make capital allocation decisions among them and manage them as an overall whole, while also assisting the senior management of each business segment to fulfill its managerial responsibilities to its respective business segment. Accordingly, while banking comparables are helpful in providing guidance to the Compensation Committee, the Compensation Committee also considers the compensation structure and inputs relating to other industries, including investment banking, mortgage banking and diversified financial service companies that cover banking and other financial services.

  Role of the Executive Officers in Determining Compensation

        The Compensation Committee acts on behalf of PlainsCapital's board of directors to establish PlainsCapital's general compensation policies for its executive officers. The board of directors determines whether the Compensation Committee will make compensation policy determinations as a committee or will make recommendations to the board of directors, who will then make determinations. In the 2011 fiscal year, the Compensation Committee determined the compensation of PlainsCapital's executive officers and delegated to senior executive officers the authority to make compensation determinations for employees in their respective divisions.

        Mr. White, PlainsCapital's Chief Executive Officer, makes recommendations to the Compensation Committee concerning the compensation of those employees reporting directly to Mr. White. No member of PlainsCapital's senior management (including Mr. White) makes recommendations on his or her own compensation. The Compensation Committee approves the compensation of the Chief Executive Officer in executive session, without any members of senior management present.

  Role of Compensation Consultants and Market Data

        In 2011, at the Compensation Committee's direction, management retained Meridian Compensation Partners ("Meridian") as its independent consultant on executive and director compensation. Meridian's engagement is to act as the Compensation Committee's independent advisor on executive and director compensation and assist the Compensation Committee in the determination of the peer group, the compensation benchmarking process, and the review and establishment of compensation policies and programs for PlainsCapital's Named Executive Officers. Meridian does no other work for PlainsCapital.

        The Compensation Committee did not direct Meridian to perform its services in any particular manner or under any particular method, and all decisions with respect to the Named Executive Officers' compensation are made by the Compensation Committee. The Compensation Committee has the final authority to retain and terminate the compensation consultant and evaluates the consultant annually. PlainsCapital has no relationship with Meridian (other than the relationship undertaken by the Compensation Committee), and therefore the Compensation Committee believes that the compensation consultant is independent.

        In 2011, the Compensation Committee reviewed market benchmark data provided by Meridian on PlainsCapital's Named Executive Officers. Meridian reviewed PlainsCapital's total direct compensation levels, including base salary, annual cash bonuses, and equity-based compensation against compensation surveys of other diversified financial institutions. Additionally, Meridian provided proxy-reported executive compensation data for the following peer companies:

• Boston Private Financial Holdings Inc.;	• Pinnacle Financial Partners Inc.;
• First Financial Bancorp;	• PrivateBancorp, Inc.;
• First Financial Bankshares Inc.;	• Southside Bancshares Inc.;
• FirstMerit Corporation;	• Texas Capital BancShares Inc.;
• IBERIABANK Corporation;	• Trustmark Corporation;
• International Bancshares Corp.;	• UMB Financial Corporation;
• MB Financial Inc.;	• United Bankshares, Inc.; and
• National Penn Bancshares, Inc.;	• Wintrust Financial Corporation.
• NBT Bancorp Inc.;

        The peer group was developed based on the following screening criteria: total assets, net income, market value, location, number of employees, and business complexity. In addition, in determining the compensation of Messrs. Feinberg and Salmans, the Compensation Committee reviewed market data from the McLagan 2011 Regional Capital Markets Survey and the McLagan 2011 Residential Mortgage Banking—Executive Management & Production Survey. The Compensation Committee does not target executive compensation levels at any specific percentile, but rather uses market data as a general reference point in making compensation decisions, along with individual and company performance, internal equity, and other factors. Based upon Meridian's analysis of executive compensation in 2011, the Compensation Committee determined that the compensation packages being offered are competitive and aligned with PlainsCapital's executive compensation philosophy.

  Role of the Most Recent Shareholder Advisory Vote on Executive Compensation

        Pursuant to Section 14A of the Exchange Act, at PlainsCapital's 2012 Annual Meeting of Shareholders, shareholders voted, on an advisory basis, to approve PlainsCapital's Named Executive Officer compensation. PlainsCapital considered this vote to be a ratification of its current Named Executive Officer compensation policies and decisions and does not plan to make any significant changes to its executive compensation philosophy and programs as a result of the advisory vote.

  TARP Capital Purchase Program

        On December 19, 2008, PlainsCapital sold shares of Series A Preferred Stock and Series B Preferred Stock to the U.S. Treasury for approximately $87.6 million pursuant to the TARP Capital Purchase Program promulgated under the EESA, as amended by the ARRA. On September 27, 2011, PlainsCapital sold 114,068 shares of PlainsCapital's Series C Preferred Stock to the U.S. Treasury in exchange for $114.1 million of funds available under the SBLF. PlainsCapital used approximately $92.6 million of the proceeds from this offering to redeem all of the outstanding Series A Preferred Stock and Series B Preferred Stock issued to the U.S. Treasury under the TARP Capital Purchase Program. As a result, PlainsCapital exited the TARP Capital Purchase Program and is no longer subject to the executive compensation requirements imposed under the EESA and the ARRA for the period beginning on September 27, 2011. However, PlainsCapital's compensation decisions with respect to the period from December 19, 2008 to September 27, 2011 (the "TARP Period") were governed under the EESA, as amended by the ARRA, and the rules and regulations promulgated thereunder.

        As a participant in the TARP Capital Purchase Program, PlainsCapital was subject to executive compensation limits and other restrictions until PlainsCapital redeemed the Series A Preferred Stock and Series B Preferred Stock on September 27, 2011, and continues to be subject to certain limitations and other restrictions with respect to compensation earned with respect to the TARP Period. Specifically, with respect to the TARP Period, Section 111(b) of the EESA required that PlainsCapital: (i) ensure that its incentive compensation did not encourage its Named Executive Officers to take unnecessary and excessive risks; (ii) obtain the return of any bonus or incentive paid to its Named Executive Officers based on materially inaccurate earnings statements or similar criteria; (iii) agree to prohibit any golden parachute payments to its Named Executive Officers; and (iv) agree not to deduct more than $500,000 each year of the remuneration paid to each person serving as its Chief Executive Officer or Chief Financial Officer during such year or to each of its next three most highly compensated executive officers during such year.

        The ARRA, which was enacted on February 17, 2009, imposed certain executive compensation and corporate governance obligations on all TARP Capital Purchase Program participants until they redeemed the preferred stock sold to the U.S. Treasury under the TARP Capital Purchase Program. Pursuant to authority granted to the Secretary of the U.S. Treasury under the ARRA, on June 15, 2009, the U.S. Treasury adopted and made effective an interim final rule (the "Interim Rule"), which implemented and further expanded the limitations and restrictions imposed on TARP recipients concerning executive compensation and corporate governance by the TARP Capital Purchase Program and the EESA, as amended by the ARRA. The Interim Rule established standards including, but not limited to: (1) prohibitions on making golden parachute payments to senior executive officers and the next five most highly compensated employees during the TARP Period; (2) prohibitions on paying or accruing bonuses or other incentive awards for certain senior executive officers and employees, except for awards of long-term restricted stock with a value equal to no greater than one-third of the subject employee's annual compensation that do not fully vest during the TARP Period or unless such compensation is pursuant to a valid written employment contract prior to February 11, 2009; (3) requirements that TARP Capital Purchase Program participants provide for the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate, with the Secretary having authority to negotiate for reimbursement; and (4) the establishment of the Office of the Special Master of TARP Executive Compensation (the "Special Master") to review the compensation structures and payments of, and to independently issue advisory opinions to, those banks that have participated in the TARP Capital Purchase Program with respect to compensation structures and payments made by those banks during the TARP Period. If the Special Master finds that a TARP recipient's compensation structure or payments that it has made to its employees are inconsistent with the purposes of the EESA or TARP, or otherwise contrary to the public interest, the Special Master may negotiate with the TARP recipient and the subject employee for appropriate reimbursements to the TARP recipient or the federal government.

        The Interim Rule and the ARRA also set forth additional corporate governance obligations for TARP recipients during the TARP Period, including requirements for semi-annual meetings of compensation committees of their boards of directors to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such compensation plans. During the TARP Period, TARP recipients are further required by the ARRA and the Interim Rule to have in place company-wide policies regarding excessive or luxury expenditures, permit non-binding shareholder "say-on-pay" proposals to be included in proxy materials, as well as require written certifications by the chief executive officer and chief financial officer with respect to compliance during the TARP Period.

  Compensation Program Structure and Elements

        To the extent permitted by law, including the EESA as amended by the ARRA, PlainsCapital's management compensation program is comprised of four elements: base salary, cash bonus, equity-based compensation, and other benefits.

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  Base Salary.  PlainsCapital pays base salary in order to recognize each Named Executive Officer's unique value and historical contributions to PlainsCapital's success in light of salary norms in the industry and the general marketplace; to match competitors for executive talent; to provide Named Executive Officers with sufficient, regularly paid income; and to reflect position and responsibility. In March 2011, the Compensation Committee reviewed the base salaries of the Named Executive Officers and determined to make no adjustments from 2010 salary levels, with the exception of Mr. Martin, whose salary was adjusted from $325,000 to $368,000. This salary adjustment was made in effort to ensure Mr. Martin's salary is both internally equitable and market competitive. Please refer to the Summary Compensation Table for more information about the base salaries of PlainsCapital's Named Executive Officers.

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  Cash Bonus.  To the extent permitted by law, PlainsCapital includes an annual discretionary cash bonus as part of the compensation program for all of PlainsCapital's management team, including the Named Executive Officers. PlainsCapital believes this element of compensation (i) helps focus management on, and motivate management to achieve, key annual corporate objectives by rewarding the achievement of these objectives and (ii) is necessary to be competitive from a total remuneration standpoint. On March 18, 2009, pursuant to the EESA, as amended by the ARRA, PlainsCapital's Compensation Committee adopted a resolution proscribing the payment of any bonuses to PlainsCapital's five most highly compensated employees unless permitted under Section 111(b)(3)(D) of the EESA, as amended by the ARRA. Therefore, during and with respect to the TARP Period, none of PlainsCapital's five most highly compensated employees received a discretionary bonus unless it was in the form of long-term restricted stock that complied with Section 111(b)(3)(D) of the EESA, as amended by the ARRA and the regulations promulgated thereunder, or to the extent that as of February 11, 2009, it was required pursuant to a legally binding right in an employment contract with PlainsCapital. The employment contracts of Messrs. White, Feinberg, Huffines and Schaffner provided, as of February 11, 2009, each of such Named Executive Officers a legally binding right to a bonus with respect to their 2011 performance.

    Annual cash bonuses are an integral component of compensation that link and reinforce executive decision-making and performance with PlainsCapital's annual objectives. Prior to the action of PlainsCapital's Compensation Committee to limit discretionary bonuses in accordance with the ARRA, the Compensation Committee exercised its discretion in awarding cash bonuses on an annual basis. The Compensation Committee's determination of whether to award a discretionary bonus to each of the Named Executive Officers is based on a review by the Compensation Committee of both objective and subjective criteria but is not based upon any formal established objective criteria. Some of the objective criteria that are considered include: (i) loan growth, (ii) deposit growth, (iii) general and administrative expense control, (iv) profitability and (v) other income growth. PlainsCapital's board of directors and the members of the Compensation Committee meet periodically to evaluate PlainsCapital's budget and overall performance, including the aforementioned criteria.

    In March 2012, the Compensation Committee determined to pay bonuses to Messrs. White, Martin, Feinberg, Huffines, Salmans and Schaffner with respect to their performance during 2011, PlainsCapital's budget and the Compensation Committee's examination of PlainsCapital's results for 2011. Pursuant to the EESA, as amended by the ARRA, and the regulations promulgated thereunder, the cash bonus paid to Mr. White was limited to the minimum bonus required to be paid to him pursuant to his employment agreement with PlainsCapital. With the permission of Mr. Feinberg, the Compensation Committee further determined to pay a bonus to Mr. Feinberg that was less than his guaranteed minimum bonus due to the decreased performance of First Southwest in 2011 versus 2010. Mr. Feinberg delivered a waiver on March 15, 2012, pursuant to which he agreed to a reduction of his guaranteed minimum bonus for 2011 from approximately $892,000 to $800,000, representing a 20% reduction from the bonus paid to Mr. Feinberg with respect to 2010.

    In April 2012, the Compensation Committee determined to pay a cash bonus of $600,000 to Mr. White in recognition of his role in PlainsCapital's improved earnings performance during the first quarter of 2012.

    PlainsCapital experienced a year of record earnings in 2011. PlainsCapital's performance, in addition to individual performance, was considered when determining the bonus amount for Messrs. Martin, Huffines and Schaffner. Similarly, PrimeLending's performance during 2011 was considered when determining the bonus amount for Mr. Salmans because his bonus determination is not contractually guaranteed. Specifically, PrimeLending realized a significant increase in market share, loan origination volume and year-over-year production.

    Please refer to the Summary Compensation Table for more information about bonuses awarded in 2012 for 2011 performance.

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  Equity-Based Compensation.  PlainsCapital's equity-based compensation program is the primary vehicle for (i) aligning Named Executive Officers' and other employees' interests with the interests of PlainsCapital's shareholders, (ii) offering long-term incentives and rewards to the Named Executive Officers and other employees, (iii) providing an incentive for retention of Named Executive Officers and employees and (iv) providing a competitive total compensation package. Equity-based compensation is awarded pursuant to the 2009 Plan, and PlainsCapital has awards outstanding under the 2010 Long-Term Incentive Plan (the "2010 Plan"), which terminated as to all future awards on March 18, 2012, and four incentive stock option plans adopted in 2001, 2003, 2005 and 2007 (the "Stock Option Plans") that terminated as to all future awards on September 27, 2011, when PlainsCapital repaid its obligations under the TARP Capital Purchase Program and the 2009 Plan became effective.

    The Stock Option Plans provided for the granting of stock options to PlainsCapital's officers and key employees. Each of the 2001, 2003 and 2005 Stock Option Plans provided for option grants that could result in the issuance of up to 150,000 shares of common stock, subject to increase or decrease in the event of a stock dividend or stock split. The 2007 Stock Option Plan provided for option grants that could result in the issuance of up to 450,000 shares of common stock, subject to increase or decrease in the event of a stock dividend or stock split.

    On March 18, 2010, PlainsCapital's board of directors approved the 2010 Plan. The 2010 Plan was only effective until March 18, 2012. The 2010 Plan allowed for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which could be granted singly, in combination, or in tandem. The 2010 Plan provided flexibility to PlainsCapital's compensation methods in order to adapt the compensation of key employees and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of accounting rules and federal tax laws). The 2010 Plan permitted PlainsCapital's five most highly compensated employees to only receive grants of restricted stock and restricted stock units that complied with Section 111(b)(3)(D) of the EESA and the regulations promulgated thereunder while PlainsCapital had any obligation provided under the TARP Capital Purchase Program outstanding. Subject to certain adjustments, the maximum number of shares of PlainsCapital's common stock that may be delivered pursuant to awards under the 2010 Plan is 1,000,000 shares, of which awards concerning 741,532 shares remain outstanding.

    In 2009, PlainsCapital adopted the 2009 Plan to be effective as of the date that the U.S. Treasury's preferred stock investment in PlainsCapital through the TARP Capital Purchase Program has been redeemed, which occurred on September 27, 2011. The 2009 Plan was intended to replace each of the Stock Option Plans. No awards were granted pursuant to the 2009 Plan during 2011, but PlainsCapital has made awards under the 2009 Plan in 2012. The 2009 Plan is intended to enable PlainsCapital to remain competitive and innovative in its ability to attract, motivate, reward, and retain the services of key employees and outside directors. The 2009 Plan allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem. The 2009 Plan is expected to provide flexibility to PlainsCapital's compensation methods in order to adapt the compensation of key employees and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of accounting rules and federal tax laws). Subject to certain adjustments, the maximum number of shares of PlainsCapital's common stock that may be delivered pursuant to awards under the 2009 Plan is 4,000,000 shares. As of June 21, 2012, a total of 3,647,692 shares were available for grant under the 2009 Plan.

    The Compensation Committee administers the Stock Option Plans. The Non-Reporting Person Equity Compensation Committee administers the 2010 Plan and the 2009 Plan with respect to awards to PlainsCapital's employees or prospective employees who are (or would be upon hiring) neither subject to the reporting requirements of Section 16 of the Exchange Act nor, solely with respect to the 2010 Plan, one of PlainsCapital's five highly compensated employees, and the Compensation Committee administers the 2010 Plan and the 2009 Plan with respect to all other matters. Subject to the terms of each Stock Option Plan, the 2010 Plan and the 2009 Plan, the Compensation Committee or, with respect to the awards indicated above under the 2010 Plan and the 2009 Plan, the Non-Reporting Person Equity Compensation Committee, determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards. Awards under the Stock Option Plans and the 2010 Plan were, and under the 2009 Plan are, based upon a review of both objective and subjective criteria and are not made upon any formal established objective goals. Since adoption of the resolution of PlainsCapital's Compensation Committee on March 18, 2009 until the end of PlainsCapital's TARP Period, PlainsCapital's five most highly compensated employees were only permitted to receive discretionary equity-based compensation in the form of long-term restricted stock that complied with Section 111(b)(3)(D) of the EESA and the regulations promulgated thereunder.

    In March 2011, the Compensation Committee approved the granting of an aggregate of 145,043 restricted stock units and/or shares of restricted stock to the Named Executive Officers. In establishing the award levels for the Named Executive Officers, the Compensation Committee considered PlainsCapital's and each individual's performance for 2010 as well as competitive market data referenced above under the heading "Role of Compensation Consultants and Market Data." The awards will vest 100% after five years of continuous service. For more information about these awards, please refer to the Grants of Plan-Based Awards Table below.

    In March 2012, the Compensation Committee approved the granting of an aggregate of 146,145 restricted stock units effective April 1, 2012, to the Named Executive Officers in the following amounts: 45,705 to Mr. White; 18,000 to Mr. Martin; 20,000 to Mr. Feinberg; 23,988 to Mr. Huffines; 20,000 to Mr. Salmans; and 18,452 to Mr. Schaffner. In establishing the award levels for the Named Executive Officers, the Compensation Committee considered the respective performance of each of PlainsCapital's business units during 2011, individual performance for 2011 and competitive market data referenced above under the heading "Role of Compensation Consultants and Market Data." The awards will vest 100% after five years of continuous service.

  •
  Other Benefits.  PlainsCapital's Named Executive Officers also either participate in, or are eligible to participate in, PlainsCapital's other benefit plans and programs on the same terms as other employees, including the PlainsCapital Corporation 401(k) Plan (the "401(k) Plan"), the ESOP, medical, dental and vision insurance, term life insurance, short-term disability insurance, and long-term disability insurance. Additionally, Messrs. White, Schaffner and Huffines participate in the PlainsCapital Bank Supplemental Executive Pension Plan (the "SEPP"). These benefits help PlainsCapital to be competitive and retain talent.

    The 401(k) Plan is a qualified 401(k) savings and retirement plan. All of PlainsCapital's employees, including the Named Executive Officers, are generally eligible to participate in the 401(k) Plan. To encourage retirement savings under the 401(k) Plan, PlainsCapital provides a discretionary employer matching contribution equal to a percentage of the participants' elective deferrals. Under the terms of the 401(k) Plan for 2011, eligible employees were permitted to defer up to $16,500 of their eligible pay, and in 2011, PlainsCapital made a matching contribution of 50% of the first 5% of eligible pay deferred by each eligible employee under the 401(k) Plan.

    The ESOP was established in 2004 as a non-contributory qualified plan and provides for the granting of PlainsCapital's common stock to eligible employees who have remained with PlainsCapital through the end of each year. The ESOP Committee administers the ESOP and makes recommendations to the Compensation Committee with respect to the annual discretionary contribution. This annual discretionary contribution to the ESOP goes toward a release of shares to be allocated to participant accounts, including those of the Named Executive Officers. With respect to 2010, PlainsCapital contributed approximately $1.6 million, and released approximately 43,486 shares into the ESOP, on behalf of eligible participants. With respect to 2011, PlainsCapital contributed approximately $1.6 million, and released approximately 42,127 shares into the ESOP, on behalf of eligible participants.

    Stock is allocated to the account of each eligible participant in the ESOP annually based upon eligible compensation paid to each eligible participant. Qualified plans, such as the ESOP, are required to report account values on an annual basis under the Employer Retirement Income Security Act. Solely for this purpose, the ESOP trustee obtained an independent valuation of the shares of PlainsCapital's common stock held in the ESOP. As of December 31, 2011, the value of the shares of common stock held in the ESOP was determined to be $14.00 per share.

        More information on the terms of the SEPP is provided under the section titled "Pension Benefits" below.

  Reasonableness of Compensation

        It is essential that PlainsCapital's overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, PlainsCapital believes that compensation should be set at responsible levels. After considering all components of the compensation paid to the Named Executive Officers, the Compensation Committee has determined that such compensation is reasonable and is not excessive. The Compensation Committee has also reviewed PlainsCapital's compensation policies and practices for all of PlainsCapital's executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to PlainsCapital's risk management practices and risk-taking incentives created from such compensation policies and practices, are not reasonably likely to have a material adverse effect on PlainsCapital.

  Tax Code Considerations

        Section 162(m) of the Code disallows a corporate income tax deduction for executive compensation paid to its principal executive officer or any of its three other highest compensated officers (other than the principal executive officer and the principal financial officer) in excess of $1 million per year unless it is performance-based and is paid under a plan satisfying the requirements of Section 162(m). During the TARP Period, and as a condition to PlainsCapital's participation in the TARP Capital Purchase Program, PlainsCapital agreed not to claim any deduction for remuneration for federal income tax purposes in excess of $500,000 for the Named Executive Officers that would not be deductible if Section 162(m)(5) of the Code were applied to PlainsCapital. PlainsCapital's Compensation Committee believes that the compensation arrangements with certain of PlainsCapital's Named Executive Officers will exceed the limits on deductibility during the current fiscal year.

Compensation Information

Summary Compensation Table

        The following table sets forth information regarding the total compensation received by, or earned by, PlainsCapital's Named Executive Officers during each of the past three fiscal years. This table and the accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information concerning PlainsCapital's executive compensation program.

Summary Compensation Table
Fiscal Years 2009, 2010 and 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Alan B. White	2011	$1,350,000	$569,630	$563,000	—	—	$1,287,397	$169,930	$3,939,957
(Chairman and Chief	2010	1,291,667	552,222	608,882	—	—	1,286,333	143,720	3,882,824
Executive Officer)	2009	1,000,000	476,667	—	—	—	652,901	148,727	2,278,295
John A. Martin	2011	350,501	250,000	60,151	—	—	—	43,053	703,705
(Chief Financial Officer)	2010	56,875	—	112,600	—	—	—	4,742	174,217
Hill A. Feinberg	2011	240,000	800,000	225,200	—	—	—	53,682	1,318,882
(President and Chief	2010	240,001	1,008,666	126,700	—	—	—	31,832	1,407,199
Executive Officer of	2009	240,924	1,031,667	—	—	—	—	25,362	1,297,953
First Southwest)
James R. Huffines	2011	650,000	357,500	225,200	—	—	319,940	157,164	1,709,804
(President and Chief	2010	358,367	94,444	382,860	—	—	259,803	80,778	1,176,252
Operating Officer)
Todd L. Salmans	2011	750,000	900,000	390,733	—	—	—	64,924	2,105,657
(President and Chief Executive Officer of PrimeLending)(5)
Jerry L. Schaffner	2011	500,000	275,000	168,900	—	—	110,625	82,951	1,137,476
(President and Chief	2010	486,667	223,333	253,400	—	—	105,083	71,979	1,140,462
Executive Officer of	2009	420,000	210,000	—	—	—	92,502	83,951	806,453
PlainsCapital Bank)

(1)
For each Named Executive Officer in 2011, represents a bonus earned during 2011 but paid in March 2012.

(2)
Represents the grant date fair value of deferred share awards calculated in accordance with FASB Accounting Standards Codification Topic 718.

(3)
For each Named Executive Officer participating in the SEPP, includes the aggregate change in the actuarial present value of the Named Executive Officer's accumulated benefit under the SEPP.

(4)
The table following these footnotes is a breakdown of all other compensation included in the "Summary Compensation Table" for the Named Executive Officers.

(5)
Effective January 1, 2011, Mr. Salmans began serving as President and Chief Executive Officer of PrimeLending.

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits		Gross-Ups or Other Amounts Reimbursed for the Payment of Taxes	Company Contributions to Defined Contribution Plans		Insurance Policies	Director Fees		Total All Other Compensation
Alan B. White	2011	$93,787	(1)	—	$16,293	(2)	$8,550	$51,300	(3)	$169,930
	2010	77,208		—	16,293		13,919	36,300		143,720
	2009	87,976		—	16,293		8,558	35,900		148,727
John A. Martin	2011	10,164		—	16,293	(2)	6,296	10,300		43,053
	2010	—		—	2,272		1,020	1,450		4,742
Hill A. Feinberg	2011	17,107	(1)	—	—		5,075	31,500	(3)	53,682
	2010	—		—	8,250		6,582	17,000		31,832
	2009	—		—	8,250		1,512	15,600		25,362
James R. Huffines	2011	94,482	(1)	—	16,293	(2)	7,339	39,050	(3)	157,164
	2010	46,217		—	16,293		7,968	10,300		80,778
Todd L. Salmans	2011	45,568	(1)	—	6,125		6,581	6,650	(3)	64,924
Jerry L. Schaffner	2011	52,347	(1)	—	16,293	(2)	4,011	10,300	(3)	82,951
	2010	36,891		—	16,293		5,995	12,800		71,979
	2009	50,763		—	16,293		3,445	13,450		83,951

(1)
For Mr. White, includes a car allowance of $36,000, $36,378 in club expenses, the personal use of corporate aircraft and the personal use of PlainsCapital automobiles. The aggregate incremental cost of corporate aircraft is calculated based upon the variable cost to PlainsCapital per flight mile of personal use. For Mr. Feinberg, includes club expenses and paid parking expenses. For Mr. Huffines, includes a car allowance, club expenses, and $55,800 in relocation expenses. For Mr. Salmans, includes a car allowance and club expenses. For Mr. Schaffner, includes a car allowance, club expenses, tickets to certain sporting events and the personal use of PlainsCapital automobiles. The relocation expenses previously reported for Mr. Huffines in PlainsCapital's Definitive Proxy Statement relating to its 2012 Annual Meeting of Shareholders has been updated to include an additional $4,650 of relocation expenses that were not previously reported.

(2)
Includes PlainsCapital's contribution to the ESOP in the amount of $10,168.

(3)
Messrs. White, Feinberg and Huffines received $31,500, $31,500 and $24,500, respectively, for serving on the board of directors of PlainsCapital during 2011. Messrs. White, Martin, Huffines, Salmans and Schaffner received director fees in the amount of $19,800, $10,300, $14,550, $6,650 and $10,300, respectively, for serving on the boards of directors of subsidiaries of PlainsCapital during 2011.

Grants of Plan-Based Awards

        The following table sets forth each Plan-based award granted to PlainsCapital's Named Executive Officers during the year ended December 31, 2011.

Grants of Plan-Based Awards Table
Fiscal Year 2011

Name	Grant Date	Number of Shares Underlying Restricted Stock Awards	Number of Shares Underlying Restricted Stock Unit Awards	Grant Date Fair Value of Restricted Stock or Restricted Stock Unit Awards(1)
Alan B. White	4/1/2011		50,000	$563,000
John A. Martin	4/1/2011		5,342	$60,151
Hill A. Feinberg	4/1/2011		20,000	$225,200
James R. Huffines	4/1/2011		20,000	$225,200
Todd L. Salmans	4/1/2011	34,701		$390,733
Jerry L. Schaffner	4/1/2011		15,000	$168,900

(1)
The market value of each share of stock is calculated based upon a stock price of $11.26 per share, the value of PlainsCapital's common stock computed as of December 31, 2009 in the ESOP valuation, the most current valuation available at the date of grant.

Narrative disclosure regarding Summary Compensation Table and Grants of Plan-Based Awards Table

        Effective January 1, 2009, PlainsCapital entered into employment agreements with four of its Named Executive Officers—Alan B. White, Jerry L. Schaffner, Hill A. Feinberg and James R. Huffines—and in 2010 PlainsCapital entered into employment agreements with two of its Named Executive Officers—John A. Martin and Todd L. Salmans. The current employment agreements with each of Messrs. White and Schaffner had an initial term of three years, from January 1, 2009 until December 31, 2011. On December 31, 2011, each of these employment agreements automatically renewed for an additional three-year term expiring December 31, 2014. The current employment agreements with each of Messrs. Feinberg and Huffines had an initial term of two years, from January 1, 2009 to December 31, 2010; the current employment agreement for Mr. Martin had an initial term from November 15, 2010 until December 31, 2011; and the current employment agreement for Mr. Salmans had an initial term from April 1, 2010 until December 31, 2011. The employment agreements with each of Messrs. Martin, Feinberg, Huffines and Salmans have automatically renewed for subsequent one-year terms, the latest of each of which expires on December 31, 2012. The employment agreements between PlainsCapital and its Named Executive Officers provide for the following benefits:

  •
  Base salary.  Messrs. White, Martin, Feinberg, Huffines, Salmans and Schaffner are entitled to an annual base salary, which is reviewed and adjusted at least annually. Such base salary may not be reduced. As of December 31, 2011, Messrs. White, Martin, Feinberg, Huffines, Salmans and Schaffner were entitled to an annual base salary of $1,350,000, $368,000, $240,000, $650,000, $750,000 and $500,000, respectively.

  •
  Bonus.  Messrs. White, Martin, Feinberg, Huffines, Salmans and Schaffner are each eligible to receive a discretionary annual bonus as determined in the sole discretion of the board of directors. However, the annual bonus for Messrs. White, Feinberg, Huffines and Schaffner cannot be less than the average annual bonus paid to the Named Executive Officer over the three prior calendar years. The minimum annual bonus owed to Messrs. White, Feinberg, Huffines and Schaffner for the fiscal year ended December 31, 2011 were $570,000, $892,000 (reduced to $800,000 pursuant to a waiver), $94,000 and $223,000, respectively. For purposes of calculating the minimum annual bonus for the fiscal year ending December 31, 2012, the average annual bonus paid to Messrs. White, Feinberg, Huffines and Schaffner over the three calendar years ended December 31, 2011 are approximately $533,000, $947,000, $182,000 and $236,000, respectively. The bonus payments made, or to be made, to PlainsCapital's Named Executive Officers during, and relating to, the period from December 19, 2008 to September 27, 2011 were limited to such guaranteed amounts pursuant to the EESA and the ARRA. Following the repayment of PlainsCapital's outstanding obligations under the TARP on September 27, 2011, PlainsCapital is no longer subject to the executive compensation restrictions of the EESA and the ARRA for periods following such date.

  •
  Restricted stock and restricted stock units.  Upon the execution of the employment agreements in December 2008, Messrs. White, Feinberg, Schaffner and Huffines were granted shares of restricted common stock. Such grants are subject to the terms and conditions of the restricted stock award agreement between PlainsCapital and the Named Executive Officer. Messrs. White, Feinberg, Schaffner and Huffines were granted 150,000 shares, 36,000 shares, 45,000 shares and 30,000 shares, respectively. Each grant vests ratably over a seven-year period. Upon the execution of his employment agreement in November 2010, Mr. Martin was granted 10,000 restricted stock units, which fully vest on the fifth anniversary of the date of grant. Upon the execution of his employment agreement in April 2010, Mr. Salmans was granted 25,000 shares of restricted stock, which fully vest on the fifth anniversary of the date of grant. In addition, in April 2010 and April 2011, PlainsCapital made grants of restricted stock units or restricted stock to each of PlainsCapital's Named Executive Officers then serving.

  •
  Reimbursement of expenses.  PlainsCapital is required to reimburse Messrs. White, Martin, Feinberg, Huffines, Salmans and Schaffner for all out-of-pocket expenses incurred by the Named Executive Officer in the course of his or her duties, in accordance with PlainsCapital's reimbursement policy.

  •
  Executive benefits.  Messrs. White, Martin, Feinberg, Huffines, Salmans and Schaffner are entitled to participate in the employee benefit plans generally available to PlainsCapital's employees and to all normal perquisites provided to PlainsCapital's similarly situated employees.

  •
  Supplemental pension benefits.  Messrs. White, Huffines and Schaffner are entitled to participate in the SEPP, and the SEPP cannot be amended in a manner adverse to Messrs. White, Huffines or Schaffner without their prior written consent.

  •
  BOLI agreement.  PlainsCapital is required to maintain and pay insurance premiums on the bank owned life insurance policies with respect to Messrs. White, Huffines and Schaffner.

  •
  Club membership.  PlainsCapital is required to provide Messrs. White and Schaffner with country club membership benefits. Following their termination of employment, Messrs. White and Schaffner are entitled to purchase the country club membership from PlainsCapital for the fair market value of the membership interest. PlainsCapital is also required to provide Messrs. Martin and Feinberg, with reasonable access to a club for business use, as approved by PlainsCapital's Chief Executive Officer, and to provide Messrs. Huffines and Salmans with reasonable access to a country club or luncheon club for business use.

  •
  Automobile allowance.  PlainsCapital is required to provide Messrs. White, Huffines and Schaffner with a monthly automobile allowance to cover the monthly costs associated with the leasing or purchasing of an automobile. Messrs. White, Huffines and Schaffner are entitled to a monthly automobile allowance of $3,000, $2,000, and $2,000 respectively.

  •
  Use of employer's aircraft.  Messrs. White and Schaffner are entitled to use PlainsCapital's corporate aircraft, under terms and conditions consistent with company policy.

        In addition, for corporate purposes, PlainsCapital provides for the installation and monitoring of security alarm systems at the residences of certain of its Named Executive Officers, which amounts are included as "All Other Compensation" in the Summary Compensation Table, above.

        Equity-based compensation is also awarded to the Named Executive Officers pursuant to the 2009 Plan, and certain of PlainsCapital's Named Executive Officers have awards outstanding under the Stock Option Plans and the 2010 Plan. Each of Messrs. White, Martin, Huffines and Schaffner also participates in the ESOP. Shares of PlainsCapital's common stock are annually allocated to the account of each Named Executive Officer participating in the ESOP based upon eligible compensation paid to each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End

        The following table summarizes the total outstanding equity awards as of December 31, 2011 for each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End Table
Fiscal Year 2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan B. White	12,960	(2)	—	—	$6.6937	2/20/2012	85,715	(3)	$1,200,010	—	—
	7,200	(4)	—	—	$10.8806	4/1/2015	48,057	(5)	$672,798	—	—
							50,000	(6)	$700,000
John A. Martin	—		—	—	—	—	10,000	(7)	$140,000	—	—
							5,342	(6)	$74,788
Hill A. Feinberg	—		—	—	—	—	20,572	(8)	$288,008	—	—
							10,000	(5)	$140,000	—	—
							20,000	(6)	$280,000
James R. Huffines	5,184	(2)	—	—	$6.6937	2/20/2012	17,143	(3)	$240,002	—	—
	5,400	(4)	—	—	$10.8806	4/1/2015	25,000	(9)	$350,000	—	—
							8,000	(5)	$112,000	—	—
							20,000	(6)	$280,000
Todd L. Salmans	—		—	—	—	—	25,000	(10)	$350,000	—	—
							34,701	(11)	$485,814	—	—
Jerry L. Schaffner	2,916	(2)	—	—	$6.6937	2/20/2012	25,715	(3)	$360,010	—	—
	7,200	(4)	—	—	$10.8806	4/1/2015	20,000	(5)	$280,000	—	—
							15,000	(6)	$210,000

(1)
The market value of each share of stock is calculated based upon a stock price of $14.00 per share, the value of PlainsCapital's common stock computed as of December 31, 2011 in the ESOP valuation.

(2)
Options were granted on February 20, 2002, and all options vested six months following the date of grant.

(3)
Represents shares of restricted stock awarded on December 17, 2008. These shares vested or will vest in equal installments, rounded down to the nearest whole number to avoid the issuance of any fractional shares, over a seven-year-period, beginning with the first anniversary of the date of grant, December 17, 2009, and continuing each 17th day of December until December 17, 2015.

(4)
Options were granted on April 1, 2005, and all options vested six months following the date of grant.

(5)
Represents restricted stock units awarded on April 1, 2010. These restricted stock units will vest, and an equal number of shares of PlainsCapital common stock will be deliverable, upon the fifth anniversary of the date of grant, April 1, 2015.

(6)
Represents restricted stock units awarded on April 1, 2011. These restricted stock units will vest, and an equal number of shares of PlainsCapital common stock will be deliverable, upon the fifth anniversary of the date of grant, April 1, 2016.

(7)
Represents restricted stock units awarded on November 10, 2010. These restricted stock units will vest, and an equal number of shares of PlainsCapital common stock will be deliverable, upon the fifth anniversary of the date of grant.

(8)
Represents shares of restricted stock awarded on December 31, 2008. These shares vested or will vest in equal installments, rounded down to the nearest whole number to avoid the issuance of any fractional shares, over a seven-year period, beginning with the first anniversary of the date of grant, December 31, 2009 and continuing each 31st day of December until December 31, 2015.

(9)
Represents shares of restricted stock awarded on November 15, 2010. These restricted shares will vest upon the fifth anniversary of the date of grant, November 15, 2015.

(10)
Represents shares of restricted stock awarded on April 1, 2010. These restricted shares will vest upon the fifth anniversary of the date of grant, April 1, 2015.

(11)
Represents shares of restricted stock awarded on April 1, 2011. These restricted shares will vest upon the fifth anniversary of the date of grant, April 1, 2016.

Option Exercises and Stock Vested in 2011

        The following table summarizes the option exercises and vesting of stock during the fiscal year ended December 31, 2011 for each Named Executive Officer.

Option Exercises and Stock Vested
Fiscal Year 2011

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan B. White	—	—		21,428	$254,350	(2)
John A. Martin	—	—		—	—
Hill A. Feinberg	56,508	$188,550	(3)(4)	5,143	$72,002	(5)
James R. Huffines	2,592	$13,417	(6)	4,286	$50,875	(2)
Todd L. Salmans	—	—		—	—
Jerry L. Schaffner	2,916	$15,094	(7)	6,428	$76,300	(2)

(1)
The value realized on exercise of option awards equals the market value less the exercise price paid.

(2)
The market value of each share of stock is calculated based upon a stock price of $11.87 per share, the value of PlainsCapital's common stock computed as of December 31, 2010 in the ESOP valuation.

(3)
The aggregate market value of the shares received is based upon a third party valuation of Mr. Feinberg's shares that takes into account factors including the placement of one quarter of his shares into escrow that may only be released upon the satisfaction of the earnout provisions contained in the Merger Agreement.

(4)
Option was exercised on August 23, 2011 upon payment of an exercise price of $4.9133 per share.

(5)
The market value of each share of stock is calculated based upon a stock price of $14.00 per share, the value of PlainsCapital's common stock computed as of December 31, 2011 in the ESOP valuation.

(6)
Option was exercised on December 14, 2011 upon payment of an exercise price of $6.6937 per share.

(7)
Option was exercised on November 29, 2011 upon payment of an exercise price of $6.6937 per share.

Pension Benefits

Pension Benefits Table
Fiscal Year 2011

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alan B. White	PlainsCapital Bank Supplemental Executive Pension Plan	19	$6,026,554	—
John A. Martin	—	—	—	—
Hill A. Feinberg	—	—	—	—
James R. Huffines	PlainsCapital Bank Supplemental Executive Pension Plan	11	$989,052	—
Todd L. Salmans	—	—	—	—
Jerry L. Schaffner	PlainsCapital Bank Supplemental Executive Pension Plan	11	$580,147	—

        PlainsCapital offers a noncontributory, nonqualified supplemental executive pension plan, the SEPP, to certain executives and senior officers, including several of the Named Executive Officers. The SEPP is intended to assist PlainsCapital in attracting and retaining key executive talent by supplementing the retirement benefits available under its qualified retirement plans. Retirement benefits payable under the SEPP are based on the participant's average annual compensation and years of service. For participants who began participating in the SEPP on or after January 1, 2001, the normal retirement benefit is calculated as two percent (2%) of the participant's average annual compensation multiplied by the participant's number of full years of participation in the SEPP (rounded up in some circumstances to account for half-years), up to a maximum of 15 years. For participants who began participating in the SEPP prior to January 1, 2001, the normal retirement benefit is calculated as the greater of: (i) the formula set forth in the preceding sentence or (ii) sixty percent (60%) of the participant's average annual compensation offset by amounts attributable to employer contributions to PlainsCapital's qualified plans and benefits payable under Social Security and multiplied by a fraction representing the participant's number of full years of participation in the SEPP (rounded up in some circumstances to account for half-years) over 15 (or if less, the maximum number of years the participant could have completed if he remained in the SEPP until age 65). Average annual compensation for purposes of the SEPP means the average base salary, excluding bonuses, paid to the participant over the participant's highest paid three-year period occurring within the nine years before the participant's termination of employment.

        Participants are entitled to payment of benefits under the SEPP in the event of a termination of employment, including terminations due to death or disability; however, a participant's benefits will be forfeited if the participant's employment is terminated by PlainsCapital for "cause" as defined in the SEPP. In the event of death, payment will only be made to the participant's spouse, if any, and will be limited to fifty percent (50%) of the accrued benefit. Participants who were under age 60 on December 31, 2009 will be entitled to receive their benefits in installments following termination of employment, and unpaid installments remain subject to forfeiture in the event of a violation of restrictive covenants related to confidentiality, competition, and solicitation of employees. Participants who have attained age 60 on or before December 31, 2009 will receive their benefits in a lump sum payment. A participant's benefits are assumed to begin at the participant's normal retirement age of 65.

If a participant terminates with PlainsCapital, other than by death or disability, at an earlier date, his or her benefits will be adjusted to reflect the early or late retirement, as the case may be.

        PlainsCapital amended the SEPP in December 2008 to comply with Section 409A of the Code, which governs non-qualified deferred compensation.

Potential Payments Upon Termination or Change in Control

        Employment agreements between PlainsCapital and its Named Executive Officers generally provide that each Named Executive Officer may be terminated at any time, without severance, by the Named Executive Officer voluntarily or by PlainsCapital with Cause (as defined below).

        Notwithstanding anything described herein, if a Named Executive Officer is considered a "specified employee" for purposes of Section 409A of the Code at the time of his or her termination of employment, other than in the case of a termination of employment due to the Named Executive Officer's death, the payments and benefits provided upon such termination of employment may be subject to a six month delay to the extent such payments and benefits are subject to Section 409A of the Code.

  Termination by PlainsCapital with Cause

        In the event that a Named Executive Officer's employment is terminated by PlainsCapital with Cause, or by the Named Executive Officer's voluntary termination of employment with PlainsCapital (in the case of Messrs. White and Schaffner only, without Good Reason (as defined below)), then, upon such termination of employment, the Named Executive Officer would be entitled to:

  •
  the Named Executive Officer's base salary through the effective date of such termination of employment at the annual rate in effect at the time notice of termination is given, payable within 10 business days after the effective date of such termination of employment;

  •
  any annual bonus fully earned as defined in the bonus plan but unpaid as of the effective date of such termination of employment for any previously completed fiscal year, payable within 10 business days after the effective date of such termination of employment;

  •
  all earned and unpaid and/or vested, nonforfeitable amounts owing or accrued at the effective date of such termination of employment under any of PlainsCapital's compensation and benefit plans, programs, and arrangements in which the Named Executive Officer participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

  •
  reimbursement for any unreimbursed business expenses properly incurred by the Named Executive Officer in accordance with PlainsCapital's policy prior to the effective date of such termination of employment.

  Termination by PlainsCapital without Cause

        In the event that a Named Executive Officer's employment is terminated by (a) PlainsCapital without Cause (other than pursuant to a Change in Control), or (b) PlainsCapital giving the Named Executive Officer notice of its intention to not renew his or her employment agreement and terminating the Named Executive Officer without Cause within 90 days after termination of the employment agreement, or (c) in the case of Messrs. White and Schaffner only, the Named Executive Officer's termination of employment with PlainsCapital with Good Reason (other than pursuant to a

Change in Control), then, upon such termination of employment and conditioned upon the Named Executive Officer executing a release of claims, the Named Executive Officer would be entitled to:

  •
  the amounts payable upon a termination by PlainsCapital for Cause as described above; and

  •
  a cash amount equal to a multiple of the sum of (i) the annual base salary rate of the Named Executive Officer immediately prior to the effective date of such termination of employment, and (ii) the average bonus paid to the Named Executive Officer in respect of the three calendar years immediately preceding the year of termination of employment. For Messrs. White and Schaffner, such severance multiple is equal to three (3) and the amount would be payable in 36 equal monthly installments (without interest) beginning on the first day of the month following the effective date of such termination of employment. For Messrs. Martin, Feinberg, Huffines, and Salmans, such severance multiple is equal to one (1) and the amount would be payable in a lump-sum payment within 60 days following the effective date of such termination of employment.

        Messrs. White and Schaffner also would be entitled to the following benefits:

  •
  a cash lump sum amount equal to (A) the Named Executive Officer's annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, multiplied by (B) a fraction, the numerator of which equals the number of days the Named Executive Officer was employed by PlainsCapital during the year in which the effective date of such termination of employment occurs, and the denominator of which equals 365, payable within 10 business days after the effective date of such termination of employment;

  •
  continued participation for the Named Executive Officer and his or her dependents in PlainsCapital's medical, dental, group life and long term disability plans, at PlainsCapital's expense, for a period of two years following the termination of employment, or, if earlier, until the date the Named Executive Officer becomes eligible to participate in comparable welfare plans maintained by a subsequent employer; or if continued participation is not permitted under the terms of PlainsCapital's welfare plans, equivalent coverage or a cash payment that, after all income and employment taxes on that amount, would be equal to the cost to the Named Executive Officer of obtaining such medical, dental, group life and long term disability benefit coverage; and

  •
  full vesting of all outstanding stock options then held by the Named Executive Officer, with the option to receive a cash payment equal to the then difference between the option price and the current fair market value of the stock as of the effective date of such termination of employment in lieu of the right to exercise such options.

  Termination Because of Death or Disability

        In the event that a Named Executive Officer's employment is terminated due to his or her death or disability, then the Named Executive Officer (or his or her estate) would be entitled to the amounts payable upon a termination by PlainsCapital for Cause as described above.

        Messrs. White and Schaffner also would be entitled to the following benefits:

  •
  a cash lump sum amount equal to (A) the Named Executive Officer's annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, multiplied by (B) a fraction, the numerator of which equals the number of days the Named Executive Officer was employed by PlainsCapital during the year in which the effective date of such termination of employment occurs, and the denominator of which equals 365, payable within 10 business days after the effective date of such termination of employment.

  Termination Upon Change in Control

        In the event that a Named Executive Officer's employment is terminated by (a) PlainsCapital without Cause within the 24 months immediately following, or the six months immediately preceding, a Change in Control, (b) (except with respect to Mr. Martin) the Named Executive Officer's termination of employment for Good Reason within the 24 months immediately following, or the six months immediately preceding, a Change in Control, or (c), in the case of Messrs. White and Schaffner only, the Named Executive Officer's voluntary termination of employment with PlainsCapital for any reason other than Good Reason within the six months immediately following a Change in Control, then, upon such termination of employment, and conditioned upon the Named Executive Officer's execution of a release of claims, the Named Executive Officer would be entitled to:

  •
  the amounts payable upon a termination by PlainsCapital for Cause;

  •
  a cash lump sum amount equal to three times the sum of the Named Executive Officer's (A) annual rate of salary in effect immediately prior to the effective date of such termination of employment or, if higher, the annual rate in effect immediately prior to the Change in Control and (B) annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, payable within 10 business days (or, in the case of Messrs. Martin, Feinberg, Huffines and Salmans, 60 business days) after the effective date of such termination of employment (or, if later, the effective date of the Change in Control);

  •
  continued participation for the Named Executive Officer and his or her dependents in PlainsCapital's medical, dental, group life and long term disability plans (for Messrs. White and Schaffner only, at PlainsCapital's expense) for a period of two years following the termination of employment, or, if earlier, until the date the Named Executive Officer becomes eligible to participate in comparable welfare plans maintained by a subsequent employer;

  •
  continuation of the average auto allowance received by the Named Executive Officer during the 12 month period preceding the effective date of such termination of employment for a period of two years following the termination of employment, or, if earlier, until the date the Named Executive Officer receives an auto allowance from a subsequent employer; and

  •
  full vesting of all outstanding stock options then held by the Named Executive Officer, with the option to receive a cash payment equal to the then difference between the option price and the current fair market value of the stock as of the effective date of such termination of employment in lieu of the right to exercise such options.

        With respect to Messrs. Martin, Feinberg, Huffines and Salmans only, in the event that any of the benefits payable upon a termination of employment in connection with a Change in Control would constitute "excess parachute payments," such benefits would be reduced to the level necessary such that no excise tax will be due.

        Messrs. White and Schaffner also would be entitled to the following benefits:

  •
  a cash lump sum amount equal to (A) the Named Executive Officer's annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, multiplied by (B) a fraction, the numerator of which shall equal the number of days the Named Executive Officer was employed by PlainsCapital during the year in which the effective date of such termination of employment occurs, and the denominator of which shall equal 365, payable within 10 business days after the effective date of such termination of employment;

  •
  if continued participation is not permitted under the terms of PlainsCapital's medical, dental, group life and long term disability plans, equivalent coverage or a cash payment that, after all income and employment taxes on that amount, shall be equal to the cost to the Named Executive Officer of obtaining such medical, dental, group life and long term disability benefit coverage; and

  •
  a full gross-up payment in the event that the Named Executive Officer receives any payments from PlainsCapital (including pursuant to any stock option or equity awards) or PlainsCapital's affiliates that are subject to tax under Section 4999 of the Code governing golden parachute payments.

  Equity Awards

        Each of the Named Executive Officers is a party to a Restricted Stock Award Agreement and/or a Restricted Stock Unit Award Agreement. Under the Restricted Stock Award Agreements, any unvested shares of restricted stock will vest in full upon the occurrence of a change in control or an initial public listing. However, certain Restricted Stock Award Agreements of Messrs. Huffines and Salmans provide that unvested shares of restricted stock will vest as follows: (a) in full upon a change in control or death, (b) either twenty-five percent (25%) or in full on an initial public listing, and (c) a pro rata portion upon total and permanent disability.

        The Restricted Stock Unit Award Agreements provide that any unvested restricted stock units will vest as follows: (a) in full upon a change in control or death and (b) a pro rata portion upon retirement or total and permanent disability. If not converted earlier under the terms of the Restricted Stock Unit Award Agreement, vested restricted stock units are converted into common stock on the effective date of a change in control or within thirty (30) days following the executive's death.

  Definitions

        "Cause" is generally defined to mean the following:

  •
  the executive's commission of an intentional act of fraud, embezzlement or theft in connection with the executive's duties or in the course of his or her employment;

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  the executive's commission of intentional wrongful damage to PlainsCapital's property;

  •
  the executive's intentional wrongful disclosure of PlainsCapital's trade secrets or confidential information;

  •
  the executive's intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease and desist order;

  •
  the executive's intentional breach of fiduciary duty involving personal profit; or

  •
  the intentional action or inaction by the executive that causes material economic harm to PlainsCapital.

        "Change in Control" is generally defined to mean, for purposes of the Restricted Stock Award Agreements and the employment agreements, the following:

  •
  PlainsCapital is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 51 percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of PlainsCapital's voting securities immediately prior to such transaction;

  •
  PlainsCapital sells all or substantially all of its assets to any other corporation or other legal person, with the exception that it will not be deemed to be a Change in Control if PlainsCapital sells assets to an entity that, immediately prior to such sale, held 51 percent of the combined voting power of the then-outstanding voting securities in common with PlainsCapital;

  •
  during any period of two consecutive years, individuals who at the beginning of any such period constitute PlainsCapital's directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by PlainsCapital's shareholders of each of the directors first elected during such period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were PlainsCapital's directors at the beginning of any such period; or

  •
  any "person" or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of more than 50 percent of the total voting power of PlainsCapital's voting stock (or any entity which controls PlainsCapital), including by way of merger, consolidation, tender or exchange offer or otherwise.

        "Change in Control" is generally defined to mean, with respect to the Restricted Stock Unit Award Agreements and certain Restricted Stock Award Agreements of Messrs. Huffines and Salmans, the following:

  •
  any consolidation, merger or share exchange of PlainsCapital in which PlainsCapital is not the continuing or surviving corporation or pursuant to which PlainsCapital's shares of common stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of PlainsCapital in which the holders of PlainsCapital's common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

  •
  any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of PlainsCapital's assets;

  •
  PlainsCapital's shareholders approve any plan or proposal for PlainsCapital's liquidation or dissolution;

  •
  the cessation of control (by virtue of their not constituting a majority of directors) of the board by the individuals (the "Continuing Directors") who (i) on March 28, 2010 were directors or (ii) become directors after March 28, 2010 and whose election or nomination for election by PlainsCapital's shareholders was approved by a vote of at least two-thirds of the directors then in office who were directors on March 28, 2010 or whose election or nomination for election was previously so approved;

  •
  the acquisition of beneficial ownership (within the meaning of Rule 13(d)(3) under the 1934 Act) of a majority of the voting power of PlainsCapital's outstanding voting securities by any person or group (as such term is used in Rule 13(d)(5) under the 1934 Act) who beneficially owned less than a majority of the voting power of PlainsCapital's outstanding voting securities on March 28, 2010; provided, however, that an acquisition will not constitute a change in control if the acquirer is (i) a trustee or other fiduciary holding securities under PlainsCapital's employee benefit plan and acting in such capacity, (ii) PlainsCapital's subsidiary or a corporation owned, directly or indirectly, by PlainsCapital's shareholders in substantially the same proportions as their ownership of PlainsCapital's voting securities, or (iii) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or

  •
  in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving PlainsCapital to a case under Chapter 7.

        Notwithstanding the foregoing, in the event a Restricted Stock Unit Award Agreement is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Change in Control" for purposes of such Restricted Stock Unit Award Agreement is a definition that is compliant with Section 409A of the Code.

        "Good Reason" is generally defined to mean the following:

  •
  without the executive's express written consent, the assignment to the executive of any duties materially inconsistent with his or her positions, duties, responsibilities and status with PlainsCapital as of the beginning of the current term of his employment agreement or a significant material diminishment in his or her titles or offices as in effect at the beginning of the current term, or any removal of the executive from or any failures to re-elect the executive to any of such positions, except in connection with the termination of his or her employment for "cause" or as a result of his or her disability (within the meaning of PlainsCapital's disability policy in effect at the time of the disability) or death, or termination by the executive other than for "good reason";

  •
  a significant and material adverse diminishment in the nature or scope of the authorities, powers, functions or duties attached to the position with which the executive had immediately prior to the "change in control" or a reduction in the executive's aggregate base salary and bonus (and, with respect to Messrs. White and Schaffner only, benefits) (or, with respect to Mr. Salmans, a reduction in aggregate base salary only) from PlainsCapital without the prior written consent of the executive;

  •
  PlainsCapital relocates its principal executive offices or requires the executive to have as his or her principal location of work any location which is in excess of 50 miles from the location thereof immediately prior to a "change in control"; or

  •
  any substantial and material breach of the executive's employment agreement by PlainsCapital.

        "Retirement" is generally defined to mean any termination of service, other than a termination for cause or due to death or total and permanent disability, upon or after attainment of age sixty-two (62).

        Set forth below are the amounts that the Named Executive Officers would have received, in addition to the accrued benefits payable upon a termination for Cause as described above, if the specified events had occurred on December 31, 2011. These amounts are based upon a stock price of $14.00 per share, the value of PlainsCapital's common stock computed as of December 31, 2011 in the ESOP valuation.

Alan B. White	Termination without Cause or after non- renewal of employment agreement or for Good Reason	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance(1)	$5,758,889	—	—	$5,758,889
Accrued Bonus(2)	$569,630	$569,630	$569,630	$569,630
Welfare Benefits(3)	$19,567	—	—	$19,567
Auto Allowance(4)	—	—	—	$72,000
Stock Options(5)	$117,149	—	—	$117,149
Restricted Stock	—	—	—	$1,200,010
Common Stock(6)	—	$1,372,798	—	$1,372,798
Supp. Pension(7)	$5,908,598	$2,954,299	$6,638,900	$5,908,598
Life/AD&D Benefits(8)	—	$1,400,000	$700,000	—
Tax Gross-Up(9)	—	—	—	$2,413,981
Total	$12,373,833	$6,296,727	$7,908,530	$17,432,622

(1)
Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the average bonus paid with respect to 2008, 2009, and 2010 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(2)
Accrued Bonus equals the pro rata portion, based upon the number of days employed during the current year, of: the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(3)
Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(4)
Auto Allowance calculation based on $3,000 monthly automobile allowance continued for two years.

(5)
Stock Option calculation based on options outstanding as of December 31, 2011, which include 12,960 options at an exercise price of $6.6937 and 7,200 options at an exercise price of $10.8806.

(6)
Common Stock based on number of vested restricted stock units converted into shares of common stock upon event.

(7)
Supplemental Pension Benefits calculation based on accrued benefit as of December 31, 2011.

(8)
Life insurance and accidental death and dismemberment insurance policies provide a benefit of two times annual salary, up to a maximum benefit of $700,000 per policy.

(9)
Tax Gross-Up calculation based on whether benefits payable in connection with a change in control exceed three times the Named Executive Officer's average W-2 compensation for the five-year period (2006, 2007, 2008, 2009, and 2010).

John A. Martin	Termination without Cause or after non- renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance(1)	$368,000	—	—	$1,104,000
Accrued Bonus	—	—	—	—
Welfare Benefits(2)	—	—	—	$12,135
Auto Allowance	—	—	—	—
Stock Options	—	—	—	—
Restricted Stock	—	—	—	—
Common Stock(3)	—	$214,788	—	$214,788
Supp. Pension	—	—	—	—
Life/AD&D Benefits(4)	—	$1,400,000	$700,000	—
Tax Gross-Up	—	—	—	—
Total	$368,000	$1,614,788	$700,000	$1,330,923

(1)
Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2011 and (ii) the average bonus paid with respect to 2008, 2009, and 2010 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(2)
Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3)
Common Stock based on number of vested restricted stock units converted into shares of common stock upon event.

(4)
Life insurance and accidental death and dismemberment insurance policies provide a benefit of two times annual salary, up to a maximum benefit of $700,000 per policy.

Hill A. Feinberg	Termination without Cause or after non- renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance(1)	$966,678	—	—	$3,745,998
Accrued Bonus	—	—	—	—
Welfare Benefits(2)	—	—	—	$22,031
Auto Allowance	—	—	—	—
Stock Options	—	—	—	—
Restricted Stock	—	—	—	$288,008
Common Stock(3)	—	$420,000	—	$420,000
Supp. Pension	—	—	—	—
Life/AD&D Benefits(4)	—	$960,000	$480,000	—
Tax Gross-Up	—	—	—	—
Total	$966,678	$1,380,000	$480,000	$4,476,037

(1)
Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2011 and (ii) the average bonus paid with respect to 2008, 2009, and 2010 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(2)
Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3)
Common Stock based on number of vested restricted stock units converted into shares of common stock upon event.

(4)
Life insurance and accidental death and dismemberment insurance policies provide a benefit of two times annual salary, up to a maximum benefit of $700,000 per policy.

James R. Huffines	Termination without Cause or after non- renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance(1)	$681,481	—	—	$2,233,332
Accrued Bonus	—	—	—	—
Welfare Benefits(2)	—	—	—	$22,031
Auto Allowance(3)	—	—	—	$48,000
Stock Options(4)	—	—	—	$54,721
Restricted Stock(5)	—	$350,000	$70,000	$590,002
Common Stock(6)	—	$392,000	—	$392,000
Supp. Pension	$989,052	$494,526	$1,248,656	$1,438,615
Life/AD&D Benefits(7)	—	$1,400,000	$700,000	—
Tax Gross-Up	—	—	—	—
Total	$1,670,533	$2,636,526	$2,018,656	$4,778,701

(1)
Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2011 and (ii) the average bonus paid with respect to 2008, 2009, and 2010 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(2)
Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3)
Auto Allowance calculation based on $2,000 monthly automobile allowance continued for two years.

(4)
Stock Option calculation based on options outstanding as of December 31, 2011, which include 5,184 options at an exercise price of $6.6937 and 5,400 options at an exercise price of $10.8806.

(5)
Restricted Stock calculation for vested restricted stock on total and permanent disability is a pro rata calculation based on the number of full years between the grant date and assumed date of disability of December 31, 2011, plus an additional year for the year in which the disability occurs if it occurs after the 183rd day. For the November 15, 2010 grant of 25,000, the payment would be 25,000 multiplied by 1 year multiplied by a stock price of $14.00, divided by 5 (which is the number of years to full vesting).

(6)
Common Stock based on number of vested restricted stock units converted into shares of common stock upon event.

(7)
Life insurance and accidental death and dismemberment insurance policies provide a benefit of two times annual salary, up to a maximum benefit of $700,000 per policy.

Todd L. Salmans	Termination without Cause or after non- renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance(1)	$880,000	—	—	$3,420,000
Accrued Bonus	—	—	—	—
Welfare Benefits(2)	—	—	—	$13,809
Auto Allowance(3)	—	—	—	$24,000
Stock Options	—	—	—	—
Restricted Stock(4)	—	$835,814	$237,163	$835,814
Common Stock	—	—	—	—
Supp. Pension	—	—	—	—
Life/AD&D Benefits(5)	—	$1,400,000	$700,000	—
Tax Gross-Up	—	—	—	—
Total	$880,000	$2,235,814	$937,163	$4,293,623

(1)
Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2011 and (ii) the average bonus paid with respect to 2008, 2009, and 2010 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(2)
Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3)
Auto Allowance calculation based on $1,000 monthly automobile allowance continued for two years.

(4)
Restricted Stock calculation for vested restricted stock on total and permanent disability is a pro rata calculation based on the number of full years between the grant date and assumed date of disability of December 31, 2011, plus an additional year for the year in which the disability occurs if it occurs after the 183rd day. For the 2010 grant of 25,000, the payment would be 25,000 multiplied by 2 years multiplied by a stock price of $14.00, divided by 5 (which is the number of years to full vesting). For the 2011 grant of 34,701, the payment would be 34,701 multiplied by 1 year multiplied by a stock price of $14.00, divided by 5 (which is the number of years to full vesting).

(5)
Life insurance and accidental death and dismemberment insurance policies provide a benefit of two times annual salary, up to a maximum benefit of $700,000 per policy.

Jerry L. Schaffner	Termination without Cause or after non- renewal of employment agreement or for Good Reason	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance(1)	$2,168,333	—	—	$2,169,999
Accrued Bonus(2)	$223,333	$223,333	$223,333	$223,333
Welfare Benefits(3)	$36,957	—	—	$36,957
Auto Allowance(4)	—	—	—	$48,000
Stock Options(5)	$43,765	—	—	$43,765
Restricted Stock	—	—	—	$360,010
Common Stock(6)	—	$490,000	—	$490,000
Supp. Pension(7)	$580,147	$290,074	$1,101,292	$843,855
Life/AD&D Benefits(8)	—	$1,400,000	$700,000	—
Tax Gross-Up(9)	—	—	—	$1,072,828
Total	$3,052,535	$2,403,407	$2,024,625	$5,288,747

(1)
Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the average bonus paid with respect to 2008, 2009, and 2010 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2011 and (ii) the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(2)
Accrued Bonus equals the pro rata portion, based upon the number of days employed during the current year, of: the bonus paid for 2010, or, if higher, the average bonus paid with respect to 2008, 2009, and 2010.

(3)
Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(4)
Auto Allowance calculation based on $2,000 monthly automobile allowance continued for two years.

(5)
Stock Option calculation based on options outstanding as of December 31, 2011, which include 2,916 options at an exercise price of $6.6937 and 7,200 options at an exercise price of $10.8806.

(6)
Common Stock based on number of vested restricted stock units converted into shares of common stock upon event.

(7)
Supplemental Pension Benefits calculation based on accrued benefit as of December 31, 2011.

(8)
Life insurance and accidental death and dismemberment insurance policies provide a benefit of two times annual salary, up to a maximum benefit of $700,000 per policy.

(9)
Tax Gross-Up calculation based on whether benefits payable in connection with a change in control exceed three times the Named Executive Officer's average W-2 compensation for the five-year period (2006, 2007, 2008, 2009, and 2010).

Director Compensation

        Directors' compensation is determined by the board of directors. PlainsCapital pays members of its board of directors based on the directors' participation in board meetings held throughout the year. Each director receives $3,500 for each board of directors' meeting attended. In addition, PlainsCapital's non-employee directors each receive an annual cash retainer of $15,000 and are entitled to receive an annual grant of restricted shares of PlainsCapital's common stock having a value of $15,000 on the date of grant. The Chairman of PlainsCapital's Audit Committee receives an additional $10,000 annual retainer, the Chairman of the Compensation Committee receives an additional $7,500 annual retainer, and the Chairman of the Nominating and Corporate Governance Committee receives an additional $5,000 annual retainer. In addition, the non-chairman members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $2,000 annual retainer for each of such committees on which they serve as a non-chairman member.

        The following table summarizes the compensation paid by PlainsCapital to directors who are not Named Executive Officers for the fiscal year ended December 31, 2011.

Director Compensation Table
Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charlotte Jones Anderson	$48,500		$14,998	—	—	—	—	$63,498
Tracy A. Bolt	$58,500	(2)	$14,998	—	—	—	—	$73,498
Lee Lewis	$46,500		$14,998	—	—	—	—	$61,498
Andrew J. Littlefair	$47,000		$14,998	—	—	—	—	$61,998
Michael T. McGuire	$50,500		$14,998	—	—	—	—	$65,498
A. Haag Sherman	$56,000		$14,998	—	—	—	—	$70,998
Robert C. Taylor, Jr.	$53,500		$14,998	—	—	—	—	$68,498

(1)
Represents the grant date fair value of 1,332 restricted shares of common stock granted on May 11, 2011, based upon a stock price of $11.26 per share, the value of PlainsCapital's common stock computed as of December 31, 2009 in PlainsCapital's ESOP valuation, the most current valuation available at the date of grant. There were no stock and option awards outstanding as of December 31, 2011 for each non-NEO director. The number of stock and option awards outstanding as of December 31, 2011 for Messrs. White, Feinberg and Huffines may be found in the Outstanding Equity Awards at Fiscal Year End table under the heading "Compensation Information."

(2)
Includes $3,500 that Mr. Bolt received as compensation for a meeting of the board of directors for which Mr. Bolt was unable to attend due to technical difficulties.

Security Ownership of Certain Beneficial Owners and Management

        The following table and accompanying footnotes set forth as of August 2, 2012 certain information regarding the beneficial ownership of the shares of PlainsCapital's voting stock by: (i) each person who is known by PlainsCapital to own beneficially more than 5% of such shares; (ii) each member of PlainsCapital's board of directors and each of PlainsCapital's named executive officers; and (iii) all of PlainsCapital's directors and executive officers as a group (13 persons). Alan White, Chairman and

Chief Executive Officer of PlainsCapital; John A. Martin, Executive Vice President and Chief Financial Officer of PlainsCapital; Hill A. Feinberg, Chief Executive Officer of First Southwest; James R. Huffines, President and Chief Operating Officer of PlainsCapital; Todd L. Salmans, President and Chief Executive Officer of PrimeLending; and Jerry L. Schaffner, President and Chief Executive Officer of the Bank, are currently the only executive officers of PlainsCapital. Except as otherwise indicated, the beneficial owners listed in the table below have sole voting and investment powers with respect to the shares indicated, and the address for each beneficial owner is 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219. The applicable percentage ownership is based on 34,462,390 shares of PlainsCapital common stock issued as of August 2, 2012, plus, on an individual basis, the right of that individual to obtain shares of PlainsCapital common stock upon exercise of stock options within 60 days of August 2, 2012. The aggregate amount of shares of PlainsCapital common stock issued includes 1,736,279 shares of common stock that are held in escrow by an escrow agent on behalf of the former stockholders of First Southwest that may be released to such stockholders upon the satisfaction of the earnout provisions contained in the First Southwest Merger Agreement. Pursuant to the First Southwest Merger Agreement, the former shareholders of First Southwest are entitled to vote these earnout shares prior to their cancellation or release from escrow.

	PlainsCapital Common Stock Beneficially Owned(1)
Name	Number		Percentage
Directors and Named Executive Officers
Charlotte Jones Anderson	3,586	(2)	*
Tracy A. Bolt	3,586	(3)	*
Hill A. Feinberg	2,162,145	(4)(5)	6.3%
James R. Huffines	222,658	(6)	*
Lee Lewis	781,186	(7)	2.3%
Andrew J. Littlefair	3,586	(8)	*
John A. Martin	12,965	(9)	*
Michael T. McGuire	3,586	(10)	*
Todd L. Salmans	61,692	(11)	*
Jerry L. Schaffner	228,451	(12)	*
A. Haag Sherman	18,586	(13)	*
Robert C. Taylor, Jr.	36,463	(14)	*
Alan B. White	2,803,180	(5)(15)(16)	8.1%
PlainsCapital Named Executive Officers and Directors as a Group (13 persons)	6,341,670		18.4%
Certain Persons
Charles Eric Maedgen Exempt Estate Trust	2,389,122	(5)(17)(18)	6.9%
Maedgen & White, Ltd.	2,389,122	(5)(16)(17)	6.9%
Elizabeth M. White	2,554,816	(19)	7.4%

*
Less than 1%.

(1)
No shares of PlainsCapital's second class of common stock were issued or outstanding as of August 2, 2012.

(2)
Includes 1,071 shares of restricted stock granted to Ms. Anderson. Pursuant to the terms of her restricted stock grant, she has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(3)
Includes 1,071 shares of restricted stock granted to Mr. Bolt. Pursuant to the terms of his restricted stock grant, he has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(4)
Includes 532,284 shares of common stock currently held in escrow with U.S. Bank National Association for the benefit of Mr. Feinberg (the "Feinberg Earnout Shares"). The Feinberg Earnout Shares are subject to the earnout provisions of the First Southwest Merger Agreement. Mr. Feinberg may not receive the Feinberg Earnout Shares until January 31, 2013, and the number of shares that he will receive, if any, is subject to reduction in accordance with the terms of the First Southwest Merger Agreement. Mr. Feinberg has the right to vote, but not the power to dispose of, the Feinberg Earnout Shares prior to their cancellation or release from escrow and may be deemed the beneficial owner thereof. Also includes 36,000 shares of restricted stock granted to Mr. Feinberg. Pursuant to the terms of Mr. Feinberg's restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. 435,000 of the shares held by Mr. Feinberg are pledged as security on a loan from an unaffiliated party.

(5)
Such beneficially owned shares of common stock are subject to a voting and support agreement with Hilltop. Pursuant to such agreement, Hilltop may cause such beneficially owned shares to be voted in favor of approval of the merger as more fully described in the section titled "The Merger Agreement—Voting Agreements" above.

(6)
Includes 5,400 shares of common stock issuable to Mr. Huffines upon exercise of stock options. Also includes 55,000 shares of restricted stock granted to Mr. Huffines. Pursuant to the terms of Mr. Huffines' restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 7,890 shares of common stock allocated to the account of Mr. Huffines pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of PlainsCapital's shareholders and as such, Mr. Huffines may be deemed the beneficial owner of such shares.

(7)
Includes 777,600 shares of common stock held by Lee Lewis Construction. Mr. Lewis is the sole owner of Lee Lewis Construction and may be deemed to have voting and/or investment power with respect to the shares owned by Lee Lewis Construction. Also includes 1,071 shares of restricted stock granted to Mr. Lewis. Pursuant to the terms of his restricted stock grant, he has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(8)
Includes 1,071 shares of restricted stock granted to Mr. Littlefair. Pursuant to the terms of his restricted stock grant, he has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(9)
Includes 338 shares of common stock allocated to the account of Mr. Martin pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of PlainsCapital's shareholders and as such, Mr. Martin may be deemed the beneficial owner of such shares.

(10)
Includes 1,071 shares of restricted stock granted to Mr. McGuire. Pursuant to the terms of his restricted stock grant, he has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(11)
Includes 1,991 shares of common stock allocated to the account of Mr. Salmans pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of PlainsCapital's shareholders and as such, Mr. Salmans may be deemed the beneficial owner of such shares. Includes 25,000 and 34,701 shares of restricted stock granted to Mr. Salmans on April 1, 2010 and April 1, 2011, respectively. Pursuant to the terms of Mr. Salmans' restricted stock grant, he has the right to vote such shares but may only dispose of such shares after such shares have vested on April 1, 2015 and April 1, 2016, respectively.

(12)
Includes 7,200 shares of common stock issuable to Mr. Schaffner upon the exercise of stock options. Also includes 15,426 shares of common stock held by Mr. Schaffner in an individual retirement account and 1,881 shares held by Susan Schaffner, the spouse of Mr. Schaffner, in an individual retirement account. Also includes 45,000 shares of restricted stock granted to Mr. Schaffner. Pursuant to the terms of Mr. Schaffner's restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 44,467 shares of common stock allocated to the account of Mr. Schaffner pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of PlainsCapital's shareholders and as such, Mr. Schaffner may be deemed the beneficial owner of such shares.

(13)
Includes 1,071 shares of restricted stock granted to Mr. Sherman. Pursuant to the terms of his restricted stock grant, he has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(14)
Includes 1,071 shares of restricted stock granted to Mr. Taylor. Pursuant to the terms of his restricted stock grant, he has the right to vote the shares but may only dispose of the shares after they vest on May 9, 2013.

(15)
Includes 7,200 shares of common stock issuable to Mr. White upon exercise of stock options; 122,286 shares held by Mr. White in an individual retirement account; 6,375 shares held directly by the reporting person's spouse; 30,678 shares held by Double E Investments ("Double E"); 16,602 shares held by EAW White Family Partnership, Ltd. ("EAW"); and 10,368 held by Maedgen, White and Maedgen ("MW&M"). As the manager of Double E, the managing partner of MW&M and the sole member of the general partner of EAW, Mr. White has exclusive authority to vote and/or dispose of the securities held by Double E, MW&M and EAW, respectively, and may, therefore, be deemed to have sole voting and dispositive power over the shares of common stock held by Double E, MW&M and EAW. Also includes 2,389,122 shares held by Maedgen & White, Ltd. 442,977 of the shares held by Maedgen & White, Ltd. are pledged as security on loans from an unaffiliated party. Also includes 150,000 shares of restricted stock granted to Mr. White. Pursuant to the terms of Mr. White's restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 45,547 shares of common stock allocated to the account of Mr. White and 5,667 shares of common stock allocated to Mr. White's spouse pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of PlainsCapital's shareholders and as such, Mr. White may be deemed the beneficial owner of such shares.

(16)
Mr. White is the sole general partner of Maedgen & White, Ltd. and may be deemed to beneficially own the shares held by Maedgen & White, Ltd. As the sole general partner of Maedgen & White, Ltd., Mr. White has the power to vote the shares held by Maedgen & White, Ltd. The Agreement of Limited Partnership of Maedgen & White, Ltd. requires the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. before its general partner may dispose of the shares held by Maedgen & White, Ltd. Mr. White, directly and indirectly, controls approximately 77% of the limited partnership interests of Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd.

(17)
The Charles Eric Maedgen Exempt Estate Trust (the "Trust") is a limited partner of Maedgen & White, Ltd. The Trust holds approximately 40% of the partnership interest in Maedgen & White, Ltd. Because the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. is required before the shares held by Maedgen & White, Ltd. may be sold, the Trust has the power to prevent the sale of the shares held by Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd. The Trust does not have voting power over, and disclaims beneficial ownership with respect to, the shares held by Maedgen & White, Ltd. Mr. White is the sole trustee of the Trust.

(18)
Comprised of 2,389,122 shares of common stock held by Maedgen & White, Ltd.

(19)
Includes 2,389,122 shares held by Maedgen & White, Ltd. Ms. White is the former spouse of Mr. White, Chairman and Chief Executive Officer of PlainsCapital, and a limited partner of Maedgen & White, Ltd. Ms. White holds approximately 24% of the partnership interest in Maedgen & White, Ltd. Because the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. is required before the shares held by Maedgen & White, Ltd. may be sold, Ms. White has the power to prevent the sale of the shares held by Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd. Ms. White does not have voting power over, and disclaims beneficial ownership with respect to, the shares held by Maedgen & White, Ltd. Also includes 119,955 shares held by Ms. White in an individual retirement account and 32,989 shares of common stock allocated to the account of Ms. White pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of PlainsCapital's shareholders and as such, Ms. White may be deemed the beneficial owner of such shares. Ms. White's address is c/o PlainsCapital Bank, 5010 University Ave., Lubbock, Texas 79413.

THE MERGER

Terms of the Merger

        Each of Hilltop's and PlainsCapital's respective boards of directors has approved the merger agreement. The merger agreement provides for the merger of PlainsCapital with and into Meadow Corporation, a subsidiary of Hilltop, with Meadow Corporation continuing as the surviving entity. In the merger, each share of PlainsCapital common stock, par value $0.01 per share, issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $9.00 in cash and 0.776 of a share of Hilltop common stock, subject to certain adjustments. No fractional shares of Hilltop common stock will be issued in connection with the merger, and holders of PlainsCapital common stock will be entitled to receive cash in lieu thereof.

        Hilltop shareholders are being asked to approve the issuance of Hilltop common stock in connection with the merger agreement and PlainsCapital shareholders are being asked to approve the merger agreement. See "The Merger Agreement" included elsewhere in this joint proxy statement/prospectus for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating and amending the merger agreement.

Background of the Merger

        Each of the PlainsCapital board of directors and the Hilltop board of directors has from time to time engaged with their respective senior management to explore strategic alternatives to enhance shareholder value and, in the case of the PlainsCapital board of directors, as there is currently no established market for PlainsCapital's common stock, to provide liquidity to shareholders.

        In December 2008, PlainsCapital participated in the Capital Purchase Program ("CPP") of the U.S. Treasury through the sale of preferred stock to the Treasury, which raised approximately $87 million of capital. Later in December 2008, PlainsCapital purchased First Southwest, a financial advisory company.

        PlainsCapital later decided to pursue an initial public offering and filed an S-1 registration statement with the SEC in August 2009. In November 2009, due to continued softening in the equity markets, PlainsCapital suspended its initial public offering but did not withdraw its S-1 registration statement on file with the SEC.

        Beginning in December 2010 and continuing into the first few months of 2011, various financial institutions and investors contacted Alan White, the Chairman and Chief Executive Officer of PlainsCapital to discuss possible strategic transactions. Interested parties included both financial and strategic parties. Most of the discussions with these parties did not lead to any formal proposal, while discussions with one strategic partner led to a proposal that the PlainsCapital board of directors concluded was not financially attractive for shareholders. All discussions had generally concluded by April 2011, except for discussions between Mr. White and a financial investor, which recurred from time to time during the summer of 2011 but ultimately did not lead to a proposal of financial terms. During this period, the PlainsCapital board of directors continued to weigh potential transactions against resuming an initial public offering, although market conditions for an offering remained uncertain.

        On April 4, 2011, Mr. White met with Curt Bradbury from Stephens, who informed Mr. White that Gerald Ford, the chairman of Hilltop, was potentially interested in a strategic combination between Hilltop and PlainsCapital. On April 7, 2011, Mr. White and Mr. Hill A. Feinberg, the Chairman and Chief Executive Officer of First Southwest, met with Mr. Ford and discussed the possible combination between Hilltop and PlainsCapital. At a special meeting on April 8, 2011, the PlainsCapital board of directors discussed the various strategic combinations that Mr. White had pursued over the previous months. Mr. White informed the PlainsCapital board of directors about his discussions with Mr. Ford concerning Hilltop's potential interest in a combination. Based on Mr. Ford's favorable industry reputation and proven track record in building successful banking franchises, the PlainsCapital board of directors authorized Mr. White and the rest of PlainsCapital's management to engage in exploratory discussions with Hilltop. On April 28, 2011, at a meeting of the Hilltop board of directors, Mr. Ford informed the Hilltop board of directors of the initiation of discussions with PlainsCapital regarding a potential strategic transaction between the two companies.

        During May and June of 2011, Mr. White and representatives from Hilltop continued to discuss the possibility of a transaction and began to work through organizational and structural issues. In late May, Hilltop made a preliminary offer of $14.00 per share of PlainsCapital common stock, to be paid 40% in cash and 60% in Hilltop stock. In early June, PlainsCapital and Hilltop entered into a confidentiality agreement to facilitate due diligence. On June 21 and 22, Mr. White informed Mr. Bradbury and Mr. Ford that if Hilltop was interested in proceeding with negotiations it needed to increase its offer price. Mr. Ford agreed to do so, as confirmed in an indication of interest delivered to Mr. White on June 24, 2011. In that letter, Hilltop made a preliminary offer of $8.10 in cash and 0.699 shares of Hilltop common stock for each share of PlainsCapital common stock, equal to a total value per share of $14.14 based on the trading price of Hilltop's common stock on such date and $16.20 per share of PlainsCapital common stock based on Hilltop's March 31, 2011 book value.

        On June 29, 2011, the PlainsCapital board of directors met to discuss the Hilltop indication of interest. The PlainsCapital board of directors authorized management to proceed with detailed due diligence on Hilltop and further negotiation of potential terms of a merger, and also authorized the engagement of J.P. Morgan as financial advisor and Haynes and Boone, LLP and Sullivan & Cromwell LLP as legal advisors to assist in the potential transaction.

        During July and August of 2011 Hilltop performed extensive due diligence on PlainsCapital. On July 28, 2011, the mergers and acquisitions committee of the Hilltop board of directors held a meeting to discuss the status and terms of the potential transaction, and the process and results to date of Hilltop's due diligence on PlainsCapital. At a meeting held on August 4, 2011, Hilltop management updated the Hilltop board of directors on the progress and results to date of Hilltop's due diligence on PlainsCapital.

        The PlainsCapital board of directors met on August 11, 2011 to discuss the status of the Hilltop transaction and, with the assistance of J.P. Morgan, to evaluate the economic terms of the Hilltop transaction as compared to an initial public offering of PlainsCapital's common stock. Negotiations with Hilltop continued into September 2011. On September 9, 2011, Mr. Ford informed Mr. White that following its due diligence Hilltop was not able to maintain its initial offer but would potentially be interested in a transaction at a reduced price. Mr. White updated the PlainsCapital board of directors of these developments at a meeting held on September 13, 2011. Following discussion and consultation with J.P. Morgan, the PlainsCapital board of directors concluded that the possibility of reducing the price, when combined with Hilltop's decreasing stock price, made a combination with Hilltop financially unattractive. Accordingly, the PlainsCapital board of directors authorized management to discontinue discussions with Hilltop. Hilltop management informed the members of the Hilltop board of directors of the termination of discussions.

        In September 2011, Mr. White and Mr. John Martin, the Chief Financial Officer of PlainsCapital, met with a private equity firm to discuss a possible equity investment in PlainsCapital, which could be used to redeem the CPP preferred stock sold to the U.S. Treasury or for acquisitions. In late September 2011, PlainsCapital received approval to participate in the U.S. Treasury's SBLF. Following receipt of approval from the PlainsCapital board of directors, PlainsCapital closed the SBLF transaction and used a significant portion of the proceeds to redeem its CPP preferred stock. While this transaction made a potential private equity investment less attractive, Mr. White and Mr. Martin continued discussions with the private equity firm through early 2012. PlainsCapital continued in late 2011 to evaluate various strategic options to raise capital to fund expansion, including issuing equity in one or more private placements and recommencing preparation for an IPO.

        On October 27, 2011, the mergers and acquisitions committee of the Hilltop board of directors held a meeting and discussed the termination of discussions between Hilltop and PlainsCapital. On November 2, 2011, the Hilltop board of directors held a meeting and discussed the termination of discussions between Hilltop and PlainsCapital.

        During the first quarter of 2012, a number of investment banks contacted PlainsCapital to discuss the equity markets generally and the potential for an initial public offering by PlainsCapital.

        On March 23, 2012, Mr. Ford called Mr. White to discuss potentially reopening negotiations concerning a strategic combination of Hilltop and PlainsCapital. Mr. Ford and Mr. White discussed the potential structure and valuation of the transaction. No specific terms for a transaction were proposed at that time.

        On March 28, 2012, Mr. Ford and Mr. White met once again to discuss the potential transaction. They discussed a structure in which PlainsCapital would become a subsidiary of Hilltop, and after further discussions of price, Mr. Ford made a preliminary offer of consideration of $9.00 in cash and $9.00 in shares of Hilltop common stock per share of PlainsCapital common stock, based on Hilltop's December 31, 2011 book value (equal to 0.776 shares of Hilltop common stock). Based on the trading price of Hilltop's common stock on such date, this was equal to a total value per share of PlainsCapital common stock of $15.58.

        On April 2, 2012, at a special meeting of the PlainsCapital board of directors, the PlainsCapital board of directors discussed the potential business combination with Hilltop and its benefits, including specifically that it would provide liquidity for PlainsCapital shareholders through the payment of cash and publicly traded stock consideration. The PlainsCapital board of directors also discussed other potential transactions that might be available to PlainsCapital in the future. After a discussion of these issues and the proposed transaction with Hilltop in general, the PlainsCapital board of directors authorized the executive management of PlainsCapital to conduct due diligence and attempt to negotiate a business combination transaction with Hilltop.

        On April 3, 2012, the Hilltop board of directors held a telephonic meeting during which Mr. Ford informed the board of directors of the discussions with PlainsCapital regarding a potential transaction, and reviewed for the Hilltop board of directors the background of the discussions and negotiations between PlainsCapital and Hilltop, taking questions from the board of directors throughout.

        During April 2012, the executive management of each company continued to perform due diligence on the other company and worked towards negotiating a definitive merger agreement. On April 9, 2012, Wachtell, Lipton, Rosen & Katz, Hilltop's legal advisor, delivered a draft merger agreement to Sullivan & Cromwell.

        On April 25, 2012, the mergers and acquisitions committee of the Hilltop board of directors held a meeting to discuss the status and terms of the potential transaction, and the process and results to date of Hilltop's due diligence on PlainsCapital.

        On May 3, 2012, the PlainsCapital board of directors met with senior management of PlainsCapital and their outside legal and financial advisors. Management reviewed for the PlainsCapital board of directors the background of the discussions and negotiations between PlainsCapital and Hilltop. Representatives of J.P. Morgan gave a presentation to the PlainsCapital board of directors concerning the financial aspects of the proposed transaction with Hilltop.

        Following this presentation, management discussed in detail the process and conclusions drawn from its reverse due diligence on Hilltop. Representatives of Sullivan & Cromwell then described to the

PlainsCapital board of directors the material legal terms of the transaction and the regulatory and shareholder approvals that would be required to complete the proposed merger. The financial and legal advisors then met solely with the independent directors in executive session before the meeting was adjourned.

        On May 3, 2012, the Hilltop board of directors met with senior management of Hilltop and with Stephens. Management reviewed for the Hilltop board of directors the background of the discussions and negotiations between PlainsCapital and Hilltop. Representatives of Stephens gave a presentation to the Hilltop board of directors concerning the financial aspects of the proposed transaction with PlainsCapital. Following this presentation, management discussed in detail the process and results to date of Hilltop's due diligence on PlainsCapital.

        Between May 3 and May 8, 2012, management of PlainsCapital and Hilltop and their respective financial and legal advisors continued to negotiate the terms of the definitive merger agreement.

        On May 8, 2012, the PlainsCapital board of directors again met with senior management and its legal and financial advisors. Representatives of J.P. Morgan led a discussion concerning the financial terms of the proposed transaction and rendered to the PlainsCapital board of directors its oral opinion (subsequently confirmed in a written opinion dated the same date), as described under "The Merger—Opinion of PlainsCapital's Financial Advisor" included elsewhere in this joint proxy statement/prospectus, that, as of the date of its opinion, and based upon and subject to the various factors, assumptions and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of PlainsCapital common stock was fair, from a financial point of view, to such holders.

        Representatives of Sullivan & Cromwell then discussed the terms of the transaction as set forth in the proposed definitive merger agreement and the terms of the other agreements that related persons of PlainsCapital would enter into in connection with the proposed transaction. PlainsCapital's financial and legal advisors then met with the independent directors in executive session.

        After these discussions, the PlainsCapital board of directors unanimously approved the proposed merger, authorized management to enter into a definitive merger agreement, recommended that PlainsCapital shareholders vote in favor of the merger and authorized management to execute the merger agreement.

        On May 8, 2012, the Hilltop board of directors held a telephonic meeting, along with its financial and legal advisors, to review and consider the transaction. Stephens reviewed with the Hilltop board of directors its financial analysis of the proposed merger and the proposed consideration and rendered to the Hilltop board of directors its oral opinion (subsequently confirmed in a written opinion dated the same date), as described under "The Merger—Opinion of Hilltop's Financial Advisor" included elsewhere in this joint proxy/prospectus, that, as of the date of its opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the consideration to be paid by Hilltop pursuant to the merger agreement was fair, from a financial point of view, to Hilltop. The representative of Wachtell Lipton reviewed the provisions of the merger agreement and the other agreements that related persons of Hilltop would enter into in connection with the proposed transaction. After these discussions, the Hilltop board of directors, by unanimous vote, determined that the merger agreement was advisable and in the best interests of Hilltop and its shareholders, recommended that Hilltop's shareholders vote in favor of the stock issuance proposal and authorized management to execute the merger agreement. In addition, the Hilltop board of directors agreed that, upon effectiveness of the merger, certain provisions in Hilltop's charter relating to restrictions on ownership of Hilltop's common stock would cease to be effective.

        After the meetings of the Hilltop and PlainsCapital boards of directors, Hilltop and PlainsCapital executed the merger agreement. In addition, Mr. White, Mr. Feinberg, certain entities controlled by Mr. White and certain entities controlled by Mr. Ford executed voting and support agreements with respect to the transaction, and Mr. White and Mr. Jerry L. Schaffner entered into retention agreements with Hilltop relating to their employment following closing of the merger.

        The transaction was announced on the morning of May 9, 2012 in a press release issued jointly by Hilltop and PlainsCapital.

PlainsCapital's Reasons for the Merger; Recommendation of the PlainsCapital Board of Directors

        After careful consideration, at its meeting on May 8, 2012, the PlainsCapital board of directors determined that the plan of merger contained in the merger agreement is in the best interests of PlainsCapital and its shareholders and that the consideration to be received in the merger is fair to the PlainsCapital shareholders. Accordingly, the PlainsCapital board of directors, by a unanimous vote of the directors, adopted the merger agreement and the plan of merger and unanimously recommends that PlainsCapital shareholders vote "FOR" approval of the plan of merger.

        In reaching its decision to adopt the merger agreement and recommend approval of the merger agreement to the PlainsCapital shareholders, the PlainsCapital board of directors consulted with PlainsCapital's management, as well as with its outside legal and financial advisors, and considered a number of factors, including:

  •
  The PlainsCapital board of directors has evaluated multiple potential acquisitions presented by management over the past several years, particularly from late 2010 through early 2012, as well as an IPO as an independent company. The PlainsCapital board of directors considered that management had met with several of the most likely acquirors given PlainsCapital's size, businesses and markets, and that the merger consideration offered by Hilltop to PlainsCapital shareholders was more favorable than that in other potential acquisition transactions. Further, based on its knowledge of PlainsCapital's business, operations, financial condition, earnings and prospects, and its knowledge of the current environment in the financial services industry, including national and economic conditions and financial market conditions, the PlainsCapital board of directors concluded that the Hilltop transaction would deliver greater value to PlainsCapital shareholders than they could realize as shareholders of an independent company.

  •
  Based on a comparison of the closing price on the NYSE of Hilltop common stock on May 8, 2012 with the value of the per share merger consideration of $9.00 in cash plus 0.776 shares of Hilltop common stock as of the market close on the day prior to public announcement of the merger, the PlainsCapital board of directors considered that the market value of the merger consideration for PlainsCapital shareholders as of May 8, 2012, would be $15.18 per share, or approximately $528 million in the aggregate. The PlainsCapital board of directors also considered Hilltop's business, operations, financial condition, earnings and prospects and took into account the results of PlainsCapital's due diligence review of Hilltop when evaluating the portion of the merger consideration to be paid in Hilltop common stock. Before the announcement of the merger, Hilltop's common stock traded at a significant discount to its book value. Because PlainsCapital will form the majority of the earnings and assets of Hilltop on a pro forma basis, the PlainsCapital board of directors considered the possibility that Hilltop's common stock would trade closer to its book value once the transaction was announced. The PlainsCapital board of directors also considered that PlainsCapital shareholders would receive shares of a New York Stock Exchange-listed company, without any trading restrictions or discount associated with an initial public offering. The PlainsCapital board of directors also considered Mr. Ford's favorable industry reputation and proven track record in building successful banking franchises and the value that he would be expected to add for future Hilltop shareholders, as well as the approximately $200 million in cash that Hilltop will have available for investing in PlainsCapital or other strategic opportunities.

  •
  The PlainsCapital board of directors considered as favorable to its decision the financial analysis presented by J.P. Morgan to the PlainsCapital board of directors and the oral opinion delivered to PlainsCapital by J.P. Morgan on May 8, 2012, which was subsequently confirmed in a written opinion dated the same date delivered to PlainsCapital by J.P. Morgan, to the effect that, as of May 8, 2012 and based upon and subject to the various factors, assumptions and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of the outstanding shares of common stock of PlainsCapital pursuant to the merger agreement was fair, from a financial point of view, to such holders.

  •
  The PlainsCapital board of directors considered that the merger is expected to qualify as a "reorganization" for United States federal income tax purposes, which would generally allow PlainsCapital shareholders not to recognize gains to the extent that their gains exceed the cash portion of the merger consideration.

  •
  The PlainsCapital board of directors considered the governance of Hilltop upon completion of the merger, including (1) the retention of key members of PlainsCapital management, (2) the restructuring of Hilltop's board of directors so that one less than a majority of the members would be members of the pre-merger PlainsCapital board of directors, and (3) the appointment of Mr. White as Chairman and Chief Executive Officer of the surviving PlainsCapital company and Vice Chairman of the Hilltop board of directors. The PlainsCapital board of directors viewed these commitments as desirable given the confidence the PlainsCapital board of directors has in the PlainsCapital management team and the fact that PlainsCapital shareholders who receive Hilltop common stock would retain a substantial investment in the combined company and the value of such investment would be enhanced by the skills and strength of the combined company's management and board of directors.

  •
  The PlainsCapital board of directors assessed the regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger would be obtained without unacceptable conditions. Further, because the merger would require approval of Hilltop's shareholders, the PlainsCapital board of directors also considered that Mr. Ford has agreed to vote his shares of Hilltop in favor of the merger.

  •
  The PlainsCapital board of directors considered the merger agreement's limitations on solicitation of alternative business combination transactions and the events that could lead to a termination of the merger agreement and the termination fees payable under certain circumstances. The PlainsCapital Board concluded that these restrictions would not prevent an interested third party from making a bona fide acquisition proposal that is superior for PlainsCapital shareholders. The PlainsCapital board of directors also considered the similar restrictions and termination fees payable by Hilltop under certain circumstances and believes that these provisions will increase the likelihood that Hilltop completes the transaction.

  •
  The PlainsCapital board of directors considered that some of PlainsCapital's directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as PlainsCapital shareholders. See "The Merger—Interests of Certain Directors and Executive Officers in the Merger" included elsewhere in this joint proxy statement/prospectus.

        The foregoing discussion of the information and factors considered by the PlainsCapital board of directors is not intended to be exhaustive, but includes the material factors considered by the PlainsCapital board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the PlainsCapital board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The PlainsCapital board of directors considered all these factors as a whole, including discussions with, and questioning of, PlainsCapital's management and PlainsCapital's financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

        The PlainsCapital board of directors recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to approve on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital's named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 Hilltop's Reasons for the Merger; Recommendation of the Hilltop Board of Directors

        In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the share issuance proposal, the Hilltop board of directors consulted with Hilltop management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

  •
  each of Hilltop's and PlainsCapital's business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Hilltop board of directors considered its view that PlainsCapital's business and operations complement those of Hilltop and that the merger would result in a combined company with a diversified revenue stream, a well-balanced portfolio and an attractive funding base;

  •
  its understanding of the current and prospective environment in which Hilltop and PlainsCapital operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Hilltop both with and without the proposed transaction;

  •
  its review and discussions with Hilltop's management concerning the due diligence examination of PlainsCapital;

  •
  the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

  •
  management's expectation that Hilltop will retain its strong capital position upon completion of the transaction;

  •
  the written opinion of Stephens, Hilltop's financial advisor, dated as of May 8, 2012, delivered to the Hilltop board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Hilltop;

  •
  the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating PlainsCapital's business, operations and workforce with those of Hilltop;

  •
  the nature and amount of payments to be received by PlainsCapital management in connection with the merger;

  •
  the potential risk of diverting management attention and resources from the operation of Hilltop's business and towards the completion of the merger; and

  •
  the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

        The foregoing discussion of the information and factors considered by the Hilltop board of directors is not intended to be exhaustive, but includes the material factors considered by the Hilltop board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Hilltop board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Hilltop board of directors considered all these factors as a whole, including discussions with, and questioning of, Hilltop's management and Hilltop's financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

        For the reasons set forth above, the Hilltop board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the issuance of Hilltop common stock in connection with the merger, are advisable and in the best interests of Hilltop and its shareholders, and unanimously adopted and approved the merger agreement and the transactions contemplated by it. The Hilltop board of directors unanimously recommends that the Hilltop shareholders vote "FOR" the approval of the issuance of Hilltop common stock to PlainsCapital shareholders pursuant to the merger agreement, "FOR" the proposal to approve the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan, "FOR" the proposal to approve the adoption of the Hilltop Holdings Inc. Annual Incentive Plan and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 Opinion of PlainsCapital's Financial Advisor

        Pursuant to an engagement letter effective as of May 23, 2011, the board of directors of PlainsCapital retained J.P. Morgan as its financial advisor for the purpose of advising the board of directors in connection with the proposed merger. At the meeting of the board of directors on May 8, 2012, J.P. Morgan rendered its oral opinion to the board of directors (which was subsequently confirmed in writing by delivery of J.P. Morgan's written opinion dated the same date) that, as of such date and based upon and subject to the various factors, assumptions and any limitations set forth in such opinion, the per share cash consideration (as defined in the merger agreement) and the exchange ratio (as defined in the merger agreement) (together, the "Consideration") to be paid to the holders of PlainsCapital common stock in the proposed merger was fair, from a financial point of view, to such holders. The J.P. Morgan written opinion, dated May 8, 2012, is sometimes referred to herein as the J.P. Morgan opinion.

        The full text of the written opinion of J.P. Morgan dated May 8, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and any limitations on the review undertaken in rendering its opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of J.P. Morgan's opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Shareholders should read this opinion carefully and in its entirety. J.P. Morgan's written opinion is addressed to the PlainsCapital board of directors, is directed only to the Consideration to be paid in the merger and does not constitute a recommendation to any PlainsCapital shareholder as to how such shareholder should vote with respect to the merger or any other matter. The issuance of the J.P. Morgan opinion was approved by a fairness opinion committee of J.P. Morgan. J.P. Morgan provided its opinion to the PlainsCapital board of directors in connection with and for the purposes of its evaluation of the merger.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available business and financial information concerning PlainsCapital and Hilltop and the industries in which they operate;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

  •
  compared the financial and operating performance of PlainsCapital and Hilltop with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Hilltop's common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of each of PlainsCapital and Hilltop relating to their respective businesses; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan held discussions with certain members of the management of each of PlainsCapital and Hilltop with respect to certain aspects of the merger, and the past and current business operations of PlainsCapital and Hilltop, the financial condition and future prospects and operations of PlainsCapital and Hilltop, the effects of the merger on the financial condition and future prospects of PlainsCapital and Hilltop, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by PlainsCapital and Hilltop or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of PlainsCapital or Hilltop under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management as to the expected future results of operations and financial condition of PlainsCapital and Hilltop to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by PlainsCapital and Hilltop in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan's analysis. In addition, J.P. Morgan assumed that there will be no issuances of additional shares of PlainsCapital common stock or other securities following the date of the J.P. Morgan opinion that will cause the per share consideration and the exchange ratio to be less than $9.00 and 0.776, respectively. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to PlainsCapital with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on PlainsCapital or Hilltop or on the contemplated benefits of the merger.

        The J.P. Morgan opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the J.P. Morgan opinion. It should be understood that subsequent developments may affect the J.P. Morgan opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm the J.P. Morgan opinion. The J.P. Morgan opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of PlainsCapital common stock in the proposed merger and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of PlainsCapital or as to the underlying decision by PlainsCapital to engage in the merger. Furthermore, J.P. Morgan has expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons, relative to the merger consideration to be paid to the holders of PlainsCapital common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan has expressed no opinion as to the price at which the Hilltop common stock will trade at any future time.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with rendering the J.P. Morgan opinion delivered to the PlainsCapital board of directors on May 8, 2012 and contained in the presentation delivered to the PlainsCapital board of directors on May 8, 2012 in connection with the rendering of such opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth herein without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's financial analyses.

        The projections furnished to J.P. Morgan for PlainsCapital and Hilltop were prepared by the managements of PlainsCapital and Hilltop, respectively, in connection with the merger. PlainsCapital and Hilltop do not publicly disclose internal management forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the merger, and such forecasts were prepared in connection with the merger and were not prepared with a view toward public disclosure. These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such forecasts. See the section titled "Opinion of PlainsCapital's Financial Advisor—Financial Projections" included elsewhere in this joint proxy statement/prospectus.

        All values in the following "Public Trading Multiples Analysis", "Selected Transaction Analysis" and "Company Dividend Discount Analysis" sections are presented on an equity value per share basis. In arriving at equity value per share for PlainsCapital, share count in all cases is based on PlainsCapital's fully diluted shares outstanding as of December 31, 2011 of approximately 34.8 million, with diluted share count calculated using the treasury stock method of net share settlement for outstanding options.

  Public Trading Multiples Analysis

        Using publicly available information, J.P. Morgan compared selected financial and market data of PlainsCapital with similar data for publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to PlainsCapital. The companies were as follows:

Publicly-Traded Regional and Texas Banks

  •
  Texas Capital Bancshares, Inc.;

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  International Bancshares Corporation;

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  EverBank Financial Corp;

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  First Financial Bankshares, Inc.;

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  Home Bancshares, Inc.;

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  ViewPoint Financial Group, Inc.;

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  BancFirst Corporation;

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  Renasant Corporation;

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  United Community Banks, Inc.;

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  Southside Bancshares, Inc.; and

  •
  Great Southern Bancorp, Inc.

Mortgage Trading Peers

  •
  Ocwen Financial Corporation;

  •
  EverBank Financial Corp;

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  Nationstar Mortgage Holdings Inc.;

  •
  PHH Corporation;

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  Walter Investment Management Corp.; and

  •
  Flagstar Bancorp, Inc.

Investment Banking Peers

  •
  Raymond James Financial, Inc.;

  •
  Stifel Financial Corp.;

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  Evercore Partners Inc.;

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  KBW, Inc.; and

  •
  SWS Group, Inc.

        In all instances, multiples were based on closing stock prices on May 4, 2012. For each of the following analyses performed by J.P. Morgan, estimated financial data for the selected companies were based on the selected companies' filings with the Securities and Exchange Commission and information J.P. Morgan obtained from SNL Financial and FactSet Research Systems. The multiples and ratios for each of the selected companies were based on the most recent publicly available information.

        With respect to the selected companies, the information J.P. Morgan presented included:

  •
  multiple of price to estimated earnings per share for 2013, or Price / 2013 EPS;

  •
  multiple of price to tangible book value per share, or Price / TBVPS; and

  •
  premium to core deposits, which are defined as the sum of the total deposits, less time deposits with balances over $100,000, less foreign deposits, and less unclassified deposits, or Core Deposit Premium.

        Results of the analysis were presented for the selected companies, as indicated in the following table:

	Publicly Traded Regional and Texas Banks	Mortgage Trading Peers	Investment Banking Peers
Price / 2013 EPS (Median)	11.7x	8.5x	11.9x
Price / TBVPS (Median)	1.4x	1.1x	1.5x
Core Deposit Premium (%) (Median)	4.5%	N/A	N/A

        Based on the above analysis, J.P. Morgan then applied a multiple reference range of 7.5x to 9.5x for Price / 2013 EPS, 1.1x to 1.7x for Price / TBVPS and 2% - 7% for Core Deposit Premium. J.P. Morgan determined the reference range for Price / 2013 EPS by calculating a blended multiple based on the weighted average of the estimated segment income for calendar year 2013 for each of PlainsCapital's segments which J.P. Morgan obtained from the management of PlainsCapital. The analysis indicated the following equity values per share of PlainsCapital common stock, as compared to the total consideration of $15.28 per share of PlainsCapital common stock (the "Assumed Consideration"), which was calculated assuming cash consideration of $9.00 and an exchange ratio of 0.776, which equals $6.28 based on the closing stock price of Hilltop common stock of $8.10 on May 4, 2012:

Price / 2013 EPS	$17.75 - $22.47
Price / TBVPS	$11.24 - $17.37
Core Deposit Premium	$11.93 - $16.21
Assumed Consideration	$15.28

  Selected Transaction Analysis

        Using publicly available information and earnings per share information obtained from SNL Financial and investor presentations, J.P. Morgan examined the following precedent bank transactions (both completed and pending) with transaction values between $200 million and $1 billion since July 2009:

Acquiror	Target
Cadence Bancorp, LLC	Encore Bancshares, Inc.(1)
Prosperity Bancshares, Inc.	American State Financial Corporation(1)
Susquehanna Bancshares, Inc.	Tower Bancorp, Inc.
Valley National Bancorp	State Bancorp, Inc.
Brookline Bancorp, Inc.	Bancorp Rhode Island, Inc.
Susquehanna Bancshares, Inc.	Abington Bancorp, Inc.
People's United Financial, Inc.	Danvers Bancorp, Inc.
Nara Bancorp, Inc.	Center Financial Corporation
First Niagara Financial Group, Inc.	Harleysville National Corporation
(1)
As of May 8, 2012, the date of the J.P. Morgan written opinion, the closing of this transaction had not yet occurred.

        For each of the selected transactions, J.P. Morgan calculated, among other things, Price / TBVPS and Core Deposit Premium. Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a multiple of 1.2x to 1.8x to PlainsCapital's tangible book value per share as of December 31, 2011 and a premium of 3% - 10% to PlainsCapital's core deposits as of December 31, 2011. The analysis indicated the following implied equity values per share of

PlainsCapital common stock, as compared to the Assumed Consideration per share of PlainsCapital common stock:

Price / TBVPS	$12.26 - $18.39
Core Deposit Premium	$12.79 - $18.78
Assumed Consideration	$15.28

  Company Dividend Discount Analysis

        J.P. Morgan calculated a range of implied values for PlainsCapital common stock by discounting to present values estimates of PlainsCapital's future dividend stream and terminal value. In performing its analysis, J.P. Morgan utilized the following assumptions, among others:

  •
  December 31, 2011 valuation date;

  •
  a blended exit multiple based on the weighted average of the estimated segment income for calendar year 2013 for each of PlainsCapital's segments which J.P. Morgan obtained from the management of PlainsCapital;

  •
  earnings assumptions based on management estimates, including a forecast of 2012 net income (after dividends distributed by PlainsCapital in connection with its participation in the U.S. Treasury's SBLF) and 6% long-term earnings growth;

  •
  the following asset growth assumptions based on management estimates: 6% forecast asset growth and 5% long-term asset growth;

  •
  cost of excess capital of 3.0%;

  •
  no cost synergies or one-time charges;

  •
  35% marginal tax rate;

  •
  10.6% constant payout ratio;

  •
  discount rates from 13.0% - 15.0%;

  •
  target tangible common equity to tangible asset ratio of 8.0%; and

  •
  5.0% credit mark on loans held for investment.

        These calculations resulted in a range of implied values of $12.71 to $17.12 per share of PlainsCapital common stock, as compared to the Assumed Consideration per share of PlainsCapital common stock, as illustrated by the following table:

	Blended Exit Multiple
Discount Rate (%)	7.5	8.5	9.5
13.0	$14.91	$16.02	$17.12
14.0	$13.77	$14.78	$15.79
15.0	$12.71	$13.64	$14.57
Assumed Consideration	$15.28

  "Sum of the Parts" Analysis for Hilltop

        J.P. Morgan performed a "sum of the parts" valuation to calculate a range of implied per share equity values for Hilltop in order to assess the value indicated by Hilltop's closing stock price of $8.10 per share on May 4, 2012 for purposes of its inclusion as part of the merger consideration. J.P. Morgan calculated a range of implied per share equity value for NLASCO using similar analyses and methodologies to those used with respect to PlainsCapital, with appropriate adjustments to account for differences between the businesses of NLASCO and PlainsCapital. J.P. Morgan calculated a range of values for Hilltop's investment in SWS Group, Inc. ("SWS") by determining the aggregate value of (i) the present value of Hilltop's loan to SWS, (ii) the fair market value of Hilltop's open market purchases of shares of SWS common stock, and (iii) a range of values for Hilltop's warrant to purchase shares of SWS common stock by using the Black-Scholes model. In determining the sum of the parts valuation, J.P. Morgan then included the amount of Hilltop's cash and subtracted the amount of Hilltop's indebtedness outstanding with respect to its senior exchangeable notes due 2025. Such analyses supported the use of Hilltop's May 4, 2012 closing stock price for purposes of calculating the value of the Consideration.

  Value Creation Analysis

        J.P. Morgan prepared a value creation analysis that compared the equity value of PlainsCapital (based on the dividend discount analysis) to the pro forma combined company equity value. J.P. Morgan determined the pro forma combined company equity value by calculating (1) the sum of (a) the equity value of Hilltop based on the sum of the parts analysis described above in "Sum of the Parts Analysis for Hilltop", with a valuation for each of NLASCO and Hilltop's investment in SWS equal to the midpoint of the range of values determined by J.P. Morgan, (b) the equity value of PlainsCapital using the midpoint value determined in J.P. Morgan's dividend discount analysis described above in "Company Dividend Discount Analysis", and (c) the value of Hilltop's net operating losses as of December 31, 2011, which J.P. Morgan calculated by assuming that 100% of the net operating losses would be used to offset taxable income of the pro forma combined company and a 35% tax rate.

        Based on the aggregate value of (1) the cash consideration to be received by the holders of PlainsCapital common stock in the merger and (2) the equity value of the pro forma combined company to be owned in the aggregate by the holders of PlainsCapital common stock upon the closing of the merger, the analysis indicated that the merger would create value for the holders of PlainsCapital common stock as compared to the equity value of PlainsCapital.

        The foregoing summary of the material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of PlainsCapital. In arriving at its opinion, J.P. Morgan reviewed various financial and operational metrics for PlainsCapital, including forecasts with respect to PlainsCapital and Hilltop which were made available to J.P. Morgan by or on behalf of PlainsCapital and Hilltop. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed is identical to PlainsCapital or Hilltop. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of PlainsCapital or Hilltop, as applicable. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to PlainsCapital or Hilltop, as applicable.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise PlainsCapital with respect to the merger on the basis of such experience and its familiarity with PlainsCapital.

        J.P. Morgan acted as financial advisor to the PlainsCapital board of directors with respect to the merger and will receive a fee from PlainsCapital for its services (including for the rendering of the J.P. Morgan opinion) of 0.9% of the total consideration in the merger, which includes the cash consideration and merger consideration to be paid to holders PlainsCapital common stock at the consummation of the merger. Based on the average closing stock price of Hilltop stock for the ten trading days ending on May 7, 2012, the J.P. Morgan fee will be approximately $4.9 million, of which $1 million was payable at the time J.P. Morgan delivered its opinion to the PlainsCapital board of directors and $3.9 million of which will become payable only if the merger is consummated. In addition, PlainsCapital has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan for certain liabilities arising out of its engagement.

        During the two years preceding the date of its opinion letter, neither J.P. Morgan nor any of its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Hilltop or PlainsCapital other than that certain of J.P. Morgan's affiliates provide treasury and cash management services to PlainsCapital and is a lender under outstanding credit facilities of PlainsCapital and certain of its subsidiaries, for which J.P. Morgan receives customary compensation or other financial benefits. In the past, J.P. Morgan and its affiliates have had commercial or investment banking relationships with certain funds or companies in which Gerald J. Ford, the beneficial owner of 26.7% of Hilltop common stock as of April 11, 2012, as reported by Hilltop in its Schedule 14A filed on April 30, 2012, has a significant ownership stake. In the ordinary course of its businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Hilltop for its own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain PlainsCapital Prospective Financial Information

        PlainsCapital does not as a matter of course make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, PlainsCapital is including this unaudited prospective financial information that was made available to the PlainsCapital board of directors, J.P. Morgan and Stephens in connection with the evaluation of the merger. The inclusion of this information should not be regarded as an indication that any of PlainsCapital, Hilltop, J.P. Morgan, Stephens or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

        The unaudited prospective financial information was prepared by and is the responsibility of Hilltop management and in general was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions made by the management of PlainsCapital with respect to business, economic, market and financial conditions and matters specific to PlainsCapital's business, all of which are difficult to predict and many of which are beyond PlainsCapital's control. PlainsCapital can give no assurance that the prospective financial information and the underlying estimates and assumptions are reasonable. Further, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. As a result of these factors, there can be no assurance that the prospective results will be realized. Actual results are likely to differ materially from those set forth below, and for a discussion of some of the factors that could cause actual results to differ please see the section titled "Cautionary Statement Regarding Forward-Looking Statements" included elsewhere in this joint proxy statement/prospectus.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in PlainsCapital's historical GAAP financial statements. Neither PlainsCapital's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

        Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. PlainsCapital can give no assurance that, had it prepared the prospective financial information either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. PlainsCapital does not intend to make publicly available any update or other revision to the prospective financial information. The prospective financial information does not take into account the possible financial and other effects of the merger and do not attempt to predict or suggest future results of the combined company.

        In light of the foregoing, and considering that the Hilltop and PlainsCapital special meetings will be held many months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information

        The following table presents selected unaudited prospective financial data for the fiscal years ending 2012 through 2014:

	2012	2013	2014
	(in thousands)
Total assets	$5,908,752	$6,211,583	$6,540,139
Net income before noncontrolling interest and dividends on preferred stock	$76,506	$86,184	$91,981
Income applicable to PlainsCapital corporation common shareholders	$71,619	$82,100	$88,263

Opinion of Hilltop's Financial Advisor

        The Hilltop board of directors retained Stephens to provide it with financial advisory services and a fairness opinion in connection with the merger. The Hilltop board of directors selected its financial advisor based on Stephens' qualifications, expertise and reputation and its knowledge of the business and affairs of Hilltop and its familiarity with PlainsCapital. At the meeting of the Hilltop board of directors on May 8, 2012, Stephens rendered its oral opinion, subsequently confirmed in writing, that as of such date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the cash and stock consideration to be paid by Hilltop pursuant to the merger agreement was fair from a financial point of view to Hilltop.

        The full text of the written opinion of Stephens, dated as of May 8, 2012, is attached as Annex C to this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Stephens in rendering its opinion. We encourage you to read the entire opinion carefully and in its entirety. Stephens' opinion is directed to Hilltop's board of directors and addresses only the fairness from a financial point of view to Hilltop of the cash and stock consideration to be paid by Hilltop pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger or address the prices at which the Hilltop common stock will trade at any time. Stephens' opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to Hilltop or Hilltop's underlying business decision to effect the merger and does not constitute a recommendation to any holder of Hilltop common stock or PlainsCapital common stock as to how to vote at any shareholders' meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the opinion of Stephens set forth below is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Stephens, among other things:

  •
  reviewed certain publicly available financial statements, reports and other business and financial information regarding Hilltop and PlainsCapital;

  •
  reviewed certain internal financial statements and other financial and operating data (including financial projections) concerning Hilltop and PlainsCapital prepared by the managements of Hilltop and PlainsCapital, respectively;

  •
  reviewed the reported prices and trading activity for the common stock of Hilltop;

  •
  compared the financial performance of PlainsCapital and Hilltop's operating businesses with the performance and pricing of the stock of certain other publicly-traded companies that Stephens deemed relevant;

  •
  reviewed the financial terms, to the extent publicly available, of certain transactions that Stephens deemed relevant;

  •
  reviewed with management of Hilltop the projections prepared by Hilltop of the potential future financial performance of PlainsCapital and Hilltop;

  •
  reviewed with management of PlainsCapital the projections prepared by PlainsCapital of the potential future financial performance of PlainsCapital;

  •
  reviewed the pro forma impact of the merger on Hilltop's earnings per share, book value per share, and tangible book value per share, as projected by Hilltop;

  •
  discussed with management of Hilltop and PlainsCapital the past and current business operations, financial condition and future business prospects of Hilltop and PlainsCapital;

  •
  reviewed the financial terms and conditions of the merger agreement dated May 8, 2012;

  •
  assisted in deliberations regarding the material terms of the merger; and

  •
  performed such other analyses, reviewed such other information, considered such other factors, and provided such other services as Stephens deemed appropriate.

        For purposes of rendering its opinion, Stephens relied on and assumed the accuracy and completeness of the information and financial data that was publicly available or was provided to, or discussed with Stephens by Hilltop and PlainsCapital and of the other information reviewed by Stephens in connection with the preparation of its opinion, and its opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. Stephens has further relied on the assurances of the managements of Hilltop and PlainsCapital that they are not aware of any information that would make any of such information inaccurate or misleading in any material respect. Stephens has not made or undertaken, nor has it assumed any responsibility for making or undertaking, an independent evaluation or appraisal of any of the assets or liabilities of Hilltop or of PlainsCapital; nor has Stephens evaluated the solvency or fair value of Hilltop or of PlainsCapital under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not conducted, nor has Stephens assumed any obligation to conduct, any physical inspection of the properties or facilities of Hilltop or of PlainsCapital. With respect to the financial forecasts prepared by the managements of Hilltop and PlainsCapital, Stephens has assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of Hilltop and PlainsCapital as to the potential future financial performance of Hilltop and PlainsCapital and that the financial results reflected by such projections will be realized as predicted. Stephens expresses no view as to such forecasts or the assumptions on which they were based. Stephens has also assumed that the representations and warranties contained in the Merger Agreement and all related documents are true and correct in all material respects.

        As part of its investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with Hilltop and PlainsCapital and, in the past, has provided investment banking services to both Hilltop and PlainsCapital for which Stephens and its affiliates have received customary compensation, and Stephens expects to provide similar services in the future. During the past two years, such services have included (i) acting as an underwriter in a proposed public offering of shares of common stock of PlainsCapital, which offering was not completed, (ii) performing an independent valuation of shares owned by the PlainsCapital Employee Stock Ownership Plan as amended, (iii) providing financial advisory services to Hilltop in connection with a loan to SWS pursuant to a funding agreement dated March 20, 2011 and (iv) providing a fairness opinion to PlainsCapital in connection with the pending sale of PlainsCapital's membership interest in Hester Capital to an unaffiliated third party (which engagement and related fairness opinion occurred subsequent to the execution of the merger agreement). Stephens expects to pursue future investment banking services assignments from participants in this merger, including Hilltop. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or other securities or financial instruments or options on securities of Hilltop or of any other participant in the merger.

        Stephens is not a legal, accounting, regulatory or tax expert, and has relied solely, and without independent verification, on the assessments of Hilltop and its other advisers with respect to such matters. Stephens has assumed, with Hilltop's consent, that the merger and the other transactions contemplated by the merger agreement will have the tax consequences described in discussions with, and materials furnished to Stephens by, representatives of Hilltop and that the merger will not result in adverse tax consequences for Hilltop or PlainsCapital.

        Stephens' opinion is necessarily based upon market, economic, regulatory and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of, the date of the opinion. It should be understood that subsequent developments may affect Stephens' opinion and that Stephens does not have any obligation to update, revise or reaffirm its opinion. Stephens has assumed that the merger will be consummated on the terms of the merger agreement dated May 8, 2012, without material waiver or modification. Stephens has assumed all necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger will be obtained and that no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Hilltop or PlainsCapital or on the contemplated benefits of the merger to Hilltop. Stephens does not express any opinion as to the price at which the common stock or any other securities of Hilltop will trade following the announcement or completion of the merger or as to the impact of the merger on the solvency or viability of Hilltop or PlainsCapital or the ability of Hilltop or PlainsCapital to pay their respective obligations when they come due.

        The following is a summary of the material financial analyses delivered by Stephens to the board of directors of Hilltop in connection with rendering its oral opinion and its written opinion letter, dated May 8, 2012. The various analyses summarized below were based on market data, including common stock closing prices of publicly-traded companies, as of May 7, 2012, the last full trading day preceding the day of the meeting of the Hilltop board of directors to consider and approve the merger agreement, and is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to understand the financial analyses used by Stephens, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        Hilltop Common Stock Valuation Analysis.    For purposes of its analysis of the value of the stock consideration to be paid by Hilltop in the merger, Stephens considered (i) Hilltop's reported trading prices and the related valuation multiples of historical book value per share, and (ii) an estimated aggregate sum of the parts intrinsic value per share of Hilltop's net assets.

        For background purposes, Hilltop's assets and liabilities at the parent company level as of March 31, 2012, consisted primarily of (i) cash and cash equivalents of approximately $528 million, (ii) approximately $65 million in fair value of investments in debt and equity securities of a public company, (iii) net operating loss tax carryforwards with a book value of approximately $19 million, (iv) investment in a wholly owned insurance company subsidiary, NLASCO, with a book value of approximately $130 million, and (v) approximately $91 million of outstanding convertible debt. The net book value of Hilltop as of March 31, 2012 was approximately $651 million, or $11.55 per share.

        During the three year period ending May 7, 2012, Hilltop's common stock traded at a range of 0.62x - 1.09x, and at an average of 0.87x, of its reported book value per share as of the previous quarter end. Based on Hilltop's March 31, 2012 book value per share of $11.55, this range of trading multiples implies a range of market trading values of $7.11 - $12.64 per share. During the one year period ended May 7, 2012, Hilltop's common stock traded at an average price to reported book value per share of 0.73x. These historical multiples and trading values compare to the May 7, 2012 closing market price of $8.03, or 0.70x book value per share.

        For analytical purposes, Stephens also considered the intrinsic value per share of Hilltop. Stephens considered a sum of the parts analysis of the estimated values of: (i) Hilltop's non-operating assets and liabilities, including its cash and cash equivalents net of long term debt, investments, and net operating loss carryforwards, in aggregate, plus (ii) the estimated value of NLASCO considering several valuation methods.

        Hilltop's recorded book value for its non-operating net assets as of March 31, 2012 was approximately $521 million, or approximately $9.25 per share. Based on discussions with Hilltop management and due to the overall nature, liquidity and accounting methodology of these net assets, Stephens concluded that Hilltop's recorded book value is a reasonable approximation of the intrinsic value ascribable to these assets.

        For NLASCO, Stephens analyzed the historical and projected financial performance of the insurance company as provided by Hilltop management to compare to relevant publicly-traded insurance companies and relevant recent transactions in the property and casualty insurance industry, which resulted in a NLASCO value per share range of $1.86 - $3.36. Stephens also prepared a discounted cash flow analysis for NLASCO based on Hilltop management's projected financial performance for NLASCO which resulted in a NLASCO value per share range of $2.95 - $3.83.

        Based on its analyses of the aggregate sum of the parts value of Hilltop's non-operating assets and liabilities and NLASCO as described above, Stephens calculated an intrinsic value range of Hilltop common stock to be $11.11 - $13.08 per share. For purposes of its fairness analyses, Stephens concluded that Hilltop's book value per share as of March 31, 2012, or $11.55, represents a reasonable approximation of the intrinsic value per share of Hilltop's common stock.

        Implied Transaction Multiples.    Stephens calculated select implied transaction multiples for PlainsCapital based upon the merger agreement and financial information provided by Hilltop and PlainsCapital management, including projected pro forma 2012 and 2013 earnings for PlainsCapital provided by Hilltop management. The consideration to be paid by Hilltop pursuant to the merger agreement is approximately $318.5 million in cash and 27.6 million shares of Hilltop common stock. As noted above and for analytical purposes, Stephens separately considered transaction multiples assuming values for Hilltop's common stock at (i) a market price per share as of May 7, 2012 of $8.03 ("Market Value"), and (ii) a book value per share as of March 31, 2012 of $11.55 ("Book Value"). Based on the Market Value of Hilltop's common stock, Stephens calculated that the consideration to be paid by Hilltop equates to $9.00 per share of cash and $6.25 per share of Hilltop common stock for each share of PlainsCapital common stock, or aggregate consideration of $15.25 per share. Based on the Book Value of Hilltop's common Stock, Stephens calculated that the consideration to be paid by Hilltop equates to $9.00 per share of cash and $9.00 per share of Hilltop common stock for each share of PlainsCapital common stock, or aggregate consideration of $18.00 per share.

        As used in Stephens' financial analyses, "LTM" means last twelve months, "EPS" means earnings per share, and "TBVPS" means tangible book value per share. "Core deposit premium" is defined as total equity value less tangible book value, divided by core deposits. Tangible book value represents the book value of common equity less the book value of goodwill and other intangible assets. Core deposits represent total deposits less certificates of deposits with balances greater than $100,000 and brokered deposits.

        The results of these analyses are summarized in the table below:

Multiple for PlainsCapital Assuming Hilltop Stock Value of:
	Market Value	Book Value
Price/ LTM Diluted EPS	8.6x	10.2x
Price/ Estimated 2012 EPS	6.6x	7.8x
Price/ Estimated 2013 EPS	7.4x	8.8x
Price/ TBVPS	1.29x	1.53x
Core Deposit Premium	5.1%	8.2%

        Relevant Public Companies Analysis.    Stephens reviewed and compared certain publicly available information, ratios and market multiples of certain companies relevant to PlainsCapital and examined various market valuation data and information relating to those companies. Stephens divided the companies into two groups, Texas Banks and Regional Banks.

        Texas Banks include:

  •
  Cullen/Frost Bankers, Inc;

  •
  First Financial Bankshares, Inc.;

  •
  International Bancshares Corporation;

  •
  Prosperity Bancshares, Inc.;

  •
  Southside Bancshares, Inc.;

  •
  Texas Capital Bancshares, Inc.; and

  •
  ViewPoint Financial Group, Inc.

        Regional Banks include:

  •
  BancFirst Corporation;

  •
  Bank of the Ozarks, Inc.;

  •
  BOK Financial Corporation;

  •
  Commerce Bancshares, Inc.;

  •
  Cullen/Frost Bankers, Inc.;

  •
  First Financial Bankshares, Inc;

  •
  First Horizon National Corporation;

  •
  Great Southern Bancorp, Inc.;

  •
  Hancock Holding Company;

  •
  Home BancShares, Inc.;

  •
  IBERIABANK Corporation;

  •
  International Bancshares Corporation;

  •
  Pinnacle Financial Partners, Inc.;

  •
  Prosperity Bancshares, Inc.;

  •
  Renasant Corporation;

  •
  Simmons First National Corporation;

  •
  Southside Bancshares, Inc.;

  •
  Texas Capital Bancshares, Inc.;

  •
  Trustmark Corporation;

  •
  UMB Financial Corporation; and

  •
  ViewPoint Financial Group, Inc.

        Stephens selected these companies because their businesses, geography and operating profiles are reasonably similar to PlainsCapital. No selected company identified above is identical to PlainsCapital. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the selected companies.

        Stephens examined the market trading multiples of the selected relevant companies based on the May 7, 2012 closing price and information publicly available at that time, including multiple of price to LTM diluted EPS, multiple of price to 2012 estimated EPS, multiple of price to 2013 estimated EPS, multiple of price to TBVPS and premium to core deposits. The results of this comparison based on publicly available financial data as of March 31, 2012, are set forth below:

Relevant Public Banks
	Regional		Texas
	Low/High	Median	Low/High	Median
Price/ LTM Diluted EPS	11.3x - 24.6x	15.3x	11.3x - 24.2x	15.0x
Price/ Estimated 2012 EPS	11.5x - 19.4x	14.5x	11.5x - 19.4x	14.4x
Price/ Estimated 2013 EPS	10.9x - 18.6x	13.1x	10.9x - 18.6x	13.1x
Price/ TBVPS	1.05x - 3.24x	1.58x	1.18x - 3.24x	2.04x
Core Deposit Premium	0.7% - 24.6%	8.9%	3.4% - 21.1%	11.4%

        Based on the financial information reviewed above, and based on PlainsCapital's LTM EPS of $1.77, estimated 2012 EPS of $2.32, estimated 2013 EPS of $2.06, March 31, 2012 TBVPS of $11.79 and core deposits of $3.2 billion, Stephens derived a range of implied equity values per share of PlainsCapital common stock. Estimated EPS and core deposit figures for PlainsCapital were provided by Hilltop management.

        The following table reflects the results of this analysis:

	Multiple Range	Indicated PlainsCapital Value Range per Share
Price/ LTM Diluted EPS	11.0x - 15.0x	$19.50 - $26.59
Price/ Estimated 2012 EPS	11.0x - 14.0x	$25.50 - $32.46
Price/ Estimated 2013 EPS	10.0x - 13.0x	$20.56 - $26.73
Price/ Tangible Book Value Per Share	1.30x - 1.70x	$15.33 - $20.05
Core Deposit Premium	7.0% - 10.0%	$16.94 - $19.62

        No company utilized in the comparable public company analysis is identical to PlainsCapital. In evaluating comparable companies, Stephens made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PlainsCapital, such as the impact of competition on the businesses of PlainsCapital and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of PlainsCapital or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

        Relevant transactions analysis.    Stephens performed an analysis of selected precedent transactions announced since January 1, 2011 with transaction values of more than $100 million involving U.S. bank or thrift target companies with less than 4% nonperforming assets to total assets. The following transactions were considered by Stephens (in each case, the first named company was the acquirer and the second named company was the acquired company and the transaction date announcement is noted parenthetically):

  •
  Mitsubishi UFJ Financial Group Inc. / Pacific Capital Bancorp (March 9, 2012)

  •
  Cadence Bancorp LLC / Encore Bancshares, Inc. (March 5, 2012)

  •
  Tompkins Financial Corporation / VIST Financial Corp. (January 25, 2012)

  •
  Prosperity Bancshares Inc. / American State Financial Corporation (January 12, 2012)

  •
  Susquehanna Bancshares Inc. / Tower Bancorp, Inc. (June 20, 2011)

  •
  F.N.B. Corp. / Parkvale Financial Corporation (June 15, 2011)

  •
  Valley National Bancorp / State Bancorp, Inc. (April 28, 2011)

  •
  Brookline Bancorp Inc. / Bancorp Rhode Island, Inc. (April 19, 2011)

  •
  IBERIABANK Corp. / Cameron Bancshares, Inc. (March 10, 2011)

  •
  Susquehanna Bancshares Inc. / Abington Bancorp, Inc. (January 26, 2011)

  •
  People's United Financial Inc. / Danvers Bancorp, Inc. (January 20, 2011)

  •
  Comerica Inc. / Sterling Bancshares, Inc. (January 16, 2011)

        For each of these transactions, Stephens derived and compared, among other things, the price as a multiple of the target company's LTM Diluted EPS, price as a multiple to the target company's tangible book value, and the premium to the target company's core deposits (market capitalization less tangible common equity divided by the amount of core deposits). The following table reflects the results of the analysis:

Multiple for PlainsCapital Assuming Hilltop Stock Value of:
	Low/High Range	Median	Market Value	Book Value
Price/ LTM Diluted EPS	12.6x - 33.4x	23.3x	8.6x	10.2x
Price/ TBVPS	1.16x - 2.40x	1.91x	1.29x	1.53x
Core Deposit Premium	1.5% - 22.2%	12.4%	5.1%	8.2%

        Based on the financial information reviewed above, and based on PlainsCapital's LTM Diluted EPS of $1.77, PlainsCapital's tangible book value of $11.79 per share and PlainsCapital's $3.2 billion of core deposits, Stephens derived a range of implied equity values per share of PlainsCapital common stock. The following table reflects the results of this analysis:

	Multiple Range	Indicated PlainsCapital Value Range per Share
Price/ LTM Diluted EPS	12.0x - 18.0x	$21.27 - $31.91
Price/ TBVPS	1.40x - 1.80x	$16.51 - $21.23
Core Deposit Premium	8.0% - 12.0%	$17.83 - $21.41

        Because market conditions, transaction rationale and circumstances surrounding each of the selected relevant transactions were specific to each transaction, and because of the inherent differences between the businesses, operations and prospects of Hilltop and PlainsCapital and the businesses, operations and prospects of the target companies included in the precedent transaction analysis, Stephens believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the relevant transactions analysis and accordingly made qualitative judgments concerning differences between the financial and operating characteristics and prospects of PlainsCapital and the target companies included in the precedent transactions analysis that would affect the transaction value of each.

        No company or transaction utilized in the relevant transaction analyses is identical to PlainsCapital or the merger. In evaluating the precedent transactions, Stephens made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of PlainsCapital, such as the impact of competition on the business of PlainsCapital or the industry generally, industry growth and the absence of any adverse material change in the financial condition of PlainsCapital or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which PlainsCapital is being compared.

        PlainsCapital Discounted Cash Flow Analysis.    Utilizing Hilltop's projections for PlainsCapital and assuming a target tangible common equity ratio of 7.5%, Stephens calculated a range of implied prices per share of PlainsCapital based upon the sum of the discounted net present values of (i) the projected stream of free cash flows to equity holders (dividends paid) for the years ending December 31, 2013 to December 31, 2017, and (ii) a projected terminal value of PlainsCapital as of December 31, 2017. Stephens considered discount rates ranging from 12.0% to 16.0% and EPS exit multiples ranging from 11.0x - 18.0x. Utilizing the ranges of discount rates and exit multiples, Stephens derived an implied valuation range for PlainsCapital of $15.21 - $26.11.

        Illustrative Segment Valuation.    PlainsCapital operates in three primary segments: Banking, Mortgage Origination and Financial Advisory. Stephens calculated an illustrative range of values for PlainsCapital by ascribing a range of illustrative multiples to each operating segment based on the segment's LTM Net Income. Stephens calculated two ranges of illustrative aggregate trading values per share based on (i) segment earnings as reported by PlainsCapital ("Reported Segment Earnings") and (ii) adjusted segment earnings based on a 2.00% reduction in the mortgage warehouse interest expense paid by the Mortgage Origination segment to the Banking segment ("Adjusted Segment Earnings"). The range of illustrative multiples Stephens applied is based on relevant publicly-traded companies for each segment. In addition, Stephens considered a 20% control premium applied to the aggregate segment values in calculating the range of illustrative segment values per share.

        For the Banking segment, Stephens considered the relevant Texas Banks and Regional Banks in determining an appropriate range of public trading multiples. For the Mortgage Origination segment, the companies Stephens deemed relevant were HomeStreet, Inc., Ocwen Financial Corporation, PHH Corporation and Taylor Capital Group, Inc. For the Financial Advisory segment, the companies Stephens deemed relevant were Cowen Group, Inc., FBR & Co., Jefferies Group, Inc., JMP Group Inc., KBW, Inc., Piper Jaffray Companies, Raymond James Financial, Inc., Stifel Financial Corp. and SWS Group, Inc. Stephens selected these companies because their businesses and operating profiles are reasonably similar to the applicable PlainsCapital segment. No selected company identified above is directly comparable to the applicable PlainsCapital segment. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of those selected companies. This analysis does not incorporate the value of any adjustments for any potential tax impact resulting from a separation of the segments. In addition, this analysis does not account for the salability of each segment.

        The multiples of LTM Net Income for the companies relevant to the Banking segment ranged from 11.3x to 24.6x. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the relevant companies, and based on their experience as investment bankers, Stephens applied a range of 15.0x to 17.0x LTM Net Income to the Banking segment of PlainsCapital.

        The multiples of LTM Net Income for the companies relevant to the Mortgage Origination segment ranged from 2.9x to 19.2x. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the relevant companies, and based on their experience as investment bankers, Stephens applied a range of 5.0x to 8.0x LTM Net Income to the Mortgage Origination segment of PlainsCapital.

        The multiples of LTM Net Income for the companies relevant to the Financial Advisory segment ranged from 12.6x to 27.1x. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the relevant companies, and based on their experience as investment bankers, Stephens applied a range of 15.0x to 20.0x LTM Net Income to the Financial Advisory segment of PlainsCapital.

        The following table reflects the results of this analysis:

	Aggregate Trading Value Range	20% Control Premium Range
Reported Segment Earnings	$16.84 - $21.85	$20.20 - $26.23
Adjusted Segment Earnings	$14.84 - $20.06	$17.81 - $24.07

        Pro Forma Analysis.    Stephens analyzed the potential pro forma impact of the merger on the future financial performance of Hilltop, reflected in the pro forma earnings per share of Hilltop, based on Hilltop management's internal 2013 EPS estimates for PlainsCapital and for Hilltop. The analysis indicated that the pro forma impact of the merger would be accretive by approximately 472% to Hilltop's estimated earnings per share in 2013 and would be dilutive by approximately 11% and 37% to Hilltop's book value per share and tangible book value per share, respectively, as of March 31, 2013. The financial forecasts and estimates underlying the analysis may vary from actual results, and the variations may be material.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Stephens. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stephens believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, Stephens did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Stephens considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Stephens are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Stephens' analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

        Pursuant to an engagement agreement with Hilltop, Stephens was formally retained to provide financial advisory services and a financial fairness opinion in connection with the Merger, and is entitled to receive from Hilltop reimbursement of its expenses, including fees and expenses of outside counsel to Stephens, and a customary fee for its services as financial adviser to Hilltop, a significant portion of which is contingent upon the consummation of the Merger. Stephens received a fee from Hilltop for providing its fairness opinion to Hilltop, which fee was not contingent upon consummation of the Merger. Hilltop has also agreed to indemnify Stephens and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Stephens or any of its affiliates for certain liabilities arising out of its engagement, including certain liabilities that could arise out of providing its opinion letter and liabilities under the federal securities laws, related to or arising out of Stephens' engagement and any related transactions.

 Certain Hilltop Prospective Financial Information

        Hilltop does not as a matter of course make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Hilltop is including this unaudited prospective financial information that was made available to the Hilltop board of directors, the PlainsCapital board of directors, J.P. Morgan and Stephens in connection with the evaluation of the merger. The inclusion of this information should not be regarded as an indication that any of Hilltop, PlainsCapital, J.P. Morgan, Stephens or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

        The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Hilltop shareholders are urged to review the SEC filings of Hilltop incorporated by reference into this joint proxy statement/prospectus for a description of risk factors with respect to the business of Hilltop. See "Cautionary Statement Regarding Forward-Looking Statements" and "Where You Can Find More Information" included elsewhere in this joint proxy statement/prospectus.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled measures in Hilltop's historical financial statements. The unaudited prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Hilltop's management. Hilltop and its management believe that the selected unaudited prospective financial data has been prepared on a reasonable basis, reflecting the best estimates and judgments, and represent, to the best of management's knowledge and opinion, Hilltop's expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

        PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this joint proxy statement/prospectus relates to Hilltop's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

        Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Hilltop management can give no assurance that, had it prepared the prospective financial information either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Hilltop does not intend to make publicly available any update or other revision to the prospective financial information. The prospective financial information does not take into account the possible financial and other effects of the merger and do not attempt to predict or suggest future results of the combined company.

        In light of the foregoing, and considering that the Hilltop and PlainsCapital special meetings will be held many months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information.

        The following table presents selected unaudited prospective financial data for NLASCO for the fiscal years ending 2012 through 2014:

	2012	2013	2014
	(in thousands)
Premium earned	$148,141	$156,375	$162,468
Net underwriting income	$5,457	$6,244	$7,299
Net income	$11,288	$12,648	$13,837

Hilltop Board of Directors Following Completion of the Merger

        Upon completion of the merger, Hilltop and its board of directors have agreed to take all actions necessary so that, at the effective time of the Merger, the board of directors of Hilltop will consist of members selected by the pre-merger board of directors of Hilltop and members selected by the pre-merger board of directors of PlainsCapital, with the number of members selected by the pre-merger board of directors of PlainsCapital to be one less in number than the number of members selected by the pre-merger board of directors of Hilltop.

        Upon completion of the merger, the board of directors of Hilltop shall include, in addition to its existing committees, an Executive Committee which shall initially have five members, including three individuals selected from the current members of the board of directors of Hilltop and two individuals selected from the current members of the board of directors of PlainsCapital who have been designated to the board of directors of Hilltop. Mr. White will initially serve as Chairman of the Executive Committee of the board of directors of Hilltop.

PlainsCapital Directors Expected to be Appointed to Hilltop Board of Directors Following Completion of the Merger

        The individuals from the pre-merger board of directors of PlainsCapital to be elected to the board of directors of Hilltop following the merger will include Mr. White, and have otherwise not yet been determined.

Public Trading Markets

        Hilltop common stock trades on the New York Stock Exchange under the symbol "HTH." PlainsCapital common stock is not traded on any exchange, and there is no established public trading market for PlainsCapital's common stock. The newly issued Hilltop common stock issuable pursuant to the merger agreement will be listed on the New York Stock Exchange.

Dissenters' Rights

        Under the TBOC, PlainsCapital shareholders have the right to demand appraisal of their shares of common stock in connection with the merger and to receive, in lieu of the merger consideration, payment in cash, for the fair value of their shares of PlainsCapital common stock as determined by an appraiser selected in a Texas state court proceeding. Any shareholder electing to exercise dissenters' rights must strictly comply with the provisions of Section 10.356 of the TBOC in order to perfect its rights of dissent and appraisal.

        The following is intended to be a brief summary of the material provisions of the Texas statutory procedures required to be followed by a shareholder in order to demand and perfect dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Subchapter H of Chapter 10, and specifically Sections 10.354 to 10.362, of the TBOC. The full text of Subchapter H of Chapter 10 is reproduced in its entirety in Annex H to this joint prospectus/proxy statement.

        This joint prospectus/proxy statement constitutes PlainsCapital's notice to its shareholders of the availability of dissenters' rights in connection with the merger in compliance with the requirements of Section 10.355 of the TBOC. If you wish to consider exercising your dissenters' rights, you should carefully review the text of Section 10.356 of the TBOC since failure to timely and properly comply with the requirements of Section 10.356 of the TBOC will result in the loss of your dissenters' rights under Texas law.

        If you elect to demand appraisal of your shares of PlainsCapital common stock, you must satisfy each of the following conditions:

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  Prior to the special meeting, you must deliver to PlainsCapital a written objection to the merger stating your intention to exercise your right to dissent in the event that the merger is completed, and setting forth the address at which notice shall be provided to you in such event. All written objections should be addressed to PlainsCapital Corporation, 2323 Victory Ave., Suite 1400, Dallas, Texas 75219, Attention: Scott J. Luedke, and should be executed by, or on behalf of, the record holder of the shares of PlainsCapital common stock in respect of which appraisal is being demanded.

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  This written objection must be in addition to, and separate from, any proxy or vote against the approval of the merger agreement. Voting against the approval of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 10.356 of the TBOC.

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  You must vote against the approval of the merger agreement. Failing to vote against approval of the merger agreement will constitute a waiver of your dissenters' rights. An abstention from or a vote in favor of the approval of the merger agreement, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares of PlainsCapital common stock so voted and will nullify any previously filed written demands for appraisal.

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  You must continuously hold your shares of PlainsCapital common stock from the record date through the effective time of the merger.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of PlainsCapital common stock as provided for in the merger agreement, but you will have no dissenters' rights with respect to your shares of PlainsCapital common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted "FOR" the approval of the merger agreement and the transactions contemplated thereby (including the merger), will constitute a waiver of your dissenters' rights, and will nullify any previous written demand for appraisal.

        Beneficial owners who do not also hold the shares of PlainsCapital common stock of record may not directly make appraisal demands to PlainsCapital. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of those shares of PlainsCapital common stock. If shares of PlainsCapital common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written objection must be made in that capacity; and if the shares of PlainsCapital common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the written objection must be executed by or for all joint owners. A record owner, such as a bank or broker, who holds shares of PlainsCapital common stock as a nominee for others, may exercise dissenters' rights with respect to the shares of PlainsCapital common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written objection should state the number of shares of PlainsCapital common stock as to which appraisal is sought. In cases in which no number of shares of PlainsCapital common stock is expressly mentioned, the written objection will be presumed to cover all shares of PlainsCapital common stock held in the name of the record owner.

        If you hold your shares of PlainsCapital common stock in a brokerage account or in other nominee form and you wish to exercise dissenters' rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for making a demand for appraisal by the nominee.

        Within ten days after the effective time of the merger, the surviving company must give written notice that the merger has become effective to each shareholder of PlainsCapital who has properly filed a written objection and who voted against the approval of the merger agreement. No later than twenty days after the date the surviving company sends such notice, a shareholder wishing to exercise dissenters' rights must make a written demand to the surviving company at the address above for payment of the fair value of the shareholder's shares, which written demand must include the shareholder's address, the number and class of shares owned by the shareholder and the fair value of such shares as estimated by the shareholder. Any shareholder making such a written demand for payment must submit to the surviving company for notation any certificated shares held by that shareholder which are subject to the demand within twenty days after making the written demand. The failure by any such shareholder who has made a written demand to submit its certificates will result in the termination of such shareholder's dissenters' rights.

        The surviving company has twenty days after its receipt of a demand for payment to provide notice that the surviving company (i) accepts the amount claimed in the written demand and agrees to pay the amount claimed within ninety days from effective time of the merger or (ii) rejects the amount claimed and offers to pay its estimated fair value of the shares of PlainsCapital common stock.

        If the surviving company accepts the amount claimed by the shareholder, the company must pay the shareholder within 90 days of the effective date of the merger, provided the shareholder delivers endorsed stock certificates for the shares dissenting.

        If the surviving company rejects the amount claimed and offers its own estimated fair value of the shares, the shareholder may accept or refuse the offer. To accept the offer, the shareholder must provide notice to the surviving company that it accepts the offer within 90 days from the effective date of the merger. If accepted, the surviving company must pay the agreed amount within 120 days of the effective date of the merger provided the shareholder delivers endorsed stock certificates for the shares dissenting.

        If, within ninety days after the completion of the merger, the surviving company's offer is not accepted, and the surviving company and a shareholder who has delivered written demand in accordance with Section 10.356 of the TBOC do not reach agreement as to the fair value of the shares of PlainsCapital common stock, either the surviving company or the shareholder may, within sixty days after the expiration of the 90-day period following the completion of the merger, file a petition in a court in Dallas County, Texas, with a copy served on the surviving company in the case of a petition filed by a shareholder, requesting a finding and a determination of the fair value of the shares of PlainsCapital common stock held by the shareholder. The surviving company has no obligation and has no present intention to file such a petition if there are objecting shareholders. Accordingly, it is the obligation of PlainsCapital's shareholders to initiate all necessary action to perfect their dissenters' rights in respect of shares of PlainsCapital common stock within the time prescribed in Sections 10.361 of the TBOC. The failure of a shareholder to file such a petition within the period specified could nullify the shareholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within ten days after receiving service of a copy of the petition, to provide the office of the clerk of the court in which the petition was filed with a list containing the names and addresses of all shareholders who have demanded an appraisal of their shares of PlainsCapital common stock and with whom agreements as to the value of their shares of PlainsCapital common stock have not been reached.

        After notice to dissenting shareholders, the court will conduct a hearing upon the petition, and determine those shareholders who have complied with Sections 10.354 to 10.361 and who have become entitled to the dissenters' rights provided thereby. After determination of the shareholders entitled to appraisal of their shares of PlainsCapital common stock, the court will appoint one or more qualified appraisers to appraise the shares of PlainsCapital common stock, determining their fair value. When the value is determined, the court will direct the payment of such value to the shareholders entitled to receive the same, immediately to the holders of uncertificated shares of PlainsCapital common stock and upon surrender by shareholders of the certificates representing shares of PlainsCapital common stock.

        You should be aware that the fair value of your shares of PlainsCapital common stock as determined under Section 10.362 of the TBOC could be more, the same, or less than the merger consideration. You should also be aware that the opinion of PlainsCapital's financial advisor as to the fairness, from a financial point of view, of the merger consideration does not purport to be an appraisal.

        Costs of the appraisal proceeding may be imposed upon the surviving company and the shareholders participating in the appraisal proceeding by the court as the court deems equitable in the circumstances. Any shareholder who had demanded dissenters' rights of appraisal will not, after the effective time of the merger, be entitled to vote shares of PlainsCapital common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of PlainsCapital common stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed with the court within the prescribed time period, or if the shareholder delivers a written withdrawal of such shareholder's demand for appraisal and an acceptance of the terms of the merger prior to receiving payment from the surviving company for the shares and before the filing of a petition for appraisal or if the court adjudges that the shareholder is not entitled to elect to dissent, then the right of that shareholder to appraisal will cease and that shareholder will be entitled to receive the merger consideration. Any withdrawal of a demand for appraisal made after the filing of a petition for appraisal may only be made with the written approval of the surviving company.

        Failure to comply with all of the procedures set forth in Sections 10.354 to 10.361 of the TBOC will result in the loss of a shareholder's statutory dissenters' rights. In view of the complexity of Sections 10.354 to 10.361 of the TBOC, PlainsCapital's shareholders who may wish to dissent from the merger and pursue dissenters' rights should consult their legal advisors.

Regulatory Approvals Required for the Merger

        Hilltop and PlainsCapital have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Reserve Board, among others. Hilltop and PlainsCapital have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals.

        Federal Reserve Board.    The transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act.

        Additional Regulatory Approvals and Notices.    A copy of the application submitted to the Federal Reserve Board in connection with the merger must be submitted to the Texas Department of Banking. Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

        Timing.    We cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. We also cannot assure you that any third party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

        Hilltop and PlainsCapital believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Hilltop or PlainsCapital. The parties' obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals.

        We are not aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Interests of Certain PlainsCapital Directors and Executive Officers in the Merger

        The executive officers and directors of PlainsCapital have interests in the merger that are in addition to, or different from, their interests as shareholders. The board of directors of PlainsCapital was aware of these interests (including the retention agreements described below, which were contemplated and discussed at the time the merger agreement was entered into) and considered them, among other matters, in adopting the merger agreement. For purposes of all of the PlainsCapital agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change of control.

  PlainsCapital Representation on the Hilltop Board of Directors

        Upon completion of the merger, the board of directors of Hilltop will be comprised of members selected by the pre-merger board of directors of Hilltop and members selected by the pre-merger board of directors of PlainsCapital, with the number of members selected by the pre-merger board of Hilltop to be one more than the number of members selected by the pre-merger board of directors of PlainsCapital.

        Upon completion of the merger, the board of directors of Hilltop shall include, in addition to its existing committees, an Executive Committee which shall initially have five members, including three individuals selected from the pre-merger members of the board of directors of Hilltop and two individuals selected from the pre-merger members of the board of directors of PlainsCapital who have been designated to the board of directors of Hilltop. Mr. White will initially serve as Chairman of the Executive Committee of the board of directors of Hilltop.

        Mr. White will serve as Chairman and Chief Executive Officer of PlainsCapital following the completion of the merger.

  Employment Arrangements for Messrs. White and Schaffner

        On May 8, 2012, Messrs. White and Schaffner each entered into retention agreements with Hilltop and Meadow Corporation. The retention agreements will become effective upon the consummation of the merger, and will supersede each of Messrs. White and Schaffner's current employment agreement.

  Mr. White's Retention Agreement

        Mr. White's retention agreement provides that, upon the consummation of the merger, he will serve as the Chairman and Chief Executive Officer of PlainsCapital and the Vice-Chairman of the

board of directors and Chairman of the Executive Committee of Hilltop. The retention agreement will have a term of three years after the consummation of the merger, with automatic one-year renewals at the end of two years and each anniversary thereof, but may be terminated by written notice from either Hilltop or Mr. White ninety days before the second anniversary of employment (or of any subsequent renewal date). Mr. White will have an initial annual base salary of $1,350,000 and, subject to achieving a specified performance goal, Mr. White will be entitled to a bonus equal to the average of his annual bonus in the prior three calendar years and, if a higher threshold is achieved, he will be entitled to a bonus equal to 100% of his annual base salary. Mr. White will also be entitled to a lump sum payment equal to $6,430,890 (the amount that he would be entitled to under his current employment agreement with PlainsCapital if his employment were terminated after the merger) upon his termination of employment for any reason.

        In addition, if Mr. White's employment is terminated without "cause" (including, for this purpose, in the event that a notice of non-renewal is delivered to Mr. White) following the consummation of the merger, Mr. White will be entitled to payments generally equal to the sum of the average of Mr. White's prior annual bonuses plus his annual base salary, multiplied by the greater of (i) the number of full and partial years remaining until the end of the term of his retention agreement and (ii) two. Mr. White will retain the right to be grossed-up for any excise tax relating to "excess parachute payments" (as defined in Section 280G of the Code) that is set forth in his current employment agreement, provided that the gross-up will only relate to any excise taxes arising in connection with this merger. Mr. White will also be subject to a noncompetition and nonsolicitation covenant during his employment and for a three-year period after termination of his employment.

  Mr. Schaffner's Retention Agreement

        Mr. Schaffner's retention agreement provides that he will serve as the President and Chief Executive Officer of PlainsCapital Bank, a wholly owned subsidiary of PlainsCapital, following the consummation of the merger. The term of the retention agreement will be two years following the consummation of the merger, with automatic one-year renewals at the end of the first year and each anniversary thereof, but may be terminated by written notice from either Hilltop or Mr. Schaffner ninety days before the first anniversary of employment (or any subsequent renewal date). Mr. Schaffner will have an initial annual base salary of $525,000. Mr. Schaffner's annual bonus will be determined at the discretion of the surviving company, however, provided that certain performance goals are achieved, Mr. Schaffner will be entitled to receive a bonus equal to the average of his bonuses for the prior three calendar years. Mr. Schaffner will also be entitled to a lump sum payment equal to $2,448,000 (the amount that he would be entitled to under his current employment agreement with PlainsCapital if his employment were terminated after the merger) upon his termination of employment for any reason.

        In addition, if Mr. Schaffner's employment is terminated without "cause," Mr. Schaffner will be entitled to payments generally equal to the sum of (i) the average of Mr. Schaffner's annual bonus plus (ii) his annual base salary. Mr. Schaffner will retain the right to be grossed-up for any excise tax relating to "excess parachute payments" (as defined in Section 280G of the Code) that is set forth in his current employment agreement, provided that the gross-up will only relate to any excise taxes arising in connection with the merger. Mr. Schaffner will be subject to a two-year post-employment noncompetition covenant, and a three-year post-employment nonsolicitation covenant, under his retention agreement.

Employment Arrangements for Messrs. Feinberg, Huffines, Martin and Salmans and Other Executive Officers

        PlainsCapital has previously entered into employment agreements with its other executive officers (Hill A. Feinberg, James R. Huffines, John A. Martin and Todd L. Salmans). Pursuant to these agreements, in the event that an executive officers' employment is terminated by PlainsCapital without

"cause," or, other than with respect to Mr. Martin, voluntarily by the executive officer for "good reason" (as each term is defined in the applicable employment agreement) in each case within the 24 months immediately following, or the six months immediately preceding, a change in control (as defined in the applicable employment agreement), such executive officer will be entitled to the following benefits:

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  a payment equal to any earned and unpaid bonus, unpaid base salary through the termination date and earned and/or vested and unpaid amounts under any PlainsCapital compensation and benefits plan;

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  a lump sum payment equal to three times the sum of such officer's (i) annual base salary and (ii) the higher of the most recent annual bonus paid and the average annual bonus paid or payable over the three years immediately prior to the termination of employment;

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  two years of benefits continuation (subject to reduction of the executive officer obtains benefits from a subsequent employer earlier than two years following termination of employment);

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  two years of continued auto allowance (subject to reduction if the executive officer receives an auto allowance from a subsequent employer earlier than two years following termination of employment); and

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  the vesting and cash out of all outstanding stock options held by such executive officer at the current fair market value on the effective date of such termination of employment.

        The employment agreements with Messrs. Martin, Feinberg, Huffines and Salmans each provide that if the payments or distributions made, or benefits provided by PlainsCapital to or for the benefit of one of Messrs. Martin, Feinberg, Huffines or Salmans would constitute a "parachute payment" as defined in Section 280G of the Code, then the payments and benefits will be reduced so that the aggregate present value of all payments in the nature of compensation which are contingent on a change in control is one dollar ($1.00) less than the amount the executive could receive without being considered to have received any "parachute payment."

        The merger agreement provides that PlainsCapital will use its reasonable best efforts to enter into amendments to the employment agreements with 15 of its officers before the consummation of the merger, including Mr. Feinberg, Mr. Huffines and Mr. Salmans, in a manner that would extend the term of the executives' employment agreements until the second anniversary of the consummation of the merger. The merger agreement also requires that, in the amendments (if obtained), PlainsCapital and the executives would agree to eliminate the automatic renewal feature of the employment agreements, such that the term of each employment agreement would expire on the second anniversary of the consummation of the merger without extension. If PlainsCapital is not able to reach agreement with any executive to amend his or her employment agreement in this way before their applicable renewal notice date, then PlainsCapital would provide the relevant executive with a notice of non-renewal prior to that date. None of the terms of the employment agreement relating to compensation or benefits will be amended.

        In addition, PlainsCapital will provide notices to six officers under their employment agreements before September 30, 2012, including under the employment agreement with Mr. Martin, in a manner such that these employment agreements would terminate on the second anniversary of the consummation of the merger. None of the terms of the employment agreement relating to compensation or benefits will be amended in the notice of non-renewal.

SEPP Termination and Payout

        On May 8, 2012, PlainsCapital Bank amended the SEPP to (i) eliminate the crediting of five additional years of benefit service for SEPP participants who might experience a termination of employment within the six months immediately before or the 24 months immediately after the consummation of the merger, and (ii) clarify certain benefits that are creditable upon the termination of the SEPP if the SEPP termination occurs at any time on or prior to December 31, 2012. The clarification noted above provides that SEPP participants are entitled to (a) be credited with a full year of service in respect of the year of the termination of the SEPP regardless of the number of days elapsed during the year of termination (not to exceed 15 years of benefit service), and (b) the inclusion of their 2012 compensation as if it were a completed calendar year in determining their average annual compensation under the SEPP. It is anticipated that the SEPP will be terminated in connection with the completion of the merger, with all accrued amounts (including all accruals in respect of 2012) to be paid to SEPP participants within 30 days of the completion of the merger. The only named executive officers participating in the SEPP are Mr. Alan B. White, Mr. Jerry Schaffner, and Mr. James R. Huffines.

Accelerated Vesting of Equity Awards

        If the directors and executive officers of PlainsCapital own shares of PlainsCapital common stock, they will receive the same consideration per share on the same terms and conditions as the other shareholders of PlainsCapital in the merger. As of August 2, 2012, the directors and executive officers of PlainsCapital beneficially owned in the aggregate 6,341,670 shares of PlainsCapital common stock and held 352,544 restricted stock units.

        If unvested and outstanding immediately before the consummation of the merger, then upon the consummation of the merger, the merger agreement provides that each restricted share of PlainsCapital common stock subject to vesting, repurchase or other restrictions granted under any PlainsCapital stock plan, and each restricted stock unit representing the right to receive a share of PlainsCapital common stock granted under any PlainsCapital stock plan, will vest in full upon the consummation of the merger. All PlainsCapital equity will be paid out to holders upon the consummation of the merger, according to the terms of the merger agreement. The following number of restricted shares and restricted stock units will accelerate and become vested in full for each director and executive officer, assuming the consummation of the merger occurs on September 30, 2012 (there are no unvested options held by directors or executive officers):

Directors

Name	Restricted Stock	Restricted Stock Units
Charlotte Jones Anderson	1,071	—
Tracy A. Bolt	1,071	—
Lee Lewis	1,071	—
Andrew J. Littlefair	1,071	—
Michael T. McGuire	1,071	—
A. Haag Sherman	1,071	—
Robert C. Taylor	1,071	—

Executive Officers

Name	Restricted Stock	Restricted Stock Units
Alan B. White	85,715	143,762
John A. Martin	—	33,342
Hill A. Feinberg	20,572	50,000
James R. Huffines	42,143	51,988
Todd L. Salmans	59,701	20,000
Jerry L. Schaffner	25,715	53,452

Executive Officer Merger-Related Compensation

        The following table sets forth the value of the benefits under the change of control severance agreements and retention agreements described above and under "Potential Payments Upon Termination or Change in Control" that would be received by each named executive officer (as well as Mr. Schaffner) who has a change of control severance agreement or a retention agreement, assuming the merger closes on September 30, 2012 and the executive's employment is terminated at or immediately following the effective time of the merger.

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that each of PlainsCapital's named executive officers may receive that is based on or that otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation. The "golden parachute" compensation payable to PlainsCapital's named executive officers is subject to a non-binding advisory vote of PlainsCapital shareholders, as described under "Proposals Submitted to PlainsCapital Shareholders—Non-Binding Advisory Vote Approving Compensation."

        While not required pursuant to Item 402(t) of Regulation S-K, the following table also includes quantification of these amounts for Jerry Schaffner, who is one of our executive officers but is not a named executive officer under SEC rules. These amounts are not subject to the non-binding advisory vote of PlainsCapital shareholders, as described under "Proposals Submitted to PlainsCapital Shareholders—Non-Binding Advisory Vote Approving Compensation."

        Assuming that the merger closes as of September 30, 2012, and each of the named executive officers (and Mr. Schaffner) is terminated in a qualifying termination of employment on or immediately following the effective time of the merger, the named executive officers would receive the approximate amounts set forth in the table below, based on a per share price of Hilltop common stock of $10.58, which is the average closing price per share of Hilltop common stock for the first five days following the public announcement of the merger on May 9, 2012, as required pursuant to Item 402(t) of Regulation S-K (which results in merger consideration of approximately $17.21 per share of PlainsCapital's common stock). Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur. As a result, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below (for example, if a named executive officer's employment is not terminated, much if not most of the payments will not be made). At this time, there is no intention or expectation of termination of employment of any of the executives identified below in connection with the merger.

 Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Alan B. White Chairman and Chief Executive Officer	12,079,409	3,994,871	675,077	0	6,091,617	0	22,840,974
Jerry L. Schaffner President and Chief Executive Officer of PlainsCapital Bank	3,209,111	1,408,036	48,888	0	1,393,989	0	6,060,024
John A. Martin Chief Financial Officer	2,025,000	573,816	0	25,356	0	(1,345,753)	1,278,419
Hill A. Feinberg President and Chief Executive Officer of First Southwest	3,560,333	1,214,544	0	42,433	0	(72,519)	4,744,791
James R. Huffines President and Chief Operating Officer	3,142,500	1,654,173	263,462	87,966	0	(2,386,054)	2,762,047
Todd L. Salmans President and Chief Executive Officer of PrimeLending	4,950,000	1,371,654	0	52,293	0	(3,277,052)	3,096,895

(1)
Unless otherwise indicated below, these amounts represent "double trigger" benefits, and include the estimated value of (i) the cash severance payments under the applicable Employment Agreements or Retention Agreements, as applicable, payable following a qualifying termination of employment, and (ii) the estimated bonus payment, payable following a qualifying termination of employment. The estimated amount of each benefit for each named executive officer is as follows:

•
Mr. White:  The sum of (1) $6,430,890 under the Retention Agreement with Hilltop, dated May 8, 2012, in full satisfaction of Mr. White's rights under Section 6 (Termination Upon Change in Control) of the Employment Agreement, by and between Mr. White and PlainsCapital, dated January 1, 2009, payable in a cash lump sum upon any termination of employment; and (2) cash severance under the Retention Agreement of $5,648,519, which is (i) the sum of Mr. White's annual base salary and the average of the annual bonus amounts paid to him for the three most recently completed fiscal years ending immediately prior to the date of termination (2009, 2010, and 2011), multiplied by (ii) the greater of (A) two, and (B) the number of full and partial years from the date of termination through the end of the applicable employment period under the Retention Agreement (assumed to be three for purposes herein), payable over the "severance period," which is the greater of two years from the date of termination and the number of full and partial years from the date of termination through the end of the applicable employment period under the Retention Agreement. The foregoing cash amounts in subparagraph (1) represent "modified single trigger" benefits, payable assuming the occurrence of the merger and a termination of employment for any reason on or after the effective time of the merger, and the foregoing cash amounts in subparagraph (2) represent "double trigger" benefits, payable assuming the occurrence of the merger and a qualifying termination of employment on or after the effective time of the merger. With respect to the amounts described in subparagraph (1) that are paid in full satisfaction of Section 6 of the Employment Agreement with PlainsCapital, such amounts are payable upon any termination of employment at any time, subject to any delay required by Section 409A of the Internal Revenue Code and the execution of a release of claims. The cash severance amounts described in subparagraph (2) are payable upon a termination of employment other than for cause, death or disability or a termination due to non-renewal by Hilltop at any time on or after the effective time of the merger, subject to any delay required by Section 409A of the Internal Revenue Code and the execution of a release of claims.

  •
  Mr. Schaffner:  The sum of (1) $2,448,000 under the Retention Agreement with Hilltop, dated May 8, 2012, in full satisfaction of Mr. Schaffner's rights under Section 6 (Termination Upon Change in Control) of the Employment Agreement, by and between Mr. Schaffner and PlainsCapital, dated January 1, 2009, payable in a cash lump sum upon any termination of employment; and (2) cash severance under the Retention Agreement of $761,111, which is the sum of Mr. Schaffner's annual base salary and the average of the annual bonus amounts paid to him for the three most recently completed fiscal years ending immediately prior to the date of termination (2009, 2010, and 2011), payable over the one year period following the date of termination. The foregoing cash amounts in subparagraph (1) repesent "modified single trigger" benefits, payable assuming the occurrence of the merger and a termination of employment for any reason on or after the effective time of the merger, and the foregoing cash amounts in subparagraph (2) represent "double trigger" benefits, payable assuming the occurrence of the merger and a qualifying termination of employment on or after the effective time of the merger. With respect to the amounts described in subparagraph (1) that are paid in full satisfaction of Section 6 of the Employment Agreement with PlainsCapital, such amounts are payable upon any termination of employment at any time, subject to any delay required by Section 409A of the Internal Revenue Code and the execution of a release of claims. The cash severance amounts described in subparagraph (2) are payable upon a termination of employment other than for cause, death or disability at any time on or after the effective time of the merger, subject to any delay required by Section 409A of the Internal Revenue Code and the execution of a release of claims.

  •
  Messrs. Martin, Feinberg, Huffines and Salmans:  Under the applicable Employment Agreements with PlainsCapital, cash severance based on three times the sum of (i) annual base salary, and (ii) the higher of the bonus paid for the most recently completed calendar year and the average bonus paid with respect to the three most recently completed calendar years ending immediately prior to the date of termination (2009, 2010, and 2011). The foregoing cash amounts represent "double trigger" benefits, payable assuming the occurrence of the merger and a termination of employment during the six (6) months prior to or the twenty-four (24) month following the effective time of the merger. The cash severance amounts are payable upon a termination of employment by the executive for good reason (except for Mr. Martin) or a termination of employment by the employer without cause, subject to the execution of a release of claims.

(2)
These amounts represent the estimated value of the benefits for the accelerated vesting and/or cash-out of all equity awards (e.g., cash-out of vested stock options and accelerated vesting of restricted stock and restricted stock units) at the effective time of the merger. These amounts are all "single trigger" benefits; the vesting and/or cash-out of all equity awards will occur in connection with the merger.

(3)
These amounts represent the estimated value of the enhanced benefits under the PlainsCapital Bank Supplemental Executive Pension Plan (the "SEPP"), calculated as of September 30, 2012. In connection with the merger, PlainsCapital adopted the Second Amendment to the SEPP, under which participants are entitled to enhanced benefits upon the SEPP's termination on or prior to

  December 31, 2012, including (i) crediting for a full year of service for 2012, regardless of the number of days elapsed during 2012 (not to exceed 15 years of benefit service), and (ii) inclusion of 2012 compensation as if it were a completed calendar year in determining a participant's average annual compensation for purposes of the SEPP. It is anticipated that the SEPP will be terminated in connection with the merger. For purposes of this disclosure table, only the amounts of the enhanced benefits under the SEPP in connection with the merger have been included.

(4)
These amounts represent "double trigger" benefits, and include the estimated value of in-kind benefits provided under the applicable Employment Agreements, including continued medical, dental, group life, and long-term disability plan benefits, and automobile allowance (for Messrs. Huffines and Salmans, in the total amount of $48,000 and $24,000, respectively), as applicable, which would be provided upon a qualifying termination of employment for a period of two years. These benefits are payable assuming the occurrence of the merger and a termination of employment by the executive for good reason (except for Mr. Martin) or a termination of employment by the employer without cause, subject to the execution of a release of claims, during the six (6) months prior to or the twenty-four (24) month following the effective time of the merger. Under the applicable employment agreements, the continued medical, dental, group life, and long-term disability plan benefits (or the payment for such benefits if the executive is ineligible to participate under the employer's welfare plans) are to be provided for the period beginning on the date of termination of employment and ending on the earlier of (A) the second anniversary of such date, or (B) the day of the executive's eligibility to participate in comparable welfare benefit plans maintained by a subsequent employer. Under the applicable employment agreements, the continuation of the automobile allowance is to be provided for the period beginning on the date of termination of employment and ending on the earlier of (A) the second anniversary of such date, or (B) the day of the executive's eligibility to receive an automobile allowance from a subsequent employer.

(5)
These amounts represent both "modified single trigger" and "double trigger" benefits, assuming the occurrence of the merger and a termination of employment in connection with the merger, and include the estimated amounts that may become payable to the executives to indemnify them from the impact of the excise taxes that may be due by reason of the application of Section 4999 of the Internal Revenue Code on certain "excess parachute payments." Such "gross-up" amounts will be payable if necessary to indemnify the executive for the impact of such excise taxes (and all federal, state and local taxes on such gross-up amount (including any interest or penalties imposed with respect to such taxes)). With respect to the amounts paid in full satisfaction of Section 6 of the Employment Agreement with PlainsCapital, any gross-up (if applicable) on such amounts would represent "modified single trigger" benefits. With respect to the amounts paid as cash severance upon a qualifying termination of employment, any gross-up on such amount would represent "double trigger" benefits. Under the applicable agreements, even if there were no termination of employment, the gross-up provisions could still apply if any amounts were paid to the executives in connection with the merger and such amounts were subject to Section 4999 of the Internal Revenue Code (i.e., such amounts would be "single trigger" benefits in such event). However, based on the value of benefits paid in connection with the merger without a termination of employment, no amounts are anticipated to be subject to Section 4999 of the Internal Revenue Code, and therefore, no gross-up amount is anticipated to be payable without a termination of employment. These amounts are subject to further change based on the effective time of the merger, date of termination, interest rates then in effect, and certain other assumptions used in the calculation.

(6)
Each of the applicable Employment Agreements for each of Messrs. Martin, Feinberg, Huffines, and Salmans contains a scaleback adjustment provision which provides that, in the event that any payment or distribution made, or benefit provided, by PlainsCapital to or for the benefit of the executive would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code, then the benefits will be reduced so that the aggregate present value of all payments in the nature of compensation that are contingent on a change in control (within the meaning of Section 280G of the Internal Revenue Code) is one dollar ($1.00) less than the amount the executive could receive without being considered to have received any parachute payment. These amounts represent the amount of the scaleback adjustment.

  The following amounts represent the total amounts payable with respect to each executive in connection with the "double trigger" benefits described in notes (1), (4), and (5) above; such amounts do not include the "single trigger" benefits described in note (2) above or reflect the scaleback of benefits described in note (6) above. For Mr. White: $18,171,326; for Mr. Schaffner: $4,603,100; for Mr. Martin: $2,050,356; for Mr. Feinberg: $3,602,766; for Mr. Huffines: $3,270,432; and for Mr. Salmans: $5,002,293. The following amounts represent the total amounts payable with respect to each executive in connection with the "modified single trigger" benefits (which are included in the "double trigger" totals in the prior sentence) described in notes (1) and (5) above; such amounts do not include the "single trigger" benefits described in note (2) above: for Mr. White, $6,430,890, plus a portion of the gross-up amount in note (5) above; and for Mr. Schaffner, $2,448,000, plus a portion of the gross-up amount in note (5) above.

  Indemnification of PlainsCapital Directors and Officers and Continuation of Directors' and Officers' Insurance

          Each present and former director, officer and employee of PlainsCapital and its subsidiaries (when acting in such capacity) will be indemnified to the fullest extent permitted by law for any acts arising out of or pertaining to matters existing occurring at or prior to the closing. Additionally, Hilltop will provide director and officer liability insurance with respect to claims arising from facts or events occurring before the completion of the merger, which will contain at least the same coverage and amounts, and on no less advantageous terms to the indemnified party as that coverage currently provided by PlainsCapital, at an aggregate cost not to exceed 300% of the annual aggregate premiums currently paid by PlainsCapital for such insurance. In lieu of the foregoing, prior to the closing, PlainsCapital may purchase "tail" D&O insurance, at an aggregate cost not to exceed 300% of the annual aggregate premiums currently paid by it for such insurance.

THE MERGER AGREEMENT

        The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

 Structure of the Merger

        Each of Hilltop's board of directors and PlainsCapital's board of directors has approved the merger agreement. The merger agreement provides for the merger of PlainsCapital with and into Meadow Corporation, with Meadow Corporation continuing as the surviving entity in the merger under the name "PlainsCapital Corporation."

Merger Consideration

        Each shareholder of PlainsCapital common stock issued and outstanding immediately prior to the completion of the merger will receive per share consideration consisting of 0.776 shares of Hilltop common stock and $9.00 in cash, subject to certain adjustments, except for (i) shares of PlainsCapital common stock held by PlainsCapital or Hilltop (other than shares held in trust accounts or otherwise in a fiduciary capacity) and (ii) specified shares of PlainsCapital common stock held by PlainsCapital shareholders properly asserting dissenters' rights at the completion of the merger. The purchase consideration to PlainsCapital shareholders includes approximately 27.3 million shares of Hilltop common stock and approximately $317 million of cash. The aggregate consideration to be paid by Hilltop will not increase if the number of shares of PlainsCapital common stock outstanding at the effective time of the merger exceeds the number of shares outstanding as of the date of the merger agreement, other than due to the issuance of certain shares pursuant to equity awards. As a result, if the number of shares of PlainsCapital common stock outstanding as of the effective time of the merger exceeds the number of shares outstanding at the time the merger agreement was executed, the consideration to be received in respect of each share of PlainsCapital common stock will accordingly be decreased, as such additional shares will share in the same aggregate pool of consideration to be paid by Hilltop.

Fractional Shares

        Hilltop will not issue any fractional shares of Hilltop common stock in the merger. Instead, a PlainsCapital shareholder who otherwise would have received a fraction of a share of Hilltop common stock will receive an amount in cash rounded to the nearest cent. The cash amount will be determined by multiplying (i) the average high and low sales prices of Hilltop common stock on the NYSE, as reported on the New York Stock Exchange Composite Transaction Tape on the date of the completion of the merger by (ii) the fraction of a share of Hilltop common stock to which such holder would otherwise be entitled to receive.

Surviving Corporation; Governing Documents; Directors and Officers

        At the completion of the merger, the articles of incorporation and bylaws of Meadow Corporation in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their respective terms and applicable law.

        As of the completion of the merger, the Hilltop board of directors will take all action necessary so that the members of the Hilltop board of directors include a number of directors selected by the pre-merger board of directors of Hilltop that is one more than the number of members selected by the pre-merger board of directors of PlainsCapital. One of the PlainsCapital designees will be Mr. White, who will serve as Vice Chairman of the Hilltop board of directors.

        As of the completion of the merger, Hilltop will form an executive committee of the board of directors, consisting of three members selected by the pre-merger Hilltop board of directors and two members selected by the pre-merger PlainsCapital board of directors. The chairman of the executive committee will initially be Mr. White.

Treatment of PlainsCapital Stock Options and Other Equity-Based Awards

        Each outstanding stock option to acquire shares of PlainsCapital common stock will vest in full at the completion of the merger and, subject to the execution of a stock-based award surrender agreement, the holder of a PlainsCapital stock option will be entitled to receive the merger consideration with respect to each share of PlainsCapital common stock underlying a PlainsCapital stock option, less the exercise price for such PlainsCapital stock option and the applicable withholding taxes.

        Each share of PlainsCapital restricted stock and each PlainsCapital restricted stock unit will vest in full at the completion of the merger and, subject to the execution of a stock-based award surrender agreement, the holders of such restricted stock or restricted stock units will be entitled to receive the merger consideration with respect to such equity award, less applicable withholding taxes.

        Each share of PlainsCapital Series C preferred stock will be converted into a share of a new series of Hilltop's preferred stock with equivalent rights and preferences.

Closing and Completion of the Merger

        The merger will be completed only if all of the conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See "The Merger Agreement—Conditions to Completion of the Merger" included elsewhere in this joint proxy statement/prospectus.

        The merger shall become effective when the agreement of merger is accepted for filing by (i) the Secretary of State of the State of Texas in accordance with the Texas Business Organizations Code and (ii) the State Department of Assessments and Taxation of Maryland in accordance with Maryland corporation law. The completion of the merger will occur on the first business day of the first calendar month that follows the month in which the last of the conditions to the merger is satisfied or waived, unless those conditions are satisfied on or after December 1, 2012 and before December 31, 2012, in which case the completion of the merger will occur on December 31, 2012, or unless extended by mutual agreement of the parties. It is currently anticipated that the completion of the merger will occur in the fourth quarter of 2012 subject to the receipt of regulatory approvals and other customary closing conditions, but neither Hilltop nor PlainsCapital can guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates

        The conversion of PlainsCapital common stock into the right to receive the merger consideration will occur automatically at the completion of the merger. Promptly after completion of the merger, the exchange agent will exchange certificates or book-entry shares representing shares of PlainsCapital common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

        As soon as reasonably practicable after the completion of the merger, the exchange agent will mail appropriate transmittal materials and instructions to those persons who were holders of PlainsCapital common stock immediately prior to the completion of the merger. These materials will contain instructions on how to surrender shares of PlainsCapital common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

        If a certificate for PlainsCapital common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of (i) an affidavit of that fact by the claimant and (ii) if reasonably required, such bond as Hilltop may determine is necessary as indemnity against any claim that may be made against Hilltop with respect to such lost, stolen or destroyed certificate.

        After completion of the merger, there will be no further transfers on the stock transfer books of PlainsCapital other than to settle transfers of PlainsCapital common stock that occurred prior to the effective time of the merger.

Withholding

        Hilltop and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any PlainsCapital shareholder the amounts it is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

        Whenever a dividend or other distribution is declared by Hilltop on Hilltop common stock, the record date for which is after the completion of the merger, the declaration will include dividends or other distributions on all shares of Hilltop common stock issuable under the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its PlainsCapital stock certificates.

Representations and Warranties

        The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Hilltop and PlainsCapital, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Hilltop and PlainsCapital rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Hilltop, PlainsCapital or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Hilltop or PlainsCapital. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus.

        The merger agreement contains customary representations and warranties of Hilltop and PlainsCapital relating to their respective businesses. The representations and warranties in the merger agreement do not survive the completion of the merger.

        PlainsCapital has made representations and warranties regarding, among other things:

  •
  corporate matters, including due organization and qualification of subsidiaries;

  •
  capitalization;

  •
  securities issuable pursuant to equity awards;

  •
  authority relative to execution and delivery of the merger agreement;

  •
  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

  •
  required governmental and/or regulatory filings and consents;

  •
  reports to regulatory authorities;

  •
  financial statements, internal controls and the absence of undisclosed liabilities;

  •
  broker's fees payable in connection with the merger;

  •
  the absence of certain changes or events;

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  compliance with applicable law;

  •
  inapplicability of certain state takeover statutes;

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  employee benefits matters;

  •
  agreements with regulatory authorities;

  •
  receipt of an opinion of its financial advisor;

  •
  accuracy of information filed with any governmental agency and/or regulatory authority;

  •
  legal proceedings;

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  certain material contracts;

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  environmental matters;

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  tax matters;

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  intellectual property matters;

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  real and personal property;

  •
  insurance matters;

  •
  derivatives matters;

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  loan matters;

  •
  compliance with applicable law and regulatory requirements relating to investment advisory services and broker-dealer services;

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  CRA Compliance;

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  title to investment securities;

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  related party matters; and

  •
  labor matters.

        Hilltop has made representations and warranties regarding, among other things:

  •
  corporate matters, including due organization and qualification of subsidiaries;

  •
  capitalization;

  •
  authority relative to execution and delivery of the merger agreement;

  •
  the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

  •
  required governmental and/or regulatory filings;

  •
  reports to regulatory authorities;

  •
  financial statements, internal controls and the absence of undisclosed liabilities;

  •
  broker's fees payable in connection with the merger;

  •
  the absence of certain changes or events;

  •
  compliance with applicable law;

  •
  employee benefits matters;

  •
  agreements with regulatory authorities;

  •
  accuracy of information filed with any governmental agency and/or regulatory authority;

  •
  legal proceedings;

  •
  certain material contracts;

  •
  environmental matters;

  •
  tax matters;

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  real and personal property;

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  insurance matters;

  •
  derivatives matters;

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  related party transactions;

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  labor matters;

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  matters relating to the operation of Hilltop's insurance businesses;

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  availability of funds to complete the merger; and

  •
  the regulatory status of certain of Hilltop's investments.

        Certain representations and warranties of Hilltop and PlainsCapital are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, a "material adverse effect," means with respect to any party, a material adverse effect on (i) the financial condition, results of operations or business of such party and its subsidiaries taken as a whole or (ii) the ability of either party to timely consummate the transactions contemplated by the merger agreement. A material adverse effect with respect to clause (i) of the foregoing definition shall not include effects arising out of, relating to or resulting from:

  •
  changes after the date of the merger agreement in applicable GAAP or regulatory accounting requirements, except to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate;

  •
  changes after the date of the merger agreement in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, except to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate;

  •
  changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the industries in which such party and its subsidiaries operate, except to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate;

  •
  changes after the date of the merger agreement in the credit markets, any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally and including changes to any previously correctly applied asset marks resulting therefrom, except to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate;

  •
  a decline in the trading price of a party's common stock or a failure, in and of itself, to meet earnings projections, but not, in either case, including any underlying causes thereof, the public disclosure of the merger agreement or the transactions contemplated thereby or the consummation of the transactions contemplated thereby;

  •
  the public disclosure of the merger agreement or the transactions contemplated thereby or the consummation of the transactions contemplated thereby;

  •
  any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, except to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate; or

  •
  actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

        PlainsCapital has agreed that, prior to the completion of the merger, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships. Each of PlainsCapital and Hilltop have agreed to, and to cause each of their respective subsidiaries to, take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either PlainsCapital, Meadow Corporation or Hilltop to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement.

        Additionally, PlainsCapital has agreed that prior to the completion of the merger, except as required by the merger agreement, required by applicable law or with the prior written consent of Hilltop, PlainsCapital will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

  •
  issue, deliver, sell, dispose of, authorize, pledge or encumber or pledge any shares of its capital stock or other equity interests or securities convertible into, or exchangeable for, additional shares of capital stock or other equity interests, except for issuances under dividend reinvestment plans in the ordinary course of business or automatic grants pursuant to existing PlainsCapital stock plans (none of which issuances or grants may include the issuance or grant of any stock options);

  •
  declare or pay any dividends or other distributions on any shares of its capital stock, except for (i) dividends from one wholly-owned subsidiary to PlainsCapital or another wholly-owned subsidiary, (ii) regular quarterly dividends on the PlainsCapital common stock at a rate no greater than $0.06 per share and (iii) required dividends on PlainsCapital common stock;

  •
  adjust, split, combine, reclassify or acquire any capital stock (other than repurchases of shares of PlainsCapital common stock in the ordinary course of business to satisfy obligations under dividend reinvestment plans or PlainsCapital employee benefit plans);

  •
  enter into, amend the material terms of, knowingly violate the terms of, waive any material rights under, or terminate any (i) material contract, regulatory agreement or other binding obligation that is material to PlainsCapital and its subsidiaries, taken as a whole, (ii) material restriction on the ability of PlainsCapital and its subsidiaries to conduct its business as it was being conducted as of the date of the merger agreement, or (iii) any contract governing the terms of the PlainsCapital common stock, or any other outstanding PlainsCapital capital stock or indebtedness;

  •
  sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, deposits, businesses or assets other than in the ordinary course of business and in transactions that, together with any other such transactions, are not material to PlainsCapital and its subsidiaries, taken as a whole;

  •
  acquire all or any portion of the assets, business, deposits or properties of any other entity, except in the ordinary course of business and in a transaction that, together with any other such transactions, is not material to PlainsCapital and its subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the closing of the merger will be materially delayed or that any regulatory approval required to consummate the merger will be more difficult to obtain;

  •
  amend its articles of incorporation or bylaws or comparable organizational documents, or similar governing documents of significant subsidiaries;

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

  •
  except as required under applicable law or the terms of any employee benefit plan in effect as of the date of the merger agreement, increase the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of PlainsCapital or its subsidiaries, except for ordinary course merit-based increases in the base salary of employees (other than directors or executive officers or individuals who are party to an employment agreement or change of control agreement) consistent with past practice;

  •
  except as required under applicable law or the terms of any employee benefit plan in effect as of the date of the merger agreement, (i) establish, amend, alter a prior interpretation in a manner that increases rights or increases costs, terminate or commit itself to the adoption of any employee benefit plan, (ii) grant, pay or increase any severance, retirement or termination pay, or commit to do so, (iii) accelerate the payment or vesting of, or lapsing of restrictions with respect to, any stock-based compensation, long-term incentive compensation or any bonus or other incentive compensation, (iv) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any way secure the payment of compensation or benefits under any employee benefit plan; (v) terminate the employment or services of any officer, employee, independent contractor or consultant other than for cause, or (vi) hire any officer, employee, independent contractor or consultant, except in the ordinary course of business for non-executive officer positions for a base salary not in excess of $250,000;

  •
  take, or omit to take, any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  incur or guarantee any indebtedness for borrowed money, other than in the ordinary course of business;

  •
  increase the size of the warehouse line of credit extended by PlainsCapital Bank to PrimeLending to a total amount in excess of $1 billion;

  •
  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by law or requested by a regulatory agency;

  •
  make any material change to (i) its investment securities portfolio, derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or (ii) the manner in which the portfolio is classified or reported, except as required by law or requested by a regulatory agency;

  •
  settle any action, suit, claim or proceeding against PlainsCapital or any of its subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $2,000,000 and that would not (i) impose any restriction on the business of PlainsCapital or its subsidiaries or (ii) create precedent for claims that are reasonably likely to be material to PlainsCapital or its subsidiaries;

  •
  alter materially its interest rate or pricing fee or fee pricing policies with respect to depository accounts of any of its subsidiaries or waive any material fees with respect thereto, other than as determined to be necessary or advisable by PlainsCapital in the good faith exercise of its discretion based on changes in market conditions;

  •
  make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as required by law or requested by a regulatory agency;

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  enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

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  invest in any mortgage-backed or mortgage related securities which would be considered "high-risk" securities under applicable regulatory pronouncements;

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  except for loans that have been approved by PlainsCapital prior to the date of the merger agreement, make or acquire any loan or issue a commitment (or renew or extend an existing commitment) for any loan, that would result in total credit exposure in excess of $30,000,000 with respect to borrowers with an outstanding loan from PlainsCapital or a subsidiary of PlainsCapital as of the date hereof or $10,000,000 with respect to all other borrowers;

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  enter into agreements relating to, or consummate purchases or sales (other than sales by PrimeLending) of, whole loans in excess of $10,000,000 in principal amount or purchase price;

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  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

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  pay, loan or advance any amount to, or sell, transfer or lease any properties, rights or assets to, or enter into any arrangement or agreement with any of its officers or directors or any of their family members, or any affiliates or associates of any of its officers or directors, other than loans originated in the ordinary course of business and, in the case of any such arrangements or agreements relating to compensation, fringe benefits, severance or termination pay or related matters, except pursuant to arrangements or agreements in effect on the date of the merger agreement which have been disclosed to Hilltop; or

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  make, change or revoke any material tax election, change or consent to any change in it or its subsidiaries' method of accounting for tax purposes (except as required by applicable tax law), take any material position on any material tax return filed on or after the date of the agreement, settle any material tax claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes or file any amended tax return.

        Hilltop has agreed that prior to the completion of the merger, except as expressly permitted by the merger agreement or with the prior consent of PlainsCapital, Hilltop will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

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  amend its certificate of incorporation or bylaws or similar governing documents of any of its significant subsidiaries in a manner that would materially and adversely affect the holders of PlainsCapital common stock or that would materially impede Hilltop's ability to consummate the transactions contemplated by the merger agreement;

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  take, or omit to take, any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

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  except as required by applicable law, regulation or policies imposed by any governmental entity, (i) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement or (ii) take, or omit to take, any action that is reasonably likely to result in any of the conditions to the merger not being satisfied;

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  issue, sell, grant, pledge, authorize or encumber any shares of its capital stock or other equity interests or securities convertible into, or exchangeable for, additional shares of capital stock or other equity interests, or permit any of such securities to become subject to new grants, in each case other than grants to members of the Hilltop board of directors in the ordinary course of business consistent with past practice as described in Hilltop's 2012 proxy statement;

  •
  make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock;

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  directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock (other than repurchases of common stock in the ordinary course of business to satisfy obligations under dividend reinvestment plans or employee benefit plans);

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  sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material properties, deposits, businesses or assets other than in the ordinary course of business and in transactions that, together with all other such transactions, are not material to Hilltop and its subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the closing of the merger will be materially delayed or that any regulatory approval required to consummate the merger will be more difficult to obtain;

  •
  acquire all or any material portion of the assets, business, deposits or properties of any other entity, except in the ordinary course of business and in a transaction that, together with any other such transactions, is not material to Hilltop and its subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the closing of the merger will be materially delayed or that any regulatory approval required to consummate the merger will be more difficult to obtain;

  •
  enter into, amend the material terms of, knowingly violate the terms of, waive any material rights under, or terminate any (i) material contract or other binding obligation that is material to Hilltop and its subsidiaries, taken as a whole, (ii) material restriction on the ability of Hilltop and its subsidiaries to conduct its business as it was being conducted as of the date of the merger agreement, or (iii) any contract governing the terms of the Hilltop common stock, or any other outstanding Hilltop capital stock or indebtedness;

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

  •
  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by law or requested by a regulatory agency;

  •
  settle any action, suit, claim or proceeding against Hilltop or any of its subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $2,000,000 and that would not (i) impose any restriction on the business of Hilltop or its subsidiaries or (ii) create a precedent for claims that are reasonably likely to be material to Hilltop or its subsidiaries;

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  except pursuant to arrangements or agreements in effect on the date of the merger agreement which have been previously disclosed to PlainsCapital, pay, loan or advance any amount to, or sell, transfer or lease any properties, rights or assets to, or enter into any arrangement or agreement (other than employment and compensation related arrangements) with any of its officers or directors or any of their family members, or any affiliates or associates of any of its officers or directors, other than loans originated in the ordinary course of business; or

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  make, change or revoke any material tax election, change or consent to any change in it or its subsidiaries' method of accounting for tax purposes (except as required by applicable tax law), take any material position on any material tax return filed on or after the date of the agreement, settle any material tax claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes or file any amended tax return.

Regulatory Matters

        Hilltop and PlainsCapital have agreed to use their respective reasonable best efforts to take all actions that are necessary, proper or advisable to comply promptly with all legal requirements with respect to the merger and the other transactions contemplated by the merger agreement and to obtain all permits, consents, authorizations, waivers or approvals of any third party or governmental entity required or advisable in connection with the merger and the other transactions contemplated by the merger agreement. Hilltop and PlainsCapital will use their respective reasonable best efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement and will consult with the other party in advance of any meeting or conference with any governmental entity. Hilltop will not be required to take any actions that would reasonably be expected to have a material adverse effect on Hilltop or PlainsCapital.

Employee Matters

        The merger agreement provides that for the period beginning on the closing date and ending on December 31, 2013, Hilltop will maintain or cause to be maintained employee benefit plans for continuing employees that provide employee benefits that are substantially comparable in the aggregate to those generally applicable to employees of PlainsCapital and/or its subsidiaries immediately prior to the closing date (excluding the PlainsCapital employee stock ownership plan).

        The PlainsCapital supplemental executive pension plan will be terminated in connection with the completion of the merger with all accrued amounts thereunder to be paid to participants within 30 days of the completion of the merger. Employment agreements with certain PlainsCapital executives will be amended to clarify that the term of each such employment agreement will be extended to two years after the completion of the merger.

Director and Officer Indemnification and Insurance

        Each of Hilltop and Meadow Corporation has agreed to indemnify each present and former director, officer and employee of PlainsCapital and its subsidiaries (when acting in such capacity) to the fullest extent permitted by law for any acts arising out of or pertaining to matters existing occurring at or prior to the closing. Additionally, Hilltop will provide director and officer liability insurance with respect to claims arising from facts or events occurring before the completion of the merger, which will contain at least the same coverage and amounts, and on no less advantageous terms to the indemnified party as that coverage currently provided by PlainsCapital, at an aggregate cost not to exceed 300% of the annual aggregate premiums currently paid by PlainsCapital for such insurance. In lieu of the foregoing, prior to the closing, PlainsCapital may purchase "tail" D&O insurance, at an aggregate cost not to exceed 300% of the annual aggregate premiums currently paid by it for such insurance.

Certain Additional Agreements

        The merger agreement also contains additional covenants, including covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the listing of the shares of Hilltop common stock to be issued in the merger, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.

No Solicitation

        Each of Hilltop and PlainsCapital agreed in the merger agreement that it will not, and will cause its subsidiaries and its subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate, any inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to any third-party acquisition proposal, provided, that if the board of directors of a party concludes in good faith (and based on the advice of counsel) that an unsolicited bona fide acquisition proposal is, or is reasonably expected to result in, a superior proposal, and subject to providing notice of its decision to take such action to the other party and the entry into a confidentiality agreement meeting certain requirements with the third party, that party may, to the extent the board of directors of such party concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties, (i) furnish or cause to be furnished nonpublic information to such third party and (ii) participate in negotiations or discussions with respect to the acquisition proposal.

        An "acquisition proposal" is a tender or exchange offer, proposal for a merger, consolidation or other business combination involving a party or any of its significant subsidiaries, or any proposal or offer to acquire more than 40% of the voting power in, or more than 40% of the fair market value of the business, assets or deposits of, such party or any of its significant subsidiaries (with certain exceptions relating to sales of whole loans, securitizations and internal reorganizations).

        A "superior proposal" is an unsolicited bona fide written acquisition proposal that the board of directors of the applicable party concludes in good faith is more favorable from a financial point of view to its shareholders than the merger and the other transactions contemplated by the merger agreement, and to be reasonably capable of being consummated on the terms proposed, (i) after receiving the advice of a nationally recognized investment banking firm, (ii) after taking into account the likelihood of consummation of such proposed transaction on its terms, (iii) after taking into account all legal (with the advice of counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law, and (iv) after taking into account any amendment or modification to the merger agreement proposed by the other party, except that the reference to "40%" in the definition of "acquisition proposal" will be replaced with "100%."

Change in Recommendation

        The board of directors of each of Hilltop and PlainsCapital has agreed to recommend in favor of the proposals related to the merger and the transactions contemplated by the merger agreement; provided that if the board of directors of a party, after consultation with (and taking account of the advice of) counsel and after giving three business days' notice to the other party, may submit such proposals to its shareholders without a recommendation, and may communicate the basis for its lack of a recommendation to its shareholders, if it determines in good faith that, because of the receipt by such party of an acquisition proposal that the board of directors of such party concludes in good faith constitutes a superior proposal, it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend them. In the event of any such withdrawal of a recommendation, the applicable party shall continue to be obligated to submit the relevant proposals to its shareholders for a vote.

        PlainsCapital has agreed not to submit any acquisition proposal other than the merger to a vote of its shareholders.

Conditions to Completion of the Merger

        Hilltop's and PlainsCapital's respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

  •
  approval of the merger proposal by PlainsCapital shareholders and the share issuance proposal by Hilltop shareholders;

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  authorization for listing on the NYSE of the shares of Hilltop common stock to be issued in the merger;

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  effectiveness of the registration statement of which this joint proxy/prospectus forms a part, and the absence of any stop order or proceedings seeking a stop order or initiation or threat of such proceedings by the SEC;

  •
  the absence of any order, injunction or decree issued by any court or agency with competent jurisdiction, or other law, preventing the consummation of the merger or making the consummation of the merger or any of the other transactions contemplated by the merger agreement illegal;

  •
  receipt of necessary regulatory approvals from the Federal Reserve, the Texas Department of Banking and under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 as well as other regulatory approvals the failure of which would reasonably be expected to have a material adverse effect on Hilltop or PlainsCapital, with all of such approvals in full and effect;

  •
  truth and correctness of the other party's representations and warranties when made and at the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of representations and warranties other than certain representations and warranties regarding corporate matters, capitalization, authority and absence of conflicts with organizational documents or violations of law, absence of certain changes or events, brokers' fees, state takeover statutes (in the case of PlainsCapital) and the regulatory status of certain of Hilltop's investments, where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) has had or would reasonably be expected to have a material adverse effect on such other party, and subject to the other materiality standards set forth in the merger agreement;

  •
  performance by the other party of its obligations under the merger agreement in all material respects; and

  •
  the receipt of a tax opinion from its legal counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Hilltop's obligation to complete the merger is further conditioned on:

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  the absence of any burdensome condition imposed by a governmental entity, in connection with the grant of a required regulatory approval or otherwise, on Hilltop or Meadow Corporation or their affiliates that would have a material adverse effect on any party to the merger agreement or any of their affiliates, in each case measured on a scale relative to PlainsCapital; and

  •
  the fourth amendment to the First Southwest merger agreement remaining in full force and effect, with no modifications or amendments thereto.

Termination of the Merger Agreement

        The merger agreement can be terminated at any time prior to the completion of the merger by mutual consent, or by either party in the following circumstances:

  •
  a governmental entity that must grant a required regulatory approval has denied approval and such denial has become final or an injunction or legal prohibition against the transaction becomes final and nonappealable;

  •
  the merger has not been consummated by December 31, 2012;

  •
  the other party breaches any of its covenants or agreements under the merger agreement in a manner that would cause the closing conditions not to be satisfied and which is not cured by the earlier of December 31, 2012 or 30 days following written notice of the breach (provided that the terminating party is not also in material breach of any of its obligations under the merger agreement);

  •
  either or both of Hilltop's shareholders or PlainsCapital's shareholders fail to approve the share issuance proposal or the merger proposal, respectively; or

  •
  the other party's board of directors withdraws or materially and adversely modifies its recommendation with respect to the transactions contemplated by the merger agreement or recommends an alternative acquisition proposal.

Termination Fee

        Upon termination of the merger agreement under specified circumstances, Hilltop or PlainsCapital may be required to pay the other a termination fee.

        PlainsCapital is required to pay Hilltop a termination fee of $17.5 million if:

            (i)  any person publicly makes, or announces its intention to make, an acquisition proposal prior to the effective time of the merger, which proposal is publicly disclosed or made known to PlainsCapital management and not withdrawn, and the merger agreement is subsequently terminated:

    •
    by either party because the merger has not been consummated by December 31, 2012, without the approval by PlainsCapital's shareholders of the merger proposal;

    •
    by either party because PlainsCapital's shareholders failed to approve the merger proposal at a meeting called for such purpose; or

    •
    by Hilltop for PlainsCapital's breach of any of its covenants or agreements under the merger agreement in a manner that would cause the closing conditions not to be satisfied and which is not cured during the applicable cure period;

  and, within 12 months of termination, an acquisition proposal for PlainsCapital is consummated or a definitive agreement with respect to an acquisition proposal for PlainsCapital has been executed (provided that the references to "40%" in the definition of acquisition proposal shall be replaced with references to "50%" for this purpose); or

           (ii)  the merger agreement is terminated by Hilltop prior to the time PlainsCapital's shareholders have approved the merger proposal because PlainsCapital or the board of directors of PlainsCapital submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies its recommendation, or recommends to its shareholders an acquisition proposal other than the merger.

        If the agreement is terminated by Hilltop because PlainsCapital's shareholders failed to approve the merger at a meeting called for such purpose (other than in the event of a termination in connection with which the termination fee is payable), then PlainsCapital is required to pay Hilltop $5 million in respect of Hilltop's expenses in connection with the merger agreement.

        Hilltop is required to pay PlainsCapital a termination fee of $17.5 million if the merger agreement is terminated (i) by either party because Hilltop's shareholders failed to approve the share issuance proposal at a meeting called for such purpose; or (ii) by PlainsCapital because Hilltop or the board of directors of Hilltop submits the share issuance proposal to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies its recommendation, or recommends to its shareholders an alternate acquisition proposal.

Effect of Termination

        If the merger agreement is terminated, it will become void, except that (i) each of Hilltop and PlainsCapital will remain liable for any knowing breach of the merger agreement and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payments of fees and expenses and the confidential treatment of information.

 Expenses and Fees

        In general, each of Hilltop and PlainsCapital will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement. However, the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the merger, will be borne equally by Hilltop and PlainsCapital.

Amendment, Waiver and Extension of the Merger Agreement

        Subject to applicable law, Hilltop and PlainsCapital may amend the merger agreement by written agreement. However, after any approval of the merger agreement by Hilltop's or PlainsCapital's shareholders, there may not be, without further approval of Hilltop's or PlainsCapital's shareholders, any amendment of the merger agreement that requires further approval under applicable law.

        At any time prior to the completion of the merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the merger agreement.

First Southwest Merger Agreement Amendment

        In connection with the merger, the merger agreement between PlainsCapital and First Southwest Holdings, Inc. was amended to provide for the substitution of the merger consideration provided in the Hilltop/PlainsCapital merger agreement for the shares of PlainsCapital common stock currently held in escrow for the former shareholders of First Southwest Holdings, Inc., effective at the effective time of the merger.

Voting Agreements

        Diamond A Financial, L.P., a limited partnership whose sole general partner is Gerald J. Ford, Chairman of the Hilltop board of directors, has entered into a voting and support agreement with PlainsCapital. Pursuant to such agreement, Diamond A Financial has agreed to vote all of its shares of Hilltop common stock in favor of the share issuance proposal and certain related matters, subject to certain exceptions. As of the record date for the Hilltop special meeting and to the knowledge of Hilltop, Diamond A Financial owned and had the ability to vote approximately 15,048,102 shares of Hilltop common stock, or approximately 26.7% of the outstanding shares of Hilltop common stock entitled to vote at the special meeting.

        Alan B. White, Chairman and Chief Executive Officer of PlainsCapital, and certain entities controlled by him, and Hill A. Feinberg, a director of PlainsCapital and Chief Executive Officer of First Southwest a wholly owned subsidiary of PlainsCapital, have each entered into a voting and support agreement with Hilltop. Pursuant to such agreements, each such shareholder has agreed to vote all of their shares of PlainsCapital common stock in favor of the merger proposal and related matters, subject to certain exceptions. As of the record date for the PlainsCapital special meeting and to the knowledge of PlainsCapital, the shareholders party to these agreements owned and had the ability to vote approximately 4,944,083 shares of PlainsCapital common stock, or approximately 14.3% of the outstanding shares of PlainsCapital common stock entitled to vote at the PlainsCapital special meeting.

DESCRIPTION OF HILLTOP CAPITAL STOCK

        As a result of the merger, PlainsCapital shareholders who receive shares of Hilltop common stock in the merger will become shareholders of Hilltop. Your rights as shareholders of Hilltop will be governed by Maryland law and the articles of incorporation and the amended and restated bylaws of Hilltop. The following briefly summarizes the material terms of Hilltop common stock and preferred stock. We urge you to read the applicable provisions of the Maryland General Corporation Law (which we refer to as the MGCL), Hilltop's articles of incorporation and bylaws and federal law governing bank holding companies carefully in their entirety. Copies of Hilltop's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

 Authorized Capital Stock

        Hilltop's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of special voting stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, there were 56,363,647 shares of Hilltop common stock outstanding, zero shares of special voting stock outstanding and zero shares of Hilltop preferred stock outstanding.

Common Stock

Preemptive Rights

        Hilltop common stock has no preemptive rights.

Dividend Rights

        Hilltop can pay dividends if, as and when declared by Hilltop's board of directors, subject to compliance with limitations imposed by law. The holders of Hilltop common stock will be entitled to receive and share equally in these dividends as they may be declared by Hilltop's board of directors out of funds legally available for such purpose. If Hilltop issues preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights

        Each holder of Hilltop common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Directors will be elected by a plurality of the shares actually voting on the matter. If Hilltop issues preferred stock or special voting stock, holders of the preferred stock and special voting stock may also possess voting rights.

Liquidation Rights

        In the event of liquidation, dissolution or winding up of Hilltop, whether voluntary or involuntary, the holders of Hilltop common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Hilltop available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Ownership Limitations

        Currently, Hilltop's articles of incorporation impose certain limitations on the amount of Hilltop common stock that may be acquired by any person, until such time as the Hilltop board of directors determines that such limitations shall cease to be effective. In connection with the merger, the Hilltop board of directors has agreed that such restrictions shall cease to be effective at the effective time of the merger.

 Preferred Stock

        The Hilltop board of directors is authorized to fix and determine the relative rights and preferences of the shares of any series of Hilltop preferred stock and to provide for the issuance of the preferred stock. The holders of Hilltop preferred stock may have preferences over holders of Hilltop common stock in the payment of dividends, upon liquidation of Hilltop, in respect of voting rights and in the redemption of the capital stock of Hilltop. Series of preferred stock issued by Hilltop may also, in the discretion of Hilltop's board of directors, be made convertible into Hilltop common stock or other securities and may have sinking fund requirements.

Preferred Stock Issuable in the Merger

        Pursuant to the merger agreement, Hilltop will issue 114,068 shares, constituting all of the designated shares, of a new series of its preferred stock having substantially the same rights, preferences, privileges and voting powers as PlainsCapital's outstanding Non-Cumulative Perpetual Preferred Stock, Series C, in exchange for the shares of such stock now held by the U.S. Treasury Department under its SBLF. The new series of Hilltop preferred stock, which will be designated as its Non-Cumulative Perpetual Preferred Stock, Series B, will rank senior to common stock and all other equity securities the terms of which expressly provide that such securities will rank junior to the Series B Preferred Stock and all other equity securities the terms of which do not expressly provide that such securities will rank senior or junior to the Series B Preferred Stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of Hilltop.

        The terms of the Series B Preferred Stock will provide that holders thereof are entitled to non-cumulative cash dividends at a fluctuating dividend rate based on Hilltop's level of qualified small business lending. Until December 31, 2013, the dividend rate the combined company will pay on any outstanding shares of such preferred stock will fluctuate on a quarterly basis between one percent (1%) and five percent (5%) per annum, based upon changes in the level of qualified small business lending by PlainsCapital Bank against its baseline. From January 1, 2014 through March 26, 2016, if PlainsCapital and the combined company have not sufficiently increased their small business lending, the combined company may become subject to a dividend rate as high as seven percent (7%) per annum, and may be required to pay a dividend rate penalty of 0.5% per quarter. Beginning March 27, 2016, the dividend rate on any outstanding shares of such preferred stock will be fixed at nine percent (9%) per annum.

        The Series B Preferred Stock is non-voting, except in limited circumstances. For instance, holders of Series B Preferred Stock would have the right to vote in connection with the authorization of stock senior to the Series B Preferred Stock, amendments to the certificate of formation of the company adversely affecting the Series B Preferred Stock or certain fundamental transactions affecting the Series B Preferred Stock. In addition, in the event that the combined company following the merger misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the combined company's board of directors. In the event that the combined company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two directors to the board of directors of the combined company. The right of the holder of the Series B Preferred Stock to appoint a non-voting observer or elect directors, as the case may be, will terminate when full dividends have been timely paid on the Series B Preferred Stock for at least four consecutive dividend periods.

        The Series B Preferred Stock may be redeemed at any time at Hilltop's option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

Listing

        Hilltop common stock is traded on the NYSE under the symbol "HTH."

 ACCOUNTING TREATMENT OF THE MERGER

        The merger will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of PlainsCapital as of the effective time of the merger will be recorded at their respective fair values and added to those of Hilltop. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of Hilltop issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of PlainsCapital.

 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following general discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of PlainsCapital common stock that exchange their shares of PlainsCapital common stock for shares of Hilltop common stock and cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this joint proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

        This discussion addresses only those holders of PlainsCapital common stock that hold their shares of PlainsCapital common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a financial institution;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

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  an insurance company;

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  a mutual fund;

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  a dealer or broker in stocks and securities, or currencies;

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  a trader in securities that elects mark-to-market treatment;

  •
  a holder of PlainsCapital common stock subject to the alternative minimum tax provisions of the Code;

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  a holder of PlainsCapital common stock that received PlainsCapital common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

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  a person that is not a U.S. holder (as defined below);

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  a person that has a functional currency other than the U.S. dollar;

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  a holder of PlainsCapital common stock that holds PlainsCapital common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

  •
  a United States expatriate.

        In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of PlainsCapital or Hilltop. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of PlainsCapital common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

        The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds PlainsCapital common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding PlainsCapital common stock should consult their own tax advisors.

Tax Consequences of the Merger Generally

        The parties intend for the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to Hilltop's obligation to complete the merger that Hilltop receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to PlainsCapital's obligation to complete the merger that PlainsCapital receive an opinion from Sullivan & Cromwell, dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by Hilltop and PlainsCapital and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service. Hilltop and PlainsCapital have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

        Provided the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, upon exchanging your PlainsCapital common stock for Hilltop common stock and cash (other than cash received in lieu of a fractional share), you generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Hilltop common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of PlainsCapital common stock surrendered) and (2) the amount of cash received pursuant to the merger (excluding any cash received in lieu of a fractional share). If you acquired different blocks of PlainsCapital common stock at different times or different prices, you should consult your tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be long-term capital gain if, as of the effective date of the merger, your holding period with respect to the PlainsCapital common stock surrendered exceeds one year. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See "—Possible Treatment of Cash as a Dividend" below.

        The aggregate tax basis in the shares of Hilltop common stock that you receive in the merger, including any fractional share interests deemed received and sold as described below, will equal your aggregate adjusted tax basis in the PlainsCapital common stock you surrender, reduced by the amount of cash received (excluding any cash received in lieu of a fractional share) and increased by the amount of gain, if any recognized by you (excluding any gain recognized with respect to cash received in lieu of a fractional share) on the exchange. Your holding period for the shares of Hilltop common stock that you receive in the merger (including a fractional share interest deemed received and sold as described below) will include your holding period for the shares of PlainsCapital common stock that you surrender in the exchange.

Possible Treatment of Cash as a Dividend

        In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder's deemed percentage stock ownership of Hilltop. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of PlainsCapital common stock solely for Hilltop common stock and then Hilltop immediately redeemed, which we refer to in this document as the "deemed redemption," a portion of the Hilltop common stock in exchange for the cash the holder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is (1) "substantially disproportionate" with respect to the holder or (2) "not essentially equivalent to a dividend."

        The deemed redemption will generally be "substantially disproportionate" with respect to a holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the holder's deemed percentage stock ownership of Hilltop. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of Hilltop that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of Hilltop that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder's option to purchase in addition to the stock actually owned by the holder.

        The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a "meaningful reduction" if that shareholder has a relatively minor (e.g., approximately 3%) reduction in its percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

        These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

Cash Instead of a Fractional Share

        If you receive cash instead of a fractional share of Hilltop common stock, you will be treated as having received the fractional share of Hilltop common stock pursuant to the merger and then as having sold that fractional share of Hilltop common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to your fractional share of Hilltop common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares (including the holding period of PlainsCapital common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.

 Backup Withholding

        If you are a non-corporate holder of PlainsCapital common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

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  furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

  •
  provide proof that you are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

        This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

COMPARISON OF SHAREHOLDERS' RIGHTS

        Hilltop is incorporated in Maryland and PlainsCapital is incorporated in Texas. Your rights as a PlainsCapital shareholder are governed by the TBOC, the PlainsCapital certificate of formation, as amended, and the PlainsCapital bylaws. Upon completion of the merger, as a Hilltop shareholder your rights will be governed by the Maryland General Corporation Law (the "MGCL"), the Hilltop charter, as amended, and the Hilltop bylaws.

        The following is a summary of the material differences between the rights of holders of Hilltop common stock and the rights of holders of PlainsCapital common stock, but does not purport to be a complete description of those differences. These differences may be determined in full by reference to the MGCL, the TBOC, the Hilltop charter, the PlainsCapital certificate of formation, the Hilltop bylaws and the PlainsCapital bylaws, in each case as amended. The PlainsCapital certificate of formation, the Hilltop charter and each corporation's bylaws are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under "Where You Can Find More Information" included elsewhere in this information statement.

PLAINSCAPITAL	HILLTOP
AUTHORIZED CAPITAL STOCK

Authorized Shares. The PlainsCapital certificate of formation authorizes PlainsCapital to issue 250,000,000 shares of common stock, par value $0.001 per share, including 100,000,000 shares of common stock and 150,000,000 shares of a second series of common stock, no shares of which are outstanding and 50,000,000 shares of preferred stock, par value of $1.00 per share, issuable in series.
Authorized Shares.    Hilltop is authorized under the Hilltop charter to issue 100,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of Special Voting Stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. The Hilltop charter authorizes the Hilltop board of directors to classify and reclassify any unissued shares of Hilltop common stock and preferred stock into other classes or series of stock.
Special Voting Stock. The Hilltop charter authorizes the board of directors, without further shareholder action, to issue up to 10,000,000 shares of special voting stock, none of which are currently issued and outstanding. A holder of special voting stock is not entitled to any regular or special dividend payments or other distributions, including any dividends or other distributions declared or paid with respect to shares of Hilltop's common stock or any other stock, and is not entitled to receive any distributions in the event of liquidation or dissolution. A holder of special voting stock has the right to one vote on all matters submitted to a vote of Hilltop's shareholders, and the holders of special voting stock vote collectively with the holders of Hilltop common stock as one class on all matters submitted to a vote of Hilltop's shareholders.

PLAINSCAPITAL	HILLTOP

Preferred Stock.    PlainsCapital's board of directors has the authority to issue a maximum of 50,000,000 shares of preferred stock from time to time in one or more series and with respect to each series of the preferred stock, to fix and determine by the resolution the number of shares to constitute the series, the designation thereof and any one or more of the following rights and preferences: (i) the rate of dividend; (ii) the price at and terms of and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions (if any) for the redemption or repurchase of the shares; (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vii) voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies that make the voting rights effective). The shares of each series of the preferred stock may vary from the shares of any other series in any or all of the foregoing respects. The board of directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The board of directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series, and the shares so subtracted shall become authorized and unissued shares of preferred stock.

There are currently 114,068 shares of PlainsCapital's preferred stock issued and outstanding, which have been designated Non-Cumulative Perpetual Preferred Stock, Series C.
Preferred Stock.    The Hilltop charter authorizes the board of directors, without further shareholder action, to issue up to 10,000,000 shares of preferred stock, in one or more series, and determine any designations, preferences, qualifications, privileges, limitations, restrictions, or special or relative rights of additional series. The rights of preferred shareholders may supersede the rights of common shareholders.
No shares of Hilltop preferred stock are currently outstanding. However, under the merger agreement, the PlainsCapital Series C Preferred Stock will be converted into one share of preferred stock of Hilltop having rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the PlainsCapital Series C Preferred Stock immediately prior to the effective time of the merger, taken as a whole.
PREEMPTIVE RIGHTS
PlainsCapital shareholders do not have preemptive rights.	Hilltop's shareholders do not have preemptive rights.

PLAINSCAPITAL	HILLTOP
VOTING RIGHTS IN AN EXTRAORDINARY TRANSACTION

PlainsCapital's certificate of formation provides that any action to be taken by the shareholders of PlainsCapital at a meeting of shareholders with regard to a fundamental business transaction, including a merger, requires the vote of only a majority of the issued and outstanding shares of capital stock entitled to be voted thereon, rather than any greater number that otherwise would be required by the TBOC.

 Any change to the PlainsCapital certificate of formation relating to the classification of directors requires the vote of at least two-thirds of the issued and outstanding shares of capital stock entitled to be voted thereon.
As discussed below in "State Anti-Takeover Statutes and Article Provisions," section 21.606 of the TBOC provides for further protections in instances where a business combination occurs with an affiliated shareholder (defined as a shareholder who beneficially owns 20% or more of the voting power of PlainsCapital stock entitled to vote in the election of directors). However, this provision is not applicable to the merger of PlainsCapital and Hilltop.
Under the MGCL, a board of directors must generally declare a merger, consolidation, share exchange or transfer of all or substantially all of its assets advisable and direct that such transaction be submitted to the shareholders of the corporation for consideration. The transaction must be approved by the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter, unless the charter provides for a greater or lesser vote (which must be at least a majority of all votes entitled to be cast on the matter). Hilltop's charter provides that such transactions shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
AMENDMENT TO THE CHARTER/ARTICLES OF INCORPORATION

The PlainsCapital certificate of formation generally may be amended by a vote of at least a majority of the issued and outstanding shares of capital stock entitled to be voted thereon. However, as discussed above, the amendment of certain provisions governing the board of directors requires the affirmative vote of at least two-thirds of the issued and outstanding shares of capital stock entitled to be voted thereon.
Except for amendments relating to removal of directors (which require the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter), Hilltop's charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
AMENDMENT TO THE BYLAWS

The PlainsCapital bylaws may be altered, amended or repealed (1) by the board of directors or (2) by the holders of at least a majority of the shares entitled to vote, and who voted for or against the matter, at a meeting of shareholders at which a quorum is present.	The Hilltop board of directors has the exclusive power to adopt, alter or appeal any provision of our bylaws and to make new bylaws.

PLAINSCAPITAL	HILLTOP
APPRAISAL/DISSENTERS' RIGHTS

Under section 10.354 of the TBOC, dissenters' or appraisal rights are available only in connection with specific transactions. Because PlainsCapital's common stock is held of record by less than 2,000 owners and is not listed on a national securities exchange, PlainsCapital shareholders are entitled to dissenters' rights in connection with the merger. See "The Merger—Dissenters' Rights."
Under Maryland law, a dissenting or objecting shareholder has the right to demand and receive payment of the fair value of the shareholders' stock from the successor if (1) the corporation consolidates or merges with another corporation; (2) the corporation's stock is to be acquired in a statutory share exchange; (3) the corporation transfers its assets in a manner requiring shareholder approval; (4) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the shareholder's rights, unless the right to do so is reserved in the charter of the corporation; or (5) the transaction is subject to certain provisions of the Maryland Business Combination Act, referred to as the MBCA.
Maryland law provides that a shareholder may not demand the fair value of the shareholder's stock and is bound by the terms of the transaction if, among other things, (1) the stock is listed on a national securities exchange on the record date for determining shareholders entitled to vote on the matter or, in certain mergers, the date notice is given or waived (except certain mergers where stock held by directors and executive officers is exchanged for merger consideration not available generally to shareholders); (2) the stock is that of the successor in the merger, unless either (A) the merger alters the contract rights of the stock as expressly set forth in the charter and the charter does not reserve the right to do so or (B) the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or (3) the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting shareholder.

Hilltop's common stock is listed on the NYSE and is expected to be listed on the NYSE on the record date for the Hilltop special meeting. Accordingly, holders of Hilltop common stock are not expected to be entitled to demand and receive payment of fair value in accordance with the MGCL (commonly referred to as appraisal or dissenters' rights) in connection with the merger.

PLAINSCAPITAL	HILLTOP
SPECIAL MEETINGS OF SHAREHOLDERS

The PlainsCapital bylaws provide that a special meeting of the shareholders may be called at any time by the president, the chief executive officer or the board of directors, and shall be called by the chief executive officer or the secretary at the request in writing of the shareholders of not less than 35% of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting.
The chairman of the board, chief executive officer, president or board of directors may call a special meeting of the Hilltop shareholders. A special meeting may also be called by the secretary at the request of shareholders entitled to cast at least a majority of all the votes entitled to be cast on the matter to be considered at the meeting.
SHAREHOLDER PROPOSALS AND NOMINATIONS

If a shareholder wishes to nominate a candidate for election at an annual meeting of PlainsCapital shareholders, the shareholder must (i) be a shareholder of record of PlainsCapital at the time of the giving of the notice for such meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the secretary of PlainsCapital. To be timely in connection with an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of PlainsCapital not less than 130 nor more than 170 calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by PlainsCapital no later than the later of 120 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of PlainsCapital or the day on which public announcement is first made of the date of the annual meeting. To be timely in connection with a special meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of PlainsCapital not less than 80 calendar days nor more than 100 calendar days prior to the date of such meeting; provided, however, that in the event that less than 90 calendar days' notice or prior public announcement of the date of the special meeting is given or made to the shareholders, the shareholder's notice to be timely must be so received not later than the close of business on the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by or on behalf of PlainsCapital or the day on which public announcement is first made of the date of the special meeting.
The Hilltop bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to Hilltop's notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in Hilltop's notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Hilltop board of directors at a special meeting may be made only (i) pursuant to Hilltop's notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

PLAINSCAPITAL	HILLTOP

Any shareholder notice for nomination for directors must include all information relating to such nominees that is required to be discussed under the Exchange Act, as to the nominating shareholder, the name and address of such shareholder, the beneficial ownership of such shareholder, a description of certain arrangements and agreements relating to such nomination and certain representations as well as any other information that would be required to be disclosed in a proxy statement for the election of directors in an election contest.

For business, other than nominations of directors, to be properly requested by a shareholder for consideration at an annual or special meeting, the shareholder must (i) be a shareholder of record of PlainsCapital at the time of the giving of the notice for such meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the secretary, and such business must be a proper matter for shareholder action. To be timely in connection with an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of PlainsCapital not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by PlainsCapital no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of PlainsCapital or the day on which public announcement is first made of the date of the annual meeting. To be timely in connection with a special meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of PlainsCapital not less than 40 calendar days nor more than 60 calendar days prior to the date of such meeting; provided, however, that in the event that less than 50 calendar days' notice or prior public announcement of the date of the special meeting is given or made to the shareholders, the shareholder's notice to be timely must be so received not later than the close of business on the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by or on behalf of PlainsCapital or the day on which public announcement is first made of the date of the special meeting.

PLAINSCAPITAL	HILLTOP
A shareholder's notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual or special meeting: (A) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on PlainsCapital's books, of the shareholder proposing such business; (C) the class and number of shares of PlainsCapital that are owned beneficially and of record by the shareholder proposing such business with respect to PlainsCapital's securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder with respect to PlainsCapital's securities; (D) any material interest of the shareholder proposing such business; and (E) any agreements the shareholder proposing such business has with other persons or entities in connection with such business.
BOARD OF DIRECTORS
Number of Directors

PlainsCapital has a board of directors consisting of ten (10) directors. To be elected as director, each director nominee must receive a plurality of the votes cast by the shareholders entitled to vote for the election of directors.
The Hilltop board of directors has twelve (12) members. The Hilltop bylaws provide that the number of directors will be not less than one (the minimum required by the MGCL) or more than fifteen (15) and may be increased or decreased from time to time in the discretion of the board, except that no decrease in the number of directors may affect the term of any incumbent director. Directors are elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present.
Classification

The PlainsCapital certificate of formation provides that the board of directors is classified with respect to the time for which the directors severally hold office into three (3) classes, as nearly equal in number as possible as determined by the board of directors, with the terms of office of one class expiring each year. At each annual meeting, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.	Hilltop's board of directors is not classified; all directors are subject to re-election on an annual basis.

PLAINSCAPITAL	HILLTOP
Removal

PlainsCapital shareholders holding a majority of shares then entitled to vote at an election of directors may terminate the term of office of all or any of the directors only for cause and only by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the board of directors caused by such action shall be filled only by election by the shareholders.	A director of Hilltop may be removed from office only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Vacancies

PlainsCapital's board of directors may fill a vacancy on the board of directors by a majority vote of the board of directors then in office, although it may be less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. During a period between two successive annual meetings of shareholders, the board of directors may not fill more than two vacancies created by an increase in the number of directors.	Vacancies in the Hilltop board of directors may be filled by vote of a majority of the remaining members of the board of directors, even if less than a quorum.
Special Meetings of the Board

Special meetings of the board of directors may be called by or at the request of the chief executive officer or by the written request of a majority of directors then in office. Notice must be given at least three hours previous thereto if given either personally (including written notice delivered personally or by telephone notice) or by telex, telecopy, telegram, electronic mail or other means of immediate communication, or at least 72 hours previous thereto if given by written notice mailed or otherwise transmitted to each director at the address of his business or residence.
Special meetings of the Hilltop board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the board may fix any place as the place for holding any special meeting of the board called by them. The board may provide, by resolution, the time and place for the holding of special meetings of the board without other notice than such resolution.

PLAINSCAPITAL	HILLTOP
Director Liability and Indemnification

A director of PlainsCapital shall not be liable to PlainsCapital or its shareholders for monetary damages for any act or omission in the director's capacity as a director, unless the director is found liable under applicable law for:
        (a)    a breach of the director's duty of loyalty to PlainsCapital or its shareholders;
        (b)    an act or omission not in good faith that constitutes a breach of duty of the director to PlainsCapital or that involves intentional misconduct or a knowing violation of the law;
        (c)    a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's duties; or

         (d)    an act or omission for which the liability of the director is expressly provided for by an applicable statute.
If the TBOC is amended to authorize action further eliminating or limiting the liability of directors, then according to the certificate of formation, the liability of a director of PlainsCapital shall automatically be eliminated or limited to the fullest extent permitted by the TBOC as so amended.
PlainsCapital's certificate of formation and bylaws provide for indemnification by PlainsCapital to the fullest extent permitted by the TBOC. Under the certificate of formation, any director who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is or was a director of PlainsCapital shall be indemnified by PlainsCapital to the fullest extent permitted by the TBOC against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. These indemnification rights could involve indemnification for negligence or under theories of strict liability.

The Hilltop bylaws provide for indemnification and advancement of expenses by Hilltop, to the fullest extent permitted by Maryland law, of Hilltop directors and officers who are made or threatened to be made a party to a proceeding by reason of his or her service in that capacity. The bylaws also permit Hilltop to provide such indemnification and advancement of expenses to any Hilltop employee or agent.
Under Maryland law, directors' and officers' liability to the corporation or its shareholders for money damages may be expanded or limited, except that liability of a director or officer may not be limited: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

 Under Maryland law, a corporation may not indemnify a director or officer if it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding; and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; or (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

PLAINSCAPITAL	HILLTOP
The right to indemnification includes the right to be paid or reimbursed for the reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to PlainsCapital of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified or if such indemnification is prohibited by applicable law.	Under Maryland law, a corporation may not indemnify a director or officer who has been adjudged liable in a suit by or in the right of the corporation or in which the director or officer was adjudged liable to the corporation or on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director is fairly and reasonably entitled to indemnification, even though the director did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Except for a proceeding brought to enforce indemnification or where a resolution of the board of directors or an agreement approved by the board expressly provides otherwise, a corporation may not indemnify a director for a proceeding brought by the director against the corporation.
SHAREHOLDER RIGHTS PLAN
PlainsCapital does not have a shareholder rights plan currently in effect.	Hilltop does not have a shareholder rights plan currently in effect.
STATE ANTI-TAKEOVER STATUTES AND ARTICLE PROVISIONS
Business Combinations and Control Share Acquisitions

Section 21.606 of the TBOC restricts certain business combinations between PlainsCapital and an affiliated shareholder (defined as a shareholder who beneficially owns 20% or more of the voting power of PlainsCapital stock entitled to vote generally in the election of directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of at least two-thirds of the voting stock of PlainsCapital that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder acquiring the shares. Although PlainsCapital may elect to exclude itself from the restrictions imposed by section 21.606, its certificate of formation does not currently do so.
Under Maryland law, "business combinations" between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•

any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10%or more of the voting power of the then outstanding voting stock of the corporation.

PLAINSCAPITAL	HILLTOP
A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
• 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits the board of directors to adopt a resolution opting out of the application of the statute, and the Hilltop board of directors has adopted such a resolution. In addition, the Hilltop charter contains a provision that requires Hilltop to obtain the shareholder approval before it can opt back into the statute.

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
• one-tenth or more but less than one-third,

PLAINSCAPITAL	HILLTOP
• one-third or more but less than a majority, or

•

a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Hilltop's bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Hilltop's stock. In addition, Hilltop's charter contains a provision that requires Hilltop to obtain the approval of our shareholders before it can opt back into the statute.
The Hilltop charter provides for certain transfer restrictions that, subject to certain exceptions (including board approval), prohibit and void transactions which would create new 5% shareholders

PLAINSCAPITAL	HILLTOP
or increase the ownership percentage of existing 5% shareholders of Hilltop. The Hilltop board of directors has resolved that as of the effective time of the merger, such restrictions will no longer be in the best interests of Hilltop and its shareholders, and that such restrictions shall cease to be effective as of the effective time.
DUTIES OF DIRECTORS

Under the TBOC, the standard of conduct for directors is governed by statute. Generally, directors of Texas corporations are required to discharge the duties of their respective positions in good faith, and with the diligence, care, judgment, and skill which ordinary prudent men would exercise under similar circumstances in like positions.
Under the MGCL, the standard of conduct for directors is governed by statute. The MGCL requires that a director of a Maryland corporation perform his or her duties: (1) in good faith, (2) in a manner the director reasonably believes to be in the interests of the corporation and (3) with the care that an ordinarily prudent person in a like position would use under similar circumstances.

MARKET PRICES AND DIVIDENDS OF HILLTOP COMMON STOCK

        Hilltop common stock is listed on the New York Stock Exchange under the trading symbol "HTH." The common stock of PlainsCapital has not been registered under the Securities Act and is not listed or traded on any exchange or over-the-counter market. The following table sets forth, for the periods indicated, the high and low sales prices of shares of Hilltop common stock as reported on the New York Stock Exchange, and the quarterly cash dividends declared per share of Hilltop and PlainsCapital.

  Comparative Market Prices and Dividends

	Hilltop Common Stock			PlainsCapital Common Stock
	High	Low	Dividend	Dividend
2009
First Quarter	$11.95	$8.93	$—	$0.05
Second Quarter	12.53	10.87	—	0.05
Third Quarter	12.98	11.20	—	0.05
Fourth Quarter	12.95	11.25	—	0.05
2010
First Quarter	$12.41	$11.29	$—	$0.05
Second Quarter	12.20	9.90	—	0.05
Third Quarter	10.77	9.31	—	0.05
Fourth Quarter	10.52	9.47	—	0.05
2011
First Quarter	$10.13	$9.01	$—	$0.05
Second Quarter	10.09	8.60	—	0.05
Third Quarter	9.01	7.12	—	0.05
Fourth Quarter	8.60	6.88	—	0.09
2012
First Quarter	$9.10	$7.87	$—	$0.06
Second Quarter	10.89	7.75	—	0.06
Third Quarter*	10.86	10.21	—

*
Through August 2, 2012

        On May 8, 2012, the last full trading day before the announcement of the merger agreement, the high and low sales prices of shares of Hilltop common stock as reported on the New York Stock Exchange were $8.06 and $7.96, respectively. On August 2, 2012, the last full trading day before the date of this document, the high and low sale prices of shares of Hilltop common stock as reported on the New York Stock Exchange were 10.51 and 10.34, respectively.

        As of August 1, 2012, the last date prior to printing this document for which it was practicable to obtain this information, there were approximately 166 registered holders of Hilltop common stock and approximately 980 registered holders of PlainsCapital common stock. Hilltop shareholders and PlainsCapital shareholders are advised to obtain current market quotations for Hilltop common stock before voting. The market price of Hilltop common stock will fluctuate between the date of this document and the effective date of the merger. No assurance can be given concerning the market price of Hilltop common stock before or after the effective date of the merger.

 LEGAL MATTERS

        The validity of the Hilltop common stock to be issued in connection with the merger will be passed upon by Wachtell, Lipton, Rosen & Katz. Wachtell, Lipton, Rosen & Katz will also pass upon certain U.S. federal income tax matters for Hilltop. Sullivan & Cromwell LLP will pass upon certain U.S. federal income tax matters for PlainsCapital.

EXPERTS

        The financial statements of Hilltop and Hilltop management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Hilltop's Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of PlainsCapital Corporation at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS AND OTHER MATTERS

PlainsCapital

        PlainsCapital will hold an annual meeting in 2013 only if the merger has not already been completed.

        Pursuant to rules of the SEC, a shareholder who intends to present a proposal at PlainsCapital's next annual meeting of shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the Corporate Secretary of PlainsCapital at 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219. The proposal must be received no later than December 5, 2012.

        Shareholders wishing to submit proposals to be presented directly at PlainsCapital's next annual meeting of shareholders instead of by inclusion in next year's proxy statement must follow the submission criteria and deadlines set forth in PlainsCapital's bylaws concerning shareholder proposals. To be timely in connection with PlainsCapital's next annual meeting, a shareholder proposal concerning business other than director nominations must be received by PlainsCapital at its principal executive offices between January 9, 2013 and February 8, 2013. To be timely in connection with PlainsCapital's next annual meeting, a shareholder proposal concerning director nominations must be received by PlainsCapital at its principal executive offices between November 20, 2012 and December 30, 2012.

        You may obtain a copy of PlainsCapital's bylaws by writing to the Corporate Secretary of PlainsCapital at the above address. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and PlainsCapital's bylaws.

Hilltop

        Shareholder proposals intended to be presented at Hilltop's 2013 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by Hilltop at its principal executive offices no later than 5:00 p.m., Dallas, Texas time, on January 3, 2013 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in Hilltop's 2013 proxy statement and proxy.

        In order for director nominations and proposals of shareholders made outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 to be considered "timely" for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 and pursuant to Hilltop's current bylaws, the nomination or proposal must be received by Hilltop at its principal executive offices not before December 29, 2012, and not later than 5:00 p.m. Dallas, Texas time, on January 28, 2013; provided, however, that in the event that the date of Hilltop's 2013 annual meeting is not within 30 days before or after June 15, 2013, notice by the shareholder in order to be timely must be received no earlier than the 120th day prior to the date of Hilltop's 2013 annual meeting and not later than 5:00 p.m. Dallas, Texas time, on the 90th day prior to the date of Hilltop's 2013 annual meeting or the tenth day following the day on which public announcement of the date of Hilltop's 2013 annual meeting is first made, whichever is later. Shareholders are advised to review Hilltop's charter and bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations, copies of which are available without charge upon request to Hilltop's Corporate Secretary.

 WHERE YOU CAN FIND MORE INFORMATION

        Hilltop has filed with the SEC a registration statement under the Securities Act that registers the distribution to PlainsCapital shareholders of the shares of Hilltop common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Hilltop and Hilltop stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

        You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like Hilltop, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Hilltop with the SEC are also available at Hilltop's internet website. The address of the site is www.hilltop-holdings.com. We have included the web addresses of the SEC and Hilltop as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

        The SEC allows Hilltop to incorporate by reference information in this document. This means that Hilltop can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

        This document incorporates by reference the documents listed below that Hilltop previously filed with the SEC. They contain important information about the companies and their financial condition.

Hilltop SEC Filings

(SEC File No. 1-31987; CIK No. 0001265131)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2011
Definitive Proxy Statement on Schedule 14A Quarterly Reports on Form 10-Q	Filed on April 30, 2012 Quarter ended March 31, 2012
Current Reports on Form 8-K	Filed on March 14, 2012, May 9, 2012, May 11, 2012 and June 20, 2012

        To the extent that any information contained in any report on Form 8-K or any exhibit thereto, was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

        All documents filed by Hilltop with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing date of this document and prior to the later of the date the offering is terminated and the date of the special meeting of Hilltop shareholders to consider and vote on the approval of the merger agreement, and are incorporated by reference into this document and are a part of this document from the date of filing. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        PlainsCapital is currently not eligible to incorporate in this document by reference any documents that it filed, or may file in the future, with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

        Except where the context otherwise indicates, Hilltop has supplied all information contained or incorporated by reference in this document relating to Hilltop, as well as all pro forma financial information, and PlainsCapital has supplied all information relating to PlainsCapital.

        Documents incorporated by reference are available from Hilltop without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Hilltop as follows:

Hilltop Holdings Inc.
200 Crescent Court, Suite 1330
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 855-2177

        PlainsCapital's audited consolidated financial statements and related notes for the year ended December 31, 2011 and PlainsCapital's unaudited consolidated financial statements and related notes for the three months ended March 31, 2012 are included in this document beginning on page F-1.

        Hilltop shareholders and PlainsCapital shareholders requesting documents should do so by September 13, 2012, in order to receive them before their respective special meetings.    You will not be charged for any of these documents that you request. If you request any incorporated documents from Hilltop, Hilltop will mail them to you by first class mail, or another equally prompt means after it receives your request.

        Neither Hilltop nor PlainsCapital has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

        The representations, warranties and covenants described in this document and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Hilltop and PlainsCapital, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Hilltop and PlainsCapital rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Hilltop, PlainsCapital or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Hilltop or PlainsCapital. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus.

Financial Statements.

        As used in the audited consolidated financial statements and unaudited consolidated interim financial statements that follow, unless the context otherwise indicates, the references to "we," "us," "our" or "PlainsCapital" refer to PlainsCapital Corporation, a Texas corporation, and its consolidated subsidiaries as a whole, references to our "Company" refer to PlainsCapital Corporation, a Texas corporation and not its subsidiaries, references to the "Bank" refer to PlainsCapital Bank, a Texas banking association (a wholly owned subsidiary of PlainsCapital Corporation), references to "First Southwest" refer to First Southwest Holdings, LLC, a Delaware limited liability company (a wholly owned subsidiary of the Bank), and its subsidiaries as a whole, references to "FSC" refer to First Southwest Company, a Delaware corporation (a wholly owned subsidiary of First Southwest), and references to "PrimeLending" refer to PrimeLending, a PlainsCapital Company, a Texas corporation (a wholly owned subsidiary of the Bank, and its subsidiaries as a whole.

Consolidated financial statements

PlainsCapital Corporation and subsidiaries

Years ended December 31, 2011, 2010 and 2009

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
PlainsCapital Corporation

        We have audited the accompanying consolidated balance sheets of PlainsCapital Corporation and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PlainsCapital Corporation and subsidiaries at December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

        We also have examined, in accordance with attestation standards established by the American Institute of Certified Public Accountants, management's assertion that the Company maintained effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 16, 2012 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Dallas, Texas
March 16, 2012

PlainsCapital Corporation and Subsidiaries

Consolidated Balance Sheets

December 31,

	2011	2010
	(In thousands)
Assets
Cash and due from banks	$344,647	$332,208
Federal funds sold and securities purchased under agreements to resell	3,347	154,501
Loans held for sale	776,372	477,711
Securities
Trading, at fair market value	58,957	18,931
Available for sale, amortized cost $594,287 and $614,588, respectively	601,086	613,236
Held to maturity, fair market value $188,736 and $228,730, respectively	179,710	232,913

	839,753	865,080
Loans, net of unearned income	3,351,167	3,138,170
Allowance for loan losses	(67,495)	(65,169)

Loans, net	3,283,672	3,073,001
Broker-dealer and clearing organization receivables	111,690	45,768
Fee award receivable	18,002	19,222
Investment in unconsolidated subsidiaries	2,012	2,012
Premises and equipment, net	92,906	80,183
Accrued interest receivable	16,175	16,615
Other real estate owned	30,254	23,968
Goodwill, net	35,880	35,880
Other intangible assets, net	11,385	13,441
Other assets	133,925	173,815

Total assets	$5,700,020	$5,313,405

Liabilities and Shareholders' Equity
Deposits
Noninterest-bearing	$328,858	$256,372
Interest-bearing	3,917,348	3,662,087

Total deposits	4,246,206	3,918,459
Broker-dealer and clearing organization payables	186,483	72,830
Short-term borrowings	476,439	582,134
Capital lease obligations	12,121	11,693
Notes payable	54,966	63,776
Junior subordinated debentures	67,012	67,012
Other liabilities	137,509	150,225

Total liabilities	5,180,736	4,866,129
Commitments and contingencies
Shareholders' equity
PlainsCapital Corporation shareholders' equity
Preferred stock, $1.00 par value per share, authorized 50,000,000 shares;
Series A, 0 and 87,631 shares issued	—	84,481
Series B, 0 and 4,382 shares issued	—	4,712
Series C, 114,068 and 0 shares issued	114,068	—
Original Common Stock, $0.001 par value per share, authorized 100,000,000 and 50,000,000 shares, respectively; 31,920,732 and 31,780,828 shares issued, respectively	32	32
Common Stock, $0.001 par value per share, authorized 150,000,000 shares; 0 shares issued	—	—
Surplus	156,123	153,289
Retained earnings	244,291	206,786
Accumulated other comprehensive income (loss)	4,587	(281)

	519,101	449,019
Unearned ESOP shares (190,254 and 232,381 shares, respectively)	(2,070)	(2,528)

Total PlainsCapital Corporation shareholders' equity	517,031	446,491
Noncontrolling interest	2,253	785

Total shareholders' equity	519,284	447,276

Total liabilities and shareholders' equity	$5,700,020	$5,313,405

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Income

For the Years Ended December 31,

(In thousands, except per share amounts)

	2011	2010	2009
Interest income:
Loans, including fees	$180,209	$183,657	$180,119
Securities
Taxable	18,632	17,697	9,461
Tax-exempt	9,750	9,224	7,494
Federal funds sold and securities purchased under agreements to resell	3,119	1,720	90
Interest-bearing deposits with banks	945	823	259
Other	6,788	5,304	5,400

Total interest income	219,443	218,425	202,823
Interest expense
Deposits	28,172	29,586	32,137
Short-term borrowings	1,700	2,156	2,749
Capital lease obligations	548	557	493
Notes payable	3,141	3,473	3,491
Junior subordinated debentures	2,502	2,546	2,960
Other	449	407	634

Total interest expense	36,512	38,725	42,464

Net interest income	182,931	179,700	160,359
Provision for loan losses	21,757	83,226	66,673

Net interest income after provision for loan losses	161,174	96,474	93,686
Noninterest income
Service charges on depositor accounts	8,195	8,403	9,055
Net realized gains on sale of securities	1,519	2,048	316
Other-than-temporary impairment
Total other-than-temporary impairment losses on securities	(7,502)	—	—
Portion of loss recognized in other comprehensive income	2,197	—	—

Net other-than-temporary impairment losses recognized in earnings	(5,305)	—	—
Net gains from sale of loans	293,469	230,029	134,515
Mortgage loan origination fees	72,351	79,759	85,613
Trust fees	4,198	4,314	3,879
Investment advisory fees and commissions	68,633	76,917	73,773
Securities brokerage fees and commissions	23,468	24,598	21,319
Other	11,230	6,115	6,438

Total noninterest income	477,758	432,183	334,908
Noninterest expense
Employees' compensation and benefits	348,121	299,286	240,667
Occupancy and equipment, net	64,682	59,013	50,992
Professional services	30,425	29,874	23,783
Deposit insurance premiums	4,834	6,304	6,295
Repossession and foreclosure, net of recoveries	14,868	9,175	5,716
Other	91,088	76,394	54,738

Total noninterest expense	554,018	480,046	382,191

Income before income taxes	84,914	48,611	46,403
Income tax provision	30,068	15,412	14,855

Net income	54,846	33,199	31,548
Less: Net income attributable to noncontrolling interest	1,650	790	220

Net income attributable to PlainsCapital Corporation	53,196	32,409	31,328
Dividends on preferred stock and other	7,488	5,569	5,704

Income applicable to PlainsCapital Corporation common shareholders	$45,708	$26,840	$25,624

Earnings per share
Basic	$1.39	$0.82	$0.79

Diluted	$1.36	$0.80	$0.77

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income

For the Years Ended December 31,

(In thousands)

	2011	2010	2009
Net income	$54,846	$33,199	$31,548
Other comprehensive income (loss)
Unrealized gains (losses) on securities available for sale, net of tax of $2,784, ($85) and ($776)	5,167	(156)	(1,474)
Unrealized gains (losses) on securities held in trust for the Supplemental Executive Pension Plan, net of tax of ($137), $144 and $442	(254)	257	855
Unrealized loss on customer-related cash flow hedges, net of tax of ($24), ($44) and ($7)	(45)	(82)	(12)

Comprehensive income	59,714	33,218	30,917
Less: comprehensive income attributable to noncontrolling interest	1,650	790	220

Comprehensive income applicable to PlainsCapital Corporation common shareholders	$58,064	$32,428	$30,697

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Shareholders' Equity

	PlainsCapital Corporation Shareholders
	Preferred Stock		Common Stock				Accumulated Other Comprehensive Income (Loss)
						Retained Earnings		Unearned ESOP Shares	Noncontrolling Interest
	Shares	Amount	Shares	Amount	Surplus					Total
	(dollars in thousands)
Year Ended December 31, 2009
Balance, January 1, 2009	92,013	$87,631	31,573,518	$32	$147,445	$167,865	$331	$(3,489)	$1,709	$401,524
Stock option plans' activity, including compensation expense	—	—	39,555	—	2,326	—	—	—	—	2,326
Adjustment to stock issued in business combination	—	—	(63)	—	(1)	—	—	—	—	(1)
Stock-based compensation expense	—	—	—	—	856	—	—	—	—	856
ESOP activity	—	—	—	—	—	18	—	488	—	506
Dividends on common stock ($0.20 per share)	—	—	—	—	—	(6,764)	—	—	—	(6,764)
Dividends on preferred stock	—	—	—	—	—	(4,935)	—	—	—	(4,935)
Preferred stock discount and accretion	—	769	—	—	—	(769)	—	—	—	—
Cash received from noncontrolling interest	—	—	—	—	—	—	—	—	49	49
Cash distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(319)	(319)
Net income	—	—	—	—	—	31,328	—	—	220	31,548
Other comprehensive loss	—	—	—	—	—	—	(631)	—	—	(631)

Balance, December 31, 2009	92,013	88,400	31,613,010	32	150,626	186,743	(300)	(3,001)	1,659	424,159
Year Ended December 31, 2010
Stock option plans' activity, including compensation expense	—	—	92,399	—	603	—	—	—	—	603
Vesting of stock-based compensation	—	—	75,419	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	1,595	—	—	—	—	1,595
ESOP activity	—	—	—	—	—	—	—	473	—	473
Dividends on common stock ($0.20 per share)	—	—	—	—	—	(6,797)	—	—	—	(6,797)
Dividends on preferred stock	—	—	—	—	—	(4,776)	—	—	—	(4,776)
Preferred stock discount and accretion	—	793	—	—	—	(793)	—	—	—	—
Cash received from noncontrolling interest	—	—	—	—	—	—	—	—	147	147
Cash distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(433)	(433)
Redemption of noncontrolling interest	—	—	—	—	465	—	—	—	(1,378)	(913)
Net income	—	—	—	—	—	32,409	—	—	790	33,199
Other comprehensive income	—	—	—	—	—	—	19	—	—	19

Balance, December 31, 2010	92,013	89,193	31,780,828	32	153,289	206,786	(281)	(2,528)	785	447,276
Year Ended December 31, 2011
Redemption of Series A and Series B preferred stock	(92,013)	(92,013)	—	—	—	—	—	—	—	(92,013)
Sale of Series C preferred stock	114,068	114,068	—	—	—	—	—	—	—	114,068
Stock option plans' activity, including compensation expense	—	—	54,691	—	382	—	—	—	—	382
Vesting of stock-based compensation	—	—	85,213	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	2,452	—	—	—	—	2,452
ESOP activity	—	—	—	—	—	(9)	—	458	—	449
Dividends on common stock ($0.24 per share)	—	—	—	—	—	(8,194)	—	—	—	(8,194)
Dividends on preferred stock	—	—	—	—	—	(4,668)	—	—	—	(4,668)
Preferred stock discount and accretion	—	2,820	—	—	—	(2,820)	—	—	—	—
Cash received from noncontrolling interest	—	—	—	—	—	—	—	—	1,000	1,000
Cash distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(1,182)	(1,182)
Net income	—	—	—	—	—	53,196	—	—	1,650	54,846
Other comprehensive income	—	—	—	—	—	—	4,868	—	—	4,868

Balance, December 31, 2011	114,068	$114,068	31,920,732	$32	$156,123	$244,291	$4,587	$(2,070)	$2,253	$519,284

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

(In thousands)

	2011	2010	2009
Operating Activities
Net income	$54,846	$33,199	$31,548
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Provision for loan losses	21,757	83,226	66,673
Net losses on other real estate owned	13,190	5,753	3,776
Depreciation and amortization	28,352	17,700	11,638
Stock-based compensation expense	2,471	1,735	1,070
Net realized losses (gains) on securities	3,786	(2,048)	(316)
Loss on sale of premises and equipment	814	364	33
Stock dividends received on securities	(21)	(59)	(48)
Deferred income taxes	2,014	(18,100)	1,255
Net change in prepaid FDIC assessments	4,271	5,487	(15,086)
Net change in assets segregated for regulatory purposes	—	—	11,500
Net change in trading securities	(40,026)	5,252	(22,622)
Net change in broker-dealer and clearing organization receivables	(65,922)	36,946	(37,383)
Net change in fee award receivable	1,220	1,282	1,040
Net change in broker-dealer and clearing organization payables	113,653	(42,640)	49,069
Net change in other assets	(986)	(12,089)	(1,694)
Net change in other liabilities	(13,167)	19,717	36,579
Net gains from sale of loans	(293,469)	(230,029)	(134,515)
Loans originated for sale	(8,611,267)	(7,615,595)	(5,690,330)
Proceeds from loans sold	8,633,730	7,784,495	5,564,729

Net cash provided by (used in) operating activities	(144,754)	74,596	(123,084)

Investing Activities
Net change in securities purchased under resale agreements	126,569	(127,374)	—
Proceeds from maturities and principal reductions of securities held to maturity	25,188	75,787	30,804
Proceeds from sales, maturities and principal reductions of securities available for sale	627,825	318,377	151,841
Purchases of securities held to maturity	(1,031)	(11,230)	(121,936)
Purchases of securities available for sale	(592,009)	(705,940)	(198,616)
Net change in loans	(260,133)	(164,269)	(182,627)
Purchases of premises and equipment and other assets	(30,375)	(21,009)	(23,475)
Proceeds from sales of premises and equipment and other real estate owned	13,643	17,502	10,599
Net cash received (paid) for Federal Home Loan Bank and Federal Reserve Bank stock	(149)	9,329	(2,139)

Net cash provided by (used in) investing activities	(90,472)	(608,827)	(335,549)

Financing Activities
Net change in deposits	327,747	655,275	369,672
Net change in short-term borrowings	(105,695)	94,056	228,202
Proceeds from notes payable	4,000	3,700	6,350
Payments on notes payable	(12,810)	(8,474)	(88,814)
Payments to redeem preferred stock	(92,013)	—	—
Proceeds from issuance of preferred stock	114,068	—	—
Proceeds from issuance of common stock	363	463	227
Dividends paid	(12,397)	(11,573)	(11,089)
Net cash received from (distributed to) noncontrolling interest	(182)	(286)	(270)
Other, net	(1)	38	151

Net cash provided by (used in) financing activities	223,080	733,199	504,429

Net change in cash and cash equivalents	(12,146)	198,968	45,796
Cash and cash equivalents at beginning of year	359,335	160,367	114,571

Cash and cash equivalents at end of year	$347,189	$359,335	$160,367

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$39,509	$38,437	$42,804

Income taxes	$17,383	$34,526	$17,030

Supplemental Schedule of Noncash Activities
Conversion of loans to other real estate owned	$28,542	$32,209	$26,276

Capital leases	$887	$—	$3,814

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies

Nature of Operations

        PlainsCapital Corporation ("PlainsCapital") is a financial holding company registered under the Bank Holding Company Act of 1956, as amended by the Graham-Leach-Bliley Act of 1999, headquartered in Dallas, Texas, that provides, through its subsidiaries, an array of financial products and services. In addition to traditional banking services, PlainsCapital provides residential mortgage lending, investment banking, public finance advisory, wealth and investment management, treasury management, capital equipment leasing, fixed income sales, asset management and correspondent clearing services.

Basis of Presentation

        PlainsCapital owns 100% of the outstanding stock of PlainsCapital Bank and 100% of the membership interest in PlainsCapital Equity, LLC. PlainsCapital owns a 69.75% membership interest in Hester Capital Management, LLC ("Hester Capital"). PlainsCapital Bank owns 100% of the outstanding stock of PrimeLending, a PlainsCapital Company ("PrimeLending"), PNB Aero Services, Inc. and PCB-ARC, Inc. PlainsCapital Bank has a 100% membership interest in First Southwest Holdings, LLC ("First Southwest") and PlainsCapital Securities, LLC, as well as a 51% voting interest in PlainsCapital Insurance Services, LLC.

        PrimeLending owns a 100% membership interest in PrimeLending Ventures Management, LLC, the controlling and sole managing member of PrimeLending Ventures, LLC ("Ventures"). Through a series limited liability company structure, Ventures establishes separate operating divisions with select business partners, such as home builders, real estate brokers and financial institutions, to originate residential mortgage loans.

        On June 30, 2011, PlainsCapital Bank dissolved Plains Financial Corporation, which had no significant operations or net assets at the time of its dissolution.

        After the close of business on December 31, 2008, First Southwest Holdings, Inc., a diversified, private investment banking corporation headquartered in Dallas, Texas merged into FSWH Acquisition LLC, a wholly owned subsidiary of PlainsCapital Bank. Following the merger, FSWH Acquisition LLC changed its name to "First Southwest Holdings, LLC." The principal subsidiaries of First Southwest are First Southwest Company ("FSC"), a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and the Financial Industry Regulatory Authority ("FINRA"), and First Southwest Asset Management, Inc., a registered investment advisor under the Investment Advisors Act of 1940.

        The acquisition cost of First Southwest Holdings, Inc. was approximately $62.2 million. In addition, PlainsCapital placed approximately 1.7 million shares of PlainsCapital common stock, valued at approximately $19.2 million as of December 31, 2008, into escrow. The percentage of shares to be released from escrow and distributed to former First Southwest shareholders will be determined based upon, among other factors, the valuation of certain auction rate bonds held by First Southwest prior to the merger (or repurchased from investors following the closing of the merger) as of the last day of December 2012 or, if applicable, the aggregate sales price of such auction rate bonds prior to such date. Any shares issued out of the escrow will be accounted for as additional acquisition cost.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

        PlainsCapital used a third-party valuation specialist to assist in the determination of the fair value of assets acquired, including intangibles, and liabilities assumed in the acquisition. The purchase price allocation resulted in net assets acquired in excess of consideration paid of approximately $12.8 million. That amount has been recorded in other liabilities until the contingent consideration issue described previously is settled. Upon resolution of the contingent consideration issue, the acquisition cost of First Southwest may increase, resulting in a smaller excess of net assets acquired over consideration paid, or in certain circumstances, an excess of consideration paid over net assets acquired that would result in recording goodwill from the transaction. Any remaining excess of net assets acquired over consideration paid will be allocated pro rata to reduce the carrying value of certain purchased assets.

        The consolidated financial statements include the accounts of the above-named entities. All significant intercompany transactions and balances have been eliminated. Noncontrolling interests have been recorded for minority ownership in entities that are not wholly owned and are presented in compliance with the provisions of Noncontrolling Interest in Subsidiary Subsections of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), as discussed below.

        PlainsCapital also owns 100% of the outstanding common stock of PCC Statutory Trusts I, II, III and IV (the "Trusts"), which are not included in the consolidated financial statements under the requirements of the Variable Interest Entities Subsections of the ASC, because the primary beneficiaries of the Trusts are not within the consolidated group.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates regarding the allowance for loan losses are particularly subject to change.

Securities Purchased Under Agreements to Resell

        Securities purchased under agreements to resell (reverse repurchase agreements or reverse repos) are treated as collateralized financings and are carried at the amounts at which the securities will subsequently be resold as specified in the agreements. PlainsCapital is in possession of collateral with a fair value equal to or in excess of the contract amounts.

Loans Held for Sale

        Loans held for sale consist primarily of single-family residential mortgages funded through PrimeLending. These loans are generally on the consolidated balance sheet for no more than 30 days. Substantially all mortgage loans originated by PrimeLending are sold in the secondary market, servicing released, and, until they are sold, are carried at fair value under the provisions of the Fair Value Option Subsections of the ASC ("Fair Value Option"). Changes in the fair value of the loans held for sale are recognized in earnings and fees and costs associated with origination are recognized as incurred. The specific identification method is used to determine realized gains and losses on sales of loans, which are reported as net gains (losses) in noninterest income. Loans sold are subject to certain indemnification provisions with investors, including the repurchase of loans sold and repayment of

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

certain sales proceeds to investors under certain conditions. PlainsCapital Bank guarantees PrimeLending's performance with respect to the indemnification provisions included in purchase agreements with certain third parties. As of December 31, 2011 and 2010, PrimeLending had an accrued liability of $8.1 million and $9.9 million, respectively, as its best estimate of its obligations under these indemnification provisions. The accrued liability is based upon, among other things, historical loan loss rates and loan repurchases, current trends in loan originations and the geographic location of underlying collateral.

Securities

        Management classifies securities at the time of purchase and reassesses such designation at each balance sheet date. Transfers between categories from these reassessments are rare. Securities held for resale to facilitate principal transactions with customers are classified as trading, and are carried at fair value, with changes in fair value reflected in the statement of income. PlainsCapital reports interest income on trading securities as interest income on securities and other changes in fair value as other noninterest income.

        Securities to be held for indefinite periods of time but not intended to be held to maturity or on a long-term basis are classified as available for sale. Securities included in this category are those that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk, and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at fair value. Unrealized holding gains and losses on securities available for sale, net of taxes, are reported in other comprehensive income until realized. Premiums and discounts are recognized in interest income using the interest method and consider any optionality that may be embedded in the security.

        Securities that management has the positive intent and ability to hold until maturity are classified as held to maturity. These securities are carried at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income using the interest method over the period to maturity.

        Purchases and sales (and related gain or loss) of securities are recorded on the trade date, based on specific identification. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the other-than-temporary impairment ("OTTI") is related to credit losses. The amount of the OTTI related to other factors is recognized in other comprehensive income. In estimating OTTI, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, (iii) the historic and implied volatility of the security, (iv) failure of the issuer to make scheduled interest payments and (v) changes to the rating of the security by a rating agency.

Loans

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal reduced by unearned income, net unamortized deferred fees and an allowance for loan losses. Unearned income on installment loans and

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

interest on other loans is recognized using the interest method. Net fees received for providing loan commitments and letters of credit that result in loans are deferred and amortized to interest income over the life of the related loan, beginning with the initial borrowing. Net fees on commitments and letters of credit that are not expected to be funded are amortized to noninterest income over the commitment period. Income on direct financing leases is recognized on a basis that achieves a constant periodic rate of return on the outstanding investment.

        Impaired loans include non-accrual loans, troubled debt restructurings and partially charged-off loans. The accrual of interest on impaired loans is discontinued when, in management's opinion, there is a clear indication that the borrower's cash flow may not be sufficient to meet principal and interest payments as they become due according to the terms of the loan agreement, which is generally when a loan is 90 days past due unless the loan is both well secured and in the process of collection. When a loan is placed on non-accrual status, all previously accrued and unpaid interest is charged against income. If the ultimate collectibility of principal, wholly or partially, is in doubt, any payment received on a loan on which the accrual of interest has been suspended is applied to reduce principal to the extent necessary to eliminate such doubt. Once the collection of the remaining recorded loan balance is fully expected, interest income is recognized on a cash basis.

        PlainsCapital Bank originates loans to customers primarily in Dallas, Fort Worth, Arlington, Lubbock, Austin and San Antonio. Although PlainsCapital Bank has diversified loan and leasing portfolios and, generally, holds collateral against amounts advanced to customers, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region and of the industries in which its debtors operate, which consist primarily of energy, agribusiness, wholesale/retail trade, construction and real estate. PrimeLending originates loans to customers in its offices, which are located throughout the United States. Mortgage loans originated by PrimeLending are sold in the secondary market, servicing released. FSC makes loans to customers through margin transactions. FSC controls risk by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines, which may vary based upon market conditions. Securities owned by customers and held as collateral for margin loans are not included in the consolidated financial statements.

Allowance for Loan Losses

        The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses inherent in the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses inherent in the loan portfolio at the balance sheet date. The allowance for loan losses includes allowance allocations calculated in accordance with the Receivables and Contingencies Topics of the ASC. The level of the allowance reflects management's continuing evaluation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, and unidentified losses inherent in the current loan portfolio. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management's judgment, should be charged off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond PlainsCapital's control, including the performance of

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

PlainsCapital's loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications.

        PlainsCapital's allowance for loan losses consists of three elements: (i) specific valuation allowances established for probable losses on impaired loans; (ii) general historical valuation allowances calculated based on historical loan loss experience for homogeneous loans with similar characteristics and trends; and (iii) valuation allowances to adjust general reserves based on recent economic conditions and other qualitative risk factors both internal and external to PlainsCapital.

Assets Segregated for Regulatory Purposes

        Under certain conditions, FSC may be required to segregate cash and securities in a special reserve account for the benefit of customers under Rule 15c3-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Assets segregated under the provisions of the Exchange Act are not available for general corporate purposes.

Broker-Dealer and Clearing Organization Transactions

        Amounts recorded in broker-dealer and clearing organization receivables and payables include securities lending activities, as well as amounts related to securities transactions for either FSC customers or for the account of FSC. Securities-borrowed and securities-loaned transactions are generally reported as collateralized financings except where letters of credit or other securities are used as collateral. Securities-borrowed transactions require FSC to deposit cash, letters of credit, or other collateral with the lender. With respect to securities loaned, FSC receives collateral in the form of cash or other assets in an amount generally in excess of the market value of securities loaned. FSC monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded as necessary. Interest income and interest expense associated with collateralized financings is included in the accompanying statement of income.

Fee Award Receivable

        In 2005, First Southwest participated in a monetization of future cash flows from several tobacco companies owed to a law firm under a settlement agreement ("Fee Award"). First Southwest estimated the amount and timing of the undiscounted expected cash flows from the receivable. The excess of the receivable's cash flows expected to be collected over the amount paid is to be accreted into interest income over the remaining life of the receivable (accretable yield). Over the life of the Fee Award, First Southwest will continue to estimate cash flows expected to be collected and evaluate the receivable for possible impairment.

Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation and amortization computed principally on the straight-line method over the estimated useful lives of the assets, which range between 3 and 40 years. Gains or losses on disposals of premises and equipment are included in results of operations.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

Other Real Estate Owned

        Real estate acquired through foreclosure is included in other real estate owned and is carried at management's estimate of fair value less costs to sell. Any excess of recorded investment over fair value less cost to sell is charged against the allowance for loan losses when property is initially transferred to other real estate. Subsequent to the initial transfer to other real estate, valuation adjustments are charged against earnings. Valuation adjustments, revenue and expenses from operations of the properties and resulting gains or losses on sale are included in repossession and foreclosure expense.

Goodwill

        Goodwill, which represents the excess of cost over the fair value of the net assets of an acquired business, is allocated to reporting units and tested for impairment annually, as of October 1, or whenever events or changes in circumstances indicate that the carrying amount should be assessed. Prior to testing goodwill for impairment, PlainsCapital has the option to assess on a qualitative basis whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If PlainsCapital determines, based on its assessment of qualitative factors that it is more likely than not that fair value of a reporting unit is less than its carrying amount, PlainsCapital will proceed to test goodwill for impairment. Impairment, if any, for goodwill is recognized as a permanent charge to noninterest expense. There were no such impairment charges in 2011, 2010 or 2009.

Intangibles and Other Long-Lived Assets

        Intangible assets are acquired assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset or liability. PlainsCapital's intangible assets primarily relate to customer relationships. Intangible assets with definite useful lives are generally amortized on the straight-line method over their estimated lives, although certain intangibles, including customer relationships, are amortized on an accelerated basis. Amortization of intangible assets is recorded in other noninterest expense. Intangible assets with indefinite useful lives are not amortized until their lives are determined to be definite. Intangible assets, premises and equipment, and other long-lived assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value. There were no such impairment charges in 2011, 2010 or 2009.

Derivative Financial Instruments

        PlainsCapital's hedging policies permit the use of various derivative financial instruments to manage interest rate risk or to hedge specified assets and liabilities. In addition, PrimeLending executes interest rate lock commitments ("IRLCs") with its customers that allow those customers to make mortgage loans at agreed upon rates. IRLCs meet the definition of a derivative under the provisions of the Derivatives and Hedging Topic of the ASC.

        Derivatives are recorded at fair value on PlainsCapital's consolidated balance sheet. To qualify for hedge accounting, derivatives must be highly effective at reducing the risk associated with the exposure

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

being hedged and must be designated as a hedge at the inception of the derivative contract. If derivative instruments are designated as hedges of fair values, the change in the fair value of both the derivative instrument and the hedged item are included in current earnings. Changes in the fair value of derivatives designated as hedges of cash flows are recorded in other comprehensive income. Actual cash receipts and/or payments and related accruals on derivatives related to hedges are recorded as adjustments to the line item where the hedged item's effect on earnings is recorded.

        During the life of the hedge, PlainsCapital formally assesses whether derivatives designated as hedging instruments continue to be highly effective in offsetting changes in the fair value or cash flows of hedged items. If PlainsCapital determines that a hedge has ceased to be highly effective, PlainsCapital will discontinue hedge accounting prospectively. At such time, previous adjustments to the carrying value of the hedged item would be reversed into earnings, amounts recorded in other comprehensive income would be reclassified into earnings, the derivative instrument would be recorded at fair value and future changes in fair value would be reported in earnings.

Loss Contingencies

        Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Share-Based Compensation

        As of December 31, 2011, PlainsCapital and its subsidiaries had two open incentive plans that allow grants of various share-based awards. The plans are described in Note 15. Compensation cost recognized for all share-based payments is based on the grant-date fair value estimated by application of the provisions of the Compensation Topic of the ASC. Certain unvested restricted stock grants are subject to ratable vesting over a period of years. Costs associated with such grants are recognized on a straight line basis over the appropriate vesting period.

Advertising

        Advertising costs are expensed as incurred. Advertising expense totaled approximately $3.1 million, $2.8 million and $1.4 million in 2011, 2010 and 2009, respectively.

Income Taxes

        The provision for income tax includes taxes currently payable and deferred taxes arising from the difference in basis of assets and liabilities for financial statement and tax purposes. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Current and deferred tax estimates are adjusted to the corporate federal and state income tax returns when the returns are filed in the third quarter of the subsequent year. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the income tax provision. PlainsCapital files a consolidated federal income tax return. Interest and penalties incurred related to tax matters are charged to other interest expense or other noninterest expense, respectively.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

        Benefits from uncertain tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority having full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of cumulative benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the reporting period in which that threshold is no longer met. The Company has not recorded any significant liabilities for uncertain tax positions.

Earnings per Common Share

        PlainsCapital uses the two-class method prescribed by the Earnings Per Share Topic of the ASC to compute earnings per common share. The ASC provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per common share pursuant to the two-class method. Accordingly PlainsCapital includes both shares of unvested restricted stock outstanding and shares of PlainsCapital stock held in escrow pending the resolution of contingencies with respect to the First Southwest acquisition in participating securities for the purposes of computing earnings per common share.

Cash Flow Reporting

        For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents are defined as the amount included in the consolidated balance sheets caption "Cash and due from banks" and the portion of the amount in the caption "Federal funds sold and securities purchased under agreements to resell" that represents federal funds sold. Cash equivalents have original maturities of three months or less.

Comprehensive Income (Loss)

        PlainsCapital's comprehensive income (loss) consists of its net income and unrealized holding gains (losses) on its securities, including securities for which the credit portion of an OTTI has been recognized in earnings, investments held in trust for the Supplemental Executive Pension Plan and derivative instruments designated as cash flow hedges.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

1. Summary of Significant Accounting and Reporting Policies (Continued)

        The components of accumulated other comprehensive income (loss) ("AOCI") as of December 31, 2011, 2010 and 2009 are shown in the following table (in thousands, net of taxes):

	2011	2010	2009
Unrealized gain (loss) on securities available for sale	$5,718	$(877)	$(721)
Unrealized loss on securities for which the credit portion of an OTTI has been recognized in earnings	(1,428)	—	—
Unrealized gain on securities held in trust for the Supplemental Executive Pension Plan	297	551	294
Unrealized gain on customer-related cash flow hedges	—	45	127

	$4,587	$(281)	$(300)

Other

        Certain items in the 2010 and 2009 financial statements have been reclassified to conform to the 2011 presentation. PlainsCapital has evaluated subsequent events for potential recognition and/or disclosure through March 16, 2012.

2. Securities

        The amortized cost and fair value of securities, excluding trading securities, as of December 31, 2011 and 2010 are summarized as follows (in thousands):

	Available for Sale
		Recognized in AOCI
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	OTTI	Fair Value
As of December 31, 2011
U. S. government agencies
Bonds	$183,191	$659	$—	$—	$183,850
Mortgage-backed securities	33,897	2,456	(83)	—	36,270
Collateralized mortgage obligations	260,878	2,284	(1,084)	—	262,078
States and political subdivisions	69,779	4,613	(48)	—	74,344
Auction rate bonds	46,542	—	—	(1,998)	44,544

Totals	$594,287	$10,012	$(1,215)	$(1,998)	$601,086

As of December 31, 2010
U. S. government agencies
Bonds	$30,000	$5	$(46)	$—	$29,959
Mortgage-backed securities	18,907	410	(473)	—	18,844
Collateralized mortgage obligations	507,536	2,364	(2,131)	—	507,769
States and political subdivisions	35,209	43	(1,042)	—	34,210
Auction rate bonds	22,936	—	(482)	—	22,454

Totals	$614,588	$2,822	$(4,174)	$—	$613,236

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

2. Securities (Continued)

	Held to Maturity
	Amortized Cost	OTTI Unrealized Loss Recognized in AOCI	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of December 31, 2011
U. S. government agencies
Mortgage-backed securities	$6,639	$—	$6,639	$547	$(6)	$7,180
Collateralized mortgage obligations	15,974	—	15,974	419	(88)	16,305
States and political subdivisions	111,924	—	111,924	7,209	(10)	119,123
Auction rate bonds	45,372	(199)	45,173	955	—	46,128

Totals	$179,909	$(199)	$179,710	$9,130	$(104)	$188,736

As of December 31, 2010
U. S. government agencies
Mortgage-backed securities	$10,369	$—	$10,369	$677	$(8)	$11,038
Collateralized mortgage obligations	28,169	—	28,169	615	(101)	28,683
States and political subdivisions	120,348	—	120,348	1,758	(2,497)	119,609
Auction rate bonds	74,027	—	74,027	644	(5,271)	69,400

Totals	$232,913	$—	$232,913	$3,694	$(7,877)	$228,730

        During the first quarter of 2011, subordinated auction rate bonds with a net carrying amount of $28.6 million were transferred from held to maturity to available for sale in response to a downgrade in their credit rating from investment grade to below investment grade. The net carrying amount of the transferred securities included an unrealized loss of $5.1 million that was included, net of tax, in accumulated other comprehensive loss as of March 31, 2011, reducing shareholders' equity.

        During the third quarter of 2011, these transferred securities, as well as the other auction rate bonds held by PlainsCapital Bank, were placed on Negative Watch by one of the rating agencies. After further analysis, PlainsCapital Bank determined that all of the auction rate bonds whose fair value was less than amortized cost had incurred other-than-temporary impairment. In order to determine the amount of the OTTI, PlainsCapital Bank evaluated the historical and projected performance of the underlying student loan collateral, the extent of the government guarantee, expenses associated with the trust that issued the securities, the expected cash flows from the transferred securities and other factors. As a result of this evaluation, PlainsCapital Bank determined that it incurred OTTI of approximately $7.5 million on auction rate bonds for the year ended December 31, 2011. The credit-related portion of the OTTI, calculated as the difference between the securities' amortized cost basis and the present value of the securities' expected future cash flows, was approximately $5.3 million and was recorded in operating results during 2011. The remaining $2.2 million of the OTTI has been recognized in other comprehensive income.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

2. Securities (Continued)

        Information regarding securities held by PlainsCapital Bank, including those for which the credit-related portion of an OTTI has been recorded in earnings, that were in an unrealized loss position, as of December 31, 2011 and December 31, 2010 is shown in the following tables (dollars in thousands):

	As of December 31, 2011			As of December 31, 2010
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
Available for sale
U. S. government agencies
Bonds
Unrealized loss for less than twelve months	—	$—	$—	2	$19,954	$46
Unrealized loss for more than twelve months	—	—	—	—	—	—

	—	—	—	2	19,954	46
Mortgage-backed securities
Unrealized loss for less than twelve months	—	—	—	3	7,670	473
Unrealized loss for more than twelve months	1	4,404	83	—	—	—

	1	4,404	83	3	7,670	473
Collateralized mortgage obligations
Unrealized loss for less than twelve months	15	106,887	1,083	17	232,135	2,131
Unrealized loss for more than twelve months	1	552	1	—	—	—

	16	107,439	1,084	17	232,135	2,131
States and political subdivisions
Unrealized loss for less than twelve months	3	635	13	17	20,126	1,042
Unrealized loss for more than twelve months	4	4,380	35	—	—	—

	7	5,015	48	17	20,126	1,042
Auction rate bonds
Unrealized loss for less than twelve months	—	—	—	—	—	—
Unrealized loss for more than twelve months	3	44,544	1,998	1	22,454	482

	3	44,544	1,998	1	22,454	482
Total available for sale
Unrealized loss for less than twelve months	18	107,522	1,096	39	279,885	3,692
Unrealized loss for more than twelve months	9	53,880	2,117	1	22,454	482

	27	$161,402	$3,213	40	$302,339	$4,174

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

2. Securities (Continued)

	As of December 31, 2011			As of December 31, 2010
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
Held to maturity
U. S. government agencies
Mortgage-backed securities
Unrealized loss for less than twelve months	1	$491	$6	1	$1,577	$1
Unrealized loss for more than twelve months	—	—	—	1	495	7

	1	491	6	2	2,072	8
Collateralized mortgage obligations
Unrealized loss for less than twelve months	1	5,337	88	1	6,641	101
Unrealized loss for more than twelve months	—	—	—	—	—	—

	1	5,337	88	1	6,641	101
States and political subdivisions
Unrealized loss for less than twelve months	—	—	—	95	50,518	1,996
Unrealized loss for more than twelve months	6	2,498	10	15	5,420	501

	6	2,498	10	110	55,938	2,497
Auction rate bonds
Unrealized loss for less than twelve months	—	—	—	2	10,239	227
Unrealized loss for more than twelve months	2	10,081	199	2	23,474	5,044

	2	10,081	199	4	33,713	5,271
Total held to maturity
Unrealized loss for less than twelve months	2	5,828	94	99	68,975	2,325
Unrealized loss for more than twelve months	8	12,579	209	18	29,389	5,552

	10	$18,407	$303	117	$98,364	$7,877

        As noted above, PlainsCapital Bank has incurred OTTI on securities classified both as held to maturity and available for sale. Subject to the discussion of OTTI above, management has the intent and ability to hold the securities classified as held to maturity until they mature, at which time PlainsCapital Bank expects to receive full value for the securities. As of December 31, 2011, management does not intend to sell any of the securities classified as available for sale in the previous table and believes that it is more likely than not that PlainsCapital Bank will not have to sell any such securities before a recovery of cost. As of December 31, 2011 and 2010, the securities included in the previous table represented 22.77% and 47.59%, respectively, of the fair value of PlainsCapital Bank's securities portfolio. As of December 31, 2011 and 2010, total impairment represented 1.96% and

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

2. Securities (Continued)

3.01%, respectively, of the fair value of the underlying securities, and 0.45% and 1.43%, respectively, of the fair value of PlainsCapital Bank's securities portfolio. Management believes the other impairments detailed in the table are temporary and relate primarily to changes in interest rates and liquidity as of December 31, 2011.

        The following table provides details regarding the amounts of credit-related OTTI recognized in earnings (in thousands):

December 31, 2011
Balance at beginning of period	$—
Additions for credit-related OTTI not previously recognized	5,305

Balance at end of period	$5,305

        The amortized cost and fair value of securities, excluding trading securities, as of December 31, 2011, are shown by contractual maturity below (in thousands):

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Carrying Value	Fair Value
Due in one year or less	$915	$925	$1,822	$1,842
Due after one year through five years	12,986	13,187	3,406	3,521
Due after five years through ten years	31,290	31,417	15,522	16,307
Due after ten years	254,321	257,209	136,347	143,581

	299,512	302,738	157,097	165,251
Mortgage-backed securities	33,897	36,270	6,639	7,180
Collateralized mortgage obligations	260,878	262,078	15,974	16,305

	$594,287	$601,086	$179,710	$188,736

        For the years ended December 31, 2011, 2010, and 2009, PlainsCapital Bank received proceeds from the sale of available for sale securities of $223.5 million, $191.8 million, and $45.9 million, respectively, and realized gross gains of $1.5 million, $2.0 million, and $0.3 million, respectively. PlainsCapital Bank determines the cost of securities sold by specific identification.

        FSC realized net gains from its trading securities portfolio of $4.0 million, $1.7 million and $1.0 million for the years ended December 31, 2011, 2010 and 2011, respectively. The net gains are recorded as a component of other noninterest income.

        Securities with a carrying amount of approximately $685.9 million and $624.4 million as of December 31, 2011 and 2010, respectively (with a fair value of approximately $701.8 million and $623.6 million, respectively), were pledged to secure public and trust deposits, federal funds purchased and securities sold under agreements to repurchase, and for other purposes as required or permitted by law. In addition, PlainsCapital Bank had secured a letter of credit from the Federal Home Loan Bank

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

2. Securities (Continued)

("FHLB") in the amount of $60.0 million as of December 31, 2010 in lieu of pledging securities to secure certain public deposits.

        Mortgage-backed securities and collateralized mortgage obligations consist principally of Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") pass-through and participation certificates. GNMA securities are guaranteed by the full faith and credit of the United States, while FNMA and FHLMC securities are fully guaranteed by those respective United States government-sponsored agencies, and conditionally guaranteed by the full faith and credit of the United States.

3. Loans and Allowance for Loan Losses

        Loans summarized by category as of December 31, 2011 and 2010, are as follows (in thousands):

	2011	2010
Commercial and industrial
Commercial	$1,473,564	$1,299,654
Lease financing	32,604	50,216
Securities (primarily margin loans)	319,895	289,351
Real estate	1,221,726	1,112,402
Construction and land development	273,949	343,920
Consumer	29,429	42,627

	3,351,167	3,138,170
Allowance for loan losses	(67,495)	(65,169)

	$3,283,672	$3,073,001

        PlainsCapital has lending policies in place with the goal of establishing an asset portfolio that will provide a return on shareholders' equity sufficient to maintain capital to assets ratios that meet or exceed established regulatory guidelines. Loans are underwritten with careful consideration of the borrower's financial condition, the specific purpose of the loan, the primary sources of repayment and any collateral pledged to secure the loan.

        Underwriting procedures address financial components based on the size or complexity of the credit. The financial components include but are not limited to current and projected global cash flows, shock analysis and/or stress testing, and trends in appropriate balance sheet and income statement ratios. Collateral analysis includes a complete description of the collateral, as well as determining values, monitoring requirements, loan to value ratios, concentration risk, appraisal requirements and other information relevant to the collateral being pledged. Guarantor analysis includes liquidity and global cash flow analysis based on the significance the guarantors are expected to serve as secondary repayment sources. PlainsCapital's underwriting standards are governed by adherence to its loan policy. The loan policy provides for specific guidelines by portfolio segment, including commercial and industrial, real estate, construction and land development, and consumer loans. Within each individual portfolio segment, permissible and impermissible loan types are explicitly outlined. Within the loan types, minimum requirements for the underwriting factors listed above are provided.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

        PlainsCapital maintains an independent loan review department that reviews credit risk in response to both external and internal factors that potentially impact the performance of either individual loans or the overall loan portfolio. The loan review process reviews the creditworthiness of borrowers and determines compliance with the loan policy. The loan review process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel. Results of these reviews are presented to management and PlainsCapital Bank's Board of Directors.

        Impaired loans exhibit a clear indication that the borrower's cash flow may not be sufficient to meet principal and interest payments, which is generally when a loan is 90 days past due unless the asset is both well secured and in the process of collection. Impaired loans include non-accrual loans, troubled debt restructurings ("TDRs") and partially charged-off loans. Impaired loans as of December 31, 2011 and 2010 are summarized by class in the following tables (in thousands):

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
As of December 31, 2011
Commercial and industrial
Secured by receivables	$13,991	$11,037	$1,869	$12,906	$392	$14,275
Secured by equipment	263	263	—	263	—	569
Unsecured	6,753	192	2,561	2,753	837	1,431
Lease financing	1,561	1,561	—	1,561	—	3,795
All other commercial and industrial	2,848	1,963	885	2,848	—	5,384
Real estate
Secured by commercial properties	32,888	16,547	12,035	28,582	2,664	22,570
Secured by residential properties	10,812	9,519	—	9,519	—	9,720
Construction and land development
Residential construction loans	1,662	1,662	—	1,662	—	1,747
Commercial construction loans and land development	28,547	6,690	17,920	24,610	4,894	41,064
Consumer	—	—	—	—	—	18

	$99,325	$49,434	$35,270	$84,704	$8,787	$100,573

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
As of December 31, 2010
Commercial and industrial
Secured by receivables	$24,036	$11,301	$4,343	$15,644	$2,089	$29,670
Secured by equipment	3,290	638	237	875	57	2,783
Unsecured	4,148	109	—	109	—	227
Lease financing	6,028	6,028	—	6,028	—	5,607
All other commercial and industrial	7,920	4,811	3,109	7,920	2,507	13,989
Real estate
Secured by commercial properties	19,039	16,427	130	16,557	1	8,417
Secured by residential properties	10,420	6,840	3,080	9,920	417	9,472
Construction and land development
Residential construction loans	1,831	1,831	—	1,831	—	1,094
Commercial construction loans and land development	70,801	36,430	21,087	57,517	3,724	33,728
Consumer	35	35	—	35	—	1

	$147,548	$84,450	$31,986	$116,436	$8,795	$104,988

        Interest income recorded on accruing impaired loans was approximately $ 0.5 million and $1.9 million for the years ended December 31, 2011 and 2010, respectively. Interest income recorded on non-accrual loans in 2011, 2010 and 2009 was nominal. As of December 31, 2011, PlainsCapital had no unadvanced commitments to borrowers whose loans have been restructured in troubled debt restructurings.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

        Non-accrual loans as of December 31, 2011 and 2010 are summarized by class in the following table (in thousands):

	2011	2010
Commercial and industrial
Secured by receivables	$12,707	$7,580
Secured by equipment	263	875
Unsecured	2,720	64
Lease financing	1,561	6,028
All other commercial and industrial	1,000	3,740
Real estate
Secured by commercial properties	26,611	4,426
Secured by residential properties	4,612	3,609
Construction and land development
Residential construction loans	1,465	199
Commercial construction loans and land development	24,376	57,423
Consumer	—	27

	$75,315	$83,971

        The average aggregate balance of non-accrual loans in 2009 was approximately $55.4 million.

        PlainsCapital classifies loan modifications as TDRs when it concludes that it has both granted a concession to a debtor and that the debtor is experiencing financial difficulties. Loan modifications are typically structured to create affordable payments for the debtor and can be achieved in a variety of ways. PlainsCapital modifies loans by reducing interest rates and/or lengthening loan amortization schedules. PlainsCapital also reconfigures a single loan into two or more loans ("A/B Note"). The typical A/B Note restructure results in a "bad" loan which is charged off and a "good" loan or loans the terms of which comply with PlainsCapital Bank's customary underwriting policies. The debt charged off on the "bad" loan is not forgiven to the debtor.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

        For the year ended December 31, 2011, information regarding TDRs granted is shown in the following table (in thousands):

	Recorded Investment in Loans Modified by
	A/B Note	Interest Rate Adjustment	Payment Term Extension	Total Modifications
Year Ended December 31, 2011
Commercial and industrial
Secured by receivables	$—	$—	$—	$—
Secured by equipment	—	—	—	—
Unsecured	—	—	2,561	2,561
Lease financing	—	—	—	—
All other commercial and industrial	241	—	1,606	1,847
Real estate	—	—	—	—
Secured by commercial properties	—	—	—	—
Secured by residential properties	200	645	775	1,620
Construction and land development	—	—	—	—
Residential construction loans	—	—	—	—
Commercial construction loans and land development	234	—	—	234
Consumer	—	—	—	—

	$675	$645	$4,942	$6,262

        The reduction in interest income over the remaining contractual life of TDRs granted during the year ended December 31, 2011 was not significant. None of the TDR's granted during the twelve months preceding December 31, 2011 had a payment that was at least 30 days past due in the year ended December 31, 2011.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

        An analysis of the aging of PlainsCapital's loan portfolio as of December 31, 2011 and 2010 is shown in the following table (in thousands):

	Loans Past Due 30 - 89 Days	Loans Past Due 90 Days or More	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans Past Due 90 Days or More
As of December 31, 2011
Commercial and industrial
Secured by receivables	$2,168	$7,961	$10,129	$685,075	$695,204	$—
Secured by equipment	1,151	218	1,369	133,290	134,659	—
Unsecured	34	8	42	113,481	113,523	—
Lease financing	2,965	1,561	4,526	28,078	32,604	—
All other commercial and industrial	5,119	968	6,087	843,986	850,073	—
Real estate
Secured by commercial properties	531	19,105	19,636	921,613	941,249	—
Secured by residential properties	3,604	3,924	7,528	272,949	280,477	—
Construction and land development
Residential construction loans	1,745	—	1,745	46,810	48,555	—
Commercial construction loans and land development	43	24,164	24,207	201,187	225,394	—
Consumer	79	—	79	29,350	29,429	—

	$17,439	$57,909	$75,348	$3,275,819	$3,351,167	$—

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

	Loans Past Due 30 - 89 Days	Loans Past Due 90 Days or More	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans Past Due 90 Days or More
As of December 31, 2010
Commercial and industrial
Secured by receivables	$3,630	$3,655	$7,285	$648,856	$656,141	$—
Secured by equipment	1,092	287	1,379	121,011	122,390	—
Unsecured	15	—	15	92,812	92,827	—
Lease financing	2,204	5,343	7,547	42,669	50,216	71
All other commercial and industrial	265	2,778	3,043	714,604	717,647	—
Real estate
Secured by commercial properties	5,834	1,768	7,602	862,521	870,123	395
Secured by residential properties	4,017	1,286	5,303	236,976	242,279	—
Construction and land development
Residential construction loans	23	—	23	55,414	55,437	—
Commercial construction loans and land development	8,492	21,433	29,925	258,558	288,483	—
Consumer	149	—	149	42,478	42,627	—

	$25,721	$36,550	$62,271	$3,075,899	$3,138,170	$466

        Management tracks credit quality trends on a quarterly basis related to: (i) past due levels, (ii) non-performing asset levels, (iii) classified loan levels, (iv) net charge-offs, and (v) general economic conditions in the state and local markets.

        PlainsCapital utilizes a risk grading matrix to assign a risk grade to each of the loans in its portfolio. A risk rating is assigned based on an assessment of the borrower's management, collateral position, financial capacity, and economic factors. The general characteristics of the various risk grades are described below.

        Pass—"Pass" loans present a range of acceptable risks to PlainsCapital Bank. Loans that would be considered virtually risk-free are rated Pass—low risk. Loans that exhibit sound standards based on the grading factors above and present a reasonable risk to PlainsCapital Bank are rated Pass—normal risk. Loans that exhibit a minor weakness in one or more of the grading criteria but still present an acceptable risk to PlainsCapital Bank are rated Pass—high risk.

        Special Mention—A "Special Mention" asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in a deterioration of the repayment prospects for the asset and weaken PlainsCapital Bank's credit position at some future date.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

Special Mention assets are not adversely classified and do not expose PlainsCapital Bank to sufficient risk to require adverse classification.

        Substandard—"Substandard" loans are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that PlainsCapital Bank will sustain some loss if the deficiencies are not corrected. Many substandard loans are considered impaired.

        The following tables present the internal risk grades of loans, as previously described, in the portfolio as of December 31, 2011 and 2010 by class (in thousands):

	Pass	Special Mention	Substandard	Total
As of December 31, 2011
Commercial and industrial
Secured by receivables	$661,269	$1,501	$32,434	$695,204
Secured by equipment	132,344	—	2,315	134,659
Unsecured	110,287	—	3,236	113,523
Lease financing	28,530	—	4,074	32,604
All other commercial and industrial	826,138	241	23,694	850,073
Real estate
Secured by commercial properties	908,267	272	32,710	941,249
Secured by residential properties	271,533	544	8,400	280,477
Construction and land development
Residential construction loans	47,090	—	1,465	48,555
Commercial construction loans and land development	194,664	2,736	27,994	225,394
Consumer	29,429	—	—	29,429

	$3,209,551	$5,294	$136,322	$3,351,167

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

	Pass	Special Mention	Substandard	Total
As of December 31, 2010
Commercial and industrial
Secured by receivables	$628,464	$11,636	$16,041	$656,141
Secured by equipment	119,948	321	2,121	122,390
Unsecured	91,654	—	1,173	92,827
Lease financing	42,285	—	7,931	50,216
All other commercial and industrial	697,938	16,223	3,486	717,647
Real estate
Secured by commercial properties	834,940	13,078	22,105	870,123
Secured by residential properties	229,503	897	11,879	242,279
Construction and land development
Residential construction loans	55,029	209	199	55,437
Commercial construction loans and land development	222,046	1,205	65,232	288,483
Consumer	42,536	40	51	42,627

	$2,964,343	$43,609	$130,218	$3,138,170

        Net investment in lease financing as of December 31, 2011 and 2010 is shown in the following table (in thousands):

	2011	2010
Future minimum lease payments	$33,565	$53,178
Unguaranteed residual value	136	139
Guaranteed residual value	2,333	2,096
Initial direct costs, net of amortization	79	166
Unearned income	(3,509)	(5,363)

	$32,604	$50,216

        PlainsCapital expects to receive future minimum lease payments as follows (in thousands).

2012	$15,782
2013	9,864
2014	4,043
2015	2,219
2016	1,451
Thereafter	206

$33,565

        The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses inherent in the existing portfolio of loans. Management has responsibility for determining the level of the allowance for loan

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

losses, subject to review by the Audit Committee of PlainsCapital's Board of Directors and the Directors' Loan Review Committee of PlainsCapital Bank's Board of Directors.

        It is management's responsibility at the end of each quarter, or more frequently as deemed necessary, to analyze the level of the allowance for loan losses to ensure that it is appropriate for the estimated credit losses in the portfolio consistent with the Interagency Policy Statement on the Allowance for Loan and Lease Losses and the Receivables and Contingencies Topics of the ASC. Estimated credit losses are the probable current amount of loans that PlainsCapital will be unable to collect given facts and circumstances as of the evaluation date. When management determines that a loan or portion thereof, is uncollectible, the loan, or portion thereof, is charged off against the allowance for loan losses. Any subsequent recovery of charged-off loans is added back to the allowance for loan losses.

        PlainsCapital has developed a methodology that seeks to determine an allowance within the scope of the Receivables and Contingencies Topics of the ASC. Each of the loans that has been determined to be impaired is within the scope of the Receivables Topic and is individually evaluated for impairment using one of three impairment measurement methods as of the evaluation date: (1) the present value of expected future discounted cash flows on the loan, (2) the loan's observable market price, or (3) the fair value of the collateral if the loan is collateral dependent. Specific reserves are provided in PlainsCapital's estimate of the allowance based on the measurement of impairment under these three methods, except for collateral dependent loans, which require the fair value method. All non-impaired loans are within the scope of the Contingencies Topic. Estimates of loss for the Contingencies Topic are calculated based on historical loss experience by loan portfolio segment adjusted for changes in trends, conditions, and other relevant factors that affect repayment of loans as of the evaluation date. While historical loss experience provides a reasonable starting point for the analysis, historical losses, or recent trends in losses, are not the sole basis upon which to determine the appropriate level for the allowance for loan losses. Management considers recent qualitative or environmental factors that are likely to cause estimated credit losses associated with the existing portfolio to differ from historical loss experience, including but not limited to: changes in lending policies and procedures; changes in underwriting standards; changes in economic and business conditions and developments that affect the collectibility of the portfolio; the condition of various market segments; changes in the nature and volume of the portfolio and in the terms of loans; changes in lending management and staff; changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified or graded loans; changes in the loan review system; changes in the value of underlying collateral for collateral-dependent loans; and any concentrations of credit and changes in the level of such concentrations.

        PlainsCapital designs its loan review program to identify and monitor problem loans by maintaining a credit grading process, ensuring that timely and appropriate changes are made to the loans with assigned risk grades and coordinating the delivery of the information necessary to assess the appropriateness of the allowance for loan losses. Loans are evaluated for impairment when: (i) payments on the loan are delayed, typically by 90 days or more (unless the loan is both well secured and in the process of collection), (ii) the loan becomes classified, (iii) the loan is being reviewed in the normal course of the loan review scope, or (iv) the loan is identified by the servicing officer as a problem. PlainsCapital reviews on an individual basis all loan relationships over $0.5 million that exhibit

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

probable or observed credit weaknesses, the top 25 loan relationships by dollar amount in each market PlainsCapital serves, and additional relationships necessary to achieve adequate coverage of PlainsCapital's various lending markets.

        Homogeneous loans, such as consumer installment loans, residential mortgage loans and home equity loans, are not individually reviewed and are generally risk graded at the same levels. The risk grade and reserves are established for each homogeneous pool of loans based on the expected net charge-offs from current trends in delinquencies, losses or historical experience and general economic conditions. As of December 31, 2011, PlainsCapital had no material delinquencies in these types of loans.

        The allowance is subject to regulatory examinations and determinations as to appropriateness, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance.

        Changes in the allowance for loan losses, distributed by portfolio segment, were as follows (in thousands):

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
Year Ended December 31, 2011
Balance at beginning of period	$41,687	$11,732	$11,227	$523	$65,169
Provision charged to operations	2,600	8,508	10,713	(64)	21,757
Loans charged off	(9,978)	(4,817)	(8,877)	(233)	(23,905)
Recoveries on charged off loans	3,887	280	205	102	4,474

Balance at end of period	$38,196	$15,703	$13,268	$328	$67,495

        Changes in the allowance for loan losses for the years ended December 31, 2010 and 2009 were as follows (in thousands):

	2010	2009
Balance at beginning of period	$52,092	$40,672
Provision charged to operations	83,226	66,673
Loans charged off	(71,949)	(56,337)
Recoveries on charged off loans	1,800	1,084

Balance at end of period	$65,169	$52,092

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

        As of December 31, 2011 and 2010, the loan portfolio was distributed by portfolio segment and impairment methodology as shown below (in thousands):

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of December 31, 2011
Loans individually evaluated for impairment	$20,331	$38,101	$26,272	$—	$84,704
Loans collectively evaluated for impairment	1,805,732	1,183,625	247,677	29,429	3,266,463

	$1,826,063	$1,221,726	$273,949	$29,429	$3,351,167

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of December 31, 2010
Loans individually evaluated for impairment	$30,576	$26,477	$59,348	$35	$116,436
Loans collectively evaluated for impairment	1,608,645	1,085,925	284,572	42,592	3,021,734

	$1,639,221	$1,112,402	$343,920	$42,627	$3,138,170

        As of December 31, 2011 and 2010, the allowance for loan losses was distributed by portfolio segment and impairment methodology as shown below (in thousands):

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of December 31, 2011
Loans individually evaluated for impairment	$1,229	$2,664	$4,894	$—	$8,787
Loans collectively evaluated for impairment	36,967	13,039	8,374	328	58,708

	$38,196	$15,703	$13,268	$328	$67,495

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Unallocated
As of December 31, 2010
Loans individually evaluated for impairment	$4,654	$417	$3,724	$—	$8,795
Loans collectively evaluated for impairment	37,033	11,315	7,503	523	56,374

	$41,687	$11,732	$11,227	$523	$65,169

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

3. Loans and Allowance for Loan Losses (Continued)

        Net (charge-offs)/recoveries by portfolio segment for the years ended December 31, 2011 and 2010 are shown in the following table (in thousands):

	2011	2010
Commercial and industrial	$(6,091)	$(42,114)
Real estate	(4,537)	(9,270)
Construction and land development	(8,672)	(18,594)
Consumer	(131)	(171)

	$(19,431)	$(70,149)

4. Premises and Equipment

        The cost and accumulated depreciation and amortization of premises and equipment as of December 31, 2011 and 2010, respectively, are summarized as follows (in thousands):

	2011	2010
Land and premises	$81,261	$65,386
Furniture and equipment	106,140	99,895

	187,401	165,281
Less accumulated depreciation and amortization	(94,495)	(85,098)

	$92,906	$80,183

        The amounts shown above include assets recorded under capital leases of $10.8 million and $10.7 million, net of accumulated amortization of $3.3 million and $2.6 million as of December 31, 2011 and 2010, respectively.

        Occupancy expense was reduced by rental income of approximately $1.3 million, $0.5 million and $0.5 million in 2011, 2010 and 2009, respectively. Depreciation and amortization expense on premises and equipment, which includes amortization of capital leases, amounted to $16.6 million, $15.2 million and $11.9 million in 2011, 2010 and 2009, respectively.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

5. Goodwill and Other Intangible Assets

        The carrying amount of goodwill was $35.9 million as of December 31, 2011 and 2010.

        Other intangible assets as of December 31, 2011, were as follows (in thousands):

	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Customer relationships	$15,523	$(4,989)	$10,534
Technology	1,160	(1,160)	—
Trademark	1,150	(345)	805
Core deposits	520	(520)	—
Noncompete agreements	90	(44)	46

	$18,443	$(7,058)	$11,385

        Other intangible assets as of December 31, 2010, were as follows (in thousands):

	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Customer relationships	$15,523	$(3,445)	$12,078
Technology	1,160	(774)	386
Trademark	1,150	(230)	920
Core deposits	520	(520)	—
Noncompete agreements	90	(33)	57

	$18,443	$(5,002)	$13,441

        Other intangible assets are amortized over their estimated lives, which range from 3 to 15 years. Certain First Southwest intangibles, including customer relationships, are being amortized on an accelerated basis over a 15-year period. Amortization expense related to intangible assets for the years ended December 31, 2011, 2010 and 2009 was approximately $2.1 million, $2.2 million and $1.5 million, respectively. The estimated aggregate future amortization expense for intangible assets remaining as of December 31, 2011, is as follows (in thousands):

2012	$1,550
2013	1,427
2014	1,305
2015	1,192
2016	1,076
Thereafter	4,835

$11,385

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

6. Deposits

        Deposits as of December 31, 2011 and 2010 are summarized as follows (in thousands):

	2011	2010
Noninterest-bearing demand	$328,858	$256,372
Interest-bearing:
NOW accounts	117,395	61,800
Money market	2,090,172	1,416,816
Brokered—money market	224,925	374,972
Demand	53,650	71,547
Savings	171,088	167,398
In foreign branches	—	132,131
Time—$100,000 and over	840,837	817,956
Time—other	216,836	218,163
Brokered—time	202,445	401,304

	$4,246,206	$3,918,459

        As of December 31, 2011, the scheduled maturities of interest-bearing time deposits are as follows (in thousands):

2012	$860,163
2013	204,167
2014	110,931
2015	9,913
2016 and thereafter	74,944

$1,260,118

7. Short-term Borrowings

        Short-term borrowings as of December 31, 2011 and 2010 were as follows (in thousands):

	2011	2010
Federal funds purchased	$211,025	$134,675
Securities sold under agreements to repurchase	134,114	304,207
Federal Home Loan Bank (FHLB) notes	50,000	100,000
Treasury tax and loan note option account	—	3,002
Short-term bank loans	81,300	40,250

	$476,439	$582,134

        Federal funds purchased and securities sold under agreements to repurchase generally mature daily, on demand, or on some other short-term basis. PlainsCapital Bank and FSC execute transactions to sell securities under agreements to repurchase with both customers and broker-dealers. Securities involved in these transactions are held by PlainsCapital Bank, FSC or the dealer. Information concerning federal funds purchased and securities sold under agreements to repurchase for the years

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

7. Short-term Borrowings (Continued)

ended December 31, 2011, 2010 and 2009 is shown in the following table (dollar amounts in thousands):

	2011	2010	2009
Average balance during the year	$400,261	$260,540	$214,945
Average interest rate during the year	0.25%	0.22%	0.36%
Maximum month-end balance during the year	$520,004	$438,882	$332,989
Average interest rate at year-end	0.20%	0.23%	0.21%
Securities underlying the agreements at year-end
Carrying value	$95,993	$276,284	$65,838
Estimated fair value	$142,866	$336,317	$67,075

        The estimated fair value of securities underlying repurchase agreements above includes approximately $46.8 million of securities owned by FSC customers and pledged to FSC as collateral for margin loans as of December 31, 2011. FSC is permitted to sell or re-pledge customer securities held as collateral for margin loans under the terms of the margin loan agreements between FSC and its customers.

        FHLB notes mature over terms not exceeding 365 days and are secured by FHLB Dallas stock, nonspecified real estate loans and certain specific commercial real estate loans. As of December 31, 2011, PlainsCapital Bank had available collateral of $1.1 billion, substantially all of which was blanket collateral. Other information regarding FHLB notes for the years ended December 31, 2011, 2010 and 2009 is shown in the following table (dollar amounts in thousands):

	2011	2010	2009
Average balance during the year	$25,178	$202,945	$218,356
Average interest rate during the year	0.35%	0.61%	0.63%
Maximum month-end balance during the year	$50,000	$350,000	$375,000
Average interest rate at year-end	0.10%	0.43%	0.75%

        FSC uses short-term bank loans periodically to finance securities owned, customers' margin accounts and underwriting activities. Interest on the borrowings varies with the federal funds rate. The weighted average interest rate on the borrowings as of December 31, 2011 and 2010 were 1.33% and 1.50%, respectively.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

8. Notes Payable

        Notes payable as of December 31, 2011 and 2010, consisted of the following (in thousands):

	December 31, 2011	December 31, 2010
Term note with JPMorgan Chase, due July 31, 2012. Principal payments of $0.9 million and interest are payable quarterly.	$15,930	$17,700
Revolving credit line with JPMorgan Chase not to exceed $5.0 million. Facility matures July 31, 2012 with interest payable quarterly.	5,000	1,000
Term note with JPMorgan Chase, due July 31, 2011. Principal payments of $1.9 million and interest are payable quarterly.	—	5,738
Term note with JPMorgan Chase, due July 31, 2012. Principal payments of $0.5 million and interest are payable semi-annually.	2,500	3,000
Term note with JPMorgan Chase, due October 27, 2015. Principal payments of $25,000 and interest are payable quarterly.	450	500
Subordinated note with JPMorgan Chase, not to exceed $20 million. Facility matures October 27, 2015 with principal payments of $1.0 million and interest payable quarterly.	18,000	20,000
First Southwest nonrecourse notes, due January 25, 2035 with interest payable quarterly.	13,086	15,838

	$54,966	$63,776

        The agreements underlying the JPMorgan Chase Bank, N.A. debt include certain restrictive covenants, including limitations on the ability to incur additional debt, limitations on the disposition of assets and requirements to maintain various financial ratios, including a non-performing asset ratio, at acceptable levels.

        In July 2011, PlainsCapital made the final payment of $1.9 million on its term note with JPMorgan Chase Bank, N.A. that was scheduled to mature on July 31, 2011.

        The previous table reflects July 2011 amendments ("July 2011 Amendments") to loan agreements between PlainsCapital and JPMorgan Chase Bank, N.A. governing PlainsCapital's existing line of credit and term notes. The July 2011 Amendments converted PlainsCapital's $17.7 million revolving line of credit to a term note, extended the maturity of PlainsCapital's remaining line of credit and term notes expiring July 31, 2011 to July 31, 2012 and, where applicable, decreased the acceptable non-performing asset ratio for PlainsCapital Bank from 4.50% to 4.00%, effective beginning September 30, 2011. As of December 31, 2011, PlainsCapital Bank's non-performing asset ratio was in compliance with the non-performing asset ratio covenant.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

8. Notes Payable (Continued)

        The revolving credit facility maturing in July 2012 and the term notes due July 2012 and October 2015 bear interest at LIBOR plus 2.75%. The weighted-average rate on those borrowings was 3.18% as of December 31, 2011. These debt instruments are collateralized by the outstanding stock of PlainsCapital Bank.

        Advances under the subordinated note maturing in October 2015 bear interest at LIBOR plus 5.00%. The subordinated note is not collateralized. The rate on each of the outstanding advances under the subordinated note as of December 31, 2011 was 5.37%.

        In 2005, First Southwest participated in a monetization of future cash flows from the Fee Award totaling $95.3 million from several tobacco companies owed to a law firm under a settlement agreement. In connection with the transaction, a special purpose entity that is consolidated with First Southwest issued $30.3 million of nonrecourse notes to finance the purchase of the Fee Award, to establish a reserve account and to fund issuance costs. Cash flows from the settlement are the sole source of payment for the notes. The notes carry an interest rate of 8.58% that can increase to 10.08% under certain credit conditions.

        Scheduled maturities for notes payable outstanding as of December 31, 2011, are as follows (in thousands):

	PlainsCapital
	JPMorgan Chase Revolving Lines	JPMorgan Chase Subordinated and Term Notes	Nonrecourse Notes	Total
2012	$5,000	$22,530	$—	$27,530
2013	—	4,100	—	4,100
2014	—	4,100	—	4,100
2015	—	6,150	—	6,150
2016 and thereafter	—	—	13,086	13,086

	$5,000	$36,880	$13,086	$54,966

9. Junior Subordinated Debentures and Trust Preferred Securities

        PlainsCapital has four statutory Trusts, three of which were formed under the laws of the state of Connecticut and the fourth, PCC Statutory Trust IV, which was formed under the laws of the state of Delaware. The Trusts were created for the sole purpose of issuing and selling preferred securities and common securities, using the resulting proceeds to acquire junior subordinated debentures issued by PlainsCapital (the "Debentures"). Accordingly, the Debentures are the sole assets of the Trusts, and payments under the Debentures are the sole revenue of the Trusts. All of the common securities are owned by PlainsCapital; however, PlainsCapital is not the primary beneficiary of the Trusts. Accordingly, the Trusts are not included in PlainsCapital's consolidated financial statements.

        The Trusts have issued $65,000,000 of floating rate preferred securities and $2,012,000 of common securities and have invested the proceeds from the securities in floating rate Debentures of

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

9. Junior Subordinated Debentures and Trust Preferred Securities (Continued)

PlainsCapital. Information regarding the PlainsCapital Debentures is shown in the following table (amounts in thousands):

Investor	Issue Date	Amount
PCC Statutory Trust I	July 31, 2001	$18,042
PCC Statutory Trust II	March 26, 2003	$18,042
PCC Statutory Trust III	September 17, 2003	$15,464
PCC Statutory Trust IV	February 22, 2008	$15,464

        The stated term of the Debentures is 30 years with interest payable quarterly. The rate on the Debentures, which resets quarterly, is 3-month LIBOR plus an average spread of 3.22%. The total average interest rate as of December 31, 2011 was 3.75%. The term, rate and other features of the preferred securities are the same as the Debentures. PlainsCapital's obligations under the Debentures and related documents, taken together, constitute a full and unconditional guarantee of the Trust's obligations under the preferred securities.

10. Income Taxes

        The income tax provision for 2011, 2010 and 2009 includes the following components (in thousands):

	2011	2010	2009
Current provision
Federal	$25,794	$32,149	$13,645
State	2,260	1,363	(45)

Total current provision	28,054	33,512	13,600
Deferred income taxes
Federal	2,300	(17,957)	1,255
State	(286)	(143)	—

	2,014	(18,100)	1,255

	$30,068	$15,412	$14,855

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

10. Income Taxes (Continued)

        The differences between income taxes computed using the statutory federal income tax rate and that shown in the consolidated statement of income for 2011, 2010 and 2009 are summarized as follows (in thousands):

	2011	2010	2009
Computed tax at federal statutory rate	$29,720	$17,014	$16,241
Increase (decrease) in taxes resulting from:
Life insurance	(137)	(280)	(151)
Tax-exempt income, net	(2,993)	(2,529)	(2,258)
State income taxes	1,283	1,363	(45)
Nondeductible compensation	1,409	991	474
Cumulative deferred tax benefit	—	(2,060)	—
Miscellaneous items	786	913	594

	$30,068	$15,412	$14,855

        The 2010 cumulative deferred tax benefit shown above resulted from reconciling and adjusting PlainsCapital's deferred tax accounts to cumulative book-tax basis differences in various assets and liabilities. The tax benefit related primarily to PlainsCapital's lease financing business. The effects of the total benefit primarily related to years prior to 2008 and were not material to the financial position, results of operations or cash flows of PlainsCapital in any previously reported period.

        PlainsCapital files income tax returns in the U.S. federal jurisdiction and several U.S. state jurisdictions. PlainsCapital is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2008. PlainsCapital is currently under examination for the 2009 tax year by the U.S. federal income tax authorities. PlainsCapital does not anticipate any material adjustments to result from this examination. PlainsCapital does not anticipate any significant liabilities for uncertain tax positions to arise in the next twelve months.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

10. Income Taxes (Continued)

        The components of the net deferred tax asset included in other assets as of December 31, 2011 and 2010 are summarized as follows (in thousands):

	2011	2010
Deferred tax assets
Allowance for loan losses	$24,249	$22,809
Compensation and benefits	7,721	4,845
Indemnification agreements	3,655	3,464
Non-accrual loan interest	866	2,557
Loan fees	1,192	672
Franchise tax credit	1,031	1,031
Net other comprehensive income	—	153
Partnership investments	2,144	1,358
Foreclosed property	2,328	607
Other	2,775	4,244

	45,961	41,740
Deferred tax liabilities
Premises and equipment	(9,283)	(6,430)
Leases	(578)	(1,511)
Intangible assets	(4,128)	(4,704)
Derivatives	(9,229)	(4,975)
Net other comprehensive income	(2,543)	—
Other	(790)	—

	(26,551)	(17,620)

Net deferred tax assets before valuation allowance for deferred tax assets	19,410	24,120
Valuation allowance for deferred tax assets	—	—

Net deferred tax assets	$19,410	$24,120

11. Employee Benefits

        PlainsCapital and its subsidiaries have benefit plans that provide for elective deferrals by employees under Section 401(k) of the Code. Employee contributions are determined by the level of employee participation and related salary levels per Internal Revenue Service regulations. PlainsCapital and its subsidiaries match a portion of employee contributions to the plan based on the level of normal operating earnings and the amount of eligible employees' contributions and salaries. The amount charged to operating expense for this matching contribution totaled $4.3 million in 2011, $3.7 million in 2010 and $2.7 million in 2009.

        In September 2004, PlainsCapital established the PlainsCapital Corporation Employee Stock Ownership Plan (the "ESOP"). Employees of PlainsCapital are eligible to participate in the ESOP, and employees of PlainsCapital's subsidiaries are also eligible to participate if their respective subsidiary has

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

11. Employee Benefits (Continued)

elected to participate. Contributions by participating employers to the ESOP are discretionary. The ESOP may borrow money to purchase shares of PlainsCapital. As contributions are made to the ESOP, and any debt is repaid, shares are released for allocation to participant accounts on a pro rata basis to the repayment of associated debt.

        As of December 31, 2011, the ESOP owned 1,613,019 shares of PlainsCapital stock, including 190,253 shares that are unearned. The estimated fair value of the unearned shares was $2.6 million ($14.00 per share, based on the most recent ESOP valuation as of December 31, 2011). As of December 31, 2010, the ESOP owned 1,632,635 shares of PlainsCapital stock, including 232,381 shares that were unearned. The estimated fair value of the unearned shares as of December 31, 2010 was $2.8 million ($11.87 per share, based on the ESOP valuation as of December 31, 2010).

        Interest expense on ESOP debt was $0.1 million for each of the years ended December 31, 2011, 2010 and 2009, respectively. PlainsCapital and its participating subsidiaries contributed $1.6 million, $1.6 million and $1.5 million to the ESOP for the years ended December 31, 2011, 2010 and 2009, respectively. PlainsCapital charges these contributions to noninterest expense.

        PlainsCapital Bank has a Supplemental Executive Pension Plan to provide additional benefits for certain key officers, which was adopted in 2001. Pursuant to the plan, PlainsCapital Bank is obligated to pay each participant or his beneficiaries a lump sum at such participant's retirement, death or disability. The estimated cost of the plan is being accrued over the period of active employment of the participants. As of December 31, 2011 and 2010, $11.4 million and $9.0 million, respectively, had been accrued as a liability for benefits payable under the plan. The amount charged to operations in 2011, 2010 and 2009 was $2.6 million, $2.1 million and $0.7 million, respectively. Benefit accruals are funded annually in a Rabbi Trust in the first quarter following year-end. The assets of the Rabbi Trust consist primarily of marketable equity securities. As of December 31, 2011 and 2010, the assets of the Rabbi Trust are included in other assets at a fair value of $7.3 million and $6.7 million, respectively.

        PlainsCapital Bank purchased $15.0 million of flexible premium universal life insurance in 2001 to help finance the annual expense incurred in providing various employee benefits. As of December 31, 2011 and 2010, the carrying value of the policies included in other assets was $22.1 million and $21.4 million, respectively. For the years ended December 31, 2011, 2010 and 2009, PlainsCapital Bank recorded income of $0.7 million, $1.0 million, and $0.7 million related to the policies that was reported in other noninterest income.

12. Related Party Transactions

        In the ordinary course of business, PlainsCapital Bank has granted loans to certain directors, executive officers and their affiliates (collectively referred to as related parties) totaling $28.6 million as of December 31, 2011 and $8.7 million as of December 31, 2010. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons and do not involve more than normal risk of collectibility. For such loans during 2011, total principal additions were $27.1 million and total principal payments were $7.2 million.

        As of December 31, 2011 and 2010, PlainsCapital Bank held deposits of related parties of approximately $290.9 million and $98.7 million, respectively.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

12. Related Party Transactions (Continued)

        A related party is the lessor in an operating lease with PlainsCapital Bank. PlainsCapital Bank's minimum payment under the lease is $0.5 million annually through 2028, for an aggregate remaining obligation of $8.5 million.

        PlainsCapital Bank purchases loans from a company for which a related party serves as a director, president and chief executive officer. Loan purchases were approximately $0.7 million for the year ended December 31, 2011. The loans were purchased with recourse to the company in the ordinary course of business and the related party had no direct financial interest in the transactions.

        PlainsCapital Equity, LLC is a limited partner in certain limited partnerships that have received loans from PlainsCapital Bank. PlainsCapital Bank made those loans in the normal course of business, using underwriting standards and offering terms that are substantially the same as those used or offered to non-affiliated borrowers. As of December 31, 2011 and 2010, PlainsCapital Bank had outstanding loans of approximately $3.5 million and $6.3 million to limited partnerships in which PlainsCapital Equity, LLC had a limited partnership interest. The investment of PlainsCapital Equity, LLC in these limited partnerships was $1.0 million and $1.2 million as of December 31, 2011 and 2010, respectively.

13. Commitments and Contingencies

        PlainsCapital Bank acts as agent on behalf of certain correspondent banks in the purchase and sale of federal funds that aggregated $33.0 million and $0.5 million as of December 31, 2011 and 2010, respectively.

Legal Matters

        In November 2006, FSC received subpoenas from the SEC and the United States Department of Justice (the "DOJ") in connection with an investigation of possible antitrust and securities law violations, including bid-rigging, in the procurement of guaranteed investment contracts and other investment products for the reinvestment of bond proceeds by municipalities. The investigation is industry-wide and includes approximately 30 or more firms, including some of the largest U.S. investment firms.

        As a result of these SEC and DOJ investigations into industry-wide practices, FSC was initially named as a co-defendant in cases filed in several different federal courts by various state and local governmental entities suing on behalf of themselves and a purported class of similarly situated governmental entities and a similar set of lawsuits filed by various California local governmental entities suing on behalf of themselves and a purported class of similarly situated governmental entities. All claims asserted against FSC in these purported class actions were subsequently dismissed. However, the plaintiffs in these purported class actions have filed amended complaints against other entities, and FSC is identified in these complaints not as a defendant, but as an alleged co-conspirator with the named defendants.

        Additionally, as a result of these SEC and DOJ investigations into industry-wide practices, FSC has been named as a defendant in 20 individual lawsuits. These lawsuits have been brought by several California public entities and two New York non-profit corporations that do not seek to certify a class. The Judicial Panel on Multidistrict Litigation has transferred these cases to the United States District Court, Southern District of New York. The California plaintiffs allege violations of Section 1 of the

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

13. Commitments and Contingencies (Continued)

Sherman Act and the California Cartwright Act. The New York plaintiffs allege violations of Section 1 of the Sherman Act and the New York Donnelly Act. The allegations against FSC are very limited in scope. FSC has filed answers in each of the twenty lawsuits denying the allegations and asserting several affirmative defenses. FSC intends to defend itself vigorously in these individual actions. The relief sought is unspecified monetary damages.

        PlainsCapital and its subsidiaries are defendants in various other legal matters arising in the normal course of business. Management believes that the ultimate liability, if any, arising from these matters, and the matters discussed above will not materially affect the consolidated financial statements.

Other Contingencies

        PlainsCapital and its subsidiaries have entered into employment contracts with certain executive officers. The contracts provide for minimum annual salaries and additional compensation in the form of bonuses based on performance. The contracts originated at various dates, and contain self-renewing terms of one to three years, subject to the option of PlainsCapital or the executive not to renew. The minimum aggregate commitment for future salaries, excluding bonuses, under these contracts as of December 31, 2011, is approximately $13.1 million. These employment contracts also provide severance pay benefits if there is a change in control of PlainsCapital. PlainsCapital and subsidiaries have separate severance agreements with certain other senior officers that provide severance pay benefits if there is a change in control. The severance agreements with the other senior officers contain self-renewing terms of two years subject to the option of PlainsCapital or the officer not to renew. As of December 31, 2011, the aggregate contingent liability for severance pay benefits in the event of a change in control is approximately $45.7 million.

        PlainsCapital and its subsidiaries lease space, primarily for branch facilities and automated teller machines, under noncancelable operating leases with remaining terms, including renewal options, of 1 to 16 years and under capital leases with remaining terms of 12 to 16 years. Future minimum payments by year and in the aggregate under these leases are as follows as of December 31, 2011 (in thousands):

	Operating Leases	Capital Leases
2012	$16,454	$1,029
2013	14,398	1,063
2014	11,567	1,080
2015	9,914	1,090
2016	8,888	1,105
Thereafter	39,618	11,774

Total minimum lease payments	$100,839	17,141

Amount representing interest		(5,020)

Present value of minimum lease payments		$12,121

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

13. Commitments and Contingencies (Continued)

        Rental expense under the operating leases was approximately $23.2 million, $21.5 million and $18.4 million in 2011, 2010 and 2009, respectively.

14. Financial Instruments with Off-Balance Sheet Risk

        PlainsCapital Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit that involve varying degrees of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. The contract amounts of those instruments reflect the extent of involvement (and therefore the exposure to credit loss) PlainsCapital Bank has in particular classes of financial instruments.

        Commitments to extend credit are agreements to lend to a customer provided that the terms established in the contract are met. Commitments generally have fixed expiration dates and may require payment of fees. Because some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

        PlainsCapital Bank had in the aggregate outstanding unused commitments to extend credit of $909.7 million as of December 31, 2011. PlainsCapital Bank had outstanding standby letters of credit of $46.7 million as of December 31, 2011.

        PlainsCapital Bank uses the same credit policies in making commitments and standby letters of credit as it does for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include real estate, accounts receivable, marketable securities, interest-bearing deposit accounts, inventory, and property, plant and equipment.

        In the normal course of business, FSC executes, settles, and finances various securities transactions that may expose FSC to off-balance sheet risk in the event that a customer or counterparty does not fulfill its contractual obligations. Examples of such transactions include the sale of securities not yet purchased by customers or for the account of FSC, clearing agreements between FSC and various clearinghouses and broker-dealers, secured financing arrangements that involve pledged securities, and when-issued underwriting and purchase commitments.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

15. Stock-Based Compensation

        In August 2009, the shareholders approved the PlainsCapital Corporation 2009 Long-Term Incentive Plan (the "2009 LTIP") to be effective upon the redemption of all of PlainsCapital's Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock") and Fixed Rate Cumulative Perpetual Preferred Stock, Series B ("Series B Preferred Stock") issued in December 2008 to the U.S. Department of the Treasury (the "U.S. Treasury") pursuant to the Capital Purchase Program, a part of the Troubled Asset Relief Program ("TARP"). As discussed in Note 17, PlainsCapital redeemed all shares of Series A Preferred Stock and Series B Preferred Stock on September 27, 2011. As a result, the 2009 LTIP became effective. The 2009 LTIP allows for the granting of incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees of PlainsCapital, its subsidiaries and outside directors of PlainsCapital. The 2009 LTIP is expected to provide flexibility to PlainsCapital's compensation methods in order to adapt the compensation of key employees and outside directors to a changing business environment. In the aggregate, 4.0 million shares of common stock may be delivered pursuant to awards granted under the 2009 LTIP. The 2009 LTIP replaced the stock option plans established in 2001, 2003, 2005 and 2007. No future awards may be granted under those prior plans.

        In addition, the PlainsCapital Corporation 2010 Long-Term Incentive Plan (the "2010 Plan") allows for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees of PlainsCapital, its subsidiaries and outside directors of PlainsCapital. In the aggregate, 1.0 million shares of common stock may be delivered pursuant to awards granted under the 2010 Plan. The 2010 Plan will terminate on March 18, 2012 as to all future awards.

        Compensation cost related to the plans was approximately $2.5 million, $1.7 million and $1.1 million for the years ended December 31, 2011, 2010 and 2009, respectively. The income tax benefit related to share-based compensation was approximately $0.9 million, $0.6 million and $0.4 million in 2011, 2010 and 2009, respectively.

        As of December 31, 2011, unrecognized cost related to unvested restricted stock and restricted stock units was $4.7 million and $5.3 million, respectively. PlainsCapital expects to recognize that cost over a weighted-average period of approximately 23 months. The vesting of the unvested restricted stock and restricted stock units will automatically accelerate in full under certain conditions. Upon a change in control of PlainsCapital, the entire unrecognized cost related to both unvested restricted stock and restricted stock units would be recognized in noninterest expense immediately. On the date upon which PlainsCapital's common stock is listed and traded on an exchange registered under the Exchange Act, the entire unrecognized cost related to unvested restricted stock would be recognized in noninterest expense immediately.

        PlainsCapital approved the grant of 340,811 restricted stock units to certain employees effective April 1, 2012. The estimated grant date fair value of the restricted stock units is $4.8 million. The grants vest in 5 years and are subject to the accelerated vesting conditions discussed previously.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

15. Stock-Based Compensation (Continued)

        Information regarding shares of unvested restricted stock for the years ended December 31, 2011 and 2010 is as follows:

	2011		2010
	Unvested Restricted Stock	Weighted Average Grant Date Fair Value	Unvested Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding, January 1	535,862	$11.48	528,000	$11.33
Granted	76,383	11.26	83,281	12.25
Vested	(83,713)	11.47	(75,419)	11.33
Cancellations and expirations	—	0.00	—	0.00

Outstanding, December 31	528,532	$11.45	535,862	$11.48

        Information regarding restricted stock units for the years ended December 31, 2011 and 2010 is as follows:

	2011		2010
	Restricted Stock Units	Weighted Average Grant Date Fair Value	Restricted Stock Units	Weighted Average Grant Date Fair Value
Outstanding, January 1	290,057	$12.58	—	$—
Granted	303,592	11.27	296,557	12.58
Vested	(1,500)	12.67	—	—
Cancellations and expirations	(2,000)	11.26	(6,500)	12.67

Outstanding, December 31	590,149	$11.91	290,057	$12.58

        The acquisition described in Note 1 included a provision whereby First Southwest Holdings, Inc. stock options that were outstanding and unexercised at the acquisition date would be converted into PlainsCapital stock options on the same terms and conditions, including vesting conditions, as the First Southwest Holdings, Inc. options they replaced. Accordingly, PlainsCapital granted 285,366 options with a weighted-average exercise price of $4.53 to replace outstanding and unexercised First Southwest Holdings, Inc. stock options.

        As of December 31, 2011, a total of 4,000,000 shares were available for grant under the 2009 LTIP and 248,687 shares were available for awards under the 2010 Plan. PlainsCapital typically issues new shares upon exercise of option grants.

        The exercise price of all common stock subject to options granted under these plans will not be less than 100% of the fair market value of the common stock on the date of grant, unless an option is granted to a person who owns more than 10% of the common stock, in which case the exercise price will not be less than 110% of the fair market value of the common stock subject to the options granted. Options granted expire in no more than ten years, unless an option is granted to a person who owns more than 10% of the common stock, in which case the options granted expire in no more than five years, or upon the termination of employment unless (i) the optionee retires, after which time he will have three months from the date of his retirement to exercise his options, or (ii) the optionee dies, after which time his legal representatives have the six months after his death to exercise his options.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

15. Stock-Based Compensation (Continued)

        PlainsCapital did not grant options in 2011 or 2010. The weighted-average grant date fair value of options granted during 2009 was $2.44. PlainsCapital used a Black-Scholes option pricing model to estimate the fair value of each option award on the date of grant. Risk-free rates are derived from yields on U.S. Treasury strips (zero-coupon bonds) on the date options are granted. The expected term of options granted is based on an analysis of historical exercise data and represents the expected period of time that options are to be outstanding. Expected volatility is based on historical volatility of PlainsCapital's stock. The estimates for expected term and expected volatility are reviewed annually. Weighted-average values used to estimate the fair value of options granted are shown in the following table:

2009
Risk-free interest rate	3.27% to 3.74%
Expected term (years)	5
Expected volatility	23%
Dividend yield	1.77%

        Information regarding stock options for the years ended December 31, 2011 and 2010 is as follows:

	2011		2010
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, January 1	725,651	$9.62	943,515	$8.50
Exercised	(68,818)	5.27	(115,711)	4.00
Cancellations and expirations	(9,780)	12.88	(102,153)	5.60

Outstanding, December 31	647,053	$10.04	725,651	$9.62

Exercisable, December 31	647,053	10.04	611,651	9.31

        The total intrinsic value of options exercised during the years ended December 31, 2011, 2010 and 2009 was $0.2 million, $1.0 million and $0.3 million, respectively. As of December 31, 2011, the intrinsic value of options outstanding was $2.6 million and the intrinsic value of exercisable shares was $2.6 million. The total fair value of share awards vested was $1.6 million in 2011, $0.2 million in 2010 and $0.7 million in 2009.

        Details of PlainsCapital's stock options outstanding and exercisable as of December 31, 2011, are as follows:

Range of Exercise Prices	Shares at December 31, 2011	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)
$5.01 - $10.00	258,619	$7.43	0.9
$10.01 - $15.00	388,434	11.77	5.6

Total	647,053	10.04	3.7

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

16. Regulatory Matters

        PlainsCapital Bank and PlainsCapital are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct, material effect on the consolidated financial statements. The regulations require PlainsCapital to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the companies to maintain minimum amounts and ratios (set forth in the following table) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). A comparison of PlainsCapital Bank's and PlainsCapital's actual capital amounts and ratios to the minimum requirements is as follows (dollar amounts in thousands):

	At December 31, 2011
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$219,660	4%	$536,274	9.77%
Tier 1 capital (to risk-weighted assets)	169,281	4%	536,274	12.67%
Total capital (to risk-weighted assets)	338,561	8%	589,365	13.93%
PlainsCapital Corporation:
Tier 1 capital (to average assets)	$220,103	4%	$532,025	9.67%
Tier 1 capital (to risk-weighted assets)	169,740	4%	532,025	12.54%
Total capital (to risk-weighted assets)	339,480	8%	596,057	14.05%

	At December 31, 2010
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$206,270	4%	$485,013	9.41%
Tier 1 capital (to risk-weighted assets)	152,091	4%	485,013	12.76%
Total capital (to risk-weighted assets)	304,181	8%	532,769	14.01%
PlainsCapital Corporation:
Tier 1 capital (to average assets)	$206,664	4%	$462,823	8.96%
Tier 1 capital (to risk-weighted assets)	152,946	4%	462,823	12.10%
Total capital (to risk-weighted assets)	305,891	8%	526,843	13.78%

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

16. Regulatory Matters (Continued)

        A reconciliation of book capital to Tier 1 and total capital (as defined) is as follows (in thousands):

	At December 31, 2011
	PCB	PCC
Total capital per books	$581,890	$517,031
Add:
Noncontrolling interests	1,924	2,253
Trust preferred securities	—	65,000
Net unrealized holding losses on securities available for sale and held in trust	(4,587)	(4,587)
Deduct:
Goodwill and other disallowed intangible assets	(42,953)	(47,265)
Other	—	(407)

Tier 1 capital (as defined)	536,274	532,025
Add:
Allowance for loan losses includible in Tier 2 capital	53,091	53,232
Qualifying subordinated debt	—	10,800

Total capital (as defined)	$589,365	$596,057

	At December 31, 2010
	PCB	PCC
Total capital per books	$529,393	$446,491
Add:
Noncontrolling interests	348	785
Trust preferred securities	—	65,000
Net unrealized holding losses on securities available for sale and held in trust	281	281
Deduct:
Goodwill and other disallowed intangible assets	(45,009)	(49,321)
Other	—	(413)

Tier 1 capital (as defined)	485,013	462,823
Add:
Allowance for loan losses includible in Tier 2 capital	47,756	48,020
Qualifying subordinated debt	—	16,000

Total capital (as defined)	$532,769	$526,843

        To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, PlainsCapital Bank must maintain minimum Tier 1 capital to total average assets and Tier 1 capital to risk-weighted assets ratios of 4%, and a total capital to risk-weighted assets ratio of 8%. Based on the actual capital amounts and ratios shown in the previous table, PlainsCapital Bank's ratios place it in the well capitalized (as defined) capital category under the regulatory framework for

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

16. Regulatory Matters (Continued)

prompt corrective action. The minimum required capital amounts and ratios for the well capitalized category are summarized as follows (dollar amounts in thousands):

	At December 31, 2011
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$274,575	5%	$536,274	9.77%
Tier 1 capital (to risk-weighted assets)	253,921	6%	536,274	12.67%
Total capital (to risk-weighted assets)	423,202	10%	589,365	13.93%

	At December 31, 2010
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$257,838	5%	$485,013	9.41%
Tier 1 capital (to risk-weighted assets)	228,136	6%	485,013	12.76%
Total capital (to risk-weighted assets)	380,227	10%	532,769	14.01%

        Pursuant to the net capital requirements of the Exchange Act, FSC has elected to determine its net capital requirements using the alternative method. Accordingly, FSC is required to maintain minimum net capital, as defined in Rule 15c3-1, equal to the greater of $250,000 or 2% of aggregate debit balances, as defined in Rule 15c3-3. As of December 31, 2011, FSC had net capital of $57.1 million; the minimum net capital requirement was $4.8 million; net capital maintained by FSC was 24% of aggregate debits; and net capital in excess of the minimum requirement was $52.3 million.

        As a mortgage originator, PrimeLending is subject to minimum net worth requirements established by the United States Department of Housing and Urban Development ("HUD"). PrimeLending determines its compliance with the minimum net worth requirements on an annual basis. As of December 31, 2011, PrimeLending was required to have net worth of at least $1.0 million. As of December 31, 2011, PrimeLending's net worth exceeded the required amount.

17. Shareholders' Equity

        PlainsCapital Bank is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval. As of December 31, 2011, approximately $67.0 million of retained earnings was available for dividend declaration without prior regulatory approval.

        On September 27, 2011, PlainsCapital sold approximately $114.1 million of PlainsCapital's Non-Cumulative Perpetual Preferred Stock, Series C (the "Series C Preferred Stock") to the Secretary of the Treasury pursuant to the SBLF. The Series C Preferred Stock has an aggregate liquidation preference of approximately $114.1 million and qualifies as Tier 1 Capital for regulatory purposes.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

17. Shareholders' Equity (Continued)

        The terms of the Series C Preferred Stock provide for the payment of non-cumulative dividends on a quarterly basis beginning January 1, 2012. The dividend rate, as a percentage of the liquidation amount, fluctuates while the Series C Preferred Stock is outstanding based upon changes in the level of "qualified small business lending" ("QSBL") by PlainsCapital Bank from its average level of QSBL at each of the four quarter ends leading up to June 30, 2010 (the "Baseline") as follows:

Dividend Period
Unaudited Annualized Dividend Rate
Beginning	Ending
September 27, 2011	September 30, 2011	5.000%
October 1, 2011	December 31, 2011	3.779%
January 1, 2012	March 31, 2012	3.829%(1)
April 1, 2012	June 30, 2012	2.427%(1)
July 1, 2012	December 31, 2013	1.000% to 5.000%(2)
January 1, 2014	March 26, 2016	1.000% to 7.000%(3)
March 27, 2016	Redemption	9%(4)

(1)
Subject to confirmation by the U.S. Treasury.

(2)
Between July 1, 2012 and December 31, 2013, the dividend rate will adjust quarterly in such range based upon the level of percentage change in QSBL between the end of the quarter ending before the most recently completed quarter and the Baseline.

(3)
Between January 1, 2014 and March 26, 2016, the dividend rate will be fixed at a rate in such range based upon the level of percentage change in QSBL between September 30, 2013 and the Baseline.

(4)
Beginning on March 27, 2016, the dividend rate will be fixed at nine percent (9%) per annum.

        As a result of PlainsCapital's increased small business lending, PlainsCapital's rate on the Series C Preferred Stock has dropped to 3.829% as of January 1, 2012, and will drop to 2.427% as of April 1, 2012.

        In addition to the applicable dividend rates described above, beginning on January 1, 2014 and on all dividend payment dates thereafter ending on April 1, 2016, if PlainsCapital fails to increase its level of QSBL compared to the Baseline, PlainsCapital will be required to pay a quarterly lending incentive fee of 0.5% of the liquidation value.

        As long as shares of Series C Preferred Stock remain outstanding, PlainsCapital may not pay dividends to its common shareholders (nor may PlainsCapital repurchase or redeem any shares of its common stock) during any quarter in which PlainsCapital fails to declare and pay dividends on the Series C Preferred Stock and for the next three quarters following such failure. In addition, under the terms of the Series C Preferred Stock, PlainsCapital may only declare and pay dividends on its common stock (or repurchase shares of its common stock), if, after payment of such dividend, the dollar amount of PlainsCapital's Tier 1 capital would be at least ninety percent (90%) of Tier 1 capital as of September 27, 2011, excluding any charge-offs and redemptions of the Series C Preferred Stock (the "Tier 1 Dividend Threshold"). The Tier 1 Dividend Threshold is subject to reduction, beginning

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

17. Shareholders' Equity (Continued)

January 1, 2014, based upon the extent by which, if at all, the QSBL at September 30, 2013 has increased over the baseline.

        PlainsCapital may redeem the Series C Preferred Stock at any time at its option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends, subject to the approval of its federal banking regulator.

        On September 27, 2011, PlainsCapital entered into a repurchase letter agreement with the U.S. Treasury, pursuant to which PlainsCapital redeemed, out of the proceeds of the issuance of the Series C Preferred Stock, all 87,631 outstanding shares of PlainsCapital's Series A Preferred Stock and 4,382 outstanding shares of PlainsCapital's Series B Preferred Stock, for an aggregate redemption price of approximately $92.6 million. The Series A Preferred Stock and Series B Preferred Stock were issued on December 19, 2008 to the U.S. Treasury under the Capital Purchase Program, a part of TARP. As a result of the redemption of the Series A Preferred Stock and Series B Preferred stock PlainsCapital accelerated the net amortization of the discount/premium recorded at issuance on the two series of preferred stock. The accelerated net amortization in September 2011 was approximately $2.3 million and is included in the caption "Dividends on preferred stock and other" on PlainsCapital's consolidated statements of income.

18. Assets Segregated for Regulatory Purposes

        FSC was not required to segregate cash and securities in a special reserve account for the benefit of customers under Rule 15c3-3 of the Exchange Act as of December 31, 2011 or 2010. Assets segregated under the provisions of the Exchange Act are not available for general corporate purposes.

        FSC was not required to segregate cash or securities in a special reserve account for the benefit of proprietary accounts of introducing broker-dealers as of December 31, 2011 or 2010.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

19. Broker-Dealer and Clearing Organization Receivables and Payables

        Broker-dealer and clearing organization receivables and payables as of December 31, 2011 and 2010 consisted of the following (in thousands):

	At December 31,
	2011	2010
Receivables
Securities borrowed	$94,044	$34,495
Securities failed to deliver	11,476	4,287
Clearing organizations	6,141	6,926
Due from dealers	29	60

	$111,690	$45,768

Payables
Securities loaned	$120,658	$39,660
Correspondents	56,645	31,369
Securities failed to receive	8,114	1,140
Clearing organizations	1,066	661

	$186,483	$72,830

20. Cash and Due from Banks

        Cash and due from banks consisted of the following (in thousands):

	At December 31,
	2011	2010
Cash on hand	$18,862	$19,896
Clearings and collection items	78,352	44,032
Deposits at Federal Reserve Bank	236,677	170,996
Deposits at Federal Home Loan Bank	1,524	1,524
Deposits in FDIC-insured institutions under $100,000, individually	407	497
Deposits in FDIC-insured institutions over $100,000	8,825	95,263

	$344,647	$332,208

        The amounts above include interest-bearing deposits of $237.8 million and $260.3 million as of December 31, 2011 and 2010, respectively. Cash on hand and deposits at the Federal Reserve Bank satisfy regulatory reserve requirements as of December 31, 2011 and 2010.

21. Fair Value Measurements

Fair Value Measurements and Disclosures

        PlainsCapital determines fair values in compliance with The Fair Value Measurements and Disclosures Topic of the ASC (the "Fair Value Topic"). The Fair Value Topic defines fair value,

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

21. Fair Value Measurements (Continued)

establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The Fair Value Topic defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Fair Value Topic assumes that transactions upon which fair value measurements are based occur in the principal market for the asset or liability being measured. Further, fair value measurements made under the Fair Value Topic exclude transaction costs and are not the result of forced transactions.

        The Fair Value Topic creates a fair value hierarchy that classifies fair value measurements based upon the inputs used in valuing the assets or liabilities that are the subject of fair value measurements. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs, as indicated below.

  •
  Level 1 Inputs:  Unadjusted quoted prices in active markets for identical assets or liabilities that PlainsCapital can access at the measurement date.

  •
  Level 2 Inputs:  Observable inputs other than Level 1 prices. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates and credit risks), and inputs that are derived from or corroborated by market data, among others.

  •
  Level 3 Inputs:  Unobservable inputs that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities. Level 3 inputs include pricing models and discounted cash flow techniques, among others.

Fair Value Option

        PlainsCapital has elected to measure substantially all of PrimeLending's mortgage loans held for sale and certain time deposits at fair value under the provisions of the Fair Value Option. PlainsCapital elected to apply the provisions of the Fair Value Option to these items so that it would have the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. PlainsCapital determines the fair value of the financial instruments accounted for under the provisions of the Fair Value Option in compliance with the provisions of the Fair Value Topic discussed above.

        As of December 31, 2011, the aggregate fair value of PrimeLending loans held for sale accounted for under the Fair Value Option was $775.3 million, while the unpaid principal balance of those loans was $752.8 million. As of December 31, 2010, the aggregate fair value of PrimeLending loans held for sale accounted for under the Fair Value Option was $476.4 million, while the unpaid principal balance of those loans was $465.3 million. The interest component of fair value is reported as interest income on loans in the income statement.

        PlainsCapital holds a number of financial instruments that are measured at fair value on a recurring basis, either by the application of Fair Value Option or other authoritative pronouncements. The fair values of those instruments are determined as described below.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

21. Fair Value Measurements (Continued)

        Loans Held for Sale—Mortgage loans held for sale are reported at fair value, as discussed above, using Level 2 inputs that consist of commitments on hand from investors or prevailing market prices. These instruments are held for relatively short periods, typically no more than 30 days. As a result, changes in instrument-specific credit risk are not a significant component of the change in fair value.

        Securities Available for Sale—Most securities available for sale are reported at fair value using Level 2 inputs. PlainsCapital obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the financial instruments' terms and conditions, among other things. As of December 31, 2011, PlainsCapital Bank held auction rate bonds purchased as a result of the First Southwest acquisition. The estimated fair value of the auction rate securities is determined quarterly by a third-party valuation specialist using Level 3 inputs, primarily due to the lack of observable market data. Inputs for the valuation were developed using terms of the auction rate bonds, market interest rates, asset appropriate credit transition matrices and recovery rates, and assumptions regarding the term to maturity of the auction rate bonds. The following table reconciles the beginning and ending balances of assets measured at fair value using Level 3 inputs (in thousands):

Auction Rate Bonds
Balance, January 1, 2011	$22,454
Other-than-temporary impairment losses recognized in earnings	(5,091)
Unrealized losses in other comprehensive income, net	(1,516)
Transfers from held to maturity	28,564
Premium amortization and discount accretion, net	133

Balance, December 31, 2011	$44,544

        During the first quarter of 2011, auction rate bonds with a net carrying amount of $28.6 million were transferred from held to maturity to available for sale in response to a downgrade in credit rating from investment grade to below investment grade. PlainsCapital Bank uses the date of the transfer to determine when the auction rate bonds entered Level 3.

        Trading Securities—Trading securities are reported at fair value using Level 2 inputs in the same manner as discussed previously for securities available for sale.

        Deposits—As discussed previously, certain time deposits are reported at fair value by virtue of an election under the provisions of Fair Value Option. Fair values are determined using Level 2 inputs that consist of observable rates paid on instruments of the same tenor in the brokered certificate of deposit market.

        Derivatives—Derivatives are reported at fair value using Level 2 inputs. PlainsCapital uses dealer quotes to determine the fair value of interest rate swaps used to hedge time deposits. PrimeLending uses dealer quotes to value forward purchase commitments executed for both hedging and non-hedging purposes. PrimeLending also issues IRLCs to its customers that it values based on the change in the fair value of the underlying mortgage loan from inception of the IRLC to the balance sheet date,

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

21. Fair Value Measurements (Continued)

adjusted for projected loan closing rates. PrimeLending determines the value of the underlying mortgage loan as discussed in "Loans Held for Sale", above.

        The following table presents information regarding financial assets and liabilities measured at fair value on a recurring basis (in thousands):

	At December 31, 2011
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Loans held for sale	$—	$775,311	$—	$775,311
Securities available for sale	—	556,542	44,544	601,086
Trading securities	—	58,957	—	58,957
Derivative assets	—	10,481	—	10,481
Time deposits	—	1,098	—	1,098
Trading liabilities	—	4,592	—	4,592
Derivative liabilities	—	3,642	—	3,642

        The following table presents the changes in fair value for instruments that are reported at fair value under an election under the Fair Value Option (in thousands):

	Changes in Fair Value for Assets and Liabilities Reported at Fair Value under Fair Value Option
	Year Ended December 31, 2011			Year Ended December 31, 2010
	Net Gains from Sale of Loans	Other Noninterest Income	Total Changes in Fair Value	Net Gains from Sale of Loans	Other Noninterest Income	Total Changes in Fair Value
Loans held for sale	$11,415	$—	$11,415	$(187)	$—	$(187)
Time deposits	—	7	7	—	(17)	(17)

        PlainsCapital also determines the fair value of certain assets and liabilities on a non-recurring basis. For example, facts and circumstances may dictate a fair value measurement when there is evidence of impairment. Assets and liabilities measured on a non-recurring basis include the items discussed below.

        Impaired Loans—PlainsCapital reports impaired loans at fair value through allocations of the allowance for loan losses. PlainsCapital primarily determines fair value using Level 2 inputs consisting of independent appraisals. As of December 31, 2011, loans with a carrying amount of $35.3 million had been reduced by allocations of the allowance for loan losses of $8.8 million, resulting in a reported fair value of $26.5 million.

        Other Real Estate Owned—PlainsCapital reports other real estate owned at fair value less estimated cost to sell. Any excess of recorded investment over fair value less cost to sell is charged against the allowance for loan losses when property is initially transferred to other real estate. Subsequent to the initial transfer to other real estate, valuation adjustments are charged against earnings. PlainsCapital primarily determines fair value using Level 2 inputs consisting of independent appraisals. As of December 31, 2011, the estimated fair value of other real estate owned was $30.3 million.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

21. Fair Value Measurements (Continued)

        The Fair Value of Financial Instruments Subsection of the ASC requires disclosure of the fair value of financial assets and liabilities, including the financial assets and liabilities previously discussed. The methods for determining estimated fair value for financial assets and liabilities measured at fair value on a recurring or non-recurring basis are discussed above. For other financial assets and liabilities, PlainsCapital utilizes quoted market prices, if available, to estimate the fair value of financial instruments. Because no quoted market prices exist for a significant portion of PlainsCapital's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows, and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the estimates provided herein do not necessarily indicate amounts which could be realized in a current transaction. Further, as it is management's intent to hold a significant portion of its financial instruments to maturity, it is not probable that the fair values shown below will be realized in a current transaction.

        Because of the wide range of permissible valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of PlainsCapital's fair value information to that of other financial institutions. The aggregate estimated fair value amount should in no way be construed as representative of the underlying value of PlainsCapital and its subsidiaries.

        The following methods and assumptions were used in estimating the fair value disclosures for financial instruments:

        Cash and Short-Term Investments—For cash and due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

        Loans Held for Sale—Estimated fair values of loans held for sale are based on commitments on hand from investors or prevailing market prices. The carrying amount of mortgage loans held for sale has been adjusted to fair value under the provisions of the Fair Value Option.

        Securities—For securities held to maturity, except for the valuation of auction rate bonds discussed previously, estimated fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. For securities available for sale and trading securities, the carrying amount is a reasonable estimate of fair value.

        Loans—The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

        Broker-Dealer and Clearing Organization Receivables—The carrying amount approximates their fair value.

        Fee Award Receivable—The carrying amount approximates fair value.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

21. Fair Value Measurements (Continued)

        Cash Surrender Value of Life Insurance Policies and Accrued Interest—The carrying amounts approximate their fair values.

        Deposit Liabilities—The estimated fair value of demand deposits, savings accounts and NOW accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. The carrying amount for variable-rate certificates of deposit approximates their fair values.

        Broker-Dealer and Clearing Organization Payables—The carrying amount approximates their fair value.

        Short-Term Borrowings—The carrying amounts of federal funds purchased, borrowings under repurchase agreements and other short-term borrowings approximate their fair values.

        Debt—The fair values are estimated using discounted cash flow analysis based on PlainsCapital's current incremental borrowing rates for similar types of borrowing arrangements.

        The estimated fair values of PlainsCapital's financial instruments are shown below (in thousands):

	At December 31, 2011		At December 31, 2010
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Cash and short-term investments	$347,994	$347,994	$486,709	$486,709
Loans held for sale	776,372	776,372	477,711	477,711
Securities	839,753	848,779	865,080	860,897
Loans, net	3,283,672	3,302,585	3,073,001	3,116,532
Broker-dealer and clearing organization receivables	111,690	111,690	45,768	45,768
Fee award receivable	18,002	18,002	19,222	19,222
Cash surrender value of life insurance policies	23,122	23,122	22,410	22,410
Interest rate swaps, IRLCs and forward purchase commitments	10,481	10,481	4,107	4,107
Accrued interest receivable	16,175	16,175	16,615	16,615
Financial liabilities
Deposits	4,246,206	4,255,639	3,918,459	3,924,188
Broker-dealer and clearing organization payables	186,483	186,483	72,830	72,830
Other trading liabilities	4,592	4,592	4,944	4,944
Short-term borrowings	476,439	476,439	582,134	582,134
Debt	121,978	121,978	130,788	130,788
Forward purchase commitments	3,642	3,642	317	317
Accrued interest payable	2,952	2,952	5,949	5,949

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

21. Fair Value Measurements (Continued)

        The deferred income amounts arising from unrecognized financial instruments are not significant. These financial instruments also have contractual interest rates at or above current market rates. Therefore, no fair value disclosure is provided for these items.

22. Derivative Financial Instruments

        PlainsCapital Bank and PrimeLending use various derivative financial instruments to mitigate interest rate risk. PlainsCapital Bank's interest rate risk management strategy involves effectively modifying the re-pricing characteristics of certain assets and liabilities so that changes in interest rates do not adversely affect the net interest margin. PrimeLending has interest rate risk relative to its inventory of mortgage loans held for sale and IRLCs. PrimeLending is exposed to such rate risk from the time an IRLC is made to an applicant to the time the related mortgage loan is sold.

Cash Flow Hedges

        PlainsCapital Bank entered into interest rate swap agreements to manage interest rate risk associated with certain customer contracts. The swaps were originally designated as cash flow hedges. The swaps were highly effective in offsetting future cash flow volatility caused by changes in interest rates. PlainsCapital Bank has recorded the fair value of the swaps in other assets, and unrealized gains (losses) associated with the swaps in other comprehensive income.

Non-Hedging Derivative Instruments and the Fair Value Option

        As discussed in Note 21, PrimeLending has elected to measure substantially all mortgage loans held for sale at fair value under the provisions of the Fair Value Option. The election provides PrimeLending the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without applying complex hedge accounting provisions. PrimeLending provides IRLCs to its customers and executes forward purchase commitments to sell mortgage loans. The fair values of both IRLCs and purchase commitments are recorded in other assets or other liabilities, as appropriate. Changes in the fair values of these derivative instruments produced net gains of approximately $3.1 million and $1.5 million for the years ended December 31, 2011 and 2010. The net gains were recorded as a component of gain on sale of loans.

        Year-end derivative positions are presented in the following table (in thousands):

	At December 31, 2011		At December 31, 2010
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Derivative instruments
IRLCs	$687,890	$10,096	$442,270	$274
Interest rate swaps	1,969	82	1,969	129
Forward purchase commitments	675,794	(3,339)	436,241	3,387

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

22. Derivative Financial Instruments (Continued)

        PlainsCapital Bank recorded unrealized gains (losses), net of reclassifications adjustments, on the swaps designated as cash flow hedges in other comprehensive income as shown in the following table (in thousands):

	Year Ended December 31, 2011			Year Ended December 31, 2010
	Before-Tax Amount	Tax Benefit (Expense)	After-Tax Amount	Before-Tax Amount	Tax Benefit (Expense)	After-Tax Amount
Change in market value	$—	$—	$—	$—	$—	$—
Reclassification adjustments	(69)	24	(45)	(126)	44	(82)

Other comprehensive income (loss)	$(69)	$24	$(45)	$(126)	$44	$(82)

23. Other Noninterest Income and Expense

        The following tables show the components of other noninterest income and expense for the years ended December 31, 2011, 2010 and 2009 (in thousands):

	2011	2010	2009
Other noninterest income
Earnings on/increase in cash surrender value of life insurance	$712	$961	$665
Income and fees from automated teller machines	1,295	1,239	937
Revenue from check and stored value cards	2,199	1,819	1,677
Revenue from letters of credit	465	661	409
Net gain from trading securities portfolio	4,185	1,656	971
Joint venture gains (losses)	750	(1,853)	(2,558)
Non-amortizing loan fees	533	352	—
Settlement of outstanding claims	—	—	3,075
Other	1,091	1,280	1,262

	$11,230	$6,115	$6,438

Other noninterest expense
Marketing	$13,234	$13,239	$11,780
Data processing	8,377	6,652	5,001
Printing, stationery and supplies	3,739	3,547	3,135
Funding fees	6,266	6,396	4,130
Unreimbursed loan closing costs	23,548	14,144	3,241
Tax service fee	3,121	2,657	2,497
Other	32,803	29,759	24,954

	$91,088	$76,394	$54,738

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

24. Segment and Related Information

        PlainsCapital has three reportable segments that are organized primarily by the core products offered to the segments' respective customers. The banking segment includes the operations of PlainsCapital Bank. The operations of PrimeLending comprise the mortgage origination segment. The financial advisory segment is composed of First Southwest and Hester Capital.

        Balance sheet amounts for PlainsCapital and its remaining subsidiaries not discussed in the previous paragraph are included in "All Other and Eliminations."

        The following tables present information about the revenues, profits and assets of PlainsCapital's reportable segments (in thousands):

Income Statement Data

	Year Ended December 31, 2011
	Banking	Mortgage Origination	Financial Advisory	Intercompany Eliminations	PlainsCapital Consolidated
Interest income	$207,253	$22,287	$15,751	$(25,848)	$219,443
Interest expense	32,480	38,547	3,232	(37,747)	36,512

Net interest income (expense)	174,773	(16,260)	12,519	11,899	182,931
Provision for loan losses	22,000	(23)	(220)	—	21,757
Noninterest income	28,448	365,426	96,304	(12,420)	477,758
Noninterest expense	127,591	325,481	101,994	(1,048)	554,018

Income before taxes	53,630	23,708	7,049	527	84,914
Income tax provision	19,109	8,447	2,512	—	30,068

Consolidated net income	34,521	15,261	4,537	527	54,846
Less: net income attributable to noncontrolling interest	—	1,509	141	—	1,650

Net income attributable to PlainsCapital Corporation	$34,521	$13,752	$4,396	$527	$53,196

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

24. Segment and Related Information (Continued)

Balance Sheet Data

	December 31, 2011
	Banking	Mortgage Origination	Financial Advisory	All Other and Eliminations	PlainsCapital Consolidated
Cash and due from banks	$341,821	$48,715	$4,424	$(50,313)	$344,647
Loans held for sale	1,061	775,311	—	—	776,372
Securities	783,586	—	56,167	—	839,753
Loans, net	3,685,013	1,848	316,992	(720,181)	3,283,672
Broker-dealer and clearing organization receivables	—	—	111,690	—	111,690
Investment in subsidiaries	230,389	—	—	(230,389)	—
Goodwill and other intangible assets, net	7,862	23,706	15,697	—	47,265
Other assets	186,737	25,850	51,873	32,161	296,621

Total assets	$5,236,469	$875,430	$556,843	$(968,722)	$5,700,020

Deposits	$4,238,662	$—	$68,778	$(61,234)	$4,246,206
Broker-dealer and clearing organization payables	—	—	186,483	—	186,483
Short-term borrowings	347,559	—	128,880	—	476,439
Notes payable	—	705,715	19,432	(670,181)	54,966
Junior subordinated debentures	—	—	—	67,012	67,012
Other liabilities	68,357	57,481	64,088	(40,296)	149,630
PlainsCapital Corporation shareholders' equity	581,891	110,311	89,182	(264,353)	517,031
Noncontrolling interest	—	1,923	—	330	2,253

Total liabilities and shareholders' equity	$5,236,469	$875,430	$556,843	$(968,722)	$5,700,020

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

24. Segment and Related Information (Continued)

Income Statement Data

	Year Ended December 31, 2010
	Banking	Mortgage Origination	Financial Advisory	Intercompany Eliminations	PlainsCapital Consolidated
Interest income	$211,751	$24,063	$12,096	$(29,485)	$218,425
Interest expense	36,245	45,854	3,233	(46,607)	38,725

Net interest income (expense)	175,506	(21,791)	8,863	17,122	179,700
Provision for loan losses	82,592	634	—	—	83,226
Noninterest income	37,464	309,298	103,075	(17,654)	432,183
Noninterest expense	114,574	262,801	103,275	(604)	480,046

Income before taxes	15,804	24,072	8,663	72	48,611
Income tax provision	5,018	7,643	2,751	—	15,412

Consolidated net income	10,786	16,429	5,912	72	33,199
Less: net income attributable to noncontrolling interest	—	507	283	—	790

Net income attributable to PlainsCapital Corporation	$10,786	$15,922	$5,629	$72	$32,409

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

24. Segment and Related Information (Continued)

Balance Sheet Data

	December 31, 2010
	Banking	Mortgage Origination	Financial Advisory	All Other and Eliminations	PlainsCapital Consolidated
Cash and due from banks	$329,300	$79,428	$4,420	$(80,940)	$332,208
Loans held for sale	1,269	476,442	—	—	477,711
Securities	846,149	—	18,931	—	865,080
Loans, net	3,275,433	2,305	286,661	(491,398)	3,073,001
Broker-dealer and clearing organization receivables	—	—	45,768	—	45,768
Investment in subsidiaries	240,664	—	—	(240,664)	—
Goodwill and other intangible assets, net	7,862	23,706	17,753	—	49,321
Other assets	280,277	19,020	129,087	41,932	470,316

Total assets	$4,980,954	$600,901	$502,620	$(771,070)	$5,313,405

Deposits	$3,954,711	$—	$79,770	$(116,022)	$3,918,459
Broker-dealer and clearing organization payables	—	—	72,830	—	72,830
Short-term borrowings	404,541	—	177,593	—	582,134
Notes payable	39,220	453,449	18,492	(447,385)	63,776
Junior subordinated debentures	—	—	—	67,012	67,012
Other liabilities	41,998	58,309	70,718	(9,107)	161,918
PlainsCapital Corporation shareholders' equity	540,484	88,796	83,217	(266,006)	446,491
Noncontrolling interest	—	347	—	438	785

Total liabilities and shareholders' equity	$4,980,954	$600,901	$502,620	$(771,070)	$5,313,405

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

24. Segment and Related Information (Continued)

Income Statement Data

	Year Ended December 31, 2009
	Banking	Mortgage Origination	Financial Advisory	Intercompany Eliminations	PlainsCapital Consolidated
Interest income	$197,446	$16,142	$8,563	$(19,328)	$202,823
Interest expense	40,266	23,190	3,567	(24,559)	42,464

Net interest income (expense)	157,180	(7,048)	4,996	5,231	160,359
Provision for loan losses	66,673	—	—	—	66,673
Noninterest income	22,685	219,107	98,944	(5,828)	334,908
Noninterest expense	101,949	184,580	96,327	(665)	382,191

Income before taxes	11,243	27,479	7,613	68	46,403
Income tax provision	3,605	8,809	2,441	—	14,855

Consolidated net income	7,638	18,670	5,172	68	31,548
Less: net income attributable to noncontrolling interest	—	—	220	—	220

Net income attributable to PlainsCapital Corporation	$7,638	$18,670	$4,952	$68	$31,328

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

24. Segment and Related Information (Continued)

Balance Sheet Data

	December 31, 2009
	Banking	Mortgage Origination	Financial Advisory	All Other and Eliminations	PlainsCapital Consolidated
Cash and due from banks	$139,579	$42,593	$11,017	$(44,866)	$148,323
Loans held for sale	1,442	430,760	—	—	432,202
Securities	521,554	—	24,183	—	545,737
Loans, net	3,296,336	—	154,123	(430,782)	3,019,677
Broker-dealer and clearing organization receivables	—	—	82,714	—	82,714
Investment in subsidiaries	226,297	—	—	(226,297)	—
Goodwill and other intangible assets, net	7,871	23,706	19,919	—	51,496
Other assets	198,927	14,626	45,254	31,813	290,620

Total assets	$4,392,006	$511,685	$337,210	$(670,132)	$4,570,769

Deposits	$3,274,900	$—	$64,911	$(61,772)	$3,278,039
Broker-dealer and clearing organization payables	—	—	108,272	—	108,272
Short-term borrowings	488,078	—	—	—	488,078
Notes payable	68,511	407,430	22,329	(429,720)	68,550
Junior subordinated debentures	—	—	—	67,012	67,012
Other liabilities	42,297	38,529	66,276	(10,443)	136,659
PlainsCapital Corporation shareholders' equity	518,220	65,677	75,422	(236,819)	422,500
Noncontrolling interest	—	49	—	1,610	1,659

Total liabilities and shareholders' equity	$4,392,006	$511,685	$337,210	$(670,132)	$4,570,769

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

25. Earnings per Common Share

        The following table presents the computation of basic and diluted earnings per common share for the years ended December 31, 2011, 2010 and 2009 (in thousands, except per share data):

	2011	2010	2009
Income applicable to PlainsCapital Corporation common shareholders	$45,708	$26,840	$25,624
Less: income applicable to participating securities	1,670	976	953

Income applicable to PlainsCapital Corporation common shareholders for basic earnings per common share	$44,038	$25,864	$24,671

Weighted-average shares outstanding	32,850,836	32,664,310	32,467,038
Less: participating securities included in weighted-average shares outstanding	1,201,270	1,187,635	1,207,043

Weighted-average shares outstanding for basic earnings per common share	31,649,566	31,476,675	31,259,995

Basic earnings per common share	$1.39	$0.82	$0.79

Income applicable to PlainsCapital Corporation common shareholders	$45,708	$26,840	$25,624

Weighted-average shares outstanding	31,649,566	31,476,675	31,259,995
Dilutive effect of contingently issuable shares due to First Southwest acquisition	1,562,651	1,722,152	1,698,840
Dilutive effect of stock options and non-vested stock awards	280,500	349,069	394,023

Weighted-average shares outstanding for diluted earnings per common share	33,492,717	33,547,896	33,352,858

Diluted earnings per common share	$1.36	$0.80	$0.77

        PlainsCapital uses the two-class method prescribed by the Earnings per Share Topic of the ASC to compute earnings per common share. Participating securities include non-vested restricted stock and shares of PlainsCapital stock held in escrow pending the resolution of contingencies with respect to the First Southwest acquisition.

        The weighted-average shares outstanding used to compute diluted earnings per common share do not include outstanding options of 152,679, 160,959 and 180,489 for the years ended 2011, 2010 and 2009, respectively. The exercise price of the excluded options exceeded the estimated average market price of PlainsCapital stock in the years shown. Accordingly, the assumed exercise of the excluded options would have been antidilutive.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

26. Condensed Financial Statements of PlainsCapital

        Condensed financial statements of PlainsCapital (parent only) follow (in thousands). Investments in subsidiaries are determined using the equity method of accounting.

Condensed Statements of Income

	Years Ended December 31,
	2011	2010	2009
Income
Dividend income
From banks	$43,500	$30,000	$30,500
From nonbanks	72	73	85
Interest and other income	152	175	166

Total income	43,724	30,248	30,751
Expense
Interest expense	4,398	4,522	4,722
Salaries and employee benefits	14,170	10,517	8,050
Other	10,318	9,319	9,853

Total expense	28,886	24,358	22,625

Income before income taxes and equity in undistributed earnings of subsidiaries	14,838	5,890	8,126
Income tax (benefit)	(9,342)	(7,015)	(8,641)
Equity in undistributed earnings of subsidiaries	29,016	19,504	14,561

Net income	$53,196	$32,409	$31,328

Condensed Balance Sheets

	December 31,
	2011	2010
Assets
Cash and due from banks	$9,643	$5,660
Investment in subsidiaries	593,726	540,937
Premises and equipment, net	6,619	7,013
Other assets	28,804	18,813

Total assets	$638,792	$572,423

Balances due to subsidiaries	$67,957	$73,199
Notes payable	41,880	47,937
Other liabilities	11,924	4,796
Shareholders' equity	517,031	446,491

Total liabilities and shareholders' equity	$638,792	$572,423

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

26. Condensed Financial Statements of PlainsCapital (Continued)

Condensed Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Operating activities
Net income	$53,196	$32,409	$31,328
Adjustments to reconcile net income to net cash provided by operating activities
Equity in undistributed earnings of subsidiaries	(29,016)	(19,504)	(14,561)
Other, net	(4,376)	3,669	(942)

Net cash provided by operating activities	19,804	16,574	15,825

Investing activities
Payments for investments in and advances to subsidiaries	(19,587)	(1,065)	(200)
Repayment of investments in and advances to subsidiaries	574	120	498
Other, net	(669)	(913)	(5,734)

Net cash used in investing activities	(19,682)	(1,858)	(5,436)

Financing activities
Proceeds from notes payable	4,000	3,700	6,350
Payments on notes payable	(10,058)	(4,413)	(7,850)
Proceeds from sale of preferred stock	114,068	—	—
Payments to redeem preferred stock	(92,013)	—	—
Proceeds from sale of common stock	363	463	227
Dividends paid	(12,397)	(11,573)	(11,089)
Other, net	(102)	353	395

Net cash provided by (used in) financing activities	3,861	(11,470)	(11,967)

Net change in cash and cash equivalents	3,983	3,246	(1,578)
Cash and cash equivalents at beginning of year	5,660	2,414	3,992

Cash and cash equivalents at end of year	$9,643	$5,660	$2,414

27. Recently Issued Accounting Standards

Improving Disclosures about Fair Value Measurements

        In January 2010, the FASB amended the Fair Value Measurements and Disclosures Topic of the ASC to expand required disclosures related to fair value measurements ("Improved Fair Value Disclosure Amendment"). The Improved Fair Value Disclosure Amendment requires disclosures regarding significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for the transfers, reasons for transfers in or out of Level 3 of the fair value hierarchy, as well as separate disclosure of significant transfers, and policies for determining when transfers between levels of the fair value hierarchy are recognized. In addition, the Improved Fair Value Disclosure Amendment

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

27. Recently Issued Accounting Standards (Continued)

requires gross presentation of purchases, sales, issuances and settlements of financial instruments that are measured on a recurring basis using Level 3 inputs.

        The Improved Fair Value Disclosure Amendment also clarifies that fair value measurement disclosures should be provided for each class of assets and liabilities, rather than major category, and that valuation techniques and inputs used to measure fair value on a recurring or nonrecurring basis should be provided for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. The Improved Fair Value Disclosure Amendment became effective for PlainsCapital on January 1, 2010, except for the provisions relating to gross presentation of purchases, sales, issuances and settlements of assets and liabilities included in Level 3 of the fair value hierarchy, which become effective January 1, 2011. The adoption of the Improved Fair Value Disclosure Amendment did not have a significant effect on PlainsCapital's financial position, results of operations or cash flows. PlainsCapital has included the disclosures required by the Improved Fair Value Disclosure Amendment in Note 21.

Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses

        In July 2010, the FASB amended the Receivables Topic of the ASC to require entities to provide disclosures designed to facilitate financial statement users' evaluation of (i) the nature of credit risk inherent in the entity's portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowance for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. Certain of the disclosures require disaggregation by class of financing receivable, which is generally a disaggregation of portfolio segment. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. These amendments to the Receivables Topic became effective for PlainsCapital as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period became effective January 1, 2011, except for the disclosures regarding TDRs. PlainsCapital has included the required disclosures regarding credit quality of financing receivables and the allowance for credit losses in Note 3.

A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring

        In April 2011, the FASB amended the Receivables Topic of the ASC to clarify when creditors should classify loan modifications as TDRs ("TDR Amendment"). The TDR Amendment requires creditors to separately conclude that a creditor has granted a concession to a debtor and that the debtor is experiencing financial difficulties in order to classify a loan modification as a troubled debt restructuring. The TDR Amendment became effective for PlainsCapital on July 1, 2011, and has been applied retrospectively to January 1, 2011. The adoption of the TDR Amendment did not have a significant effect on PlainsCapital's financial position, results of operations or cash flows.

PlainsCapital Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011

27. Recently Issued Accounting Standards (Continued)

Comprehensive Income

        In June 2011, the FASB amended the Comprehensive Income Topic of the ASC to revise the manner in which entities present comprehensive income in their financial statements. Beginning January 1, 2012, PlainsCapital will present the components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements, rather than in the statement of shareholders' equity, as it does currently. PlainsCapital does not expect the adoption of the amendment to have a significant effect on its financial position, results of operations or cash flows.

Testing Goodwill for Impairment

        In September 2011, the FASB amended the Intangibles Topic of the ASC to simplify how entities test goodwill for impairment. Entities have the option to qualitatively test whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount in determining whether step one of the annual goodwill impairment test is necessary. PlainsCapital early adopted the amendments in the fourth quarter of 2011 and the adoption of the amendment did not have a significant effect on its financial position, results of operations or cash flows.

Consolidated financial statements—unaudited

PlainsCapital Corporation and subsidiaries

Three Months Ended March 31, 2012 and 2011

PlainsCapital Corporation and Subsidiaries

Consolidated Balance Sheets

	March 31, 2012 (Unaudited)	December 31, 2011
	(In thousands)
Assets
Cash and due from banks	$244,864	$344,647
Federal funds sold and securities purchased under agreements to resell	19,858	3,347
Loans held for sale	853,801	776,372
Securities
Trading, at fair market value	66,804	58,957
Available for sale, amortized cost $610,257 and $594,287, respectively	616,609	601,086
Held to maturity, fair market value $184,433 and $188,736, respectively	175,647	179,710

	859,060	839,753
Loans, net of unearned income	3,330,664	3,351,167
Allowance for loan losses	(61,409)	(67,495)

Loans, net	3,269,255	3,283,672
Broker-dealer and clearing organization receivables	196,990	111,690
Fee award receivable	17,706	18,002
Investment in unconsolidated subsidiaries	2,012	2,012
Premises and equipment, net	92,335	92,906
Accrued interest receivable	15,313	16,175
Other real estate owned	23,590	30,254
Goodwill, net	35,880	35,880
Other intangible assets, net	10,997	11,385
Other assets	145,896	133,925

Total assets	$5,787,557	$5,700,020

Liabilities and Shareholders' Equity
Deposits
Noninterest-bearing	$265,036	$328,858
Interest-bearing	3,903,740	3,917,348

Total deposits	4,168,776	4,246,206
Broker-dealer and clearing organization payables	220,012	186,483
Short-term borrowings	606,774	476,439
Capital lease obligations	12,008	12,121
Notes payable	51,828	54,966
Junior subordinated debentures	67,012	67,012
Other liabilities	120,185	137,509

Total liabilities	5,246,595	5,180,736
Commitments and contingencies
Shareholders' equity
PlainsCapital Corporation shareholders' equity
Preferred stock, $1.00 par value per share, authorized 50,000,000 shares; Series C, 114,068 shares issued	114,068	114,068
Original Common Stock, $0.001 par value per share, authorized 100,000,000 shares; 32,255,311 and 31,920,732 shares issued, respectively	32	32
Common Stock, $0.001 par value per share, authorized 150,000,000 shares; 0 shares issued	—	—
Surplus	159,835	156,123
Retained earnings	262,411	244,291
Accumulated other comprehensive income (loss)	4,857	4,587

	541,203	519,101
Unearned ESOP shares (190,254 shares)	(2,070)	(2,070)

Total PlainsCapital Corporation shareholders' equity	539,133	517,031
Noncontrolling interest	1,829	2,253

Total shareholders' equity	540,962	519,284

Total liabilities and shareholders' equity	$5,787,557	$5,700,020

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Income—Unaudited

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Interest income:
Loans, including fees	$48,600	$42,204
Securities
Taxable	3,412	4,606
Tax-exempt	2,475	2,387
Federal funds sold and securities purchased under agreements to resell	86	1,092
Interest-bearing deposits with banks	173	314
Other	1,810	1,400

Total interest income	56,556	52,003
Interest expense
Deposits	5,265	7,528
Short-term borrowings	428	398
Capital lease obligations	143	136
Notes payable	723	810
Junior subordinated debentures	648	621
Other	140	85

Total interest expense	7,347	9,578

Net interest income	49,209	42,425
Provision for loan losses	2,221	6,500

Net interest income after provision for loan losses	46,988	35,925
Noninterest income
Service charges on depositor accounts	2,096	1,842
Net gains from sale of loans	99,718	44,334
Mortgage loan origination fees	18,325	17,292
Trust fees	1,031	1,006
Investment advisory fees and commissions	17,453	12,011
Securities brokerage fees and commissions	7,142	6,186
Other	4,341	2,669

Total noninterest income	150,106	85,340
Noninterest expense
Employees' compensation and benefits	105,774	66,346
Occupancy and equipment, net	17,082	15,398
Professional services	8,175	6,046
Deposit insurance premiums	996	1,856
Repossession and foreclosure, net of recoveries	5,918	1,880
Other	26,157	17,515

Total noninterest expense	164,102	109,041

Income before income taxes	32,992	12,224
Income tax provision	11,254	4,508

Net income	21,738	7,716
Less: Net income attributable to noncontrolling interest	481	122

Net income attributable to PlainsCapital Corporation	21,257	7,594
Dividends on preferred stock and other	1,094	1,400

Income applicable to PlainsCapital Corporation common shareholders	$20,163	$6,194

Earnings per share
Basic	$0.61	$0.19

Diluted	$0.59	$0.18

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income—Unaudited

(In thousands)

	Three Months Ended March 31,
	2012	2011
Net income	$21,738	$7,716
Other comprehensive income (loss)
Unrealized losses on securities available for sale, net of tax of $98 and $2,138	(182)	(3,982)
Unrealized gains on securities held in trust for the Supplemental Executive Pension Plan, net of tax of $244 and $104	452	193
Unrealized loss on customer-related cash flow hedges, net of tax of $0 and $18	—	(34)

Comprehensive income	22,008	3,893
Less: comprehensive income attributable to noncontrolling interest	481	122

Comprehensive income applicable to PlainsCapital Corporation common shareholders	$21,527	$3,771

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Shareholders' Equity—Unaudited

	PlainsCapital Corporation Shareholders
	Preferred Stock		Common Stock				Accumulated Other Comprehensive Income (Loss)
						Retained Earnings		Unearned ESOP Shares	Noncontrolling Interest
	Shares	Amount	Shares	Amount	Surplus					Total
	(In thousands, except share and per share amounts)
Balance, January 1, 2011	92,013	$89,193	31,780,828	$32	$153,289	$206,786	$(281)	$(2,528)	$785	$447,276
Stock option plans' activity, including compensation expense	—	—	2,246	—	34	—	—	—	—	34
Vesting of stock-based compensation	—	—	83,713	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	451	—	—	—	—	451
ESOP activity	—	—	—	—	—	—	—	—	—	—
Dividends on common stock ($0.05 per share)	—	—	—	—	—	(1,702)	—	—	—	(1,702)
Dividends on preferred stock	—	—	—	—	—	(1,194)	—	—	—	(1,194)
Preferred stock discount and accretion	—	206	—	—	—	(206)	—	—	—	—
Cash received from noncontrolling interest	—	—	—	—	—	—	—	—	49	49
Cash distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(153)	(153)
Net income	—	—	—	—	—	7,594	—	—	122	7,716
Other comprehensive income	—	—	—	—	—	—	(3,823)	—	—	(3,823)

Balance, March 31, 2011	92,013	$89,399	31,866,787	$32	$153,774	$211,278	$(4,104)	$(2,528)	$803	$448,654

Balance, January 1, 2012	114,068	$114,068	31,920,732	$32	$156,123	$244,291	$4,587	$(2,070)	$2,253	$519,284
Stock option plans' activity, including compensation expense	—	—	80,579	—	539	—	—	—	—	539
Vesting of stock-based compensation	—	—	75,429	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	673	—	—	—	—	673
ESOP activity	—	—	178,571	—	2,500	12	—	—	—	2,512
Dividends on common stock ($0.06 per share)	—	—	—	—	—	(2,055)	—	—	—	(2,055)
Dividends on preferred stock	—	—	—	—	—	(1,094)	—	—	—	(1,094)
Cash received from noncontrolling interest	—	—	—	—	—	—	—	—	110	110
Cash distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(1,015)	(1,015)
Net income	—	—	—	—	—	21,257	—	—	481	21,738
Other comprehensive income	—	—	—	—	—	—	270	—	—	270

Balance, March 31, 2012	114,068	$114,068	32,255,311	$32	$159,835	$262,411	$4,857	$(2,070)	$1,829	$540,962

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Consolidated Statements of Cash Flows—Unaudited

(In thousands)

	Three Months Ended March 31,
	2012	2011
Operating Activities
Net income	$21,738	$7,716
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Provision for loan losses	2,221	6,500
Net losses on other real estate owned	5,474	1,460
Depreciation and amortization	6,339	8,584
Stock-based compensation expense	673	470
Loss on sale of premises and equipment	44	5
Stock dividends received on securities	(4)	(7)
Deferred income taxes	73	5,176
Net change in prepaid FDIC assessments	915	1,566
Net change in assets segregated for regulatory purposes	—	(13,000)
Net change in trading securities	(7,847)	(25,705)
Net change in broker-dealer and clearing organization receivables	(85,300)	(32,557)
Net change in fee award receivable	296	312
Net change in broker-dealer and clearing organization payables	33,529	42,355
Net change in other assets	(5,875)	(5,313)
Net change in other liabilities	(15,954)	(59,141)
Net gains from sale of loans	(99,718)	(44,334)
Loans originated for sale	(2,733,126)	(1,471,560)
Proceeds from loans sold	2,750,386	1,536,012

Net cash provided by (used in) operating activities	(126,136)	(41,461)

Investing Activities
Net change in securities purchased under resale agreements	(4,028)	75,402
Proceeds from maturities and principal reductions of securities held to maturity	4,172	9,083
Proceeds from sales, maturities and principal reductions of securities available for sale	98,876	98,256
Purchases of securities held to maturity	—	(1,031)
Purchases of securities available for sale	(116,384)	(265,372)
Net change in loans	11,498	144,451
Purchases of premises and equipment and other assets	(5,102)	(17,471)
Proceeds from sales of premises and equipment and other real estate owned	2,237	6,258
Net cash received (paid) for Federal Home Loan Bank and Federal Reserve Bank stock	4	2,164

Net cash provided by (used in) investing activities	(8,727)	51,740

Financing Activities
Net change in deposits	(77,430)	193,731
Net change in short-term borrowings	130,335	(89,207)
Proceeds from notes payable	—	1,500
Payments on notes payable	(3,138)	(3,081)
Proceeds from issuance of common stock	3,039	15
Dividends paid	(4,225)	(2,896)
Net cash received from (distributed to) noncontrolling interest	(905)	(104)
Other, net	(113)	(114)

Net cash provided by (used in) financing activities	47,563	99,844

Net change in cash and cash equivalents	(87,300)	110,123
Cash and cash equivalents at beginning of period	347,189	359,335

Cash and cash equivalents at end of period	$259,889	$469,458

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$7,801	$11,482

Income taxes	$4,134	$1,090

Supplemental Schedule of Noncash Activities
Conversion of loans to other real estate owned	$1,007	$2,568

See accompanying notes.

PlainsCapital Corporation and Subsidiaries

Notes to the Consolidated Interim Financial Statements—Unaudited

March 31, 2012

1. Summary of Significant Accounting and Reporting Policies

Basis of Presentation

        The unaudited consolidated financial statements of PlainsCapital Corporation, a Texas corporation, and its subsidiaries ("PlainsCapital") for the three month periods ended March 31, 2012 and 2011 have been prepared by PlainsCapital pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

        The consolidated interim financial statements of PlainsCapital and subsidiaries are unaudited, but in the opinion of management, contain all adjustments (consisting primarily of normal recurring accruals) necessary for a fair statement of the results of the interim periods presented. The consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q adopted by the SEC. Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto included in PlainsCapital's Annual Report on Form 10-K filed with the SEC on March 16, 2012. Results for interim periods are not necessarily indicative of results to be expected for a full year or any future period. PlainsCapital has evaluated subsequent events for potential recognition and/or disclosure through May 9, 2012.

        PlainsCapital is a financial holding company registered under the Bank Holding Company Act of 1956, as amended by the Graham-Leach-Bliley Act of 1999, headquartered in Dallas, Texas, that provides, through its subsidiaries, an array of financial products and services. In addition to traditional banking services, PlainsCapital provides residential mortgage lending, investment banking, public finance advisory, wealth and investment management, treasury management, fixed income sales, asset management and correspondent clearing services.

        PlainsCapital owns 100% of the outstanding stock of PlainsCapital Bank (the "Bank") and 100% of the membership interest in PlainsCapital Equity, LLC. PlainsCapital owns a 69.7% membership interest in Hester Capital Management, LLC ("Hester Capital"). PlainsCapital Bank owns 100% of the outstanding stock of PrimeLending, a PlainsCapital Company ("PrimeLending"), PNB Aero Services, Inc. and PCB-ARC, Inc. PlainsCapital Bank has a 100% membership interest in First Southwest Holdings, LLC ("First Southwest") and PlainsCapital Securities, LLC, as well as a 51% voting interest in PlainsCapital Insurance Services, LLC.

        PrimeLending owns a 100% membership interest in PrimeLending Ventures Management, LLC, the controlling and sole managing member of PrimeLending Ventures, LLC ("Ventures"). Through a series limited liability company structure, Ventures establishes separate operating divisions with select business partners, such as home builders, real estate brokers and financial institutions, to originate residential mortgage loans.

        After the close of business on December 31, 2008, First Southwest Holdings, Inc., a diversified, private investment banking corporation headquartered in Dallas, Texas merged into FSWH Acquisition LLC, a wholly owned subsidiary of PlainsCapital Bank. Following the merger, FSWH Acquisition LLC changed its name to "First Southwest Holdings, LLC." The principal subsidiaries of First Southwest are First Southwest Company ("FSC"), a broker-dealer registered with the SEC and

1. Summary of Significant Accounting and Reporting Policies (Continued)

the Financial Industry Regulatory Authority ("FINRA"), and First Southwest Asset Management, Inc., a registered investment advisor under the Investment Advisors Act of 1940.

        The acquisition cost of First Southwest Holdings, Inc. was approximately $62.2 million. In addition, PlainsCapital placed approximately 1.7 million shares of PlainsCapital common stock, valued at approximately $19.2 million as of December 31, 2008, into escrow. The percentage of shares to be released from escrow and distributed to former First Southwest shareholders will be determined based upon, among other factors, the valuation of certain auction rate bonds held by First Southwest prior to the merger (or repurchased from investors following the closing of the merger) as of the last day of December 2012 or, if applicable, the aggregate sales price of such auction rate bonds prior to such date. Any shares issued out of the escrow will be accounted for as additional acquisition cost.

        PlainsCapital used a third-party valuation specialist to assist in the determination of the fair value of assets acquired, including intangibles, and liabilities assumed in the acquisition. The purchase price allocation resulted in net assets acquired in excess of consideration paid of approximately $12.8 million. That amount has been recorded in other liabilities until the contingent consideration issue described previously is settled. Upon resolution of the contingent consideration issue, the acquisition cost of First Southwest may increase, resulting in a smaller excess of net assets acquired over consideration paid, or in certain circumstances, an excess of consideration paid over net assets acquired that would result in recording goodwill from the transaction. Any remaining excess of net assets acquired over consideration paid will be allocated pro rata to reduce the carrying value of purchased assets.

        The consolidated interim financial statements include the accounts of the above-named entities. All significant intercompany transactions and balances have been eliminated. Noncontrolling interests have been recorded for minority ownership in entities that are not wholly owned and are presented in compliance with the provisions of Noncontrolling Interest in Subsidiary Subsections of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

        PlainsCapital also owns 100% of the outstanding common stock of PCC Statutory Trusts I, II, III and IV (the "Trusts"), which are not included in the consolidated financial statements pursuant to the requirements of the Variable Interest Entities Subsections of the ASC, because the primary beneficiaries of the Trusts are not within the consolidated group.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates regarding the allowance for loan losses and the valuation of certain investments are particularly subject to change.

Cash Flow Reporting

        For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents are defined as the amount included in the consolidated balance sheets caption "Cash and due from banks" and the portion of the amount in the caption "Federal funds sold and securities purchased under agreements to resell" that represents federal funds sold. Cash equivalents have original maturities of three months or less.

Comprehensive Income

        PlainsCapital's comprehensive income consists of its net income and unrealized holding gains (losses) on its available for sale securities, including securities for which the credit portion of an

1. Summary of Significant Accounting and Reporting Policies (Continued)

other-than-temporary impairment ("OTTI") has been recognized in earnings, and investments held in trust for the Supplemental Executive Pension Plan.

        The components of accumulated other comprehensive income ("AOCI") as of March 31, 2012 and December 31, 2011 are shown in the following table (in thousands, net of taxes):

	March 31, 2012	December 31, 2011
Unrealized gain on securities available for sale	$4,795	$5,718
Unrealized loss on securities for which the credit portion of an OTTI has been recognized in earnings	(687)	(1,428)
Unrealized gain on securities held in trust for the Supplemental Executive Pension Plan	749	297

	$4,857	$4,587

Reclassification

        Certain items in the 2011 financial statements have been reclassified to conform to the 2012 presentation.

2. Securities

        The amortized cost and fair value of securities, excluding trading securities, as of March 31, 2012, and December 31, 2011 are summarized as follows (in thousands):

	Available for Sale
		Recognized in AOCI
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	OTTI	Fair Value
As of March 31, 2012
U. S. government agencies
Bonds	$244,485	$190	$(1,406)	$—	$243,269
Mortgage-backed securities	33,690	2,331	(74)	—	35,947
Collateralized mortgage obligations	216,993	1,891	(589)	—	218,295
States and political subdivisions	68,547	5,056	(23)	—	73,580
Auction rate bonds	46,542	—	—	(1,024)	45,518

Totals	$610,257	$9,468	$(2,092)	$(1,024)	$616,609

As of December 31, 2011
U. S. government agencies
Bonds	$183,191	$659	$—	$—	$183,850
Mortgage-backed securities	33,897	2,456	(83)	—	36,270
Collateralized mortgage obligations	260,878	2,284	(1,084)	—	262,078
States and political subdivisions	69,779	4,613	(48)	—	74,344
Auction rate bonds	46,542	—	—	(1,998)	44,544

Totals	$594,287	$10,012	$(1,215)	$(1,998)	$601,086

2. Securities (Continued)

	Held to Maturity
	Amortized Cost	OTTI Unrealized Loss Recognized in AOCI	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of March 31, 2012
U. S. government agencies
Mortgage-backed securities	$6,135	$—	$6,135	$528	$(6)	$6,657
Collateralized mortgage obligations	14,459	—	14,459	313	(47)	14,725
States and political subdivisions	109,704	—	109,704	7,625	(6)	117,323
Auction rate bonds	45,383	(34)	45,349	379	—	45,728

Totals	$175,681	$(34)	$175,647	$8,845	$(59)	$184,433

As of December 31, 2011
U. S. government agencies
Mortgage-backed securities	$6,639	$—	$6,639	$547	$(6)	$7,180
Collateralized mortgage obligations	15,974	—	15,974	419	(88)	16,305
States and political subdivisions	111,924	—	111,924	7,209	(10)	119,123
Auction rate bonds	45,372	(199)	45,173	955	—	46,128

Totals	$179,909	$(199)	$179,710	$9,130	$(104)	$188,736

        In the previous table, amounts shown as unrealized losses recognized in AOCI resulting from OTTI relate to OTTI recognized on auction rate bonds classified both as available for sale and held to maturity during the year ended December 31, 2011. PlainsCapital Bank did not incur OTTI in either of the three months ended March 31, 2012 or 2011.

2. Securities (Continued)

        Information regarding securities, including those for which the credit-related portion of an OTTI has been recorded in earnings, which were in an unrealized loss position as of March 31, 2012 and December 31, 2011, is shown in the following tables (dollars in thousands):

	As of March 31, 2012			As of December 31, 2011
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
Available for sale
U. S. government agencies
Bonds
Unrealized loss for less than twelve months	20	$203,143	$1,406	—	$—	$—
Unrealized loss for more than twelve months	—	—	—	—	—	—

	20	203,143	1,406	—	—	—
Mortgage-backed securities
Unrealized loss for less than twelve months	—	—	—	—	—	—
Unrealized loss for more than twelve months	1	4,370	74	1	4,404	83

	1	4,370	74	1	4,404	83
Collateralized mortgage obligations
Unrealized loss for less than twelve months	16	99,869	589	15	106,887	1,083
Unrealized loss for more than twelve months	—	—	—	1	552	1

	16	99,869	589	16	107,439	1,084
States and political subdivisions
Unrealized loss for less than twelve months	1	126	7	3	635	13
Unrealized loss for more than twelve months	1	1,535	16	4	4,380	35

	2	1,661	23	7	5,015	48
Auction rate bonds
Unrealized loss for less than twelve months	—	—	—	—	—	—
Unrealized loss for more than twelve months	2	23,047	1,046	3	44,544	1,998

	2	23,047	1,046	3	44,544	1,998
Total available for sale
Unrealized loss for less than twelve months	37	303,138	2,002	18	107,522	1,096
Unrealized loss for more than twelve months	4	28,952	1,136	9	53,880	2,117

	41	$332,090	$3,138	27	$161,402	$3,213

2. Securities (Continued)

	As of March 31, 2012			As of December 31, 2011
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
Held to maturity
U. S. government agencies
Mortgage-backed securities
Unrealized loss for less than twelve months	1	$491	$6	1	$491	$6
Unrealized loss for more than twelve months	—	—	—	—	—	—

	1	491	6	1	491	6
Collateralized mortgage obligations
Unrealized loss for less than twelve months	1	4,962	47	1	5,337	88
Unrealized loss for more than twelve months	—	—	—	—	—	—

	1	4,962	47	1	5,337	88
States and political subdivisions
Unrealized loss for less than twelve months	3	1,467	1	—	—	—
Unrealized loss for more than twelve months	1	206	5	6	2,498	10

	4	1,673	6	6	2,498	10
Auction rate bonds
Unrealized loss for less than twelve months	—	—	—	—	—	—
Unrealized loss for more than twelve months	1	4,494	43	2	10,081	199

	1	4,494	43	2	10,081	199
Total held to maturity
Unrealized loss for less than twelve months	5	6,920	54	2	5,828	94
Unrealized loss for more than twelve months	2	4,700	48	8	12,579	209

	7	$11,620	$102	10	$18,407	$303

        As noted above, PlainsCapital Bank has incurred OTTI on securities classified both as held to maturity and available for sale. Subject to the discussion of OTTI above, management has the intent and ability to hold the securities classified as held to maturity until they mature, at which time PlainsCapital Bank expects to receive full value for the securities. As of March 31, 2012, management does not intend to sell any of the securities classified as available for sale in the previous table and believes that it is more likely than not that PlainsCapital Bank will not have to sell any such securities before a recovery of cost. As of March 31, 2012 and December 31, 2011, the securities included in the previous table represented 42.91% and 22.77%, respectively, of the fair value of PlainsCapital Bank's securities portfolio. As of March 31, 2012 and December 31, 2011, total impairment represented 0.94% and 1.96%, respectively, of the fair value of the underlying securities, and 0.40% and 0.45%, respectively, of the fair value of PlainsCapital Bank's securities portfolio. Management believes the other impairments detailed in the table are temporary and relate primarily to changes in interest rates and liquidity as of March 31, 2012.

2. Securities (Continued)

        The following table provides details regarding the amounts of credit-related OTTI recognized in earnings (in thousands):

	March 31, 2012	December 31, 2011
Balance at beginning of period	$5,305	$—
Additions for credit-related OTTI not previously recognized	—	5,305

Balance at end of period	$5,305	$5,305

        The amortized cost and fair value of securities, excluding trading securities, as of March 31, 2012 are shown by contractual maturity below (in thousands):

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Carrying Value	Fair Value
Due in one year or less	$2,136	$2,145	$5,623	$5,703
Due after one year through five years	12,970	13,179	4,333	4,501
Due after five years through ten years	666	685	14,486	15,163
Due after ten years	343,802	346,358	130,612	137,684

	359,574	362,367	155,054	163,051
Mortgage-backed securities	33,690	35,947	6,135	6,657
Collateralized mortgage obligations	216,993	218,295	14,458	14,725

	$610,257	$616,609	$175,647	$184,433

        PlainsCapital Bank did not sell securities in either of the three months ended March 31, 2012 or 2011. PlainsCapital Bank determines the cost of securities sold by specific identification.

        FSC realized net gains on its trading securities portfolio of $1.2 million and $1.0 million for the three months ended March 31, 2012 and 2011, respectively.

        Securities with a carrying amount of approximately $680.4 million and $685.9 million (fair value of approximately $665.1 million and $624.4 million) as of March 31, 2012 and December 31, 2011, respectively, were pledged to secure public and trust deposits, federal funds purchased and securities sold under agreements to repurchase, and for other purposes as required or permitted by law.

3. Loans and Allowance for Loan Losses

        Loans summarized by category as of March 31, 2012 and December 31, 2011, are as follows (in thousands):

	March 31, 2012	December 31, 2011
Commercial and industrial
Commercial	$1,464,898	$1,473,564
Lease financing	29,425	32,604
Securities (primarily margin loans)	314,830	319,895
Real estate	1,212,272	1,221,726
Construction and land development	281,847	273,949
Consumer	27,392	29,429

	3,330,664	3,351,167
Allowance for loan losses	(61,409)	(67,495)

	$3,269,255	$3,283,672

        PlainsCapital has lending policies in place with the goal of establishing an asset portfolio that will provide a return on shareholders' equity sufficient to maintain capital to assets ratios that meet or exceed established regulatory guidelines. Loans are underwritten with careful consideration of the borrower's financial condition, the specific purpose of the loan, the primary sources of repayment and any collateral pledged to secure the loan.

        Underwriting procedures address financial components based on the size or complexity of the credit. The financial components include, but are not limited to, current and projected global cash flows, shock analysis and/or stress testing, and trends in appropriate balance sheet and income statement ratios. Collateral analysis includes a complete description of the collateral, as well as determining values, monitoring requirements, loan to value ratios, concentration risk, appraisal requirements and other information relevant to the collateral being pledged. Guarantor analysis includes liquidity and global cash flow analysis based on the significance the guarantors are expected to serve as secondary repayment sources. PlainsCapital's underwriting standards are governed by adherence to its loan policy. The loan policy provides for specific guidelines by portfolio segment, including commercial and industrial, real estate, construction and land development, and consumer loans. Within each individual portfolio segment, permissible and impermissible loan types are explicitly outlined. Within the loan types, minimum requirements for the underwriting factors listed above are provided.

        PlainsCapital maintains an independent loan review department that reviews credit risk in response to both external and internal factors that potentially impact the performance of either individual loans or the overall loan portfolio. The loan review process reviews the creditworthiness of borrowers and determines compliance with the loan policy. The loan review process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel. Results of these reviews are presented to management and the Bank's Board of Directors.

        Impaired loans exhibit a clear indication that the borrower's cash flow may not be sufficient to meet principal and interest payments, which is generally when a loan is 90 days past due unless the asset is both well secured and in the process of collection. Impaired loans include non-accrual loans,

3. Loans and Allowance for Loan Losses (Continued)

troubled debt restructurings ("TDRs") and partially charged-off loans. Impaired loans as of March 31, 2012 and December 31, 2011 are summarized by class in the following tables (in thousands):

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
As of March 31, 2012
Commercial and industrial
Secured by receivables	$15,249	$11,797	$—	$11,797	$—	$12,352
Secured by equipment	917	917	—	917	—	590
Unsecured	6,663	1,816	—	1,816	—	2,285
Lease financing	877	877	—	877	—	1,219
All other commercial and industrial	2,729	1,859	870	2,729	—	2,789
Real estate
Secured by commercial properties	32,464	20,786	7,297	28,083	1,692	28,333
Secured by residential properties	10,722	6,253	3,285	9,538	232	9,529
Construction and land development
Residential construction loans	482	482	—	482	—	1,072
Commercial construction loans and land development	27,956	19,382	—	19,382	—	21,996
Consumer	—	—	—	—	—	—

	$98,059	$64,169	$11,452	$75,621	$1,924	$80,165

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
As of December 31, 2011
Commercial and industrial
Secured by receivables	$13,991	$11,037	$1,869	$12,906	$392	$14,275
Secured by equipment	263	263	—	263	—	569
Unsecured	6,753	192	2,561	2,753	837	1,431
Lease financing	1,561	1,561	—	1,561	—	3,795
All other commercial and industrial	2,848	1,963	885	2,848	—	5,384
Real estate
Secured by commercial properties	32,888	16,547	12,035	28,582	2,664	22,570
Secured by residential properties	10,812	9,519	—	9,519	—	9,720
Construction and land development
Residential construction loans	1,662	1,662	—	1,662	—	1,747
Commercial construction loans and land development	28,547	6,690	17,920	24,610	4,894	41,064
Consumer	—	—	—	—	—	18

	$99,325	$49,434	$35,270	$84,704	$8,787	$100,573

3. Loans and Allowance for Loan Losses (Continued)

        Interest income recorded on accruing impaired loans was approximately $0.1 million and $0.2 million for the three months ended March 31, 2012 and 2011, respectively. Interest income recorded on non-accrual loans for the three months ended March 31, 2012 and 2011 was nominal. As of March 31, 2012, PlainsCapital had no unadvanced commitments to borrowers whose loans have been restructured in TDRs.

        Non-accrual loans as of March 31, 2012 and December 31, 2011 are summarized by class in the following table (in thousands):

	March 31, 2012	December 31, 2011
Commercial and industrial
Secured by receivables	$11,797	$12,707
Secured by equipment	917	263
Unsecured	1,816	2,720
Lease financing	877	1,561
All other commercial and industrial	897	1,000
Real estate
Secured by commercial properties	25,215	26,611
Secured by residential properties	7,924	4,612
Construction and land development
Residential construction loans	482	1,465
Commercial construction loans and land development	19,153	24,376
Consumer	—	—

	$69,078	$75,315

        PlainsCapital classifies loan modifications as TDRs when it concludes that it has both granted a concession to a debtor and that the debtor is experiencing financial difficulties. Loan modifications are typically structured to create affordable payments for the debtor and can be achieved in a variety of ways. PlainsCapital modifies loans by reducing interest rates and/or lengthening loan amortization schedules. PlainsCapital also reconfigures a single loan into two or more loans ("A/B Note"). The typical A/B Note restructure results in a "bad" loan which is charged off and a "good" loan or loans the terms of which comply with PlainsCapital Bank's customary underwriting policies. The debt charged off on the "bad" loan is not forgiven to the debtor.

        PlainsCapital did not grant any TDRs during the three months ended March 31, 2012. None of the TDRs granted during the twelve months preceding March 31, 2012 had a payment that was at least 30 days past due during the three months ended March 31, 2012.

3. Loans and Allowance for Loan Losses (Continued)

        An analysis of the aging of PlainsCapital's loan portfolio as of March 31, 2012 and December 31, 2011 is shown in the following tables (in thousands):

	Loans Past Due 30 - 89 Days	Loans Past Due 90 Days or More	Total Past Due Loans	Current Loans	Total Loans
As of March 31, 2012
Commercial and industrial
Secured by receivables	$3,938	$8,872	$12,810	$684,477	$697,287
Secured by equipment	1,117	211	1,328	153,513	154,841
Unsecured	85	96	181	117,597	117,778
Lease financing	1,120	877	1,997	27,428	29,425
All other commercial and industrial	308	870	1,178	808,644	809,822
Real estate
Secured by commercial properties	2,744	18,212	20,956	914,845	935,801
Secured by residential properties	5,794	4,163	9,957	266,514	276,471
Construction and land development
Residential construction loans	1,458	—	1,458	46,716	48,174
Commercial construction loans and land development	2,334	18,826	21,160	212,513	233,673
Consumer	102	—	102	27,290	27,392

	$19,000	$52,127	$71,127	$3,259,537	$3,330,664

	Loans Past Due 30 - 89 Days	Loans Past Due 90 Days or More	Total Past Due Loans	Current Loans	Total Loans
As of December 31, 2011
Commercial and industrial
Secured by receivables	$2,168	$7,961	$10,129	$685,075	$695,204
Secured by equipment	1,151	218	1,369	133,290	134,659
Unsecured	34	8	42	113,481	113,523
Lease financing	2,965	1,561	4,526	28,078	32,604
All other commercial and industrial	5,119	968	6,087	843,986	850,073
Real estate
Secured by commercial properties	531	19,105	19,636	921,613	941,249
Secured by residential properties	3,604	3,924	7,528	272,949	280,477
Construction and land development
Residential construction loans	1,745	—	1,745	46,810	48,555
Commercial construction loans and land development	43	24,164	24,207	201,187	225,394
Consumer	79	—	79	29,350	29,429

	$17,439	$57,909	$75,348	$3,275,819	$3,351,167

        No accruing loans were 90 or more days past due at either March 31, 2012 or December 31, 2011.

3. Loans and Allowance for Loan Losses (Continued)

        Management tracks credit quality trends on a quarterly basis related to: (i) past due levels, (ii) non-performing asset levels, (iii) classified loan levels, (iv) net charge-offs, and (v) general economic conditions at state and local levels.

        PlainsCapital utilizes a risk grading matrix to assign a risk grade to each of the loans in its portfolio. A risk rating is assigned based on an assessment of the borrower's management, collateral position, financial capacity, and economic factors. The general characteristics of the various risk grades are described below.

        Pass—"Pass" loans present a range of acceptable risks to PlainsCapital Bank. Loans that would be considered virtually risk-free are rated Pass—low risk. Loans that exhibit sound standards based on the grading factors above and present a reasonable risk to PlainsCapital Bank are rated Pass—normal risk. Loans that exhibit a minor weakness in one or more of the grading criteria but still present an acceptable risk to PlainsCapital Bank are rated Pass—high risk.

        Special Mention—A "Special Mention" asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset and weaken PlainsCapital Bank's credit position at some future date. Special Mention assets are not adversely classified and are deemed not to expose PlainsCapital Bank to sufficient risk to require adverse classification.

        Substandard—"Substandard" loans are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that PlainsCapital Bank will sustain some loss if the deficiencies are not corrected. Many substandard loans are considered impaired.

        The following tables present the internal risk grades of loans, as previously described, in the portfolio as of March 31, 2012 and December 31, 2011 by class (in thousands):

	Pass	Special Mention	Substandard	Total
As of March 31, 2012
Commercial and industrial
Secured by receivables	$667,910	$1,204	$28,173	$697,287
Secured by equipment	152,692	—	2,149	154,841
Unsecured	115,962	—	1,816	117,778
Lease financing	26,072	—	3,353	29,425
All other commercial and industrial	785,935	85	23,802	809,822
Real estate
Secured by commercial properties	900,404	3,242	32,155	935,801
Secured by residential properties	266,503	—	9,968	276,471
Construction and land development
Residential construction loans	47,692	—	482	48,174
Commercial construction loans and land development	207,612	—	26,061	233,673
Consumer	27,392	—	—	27,392

	$3,198,174	$4,531	$127,959	$3,330,664

3. Loans and Allowance for Loan Losses (Continued)

	Pass	Special Mention	Substandard	Total
As of December 31, 2011
Commercial and industrial
Secured by receivables	$661,269	$1,501	$32,434	$695,204
Secured by equipment	132,344	—	2,315	134,659
Unsecured	110,287	—	3,236	113,523
Lease financing	28,530	—	4,074	32,604
All other commercial and industrial	826,138	241	23,694	850,073
Real estate
Secured by commercial properties	908,267	272	32,710	941,249
Secured by residential properties	271,533	544	8,400	280,477
Construction and land development
Residential construction loans	47,090	—	1,465	48,555
Commercial construction loans and land development	194,664	2,736	27,994	225,394
Consumer	29,429	—	—	29,429

	$3,209,551	$5,294	$136,322	$3,351,167

        Net investment in lease financing as of March 31, 2012 and December 31, 2011 is shown in the following table (in thousands):

	March 31, 2012	December 31, 2011
Future minimum lease payments	$29,933	$33,565
Unguaranteed residual value	150	136
Guaranteed residual value	2,269	2,333
Initial direct costs, net of amortization	58	79
Unearned income	(2,985)	(3,509)

	$29,425	$32,604

        The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses inherent in the existing portfolio of loans. Management has responsibility for determining the level of the allowance for loan losses, subject to review by the Audit Committee of PlainsCapital's Board of Directors and the Directors' Loan Review Committee of PlainsCapital Bank's Board of Directors.

        It is management's responsibility at the end of each quarter, or more frequently as deemed necessary, to analyze the level of the allowance for loan losses to ensure that it is appropriate for the estimated credit losses in the portfolio consistent with the Receivables and Contingencies Topics of the ASC. Estimated credit losses are the probable current amount of loans that PlainsCapital will be unable to collect given facts and circumstances as of the evaluation date. When management determines that a loan or portion thereof, is uncollectible, the loan, or portion thereof, is charged off against the allowance for loan losses. Any subsequent recovery of charged-off loans is added back to the allowance for loan losses.

        PlainsCapital has developed a methodology that seeks to determine an allowance within the scope of the Receivables and Contingencies Topics of the ASC. Each of the loans that has been determined to be impaired is within the scope of the Receivables Topic and is individually evaluated for impairment using one of three impairment measurement methods as of the evaluation date: (1) the present value

3. Loans and Allowance for Loan Losses (Continued)

of expected future discounted cash flows on the loan, (2) the loan's observable market price, or (3) the fair value of the collateral if the loan is collateral dependent. Specific reserves are provided in PlainsCapital's estimate of the allowance based on the measurement of impairment under these three methods, except for collateral dependent loans, which require the fair value method. All non-impaired loans are within the scope of the Contingencies Topic. Estimates of loss for the Contingencies Topic are calculated based on historical loss experience by loan portfolio segment adjusted for changes in trends, conditions, and other relevant factors that affect repayment of loans as of the evaluation date. While historical loss experience provides a reasonable starting point for the analysis, historical losses, or recent trends in losses, are not the sole basis upon which to determine the appropriate level for the allowance for loan losses. Management considers recent qualitative or environmental factors that are likely to cause estimated credit losses associated with the existing portfolio to differ from historical loss experience, including but not limited to: changes in lending policies and procedures; changes in underwriting standards; changes in economic and business conditions and developments that affect the collectibility of the portfolio; the condition of various market segments; changes in the nature and volume of the portfolio and in the terms of loans; changes in lending management and staff; changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified or graded loans; changes in the loan review system; changes in the value of underlying collateral for collateral-dependent loans; and any concentrations of credit and changes in the level of such concentrations.

        PlainsCapital designs its loan review program to identify and monitor problem loans by maintaining a credit grading process, ensuring that timely and appropriate changes are made to the loans with assigned risk grades and coordinating the delivery of the information necessary to assess the appropriateness of the allowance for loan losses. Loans are evaluated for impairment when: (i) payments on the loan are delayed, typically by 90 days or more (unless the loan is both well secured and in the process of collection), (ii) the loan becomes classified, (iii) the loan is being reviewed in the normal course of the loan review scope, or (iv) the loan is identified by the servicing officer as a problem. PlainsCapital reviews all loan relationships over $0.2 million that exhibit probable or observed credit weaknesses, the top 25 loan relationships by dollar amount in each market PlainsCapital serves and additional relationships necessary to achieve adequate coverage of PlainsCapital's various lending markets.

        Homogeneous loans, such as consumer installment loans, residential mortgage loans and home equity loans, are not individually reviewed and are generally risk graded at the same levels. The risk grade and reserves are established for each homogeneous pool of loans based on the expected net charge-offs from current trends in delinquencies, losses or historical experience and general economic conditions. As of March 31, 2012, PlainsCapital had no material delinquencies in these types of loans.

        The allowance is subject to regulatory examinations and determinations as to appropriateness, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance.

3. Loans and Allowance for Loan Losses (Continued)

        Changes in the allowance for loan losses, distributed by portfolio segment, were as follows (in thousands):

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Unallocated	Total
Three Months Ended March 31, 2012
Balance at beginning of period	$38,196	$15,703	$13,268	$328	$—	$67,495
Provision charged to operations	1,108	(740)	2,057	(204)	—	2,221
Loans charged off	(3,982)	(163)	(4,637)	(17)	—	(8,799)
Recoveries on charged off loans	459	17	1	15	—	492

Balance at end of period	$35,781	$14,817	$10,689	$122	$—	$61,409

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Unallocated	Total
Three Months Ended March 31, 2011
Balance at beginning of period	$41,687	$11,732	$11,227	$523	$—	$65,169
Provision charged to operations	3,024	(188)	3,575	(35)	124	6,500
Loans charged off	(4,055)	(417)	(1,571)	(63)	—	(6,106)
Recoveries on charged off loans	206	149	5	17	—	377

Balance at end of period	$40,862	$11,276	$13,236	$442	$124	$65,940

        As of March 31, 2012 and December 31, 2011, the loan portfolio was distributed by portfolio segment and impairment methodology as shown below (in thousands):

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of March 31, 2012
Loans individually evaluated for impairment	$18,136	$37,621	$19,864	$—	$75,621
Loans collectively evaluated for impairment	1,791,017	1,174,651	261,983	27,392	3,255,043

	$1,809,153	$1,212,272	$281,847	$27,392	$3,330,664

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of December 31, 2011
Loans individually evaluated for impairment	$20,331	$38,101	$26,272	$—	$84,704
Loans collectively evaluated for impairment	1,805,732	1,183,625	247,677	29,429	3,266,463

	$1,826,063	$1,221,726	$273,949	$29,429	$3,351,167

3. Loans and Allowance for Loan Losses (Continued)

        As of March 31, 2012 and December 31, 2011, the allowance for loan losses was distributed by portfolio segment and impairment methodology as shown below (in thousands):

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of March 31, 2012
Loans individually evaluated for impairment	$—	$1,924	$—	$—	$1,924
Loans collectively evaluated for impairment	35,781	12,893	10,689	122	59,485

	$35,781	$14,817	$10,689	$122	$61,409

	Commercial and Industrial	Real Estate	Construction and Land Development	Consumer	Total
As of December 31, 2011
Loans individually evaluated for impairment	$1,229	$2,664	$4,894	$—	$8,787
Loans collectively evaluated for impairment	36,967	13,039	8,374	328	58,708

	$38,196	$15,703	$13,268	$328	$67,495

4. Deposits

        Deposits as of March 31, 2012 and December 31, 2011 are summarized as follows (in thousands):

	March 31, 2012	December 31, 2011
Noninterest-bearing demand	$265,036	$328,858
Interest-bearing:
NOW accounts	127,792	117,395
Money market	2,111,587	2,090,172
Brokered—money market	224,243	224,925
Demand	65,601	53,650
Savings	173,622	171,088
Time—$100,000 and over	828,104	840,837
Time—other	206,519	216,836
Brokered—time	166,272	202,445

	$4,168,776	$4,246,206

5. Short-Term Borrowings

        Short-term borrowings as of March 31, 2012 and December 31, 2011 were as follows (in thousands):

	March 31, 2012	December 31, 2011
Federal funds purchased	$189,950	$211,025
Securities sold under agreements to repurchase	217,624	134,114
Federal Home Loan Bank (FHLB) notes	100,000	50,000
Short-term bank loans	99,200	81,300

	$606,774	$476,439

        Federal funds purchased and securities sold under agreements to repurchase generally mature daily, on demand or on some other short-term basis. PlainsCapital Bank and FSC execute transactions to sell securities under agreements to repurchase with both their customers and broker-dealers. Securities involved in these transactions are held by PlainsCapital Bank, FSC or the dealer. Information concerning federal funds purchased and securities sold under agreements to repurchase is shown in the following table (dollar amounts in thousands):

	Three Months Ended March 31,
	2012	2011
Average balance during the period	$403,759	$480,141
Average interest rate during the period	0.22%	0.23%

	March 31, 2012	December 31, 2011
Average interest rate at end of period	0.24%	0.20%
Securities underlying the agreements at end of period
Carrying value	$178,635	$95,993
Estimated fair value	$226,190	$142,866

        The estimated fair value of securities underlying repurchase agreements above includes approximately $46.8 million of securities owned by FSC customers and pledged to FSC as collateral for margin loans as of March 31, 2012. FSC is permitted to sell or re-pledge customer securities held as collateral for margin loans under the terms of the margin loan agreements between FSC and its customers.

        FHLB notes mature over terms not exceeding 365 days and are collateralized by FHLB Dallas stock, nonspecified real estate loans and certain specific commercial real estate loans. Other information regarding FHLB notes is shown in the following table (dollar amounts in thousands):

	Three Months Ended March 31,
	2012	2011
Average balance during the period	$25,549	$43,889
Average interest rate during the period	0.12%	0.42%

	March 31, 2012	December 31, 2011
Average interest rate at end of period	0.10%	0.10%

5. Short-Term Borrowings (Continued)

        FSC uses short-term bank loans periodically to finance securities owned, customers' margin accounts, and other short-term operating activities. Interest on the borrowings varies with the federal funds rate. The weighted average interest rate on the borrowings as of March 31, 2012 and December 31, 2011 was 1.19% and 1.33%, respectively.

6. Notes Payable

        Notes payable as of March 31, 2012 and December 31, 2011 consisted of the following (in thousands):

	March 31, 2012	December 31, 2011
Term note with JPMorgan Chase, due July 31, 2012. Principal payments of $0.9 million and interest are payable quarterly.	$15,045	$15,930
Revolving credit line with JPMorgan Chase not to exceed $5.0 million. Facility matures July 31, 2012 with interest payable quarterly.	5,000	5,000
Term note with JPMorgan Chase, due July 31, 2012. Principal payments of $0.5 million and interest are payable semi-annually.	2,000	2,500
Term note with JPMorgan Chase, due October 27, 2015. Principal payments of $25,000 and interest are payable quarterly.	425	450
Subordinated note with JPMorgan Chase, not to exceed $20 million. Facility matures October 27, 2015 with principal payments of $1.0 million and interest payable quarterly.	17,000	18,000
First Southwest nonrecourse notes, due January 25, 2035 with interest payable quarterly.	12,358	13,086

	$51,828	$54,966

        The agreements underlying the JPMorgan Chase Bank N.A. debt include certain restrictive covenants, including limitations on the ability to incur additional debt, limitations on the disposition of assets and requirements to maintain various financial ratios, including a non-performing asset ratio, at acceptable levels. As of March 31, 2012, PlainsCapital Bank's non-performing asset ratio was in compliance with the non-performing asset ratio covenant.

7. Income Taxes

        PlainsCapital's effective tax rate was 34.11% and 36.88% for the three months ended March 31, 2012 and 2011, respectively. The decrease in the effective tax rate was primarily due to lower non-deductible expenses in the three months ended March 31, 2012, compared to the same period in 2011. In addition, the effective tax rate for the three months ended March 31, 2011 was affected by certain discrete items recorded in the income tax provision in the first quarter of 2011.

        PlainsCapital files income tax returns in the U.S. federal jurisdiction and several U.S. state jurisdictions. PlainsCapital is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2008. PlainsCapital is currently under examination for the 2009 tax year by the U.S. federal income tax authorities and does not anticipate any material adjustments to result from this examination.

8. Commitments and Contingencies

        PlainsCapital Bank acts as agent on behalf of certain correspondent banks in the purchase and sale of federal funds that aggregated $25.5 million and $33.0 million as of March 31, 2012 and December 31, 2011, respectively.

Legal Matters

        In November 2006, FSC received subpoenas from the SEC and the United States Department of Justice (the "DOJ") in connection with an investigation of possible antitrust and securities law violations, including bid-rigging, in the procurement of guaranteed investment contracts and other investment products for the reinvestment of bond proceeds by municipalities. The investigation is industry-wide and includes approximately 30 or more firms, including some of the largest U.S. investment firms.

        As a result of these SEC and DOJ investigations into industry-wide practices, FSC was initially named as a co-defendant in cases filed in several different federal courts by various state and local governmental entities suing on behalf of themselves and a purported class of similarly situated governmental entities and a similar set of lawsuits filed by various California local governmental entities suing on behalf of themselves and a purported class of similarly situated governmental entities. All claims asserted against FSC in these purported class actions were subsequently dismissed. However, the plaintiffs in these purported class actions have filed amended complaints against other entities, and FSC is identified in these complaints not as a defendant, but as an alleged co-conspirator with the named defendants.

        Additionally, as a result of these SEC and DOJ investigations into industry-wide practices, FSC has been named as a defendant in 20 individual lawsuits. These lawsuits have been brought by several California public entities and two New York non-profit corporations that do not seek to certify a class. The Judicial Panel on Multidistrict Litigation has transferred these cases to the United States District Court, Southern District of New York. The California plaintiffs allege violations of Section 1 of the Sherman Act and the California Cartwright Act. The New York plaintiffs allege violations of Section 1 of the Sherman Act and the New York Donnelly Act. The allegations against FSC are very limited in scope. FSC has filed answers in each of the twenty lawsuits denying the allegations and asserting several affirmative defenses. FSC intends to defend itself vigorously in these individual actions. The relief sought is unspecified monetary damages.

        PlainsCapital and its subsidiaries are defendants in various other legal matters arising in the normal course of business. Management believes that the ultimate liability, if any, arising from these matters, and the matters discussed above will not materially affect the consolidated financial statements.

Other Contingencies

        PlainsCapital and its subsidiaries lease space, primarily for branch facilities and automated teller machines, under noncancelable operating leases with remaining terms, including renewal options, of 1 to 16 years and under capital leases with remaining terms of 12 to 16 years. Future minimum payments under these leases have not changed significantly from the amounts reported as of December 31, 2011 in the audited consolidated financial statements and notes thereto included in PlainsCapital's Annual Report on Form 10-K filed with the SEC on March 16, 2012. Rental expense under the operating leases was approximately $6.0 million and $5.6 million for the three months ended March 31, 2012 and 2011, respectively.

9. Financial Instruments with Off-Balance Sheet Risk

        PlainsCapital Bank is party to financial instruments with off-balance sheet risk that are used in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit that involve varying degrees of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. The contract amounts of those instruments reflect the extent of involvement (and therefore the exposure to credit loss) PlainsCapital Bank has in particular classes of financial instruments.

        Commitments to extend credit are agreements to lend to a customer provided that the terms established in the contract are met. Commitments generally have fixed expiration dates and may require payment of fees. Because certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

        PlainsCapital Bank had in the aggregate outstanding unused commitments to extend credit of $920.0 million as of March 31, 2012. PlainsCapital Bank had outstanding standby letters of credit of $45.8 million as of March 31, 2012.

        PlainsCapital Bank uses the same credit policies in making commitments and standby letters of credit as it does for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include real estate, accounts receivable, marketable securities, interest-bearing deposit accounts, inventory, and property, plant and equipment.

        In the normal course of business, FSC executes, settles and finances various securities transactions that may expose FSC to off-balance sheet risk in the event that a customer or counterparty does not fulfill its contractual obligations. Examples of such transactions include the sale of securities not yet purchased by customers or for the account of FSC, clearing agreements between FSC and various clearinghouses and broker-dealers, secured financing arrangements that involve pledged securities, and when-issued underwriting and purchase commitments.

10. Stock-Based Compensation

        The PlainsCapital Corporation 2009 Long-Term Incentive Plan (the "2009 LTIP") allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees of PlainsCapital, its subsidiaries and outside directors of PlainsCapital. The 2009 LTIP provides flexibility to PlainsCapital's compensation methods in order to adapt the compensation of key employees and outside directors to a changing business environment. In the aggregate, 4.0 million shares of common stock may be delivered pursuant to awards granted under the 2009 LTIP.

        In addition, the PlainsCapital Corporation 2010 Long-Term Incentive Plan (the "2010 Plan") allowed for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees of PlainsCapital, its subsidiaries and outside directors of PlainsCapital. The 2010 Plan terminated on March 18, 2012 as to all future awards.

10. Stock-Based Compensation (Continued)

        As of March 31, 2012, a total of 4.0 million shares were available for grant under the 2009 LTIP. PlainsCapital typically issues new shares upon issuance, exercise or vesting of equity-based awards.

        Stock-based compensation cost was approximately $0.7 million and $0.5 million for the three months ended March 31, 2012 and 2011, respectively.

        As of March 31, 2012, unrecognized cost related to unvested restricted stock and restricted stock units was $4.4 million and $4.9 million, respectively. The vesting of the unvested restricted stock and restricted stock units will automatically accelerate in full under certain conditions. Upon a change in control of PlainsCapital, the entire unrecognized cost related to both unvested restricted stock and restricted stock units would be recognized in noninterest expense immediately. If and when PlainsCapital's common stock is listed and traded on an exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the entire unrecognized cost related to unvested restricted stock would be recognized in noninterest expense immediately.

        PlainsCapital approved the grant of 344,311 restricted stock units to certain employees effective April 1, 2012. The estimated grant date fair value of the restricted stock units is $4.8 million. The grants vest in 5 years and are subject to the accelerated vesting conditions discussed previously.

        Information regarding unvested restricted stock and restricted stock units for the three months ended March 31, 2012 is as follows:

	Unvested Restricted Stock	Weighted Average Grant Date Fair Value	Restricted Stock Units	Weighted Average Grant Date Fair Value
Outstanding, January 1	528,532	$11.45	590,149	$11.91
Granted	—	0.00	—	0.00
Vested	(75,429)	11.33	—	0.00
Cancellations and expirations	—	0.00	(3,500)	12.07

Outstanding, March 31	453,103	$11.46	586,649	$11.91

        Information regarding stock options for the three months ended March 31, 2012 is as follows:

	Shares	Weighted Average Exercise Price
Outstanding, January 1	647,053	$10.04
Exercised	(80,579)	6.69
Cancellations and expirations	(47,913)	9.89

Outstanding, March 31	518,561	$10.57

11. Regulatory Matters

        PlainsCapital Bank and PlainsCapital are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct, material effect on the consolidated financial statements. The regulations require PlainsCapital to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory

11. Regulatory Matters (Continued)

accounting practices. The capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the companies to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). A comparison of PlainsCapital Bank's and PlainsCapital's actual capital amounts and ratios to the minimum requirements is as follows (dollar amounts in thousands):

	At March 31, 2012
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$225,870	4%	$549,734	9.74%
Tier 1 capital (to risk-weighted assets)	175,957	4%	549,734	12.50%
Total capital (to risk-weighted assets)	351,913	8%	604,810	13.75%
PlainsCapital Corporation:
Tier 1 capital (to average assets)	$226,335	4%	$553,810	9.79%
Tier 1 capital (to risk-weighted assets)	176,422	4%	553,810	12.56%
Total capital (to risk-weighted assets)	352,844	8%	619,230	14.04%

	At December 31, 2011
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$219,660	4%	$536,274	9.77%
Tier 1 capital (to risk-weighted assets)	169,281	4%	536,274	12.67%
Total capital (to risk-weighted assets)	338,561	8%	589,365	13.93%
PlainsCapital Corporation:
Tier 1 capital (to average assets)	$220,103	4%	$532,025	9.67%
Tier 1 capital (to risk-weighted assets)	169,740	4%	532,025	12.54%
Total capital (to risk-weighted assets)	339,480	8%	596,057	14.05%

        To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, PlainsCapital Bank must maintain minimum Tier 1 capital to total average assets and Tier 1 capital to risk-weighted assets ratios of 4%, and a total capital to risk-weighted assets ratio of 8%. Based on the actual capital amounts and ratios shown in the previous table, PlainsCapital Bank's ratios place it in the well capitalized (as defined) capital category under the regulatory framework for

11. Regulatory Matters (Continued)

prompt corrective action. The minimum required capital amounts and ratios for the well capitalized category are summarized as follows (dollar amounts in thousands):

	At March 31, 2012
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$282,338	5%	$549,734	9.74%
Tier 1 capital (to risk-weighted assets)	263,935	6%	549,734	12.50%
Total capital (to risk-weighted assets)	439,891	10%	604,810	13.75%

	At December 31, 2011
	Required		Actual
	Amount	Ratio	Amount	Ratio
PlainsCapital Bank:
Tier 1 capital (to average assets)	$274,575	5%	$536,274	9.77%
Tier 1 capital (to risk-weighted assets)	253,921	6%	536,274	12.67%
Total capital (to risk-weighted assets)	423,202	10%	589,365	13.93%

        Pursuant to the net capital requirements of the Exchange Act, FSC has elected to determine its net capital requirements using the alternative method. Accordingly, FSC is required to maintain minimum net capital, as defined in Rule 15c3-1, equal to the greater of $250,000 or 2% of aggregate debit balances, as defined in Rule 15c3-3. As of March 31, 2012, FSC had net capital of $58.4 million; the minimum net capital requirement was $4.1 million; net capital maintained by FSC was 28% of aggregate debits; and net capital in excess of the minimum requirement was $54.3 million.

        As a mortgage originator, PrimeLending is subject to minimum net worth requirements established by both the United States Department of Housing and Urban Development ("HUD") and the Government National Mortgage Association ("GNMA"). PrimeLending determines its compliance with the minimum net worth requirements on an annual basis. As of December 31, 2011, PrimeLending was required to have net worth of $1.0 million under HUD regulations, including $0.2 million of cash or cash equivalents, and $2.6 million under GNMA regulations, including approximately $0.5 million of cash or cash equivalents. As of December 31, 2011, PrimeLending's net worth exceeded the amounts required by both HUD and GNMA.

12. Shareholders' Equity

        PlainsCapital Bank is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval. As of March 31, 2012, approximately $62.9 million of retained earnings was available for dividend declaration without prior approval from the Federal Reserve.

        As of March 31, 2012, $114.1 million of PlainsCapital's Non-Cumulative Perpetual Preferred Stock, Series C (the "Series C Preferred Stock") was outstanding under the SBLF. The Series C Preferred Stock has an aggregate liquidation preference of approximately $114.1 million and qualifies as Tier 1 Capital for regulatory purposes.

        The terms of the Series C Preferred Stock provide for the payment of non-cumulative dividends on a quarterly basis beginning January 1, 2012. The dividend rate, as a percentage of the liquidation amount, fluctuates while the Series C Preferred Stock is outstanding based upon changes in the level of "qualified small business lending" ("QSBL") by PlainsCapital Bank from its average level of QSBL at each of the four quarter ends leading up to June 30, 2010 (the "Baseline"). Until March 2016, the

12. Shareholders' Equity (Continued)

dividend rate will generally decrease if PlainsCapital increases PlainsCapital's level of QSBL from the Baseline and increase if PlainsCapital decreases its level of QSBL from the Baseline, subject to certain limitations described in the Certificate of Designations.

        The dividend rate on the Series C Preferred stock was 3.829% for the three months ended March 31, 2012. The dividend rate is 2.427% for the period from April 1, 2012 to June 30, 2012 as a result of increased levels of QSBL over the Baseline.

13. Assets Segregated for Regulatory Purposes

        FSC was not required to segregate cash and securities in a special reserve account for the benefit of customers under Rule 15c3-3 of the Exchange Act as of March 31, 2012 or December 31, 2011. Assets segregated under the provisions of the Exchange Act are not available for general corporate purposes.

        FSC was not required to segregate cash or securities in a special reserve account for the benefit of proprietary accounts of introducing broker-dealers as of March 31, 2012 or December 31, 2011.

14. Broker-Dealer and Clearing Organization Receivables and Payables

        Broker-dealer and clearing organization receivables and payables as of March 31, 2012 and December 31, 2011 consisted of the following (in thousands):

	March 31, 2012	December 31, 2011
Receivables
Securities borrowed	$127,361	$94,044
Securities failed to deliver	5,558	11,476
Clearing organizations	64,035	6,141
Due from dealers	36	29

	$196,990	$111,690

Payables
Securities loaned	$165,456	$120,658
Correspondents	51,774	56,645
Securities failed to receive	2,463	8,114
Clearing organizations	319	1,066

	$220,012	$186,483

15. Fair Value Measurements

Fair Value Measurements and Disclosures

        PlainsCapital determines fair values in compliance with the Fair Value Measurements and Disclosures Topic of the ASC (the "Fair Value Topic"). The Fair Value Topic defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and requires disclosures about fair value measurements. The Fair Value Topic defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Fair Value Topic assumes that transactions upon which fair value measurements are based occur in the principal market for the asset or liability being measured.

15. Fair Value Measurements (Continued)

Further, fair value measurements made under the Fair Value Topic exclude transaction costs and are not the result of forced transactions.

        The Fair Value Topic creates a fair value hierarchy that classifies fair value measurements based upon the inputs used in valuing the assets or liabilities that are the subject of fair value measurements. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs, as indicated below.

  •
  Level 1 Inputs:  Unadjusted quoted prices in active markets for identical assets or liabilities that PlainsCapital can access at the measurement date.

  •
  Level 2 Inputs:  Observable inputs other than Level 1 prices. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates and credit risks), and inputs that are derived from or corroborated by market data, among others.

  •
  Level 3 Inputs:  Unobservable inputs that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities. Level 3 inputs include pricing models and discounted cash flow techniques, among others.

Fair Value Option

        PlainsCapital has elected to measure substantially all of PrimeLending's mortgage loans held for sale and certain time deposits at fair value under the provisions of the Fair Value Option Subsections of the ASC ("Fair Value Option"). PlainsCapital elected to apply the provisions of the Fair Value Option to these items so that it would have the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. PlainsCapital determines the fair value of the financial instruments accounted for under the provisions of the Fair Value Option in compliance with the provisions of the Fair Value Topic discussed above.

        As of March 31, 2012, the aggregate fair value of PrimeLending loans held for sale accounted for under the Fair Value Option was $852.8 million, while the unpaid principal balance of those loans was $828.6 million. As of December 31, 2011, the aggregate fair value of PrimeLending loans held for sale accounted for under the Fair Value Option was $775.3 million, while the unpaid principal balance of those loans was $752.8 million. The interest component of fair value is reported as interest income on loans in the income statement.

        PlainsCapital holds a number of financial instruments that are measured at fair value on a recurring basis, either by the application of the Fair Value Option or other authoritative pronouncements. The fair values of those instruments are determined primarily using Level 2 inputs. Those inputs include quotes from mortgage loan investors and derivatives dealers, data from an independent pricing service and rates paid in the brokered certificate of deposit market.

        As of March 31, 2012, PlainsCapital Bank held certain senior and subordinate auction rate bonds purchased as a result of the First Southwest acquisition. The estimated fair value of the auction rate bonds is determined quarterly with the assistance of a third-party valuation expert using significant unobservable inputs. PlainsCapital projects cash flows from the bonds based on assumptions for expected workout period and the contractual rate formula specified in the bond indenture. The workout assumptions capture the expectations for prepayments on the underlying student loan collateral and the likelihood of possible redemptions by the issuer. The cash flows are then discounted

15. Fair Value Measurements (Continued)

to determine fair value. The components of the discounts rates are the risk free rate, a credit spread, and a liquidity spread. The credit spreads are derived from observed market spreads in the student loan ABS market. The liquidity spreads represent the estimated risk premium a willing buyer would demand to compensate for the lack of liquidity in the auction rate market. The fair value calculations are sensitive to the input assumptions. Higher credit spreads, higher liquidity spreads, or longer workout assumptions result in lower fair values. In addition, a credit rating downgrade by a Nationally Recognized Statistical Rating Organization could lead to higher credit spreads and lower fair values.

        Information regarding the significant unobservable inputs used to estimate the fair value of the auction rate bonds as of March 31, 2012 is shown in the following table:

	Liquidity Spread (bps)			Credit Spread (bps)			Workout (Years)
	Low	High	Weighted Avg	Low	High	Weighted Avg	Low	High	Weighted Avg
Senior Auction Rate Bonds	200	250	225	51	1217	159	4.0	5.0	4.5
Subordinate Auction Rate Bonds	200	250	225	274	1841	711	4.0	5.0	4.5

        The following table reconciles the beginning and ending balances of assets measured at fair value using Level 3 inputs (in thousands):

Auction Rate Bonds
Balance, January 1, 2012	$44,544
Unrealized gains in other comprehensive income, net	974

Balance, March 31, 2012	$45,518

        The following tables present information regarding financial assets and liabilities measured at fair value on a recurring basis, including changes in fair value for those instruments that are reported at fair value under an election under the Fair Value Option (in thousands):

	At March 31, 2012
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Loans held for sale	—	$852,751	$—	$852,751
Securities available for sale	—	571,091	45,518	616,609
Trading securities	—	66,804	—	66,804
Derivative assets	—	11,491	—	11,491
Time deposits	—	1,094	—	1,094
Trading liabilities	—	5,218	—	5,218
Derivative liabilities	—	9	—	9

15. Fair Value Measurements (Continued)

	Changes in Fair Value for Assets and Liabilities Reported at Fair Value under Fair Value Option
	Three Months Ended March 31, 2012			Three Months Ended March 31, 2011
	Net Gains from Sale of Loans	Other Noninterest Income	Total Changes in Fair Value	Net Gains from Sale of Loans	Other Noninterest Income	Total Changes in Fair Value
Loans held for sale	$1,652	$—	$1,652	$568	$—	$568
Time deposits	—	4	4	—	(2)	(2)

        PlainsCapital also determines the fair value of assets and liabilities on a non-recurring basis. For example, facts and circumstances may dictate a fair value measurement when there is evidence of impairment. Assets and liabilities measured on a non-recurring basis include the items discussed below.

        Impaired Loans—PlainsCapital reports impaired loans at fair value through allocations of the allowance for loan losses. PlainsCapital determines fair value using Level 2 inputs consisting of independent appraisals. As of March 31, 2012, loans with a carrying amount of $11.4 million had been reduced by allocations of the allowance for loan losses of $1.9 million, resulting in a reported fair value of $9.5 million.

        Other Real Estate Owned—PlainsCapital reports other real estate owned at fair value less estimated cost to sell. Any excess of recorded investment over fair value less cost to sell is charged against the allowance for loan losses when property is initially transferred to other real estate. Subsequent to the initial transfer to other real estate, valuation adjustments are charged against earnings. PlainsCapital determines fair value using Level 2 inputs consisting of independent appraisals. As of March 31, 2012, the estimated fair value of other real estate owned was $23.6 million.

        The Fair Value of Financial Instruments Subsection of the ASC requires disclosure of the fair value of financial assets and liabilities, including the financial assets and liabilities previously discussed. The methods for determining estimated fair value for financial assets and liabilities is described in detail in Note 21 to the consolidated financial statements included in PlainsCapital's Annual Report on Form 10-K filed with the SEC on March 16, 2012.

15. Fair Value Measurements (Continued)

        The estimated fair values of PlainsCapital's financial instruments are shown below (in thousands):

	At March 31, 2012
		Estimated Fair Value
	Carrying Amount	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total
Financial assets
Cash and short-term investments	$264,722	$264,722	$—	$—	$264,722
Loans held for sale	853,801	—	853,801	—	853,801
Securities	859,060	—	776,600	91,246	867,846
Loans, net	3,269,255	—	9,528	3,288,686	3,298,214
Broker-dealer and clearing organization receivables	196,990	—	196,990	—	196,990
Fee award receivable	17,706	—	17,706	—	17,706
Cash surrender value of life insurance policies	23,504	—	23,504	—	23,504
Interest rate swaps, interest rate lock commitments ("IRLCs") and forward purchase commitments	11,491	—	11,491	—	11,491
Accrued interest receivable	15,313	—	15,313	—	15,313
Financial liabilities
Deposits	4,168,776	—	4,175,849	—	4,175,849
Broker-dealer and clearing organization payables	220,012	—	220,012	—	220,012
Other trading liabilities	5,218	—	5,218	—	5,218
Short-term borrowings	606,774	—	606,774	—	606,774
Debt	118,840	—	118,840	—	118,840
Forward purchase commitments	9	—	9	—	9
Accrued interest payable	2,498	—	2,498	—	2,498

15. Fair Value Measurements (Continued)

	At December 31, 2011
		Estimated Fair Value
	Carrying Amount	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total
Financial assets
Cash and short-term investments	$347,994	$347,994	$—	$—	$347,994
Loans held for sale	776,372	—	776,372	—	776,372
Securities	839,753	—	758,107	90,672	848,779
Loans, net	3,283,672	—	26,483	3,276,102	3,302,585
Broker-dealer and clearing organization receivables	111,690	—	111,690	—	111,690
Fee award receivable	18,002	—	18,002	—	18,002
Cash surrender value of life insurance policies	23,122	—	23,122	—	23,122
Interest rate swaps, interest rate lock commitments ("IRLCs") and forward purchase commitments	10,481	—	10,481	—	10,481
Accrued interest receivable	16,175	—	16,175	—	16,175
Financial liabilities
Deposits	4,246,206	—	4,255,639	—	4,255,639
Broker-dealer and clearing organization payables	186,483	—	186,483	—	186,483
Other trading liabilities	4,592	—	4,592	—	4,592
Short-term borrowings	476,439	—	476,439	—	476,439
Debt	121,978	—	121,978	—	121,978
Forward purchase commitments	3,642	—	3,642	—	3,642
Accrued interest payable	2,952	—	2,952	—	2,952

16. Derivative Financial Instruments

        PlainsCapital Bank and PrimeLending use various derivative financial instruments to mitigate interest rate risk. PlainsCapital Bank's interest rate risk management strategy involves effectively modifying the re-pricing characteristics of certain assets and liabilities so that changes in interest rates do not adversely affect the net interest margin. PrimeLending has interest rate risk relative to its inventory of mortgage loans held for sale and IRLCs. PrimeLending is exposed to such rate risk from the time an IRLC is made to an applicant to the time the related mortgage loan is sold.

Derivative Instruments and the Fair Value Option

        As discussed in Note 15, PrimeLending elected to measure substantially all mortgage loans held for sale at fair value under the provisions of the Fair Value Option. The election provides PrimeLending the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without applying complex hedge accounting provisions. PrimeLending provides IRLCs to its customers and executes forward purchase commitments to sell mortgage loans. The fair values of both IRLCs and purchase commitments are recorded in other assets or other liabilities, as appropriate. For the three months ended March 31, 2012 and 2011, changes in the fair values of these derivative instruments produced net gains of approximately $4.7 million and $0.5 million, respectively. The net gains were recorded as a component of gain on sale of loans.

16. Derivative Financial Instruments (Continued)

        Derivative positions as of March 31, 2012 and December 31, 2011 are presented in the following table (in thousands):

	At March 31, 2012		At December 31, 2011
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Derivative instruments
IRLCs	$869,766	$10,526	$687,890	$10,096
Interest rate swaps	1,969	71	1,969	82
Forward purchase commitments	992,283	885	675,794	(3,339)

17. Segment and Related Information

        PlainsCapital has three reportable segments that are organized primarily by the core products offered to the segments' respective customers. The bank segment includes the operations of PlainsCapital Bank. The operations of PrimeLending comprise the mortgage origination segment. The financial advisory segment is comprised of First Southwest and Hester Capital.

        Balance sheet amounts for the operations of PlainsCapital and its remaining subsidiaries not discussed in the previous paragraph are included in "All Other and Eliminations."

        The following tables present information about the revenues, profits and assets of PlainsCapital's reportable segments (in thousands):

Income Statement Data

	Three Months Ended March 31, 2012
	Banking	Mortgage Origination	Financial Advisory	Intercompany Eliminations	PlainsCapital Consolidated
Interest income	$54,446	$7,257	$4,038	$(9,185)	$56,556
Interest expense	6,047	12,767	941	(12,408)	7,347

Net interest income (expense)	48,399	(5,510)	3,097	3,223	49,209
Provision for loan losses	2,083	—	138	—	2,221
Noninterest income	9,591	118,082	25,858	(3,425)	150,106
Noninterest expense	34,765	102,127	27,412	(202)	164,102

Income before taxes	21,142	10,445	1,405	—	32,992
Income tax provision	6,562	4,210	482	—	11,254

Consolidated net income	14,580	6,235	923	—	21,738
Less: net income attributable to noncontrolling interest	—	446	35	—	481

Net income attributable to PlainsCapital Corporation	$14,580	$5,789	$888	$—	$21,257

17. Segment and Related Information (Continued)

Balance Sheet Data

	March 31, 2012
	Banking	Mortgage Origination	Financial Advisory	All Other and Eliminations	PlainsCapital Consolidated
Cash and due from banks	$242,215	$46,593	$5,221	$(49,165)	$244,864
Loans held for sale	1,050	852,751	—	—	853,801
Securities	796,037	—	63,023	—	859,060
Loans, net	3,741,405	1,848	311,465	(785,463)	3,269,255
Broker-dealer and clearing organization receivables	—	—	196,990	—	196,990
Investment in subsidiaries	237,088	—	—	(237,088)	—
Goodwill and other intangible assets, net	7,862	23,706	15,309	—	46,877
Other assets	198,546	32,928	58,959	26,277	316,710

Total assets	$5,224,203	$957,826	$650,967	$(1,045,439)	$5,787,557

Deposits	$4,151,782	$—	$73,262	$(56,268)	$4,168,776
Broker-dealer and clearing organization payables	—	—	220,012	—	220,012
Short-term borrowings	406,613	—	200,161	—	606,774
Notes payable	—	775,425	19,634	(743,231)	51,828
Junior subordinated debentures	—	—	—	67,012	67,012
Other liabilities	70,258	62,261	47,402	(47,728)	132,193
PlainsCapital Corporation shareholders' equity	595,550	118,535	90,496	(265,448)	539,133
Noncontrolling interest	—	1,605	—	224	1,829

Total liabilities and shareholders' equity	$5,224,203	$957,826	$650,967	$(1,045,439)	$5,787,557

Income Statement Data

	Three Months Ended March 31, 2011
	Banking	Mortgage Origination	Financial Advisory	Intercompany Eliminations	PlainsCapital Consolidated
Interest income	$48,893	$3,867	$3,566	$(4,323)	$52,003
Interest expense	8,418	7,451	784	(7,075)	9,578

Net interest income (expense)	40,475	(3,584)	2,782	2,752	42,425
Provision for loan losses	6,500	—	—	—	6,500
Noninterest income	7,329	61,674	19,191	(2,854)	85,340
Noninterest expense	28,089	58,482	22,716	(246)	109,041

Income before taxes	13,215	(392)	(743)	144	12,224
Income tax provision	4,931	(146)	(277)	—	4,508

Consolidated net income	8,284	(246)	(466)	144	7,716
Less: net income attributable to noncontrolling interest	—	69	53	—	122

Net income attributable to PlainsCapital Corporation	$8,284	$(315)	$(519)	$144	$7,594

17. Segment and Related Information (Continued)

Balance Sheet Data

	December 31, 2011
	Banking	Mortgage Origination	Financial Advisory	All Other and Eliminations	PlainsCapital Consolidated
Cash and due from banks	$341,821	$48,715	$4,424	$(50,313)	$344,647
Loans held for sale	1,061	775,311	—	—	776,372
Securities	783,586	—	56,167	—	839,753
Loans, net	3,685,013	1,848	316,992	(720,181)	3,283,672
Broker-dealer and clearing organization receivables	—	—	111,690	—	111,690
Investment in subsidiaries	230,389	—	—	(230,389)	—
Goodwill and other intangible assets, net	7,862	23,706	15,697	—	47,265
Other assets	186,737	25,850	51,873	32,161	296,621

Total assets	$5,236,469	$875,430	$556,843	$(968,722)	$5,700,020

Deposits	$4,238,662	$—	$68,778	$(61,234)	$4,246,206
Broker-dealer and clearing organization payables	—	—	186,483	—	186,483
Short-term borrowings	347,559	—	128,880	—	476,439
Notes payable	—	705,715	19,432	(670,181)	54,966
Junior subordinated debentures	—	—	—	67,012	67,012
Other liabilities	68,357	57,481	64,088	(40,296)	149,630
PlainsCapital Corporation shareholders' equity	581,891	110,311	89,182	(264,353)	517,031
Noncontrolling interest	—	1,923	—	330	2,253

Total liabilities and shareholders' equity	$5,236,469	$875,430	$556,843	$(968,722)	$5,700,020

18. Earnings per Common Share

        The following table presents the computation of basic and diluted earnings per common share for the three months ended March 31, 2012 and 2011 (in thousands, except per share data):

	Three Months Ended March 31,
	2012	2011
Income applicable to PlainsCapital Corporation common shareholders	$20,163	$6,194
Less: income applicable to participating securities	702	217

Income applicable to PlainsCapital Corporation common shareholders for basic earnings per common share	$19,461	$5,977

Weighted-average shares outstanding	32,991,399	32,773,614
Less: participating securities included in weighted-average shares outstanding	1,147,615	1,148,095

Weighted-average shares outstanding for basic earnings per common share	31,843,784	31,625,519

Basic earnings per common share	$0.61	$0.19

Income applicable to PlainsCapital Corporation common shareholders	$20,163	$6,194

Weighted-average shares outstanding	31,843,784	31,625,519
Dilutive effect of contingently issuable shares due to First Southwest acquisition	1,562,651	1,722,152
Dilutive effect of stock options and non-vested stock awards	517,915	175,847

Weighted-average shares outstanding for diluted earnings per common share	33,924,350	33,523,518

Diluted earnings per common share	$0.59	$0.18

        PlainsCapital uses the two-class method prescribed by the Earnings Per Share Topic of the ASC to compute earnings per common share. Participating securities include non-vested restricted stock and shares of PlainsCapital stock held in escrow pending the resolution of contingencies with respect to the First Southwest acquisition. For the purpose of calculating fully diluted earnings per share, PlainsCapital evaluates the effect of the First Southwest acquisition on weighted-average shares outstanding assuming that the contingencies are resolved given the conditions existing at the balance sheet date.

        The weighted-average shares outstanding used to compute diluted earnings per common share do not include outstanding options of 42,000 and 266,259 for the three months ended March 31, 2012 and 2011, respectively. The exercise price of the excluded options exceeded the estimated average market price of PlainsCapital stock in the periods shown. Accordingly, the assumed exercise of the excluded options would have been antidilutive.

19. Recently Issued Accounting Standards

A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring

        In April 2011, the FASB amended the Receivables Topic of the ASC to clarify when creditors should classify loan modifications as TDRs ("TDR Amendment"). The TDR Amendment requires creditors to separately conclude that a creditor has granted a concession to a debtor and that the debtor is experiencing financial difficulties in order to classify a loan modification as a troubled debt restructuring. The TDR Amendment became effective for PlainsCapital on July 1, 2011, and has been applied retrospectively to January 1, 2011. The adoption of the TDR Amendment did not have a significant effect on PlainsCapital's financial position, results of operations or cash flows.

Achieving Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs

        In May 2011, the FASB amended the Fair Value Measurements and Disclosures Topic of the ASC to converge the fair value measurement guidance in U.S. generally accepted accounting principles and International Financial Reporting Standards. The amendments clarify the application of existing fair value measurement requirements, change certain principles in the Fair Value Measurements and Disclosure Topic and require additional fair value disclosures. The amendments became effective for PlainsCapital on January 1, 2012 and did not have a significant effect on PlainsCapital's financial position, results of operations or cash flows. PlainsCapital has included the additional disclosures required by the amendments in Note 15.

Comprehensive Income

        In June 2011, the FASB amended the Comprehensive Income Topic of the ASC to revise the manner in which entities present comprehensive income in their financial statements. The amendments became effective for PlainsCapital January 1, 2012. Accordingly, PlainsCapital has presented the components of comprehensive income in a separate statement of comprehensive income immediately following the statement of income, rather than in the statement of shareholders' equity. The adoption of the amendment did not have a significant effect on PlainsCapital's financial position, results of operations or cash flows.

Testing Goodwill for Impairment

        In September 2011, the FASB amended the Intangibles Topic of the ASC to simplify how entities test goodwill for impairment. Entities have the option to qualitatively test whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount in determining whether step one of the annual goodwill impairment test is necessary. PlainsCapital early adopted the amendments in the fourth quarter of 2011 and the adoption of the amendment did not have a significant effect on its financial position, results of operations or cash flows.

20. Subsequent Events

        On May 8, 2012, PlainsCapital entered into an Agreement and Plan of Merger with Hilltop Holdings Inc. ("Hilltop") and a wholly owned subsidiary of Hilltop, whereby if the merger (the "Merger") contemplated therein were consummated, PlainsCapital would become a wholly owned subsidiary of Hilltop and each share of PlainsCapital's common stock would be converted into the right to receive 0.776 shares of Hilltop's common stock and a cash payment of $9.00. The Merger is subject to the approval of the shareholders of both Hilltop and PlainsCapital, regulatory approval and other customary closing conditions. If effected, PlainsCapital anticipates that the Merger would constitute a change of control.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

PLAINSCAPITAL CORPORATION,

HILLTOP HOLDINGS INC.

and

MEADOW CORPORATION

Dated as of May 8, 2012

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Section
Agency	3.25(h)
Aggregate Cash Amount	1.4(c).
Aggregate Company Share Amount	1.4(c).
Aggregate Purchaser Share Amount	1.4(c).
Agreement	Preamble
Bankruptcy and Equity Exception	3.3(a)
BHC Act	3.1(a)
Book-Entry Shares	1.4(c)(i)
Broker-Dealer Entity	3.26(a)
Cash Consideration	1.4(c)
Certificate	1.4(c)(i)
Closing	9.1
Closing Date	9.1
Code	Recitals
Company	Preamble
Company 401(k) Plan	6.5(d)
Company Acquisition Proposal	6.8(b)
Company Bylaws	3.1(b)
Company Capitalization Date	3.2(a)
Company Certificate	3.1(b)
Company Common Stock	3.2(a)
Company Disclosure Schedule	9.12(a)
Company Leased Properties	3.21
Company Licensed Intellectual Property	3.20(e)(iii)
Company Original Common Stock	3.2(a)
Company Owned Intellectual Property	3.20(e)(iv)
Company Owned Properties	3.21
Company Preferred Stock	3.2(a)
Company Real Property	3.21
Company Restricted Share	1.6
Company Restricted Stock Unit	1.7
Company SEC Reports	3.5(b)
Company Shareholder Approval	3.3(a)
Company Shareholder Meeting	6.3(a)
Company Stock Option	1.5
Company Stock Plans	0
Company Successor Common Stock	3.2(a)
Company Superior Proposal	6.8(b)
Company Support Agreements	Recitals
Company Termination Fee	8.3(b)
Confidentiality Agreement	6.2(b)
Continuing Employees	6.5(a)
Controlled Group Liability	3.11(g)
Derivative Contract	3.24
Dissenting Shares	1.4(f)
Domiciliary Jurisdiction	4.24(a)
DPC Common Shares	1.4(b)
EESA	3.11(l)

A-iv

Section
Effective Time	1.2
Employee Benefit Plan	3.11(a)
Employer Securities	3.11(m)
Environmental Laws	3.17
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Escrow Shares	3.2(a)
ESOP	3.11(m)
ESOP Loan	3.11(m)
Exchange Act	3.5(b)
Exchange Agent	2.1
Exchange Agent Agreement	2.1
Exchange Fund	2.1
Exchange Ratio	1.4(c)
Exchangeable Shares	1.4(c)
FDIC	3.1(c)
Federal Reserve	3.4
FINRA	3.26(c)
First Southwest Merger Agreement	3.2(a)
Form S-4	3.4
GAAP	3.6(a)
Governmental Entity	3.4
HSR Act	3.4
Indemnified Parties	6.6(a)
Intellectual Property	3.20(e)(i)
Investment Assets	4.24(g)
Investment Company Act	3.26(f)
IRS	3.18
IT Assets	3.20(e)(ii)
Law	3.3(b)
Letter of Transmittal	2.2(a)
Liens	3.2(c)
Loans	3.25(a)
Maryland Certificate of Merger	1.2
Material Adverse Effect	3.8
Material Contract	3.16(a)
Merger	Recitals
Merger Consideration	1.4(c)
Merger Sub	Preamble
MGCL	1.1(a)
Mortgage Vendors	3.25(m)
Multiemployer Plan	3.11(f)
Multiple Employer Plan	3.11(f)
New Preferred Stock	1.4(g)
NYSE	3.4
Permitted Encumbrances	3.21
Pool	3.25(j)
Premium Cap	6.6(b)
Previously Disclosed	9.12(b)
Proxy Statement	3.4

A-v

Section
Purchaser	Preamble
Purchaser 401(k) Plan	6.5(d)
Purchaser Acquisition Proposal	6.8(d)
Purchaser Capitalization Date	4.2
Purchaser Charter Amendment	6.3(b)
Purchaser Common Stock	4.2
Purchaser Disclosure Schedule	9.12(a)
Purchaser Insurance Company	4.24(a)
Purchaser Leased Properties	4.18
Purchaser Owned Properties	4.18
Purchaser Real Property	4.18
Purchaser SEC Reports	4.5(b)
Purchaser Shareholder Approval	4.3(a)
Purchaser Shareholder Meeting	6.3(b)
Purchaser Stock Plans	4.2
Purchaser Superior Proposal	6.8(d)
Purchaser Support Agreement	Recitals
Purchaser Termination Fee	8.3(c)
Regulatory Agencies	3.5(a)
Regulatory Agreement	3.9(c)
Regulatory Approvals	3.4
Reinsurance Agreement	4.24(h)(i)
Requisite Regulatory Approvals	7.1(e)
RIA Entity	3.26(a)
SAP	4.24(a)
Sarbanes-Oxley Act	3.5(b)
SDAT	1.2
SEC	3.4
Securities Act	3.2(a)
SEPP	6.5(c)
Series C Preferred Stock	3.2(a)
Significant Subsidiary	3.1(c)
Special Mention Loan	3.25(e)
Special Voting Stock	4.2
Specified Company Shareholders	Recitals
Specified Purchaser Shareholder	Recitals
SRO	3.4
Statutory Statements	4.24(a)
Subsidiary	3.1(c)
Surviving Company	Recitals
Takeover Laws	3.10
Tax	3.18
Tax Return	3.18
Taxes	3.18
TBOC	1.1(a)
Texas Certificate of Merger	1.2
Texas Secretary	1.2
to the Knowledge of Company	9.4
to the Knowledge of Purchaser	9.4
Trade Secrets	3.20(e)(i)

A-vi

Section
Treasury Department	3.11(i)
Trust Account Common Shares	1.4(b)
VA	3.25(h)
Voting Debt	3.2(a)
Withdrawal Liability	3.11(f)

A-vii

        AGREEMENT AND PLAN OF MERGER, dated as of May 8, 2012 (this "Agreement"), by and among Hilltop Holdings Inc., a Maryland corporation ("Purchaser"), Meadow Corporation, a Maryland corporation and a direct, wholly owned subsidiary of Purchaser ("Merger Sub"), and PlainsCapital Corporation, a Texas corporation ("Company").

RECITALS

        A.    The Boards of Directors of Company, Purchaser and Merger Sub have determined that it is in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for in this Agreement in which Company will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Merger Sub (the "Merger"), with Merger Sub as the surviving entity in the Merger (sometimes referred to in such capacity as the "Surviving Company").

        B.    Purchaser, as the sole stockholder of Merger Sub, has adopted this Agreement and approved the Merger on the terms and subject to the conditions set forth in this Agreement.

        C.    The parties intend the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and intend for this Agreement to constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

        D.    In connection with the execution and delivery of this Agreement by the parties hereto, Alan B. White, Double E Investments, Maedgen, White and Maedgen, EAW White Family Partnership, Ltd., Maedgen & White, Ltd. and Hill A. Feinberg (the "Specified Company Shareholders") have entered into Support Agreements (the "Company Support Agreements"), each dated as of the date hereof, with Purchaser, in the form attached hereto as Exhibit A, pursuant to which each of the Specified Company Shareholders has agreed, among other things, to vote all of the Company Common Stock beneficially owned by such Specified Company Shareholder in favor of the Merger upon the terms and subject to the conditions set forth in the Company Support Agreement.

        E.    In connection with the execution and delivery of this Agreement by the parties hereto, Diamond A Financial, LP (the "Specified Purchaser Shareholder") has entered into a Support Agreement (the "Purchaser Support Agreement"), dated as of the date hereof, with Company, in the form attached hereto as Exhibit B, pursuant to which the Specified Purchaser Shareholder has agreed, among other things, to vote all of the shares of Purchaser Common Stock beneficially owned by the Specified Purchaser Shareholder in favor of the issuance of Purchaser Common Stock in connection with the Merger upon the terms and subject to the conditions set forth in the Purchaser Support Agreement.

        F.     In connection with the execution and delivery of this Agreement by the parties hereto, Company, PlainsCapital Bank, First Southwest Holdings, LLC and Hill A. Feinberg, as stockholders' representative, have entered into the Fourth Amendment to the First Southwest Merger Agreement, dated as of the date hereof, in the form attached hereto as Exhibit C (the "Fourth Amendment to the First Southwest Merger Agreement").

        G.    The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.

          (a)   Subject to the terms and conditions of this Agreement, in accordance with (i) the Maryland General Corporation Law (the "MGCL") and (ii) the Texas Business Organizations Code (the "TBOC"), at the Effective Time, Company shall merge with and into Merger Sub. Merger Sub shall be the Surviving Company in the Merger and shall continue its existence under the laws of the State of Maryland. As of the Effective Time, the separate corporate existence of Company shall cease.

          (b)   Subject to the consent of Company and the proviso in Section 8.4, Purchaser may at any time change the method of effecting the combination if and to the extent requested by Purchaser; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the tax consequences of the Merger to shareholders of Company or the tax treatment of the parties pursuant to this Agreement, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

        1.2    Effective Time.     Subject to the terms and conditions of this Agreement, on or before the Closing Date, Purchaser shall cause to be filed (i) with the Secretary of State of the State of Texas (the "Texas Secretary"), in accordance with the TBOC, a certificate of merger (the "Texas Certificate of Merger"), and (ii) with the State Department of Assessments and Taxation of Maryland (the "SDAT"), articles of merger as provided in the MGCL (the "Maryland Certificate of Merger"). The Merger shall become effective as of the date and time specified in the Texas Certificate of Merger and the Maryland Certificate of Merger. The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Texas Certificate of Merger.

        1.3    Effects of the Merger.     At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MGCL and the TBOC.

        1.4    Conversion of Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, Company or the holder of any of the following securities:

          (a)   The common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall constitute the only outstanding common stock of the Surviving Company.

          (b)   All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are owned, directly or indirectly, by Company, Purchaser or Merger Sub (other than shares of Company Common Stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, which shall include any shares of Company Common Stock held in a rabbi or other trust for purposes of funding an Employee Benefit Plan (any such shares, "Trust Account Common Shares"), and other than shares of Company Common Stock held, directly or indirectly, by Company, Purchaser or Merger Sub in respect of a debt previously contracted (any such shares, "DPC Common Shares")), shall be cancelled and shall cease to exist, and no Merger Consideration or cash in lieu of fractional shares of Company Common Stock shall be delivered in exchange therefor.

          (c)   Subject to Section 1.4(e), each share of Company Common Stock (including Company Restricted Shares), except for shares of Company Common Stock owned by Company, Purchaser or Merger Sub (other than Trust Account Common Shares and DPC Common Shares), and each Company Restricted Stock Unit, shall be converted into the right to receive, without interest, (i) a number of shares of Purchaser Common Stock equal to the Exchange Ratio (the "Per Share Stock Consideration") and (ii) an amount in cash equal to the Per Share Cash Consideration. For purposes of this Agreement, the "Merger Consideration" means the right to receive the consideration described in clauses (i) and (ii) of the preceding sentence pursuant to the Merger with respect to each share of Company Common Stock (together with any cash in lieu of fractional shares as specified in Section 2.2(f)).

              (i)  For purposes of this Agreement, the following terms shall have the following meanings:

              "Aggregate Cash Amount" shall mean the product of (A) the Aggregate Company Share Amount less the sum of (1) the number of shares of Company Common Stock cancelled pursuant to Section 1.4(b) and (2) the number of Company Restricted Shares or Company Restricted Stock Units forfeited prior to the Effective Time and (B) $9.00.

              "Aggregate Company Share Amount" shall equal 35,383,650 shares of Company Common Stock; provided, however, that the Aggregate Company Share Amount shall be increased share for share for each share of Company Common Stock issued upon the exercise of Company Stock Options from and after May 8, 2012 and at or prior to the Effective Time.

              "Aggregate Purchaser Share Amount" shall be equal to 27,457,712 shares of Purchaser Common Stock; provided, however, that the Aggregate Purchaser Share Amount shall be increased by 0.776 additional shares of Purchaser Common Stock for each share of Company Common Stock issued upon the exercise of Company Stock Options from and after May 8, 2012 and at or prior to the Effective Time shall be decreased by 0.776 additional shares of Purchaser Common Stock for each share of Company Common Stock cancelled pursuant to Section 1.4(b) hereof and for each Company Restricted Share or Company Restricted Stock Unit forfeited prior to the Effective Time.

              "Exchange Ratio" shall mean that number of shares or fractions of a share of Purchaser Common Stock as shall be obtained by dividing (A) the Aggregate Purchaser Share Amount by (B) the number of Exchangeable Shares.

              "Exchangeable Shares" shall mean the aggregate number of shares of Company Common Stock (which, for the avoidance of doubt, shall include the Escrow Shares and the Company Restricted Shares) and the Company Restricted Stock Units, in each case issued and outstanding immediately prior to the Effective Time, but shall not include any shares of Company Common Stock to be cancelled pursuant to Section 1.4(b).

              "Per Share Cash Consideration" shall mean the quotient obtained by dividing (A) the Aggregate Cash Amount by (B) the number of Exchangeable Shares.

          (d)   All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock (each, a "Certificate") and each non-certificated share of Company Common Stock represented by book-entry ("Book-Entry Shares") shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of Company Common Stock represented by such Certificate or Book-Entry Shares have been converted pursuant to this Section 1.4 and

  Section 2.2(f), as well as any dividends to which holders of Company Common Stock become entitled in accordance with Section 2.2(c).

          (e)   If, between the date of this Agreement and the Effective Time, the outstanding shares of Purchaser Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

          (f)    Notwithstanding any other provision contained in this Agreement, no shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised such stockholder's appraisal rights (any such shares being referred to herein as "Dissenting Shares") under Section 10.356 of the TBOC shall be converted into the right to receive the Merger Consideration as provided in Section 1.4(c) and instead shall be entitled to such rights (but only such rights) as are granted by Section 10.366 of the TBOC (unless and until such stockholder shall have failed to perfect, or shall have effectively withdrawn or lost, such stockholder's right to dissent from the Merger under the TBOC) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the TBOC. Company shall give Purchaser (i) prompt notice of any notice or demand for appraisal or payment for shares of Company Common Stock received by Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand or notices. Company shall not, without the prior written consent of Purchaser, make any payment with respect to, or settle, offer for settle or otherwise negotiate any such demands.

          (g)   Each share of Series C Preferred Stock shall be converted into one share of preferred stock of Purchaser having the same rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to the Effective Time, taken as a whole (the "New Preferred Stock").

        1.5    Stock Options.     At the Effective Time, each outstanding and unexercised stock option to purchase shares of Company Common Stock granted under a Company Stock Plan outstanding immediately prior to the Effective Time (each, a "Company Stock Option") shall vest in full (to the extent not previously vested), and, subject to Purchaser's receipt of a stock-based award surrender agreement in the form set forth on Section 2.3 of the Company Disclosure Schedule, the holder of a Company Stock Option shall be entitled to receive the Merger Consideration in accordance with Section 1.4(c) in respect of each share of Company Common Stock underlying such Company Stock Option, less the exercise price for such Company Stock Option and applicable Taxes required to be withheld with respect to such payment, each as provided in Section 2.3. To the extent the exercise price of a Company Stock Option is greater than or equal to the Merger Consideration (with the value of the Per Share Stock Consideration based on the average of the high and low sales prices of the Purchaser Common Stock on the New York Stock Exchange, as reported on the New York Stock Exchange Composite Transaction Tape, on the Closing Date), such Company Stock Option shall be cancelled for no consideration. As used in this Agreement, the term "Company Stock Plans" means the plans set forth in Section 1.5 of the Company Disclosure Schedule.

        1.6    Company Restricted Shares.     At the Effective Time, each share of Company Common Stock subject to vesting, repurchase or other lapse restrictions granted under any of the Company Stock Plans which is outstanding immediately prior to the Effective Time (each, a "Company Restricted Share") shall vest in full and become free of such restrictions and any repurchase right shall lapse and, subject to Purchaser's receipt of a stock-based award surrender agreement in the form set forth on Section 2.3 of the Company Disclosure Schedule, the holder thereof shall be entitled to receive the Merger

Consideration with respect to each such Company Restricted Share in accordance with Section 1.4(c), less applicable Taxes as provided in Section 2.3.

        1.7    Company Restricted Stock Units.     At the Effective Time, each award representing the right to receive a share of Company Common Stock granted under any of the Company Stock Plans which is outstanding immediately prior to the Effective Time (each a "Company Restricted Stock Unit") shall vest in full (to the extent not previously vested), and, subject to Purchaser's receipt of a stock-based award surrender agreement in the form set forth on Section 2.3 of the Company Disclosure Schedule, the holder of a Company Restricted Stock Unit shall be entitled to receive the Merger Consideration with respect to each such Company Restricted Stock Unit in accordance with Section 1.4(c), less applicable Taxes as provided in Section 2.3 of this Agreement. Prior to the Effective Time, the Board of Directors of Company and the Compensation Committee of the Board of Directors of Company, as applicable, shall adopt resolutions to effectuate the provisions of Sections 1.5, 1.6, 1.7 and 2.3.

        1.8    Escrow Shares and Escrow Options.     At the Effective Time, and subject to the Fourth Amendment to the First Southwest Merger, each of the Escrow Shares shall be converted into the right to receive from Purchaser the Merger Consideration, and each of the Escrow Options shall be converted into the right to receive the Merger Consideration as set forth in Section 1.5. Notwithstanding anything contained herein to the contrary, all Merger Consideration received in respect of the Escrow Shares shall remain in escrow, and the Merger Consideration received (less the exercise price and applicable Tax withholding in) in respect of the Escrow Options shall be placed into escrow and, except as amended, shall be subject to the terms and conditions currently applicable to Escrow Shares and Escrow Options with respect to ownership, payment of dividends, and release from escrow, pursuant to the terms of the First Southwest Merger Agreement and the related escrow agreement.

        1.9    Articles and Bylaws of the Surviving Company.

          (a)   Except as provided in Section 1.9(b), the articles of incorporation and bylaws of the Surviving Company shall be the articles of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and applicable law.

          (b)   As of immediately following the Effective Time, Purchaser and the Surviving Company shall amend the articles of incorporation of the Surviving Company to change the name of the Surviving Company to "PlainsCapital Corporation."

        1.10    Officers.     Except as set forth in Section 6.13, the officers of Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company and shall hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal.

        1.11    Effect on Purchaser Common Stock; Required Purchaser Action.     Each share of Purchaser Common Stock outstanding immediately prior to the Effective Time will remain outstanding.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

        2.1    Delivery of Merger Consideration.     At or prior to the Effective Time, Purchaser shall (a) authorize an exchange agent, which person shall be a bank or trust company selected by Purchaser and reasonably acceptable to Company (the "Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement") entered into at least ten (10) business days prior to the Effective Time, to deliver an aggregate number of shares of Purchaser Common Stock and an amount in cash which together are equal to the aggregate Merger Consideration (excluding, for avoidance of doubt, the aggregate Merger Consideration in respect of Company Stock Awards) and (b) deposit, or cause to be deposited with, the Exchange Agent, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.2(f) (the "Exchange Fund").

        2.2    Exchange Procedures for Common Shares (other than Company Restricted Shares).

          (a)   As soon as reasonably practicable after the Effective Time, but in any event within five (5) business days thereafter, the Exchange Agent shall mail to (x) each holder of record of Certificate(s) or Book-Entry Shares which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.4, and (z) each holder of Escrow Shares that were converted into the right to receive the Merger Consideration pursuant to Section 1.8, along with, in each case, any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) or Book-Entry Shares shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) or Book-Entry Shares to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement (the "Letter of Transmittal") and (ii) instructions for use in surrendering Certificate(s) or Book-Entry Shares in exchange for the applicable Merger Consideration, any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c).

          (b)   Upon surrender to the Exchange Agent of its Certificate(s) or Book-Entry Shares, accompanied by a properly completed Letter of Transmittal, a holder of Company Common Stock will be entitled to receive promptly after the Effective Time but in any event within ten (10) business days after such surrender, the applicable Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor in respect of the shares of Company Common Stock represented by its Certificate(s) or Book-Entry Shares. Until so surrendered, each such Certificate or Book-Entry Shares shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the applicable Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Shares in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

          (c)   No dividends or other distributions with respect to Purchaser Common Stock shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the shares of Purchaser Common Stock represented thereby, in each case unless and until the surrender of such Certificate or Book-Entry Share in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate or Book-Entry Share in accordance with this Article II, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Purchaser Common Stock represented by such Certificate or Book-Entry Share and paid prior to such surrender date, and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Purchaser Common Stock represented by such Certificate or Book-Entry Shares with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Purchaser Common Stock issuable with respect to such Certificate or Book-Entry Shares.

          (d)   In the event of a transfer of ownership of a Certificate or Book-Entry Shares representing Company Common Stock that is not registered in the stock transfer records of Company, the shares of Purchaser Common Stock and cash in lieu of fractional shares of Purchaser Common Stock comprising the Merger Consideration shall be issued or paid in exchange therefor to a person other than the person in whose name the Certificate or Book-Entry Shares so surrendered is registered if the Certificate or Book-Entry Shares formerly representing such Company Common

  Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or Book-Entry Shares, or establish to the reasonable satisfaction of Purchaser that the tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the earlier of (x) the one-year anniversary of the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, Purchaser or the Surviving Company) shall be entitled to deduct and withhold from any cash in lieu of fractional shares of Purchaser Common Stock otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent, Purchaser or the Surviving Company, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent, Purchaser or the Surviving Company, as the case may be, and timely paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Company Restricted Stock Units in respect of whom such deduction and withholding was made by the Exchange Agent or Purchaser, as the case may be.

          (e)   After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Company Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Article II.

          (f)    Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Purchaser Common Stock shall be issued upon the surrender of Certificates or Book-Entry Shares for exchange, no dividend or distribution with respect to Purchaser Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Purchaser. In lieu of the issuance of any such fractional share, Purchaser shall pay to each former shareholder of Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) average of the high and low sales prices of the Purchaser Common Stock on the New York Stock Exchange, as reported on the New York Stock Exchange Composite Transaction Tape, on the Closing Date by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Purchaser Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

          (g)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company as of the one year anniversary of the Effective Time will be transferred to Purchaser. In such event, any former shareholders of Company who have not theretofore complied with this Article II shall thereafter look only to Purchaser with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Purchaser Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, the Surviving Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Purchaser or the Exchange Agent, the posting by such person of a bond in such amount as Purchaser may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof pursuant to this Agreement.

        2.3    Exchange Procedures and Tax Withholding for Company Stock Awards.     As soon as reasonably practicable after the Effective Time, but in any event within fifteen (15) business days thereafter subject to Purchaser's receipt of a stock-based award surrender agreement from the holder in the form set forth on Section 2.3 of the Company Disclosure Schedule and satisfaction by the holder of all Tax obligations, Purchaser shall or shall cause the Surviving Company or the Exchange Agent to deliver to each holder of Company Stock Options, Company Restricted Shares and Company Restricted Stock Units (collectively, "Company Stock Awards") that were converted into the right to receive the Merger Consideration pursuant to Section 1.5, 1.6 or 1.7, as set forth in the books and records of the Company, the applicable Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor, less the aggregate exercise price, in the case of Company Stock Options, and in each case, less and subject to the satisfaction of applicable Taxes, each as provided herein; provided, however, that all Merger Consideration, less the aggregate exercise price and applicable Taxes, in respect of Company Stock Options that are Escrow Options, shall be delivered to the agent for the Escrow under the First Southwest Merger Agreement and not the holder of such Company Stock Option. Notwithstanding anything to the contrary in this Agreement, the aggregate Per Share Cash Consideration payable in respect of each holder's Company Stock Awards pursuant to Section 1.5, 1.6 or 1.7 (the "Stock Award Cash Amount") shall be reduced by all Taxes required to be withheld or deducted under the Code or any provision of state, local or foreign Law in respect of such Company Stock Awards (the "Stock Award Withholding Amount"). If the Stock Award Withholding Amount for any holder exceeds the aggregate Stock Award Cash Amount for such holder (such excess, the "Stock Award Withholding Shortfall"), then, prior to delivery of the aggregate Per Share Stock Consideration in respect of such Company Stock Awards, the holder of the Company Stock Awards shall be required to remit in cash (or make other arrangements that are satisfactory to the Surviving Company and Purchaser for the satisfaction of) the Stock Award Withholding Shortfall. The aggregate exercise price for each holder's Company Stock Options shall be deducted (a) first from the Stock Award Cash Amount, to the extent that the Stock Award Cash Amount exceeds the Stock Award Withholding Amount, and (b) then from the aggregate Per Share Stock Consideration, with the value of such Per Share Stock Consideration based on the average of the high and low sales prices of the Purchaser Common Stock on the New York Stock Exchange, as reported on the New York Stock Exchange Composite Transaction Tape, on the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except as (i) Previously Disclosed or (ii) disclosed in any report, schedule, form or other document filed with, or furnished to, the SEC by Company prior to the date hereof and on or after the date on which Company filed with the SEC its Annual Report on Form 10-K for its fiscal year ended December 31, 2010 (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosure of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Company hereby represents and warrants to Purchaser and Merger Sub as follows:

        3.1    Corporate Organization.

          (a)   Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956 ("BHC Act") and meets the applicable requirements for qualification as such.

          (b)   True, complete and correct copies of the Third Amended and Restated Certificate of Incorporation of Company, as amended (the "Company Certificate"), and the Amended and Restated Bylaws of Company (the "Company Bylaws"), as in effect as of the date of this Agreement, have previously been publicly filed by Company and made available to Purchaser.

          (c)   Company has Previously Disclosed a list of all its Subsidiaries. Each Subsidiary of Company (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. There are no restrictions on the ability of any Subsidiary of Company to pay dividends or distributions to Company, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. As used in this Agreement, the term "Subsidiary," when used with respect to either party, shall have the meaning ascribed to it in Section 2(d) of the BHC Act. The deposit accounts of each of its Subsidiaries that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened. The copies of the articles of incorporation, bylaws and similar governing documents of each "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act) of Company which have been made available to Purchaser are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

        3.2    Capitalization.

          (a)   The authorized capital stock of Company consists of (i) 100,000,000 shares of original common stock, par value $0.001 per share (the "Company Original Common Stock") of which, as of May 7, 2012 (the "Company Capitalization Date"), 34,444,693 shares were issued and outstanding (including Company Restricted Shares and 1,736,279 Escrow Shares (as defined below)), (ii) 150,000,000 shares of common stock, par value $0.001 per share (the "Company Successor Common Stock" and together with the Company Original Common Stock the "Company Common Stock"), none of which were issued and outstanding as of the Company Capitalization Date, and (iii) 50,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock") of which, as of the Company Capitalization Date, 87,631 shares are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, none of which are issued and outstanding as of the Company Capitalization Date, 4,832 shares are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, none of which are issued and outstanding as of the Company Capitalization Date, and 114,068 shares are designated as Non-Cumulative Perpetual Preferred Stock, Series C (the "Series C Preferred Stock"), all of which are issued and outstanding as of the Company Capitalization Date. As of the Company Capitalization Date, no shares of Company Common Stock or Company Preferred Stock were reserved for issuance except for shares of Company Common Stock reserved for issuance in connection with awards under the Company Stock Plans to purchase not more than 3,655,189 shares of Company Common Stock, of which 518,561 Company Stock Options were outstanding as of the Company Capitalization Date, 931,460 Company Restricted Stock Units were outstanding as of the Company Capitalization Date, and 5,105,210 shares of Company Common Stock reserved for issuance pursuant to future awards under the Company Stock Plans. The number of shares of Company Common Stock held as of the Company Capitalization Date in the trust established under the Company Employees' Stock Ownership Plan (the "ESOP") is 1,809,590.0000, 1,619,337.4450 of which are allocated to participant ESOP accounts, 868,170.3841 of which are held in participant accounts under the "stock bonus portion" of the ESOP and 190,252.5550 of which are unallocated. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Company may vote ("Voting Debt") are issued or outstanding. As of the Company Capitalization Date, except pursuant to this Agreement, the First Southwest Merger Agreement with respect to the Escrow Shares and under the Company Stock Plans as set forth herein, Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of, any amount based on, any shares of Company Common Stock, Company Preferred Stock, Voting Debt or any other equity securities of Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, Company Preferred Stock, Voting Debt or other equity securities of Company. As of the Company Capitalization Date, there are no contractual obligations of Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any equity security of Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Company or its Subsidiaries or (ii) pursuant to which Company or any of its Subsidiaries is or could be required to register shares of Company capital stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"). "Escrow Shares" means 1,736,279 shares of Company Original Common Stock held in escrow pursuant to the Agreement and Plan of Merger, dated as of November 7, 2008, by and among Company, PlainsCapital Bank, First Southwest Holdings, Inc., and Hill A. Feinberg, as Stockholders' Representative, as amended (the "First Southwest Merger Agreement"). Except for the Company Support Agreements, there are no voting trusts or other agreements or understandings to which Company, any Subsidiary of Company or, to the Knowledge of Company, any of their respective officers or directors, is a party with respect to the voting of any Company Common Stock, Company Preferred Stock, Voting Debt or other equity securities of the Company. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Options, Company Restricted Shares and Company Restricted Stock Units outstanding as of the Company Capitalization Date, specifying on a holder-by-holder basis (i) the name of such holder, (ii) the number of shares subject to each such award, (iii) the grant date of each such award, (iv) the vesting schedule of each such award, (v) the exercise price for each such Company Stock Option and (vi) each Company Stock Option issued in connection with the First Southwest Merger Agreement, the proceeds of 25% of which are required to be placed into escrow upon exercise pursuant to the First Southwest Merger Agreement (such 25% of such Company Stock Options, the "Escrow Options"). Except for the Trust Account Common Shares and DPC Common Shares, no subsidiary of the Company owns any capital stock of the Company.

          (b)   Other than awards under the Company Stock Plans that are outstanding as of the Company Capitalization Date and listed in Section 3.2(a) of the Company Disclosure Schedule, no other equity-based awards are outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, Company has not (i) issued or repurchased any shares of Company Common Stock, Company Preferred Stock, Voting Debt or other equity securities of Company, other than in connection with the exercise of Company Stock Options or settlement in accordance with their terms that were outstanding on the Company Capitalization Date or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company capital stock or any other equity-based awards. With respect to each grant of Company Stock Options, Company Restricted Shares and Company Restricted Stock Units, (i) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Company and disclosed in the Company SEC Reports in accordance with the Exchange Act and all other applicable Laws. All Company Stock Options granted by Company or any of its Subsidiaries have been granted with a per share exercise or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated Treasury Department guidance. From January 1, 2011 through the date of this Agreement, neither Company nor any of its Subsidiaries has (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards, (B) with respect to executive officers of Company or its Subsidiaries, entered into or amended any employment, severance, change of control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code) or (C) adopted or amended any material Company Stock Plan.

          (c)   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Company are owned by Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Significant Subsidiary of Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        3.3    Authority; No Violation.

          (a)   Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors of Company by a unanimous vote thereof. The Board of Directors of Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Company and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Company's shareholders for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of a majority of all the votes entitled to be cast by holders of outstanding Company Common Stock (the "Company Shareholder Approval"), no other corporate proceedings on the part of Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Neither Company nor any of its Significant Subsidiaries has been charged as an entity with a federal crime relating to financial services by way of an indictment, filing of an information or a criminal complaint. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Purchaser and Merger Sub, as applicable) constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the "Bankruptcy and Equity Exception")).

          (b)   Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company Certificate or the Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any law, statute, rule, regulation, judgment, order, injunction or decree issued, promulgated or entered into by or with any Governmental Entity (each, a "Law") applicable to Company, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, permit, agreement, by-law or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii), any such violation, conflict, breach, default, termination, cancellation, acceleration or creation as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company.

        3.4    Consents and Approvals.     Except for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from, the Securities and Exchange Commission (the "SEC"), New York Stock Exchange (the "NYSE"), state securities authorities, the Financial Industry Regulatory Authority, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an "SRO"), (ii) the filing of any other required applications, filings or notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Texas Department of Banking, any foreign, federal or state banking, other regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a "Governmental Entity") and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the "Regulatory Approvals"), (iii) the filing with the SEC of a proxy statement in definitive form relating to the meeting of Company's shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Company Proxy Statement"), which shall also serve as the proxy statement relating to the meeting of Purchaser's shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Purchaser Proxy Statement" and together with the Company Proxy Statement the "Joint Proxy Statement") and of a registration statement on Form S-4 (or such other applicable form) (the "Form S-4") in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S-4 and the filing and effectiveness of the registration statement contemplated by Section 6.1(b), (iv) the filing of the Texas Certificate of Merger with the Texas Secretary and the Maryland Articles of Merger with the SDAT, (v) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (vi) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and approval of listing of such Purchaser Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Company of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Company of this Agreement.

        3.5    Reports.

          (a)   Company and each of its Subsidiaries have timely filed all reports, registrations, statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2008 with (i) the Federal Reserve, (ii) the FDIC, (iii) the Texas Department of Banking and any other state banking or other state regulatory authority, (iv) the SEC, (v) any foreign regulatory authority and (vi) any applicable industry SRO (collectively, "Regulatory Agencies") and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2010, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or other Governmental Entity, have paid all fees and assessments due and payable in connection therewith, and there are no material violations or exceptions in any such material report or statement that is unresolved as of the date hereof.

          (b)   An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Company or any of its Subsidiaries pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 16, 2009 (the "Company SEC Reports") is publicly available. No such Company SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Reports. None of Company's Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than Form 13F, 13H or with respect to the Broker Dealer Entities, Form ADV).

        3.6    Financial Statements.

          (a)   The financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with U.S.

  generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Ernst & Young LLP has not resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Neither Company nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2011 which have either been Previously Disclosed or would not have, individually or in the aggregate, be material to the operation of Company and its Subsidiaries, taken as a whole or (iii) in connection with this Agreement and the transactions contemplated hereby.

        3.7    Broker's Fees.     Neither Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any other transactions contemplated by this Agreement, other than to J.P. Morgan Securities LLC. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to Purchaser.

        3.8    Absence of Changes.     Since December 31, 2011, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to any party, a material adverse effect on (i) the financial condition, results of operations or business of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), a "Material Adverse Effect" shall not be deemed to include effects arising out of, relating to or resulting from (A) changes after the date hereof in applicable GAAP or regulatory accounting requirements, (B) changes after the date hereof in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, (C) changes after the date hereof in global, national or regional political conditions or general economic or market conditions (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the industries in which such party and its Subsidiaries operate, (D) changes after the date hereof in the credit markets, any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally and including changes to any previously correctly applied asset marks resulting therefrom, (E) a decline in the trading price of a party's common stock or a failure, in and of itself, to meet earnings projections, but not, in either case, including any underlying causes thereof, (F) the public disclosure of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or (H) actions or omissions taken with the prior written consent of the other party or expressly required by this Agreement except, with respect to clauses (A), (B), (C), (D) and (G), to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate; or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

        3.9    Compliance with Applicable Law.

          (a)   Company and each of its Subsidiaries hold, and have at all times since December 31, 2008 held, all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable Law (and have paid all fees and assessments due and payable in connection therewith), except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company and, to the Knowledge of Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened in writing. Company and each of its Subsidiaries have complied in all material respects with, and are not in default or violation in any material respect of, (i) any applicable Law, including all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, all Agency requirements relating to the origination, sale and servicing of mortgage and consumer loans and all applicable laws relating to broker-dealers, investment advisors and insurance brokers, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, and neither the Company nor any of its Subsidiaries knows of, or has received from a Governmental Entity since January 1, 2008, written notice of, any material defaults or material violations of any applicable Law.

          (b)   Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law, except where the failure to so administer such accounts would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, none of Company, any of its Subsidiaries, or any director, officer or employee of Company or of any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

          (c)   Except as Previously Disclosed, neither Company nor any of its Subsidiaries is subject to any cease-and-desist order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking with, or is subject to any capital directive by, or since January 1, 2007 has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each a "Regulatory Agreement"), nor has Company or any Company Subsidiary been advised since January 1, 2009 and prior to the date hereof by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Regulatory Agreement. Company and each of its Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither Company nor any of its Subsidiaries has received any notice from any Governmental Entity indicating that either Company or any of its Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

          (d)   Neither Company nor any of its Subsidiaries, nor, to the Knowledge of Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf, (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person while knowing or having a reasonable belief that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing an improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

        3.10    State Takeover Laws.     The Board of Directors of Company has taken all action necessary to exempt this Agreement, the Merger and the transactions contemplated hereby from the restrictions on "business combinations" as set forth in Section 21.601 et. seq. of the TBOC, and such action is effective as of the date of this Agreement. No other "business combination," "fair price," "affiliate transaction," "moratorium," "control share," "takeover" or "interested stockholder" law or other similar anti-takeover statue or regulation (collectively, the "Takeover Laws") is applicable to this Agreement or the transactions contemplated hereby.

        3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each material employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Company or any of its Subsidiaries or to which Company or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any equity purchase plan, option, equity bonus, phantom equity or other equity plan, profit sharing, bonus, retirement (including compensation, pension, health, medical or life insurance benefits), deferred compensation, excess benefit, incentive compensation, severance, change in control or termination pay, hospitalization or other medical or dental, life or other insurance (including any self-insured arrangements), supplemental unemployment, salary continuation, sick leave or other leave of absence benefits, short- or long-term disability, or vacation benefits plan or any other agreement or policy or other arrangement providing employee benefits, employment-related compensation, fringe benefits or other benefits (whether qualified or nonqualified, funded or unfunded) (whether or not listed in Section 3.11(a) of the Company Disclosure Schedule, each an "Employee Benefit Plan").

          (b)   With respect to each Employee Benefit Plan, Company has delivered or made available to Purchaser a true, correct and complete copy of: (i) each writing constituting a part of such Employee Benefit Plan, including without limitation all plan documents, employee communications, benefit schedules, formal or informal trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) all investment policy statements or guidelines, delegations and charters related to any Employee Benefit Plan; (iv) the current summary plan description and any material modifications thereto, if any; (v) the most recent annual financial report, if any; (vi) the most recent actuarial report, if any; and (vii) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to Purchaser, there are no amendments to any Employee Benefit Plan that have been adopted or approved nor has Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Employee Benefit Plan. No Employee Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside of the United States.

          (c)   Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code and each related trust intended to qualify under Section 501(a) of the Code either has received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Benefit Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation for the most recent cycle applicable to such qualified plan pursuant to Revenue Procedure 2005-66 (as amended or otherwise revised by subsequent IRS guidance), any such letter has not been revoked (nor has revocation been threatened) and no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

          (d)   With respect to each Employee Benefit Plan, Company and its Subsidiaries have complied, and are now in substantial compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to any Employee Benefit Plan or the imposition of any lien on the assets of Company or any of its Subsidiaries under ERISA or the Code. None of the Company or any of its Subsidiaries has engaged in a transaction with respect to any applicable Employee Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (e)   All contributions required to be made to any Employee Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

          (f)    No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of Company or its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; (iii) none of Company and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; and (iv) no Employee Benefit Plan is subject to Title IV or Section 302 of ERISA. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

          (g)   There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Company or its Subsidiaries or any of their respective ERISA Affiliates following the Closing. Without limiting the generality of the foregoing, neither Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

          (h)   None of Company and its Subsidiaries have any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to Company and its Subsidiaries. Company and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for post-retirement welfare benefits.

          (i)    There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to the Knowledge of Company, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans which could reasonably be expected to result in a material liability of Company or any of its Subsidiaries to the U.S. Department of the Treasury (the "Treasury Department"), the U.S. Department of Labor, any Multiemployer Plan, any Employee Benefit Plan or any participant in an Employee Benefit Plan. Neither Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, the U.S. Department of Labor or any other Governmental Entity with respect to any Employee Benefit Plan, and neither Company nor any of its Subsidiaries has any knowledge of any material plan defect that would qualify for correction under any such program.

          (j)    Each Employee Benefit Plan that is or was a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code and associated Treasury Department guidance has (i) been operated between January 1, 2005 and December 31, 2008, in good faith compliance with Section 409A of the Code and Notice 2005-01 and (ii) since January 1, 2009 (or such later date permitted under applicable guidance), been operated in compliance with, and is in documentary compliance with, in all respects, Section 409A of the Code and IRS regulations and guidance thereunder. No compensation payable by Company or any of its Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity, and subject to an additional tax, as a result of the operation of Section 409A of the Code and no arrangement exists with respect to a nonqualified deferred compensation plan that would result in income inclusion under Section 409A(b) of the Code.

          (k)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with any other event or events, will (i) result in any payment (including, without limitation, severance, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Employee Benefit Plan, whether or not such payment is contingent, (ii) increase any payments or benefits otherwise payable under any Employee Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any equity awards, whether or not contingent, (iv) result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust, or (v) require the funding of any trust or other funding vehicle. There is no agreement, contract or arrangement to which Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Section 162(m) or Section 280G of the Code, as determined without regard to Section 280G(b)(4) of the Code. No Employee Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise. The Section 280G calculations and related documentation previously provided to Purchaser dated April 26, 2012 (A) includes accurate and complete (other than in immaterial respects) data and amounts (based on the dates and other assumptions specified therein) with respect to each individual identified in such calculations and (B) sets forth a good faith estimate (based on the stock price and other assumptions specified therein) of the amounts potentially payable to each individual identified in such calculations under any Employee Benefit Plan in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) or as a result of a termination of employment or service, including the amount of any "excess parachute payments" within the meaning of Section 280G of the Code and any excise tax gross-up that could become payable under any Employee Benefit Plans.

          (l)    Company and its Subsidiaries are, and have been at all relevant times, in compliance with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the U.S. American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity (collectively "EESA"). Company has previously completed and filed all of the certifications and disclosure documents required from the Company, its officers and its board of directors/compensation committee pursuant to Treasury's Interim Final Rule, 31 C.F.R. Part 30, as amended, under Section 111 of EESA, including as such requirements are interpreted pursuant to the guidance included in Treasury's "Frequently Asked Questions (FAQ), Troubled Asset Relief Program (TARP) Standards for Compensation and Governance," and has properly maintained all documentation and supporting information required in order to make such certifications and disclosures.

          (m)  The ESOP is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code. Section 3.11(m) of the Company Disclosure Schedule identifies (i) each loan under which the ESOP is a borrower (each, an "ESOP Loan"), (ii) the lender and guarantor (if any) of each ESOP Loan, and (iii) the securities of Company that were acquired with such ESOP Loan (the "Employer Securities"). Each ESOP Loan meets the requirements of Section 4975(d)(3) of the Code. The Employer Securities are pledged as collateral for the ESOP Loan with which they were acquired, except to the extent they have been released from such pledge and allocated to the accounts of participants in the ESOP in accordance with the requirements of Treasury Regulations Sections 54.4975-7 and 54.4975-11.

          (n)   Each individual who renders services to Company or any of its Subsidiaries who is classified by Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Benefit Plans) is properly so characterized.

        3.12    Approvals.     As of the date of this Agreement, Company knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

        3.13    Opinion.     The Board of Directors of Company has received the opinion of J.P. Morgan Securities LLC that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

        3.14    Company Information.     The information relating to Company and its Subsidiaries that is provided by Company or its representatives for inclusion in the Joint Proxy Statement and Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to Company and its Subsidiaries and other portions within the reasonable control of Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        3.15    Legal Proceedings.

          (a)   There is no suit, action, investigation, claim, proceeding or review pending, or to the Knowledge of Company, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) (i) that involves a Governmental Entity, or (ii) that, individually or in the aggregate, and, in either case, is (A) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries' businesses or, after the Effective Time, the business of Purchaser, Surviving Company or any of their affiliates, or (B) reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no material injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by Company, any of its Subsidiaries or the assets of it or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Purchaser or any of its affiliates).

          (b)   Since December 31, 2008, (i) there have been no subpoenas, written demands, or document requests received by Company, any of its Subsidiaries or any affiliate of Company or any of its Subsidiaries from any Governmental Entity, except such as are received by Company or any of its Subsidiaries or any affiliate of Company or any of its Subsidiaries in the ordinary course of business or as are not, individually or in the aggregate, material to Company and its Subsidiaries taken as a whole, and (ii) no Governmental Entity has requested that Company or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.

        3.16    Material Contracts.

          (a)   Except for those agreements and other documents filed as exhibits or incorporated by reference to Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or filed or incorporated in any of its other Company SEC Reports filed since March 16, 2012 and prior to the date hereof or as Previously Disclosed, neither Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (each, whether or not filed with the SEC, a "Material

  Contract"): (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K; (ii) that contains a non-compete or client or customer non-solicit requirement or any other provisions that restricts the conduct of, or the manner of conducting, any line of business of Company or any of its affiliates (or, upon consummation of the Merger, of Purchaser or any of its affiliates); (iii) that obligates Company or any of its affiliates (or, upon consummation of the Merger, Purchaser or any of its affiliates) to conduct business with any third party on an exclusive or preferential basis; (iv) that requires referrals of business or requires Company or any of its affiliates to make available investment opportunities to any person on a priority or exclusive basis; (v) that relates to the incurrence of indebtedness by Company or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) including any sale and leaseback transactions, capitalized leases and other similar financing transactions; (vi) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Company or any of its Subsidiaries; (vii) that limits the payment of dividends by Company or any of its Subsidiaries; (viii) that relates to a material joint venture, partnership, limited liability company agreement or other similar agreement or arrangement with any third party, or to the formation, creation or operation, management or control of any material partnership or joint venture with any third parties, except in each case that relate to merchant banking investments by the Company or its Subsidiaries in the ordinary course of business; (ix) that relates to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, "earn-out" or other contingent obligations) that are still in effect; (x) that provides for payments to be made by Company or any of its Subsidiaries upon a change in control thereof; (xi) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $200,000 per annum (other than any such contracts which are terminable by Company or any of its Subsidiaries on 60 days or less notice without any required payment or other conditions, other than the condition of notice); (xii) that grants to a person any right in Company Owned Intellectual Property or grants to Company or any of its Subsidiaries a license to Company Licensed Intellectual Property (excluding licenses to shrink-wrap or click-wrap software), in each case that involves the payment or more than $200,000 per annum or is material to the conduct of the businesses of the Company; (xiii) to which any affiliate, officer, director, employee or consultant of such party or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposit or asset management accounts of, directors, officers and employees entered into in the ordinary course of business and in accordance with all applicable regulatory requirements with respect to it); or (xiv) that is otherwise material to the Company or any Significant Subsidiary of the Company or their financial condition or results of operations. Company has Previously Disclosed or made available to Purchaser prior to the date hereof true, correct and complete copies of each Material Contract.

          (b)   (i) Each Material Contract is a valid and legally binding agreement of Company or one of its Subsidiaries, as applicable, and, to the Knowledge of Company, the counterparty or counterparties thereto, is enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception) and is in full force and effect, (ii) Company and each of its Subsidiaries has duly performed all material obligations required to be performed by it prior to the date hereof under each Material Contract, (iii) neither Company nor any of its Subsidiaries, and, to the Knowledge of Company, any counterparty or counterparties, is in breach of any provision of any Material Contract, and (iv) no event or condition exists that constitutes, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of Company or any of its Subsidiaries under any such Material Contract or provide any party thereto with the right to terminate such Material Contract.

        3.17    Environmental Matters.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, (a) Company and its Subsidiaries are in compliance, and for the preceding three years have complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance; or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, "Environmental Laws"); (b) there are no proceedings, claims, actions, or, to the Knowledge of Company, investigations of any kind, pending, or threatened in writing, by any person, court, agency, or other Governmental Entity or any arbitral body, against Company or its Subsidiaries relating to liability under any Environmental Law and, to the Knowledge of Company, there is no such proceeding, claim, action or investigation threatened in writing; (c) there are no agreements, orders, judgments or decrees by or with any court, regulatory agency or other Governmental Entity, that impose any liabilities or obligations under or in respect of any Environmental Law; and (d) to the Knowledge of Company, there are, and have been, no releases of hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by Company or any of its Subsidiaries) under circumstances which could reasonably be expected to result in liability to or claims against Company or its Subsidiaries relating to any Environmental Law. Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.17 constitute the sole representations and warranties of the Company relating to any Environmental Law.

        3.18    Taxes.     Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; and (ii) have paid all material Taxes (as defined below) that are required to be paid or that Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been established and reflected on the financial statements of Company. None of the material Tax Returns or material matters, in each case pertaining to (i) income Taxes of Company or any of its Subsidiaries or (ii) state franchise taxes imposed with reference to the income, net income, assets, or capital stock of Company or any of its Subsidiaries are currently under any audit, suit, proceeding, examination or assessment by the U.S. Internal Revenue Service ("IRS") or the relevant state, local or foreign Tax authority and neither Company nor any of its Subsidiaries has received written notice from any Tax authority that an audit, suit, proceeding, examination or assessment in respect of such Tax Returns or matters pertaining to Taxes are pending or threatened. No material deficiencies have been asserted or assessments made against Company or any of its Subsidiaries that has not been paid or resolved in full. No material claim has been made against Company or any of its Subsidiaries by any Tax authorities in a jurisdiction where Company or its Subsidiaries does not file Tax Returns that Company or its Subsidiaries is or may be subject to taxation by that jurisdiction. No material liens for Taxes exist with respect to any of the assets of Company or any of its Subsidiaries, except for liens for Taxes not yet due and payable. Neither Company nor any of its Subsidiaries has entered into any material closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings with any Tax authority, nor have any been issued by any Tax authority, in each case that have any continuing effect. Neither Company nor any of its Subsidiaries (A) have ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing affiliated, combined, consolidated or unitary Tax Returns, a group of which Company was the common parent, (B) has any liability for a material amount of Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or (C) is a party to or bound by any Tax sharing or allocation agreement or has any other current or potential contractual obligation to indemnify any other person with respect to Taxes. Neither Company nor any of its Subsidiaries has participated in any "listed transactions" within the meaning of Treasury Regulations Section 1.6011-4(b). Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by Company and its Subsidiaries for each of the fiscal years ended December 31, 2008, 2009 and 2010. None of Company or its Subsidiaries has been a "distributing corporation" or "controlled corporation" in any distribution occurring during the last 30 months that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law.) As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all United States federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

        3.19    Reorganization.     Company has not taken or agreed to take any action, and is not aware of any fact or circumstance, that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        3.20    Intellectual Property.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company:

          (a)   Each of Company and its Subsidiaries (A) solely owns (beneficially, and of record where applicable), free and clear of all Liens, other than Permitted Encumbrances and non-exclusive licenses entered into in the ordinary course of business, all right, title and interest in and to its respective Company Owned Intellectual Property, and (B) to the Knowledge of Company, has valid and sufficient rights and licenses to all of the Company Licensed Intellectual Property. The Company Owned Intellectual Property is subsisting and, to the Knowledge of Company, valid and enforceable.

          (b)   To the Knowledge of Company, the operation of Company and each of its Subsidiary's respective businesses as presently conducted does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any third person, and no person has asserted in writing that Company or any of its Subsidiaries has materially infringed, diluted, misappropriated or otherwise violated any third person's Intellectual Property rights. To the Knowledge of Company, no third person has infringed, diluted, misappropriated or otherwise violated any of Company's or any of its Subsidiary's rights in the Company Owned Intellectual Property in any material respect.

          (c)   Company and each of its Subsidiaries has taken reasonable measures to protect (A) their rights in their respective Company Owned Intellectual Property and (B) the confidentiality of all Trade Secrets that are owned, used or held by Company or any of its Subsidiaries, and to the Knowledge of Company, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to appropriate non-disclosure agreements which have not been breached. To the Knowledge of Company, no person has gained unauthorized access to Company's or its Subsidiaries' IT Assets.

          (d)   Company's and each of its Subsidiary's respective IT Assets operate and perform as required by Company and each of its Subsidiaries in connection with their respective businesses and have not materially malfunctioned or failed within the past two years. Company and each of its Subsidiaries has implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices. Company and each of its Subsidiaries is compliant with all applicable laws, rules and regulations, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees.

          (e)   For purposes of this Agreement,

              (i)  "Intellectual Property" means any and all: (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, slogans, designs and other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, all applications, registrations and renewals for the foregoing, and all goodwill associated therewith and symbolized thereby; (ii) patents and patentable inventions (whether or not reduced to practice), all improvements thereto, and all invention disclosures and applications therefor, together with all divisions, continuations, continuations-in-part, revisions, renewals, extensions, reexaminations and reissues in connection therewith; (iii) confidential proprietary business information, trade secrets and know-how, including processes, schematics, business and other methods, technologies, techniques, protocols, formulae, drawings, prototypes, models, designs, unpatentable discoveries and inventions ("Trade Secrets"); (iv) copyrights in published and unpublished works of authorship (including databases and other compilations of information), and all registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property rights.

             (ii)  "IT Assets" means, with respect to any person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such person or such person's Subsidiaries.

            (iii)  "Company Licensed Intellectual Property" means the Intellectual Property owned by third persons that is used in or necessary for the operation of the respective businesses of Company and each of its Subsidiaries as presently conducted.

            (iv)  "Company Owned Intellectual Property" means Intellectual Property owned or purported to be owned by Company or any of its Subsidiaries.

        3.21    Properties.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, Company or one of its Subsidiaries (a) has good and insurable title to all the properties and assets reflected in the latest audited balance sheet included in such Company SEC Reports as being owned by Company or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Company Owned Properties"), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Company Leased Properties" and, collectively with the Company Owned Properties, the "Company Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Knowledge of Company, the lessor. There are no pending or, to the Knowledge of Company, threatened (in writing) condemnation proceedings against the Company Real Property.

        3.22    Insurance.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, (a) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice. Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Company and its Subsidiaries, Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        3.23    Accounting and Internal Controls.

          (a)   The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom). Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Company has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Company and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.

          (b)   Company's management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective. Company has Previously Disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

          (c)   Since January 1, 2009, (A) neither Company nor any of its Subsidiaries nor, to the Knowledge of Company, any director, officer, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or written claim regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Company or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers or directors to its board of directors or any committee thereof or to any of its directors or officers.

        3.24    Derivatives.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, all swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a "Derivative Contract"), whether entered into for its own account, or for the account of one or more of its Subsidiaries or their respective customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each Derivative Contract constitutes the valid and legally binding obligation of it or one of its Subsidiaries, as the case may be, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, neither Company nor its Subsidiaries, nor to the Knowledge of Company any other party thereto, is in breach of any of its obligations under any Derivative Contract. The financial position of it and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Contracts has been reflected in its books and records and the books and records of such Subsidiaries, in each case in accordance with GAAP consistently applied.

        3.25    Loan Matters.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, each loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) in which the Company or any Subsidiary of Company is a creditor (collectively, "Loans") currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of Company, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable laws at the time of origination or purchase by Company or its Subsidiaries.

          (b)   Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained in accordance with the relevant notes or other credit or security documents and Company's written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), in each case except for such exceptions as would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect on Company, and in all material respects with all applicable requirements of applicable law.

          (c)   None of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein or to pursue any other form of recourse against Company or any of its Subsidiaries solely on account of a payment default by the obligor on any such Loan.

          (d)   Company has Previously Disclosed to Purchaser all claims for repurchases by Company or any of its Subsidiaries of home mortgage loans that were sold to third parties by Company and its Subsidiaries between January 1, 2006 and the date hereof that are outstanding or threatened, in each case, as of the date hereof.

          (e)   Section 3.25(e) of the Company Disclosure Schedule sets forth a list of (i) each Loan that as of March 31, 2012 had an outstanding balance and/or unfunded commitment of $500,000 or more and that as of such date (A) was contractually past due 90 days or more in the payment of principal and/or interest or was in default of any other material provision, (B) was on non-accrual status, (C) was classified as "substandard," "doubtful," "loss," "classified," "criticized," "credit risk assets," "concerned loans," "watch list," "impaired" or "special mention" (or words of similar import) by Company, any of its Subsidiaries or any Governmental Entity (each a "Special Mention Loan"), (D) as to which a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the Loans are less than 90 days past due, (E) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (F) where a specific reserve allocation exists in connection therewith or (G) which is required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, and (ii) each asset of Company or any of its Subsidiaries that as of March 31, 2012 was classified as "other real estate owned," "other repossessed assets" or as an asset to satisfy Loans, and the book value thereof as of such date. For each loan identified in accordance with the immediately preceding sentence, Section 3.25(e) of the Company Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of March 31, 2012.

          (f)    Company's allowance for loan losses as of March 31, 2012, is in compliance with (i) Company's existing methodology for determining the adequacy of its allowance for loan losses and (ii) the standards established by applicable Governmental Entities and the Financial Accounting Standards Board, and is adequate under all of such standards.

          (g)   Section 3.25(g) of the Company Disclosure Schedule sets forth a list of all Loans as of the date of this Agreement by Company or any of its Subsidiaries to any directors, officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of Company or any of its Subsidiaries. There are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and all such Loans are and were originated in compliance in all material respects with all applicable Laws.

          (h)   Each of the Company and each of its Subsidiaries, as applicable, is approved by and is in good standing: (1) as a supervised mortgagee by the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (2) as a GNMA I and II Issuer by the Government National Mortgage Association; (3) by the Department of Veteran's Affairs ("VA") to originate and service VA loans; and (4) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to originate and service conventional residential mortgage Loans (each such entity being referred to herein as an "Agency" and, collectively, the "Agencies").

          (i)    Except as set forth in Section 3.25(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is now nor has it ever been since December 31, 2010 subject to any fine, suspension, settlement or other Contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Agency relating to the origination, sale or servicing of mortgage or consumer Loans. Neither the Company nor any of its Subsidiaries has received any notice, nor does it have any reason to believe as of the date of this Agreement, that any Agency proposes to limit or terminate the underwriting authority of the Company or any of its Subsidiaries or to increase the guarantee fees payable to any such Governmental Entity or Agency.

          (j)    To the Knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of its Subsidiaries (a "Pool") meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the Knowledge of the Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

          (k)   Since December 31, 2008, each of the Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated by the Company or any of its Subsidiaries satisfied: (1) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, loan modification, loss mitigation or filing of claims in connection with such mortgage loans, including, to the extent applicable, all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, in each case applicable as of the time of such origination, processing, underwriting or credit approval; (2) the responsibilities and obligations relating to such mortgage loans set forth in any Contract between the Company or any of its Subsidiaries and any Agency, loan investor or insurer; (3) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, loan investor or insurer, in each case applicable as of the time of such origination, processing, underwriting or credit approval; and (4) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each such mortgage loan; in each case applicable as of the time of such origination, processing, underwriting or credit approval, and in each case but for such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company.

          (l)    The electronic data files delivered by Company to Purchaser with respect to all outstanding Loans as of each of March 31, 2012 are true, correct and complete in all material respects as of their respective dates.

          (m)  Since December 31, 2008, no loan investor representing greater than 30% of the purchased volume for any calendar year has indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company's or any of its Subsidiaries' compliance with laws.

          (n)   Since December 31, 2008, the Company and its Subsidiaries have not engaged in, and, to the Knowledge of the Company, no third-party vendors (including outside law firms and other third-party foreclosure services providers, collectively, the "Mortgage Vendors") used by the Company or by any of its Subsidiaries has engaged in, directly or indirectly, (1) any foreclosures in material violation of any applicable Law, including but not limited to the Servicemembers Civil Relief Act, or in material breach of any binding Regulatory Agreement or (2) the conduct referred to as "robo-signing" or any other similar conduct of approving or notarizing documents relating to mortgage loans that do not comply with any applicable Law in all material respects.

          (o)   Each of the Company and each of its Subsidiaries, and, to the Knowledge of the Company, the Mortgage Vendors, is and has been in compliance in all material respects with the standards of conduct set forth in the several Consent Orders, dated April 13, 2011, issued by the Office of the Comptroller of the Currency in connection with its interagency horizontal review of major residential mortgage services.

          (p)   Since December 31, 2008, Company has not foreclosed upon, or taken a deed or title to, any real estate (other than single-family residential properties) without complying in all material respects with all applicable FDIC environmental due diligence standards (including FDIC Bulletin FIL-14-93, and update FIL-98-2006) or foreclosed upon, or taken a deed or title to, any such real estate if the environmental assessment indicates the liabilities under Environmental Laws are likely in excess of the asset's value.

        3.26    Broker-Dealer and Investment Advisory Matters.

          (a)   Each of Company and its Subsidiaries and each of their respective officers and employees who are required to be registered, licensed or qualified as (i) a broker-dealer (each a "Broker-Dealer Entity"), investment adviser (each an "RIA Entity"), futures commission merchant, municipal securities dealer or (ii) a registered principal, registered representative, agent, salesperson or investment adviser representative with the SEC or any securities or insurance commission or other Governmental Entity are duly registered as such, and such registrations are in full force and effect, or are in the process of being registered as such within the time periods required by applicable law. Each of Company and its Subsidiaries and, to the Knowledge of Company, each of their respective officers and employees are in compliance with all applicable laws requiring any such registration, licensing or qualification, and are not subject to any liability or disability by reason of failure to be so registered, licensed or qualified, in each case, in all material respects. Neither Company nor any of its Subsidiaries has received any notice of proceedings, except for examinations conducted in the regular course of Company's and its Subsidiaries' business, which are outstanding and unresolved relating to the revocation or modification of any such registrations, licenses or qualifications.

          (b)   Each Broker-Dealer Entity (i) is subject to the provisions of Regulation T of the Federal Reserve, (ii) maintains procedures and internal controls reasonably designed to ensure that such Broker-Dealer Entity does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T, and (iii) members of each such Broker-Dealer Entity regularly supervise its activities and the activities of its members, employees and independent contractors to ensure that such Broker-Dealer Entity does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T, except for occasional inadvertent failures to comply with Regulation T in connection with transactions which are not, individually or in the aggregate, material either in number or amount.

          (c)   Each Broker-Dealer Entity is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") or any other self-regulatory body which succeeds to the functions of FINRA.

          (d)   Each of Company and its Subsidiaries and, to the Knowledge of Company, their respective solicitors, third party administrators, managers, brokers and distributors, have marketed, sold and issued investment products and securities in accordance with all applicable laws governing sales processes and practices in all material respects.

          (e)   The information contained in the currently effective Forms ADV and BD as filed with the SEC by each Broker-Dealer Entity was complete and accurate in all material respects as of the time of filing thereof.

          (f)    None of Company nor any of its Subsidiaries is, or provide any investment management or investment advisory or sub-advisory services to any person or entity that is registered as, an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Each of Company and its Subsidiaries is, and has been since January 1, 2009, in compliance with each investment advisory contract to which it is a party. The accounts of each investment advisory client of Company or any of its Subsidiaries subject to ERISA have been managed by Company or its applicable Subsidiary in compliance with the applicable requirements of ERISA.

          (g)   Each RIA Entity has implemented written policies and procedures as required by applicable law, which have been Previously Disclosed to Purchaser and is, and since January 1, 2008 has been, in compliance in all material respects with such policies and procedures.

          (h)   Except as disclosed on Forms ADV or BD filed with the SEC prior to the date of this Agreement, none of Company, any of its Subsidiaries nor to the Knowledge of Company any of their directors, officers, employees, "associated persons" (as defined in the Exchange Act) or "affiliated persons" (as defined in the Investment Company Act) (i) has been the subject of any inquiry, investigation, review or disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed on Forms ADV or BD; provided that routine regulatory investigations and examinations and routine customer complaints and arbitration shall not be construed as or deemed to be any inquiry, investigation, review or disciplinary proceedings for the purpose of this sentence, (ii) has been permanently enjoined by the order of any Governmental Entity from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security, or (iii) is or has been ineligible to serve as an investment adviser under the Investment Advisers Act of 1940, as amended, or as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act) or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

        3.27    Community Reinvestment Act Compliance.     Company and each of its Subsidiaries that is an insured depositary institution is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of "satisfactory" in its most recently completed exam, and Company has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which would reasonably be expected to result in Company or any such Subsidiary having its current rating lowered.

        3.28    Investment Securities.     Each of Company and its Subsidiaries has good and valid title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Company or any of its Subsidiaries and except for such defects in title or Liens that would not be material to Company and its Subsidiaries. Such securities are valued on the books of Company and its Subsidiaries in accordance with GAAP.

        3.29    Related Party Transactions.     Except for Loans set forth in Section 3.25(g) of the Company Disclosure Schedule, for ordinary course bank deposit, trust and asset management services on arms' length terms, and "compensation" as defined in Item 402 of the SEC's Regulation S-K, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Company or any of its Subsidiaries, on the one hand, and any current or former director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the Company Common Stock (or any of such person's immediate family members or Affiliates) (other than Subsidiaries of Company) on the other hand.

        3.30    Labor.     Neither Company nor any of its Subsidiaries is, nor at any time since January 1, 2008 was, a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers' council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Company or any of its Subsidiaries or compel Company or any of its Subsidiaries to bargain with any such labor union, works council or labor organization. There are no material labor related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the Knowledge of Company, threatened and neither Company nor any of its Subsidiaries has experienced any such labor related controversy, strike, slowdown, walkout or other work stoppage since January 1, 2008. Neither Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Each of Company and its Subsidiaries are in material compliance with all applicable laws relating to labor, employment, termination of employment or similar matters, including but not limited to laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not engaged in any material unfair labor practices or similar material prohibited practices. Except as would not result in any material liability to Company or any of its Subsidiaries, there are no complaints, lawsuits, arbitrations, administrative proceedings, or other proceedings of any nature pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Entity, relating to any such law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Company has made available to Purchaser prior to the date of this Agreement a copy of all material written policies and procedures related to Company's and its Subsidiaries' employees and a written description of all material unwritten policies and procedures related to Company's and its Subsidiaries' employees.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

        Except as (i) Previously Disclosed or (ii) disclosed in any report, schedule, form or other document filed with, or furnished to, the SEC by Purchaser prior to the date hereof and on or after the date on which Purchaser filed with the SEC its Annual Report on Form 10-K for its fiscal year ended December 31, 2010 (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosure of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Purchaser and Merger Sub, jointly and severally, hereby represent and warrant to Company as follows:

        4.1    Corporate Organization.

          (a)   Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Merger Sub is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. Each of Purchaser and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, is and will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

          (b)   A list of Purchaser's Significant Subsidiaries is included in Purchaser's Annual Report on Form 10-K for its fiscal year ended December 31, 2011. Each Significant Subsidiary of Purchaser (i) is duly incorporated or duly formed, as applicable to each such Significant Subsidiary, and validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. There are no restrictions on the ability of any Subsidiary of Purchaser to pay dividends or distributions to Purchaser, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The copies of the articles of incorporation, bylaws and similar governing documents of each Significant Subsidiary of Purchaser which have been made available to Company are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

        4.2    Capitalization.

          (a)   The authorized capital stock of Purchaser consists of (i) 100,000,000 shares of common stock, par value $0.01 per share (the "Purchaser Common Stock"), of which, as of May 7, 2012, (the "Purchaser Capitalization Date"), 56,362,273 were issued and outstanding, (ii) 10,000,000 shares of special voting stock, par value $0.01 per share ("Special Voting Stock"), none of which were issued and outstanding as of the Purchaser Capitalization Date, and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the Purchaser Capitalization Date, none of which were classified, designated, issued or outstanding as of the Purchaser Capitalization Date. As of the Purchaser Capitalization Date, 1,120,986 shares of Purchaser Common Stock were authorized for issuance upon exercise of options issued pursuant to employee and director stock plans of Purchaser or a Subsidiary of Purchaser in effect as of the date of this Agreement (the "Purchaser Stock Plans"). As of the Purchaser Capitalization Date, 6,718,356 shares of Purchaser Common Stock were issuable upon exchange of the 7.5% Senior Exchangeable Notes due 2025 of HTH Operating Partnership LP, a wholly owned limited partnership of Purchaser. All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Voting Debt of Purchaser is issued or outstanding. As of the Purchaser Capitalization Date, except pursuant to this Agreement, Purchaser does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Purchaser Common Stock, Special Voting Stock, Voting Debt of Purchaser or any other equity securities of Purchaser or any securities representing the right to purchase or otherwise receive any shares of Purchaser Common Stock, Special Voting Stock, Purchaser preferred stock, Voting Debt of Purchaser or other equity securities of Purchaser. As of the Purchaser Capitalization Date, there are no contractual obligations of Purchaser or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Purchaser or any equity security of Purchaser or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Purchaser or its Subsidiaries or (ii) pursuant to which Purchaser or any of its Subsidiaries is or could be required to register shares of Purchaser capital stock or other securities under the Securities Act. There are no voting trusts or other agreements or understandings to which Purchaser, any Subsidiary of Purchaser or, to the Knowledge of Purchaser, any of their respective officers or directors, is a party with respect to the voting of any Purchaser Common Stock, Special Voting Stock, Voting Debt or other equity securities of Purchaser. The shares of Purchaser Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b)   Other than awards under the Purchaser Stock Plans that are outstanding as of the Purchaser Capitalization Date, no other equity-based awards are outstanding as of the Purchaser Capitalization Date. Since the Purchaser Capitalization Date through the date hereof, Purchaser has not (i) issued or repurchased any shares of Purchaser Common Stock, Special Voting Stock,

  Voting Debt or other equity securities of Purchaser, other than in connection with the exercise of Purchaser Stock Options or settlement in accordance with their terms of the Purchaser Stock Plans that were outstanding on the Purchaser Capitalization Date or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Purchaser capital stock or any other equity-based awards. With respect to each grant of options to purchase Purchaser Common Stock, (i) each such grant was made in accordance with the terms of the applicable Purchaser Stock Plan, the Exchange Act and all other applicable Laws and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Purchaser and disclosed in the Purchaser SEC Reports in accordance with the Exchange Act and all other applicable Laws. All options to purchase Purchaser Common Stock granted by Purchaser or any of its Subsidiaries have been granted with a per share exercise or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated Treasury Department guidance. From January 1, 2011 through the date of this Agreement, neither Purchaser nor any of its Subsidiaries has (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards, or (B) with respect to executive officers of Purchaser or its Subsidiaries, entered into or amended any employment, severance, change of control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code).

          (c)   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Purchaser are owned by Purchaser, directly or indirectly, free and clear of any material Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Significant Subsidiary of Purchaser has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        4.3    Authority; No Violation.

          (a)   Each of Purchaser and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously adopted and approved by the Board of Directors of Purchaser and Merger Sub, and the Board of Directors of Purchaser has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Purchaser and its shareholders, and has directed that this Agreement and the transactions contemplated hereby be submitted to Purchaser's shareholders for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement and the transactions contemplated hereby (including the issuance of Purchaser Common Stock in connection with the Merger) by the affirmative vote of a majority of all the votes cast on the issuance proposal, provided that a majority of the outstanding shares of Purchaser Common Stock on the record date are cast on the issuance proposal (the "Purchaser Shareholder Approval"), no other corporate proceedings on the part of Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Neither Purchaser nor any of its Significant Subsidiaries has been charged as an entity with a federal crime relating to financial services by way of an indictment, filing of an information or a criminal complaint. This Agreement has been duly and validly executed and delivered by each of Purchaser and Merger Sub and (assuming due authorization, execution and delivery by Company) constitutes the valid and binding obligation of each of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms (subject to the Bankruptcy and Equity Exception).

          (b)   Neither the execution and delivery of this Agreement, nor the consummation by Purchaser and Merger Sub, as applicable, of the transactions contemplated hereby, nor compliance with any of the terms or provisions of this Agreement, will (i) violate any provision of the certificate of incorporation or bylaws of Purchaser or Merger Sub, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any Law applicable to Purchaser, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, permit, agreement, by-law or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii), for any such violation, conflict, breach, default, termination, cancellation, acceleration or creation as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser.

        4.4    Consents and Approvals.     Except for (i) the Regulatory Approvals, (ii) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the Form S-4 and the filing and effectiveness of the registration statement contemplated by Section 6.1(b), (iii) the filing of the Texas Certificate of Merger pursuant to the TBOC and the Maryland Articles of Merger with the SDAT, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO, and the rules of the NYSE, (v) any notices or filings under the HSR Act, and (vi) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and approval of listing of such Purchaser Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Purchaser of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Purchaser or Merger Sub of this Agreement.

        4.5    Reports.

          (a)   Purchaser and each of its Subsidiaries have timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2008 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2009, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith.

          (b)   An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Purchaser pursuant to the Securities Act or the Exchange Act since December 31, 2008 and prior to the date of this Agreement (the "Purchaser SEC Reports") is publicly available. No such Purchaser SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Purchaser SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Purchaser SEC Reports. None of Purchaser's Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than Form 13F).

        4.6    Financial Statements.

          (a)   The financial statements of Purchaser and its Subsidiaries included (or incorporated by reference) in the Purchaser SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of Purchaser and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. PricewaterhouseCoopers LLP has not resigned (or informed Purchaser that indicated it intends to resign) or been dismissed as independent public accountants of Purchaser as a result of or in connection with any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Neither Purchaser nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Purchaser included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2011 which have either been Previously Disclosed or would not have, individually or in the aggregate, be material to the operation of Purchaser and its Subsidiaries, taken as a whole or (iii) in connection with this Agreement and the transactions contemplated hereby.

        4.7    Broker's Fees.     Neither Purchaser nor any of its Subsidiaries nor any of their respective officers or directors have employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than to Stephens Inc., and other than as previously disclosed to Company.

        4.8    Absence of Changes.     Since December 31, 2011, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

        4.9    Compliance with Applicable Law.

          (a)   Purchaser and each of its Subsidiaries hold, and have at all times since December 31, 2008 held, all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable Law (and have paid all fees and assessments due and payable in connection therewith), except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser and, to the Knowledge of Purchaser, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened in writing. Purchaser and each of its Subsidiaries have complied in all material respects with, and are not in default or violation in any material respect of any, applicable Law relating to Purchaser or any of its Subsidiaries.

          (b)   Except as Previously Disclosed, neither Purchaser nor any of its Subsidiaries is subject to any Regulatory Agreement. Purchaser and each of its Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither Purchaser nor any of its Subsidiaries has received any notice from any Governmental Entity indicating that either Purchaser or any of its Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

          (c)   Neither Purchaser nor any of its Subsidiaries, nor, to the Knowledge of Purchaser, any of their respective directors, officers, agents, employees or any other persons acting on their behalf, (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person while knowing or having a reasonable belief that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing an improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

        4.10    Employee Benefit Plans.

          (a)   Section 4.10(a) of the Purchaser Disclosure Schedule sets forth a true, complete and correct list of each material employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Purchaser or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Purchaser or any of its Subsidiaries or to which Purchaser or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any equity purchase plan, option, equity bonus, phantom equity or other equity plan, profit sharing, bonus, retirement (including compensation, pension, health, medical or life insurance benefits), deferred compensation, excess benefit, incentive compensation, severance, change in control or termination pay, hospitalization or other medical or dental, life or other insurance

  (including any self-insured arrangements), supplemental unemployment, salary continuation, sick leave or other leave of absence benefits, short- or long-term disability, or vacation benefits plan or any other agreement or policy or other arrangement providing employee benefits, employment-related compensation, fringe benefits or other benefits (whether qualified or nonqualified, funded or unfunded) (whether or not listed in Section 4.10(a) of the Company Disclosure Schedule) (each, a "Purchaser Benefit Plan").

          (b)   Following the date hereof, Purchaser shall provide or make available to Company true and complete copies of the Purchaser Benefit Plans and related plan documents as may be reasonably requested by Company. There are no material amendments to any Purchaser Benefit Plan that have been adopted or approved nor has Purchaser or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Purchaser Benefit Plan. No Purchaser Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside of the United States.

          (c)   (i) Each of the Purchaser Benefit Plans has been operated and administered in all material respects with applicable law, including ERISA, the Code, (ii) each of the Purchaser Benefit Plans has been administered in all material respects in accordance with its terms; (iii) each of the Purchaser Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Purchaser Benefit Plan as to its qualified status under the Code, any such letter has not been revoked (nor has revocation been threatened) and no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Purchaser Benefit Plan or the exempt status of any such trust; (iv) no Purchaser Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (v) no liability under Title IV of ERISA has been incurred by Purchaser, its Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a material risk to Purchaser, its Subsidiaries or any of their respective ERISA Affiliates of incurring a liability thereunder; (vi) no Purchaser Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) neither Purchaser nor its Subsidiaries has engaged in a transaction in connection with which the Purchaser or its Subsidiaries reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code; and (viii) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Purchaser Benefit Plans or any trusts related thereto which could reasonably be expected to result in any material liability of Purchaser or any of its Subsidiaries.

          (d)   All contributions required to be made to any Purchaser Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Purchaser Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements. Each Purchaser Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

          (e)   There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Purchaser or any of its ERISA Affiliates following the Closing. Without limiting the generality of the foregoing, neither Purchaser nor any of its ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

          (f)    None of Purchaser and its Subsidiaries have any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to Purchaser and its Subsidiaries. Purchaser and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for post-retirement welfare benefits.

          (g)   Each Purchaser Benefit Plan that is or was a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code and associated Treasury Department guidance has (i) been operated between January 1, 2005 and December 31, 2008, in good faith compliance with Section 409A of the Code and Notice 2005-01 and (ii) since January 1, 2009 (or such later date permitted under applicable guidance), been operated in compliance with, and is in documentary compliance with, in all respects, Section 409A of the Code and IRS regulations and guidance thereunder. No compensation payable by Purchaser or any of its Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity, and subject to an additional tax, as a result of the operation of Section 409A of the Code and no arrangement exists with respect to a nonqualified deferred compensation plan that would result in income inclusion under Section 409A(b) of the Code.

        4.11    Approvals.     As of the date of this Agreement, Purchaser knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

        4.12    Purchaser Information.     The information relating to Purchaser and its Subsidiaries that is provided by Purchaser or its representatives for inclusion in the Joint Proxy Statement and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to Purchaser and its Subsidiaries and other portions within the reasonable control of Purchaser and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

        4.13    Legal Proceedings.

          (a)   There is no suit, action, investigation, claim, proceeding or review pending, or to the Knowledge of Purchaser, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) (i) that involves a Governmental Entity, or (ii) that, individually or in the aggregate, and, in either case, is (A) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries' businesses or, after the Effective Time, the business of Purchaser, Surviving Company or any of their affiliates, or (B) reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no material injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by Purchaser, any of its Subsidiaries or the assets of it or any of its Subsidiaries.

          (b)   Since December 31, 2008, (i) there have been no subpoenas, written demands, or document requests received by Purchaser or any of its Subsidiaries from any Governmental Entity, except such as are received by Purchaser or any of its Subsidiaries in the ordinary course of business or as are not, individually or in the aggregate, material to Purchaser and its Subsidiaries taken as a whole, and (ii) no Governmental Entity has requested that Purchaser or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.

        4.14    Material Contracts.

          (a)   Except for those agreements and other documents filed as exhibits or incorporated by reference to Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or filed or incorporated in any of its other SEC Filings filed since March 9, 2012 and prior to the date hereof or as Previously Disclosed, neither Purchaser nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K; (ii) to which any affiliate, officer, director, employee or consultant of such party or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposit or asset management accounts of, directors, officers and employees entered into in the ordinary course of business and in accordance with all applicable regulatory requirements with respect to it); or (iii) that is otherwise material to it or its financial condition or results of operations. Purchaser has Previously Disclosed or made available to Company prior to the date hereof true, correct and complete copies of each such contract.

          (b)   (i) Each contract identified in Section 4.14(a) is a valid and legally binding agreement of Purchaser or one of its Subsidiaries, as applicable, and, to the Knowledge of Purchaser, the counterparty or counterparties thereto, is enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception) and is in full force and effect, (ii) Purchaser and each of its Subsidiaries has duly performed all material obligations required to be performed by it prior to the date hereof under each such contract, (iii) neither Purchaser nor any of its Subsidiaries, and, to the Knowledge of Purchaser, any counterparty or counterparties, is in breach of any provision of any such contract, and (iv) no event or condition exists that constitutes, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of Purchaser or any of its Subsidiaries under any such contract or provide any party thereto with the right to terminate such contract.

        4.15    Environmental Matters.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, (a) Purchaser and its Subsidiaries are in compliance, and for the preceding three years have complied, with Environmental Laws; (b) there are no proceedings, claims, actions, or, to the Knowledge of Purchaser, investigations of any kind, pending, or threatened in writing, by any person, court, agency, or other Governmental Entity or any arbitral body, against Purchaser or its Subsidiaries relating to liability under any Environmental Law and, to the Knowledge of Purchaser, there is no such proceeding, claim, action or investigation threatened in writing; (c) there are no agreements, orders, judgments or decrees by or with any court, regulatory agency or other Governmental Entity, that impose any liabilities or obligations under or in respect of any Environmental Law; and (d) to the Knowledge of Purchaser, there are, and have been, no releases of hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by Purchaser or any of its Subsidiaries) under circumstances which could reasonably be expected to result in liability to or claims against Purchaser or its Subsidiaries relating to any Environmental Law. Notwithstanding any other representation or warranty in this Article IV, the representations and warranties in this Section 4.15 constitute the sole representations and warranties of Purchaser relating to any Environmental Law.

        4.16    Taxes.     Purchaser and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; and (ii) have paid all material Taxes that are required to be paid or that Purchaser or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been established and reflected on the financial statements of Purchaser. None of the material Tax Returns or material matters, in each case pertaining to (i) income Taxes of Purchaser or any of its Subsidiaries or (ii) state franchise taxes imposed with reference to the income, net income, assets, or capital stock of Purchaser or any of its Subsidiaries are currently under any audit, suit, proceeding, examination or assessment by the IRS or the relevant state, local or foreign Tax authority and neither Purchaser nor any of its Subsidiaries has received written notice from any Tax authority that an audit, suit, proceeding, examination or assessment in respect of such Tax Returns or matters pertaining to Taxes are pending or threatened. No material deficiencies have been asserted or assessments made against Purchaser or any of its Subsidiaries that has not been paid or resolved in full. No material claim has been made against Purchaser or any of its Subsidiaries by any Tax authorities in a jurisdiction where Purchaser or its Subsidiaries does not file Tax Returns that Purchaser or its Subsidiaries is or may be subject to taxation by that jurisdiction. No material liens for Taxes exist with respect to any of the assets of Purchaser or any of its Subsidiaries, except for liens for Taxes not yet due and payable. Neither Purchaser nor any of its Subsidiaries has entered into any material closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings with any Tax authority, nor have any been issued by any Tax authority, in each case that have any continuing effect. Neither Purchaser nor any of its Subsidiaries (A) have ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing affiliated, combined, consolidated or unitary Tax Returns, a group of which Purchaser was the common parent, (B) has any liability for a material amount of Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or (C) is a party to or bound by any Tax sharing or allocation agreement or has any other current or potential contractual obligation to indemnify any other person with respect to Taxes. Neither Purchaser nor any of its Subsidiaries has participated in any "listed transactions" within the meaning of Treasury Regulations Section 1.6011-4(b). Purchaser has made available to Company true and correct copies of the United States federal income Tax Returns filed by Purchaser and its Subsidiaries for each of the fiscal years ended December 31, 2008, 2009 and 2010. None of Purchaser or its Subsidiaries has been a "distributing corporation" or "controlled corporation" in any distribution occurring during the last 30 months that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law).

        4.17    Reorganization.     Purchaser has not taken or agreed to take any action, and is not aware of any fact or circumstance, that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.18    Properties.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, Purchaser or one of its Subsidiaries (a) has good and insurable title to all the properties and assets reflected in the latest audited balance sheet included in such Purchaser SEC Reports as being owned by Purchaser or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Purchaser Owned Properties"), free and clear of all Liens of any nature whatsoever, except Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Purchaser SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Purchaser Leased Properties" and, collectively with the Purchaser Owned Properties, the "Purchaser Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Knowledge of Purchaser, the lessor. There are no pending or, to the Knowledge of Purchaser, threatened (in writing) condemnation proceedings against the Purchaser Real Property.

        4.19    Insurance.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, (a) Purchaser and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Purchaser reasonably has determined to be prudent and consistent with industry practice. Purchaser and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Purchaser and its Subsidiaries, Purchaser or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        4.20    Accounting and Internal Controls.

          (a)   The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom). Purchaser and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Purchaser has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Purchaser and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.

          (b)   Purchaser's management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective. Purchaser has Previously Disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

          (c)   Since January 1, 2009, (A) neither Purchaser nor any of its Subsidiaries nor, to the Knowledge of Purchaser, any director, officer, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or written claim regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Purchaser or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers or directors to its board of directors or any committee thereof or to any of its directors or officers.

        4.21    Derivatives.     Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, all Derivative Contracts, whether entered into for its own account, or for the account of one or more of its Subsidiaries or their respective customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each Derivative Contract constitutes the valid and legally binding obligation of it or one of its Subsidiaries, as the case may be, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, neither Purchaser nor its Subsidiaries, nor to the Knowledge of Purchaser any other party thereto, is in breach of any of its obligations under any Derivative Contract. The financial position of it and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Contracts has been reflected in its books and records and the books and records of such Subsidiaries, in each case in accordance with GAAP consistently applied.

        4.22    Related Party Transactions.     There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Purchaser or any of its Subsidiaries, on the one hand, and any current or former director or executive officer of Purchaser or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the Purchaser Common Stock (or any of such person's immediate family members or Affiliates) (other than Subsidiaries of Purchaser) on the other hand.

        4.23    Labor.     Neither Purchaser nor any of its Subsidiaries is, nor at any time since January 1, 2008 was, a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers' council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Purchaser or any of its Subsidiaries or compel Purchaser or any of its Subsidiaries to bargain with any such labor union, works council or labor organization. There are no material labor related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the Knowledge of Purchaser, threatened and neither Purchaser nor any of its Subsidiaries has experienced any such labor related controversy, strike, slowdown, walkout or other work stoppage since January 1, 2008. Neither Purchaser nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Each of Purchaser and its Subsidiaries are in substantial compliance with all applicable laws relating to labor, employment, termination of employment or similar matters, including but not limited to laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not engaged in any material unfair labor practices or similar material prohibited practices. Except as would not result in any material liability to Purchaser or any of its Subsidiaries, there are no complaints, lawsuits, arbitrations, administrative proceedings, or other proceedings of any nature pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Entity, relating to any such law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Purchaser has made available to Company prior to the date of this Agreement a copy of all material written policies and procedures related to Purchaser's and its Subsidiaries' employees and a written description of all material unwritten policies and procedures related to Purchaser's and its Subsidiaries' employees.

        4.24    Purchaser Insurance Companies.

          (a)   As used herein, the term "Statutory Statements" means the statutory financial statements of each of American Summit Insurance Company and National Lloyds Insurance Corporation (each, a "Purchaser Insurance Company") as filed with the insurance regulatory authority of the

  Purchaser Insurance Company's jurisdiction of domicile (the "Domiciliary Jurisdiction"). The Statutory Statements (i) were prepared in accordance with the accounting practices and procedures required, permitted or then in effect by the Domiciliary Jurisdiction, applied on a consistent basis during the period presented ("SAP"), (ii) present fairly in all material respects the statutory financial position of each Purchaser Insurance Company at the respective dates thereof and the statutory results of operations, capital and surplus and cash flows of each Purchaser Insurance Company for the respective periods then ended, (iii) comply in all material respects with all applicable Laws when filed, and no deficiency has been asserted with respect to any Statutory Statement by any state insurance department or other Governmental Entity, and (iv) were filed with or submitted to the Domiciliary Jurisdiction, in each case, in a timely manner on forms prescribed or permitted by the Domiciliary Jurisdiction. No material deficiency exists that has not otherwise been cured or satisfied which has been asserted by any state insurance department or other Governmental Entity with respect to any of annual Statutory Statement or quarterly Statutory Statement. All assets that are reflected as admitted assets on the Statutory Statements, to the extent applicable, comply in all material respects with all Laws applicable to admitted assets and are in an amount at least equal to the minimum amounts required by applicable insurance Laws. Since the year ended December 31, 2008, the annual balance sheets, statements of income, changes in financial position and cash flow included in the Statutory Statements have been audited by PricewaterhouseCoopers LLP. Complete and correct copies of all financial examination reports, market conduct reports and other examination reports of state insurance departments issued on years ending on or after December 31, 2008 have been provided to Company prior to the date of this Agreement.

          (b)   The Purchaser Insurance Companies do not conduct any business nor underwrite insurance or reinsurance in any alien jurisdiction that requires any license or approval for such business to be conducted. No insurance regulator in any state has notified a Purchaser Insurance Company that it is commercially domiciled in any jurisdiction, and there are no facts that would result in a Purchaser Insurance Company being commercially domiciled in any state.

          (c)   (i) All policy forms issued by the Purchaser Insurance Companies, and all policies, binders, slips, certificates and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications, brochures, illustrations and certificates pertaining thereto, and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have, where required by applicable Law, been approved by any applicable state insurance department or other Governmental Entities or filed with and not objected to (or such objection has been withdrawn or resolved) by such state insurance department or other Governmental Entities within the period provided by applicable Law for objection, and all such forms comply in all material respects with, and have been administered in all material respects in accordance with, applicable Law, and (ii) all premium rates established by the Purchaser Insurance Companies that are required to be filed with or approved by any state insurance department or other Governmental Entities have been so filed or approved, the premiums charged conform to the premium rating plans and underwriting methodologies so filed or approved and comply (or complied at the relevant time) in all material respects with all applicable anti-discrimination laws, federal or state, and all applicable insurance Laws.

          (d)   Without limiting the generality of Section 4.9, each Purchaser Insurance Company is, where required, (i) duly licensed or authorized as an insurance company or reinsurer in the Domiciliary Jurisdiction, and (ii) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, duly licensed or authorized as an insurance company and, where applicable, a reinsurer, in each other jurisdiction where it is required to be so licensed or authorized. Each Purchaser Insurance Company and its affiliates have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, and all contracts, agreements, arrangements and transactions in effect between such Purchaser Insurance Company and any affiliate are in material compliance with the requirements of all applicable insurance holding company statutes. Each Purchaser Insurance Company has marketed, administered, sold and issued insurance products in compliance with all applicable Laws in all material respects, including without limitation (i) all applicable prohibitions against withdrawal of business lines and "redlining," (ii) all applicable requirements relating to the disclosure of the nature of insurance products and policies, (iii) all applicable requirements relating to insurance product projections and illustrations, (iv) suitability requirements and (v) all applicable requirements relating to the advertising, sales and marketing of insurance products (including licensing and appointments). No proceeding or customer complaint has been filed with the insurance regulatory authorities which could reasonably be expected to lead to the revocation, failure to renew, limitation, suspension or restriction of any such license or authorization.

          (e)   Neither Purchaser Insurance Company nor any of their affiliates have engaged in, or colluded with or assisted any other persons with, the paying of contingent commissions to steer business to them or colluded with brokers or agents to "rig bids" or submit false quotes to customers.

          (f)    There are no unpaid claims and assessments against the Purchaser Insurance Companies, whether or not due, by any state insurance guaranty association (in connection with that association's fund relating to insolvent insurers), joint underwriting association, residual market facility or assigned risk pool. No such claim or assessment is pending, the Purchaser Insurance Companies have not received notice of any such claim or assessment, and, to the Knowledge of Purchaser, there is no basis for the assertion of any such claim or assessment against the Purchaser Insurance Companies by any state insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

          (g)   Purchaser has provided Company with a list of any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet), including, without limitation, bonds, notes, debentures, mortgage loans, real estate, collateral loans, derivatives and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes that are beneficially owned by the Purchaser Insurance Companies as of March 31, 2012 (such investment assets, together with all investment assets acquired by the Purchaser Insurance Companies between March 31, 2012 and the Closing Date are referred to herein as the "Investment Assets"). Each Purchaser Insurance Company has good and marketable title to all of the Investment Assets it purports to own, free and clear of all encumbrances. None of the Investment Assets is in default in the payment of principal or interest or dividends and, to the Knowledge of Purchaser, there has occurred no event which (whether with notice or lapse of time or both) will result in a default under, or cause the permanent impairment of, any of the Investment Assets. All of the Investment Assets comply with, and the acquisition thereof complied with, any and all investment restrictions under applicable Law in all material respects.

          (h)   (i) Purchaser has provided Company a complete and correct list of all reinsurance, coinsurance or retrocession treaties, agreements, slips, binders, cover notes or other arrangements of any kind (each, a "Reinsurance Agreement") in effect as of the date of this Agreement to which each Purchaser Insurance Company is a party as a cedent and any terminated or expired treaty or agreement under which there remains any outstanding liability.

             (ii)  Each Reinsurance Agreement is a valid and legally binding agreement of the applicable Purchaser Insurance Company, and, to the Knowledge of Purchaser, the

    counterparty or counterparties thereto, is enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception) and is in full force and effect. The applicable Purchaser Insurance Company has duly performed all material obligations required to be performed by it prior to the date hereof under each such Reinsurance Agreement. Neither Purchaser Insurance Company nor, to the Knowledge of Purchaser, any counterparty or counterparties, is in breach of any provision of any such Reinsurance Agreement. No event or condition exists that constitutes, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of a Purchaser Insurance Company under any such Reinsurance Agreement or provide any party thereto with the right to terminate such contract. Since January 1, 2011, (A) the Purchaser Insurance Companies have not received any notice from any applicable reinsurer that any amount of reinsurance ceded by a Purchaser Insurance Company will be uncollectible or otherwise defaulted upon, (B) to the Knowledge of Purchaser, none of the reinsurers of the Purchaser Insurance Companies is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (C) to the Knowledge of Purchaser, the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, (D) no notice of intended cancellation has been received by the Purchaser Insurance Companies from any such reinsurer, (E) there are no disputes under any Reinsurance Agreement and (F) each Purchaser Insurance Company is entitled under the law of the Domiciliary Jurisdiction to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to any Reinsurance Agreement, and all such amounts recoverable have been properly recorded in its books and records of account and are properly reflected in its Statutory Statements. No such Reinsurance Agreement contains any provision providing that any such party thereto (other than a Purchaser Insurance Company) may terminate, cancel, or commute the same by reason of the consummation of the Merger.

            (iii)  With respect to any such Reinsurance Agreement for which a Purchaser Insurance Company is taking credit on its most recent statutory financial statements or has taken credit on any Statutory Statements from and after January 1, 2011, (A) there has been no separate written or oral agreements between the Company and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Reinsurance Agreement, (B) for each such Reinsurance Agreement entered into, renewed, or amended on or after January 1, 2011, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is available for review by the state insurance department of the Domiciliary Jurisdiction of such Purchaser Insurance Company, (C) such Purchaser Insurance Company complies and has complied from and after January 1, 2011 in all material respects with all of the requirements set forth in SSAP No. 62 and (D) such Purchaser Insurance Company has and has had from and after January 1, 2011 appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

          (i)    Complete and correct copies of all analyses, reports and other data prepared by or on behalf of the Purchaser Insurance Companies or submitted to any state insurance department or other Governmental Entity relating to risk-based capital calculations or Insurance Regulatory Information System ratios have been provided to Company prior to the date of this Agreement.

          (j)    The loss reserves and other actuarial amounts of each Purchaser Insurance Company contained in its Statutory Statements: (i) were determined in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in such financial statements),

  (ii) were fairly stated in all material respects in accordance with sound actuarial principles, (iii) in all material respects satisfied all applicable Laws and have been computed on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such Statutory Statements, and (iv) include provisions for all actuarial reserves and related items which ought to be established in accordance with applicable Law and regulations and in accordance with prudent insurance practices generally followed in the insurance industry. To the Knowledge of Purchaser, no facts or circumstances exist which would necessitate any adverse change in the statutorily required reserves or reserves above those reflected in the most recent balance sheet. Complete and correct copies of all reports and opinions of independent actuaries relating to the reserves of the Company as of any date since January 1, 2011, including all attachments, addenda, supplements and modifications thereto, have been provided to Company prior to the date of this Agreement. The information and data furnished by each Purchaser Insurance Company to its independent actuaries in connection with the preparation of each such report and opinion were accurate in all material respects. Each such report and opinion was based upon an accurate inventory of such Purchaser Insurance Company's policies in force at the relevant time of preparation.

          (k)   All benefits claimed by, or paid, payable, or credited to, any person under any Insurance Contract have in all material respects been paid or credited (or provision as required under SAP for payment thereof has been made) in accordance with the terms of the applicable Insurance Contract under which they arose and such payments, credits or provisions were not delinquent and were paid or credited (or will be paid or credited) without fines or penalties.

        4.25    Financing.     Purchaser and Merger Sub each have or will have available to it prior to the Closing Date all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger and the other transactions contemplated by this Agreement.

        4.26    Investment in SWS Group, Inc.     Purchaser does not, directly or indirectly, control, and is not deemed to control, SWS Group, Inc., Southwest Securities, FSB or any other Subsidiary of SWS Group, Inc., including, for purposes of Section 2 of the BHC Act, Section 10 of the Home Owners' Loan Act or any regulations, policy statements or interpretations promulgated thereunder by the Federal Reserve or, to the extent not superseded, the Office of Thrift Supervision. Purchaser does not, and as of the Effective Time will not except with respect to PlainsCapital Bank, directly or indirectly control any "insured depository institution" (as defined in Section 3(c)(2) of the Federal Deposit Insurance Act) for purposes of Section 3(w)(5) of the Federal Deposit Insurance Act or for purposes of the cross-guaranty liability provisions of Section 5(e) of the Federal Deposit Insurance Act.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Conduct of Businesses Prior to the Effective Time.     Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable law, or with the prior written consent of the other party, during the period from the date of this Agreement to the Effective Time, (i) Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, and (ii) each of Company and Purchaser shall, and shall cause each of its respective Subsidiaries to, take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either Company, Merger Sub or Purchaser to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

        5.2    Company Forbearances.     During the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except as Previously Disclosed, as expressly contemplated or permitted by this Agreement, or as required by applicable law, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Purchaser:

          (a)   (i) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, or (ii) permit any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, to become subject to new grants, in each case except for (A) issuances under dividend reinvestment plans, in the ordinary course of business or (B) automatic grants pursuant to existing Company Stock Plans as set forth in Section 5.2(a)(ii) of the Company Disclosure Schedule (provided that the foregoing clauses (A) and (B) shall not permit the issuance or grant of any stock options).

          (b)   (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than (A) dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries, (B) regular quarterly dividends on the Company Original Common Stock at a rate no greater than $0.06 per share of Company Common Stock or (C) required dividends on any Company Preferred Stock) or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock (other than repurchases of common shares in the ordinary course of business to satisfy obligations under dividend reinvestment plans or the Employee Benefit Plans).

          (c)   Amend the material terms of, waive any material rights under, terminate, knowingly violate the terms of or enter into (i) any Material Contract, Regulatory Agreement or other binding obligation that is material to Company and its Subsidiaries, taken as a whole, (ii) any material restriction on the ability of Company or its Subsidiaries to conduct its business as it is presently being conducted or (iii) any contract governing the terms of the Company Common Stock or rights associated therewith or any other outstanding capital stock or any outstanding instrument of indebtedness.

          (d)   Sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the ordinary course of business and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole.

          (e)   Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain.

          (f)    Amend the Company Certificate or the Company Bylaws, or similar governing documents of any of its Significant Subsidiaries.

          (g)   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements.

          (h)   Except as required under applicable law or the terms of any Employee Benefit Plan in effect as of the date hereof (i) increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of Company or its Subsidiaries, except for ordinary course merit-based increases in the base salary of employees (other than directors or executive officers of, or individuals who are party to an employment agreement or change of control agreement with, Company or its Subsidiaries) consistent with past practice, (ii) become a party to, establish, amend, alter a prior interpretation of in a manner that enhances rights or increases costs, commence participation in, terminate or commit itself to the adoption of any Employee Benefit Plan or plan that would be an Employee Benefit Plan if in effect as of the date hereof, (iii) grant, pay or increase (or commit to grant, pay or increase) any severance, retirement or termination pay, (iv) accelerate the payment or vesting of, or lapsing of restrictions with respect to, any stock-based compensation, long-term incentive compensation or any bonus or other incentive compensation, (v) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan, (vi) terminate the employment or services of any officer, employee, independent contractor or consultant other than for cause, or (vii) hire any officer, employee, independent contractor or consultant, except in the ordinary course of business for non-executive officer positions for a base salary not in excess of $250,000.

          (i)    Notwithstanding anything herein to the contrary, take, or omit to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (j)    (i) incur or guarantee any indebtedness for borrowed money, other than in the ordinary course of business or (ii) increase the size of the warehouse line of credit extended by PlainsCapital Bank to PrimeLending to a total amount in excess of $1 billion.

          (k)   Enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by law or requested by a Regulatory Agency.

          (l)    Other than in consultation with Purchaser, make any material change to (i) its investment securities portfolio, derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or (ii) the manner in which the portfolio is classified or reported, except as required by law or requested by a Regulatory Agency.

          (m)  Settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $2,000,000 and that would not (i) impose any restriction on the business of it or its Subsidiaries or (ii) create precedent for claims that are reasonably likely to be material to it or its Subsidiaries.

          (n)   Other than as determined to be necessary or advisable by Company in the good faith exercise of its discretion based on changes in market conditions, alter materially its interest rate or pricing fee or fee pricing policies with respect to depository accounts of any of its Subsidiaries or waive any material fees with respect thereto.

          (o)   Make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as required by law or requested by a Regulatory Agency;

          (p)   Enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients.

          (q)   Invest in any mortgage-backed or mortgage related securities which would be considered "high-risk" securities under applicable regulatory pronouncements.

          (r)   (i) Except for Loans or commitments for Loans that have been approved by Company prior to the date of this Agreement, without prior consultation with Purchaser, make or acquire any Loan or issue a commitment (or renew or extend an existing commitment) for any Loan, that would result in total credit exposure to the applicable borrower (and its affiliates) in excess of (A) $30,000,000 (with respect to borrowers with an outstanding Loan from the Company or a Subsidiary of the Company as of the date hereof) or (B) $10,000,000 (with respect to all other borrowers), or (ii) without prior consultation with Purchaser, enter into agreements relating to, or consummate purchases or sales (other than sales by PrimeLending) of, whole loans in excess of $10,000,000 in principal amount or purchase price.

          (s)   Make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility.

          (t)    Except pursuant to arrangements or agreements in effect on the date of this Agreement which have been Previously Disclosed, pay, loan or advance any amount to, or sell, transfer or lease any properties, rights or assets (real, personal or mixed, tangible or intangible) to, or enter into any arrangement or agreement with, any of its officers or directors or any of their family members, or any affiliates or associates (as defined under the Exchange Act) of any of its officers or directors, other than Loans originated in the ordinary course of business and, in the case of any such arrangements or agreements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to this Section 5.2.

          (u)   Make or change any material Tax elections, change or consent to any change in it or its Subsidiaries' method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return.

          (v)   Agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.2.

        5.3    Purchaser Forbearances.     Except as expressly permitted by this Agreement or with the prior written consent of Company, during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Purchaser shall not, and shall not permit any of its Subsidiaries to:

          (a)   Amend the certificate of incorporation or bylaws of Purchaser or similar governing documents of any of its Significant Subsidiaries in a manner that would materially and adversely affect the holders of Company Common Stock or that would materially impede Purchaser's ability to consummate the transactions contemplated by this Agreement.

          (b)   Notwithstanding anything herein to the contrary, take, or omit to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (c)   Except as may be required by applicable law, regulation or policies imposed by any Governmental Entity, (i) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, or (ii) take, or omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied.

          (d)   (i) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, or (ii) permit any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, to become subject to new grants, in each case other than grants to members of Purchaser's board of directors in the ordinary course consistent with past practice as described in Purchaser's definitive proxy statement for its 2012 annual meeting of shareholders.

          (e)   (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock (other than repurchases of common shares in the ordinary course of business to satisfy obligations under dividend reinvestment plans or the Purchaser Employee Benefit Plans).

          (f)    Sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its material assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the ordinary course of business and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole and would not reasonably be expected to present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain.

          (g)   Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any material portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain.

          (h)   Amend the material terms of, waive any material rights under, terminate, knowingly violate the terms of or enter into (i) any contract of Purchaser described in Section 4.14(a) or other binding obligation that is material to Purchaser and its Subsidiaries, taken as a whole, (ii) any material restriction on the ability of Purchaser or its Subsidiaries to conduct its business as it is presently being conducted or (iii) any contract governing the terms of the Purchaser Common Stock or rights associated therewith or any other outstanding capital stock or any outstanding instrument of indebtedness.

          (i)    Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements.

          (j)    Enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by law or requested by a Regulatory Agency.

          (k)   Settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $2,000,000 and that would not (i) impose any restriction on the business of it or its Subsidiaries or (ii) create precedent for claims that are reasonably likely to be material to it or its Subsidiaries.

          (l)    Except pursuant to arrangements or agreements in effect on the date of this Agreement which have been Previously Disclosed, pay, loan or advance any amount to, or sell, transfer or lease any properties, rights or assets (real, personal or mixed, tangible or intangible) to, or enter into any arrangement or agreement (other than employment and compensation related arrangements) with, any of its officers or directors or any of their family members, or any affiliates or associates (as defined under the Exchange Act) of any of its officers or directors, other than Loans originated in the ordinary course of business .

          (m)  Make or change any material Tax elections, change or consent to any change in it or its Subsidiaries' method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return.

          (n)   Agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Regulatory Matters.

          (a)   Purchaser and Company shall promptly prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Purchaser and Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of Company and Purchaser shall thereafter mail or deliver the Joint Proxy Statement to its shareholders. Purchaser shall also use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall furnish all information concerning Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

          (b)   The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and, if requested by Purchaser, a distribution of the shares of First Southwest Holdings, LLC and its subsidiaries to Purchaser or similar regulatory restructuring to be effected following the closing of the Merger, to the extent such distribution or similar restructuring would not reasonably be expected to present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain) as soon as possible, and in any event no later than December 31, 2012, to the extent reasonably practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities; provided, however, that Purchaser shall file an application under Section 3 of the BHC Act with the Federal Reserve no later than twenty (20) business days following the date of this Agreement. Company and Purchaser shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws, all the non-confidential information relating to Company or Purchaser (excluding any confidential financial information relating to individuals), as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences.

          (c)   Each of Purchaser and Company shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Purchaser, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Each of Purchaser and Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of Company's meeting of its shareholders to consider and vote upon approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Purchaser and Company further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Form S-4 or the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Form S-4 or the Joint Proxy Statement.

          (d)   In furtherance and not in limitation of the foregoing, each of Purchaser and Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment under any applicable law so as to enable the Closing to occur as soon as possible, and in any event no later than December 31, 2012 to the extent reasonably practicable, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses or assets of Purchaser, Company and their respective Subsidiaries; provided, however, that nothing contained in this Agreement shall require Purchaser to take any actions specified in this Section 6.1(d) that would reasonably be expected to have a Material Adverse Effect (measured on a scale relative to Company) on Purchaser or Company.

          (e)   Purchaser agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Company, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of Company's outstanding debt, guarantees, securities, and other agreements to the extent required by the terms of such debt, guarantees, securities, and other agreements.

          (f)    Each of Purchaser and Company shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed.

        6.2    Access to Information.

          (a)   Upon reasonable notice and subject to applicable laws, Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of Purchaser, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records, and, during such period, Company shall, and shall cause its Subsidiaries to, make available to Purchaser (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws (other than reports or documents that Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Upon the reasonable request of Company, Purchaser shall furnish such reasonable information about it and its business as is relevant to Company and its shareholders in connection with the transactions contemplated by this Agreement. Neither Company nor Purchaser, nor any of their Subsidiaries shall be required to provide access to or to disclose information to the extent such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b)   All nonpublic information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties dated June 10, 2011 (the "Confidentiality Agreement").

          (c)   No investigation by a party hereto or its representatives shall affect or be deemed to modify or waive any representations, warranties or covenants of the other party set forth in this Agreement.

        6.3    Shareholder Approval.

          (a)   The Board of Directors of Company has resolved to recommend to Company's shareholders that they approve this Agreement and will submit to its shareholders this Agreement and any other matters required to be approved by its shareholders in order to carry out the intentions of this Agreement. Company shall duly take, in accordance with applicable law and the Company Certificate and Company Bylaws, all action necessary to call, give notice of, convene and hold a meeting of its shareholders, as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act by the SEC, for the purpose of obtaining the Company Shareholder Approval (the "Company Shareholder Meeting"). The Board of Directors of Company will use all reasonable best efforts to obtain from its shareholders the Company Shareholder Approval. However, if the Board of Directors of Company, after consultation with (and taking account of the advice of) counsel, determines in good faith that, because of the receipt by Company of a Company Acquisition Proposal that the Board of Directors of Company concludes in good faith constitutes a Company Superior Proposal, it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to Company's shareholders, the Board of Directors of Company may submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of Company may communicate the basis for its lack of a recommendation to its shareholders in the Company Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that Company may not take any actions under this sentence until after giving Purchaser at least three business days' notice. Nothing contained in this Agreement shall be deemed to relieve Company of its obligation to submit this Agreement to its shareholders for a vote. Company shall not submit to the vote of its shareholders any Company Acquisition Proposal other than the Merger.

          (b)   The Board of Directors of Purchaser has resolved (i) to recommend to Purchaser's shareholders that they approve the issuance of Purchaser Common Stock in connection with the Merger and (ii) that as of the Effective Time, the restrictions in Article VII of the charter of Purchaser will no longer be in the best interests of Purchaser and its shareholders, and that such restrictions shall cease to be effective as of the Effective Time, and will submit to its shareholders the proposed issuance of Purchaser Common Stock and any other matters required to be approved by its shareholders in order to carry out the intentions of this Agreement. Purchaser shall duly take, in accordance with applicable law and the governing organization documents of Purchaser, all action necessary to call, give notice of, convene and hold a meeting of its shareholders, as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act by the SEC, for the purpose of obtaining the Purchaser Shareholder Approval (the "Purchaser Shareholder Meeting"). The Board of Directors of Purchaser will use all reasonable best efforts to obtain from its shareholders the Purchaser Shareholder Approval. However, if the Board of Directors of Purchaser, after consultation with (and taking account of the advice of) counsel, determines in good faith that it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend the issuance proposal, then in submitting the issuance proposal to Purchaser's shareholders, the Board of Directors of Purchaser may submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of Purchaser may communicate the basis for its lack of a recommendation to its shareholders in the Purchaser Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that Purchaser may not take any actions under this sentence until after giving Company at least three business days' notice. Nothing contained in this Agreement shall be deemed to relieve Purchaser of its obligation to submit this Agreement to its shareholders to a vote.

          (c)   Company and Purchaser shall cooperate to schedule and convene the Company Shareholder Meeting and the Purchaser Shareholder Meeting on the same date.

          (d)   If on the date of the Company Shareholder Meeting, Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Shareholder Approval, Company shall adjourn the Company Shareholder Meeting until such date as shall be mutually agreed upon by Company and Purchaser, which date shall not be less than 5 days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use all reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from shareholders relating to the Company Shareholder Approval. Company shall only be required to adjourn or postpone the Company Shareholder Meeting one time pursuant to this Section 6.3(d).

          (e)   If on the date of the Purchaser Shareholder Meeting, Purchaser has not received proxies representing a sufficient number of shares of Purchaser Common Stock to obtain the Purchaser Shareholder Approval, Purchaser shall adjourn the Purchaser Shareholder Meeting until such date as shall be mutually agreed upon by Company and Purchaser, which date shall not be less than

  5 days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use all reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from shareholders relating to the Purchaser Shareholder Approval. Purchaser shall only be required to adjourn or postpone the Purchaser Shareholder Meeting one time pursuant to this Section 6.3(e).

        6.4    NYSE Listing.     Purchaser shall cause the shares of Purchaser Common Stock to be issued in the Merger to have been authorized for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

        6.5    Employee Matters.

          (a)   For the period beginning on the Closing Date and ending on December 31, 2013, Purchaser shall maintain or cause to be maintained employee benefit plans for the benefit of employees (as a group) who are actively employed by Company and its Subsidiaries on and after the Closing Date (the "Continuing Employees") that provide employee benefits, in the aggregate, which are substantially comparable in the aggregate to those generally applicable to employees of Company and/or its Subsidiaries as of immediately prior to the Closing Date (other than the value of the benefits provided under the ESOP prior to the Closing Date which shall not be considered in determining whether benefits are substantially comparable in the aggregate during the period noted above); provided that, for the avoidance of doubt, nothing contained herein shall preclude Purchaser or the Surviving Company from implementing a single benefit plan for any type of benefit for the Continuing Employees. For purposes of Sections 6.5(a), (b) and (d), references to Subsidiaries shall include only those Subsidiaries of Company that are majority owned by Company, whether by vote or value.

          (b)   From and after the Effective Time, Continuing Employees shall be given credit under the employee benefit plans in which they become eligible to participate following the Effective Time for all service with Company or its Subsidiaries (to the extent Company recognized such service for a similar purpose under the applicable Employee Benefit Plan) for the purposes of eligibility, vesting and benefit accrual; provided that service credit shall not be recognized (i) (A) for purposes of benefit accruals or levels of credit under any retirement plan, (B) for any purpose under post-retirement welfare plans or (C) for purposes of any Purchaser employee benefit plan under which similarly situated employees of Purchaser or its Subsidiaries do not receive credit for prior service or any frozen or grandfathered plan of Purchaser or its Subsidiaries or (ii) if such recognition of service would duplicate any benefits of a Continuing Employee with respect to the same period of service. Purchaser and Company agree that where applicable with respect to any group health care plan maintained by Purchaser in which any Continuing Employee is eligible to participate, for the plan year in which the Effective Time (or commencement of participation in a plan of Purchaser or any of its Subsidiaries) occurs, Purchaser shall use its reasonable best efforts to (i) waive any pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability, and (ii) provide that any covered expenses incurred on or before the Effective Time by the Continuing Employees or such employees' covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time, to the same extent as such expenses were taken into account under the comparable Employee Benefit Plan, subject to the applicable information being provided to Purchaser in a form that Purchaser reasonably determines is administratively feasible to take into account under its plans. Such expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.

          (c)   On the date hereof, the PlainsCapital Financial Supplemental Executive Pension Plan ("SEPP") was amended in the manner set forth on Section 6.5(c) of the Company Disclosure

  Schedule subject to and contingent upon the receipt of an acknowledgement from each SEPP participant. Within the thirty (30) day period prior to the Closing Date, Company shall take all necessary steps to cause the SEPP to be terminated, contingent upon the occurrence of the Effective Time, in accordance with Section 1.409A-3(j)(ix)(B) of the regulations under Section 409A of the Code, and all SEPP participants shall receive a payment equal to their accrued benefit under the SEPP (taking into account any additional accrual in respect of 2012 as provided under the SEPP as amended) in a lump sum within thirty (30) days of the Closing Date.

          (d)   If requested by Purchaser in writing delivered to Company not less than ten (10) business days before the Closing Date, Company and each of its Subsidiaries, as applicable, shall, effective no later than immediately prior to, and contingent upon, the Closing, adopt such resolutions and/or amendments (and take any other required action) to terminate the ESOP (with distributions to occur upon receipt of a favorable determination letter from the IRS in respect of such termination) and to adopt the necessary amendments to the ESOP, the ESOP trust and the ESOP Loan documents to ensure that (i) the Merger Consideration received by the ESOP trustee in connection with the Merger with respect to the unallocated shares of Company Common Stock held in the ESOP trust shall first be applied by the ESOP trustee to the full repayment of the ESOP Loan, (ii) Section 12.06 of the ESOP shall require immediate lump sum distributions of all ESOP account balances upon receipt of the favorable determination letter described above (except to the extent immediate lump sum distribution would not be permitted under applicable law) and the reference to the purchase of deferred annuity contracts shall be deleted in its entirety, and (iii) to the extent permitted by applicable law, the value attributable to the unallocated shares of Company Common Stock currently held in the ESOP trust can be used in the future for the benefit of those persons who are ESOP participants and beneficiaries as of immediately prior to the Effective Time. No later than five (5) business days prior to the Closing Date, Company shall provide Purchaser with (A) certified copies of the resolutions and/or amendments adopted by the Board of Directors (or the appropriate committee thereof) of Company or its Subsidiaries, as applicable, authorizing that the Company ESOP has been terminated, and (B) executed amendments to the ESOP, the ESOP trust and the ESOP Loan, as applicable, in form and substance reasonably satisfactory to Purchaser to effectuate such termination and the other amendments set forth above. In the event of such ESOP termination, the Continuing Employees who were participants in the ESOP as of immediately prior to distributions of ESOP account balances shall be permitted to roll any eligible rollover distributions into another cash or deferred arrangement within the meaning of Section 401(k) sponsored by Company or the Purchaser and in which the Continuing Employees are eligible (the "Company 401(k) Plan"), provided that shares of Purchaser Common Stock shall only be permitted to be rolled over into the Company 401(k) Plan if such plan maintains a Purchaser Common Stock fund..

          (e)   The parties acknowledge and agree that Company shall take all actions set forth on Section 6.5(e) of the Company Disclosure Schedule with respect to the agreements with Company employees set forth on Section 6.5(e) of the Company Disclosure Schedule.

          (f)    In the event that the Closing Date occurs prior to the payment of the Continuing Employees' annual bonuses in respect of the 2012 year, Purchaser agrees that the Continuing Employees shall be eligible to be awarded annual bonuses in respect of the 2012 year, taking into account Company's performance for the 2012 performance year, the terms of the applicable Employee Benefit Plans and the Company's bonus allocation practice in the ordinary course of business .

          (g)   Without limiting the generality of Section 9.10, the provisions of this Section 6.5 are solely for the benefit of the parties to this Agreement, and no current or former employee, independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this

  Agreement be deemed to (i) establish, amend, or modify any Employee Benefit Plan, Purchaser Benefit Plan or any "employee benefit plan" as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Purchaser, Company or any of their respective affiliates; (ii) alter or limit the ability of Purchaser or any of its Subsidiaries (including, after the Closing Date, the Surviving Company and its Subsidiaries) to amend, modify or terminate any Employee Benefit Plan, Purchaser Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, independent contractor or other service provider any right to employment or continued employment or continued service with Purchaser or any of its Subsidiaries (including, following the Closing Date, the Surviving Company and its Subsidiaries), or constitute or create an employment or other agreement with any employee, independent contractor or other service provider.

        6.6    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, each of Purchaser and the Surviving Company shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer and employee of Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.

          (b)   Subject to the following sentence, for a period of six years following the Effective Time, Purchaser will provide director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Company or any of its Subsidiaries (determined as of the Effective Time) (providing only for the Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for Company) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated by this Agreement), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party as that coverage currently provided by Company; provided that in no event shall Purchaser be required to expend, on an annual basis, an amount in excess of 300% of the annual premiums paid as of the date hereof by Company for any such insurance (the "Premium Cap"); provided, further, that if any such annual expense at any time would exceed the Premium Cap, then Purchaser will cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to the Premium Cap. At the option of Company, prior to the Effective Time and in lieu of the foregoing, Company may purchase a tail policy for directors' and officers' liability insurance on the terms described in the prior sentence (including subject to the Premium Cap) and fully pay for such policy prior to the Effective Time.

          (c)   Any Indemnified Party wishing to claim indemnification under Section 6.6(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Purchaser; provided that failure to so notify will not affect the obligations of Purchaser under Section 6.6(a) unless and to the extent that Purchaser is actually and materially prejudiced as a consequence.

          (d)   If Purchaser or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Purchaser will cause proper provision to be made so that the successors and assigns of Purchaser will assume the obligations set forth in this Section 6.6.

        6.7    Exemption from Liability Under Section 16(b).     Prior to the Effective Time, Purchaser and Company shall each take all such steps as may be necessary or appropriate to cause any disposition of shares of Company Common Stock or conversion of any derivative securities in respect of such shares of Company Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.8    No Solicitation.

          (a)   Company agrees that it will not, and will cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Company Acquisition Proposal; provided that, in the event Company receives an unsolicited bona fide Company Acquisition Proposal and the Board of Directors of Company concludes in good faith that such Company Acquisition Proposal constitutes, or is reasonably expected to result in, a Company Superior Proposal, Company may, and may permit its Subsidiaries and its and its Subsidiaries' representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the Board of Directors of Company concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso or engaging in any negotiations, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to Company than the Confidentiality Agreement and which expressly permits Company to comply with its obligations pursuant to this Section 6.8. Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Purchaser with respect to any Company Acquisition Proposal and will use its reasonable best efforts, subject to applicable law, to (i) enforce any confidentiality or similar agreement relating to a Company Acquisition Proposal and (ii) within ten business days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Purchaser and its affiliates) pursuant to any such confidentiality or similar agreement. Company will promptly (and in any event within 24 hours) advise Purchaser following receipt of any Company Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Company Acquisition Proposal and the substance thereof (including the identity of the person making such Company Acquisition Proposal), and will keep Purchaser promptly apprised of any related developments, discussions and negotiations (including the terms and conditions of any such request, inquiry or Company Acquisition Proposal, or all amendments or proposed amendments thereto) on a current basis. Company agrees that it shall simultaneously provide to Purchaser any confidential or nonpublic information concerning Company or any of its Subsidiaries that may be provided to any other person in connection with any Company Acquisition Proposal which has not previously been provided to Purchaser.

          (b)   Nothing contained in this Agreement shall prevent Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Company Acquisition Proposal; provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement. As used in this Agreement, "Company Acquisition Proposal" means a tender or exchange offer, proposal for a merger, consolidation or other business combination involving Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner more than 40% of the voting power in, or more than 40% of the fair market value of the business, assets or deposits of, Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement, any sale of whole loans and securitizations in the ordinary course and any bona fide internal reorganization. As used in this Agreement, "Company Superior Proposal" means an unsolicited bona fide written Company Acquisition Proposal that the Board of Directors of Company concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby and to be reasonably capable of being consummated on the terms proposed, (i) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law, and after taking into account any amendment or modification to this Agreement agreed to by Purchaser; provided that for purposes of the definition of "Company Superior Proposal," the references to "more than 40%" in the definition of Company Acquisition Proposal shall be deemed to be references to "100%."

          (c)   Purchaser agrees that it will not, and will cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Purchaser Acquisition Proposal; provided that, in the event Purchaser receives an unsolicited bona fide Purchaser Acquisition Proposal and the Board of Directors of Purchaser concludes in good faith that such Purchaser Acquisition Proposal constitutes, or is reasonably expected to result in, a Purchaser Superior Proposal, Purchaser may, and may permit its Subsidiaries and its and its Subsidiaries' representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the Board of Directors of Purchaser concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso or engaging in any negotiations, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to Purchaser than the Confidentiality Agreement and which expressly permits Purchaser to comply with its obligations pursuant to this Section 6.8. Purchaser will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Company with respect to any Purchaser Acquisition Proposal and will use its reasonable best efforts, subject to applicable law, to (i) enforce any confidentiality or similar agreement relating to a Purchaser Acquisition Proposal and (ii) within ten business days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Company and its affiliates) pursuant to any such confidentiality or similar agreement. Purchaser will promptly (and in any event within 24 hours) advise Company following receipt of any Purchaser Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Purchaser Acquisition Proposal and the substance thereof (including the identity of the person making such Purchaser Acquisition Proposal), and will keep Company promptly apprised of any related developments, discussions and negotiations (including the terms and conditions of any such request, inquiry or Purchaser Acquisition Proposal, or all amendments or proposed amendments thereto) on a current basis.

  Purchaser agrees that it shall simultaneously provide to Company any confidential or nonpublic information concerning Purchaser or any of its Subsidiaries that may be provided to any other person in connection with any Purchaser Acquisition Proposal which has not previously been provided to Company.

          (d)   Nothing contained in this Agreement shall prevent Purchaser or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Purchaser Acquisition Proposal; provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement. As used in this Agreement, "Purchaser Acquisition Proposal" means a tender or exchange offer, proposal for a merger, consolidation or other business combination involving Purchaser or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner more than 40% of the voting power in, or more than 40% of the fair market value of the business, assets or deposits of, Purchaser or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement, any sale of whole loans and securitizations in the ordinary course and any bona fide internal reorganization. As used in this Agreement, "Purchaser Superior Proposal" means an unsolicited bona fide written Purchaser Acquisition Proposal that the Board of Directors of Purchaser concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby and to be reasonably capable of being consummated on the terms proposed, (i) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law, and after taking into account any amendment or modification to this Agreement agreed to by Company; provided that for purposes of the definition of "Purchaser Superior Proposal," the references to "more than 40%" in the definition of Purchaser Acquisition Proposal shall be deemed to be references to "100%."

        6.9    Takeover Laws.     No party will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

        6.10    Financial Statements and Other Current Information.     As soon as reasonably practicable after they become available, but in no event more than 15 days after the end of each calendar month ending after the date hereof, Company will furnish to Purchaser, and Purchaser will furnish to Company, (a) consolidated financial statements (including balance sheets, statements of operations and stockholders' equity) of it or any of its Subsidiaries (to the extent available) as of and for such month then ended, (b) internal management reports showing actual financial performance against plan and previous period, and (c) to the extent permitted by applicable law, any reports provided to its Board of Directors or any committee thereof relating to the financial performance and risk management of it or any of its Subsidiaries.

        6.11    Notification of Certain Matters.     Company and Purchaser will give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII.

        6.12    Shareholder Litigation.     Company shall cooperate and consult with Purchaser in the defense or settlement of any shareholder litigation against Company and/or its directors or affiliates and, as applicable, against Purchaser and/or its directors or affiliates, relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Purchaser's prior written consent. In furtherance of and without in any way limiting the foregoing, Company shall use all reasonable best efforts to prevail in any such litigation so as to permit the consummation of the Merger in the manner contemplated by this Agreement.

        6.13    Governance.

          (a)   Purchaser and the Board of Directors of Purchaser shall take all actions necessary so that, as of the Effective Time, the members of the Board of Directors of Purchaser include a number of members selected by the current Board of Directors of Company (who shall be reasonably acceptable to Purchaser, and one of whom shall be Alan B. White) that is one less than the number of members selected by the current Board of Directors of Purchaser. Alan B. White shall serve as the Vice Chairman of the Board of Directors of Purchaser immediately following the Effective Time.

          (b)   The Board of Directors of Purchaser following the Effective Time shall include, in addition to its existing committees, an Executive Committee which shall initially have 5 members, including (i) 3 individuals to be selected by the current Board of Directors of Purchaser and (ii) 2 individuals to be selected from the current members of the Board of Directors of Company designated to the Board of Directors of Purchaser in accordance with Section 6.13(a), which 2 individuals shall be selected by the current Board of Directors of Company and shall, if other than the current Chairman and Chief Executive Officer of the Company, be reasonably acceptable to Purchaser. The chairman of the Executive Committee of the Board of Directors of Purchaser immediately following the Effective Time shall be Alan B. White.

          (c)   As of the Effective Time, the Chairman and Chief Executive Officer of the Surviving Company shall be the current Chairman and Chief Executive Officer of Company, and the Board of Directors of the Surviving Company shall initially be comprised of the same individuals who comprise the Board of Directors of Purchaser immediately following the Effective Time.

          (d)   At the first regularly scheduled meeting of the Board of Directors of Purchaser after the Effective Time, Purchaser shall cause the Board of Directors to consider and, at the discretion of the Board of Directors, approve a policy for the payment of dividends on the Purchaser Common Stock, subject to applicable Law, and taking into account the level of dividends historically paid on the Company Common Stock.

        6.14    Investment Advisory Consents.     Company shall cause its applicable Subsidiaries to use their reasonable best efforts to obtain the consents and approvals necessary to satisfy the consents and approvals required under applicable Law to effect the assignment or continuation of each investment advisory, sub-advisory, investment management, trust or similar agreement with any investment advisory client in connection with the transactions contemplated hereby, including with respect to any change of control of any Person in connection therewith. Without limiting the foregoing, as soon as reasonably practicable after the date of this Agreement, Company shall (or shall cause its applicable Subsidiary to) mail a letter to each relevant client, in a form reasonably acceptable to Purchaser, with respect to such process, and approximately thirty days after the mailing of such letter, to mail a second letter to each such client, in a form reasonably acceptable to Purchaser. Purchaser and Company shall agree on an approach to obtaining such necessary consents and approvals with respect to any investment advisory clients required to give a "positive consent" to assignment, in accordance with applicable Law.

        6.15    Preferred Stock Held by U.S. Treasury.     Neither Purchaser nor any of its affiliates has any plan or intention to, and prior to the second (2nd) anniversary of the Closing Date will not, redeem or otherwise acquire the New Preferred Stock.

ARTICLE VII

CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Shareholder Approval.    The Company Shareholder Approval and the Purchaser Shareholder Approval shall have been obtained.

          (b)    Stock Exchange Listing.    The shares of Purchaser Common Stock to be issued to the holders of Company Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (d)    No Injunctions or Restraints; Illegality.    No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

          (e)    Regulatory Approvals.    (i) The necessary regulatory approval from the Federal Reserve under Section 3 of the BHC Act, and the necessary regulatory approvals from the Texas Department of Banking and under the HSR Act, and (ii) any other regulatory approvals set forth in Sections 3.4 and 4.4 the failure of which to be obtained would reasonably be expected to have a material adverse effect on Purchaser or Company, in each case required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the "Requisite Regulatory Approvals"). The Requisite Regulatory Approvals shall not include any election of Purchaser or Merger Sub to become a "financial holding company" under Section 4(k) of the BHC Act.

        7.2    Conditions to Obligations of Purchaser.     The obligation of Purchaser and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Purchaser, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); provided, however, that no representation or warranty of Company (other than the representations and warranties set forth in (i) Section 3.2(a), which shall be true and correct except to a de minimis extent (relative to Section 3.2(a) taken as a whole), (ii) Sections 3.1(a), 3.2(b); 3.3(a), 3.3(b)(i), 3.7 and 3.10, which shall be true and correct in all material respects, and (iii) Section 3.8, which shall be true and correct in all respects) shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Company has had or would reasonably be expected to result in a Material Adverse Effect on Company; provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.2(a), any qualification or exception for, or reference to, materiality (including the terms "material," "materially," "in all material respects," "Material Adverse Effect" or similar terms or phrases) in any such representation or warranty shall be disregarded; and Purchaser shall have received a certificate signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.

          (b)    Performance of Obligations of Company.    Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Purchaser shall have received a certificate signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to such effect.

          (c)    Tax Opinion.    Purchaser shall have received an opinion of Wachtell, Lipton, Rosen & Katz, dated the Closing Date and based on facts, representations and assumptions described in such opinion, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz will be entitled to receive and rely upon customary certificates and representations of officers of Purchaser, Merger Sub and Company.

          (d)    Regulatory Conditions.    There shall not be any action taken or determination made, or any law enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Entity, in connection with the grant of a Requisite Regulatory Approval or otherwise, which imposes any restriction, requirement or condition that, individually or in the aggregate, would, after the Effective Time, restrict or burden Purchaser or Surviving Company or any of their respective affiliates in connection with the transactions contemplated by this Agreement or with respect to the business or operations of Purchaser or Surviving Company that would have a Material Adverse Effect on Purchaser, Surviving Company or any of their respective affiliates, in each case measured on a scale relative to Company.

          (e)    Consents and Approvals.    Each of the consents and approvals set forth on Section 7.2(e) of the Company Disclosure Schedule shall have been obtained in form and substance reasonably satisfactory to Purchaser and shall be in full force and effect on the Closing Date.

          (f)    Merger Agreement Amendment.    The Fourth Amendment to the First Southwest Merger Agreement shall be in full force and effect on the Closing Date and shall not have been superseded or modified by subsequent amendments.

        7.3    Conditions to Obligations of Company.     The obligation of Company to effect the Merger is also subject to the satisfaction or waiver by Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); provided, however, that no representation or warranty of Purchaser (other than the representations and warranties set forth in (i) Section 4.2(a), which shall be true and correct except to a de minimis extent (relative to Section 4.2(a) taken as a whole), (ii) Sections 4.3(a), 4.3(b)(i) and 4.7, which shall be true and correct in all material respects, and (iii) Sections 4.8 and 4.26, which shall be true and correct in all respects) shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Purchaser has had or would reasonably be expected to result in a Material Adverse Effect on Purchaser; provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.3(a), any qualification or exception for, or reference to, materiality (including the terms "material," "materially," "in all material respects," "Material Adverse Effect" or similar terms or phrases) in any such representation or warranty shall be disregarded; and Company shall have received a certificate signed on behalf of Purchaser by the Chief Executive Officer or the Chief Financial Officer of Purchaser to the foregoing effect.

          (b)    Performance of Obligations of Purchaser.    Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Company shall have received a certificate signed on behalf of Purchaser by the Chief Executive Officer or the Chief Financial Officer of Purchaser to such effect.

          (c)    Tax Opinion.    Company shall have received an opinion of Sullivan & Cromwell LLP, dated the Closing Date and based on facts, representations and assumptions described in such opinion, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Sullivan & Cromwell LLP will be entitled to receive and rely upon customary certificates and representations of officers of Purchaser, Merger Sub, and Company.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company or Purchaser:

          (a)   by mutual consent of Company and Purchaser in a written instrument authorized by the Boards of Directors of Company and Purchaser;

          (b)   by either Company or Purchaser;

              (i)  if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement;

             (ii)  if the Merger shall not have been consummated on or before December 31, 2012, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

            (iii)  if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Company, in the case of a termination by Purchaser, or on the part of the Purchaser, in the case of a termination by Company, which breach, either individually or in the aggregate with other breaches by such party, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within the earlier of December 31, 2012 and 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

            (iv)  if the Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

             (v)  if the Purchaser Shareholder Approval shall not have been obtained at the Purchaser Shareholder Meeting or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

          (c)   by Purchaser, prior to such time as the Company Shareholder Approval is obtained, if Company or the Board of Directors of Company submits this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation as contemplated by Section 6.3(a), or recommends to its shareholders a Company Acquisition Proposal other than the Merger; or

          (d)   by Company, prior to such time as the Purchaser Shareholder Approval is obtained, if Purchaser or the Board of Directors of Purchaser submits this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation as contemplated by Section 6.3(b), or recommends to its shareholders a Purchaser Acquisition Proposal other than the Merger.

        8.2    Effect of Termination.     In the event of termination of this Agreement by either Company or Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Company, Purchaser, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.2(b), 8.2, 8.3, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10 and 9.11 shall survive any termination of this Agreement, and (ii) neither Company nor Purchaser shall be relieved or released from any liabilities or damages arising out of its knowing breach of any provision of this Agreement.

        8.3    Fees and Expenses.

          (a)   Except with respect to costs and expenses of printing and mailing the Joint Proxy Statement, the Form S-4 and all filing and other fees paid to the SEC in connection with the Merger and all filing and other fees in connection with any filing under the HSR Act, which shall be borne equally by Company and Purchaser, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except as otherwise provided in Section 8.3(b) or 8.3(c) hereof.

          (b)   In the event that:

              (i)  (x) prior to the Effective Time and after the date hereof, any person shall have made a Company Acquisition Proposal, which proposal has been publicly disclosed and not withdrawn or has been made known to management of Company, or any person shall have publicly announced or made known to management of Company an intention (whether or not conditional) to make a Company Acquisition Proposal, (y) thereafter this Agreement is terminated by either party pursuant to Section 8.1(b)(ii) without the Company Shareholder Approval having been obtained or Section 8.1(b)(iv) or by Purchaser pursuant to Section 8.1(b)(iii) and (z) within twelve months after the termination of this Agreement, a Company Acquisition Proposal shall have been consummated or any definitive agreement with respect to a Company Acquisition Proposal shall have been entered into; (provided that for purposes of the foregoing, the term "Company Acquisition Proposal" shall have the meaning assigned to such term in Section 6.8(b) except that the references to "40%" in the definition of a "Company Acquisition Proposal" in Section 6.8(b) shall be deemed to be references to "50%"); or

             (ii)  this Agreement is terminated by Purchaser pursuant to Section 8.1(c);

  then Company shall pay Purchaser a fee, in immediately available funds, in the amount of $17,500,000 (the "Company Termination Fee") immediately following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any Company Acquisition Proposal. In no event shall Company be obligated to pay Purchaser the Company Termination Fee on more than one occasion.

          (c)   In the event that:

              (i)  this Agreement is terminated by either party pursuant to Section 8.1(b)(v); or

             (ii)  this Agreement is terminated by Company pursuant to Section 8.1(d);

  then Purchaser shall pay Company a fee, in immediately available funds, in the amount of $17,500,000 (the "Purchaser Termination Fee"). In no event shall Purchaser be obligated to pay Company the Purchaser Termination Fee on more than one occasion.

          (d)   In the event that this Agreement is terminated by Purchaser pursuant to Section 8.1(b)(iv) (other than in the event of a termination in connection with which the Company Termination Fee is payable pursuant to Section 8.3(b)), then Company shall pay to Purchaser, in immediately available funds on the date of such termination, an amount equal to $5,000,000 in respect of the other party's expenses in connection with this Agreement.

          (e)   Company and Purchaser acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. The amounts payable by Company pursuant to Section 8.3(b) constitute liquidated damages and not a penalty and shall be the sole monetary remedy of Purchaser in the event of termination of this Agreement specified in such section. In the event that either party fails to pay when due any amounts payable under this Section 8.3, then (i) such party shall reimburse the other party for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (ii) such party shall pay to the other party interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made.

        8.4    Amendment.     This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Company or the shareholders of Purchaser, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        8.5    Extension; Waiver.     At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

        9.1    Closing.     On the terms and subject to conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, counsel to Purchaser, on the first business day of the first calendar month that follows the month in which the last to be satisfied of the conditions set forth in Article VII is satisfied (other than those conditions that by their nature are to be satisfied or waived at the Closing but subject to the satisfaction or waiver of those conditions), unless extended by mutual agreement of the parties (the "Closing Date"); provided that if such conditions are satisfied on or after December 1, 2012 and before December 31, 2012, the Closing shall take place on December 31, 2012.

        9.2    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.6 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

        9.3    Notices.     All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Purchaser or Merger Sub, to:

      Hilltop Holdings Inc.
      200 Crescent Court, Suite 1330
      Dallas, Texas 75201
      Attention:    Corey Prestidge
      Facsimile:    (214) 580-5722

      with a copy (which shall not constitute notice) to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention:    Edward D. Herlihy
                            David E. Shapiro
      Facsimile:    (212) 403-2000

          (b)   if to Company, to:

      PlainsCapital Corporation
      2323 Victory Ave., Suite 1400
      Dallas, Texas 75219
      Attention:    Scott J. Luedke
      Facsimile:    (877) 425-4246

      with a copy (which shall not constitute notice) to:

      Sullivan & Cromwell LLP
      125 Broad Street
      New York, New York 10004
      Attention:    Mitchell S. Eitel
      Facsimile:    (212) 558-3588

        9.4    Interpretation.     When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the phrase "to the Knowledge of Company" means the actual knowledge of any of Company's officers listed on Section 9.4 of the Company Disclosure Schedule, and the phrase "to the Knowledge of Purchaser" means the actual knowledge of any of Purchaser's officers listed on Section 9.4 of the Purchaser Disclosure Schedule. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

        9.5    Counterparts.     This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        9.6    Entire Agreement.     This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

        9.7    Governing Law; Jurisdiction.     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Texas. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        9.8    Waiver of Jury Trial.     Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.8.

        9.9    Publicity.     Neither Company nor Purchaser shall, and neither Company nor Purchaser shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld or delayed) of Purchaser, in the case of a proposed announcement, statement or disclosure by Company, or Company, in the case of a proposed announcement, statement or disclosure by Purchaser; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

        9.10    Assignment; Third-Party Beneficiaries.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party (which shall not be unreasonably withheld or delayed). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and permitted assigns. Except for Section 6.6, which is intended to benefit each Indemnified Party and his or her heirs and representatives, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

        9.11    Specific Performance.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

        9.12    Disclosure Schedule.

          (a)   Before entry into this Agreement, Company delivered to Purchaser a schedule (a "Company Disclosure Schedule") and Purchaser delivered to Company a schedule a ("Purchaser Disclosure Schedule"), each of which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or Article IV, respectively, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect and (ii) the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect.

          (b)   For purposes of this Agreement, "Previously Disclosed" means information set forth by Company or Purchaser in the applicable paragraph of its Company Disclosure Schedule or Purchaser Disclosure Schedule, as applicable, or any other paragraph of its Company Disclosure Schedule or Purchaser Disclosure Schedule, as applicable (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Company Disclosure Schedule or Purchaser Disclosure Schedule is also applicable to the section of this Agreement in question).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HILLTOP HOLDINGS INC.
By:	/s/ JEREMY B. FORD
	Name:	Jeremy B. Ford
	Title:	President and CEO
MEADOW CORPORATION
By:	/s/ JEREMY B. FORD
	Name:	Jeremy B. Ford
	Title:	President
PLAINSCAPITAL CORPORATION
By:	/s/ ALAN B. WHITE
	Name:	Alan B. White
	Title:	Chairman and CEO

Annex B

May 8, 2012

The Board of Directors
PlainsCapital Corporation
2323 Victory Avenue, Suite 1400
Dallas, Texas 75219

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of PlainsCapital Corporation (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Hilltop Holdings Inc. (the "Acquiror"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of May 8, 2012, by and among the Company, the Acquiror and its subsidiary, Meadow Corporation ("Merger Sub"), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than (i) shares of Company Common Stock owned, directly or indirectly, by the Company, the Acquiror and Merger Sub (other than Trust Account Common Shares (as defined in the Agreement) and DPC Common Shares (as defined in the Agreement)) and (ii) Dissenting Shares (as defined in the Agreement), will be converted into the right to receive, without interest, consideration per share equal to the Per Share Cash Consideration (as defined in the Agreement) (the "Cash Consideration") and the Exchange Ratio (as defined in the Agreement) (the "Stock Consideration", and, together with the Cash Consideration, the "Consideration").

        In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Acquiror's common stock, par value $0.01 per share (the "Acquiror Common Stock"), and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Acquiror relating to their respective businesses; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. In addition, we have assumed that there will be no issuances of additional shares of Company Common Stock or other securities following the date hereof that will cause the Per Share Cash Consideration and the Exchange Ratio to be less than $9 and .776, respectively. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Acquiror Common Stock will trade at any future time.

        We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Acquiror or the Company other than that our commercial banking affiliate provides treasury and cash management services to the Company and is a lender under outstanding credit facilities of the Company and certain of its subsidiaries, for which it receives customary compensation or other financial benefits. In the past, we and our affiliates have had commercial or investment banking relationships with certain funds or companies in which Gerald J. Ford, the beneficial owner of 26.7% of the Acquiror Common Stock as of April 11, 2012, as reported by the Acquiror in its Schedule 14A filed on April 30, 2012, has a significant ownership stake. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. MORGAN SECURITIES LLC

Annex C

May 8, 2012

Board of Directors
Hilltop Holdings Inc.
200 Crescent Court
Suite 1330
Dallas, TX 75201

Gentlemen:

        We understand that PlainsCapital Corporation ("PlainsCapital") and Hilltop Holdings Inc. ("Hilltop") propose to enter into an Agreement and Plan of Merger dated May 8, 2012 (the "Merger Agreement") which provides among other things, for the merger (the "Merger") of PlainsCapital with and into a wholly owned, direct subsidiary of Hilltop. In accordance with the terms of the Merger Agreement, each outstanding share of PlainsCapital common stock and each outstanding restricted stock unit and restricted stock award of PlainsCapital except for shares owned, directly or indirectly, by Hilltop and PlainsCapital, will be converted into the right to receive, without interest, (i) shares of common stock and (ii) an amount in cash. The cash and stock consideration per share for each outstanding share of PlainsCapital common stock will be determined on the closing date, as the aggregate cash and stock consideration is fixed at $318,452,850 and 27,457,712 shares of Hilltop common stock, subject to adjustment with respect to certain equity awards. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have requested our opinion as to whether the consideration to be paid by Hilltop in the Merger is fair to Hilltop from a financial point of view. In connection with rendering our opinion we have:

  1.
  reviewed certain publicly available financial statements, reports and other business and financial information regarding Hilltop and PlainsCapital;

  2.
  reviewed certain internal financial statements and other financial and operating data (including financial projections) concerning Hilltop and PlainsCapital prepared by the managements of Hilltop and PlainsCapital, respectively;

  3.
  reviewed the reported prices and trading activity for the common stock of Hilltop;

  4.
  compared the financial performance of PlainsCapital and Hilltop's operating businesses with the performance and pricing of the stock of certain other publicly-traded companies that we deemed relevant;

  5.
  reviewed the financial terms, to the extent publicly available, of certain transactions that we deemed relevant;

  6.
  reviewed with management of Hilltop the projections prepared by Hilltop of the potential future financial performance of PlainsCapital and Hilltop;

  7.
  reviewed with management of PlainsCapital the projections prepared by PlainsCapital of the potential future financial performance of PlainsCapital;

  8.
  reviewed the pro forma impact of the merger on Hilltop's earnings per share, book value per share, and tangible book value per share, as projected by Hilltop;

  9.
  discussed with management of Hilltop and PlainsCapital the past and current business operations, financial condition and future business prospects of Hilltop and PlainsCapital;

  10.
  reviewed the financial terms and conditions of the Merger Agreement dated May 8, 2012;

  11.
  assisted in your deliberations regarding the material terms of the Merger; and

  12.
  performed such other analyses, reviewed such other information, considered such other factors, and provided such other services as we have deemed appropriate.

        For purposes of rendering this opinion, we have relied on and assumed the accuracy and completeness of the information and financial data that was publicly available or was provided to, or discussed with, us by Hilltop and PlainsCapital and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. We have further relied on the assurances of the managements of Hilltop and PlainsCapital that they are not aware of any information that would make any of such information inaccurate or misleading in any material respect. We have not made or undertaken, nor have we assumed any responsibility for making or undertaking, an independent evaluation or appraisal of any of the assets or liabilities of Hilltop or of PlainsCapital; nor have we evaluated the solvency or fair value of Hilltop or of PlainsCapital under any laws relating to bankruptcy, insolvency or similar matters. We have not conducted, nor have we assumed any obligation to conduct, any physical inspection of the properties or facilities of Hilltop or of PlainsCapital. With respect to the financial forecasts prepared by the managements of Hilltop and PlainsCapital, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of Hilltop and PlainsCapital as to the potential future financial performance of Hilltop and PlainsCapital and that the financial results reflected by such projections will be realized as predicted. We express no view as to such forecasts or the assumptions on which they were based. We have also assumed that the representations and warranties contained in the Merger Agreement and all related documents are true and correct in all material respects.

        As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with Hilltop and PlainsCapital and, in the past, have provided investment banking services to both Hilltop and PlainsCapital for which we and our affiliates have received customary compensation, and we expect to provide similar services in the future. During the past two years, such services have included (i) acting as an underwriter in a proposed public offering of shares of common stock of PlainsCapital, which offering was not completed, (ii) performing an independent valuation of shares owned by the PlainsCapital Employee Stock Ownership Plan as amended and (iii) providing financial advisory services to Hilltop in connection with an investment in SWS Group, Inc. pursuant to a funding agreement dated March 20, 2011. We serve as financial adviser to Hilltop in connection with the Merger, and we are entitled to receive from Hilltop reimbursement of our expenses, including fees and expenses of outside counsel to us, and a fee for our services as financial adviser to Hilltop, a significant portion of which is contingent upon the consummation of the Merger. We are also entitled to receive a fee from Hilltop for providing our fairness opinion to Hilltop, which fee is not contingent upon consummation of the Merger. Hilltop has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. We expect to pursue future investment banking services assignments from participants in this Merger, including Hilltop. In the ordinary course of business, we and our affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or other securities or financial instruments or options on securities of Hilltop or of any other participant in the Merger.

        We are not legal, accounting, regulatory or tax experts, and we have relied solely, and without independent verification, on the assessments of Hilltop and its other advisers with respect to such matters. We have assumed, with your consent, that the Merger and the other transactions contemplated by the Merger Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of Hilltop and that the Merger will not result in adverse tax consequences for Hilltop or PlainsCapital.

        Our opinion is necessarily based upon market, economic, regulatory and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms of the Merger Agreement dated May 8, 2012, without material waiver or modification. We have assumed all necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Merger will be obtained and that no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Hilltop or PlainsCapital or on the contemplated benefits of the Merger to Hilltop. We are not expressing any opinion herein as to the price at which the common stock or any other securities of Hilltop will trade following the announcement of the Merger or as to the impact of the Merger on the solvency or viability of Hilltop or PlainsCapital or the ability of Hilltop or PlainsCapital to pay their respective obligations when they come due.

        This opinion is for the use and benefit of the Board of Directors of Hilltop for purposes of its evaluation of the Merger. Our opinion does not address the merits of the underlying decision by Hilltop to engage in the Merger, the relative merits of the Merger as compared to other alternatives potentially available to Hilltop or the relative effects of any alternative transaction in which Hilltop might engage, nor is it intended to be a recommendation to any person as to how to vote or of any specific action that should be taken in connection with the Merger. This opinion is not intended to confer any rights or remedies upon any other person. Our opinion is limited to the fairness, from a financial point of view to Hilltop of the consideration to be paid by Hilltop in connection with the Merger, and this opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Hilltop. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger, or to any group of such officers, directors or employees, relative to the compensation to be received by other stockholders in the Merger or with respect to the fairness of any such compensation. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisers without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses and role as financial adviser to Hilltop may be included in any joint proxy or information statement relating to the Merger mailed to shareholders of Hilltop and PlainsCapital, provided that we approve of the content of such disclosures prior to any filing or publication of such statement.

        Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the consideration to be paid by Hilltop in the Merger is fair to Hilltop from a financial point of view.

Very truly yours,

STEPHENS INC.

Annex D

VOTING AND SUPPORT AGREEMENT

        This Voting and Support Agreement (this "Agreement") is made and entered into as of [    ], among [    ], a [    ] corporation ("Purchaser"), and [    ] ("Shareholder").

R E C I T A L S:

        WHEREAS, Purchaser, [    ], a [    ] corporation and direct, wholly owned subsidiary of Purchaser ('Merger Sub"), and [    ] Corporation, a [    ] corporation ("Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Company Common Stock set forth, and in the manner reflected, on Attachment A hereto (the "Owned Shares"); and

        WHEREAS, as an inducement and a condition to Purchaser entering into and consummating the Merger Agreement, Purchaser has required that Shareholder enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO VOTE; IRREVOCABLE PROXY

        Section 1.01    Agreement to Vote.     Shareholder hereby agrees that, during the time this Agreement is in effect, at the Company Shareholder Meeting (as defined in the Merger Agreement) or any meeting of the shareholders of the Company, however called, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and vote (or cause to be voted) all of its Owned Shares (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any Company Acquisition Proposal and against any action or agreement that would impair the ability of the Purchaser and the Merger Sub to complete the Merger, the ability of the Company to consummate the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

        Section 1.02    Irrevocable Proxy.     Shareholder hereby irrevocably appoints the Purchaser as its attorney and proxy with full power of substitution and resubstitution, to the full extent of Shareholder's voting rights with respect to the Owned Shares (which proxy is irrevocable and which appointment is coupled with an interest) to vote all such Owned Shares solely on the matters described in Section 1.01, and in accordance therewith. Shareholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with Section 4.01 of this Agreement.

        Section 1.03    Transfer Restrictions.     Shareholder agrees that it will not, prior to termination of this Agreement, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a "Transfer"), or (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable; provided that Shareholder may Transfer the Shares for estate planning or philanthropic purposes so long as the transferee agrees in a signed writing to be bound by the provisions of this Agreement.

        Section 1.04    Inconsistent Agreements.     Shareholder hereby covenants and agrees that, except for this Agreement, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        Section 2.01    Shareholder Representations and Warranties.     Shareholder hereby represents and warrants to Purchaser as follows:

          (a)   Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due execution and delivery by Purchaser, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          (d)   The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, Shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

          (e)   On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Company Common Stock owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder's obligations hereunder. As of the date hereof Shareholder has, and at the Company Shareholder Meeting or any other shareholder meeting of the Company in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

          (f)    Shareholder understands and acknowledges that each of Purchaser and Merger Sub is entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement.

        Section 2.02    Purchaser Representations and Warranties.     Purchaser hereby represents and warrants to Shareholder as follows:

          (a)   Purchaser has full legal right and capacity to execute and deliver this Agreement, to perform Purchaser's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Purchaser and the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

          (d)   The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Purchaser to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (except for filings with the Securities and Exchange Commission by Purchaser), (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Purchaser or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Purchaser or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other material agreement to which Purchaser or any of its affiliates is a party.

ARTICLE III
COVENANTS

        Section 3.01    Shareholder Covenants.     Shareholder hereby covenants and agrees with Purchaser as follows:

          (a)   Shareholder agrees, prior to the consummation of the Merger, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

          (b)   Shareholder agrees to permit Purchaser to publish and disclose in the Joint Proxy Statement Shareholder's identity and ownership of shares of Company Common Stock and the nature of Shareholder's commitments, arrangements and understandings under this Agreement.

          (c)   In furtherance of this Agreement, and concurrently herewith, Shareholder shall and hereby does authorize the Company or the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Owned Shares. At the request of Purchaser, Shareholder shall cause to be provided to Purchaser evidence of such stop transfer order.

          (d)   From time to time, at the request of Purchaser and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          (e)   The parties hereto acknowledge that Shareholder is entering into this Agreement solely in its capacity as the beneficial owner of the Owned Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of Shareholder in its capacity, if applicable, as an officer or director of the Company or any Subsidiary.

ARTICLE IV
TERMINATION

        Section 4.01    Termination of Agreement.     This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the consummation of the Merger.

        Section 4.02    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 4.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination or any obligations under.

ARTICLE V
MISCELLANEOUS

        Section 5.01    Expenses.     Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

        Section 5.02    Entire Agreement; Assignment.     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

        Section 5.03    Notices.     All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

          To Purchaser:

      [    ]
      Attention: [    ]
      Facsimile: [    ]

          With copies to:

      [    ]
      Attention: [    ]
      Facsimile: [    ]
      Email: [    ]

          To Shareholder:

      [    ]
      Attention: [    ]
      Facsimile: [    ]
      Email: [    ]

          With copies to:

      [    ]
      Attention: [    ]
      Facsimile: [    ]
      Email: [    ]

        Section 5.04    Amendments; Waivers.     Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Purchaser and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 5.05    Assignment.     No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all the assets of the respective party to this Agreement, without the prior written consent of the other party hereto; provided that Purchaser may assign its rights and obligations under this Agreement to a Subsidiary of Purchaser, so long as Purchaser remains liable for its obligations hereunder.

        Section 5.06    Governing Law; Venue.     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Texas. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 5.07    WAIVER OF JURY TRIAL.     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.07.

        Section 5.08    Specific Performance.     Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Purchaser would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Purchaser may be entitled (including monetary damages), Purchaser shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that neither Purchaser, Merger Sub nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.08, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 5.09    Counterparts.     This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

        Section 5.10    Severability.     Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        Section 5.11    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Shareholder, and Purchaser shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting of any of the Owned Shares, except as otherwise provided herein.

        [Signature Pages to Follow]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

[ ]
By:
Name:
Title:
[ ]
By:
Name:
Title:

        [Signature Page to Voting Agreement]

 Attachment A

Owned Shares

[    ]

Annex E

VOTING AND SUPPORT AGREEMENT

        This Voting and Support Agreement (this "Agreement") is made and entered into as of May 8, 2012, among PlainsCapital Corporation ("Company"), and Diamond A Financial L.P. ("Shareholder").

R E C I T A L S:

        WHEREAS, Company, Hilltop Holdings, Inc. ("Purchaser") and Meadow Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Purchaser Common Stock set forth, and in the manner reflected, on Attachment A hereto (the "Owned Shares"); and

        WHEREAS, as an inducement and a condition to Company entering into and consummating the Merger Agreement, Company has required that Shareholder enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO VOTE; IRREVOCABLE PROXY

        Section 1.01    Agreement to Vote.     Shareholder hereby agrees that, during the time this Agreement is in effect, at the Purchaser Shareholder Meeting (as defined in the Merger Agreement) or any meeting of the shareholders of the Purchaser, however called, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and vote (or cause to be voted) all of its Owned Shares (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any Purchaser Acquisition Proposal and against any action or agreement that would impair the ability of the Company and the Merger Sub to complete the Merger, the ability of the Purchaser to consummate the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

        Section 1.02    Irrevocable Proxy.     Shareholder hereby irrevocably appoints the Company as its attorney and proxy with full power of substitution and resubstitution, to the full extent of Shareholder's voting rights with respect to the Owned Shares (which proxy is irrevocable and which appointment is coupled with an interest) to vote all such Owned Shares solely on the matters described in Section 1.01, and in accordance therewith. Shareholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with Section 4.01 of this Agreement.

        Section 1.03    Transfer Restrictions.     Shareholder agrees that it will not, prior to termination of this Agreement, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a "Transfer"), or (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable; provided that Shareholder may Transfer the Shares for estate planning or philanthropic purposes so long as the transferee agrees in a signed writing to be bound by the provisions of this Agreement.

        Section 1.04    Inconsistent Agreements.     Shareholder hereby covenants and agrees that, except for this Agreement, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        Section 2.01    Shareholder Representations and Warranties.     Shareholder hereby represents and warrants to Company as follows:

          (a)   Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due execution and delivery by Company, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          (d)   The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, Shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

          (e)   On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Purchaser Common Stock owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder's obligations hereunder. As of the date hereof Shareholder has, and at the Purchaser Shareholder Meeting or any other shareholder meeting of the Purchaser in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

          (f)    Shareholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement.
        Section 2.02    Company Representations and Warranties.     Company hereby represents and warrants to Shareholder as follows:

          (a)   Company has full legal right and capacity to execute and deliver this Agreement, to perform Company's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Company and the execution, delivery and performance of this Agreement by Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company and no other actions or proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Company, enforceable against Company in accordance with its terms.

          (d)   The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Company to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (except for filings with the Securities and Exchange Commission by Company), (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Company or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Company or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other material agreement to which Company or any of its affiliates is a party.

ARTICLE III
COVENANTS

        Section 3.01    Shareholder Covenants.     Shareholder hereby covenants and agrees with Company as follows:

          (a)   Shareholder agrees, prior to the consummation of the Merger, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

          (b)   Shareholder agrees to permit Company to publish and disclose in the Joint Proxy Statement Shareholder's identity and ownership of shares of Purchaser Common Stock and the nature of Shareholder's commitments, arrangements and understandings under this Agreement.

          (c)   In furtherance of this Agreement, and concurrently herewith, Shareholder shall and hereby does authorize the Purchaser or the Purchaser's counsel to notify Purchaser's transfer agent that there is a stop transfer order with respect to all of the Owned Shares. At the request of Company, Shareholder shall cause to be provided to Company evidence of such stop transfer order.

          (d)   From time to time, at the request of Company and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          (e)   The parties hereto acknowledge that Shareholder is entering into this Agreement solely in its capacity as the beneficial owner of the Owned Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of Shareholder in its capacity, if applicable, as an officer or director of the Purchaser or any Subsidiary.

ARTICLE IV
TERMINATION

        Section 4.01    Termination of Agreement.     This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (iii) the consummation of the Merger.

        Section 4.02    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 4.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination or any obligations under.

ARTICLE V
MISCELLANEOUS

        Section 5.01    Expenses.     Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

        Section 5.02    Entire Agreement; Assignment.     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

        Section 5.03    Notices.     All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

          To Company:

      PlainsCapital Corporation
      2323 Victory Ave., Suite 1400
      Dallas, Texas 75219
      Attention:    Scott J. Luedke
      Facsimile:    (877) 425-4246

          with copies to:

      Sullivan & Cromwell LLP
      125 Broad Street
      New York, New York 10004
      Attention:    Mitchell S. Eitel
      Facsimile:    (212) 558-3588

          To Shareholder:

      Diamond A Financial, L.P.
      200 Crescent Court
      Suite 1350
      Dallas, TX 75201
      Attention:    Gerald J. Ford
      Facsimile:    (214) 871-5199

          With copies to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention:    David E. Shapiro
      Facsimile:    212-403-2000

        Section 5.04    Amendments; Waivers.     Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Company and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 5.05    Assignment.     No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all the assets of the respective party to this Agreement, without the prior written consent of the other party hereto; provided that Company may assign its rights and obligations under this Agreement to a Subsidiary of Company, so long as Company remains liable for its obligations hereunder.

        Section 5.06    Governing Law; Venue.     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Texas. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum..

        SECTION 5.07    WAIVER OF JURY TRIAL.     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.07.

        Section 5.08    Specific Performance.     Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Company may be entitled (including monetary damages), Company shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that neither Company nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.08, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 5.09    Counterparts.     This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

        Section 5.10    Severability.     Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        Section 5.11    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Company any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Shareholder, and Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Purchaser or exercise any power or authority to direct the Shareholder in the voting of any of the Owned Shares, except as otherwise provided herein.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PLAINSCAPITAL CORPORATION
By:	/s/ ALAN B. WHITE
Name:	Alan B. White
Title:	Chairman and CEO
DIAMOND A FINANCIAL L.P.
By:	/s/ GERALD J. FORD
Name:	Gerald J. Ford
Title:	General Partner

[Signature Page to Voting and Support Agreement]

 Attachment A

Owned Shares

15,044,616

Annex F

HILLTOP HOLDINGS INC.
2012 EQUITY INCENTIVE PLAN

SECTION 1.    Purposes; Definitions

        The purposes of this Plan are to focus directors, officers and other employees and consultants on business performance that creates stockholder value, to encourage innovative approaches to the business of the Company and to encourage ownership of Company Common Stock by directors, officers and other employees and consultants.

        For purposes of this Plan, the following terms are defined as set forth below:

        (a)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company.

        (b)   "Applicable Exchange" means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

        (c)   "Award" means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

        (d)   "Award Agreement" means a written document or agreement setting forth the terms and conditions of a specific Award.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Change in Control" has the meaning set forth in Section 10(b).

        (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

        (h)   "Commission" means the Securities and Exchange Commission or any successor agency.

        (i)    "Committee" means the Committee referred to in Section 2.

        (j)    "Common Stock" means common stock, par value $0.01 per share, of the Company.

        (k)   "Company" means Hilltop Holdings Inc., a Maryland corporation.

        (l)    "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

        (m)  "Eligible Individuals" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        (o)   "Fair Market Value" means, except as otherwise provided by the Committee, with respect to any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of a Share on the Applicable Exchange. If there is no regular public trading market for such Common Stock, the Fair Market Value

F-1

of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

        (p)   "Free-Standing SAR" has the meaning set forth in Section 5(b).

        (q)   "Full-Value Award" means any Award other than a Stock Option or Stock Appreciation Right.

        (r)   "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

        (s)   "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (t)    "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        (u)   "Other Stock-Based Award" means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

        (v)   "Participant" means an Eligible Individual to whom an Award is or has been granted.

        (w)  "Performance Goals" means the performance goals established by the Committee in connection with the grant of Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to stockholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, stockholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies), (ii) the Performance Goals may be adjusted as determined by the Committee in a manner consistent with Section 3(d) and (iii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

        (x)   "Performance Period" means the time period established by the Committee during which the achievement of the applicable Performance Goals is to be measured.

        (y)   "Performance Unit" means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

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        (z)   "Plan" means the Hilltop Holdings Inc. 2012 Equity Incentive Plan, as set forth herein and as hereinafter amended from time to time.

        (aa) "Prior Plan" means the 2003 Equity Incentive Plan.

        (bb) "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

        (cc) "Restriction Period" has the meaning set forth in Section 6(d).

        (dd) "Restricted Stock" means an Award granted under Section 6.

        (ee) "Restricted Stock Unit" has the meaning set forth in Section 7.

        (ff)  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

        (gg) "Share" means a share of Common Stock.

        (hh) "Stock Appreciation Right" has the meaning set forth in Section 5(b).

         (ii)  "Stock Option" means an Award granted under Section 5(a).

        (jj)   "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

        (kk) "Tandem SAR" has the meaning set forth in Section 5(c).

        (ll)   "Term" means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as provided in the Plan or specified in the applicable Award Agreement.

        (mm)  "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant's employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a "non-qualified deferred compensation plan" within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a "Termination of Employment" unless the Participant has experienced a "separation from service" within the meaning of Section 409A of the Code (a "Separation from Service").

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.    Administration

        (a)    Committee.     This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee of the Board or such other committee of the Board as the Board may

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from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the "Committee" refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

        Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

          (iv)  to approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any acceleration of vesting or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

           (v)  to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(a) and 5(b)), at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

          (vi)  to determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

         (vii)  to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

        (viii)  to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

          (ix)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

           (x)  to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto); and

          (xi)  to otherwise administer this Plan.

        (b)    Procedures.

            (i)  The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

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        (c)    Discretion of the Committee.     Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegated authority at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegate individual pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

        (d)    Cancellation or Suspension.     Subject to Section 5(e), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

        (e)    Award Agreements.     The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement being signed (or acknowledged electronically) by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.

SECTION 3.    Common Stock Subject to Plan

        (a)    Plan Maximums.     The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be four million (4,000,000) Shares. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be two million (2,000,000) Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 12(a)), no new awards may be granted under the Prior Plan, it being understood that awards outstanding under the Prior Plan as of the Effective Date shall remain in full force and effect under such plan according to their respective terms; provided, however, that dividend equivalents may continue to be issued under the Prior Plan in respect of awards granted under the Prior Plan which are outstanding as of the Effective Date.

        (b)    Individual Limits.     No Participant may be granted Awards intended to be Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of five hundred thousand (500,000) Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of seven hundred and fifty thousand (750,000) Shares during any calendar year.

        (c)    Rules for Calculating Shares Delivered.     To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant's ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award after payment of the exercise price and/or tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).

        (d)    Adjustment Provision.     In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and

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delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company's stockholders (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or other the Company's filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

        (e)    Section 409A.     Notwithstanding Section 3(d): (i) any adjustments made pursuant to Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there is no resulting imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 4.    Eligibility

        Awards may be granted under this Plan to Eligible Individuals.

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SECTION 5.    Stock Options and Stock Appreciation Rights

        (a)    Types of Stock Options.     Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

        (b)    Types and Nature of Stock Appreciation Rights.     Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with a Stock Option, or "Free-Standing SARs," which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.     A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.     The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date.

        (e)    No Repricing.     In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (f)    Term.     The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than ten years after its Grant Date.

        (g)    Exercisability.     Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times as shall be determined by the Committee and set forth in the applicable Award Agreement. The Award Agreement may also include any provisions as to continued employment or continued service as consideration for the grant or exercise of such Stock Option or Free-Standing SAR, as well as provisions as to performance conditions, and any other provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

        (h)    Method of Exercise.     Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option or Free-Standing SAR to be purchased. In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by

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the applicable exercise price). The exercise price for Stock Options may be paid upon such terms as shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the exercise price as payment.

        (i)    Delivery; Rights of Stockholders.     A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. A Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares received upon exercise), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of a Stock Option, has paid the exercise price for such Stock Options and applicable taxes in full.

        (j)    Non-Transferability of Stock Options and Stock Appreciation Rights.     No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant's family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(j), it being understood that the term "holder" and "Participant" include such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

        (k)    Additional Rules for Incentive Stock Options.     Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

        (l)    Dividends and Dividend Equivalents.     Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights, provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

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SECTION 6.    Restricted Stock

        (a)    Administration.     Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, including those contained in Section 6(c).

        (b)    Book-Entry Registration.     Shares of Restricted Stock shall be evidenced through book-entry registration. If any certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hilltop Holdings Inc. 2012 Equity Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Hilltop Holdings Inc., 200 Crescent Court, Suite 1330, Dallas, Texas 75201."

        (c)    Terms and Conditions.     An Award of Restricted Stock shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Agreement. The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Stock for such reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. In the event of the death of a Participant following the transfer of Shares of Restricted Stock to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant's will or under the laws of descent and distribution shall take such Shares, subject to the same restrictions, conditions and provisions in effect at the time of the Participant's death, to the extent applicable, unless otherwise set forth in the applicable Award Agreement.

        (d)    Non-Transferability of Restricted Stock.     Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such award of Restricted Stock for which such vesting restrictions apply (the "Restriction Period"), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

        (e)    Stockholder Rights.     Except as provided in this Section 6 or the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends (subject to Section 14(d)); provided that, the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the Common Stock.

SECTION 7.    Restricted Stock Units

        (a)    Nature of Awards.     Restricted stock units are Awards denominated in Shares that shall be settled, subject to the terms and conditions of the Award Agreement evidencing the Restricted Stock Units, in an amount in cash, Shares, or a combination thereof, based upon the Fair Market Value of a specified number of Shares ("Restricted Stock Units").

        (b)    Terms and Conditions.     An Award of Restricted Stock Units shall be subject to such terms and conditions, including vesting and forfeiture, as may be set forth in the applicable Award Agreement. The Committee may accelerate the vesting of any Restricted Stock Units for such reasons

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as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

        (c)    Non-Transferability of Restricted Stock Units.     Subject to the provisions of this Plan and the applicable Award Agreement, during the Restricted Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

        (d)    Dividend Equivalents.     The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(d)).

SECTION 8.    Performance Units.

        Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units intended to be a Qualified Performance-Based Award granted in any one calendar year shall be ten million dollars ($10,000,000).

SECTION 9.    Other Stock-Based Awards

        Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10.    Change in Control Provisions

        (a)    Change in Control.     Unless otherwise determined by the Committee , (i) all outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, (ii) all restrictions on any Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that are not subject to Performance Goals shall lapse, and such Awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant, and (iii) restrictions on any Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards that are subject to Performance Goals shall lapse and be deemed to be achieved at the level set forth in the applicable Award Agreement, and such Awards shall become free of restrictions and become fully vested and transferable, in each case, to the extent set forth in the applicable Award Agreement. The Committee shall, in its sole and absolute discretion, establish such terms and conditions as may be required to permit a Participant to exercise a Stock Option or Stock Appreciation Right that shall terminate in connection with a Change in Control or certain terminations of employment following Change in Control.

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        (b)    Definition of Change in Control.     For purposes of this Plan, a "Change in Control" shall mean the happening of any of the following events:

            (i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by a Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date or (5) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(b); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries with a third party or sale or other disposition of all or substantially all of the assets of the Company to a third party, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries to a third party (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination, or any Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the

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  entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11.    Qualified Performance-Based Awards; Section 16(b); Section 409A

        (a)   The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or is reasonably expected to be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or is reasonably expected to be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

        (b)   Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate and shall be set forth in the applicable Award Agreement.

        (c)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (d)   The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

        (e)   This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of

F-12

the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, in the event that a Participant is a "specified employee" within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts in respect of Awards that constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant's Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant's Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant's estate within 30 days following the date of the Participant's death.

SECTION 12.    Term, Amendment and Termination

        (a)    Effectiveness.     This Plan was approved by the Board on August 2, 2012, subject to and contingent upon approval by the Company's stockholders. This Plan will be effective as of the date of such approval by the Company's stockholders (the "Effective Date").

        (b)    Termination.     This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

        (c)    Amendment of the Plan.     The Board or the Committee may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law, including without limitation, Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)    Amendment of Awards.     Subject to Section 5(e), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant's consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules.

SECTION 13.    Unfunded Status of Plan

        It is presently intended that this Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

SECTION 14.    General Provisions

        (a)    Conditions for Issuance.     The Committee may, in its discretion, require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect

F-13

any restrictions on transfer. Notwithstanding any other provision of this Plan or Award Agreements hereunder, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)    No Contract of Employment.     This Plan and the Award Agreements hereunder shall not constitute a contract of employment, and the adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (c)    Required Taxes.     No later than the date as of which an amount with respect to any Award under this Plan first becomes includible in the gross income of a Participant or subject to withholding for federal, state, local or foreign income or employment or other tax purposes, such Participant shall pay to the Company or the applicable Affiliate, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise payable to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (d)    Limitation on Dividend Reinvestment and Dividend Equivalents.     Reinvestment of dividends in additional Shares and the payment of Shares with respect to dividends to Participants holding Awards under this Plan shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(d).

        (e)    Designation of Death Beneficiary.     The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such Eligible Individual, after such Participant's death, may be exercised.

        (f)    Subsidiary Employees.     In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

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        (g)    Governing Law and Interpretation.     This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (h)    Non-Transferability.     Except as otherwise provided in Sections 5(j), 6(d) and 7(c) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

        (i)    Clawback.     All Awards under the Plan shall be subject to any clawback, recoupment or forfeiture provisions required by law and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time.

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Annex G

HILLTOP HOLDINGS INC. ANNUAL INCENTIVE PLAN
(Effective [                ], 2012)

        The Hilltop Holdings Inc. Annual Incentive Plan ("Plan") was adopted by the Board of Directors of Hilltop Holdings Inc. on August 2, 2012. The Plan is an annual incentive program designed to reward Executives whose performance during the fiscal year enabled the Company to achieve favorable business results and to assist the Company in attracting and retaining Executives. The Plan focuses the Executives' efforts on the achievement of specific goals in support of the Company's business strategy and provides for an opportunity to receive annual payouts based on individual and corporate performance. The Plan is intended to permit the payment of amounts that constitute "performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 1:    DEFINITIONS

1.1
Award:    means an award of incentive compensation pursuant to the Plan.

1.2
Code:    means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

1.3
Committee:    means the Compensation Committee of the Company's Board of Directors, which shall, with respect to payments hereunder intended to qualify as Performance-Based Compensation, consist solely of two or more members of the Company's Board of Directors who are not Executives of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m) of the Code.

1.4
Company:    means Hilltop Holdings Inc.

1.5
Executive:    means any officer of the Company (as such term is used in Section 16 of the Securities Exchange Act of 1934, as amended) and any other executive of the Company or any of its subsidiaries as determined by the Committee.

1.6
Maximum Award:    means ten million dollars ($10,000,000) per Plan Year.

1.7
Participant:    means an Executive who is selected by the Committee to participate in the Plan.

1.8
Performance-Based Compensation:    means "performance-based compensation" within the meaning of Section 162(m) of the Code.

1.9
Performance Goals:    means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to Awards hereunder. As determined by the Committee, the Performance Goals applicable to Awards hereunder may provide for a targeted level or levels of achievement using one or more of the following measures: stock price, earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, premium growth, investment income, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case, with respect to the Company or any one or more of its subsidiaries, divisions, business units or business segments. The Performance Goals may be based on (i) absolute target numbers or (ii) relative results in one or more such categories compared to a prior period or to the performance of one or more other companies (including an index covering multiple companies). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other filings with the Securities and Exchange Commission; provided that such adjustment does not violate Section 162(m) of the Code.

1.10
Performance Period:    means the fiscal year beginning January 1 and ending December 31, which shall also be the Plan Year.

1.11
Plan:    means the Hilltop Holdings Inc. Annual Incentive Plan.

1.12
Plan Year:    means the fiscal year beginning January 1 and ending December 31.

Section 2:    ELIGIBILITY AND PARTICIPATION

        The Committee shall select the Executives who are eligible to receive Awards under the Plan and who shall be Participants in the Plan during any Performance Period in which they may earn an Award.

Section 3:    TERMS OF AWARDS

3.1
The Committee may establish with respect to each Performance Period, an annual maximum opportunity for each Participant, subject to the achievement of one or more Performance Goal(s), as applicable; provided, that notwithstanding any other provision in the Plan, the incentive award amount to be paid out to any Participant with respect to any Performance Period shall not exceed the Maximum Award. The Performance Goal(s), as applicable, shall be established by the Committee within 90 days of the commencement of the Performance Period or, if earlier, by the expiration of 25% of the applicable Performance Period.

3.2
The Committee may not increase the amount payable under the Plan or with respect to an Award granted pursuant to the Plan and determined based on the attainment of the Performance Goal(s), as applicable, but retains the discretionary authority to reduce such amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted goals, objective business goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3
Any Awards for Participants who begin participating in the Plan after the commencement of the Plan Year and who meet the eligibility requirements above will be prorated to reflect the portion of the Plan Year during which the Participant was eligible to participate in the Plan, subject to compliance with Section 162(m) to the extent an Awards is intended to qualify as Performance-Based Compensation.

Section 4:    PAYOUT DETERMINATION

        Following the Performance Period, the Committee will determine the amount of individual Awards based on the achievement of the applicable previously designated Performance Goal(s), as applicable; provided that the Award amount to be paid out to any Participant with respect to any Performance Period shall not exceed the Maximum Award. Awards intended to constitute Performance-Based Compensation shall be based on the extent to which the Performance Goal(s), as applicable, have been attained (subject to Section 3.2) and shall be paid only upon certification by the Committee of the extent to which the Performance Goal(s), as applicable, and any other material terms for the applicable Plan Year have been satisfied, in accordance with Treasury Regulations Section 1.162-27(e)(5).

Section 5:    AWARD ADMINISTRATION

5.1
Awards are paid as soon as practical after the end of the Plan Year, but in no event more than two and a half months after the end of the calendar year with respect to which an Award was earned, unless the Participant has timely submitted an election to defer receipt of the Award in accordance with a deferred compensation plan approved by the Committee or the Committee has determined to defer payment of the Award, in either case, consistent with Section 409A of the Code.

5.2
Award payments shall be made to Participants in cash; provided that the Committee may, in its discretion, with respect to any Performance Period and with respect to one or more Participants, provide that all or any portion of Awards to such Participants shall be paid in Company common stock or awards in respect of Company common stock pursuant to an equity plan maintained by the Company to the extent permitted by the terms of such plan.

5.3
Participation in the Plan does not guarantee the Participant the payment of an Award. All Awards under the Plan are discretionary and subject to approval by the Committee; provided that, as set forth in Section 3.2, any discretion with respect to amounts intended to constitute Performance-Based Compensation shall be exercised only in a manner which reduces the amount otherwise payable as a result of the attainment of the Performance Goal(s), as applicable.

5.4
Except as would result in amounts intended to constitute Performance-Based Compensation ceasing to be Performance-Based Compensation and subject to the limitation on discretion set forth in Section 5.4, extraordinary occurrences may be considered by the Committee when assessing performance results, and adjustments may be made to the performance measures at the discretion of the Committee to ensure that the objectives of the Plan are served.

5.5
Awards payable under the Plan may not be assigned, transferred or subjected to liens except as otherwise provided by law.

5.6
Except as otherwise provided by the Committee, if a Participant's employment terminates prior to the date of Committee approval as required in Section 4, the Participant shall not be paid any Award for the Plan Year in which employment terminates.

5.7
Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company or any of its subsidiaries. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

Section 6:    FUNDING; NO CREATION OF TRUST

        Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company and its subsidiaries with no special or prior right to any assets of the Company or its subsidiaries for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company or its subsidiaries and any Participant with respect to any assets of the Company or its subsidiaries.

Section 7:    GENERAL

7.1
The Committee has the sole responsibility for interpreting and administering the Plan as necessary. The decisions of the Committee regarding the interpretation and administration of the Plan are final and binding on all parties.

7.2
All Awards under the Plan will be subject to any clawback, recoupment or forfeiture provisions required by law and applicable to the Company or its subsidiaries as in effect from time to time.

7.3
All Awards to be paid under the Plan shall be subject to all applicable withholding taxes, including federal and state income and employment taxes. The Participant's employer shall withhold such taxes in accordance with applicable tax law.

7.4
The Plan shall be interpreted and construed in a manner as to cause payments intended to constitute Performance-Based Compensation to qualify as Performance-Based Compensation. The Plan may be amended or terminated at any time for any reason by the Committee. In particular and without limitation, the Committee may at any time amend or add to the provisions of the Plan and the terms of participation in the Plan as it considers necessary or desirable to take account of or to comply with relevant law or regulation or for any other reason. Notwithstanding the foregoing, stockholder approval shall be obtained in connection with an amendment for which stockholder approval is necessary to ensure that payments hereunder may constitute Performance-Based Compensation.

7.5
Neither the adoption of the Plan by the Company's Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Company's Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

7.6
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

7.7
The effective date of the Plan is August 2, 2012, subject to approval by the Company's stockholders, in accordance with Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such stockholder approval has been obtained.

7.8
The laws of the State of Maryland shall control all matters relating to the Plan.

ANNEX H: CHAPTER 10, SUBCHAPTER H OF THE
TEXAS BUSINESS ORGANIZATIONS CODE

Sec. 10.351.    APPLICABILITY OF SUBCHAPTER.

(a)
This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b)
This subchapter applies only to a "domestic entity subject to dissenters' rights," as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c)
The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity's governing documents.

Sec. 10.352.    DEFINITIONS.    In this subchapter:

  (1)
  "Dissenting owner" means an owner of an ownership interest in a domestic entity subject to dissenters' rights who:

  (A)
  provides notice under Section 10.356; and

  (B)
  complies with the requirements for perfecting that owner's right to dissent under this subchapter.

  (2)
  "Responsible organization" means:

  (A)
  the organization responsible for:

  (i)
  the provision of notices under this subchapter; and

  (ii)
  the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

  (B)
  with respect to a merger or conversion:

  (i)
  for matters occurring before the merger or conversion, the organization that is merging or converting; and

  (ii)
  for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner's ownership interest in the merger or conversion;

  (C)
  with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

  (D)
  with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.

Sec. 10.353.    FORM AND VALIDITY OF NOTICE.

(a)
Notice required under this subchapter:

(1)
must be in writing; and

(2)
may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b)
Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354.    RIGHTS OF DISSENT AND APPRAISAL.

(a)
Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters' rights is entitled to:

(1)
dissent from:

(A)
a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B)
a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C)
a plan of exchange in which the ownership interest of the owner is to be acquired;

(D)
a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; or

(E)
a merger effected under Section 10.006 in which:

(i)
the owner is entitled to vote on the merger; or

(ii)
the ownership interest of the owner is converted or exchanged; and

(2)
subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b)
Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1)
the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A)
listed on a national securities exchange; or

(B)
held of record by at least 2,000 owners;

(2)
the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner's ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3)
the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner's ownership interest any consideration other than:

(A)
ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

      (i)
      listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

      (ii)
      held of record by at least 2,000 owners;

    (B)
    cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

    (C)
    any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c)
Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

Sec. 10.355.    NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a)
A domestic entity subject to dissenters' rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner's rights under that section if:

(1)
the action or proposed action is submitted to a vote of the owners at a meeting; or

(2)
approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b)
If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters' rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(c)
A notice required to be provided under Subsection (a) or (b) must:

(1)
be accompanied by a copy of this subchapter; and

(2)
advise the owner of the location of the responsible organization's principal executive offices to which a notice required under Section 10.356(b)(1) or (3) may be provided.

(d)
In addition to the requirements prescribed by Subsection (c), a notice required to be provided under Subsection (a)(1) must accompany the notice of the meeting to consider the action, and a notice required under Subsection (a)(2) must be provided to:

(1)
each owner who consents in writing to the action before the owner delivers the written consent; and

(2)
each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect.

(e)
Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

Sec. 10.356.    PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a)
An owner of an ownership interest of a domestic entity subject to dissenters' rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner's right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b)
To perfect the owner's rights of dissent and appraisal under Section 10.354, an owner:

(1)
if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A)
is addressed to the entity's president and secretary;

(B)
states that the owner's right to dissent will be exercised if the action takes effect;

(C)
provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D)
is delivered to the entity's principal executive offices before the meeting;

(2)
with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A)
must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B)
may not consent to the action if the action is approved by written consent; and

(3)
must give to the responsible organization a demand in writing that:

(A)
is addressed to the president and secretary of the responsible organization;

(B)
demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C)
provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D)
states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E)
is delivered to the responsible organization at its principal executive offices at the following time:

(i)
not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii)
not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners; or

(iii)
not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006.

(c)
An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d)
Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner's failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner's rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e)
If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner's right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357.    WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)
An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1)
payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2)
a petition has been filed under Section 10.361.

(b)
Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358.    RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a)
Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1)
accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2)
rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b)
If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1)
endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)
signed assignments of the ownership interests if the ownership interests are uncertificated.

(c)
If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1)
an estimate by the responsible organization of the fair value of the ownership interests; and

(2)
an offer to pay the amount of the estimate provided under Subdivision (1).

(d)
If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e)
If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1)
endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)
signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359.    RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)
A responsible organization shall note in the organization's ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b)
If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1)
a reference to the demand; and

(2)
the name of the original dissenting owner of the ownership interest.

Sec. 10.360.    RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.    A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361.    PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a)
If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner's ownership interests in a court in:

(1)
the county in which the organization's principal office is located in this state; or

(2)
the county in which the organization's registered office is located in this state, if the organization does not have a business office in this state.

(b)
A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c)
On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d)
The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1)
the responsible organization; and

(2)
each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e)
The court shall:

(1)
determine which owners have:

(A)
perfected their rights by complying with this subchapter; and

(B)
become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2)
appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f)
The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g)
The beneficial owner of an ownership interest subject to dissenters' rights held in a voting trust or by a nominee on the beneficial owner's behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1)
the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2)
the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362.    COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a)
For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters' rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b)
In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c)
The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363.    POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a)
An appraiser appointed under Section 10.361 has the power and authority that:

(1)
is granted by the court in the order appointing the appraiser; and

(2)
may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b)
The appraiser shall:

(1)
determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2)
file with the court a report of that determination.

(c)
The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d)
The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364.    OBJECTION TO APPRAISAL; HEARING.

(a)
A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b)
If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c)
Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d)
The responsible organization shall:

(1)
immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2)
pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e)
On payment of the judgment, the dissenting owner does not have an interest in the:

(1)
ownership interest for which the payment is made; or

(2)
responsible organization with respect to that ownership interest.

Sec. 10.365.    COURT COSTS; COMPENSATION FOR APPRAISER.

(a)
An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b)
All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366.    STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a)
An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1)
in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2)
in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b)
An owner who has demanded payment for the owner's ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1)
receive payment for the ownership interest under this subchapter; and

(2)
bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c)
An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367.    RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a)
The rights of a dissenting owner terminate if:

(1)
the owner withdraws the demand under Section 10.356;

(2)
the owner's right of dissent is terminated under Section 10.356;

(3)
a petition is not filed within the period required by Section 10.361; or

(4)
after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b)
On termination of the right of dissent under this section:

(1)
the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2)
the owner's right to be paid the fair value of the owner's ownership interests ceases;

(3)
the owner's status as an owner of those ownership interests is restored, as if the owner's demand for payment of the fair value of the ownership interests had not been made under

    Section 10.356, if the owner's ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

  (4)
  the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner's demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner's ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

  (5)
  any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner's ownership interests or the other rights or entitlements of the owner under this subsection; and

  (6)
  the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner's payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368.    EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.    In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

  (1)
  the value of the ownership interest; or

  (2)
  money damages to the owner with respect to the action.

PlainsCapital Corporation

Record Holders: As a shareholder of PlainsCapital, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 6:00 p.m., Central Daylight Time, on Wednesday, September 19, 2012. Even if you plan to attend the Special Meeting of Shareholders, we encourage you to vote your shares today.

Employee’s Stock Option Plan (“ESOP”) Participants: Your proxy card serves as your instructions to the ESOP trustees concerning how to vote the shares of PlainsCapital Corporation held for you in the ESOP at the Special Meeting of Shareholders. You have the option of instructing the ESOP trustees how to vote these shares electronically, through the Internet or on the telephone, eliminating the need to return the proxy card.  To allow sufficient time for voting by the ESOP trustees, your voting instructions must be received no later than 5:00 p.m., Central Daylight Time, on Monday, September 17, 2012.

If you hold shares of PlainsCapital Corporation in both your record name and in the ESOP, your vote authorizes the named proxies to vote the shares of PlainsCapital you hold in your record name as you instruct and directs the ESOP trustees how to vote the shares allocated to you in the ESOP at the Special Meeting of Shareholders.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone: Call 1 (866) 894-0537		Vote Your Proxy by Mail:

Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

FORM OF PROXY

The Board of Directors recommends that shareholders vote “FOR” proposals 1, 2 and 3.

Please mark your vote like this ☒

1.               Proposal to adopt and approve the Agreement and Plan of Merger, dated as of May 8, 2012, by and among Hilltop Holdings Inc., Meadow Corporation and PlainsCapital (the “merger proposal”)

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.               Proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital’s named executive officers in connection with the merger

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.               Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal and, in their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To change the address on your account, please check the box at right, cross out and make changes on the left.  Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (if held jointly)	Date	, 2012.

Please sign as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full name by the president.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Important notice regarding the Internet availability of proxy materials for the shareholder meeting to be held on September 20, 2012.

The joint proxy statement/prospectus is available at:
www.plainscapital.com/investors

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

FORM OF PROXY

PlainsCapital Corporation 2323 Victory Avenue, Suite 1400 Dallas, Texas 75219 (214) 252-4000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Wayne Pope and Norton Baker, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Original Common Stock, par value $0.001 per share, of PlainsCapital Corporation (“PlainsCapital”) that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at PlainsCapital’s conference facility located at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219 on September 20, 2012 at 10:00 a.m., Central Daylight Time or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

Employees’ Stock Ownership Plan Participants: To the extent the undersigned participates in PlainsCapital’s Employees’ Stock Ownership Plan (the “ESOP”), the undersigned hereby instructs the ESOP trustees, to vote at the Special Meeting of Shareholders as indicated on the reverse side, all shares of Original Common Stock of PlainsCapital held in the ESOP that the undersigned may be entitled to direct the ESOP trustees to vote.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this proxy, and any shares held for you in the ESOP, will be voted “FOR” proposals 1, 2 and 3 and in the discretion of the proxies, or the ESOP trustees, as applicable, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Please review carefully the joint proxy statement/prospectus delivered with this proxy card.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on the other side)